FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-280224-09

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED SEPTEMBER 15, 2025, IS SUBJECT TO COMPLETION

AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$566,413,000 (Approximate)

BMO 2025-5C12 MORTGAGE TRUST
(Central Index Key number 0002061934)
Issuing Entity

BMO Commercial Mortgage Securities LLC
(Central Index Key number 0001861132)
Depositor

Bank of Montreal (Central Index Key number 0000927971)

Argentic Real Estate Finance 2 LLC (Central Index Key number 000196841)

Citi Real Estate Funding Inc. (Central Index Key number 0001701238)

German American Capital Corporation (Central Index Key number 000154129)

KeyBank National Association (Central Index Key number 0001089877)

Starwood Mortgage Capital LLC (Central Index Key number 0001548405)

UBS AG (Central Index Key number 0001685185)

Greystone Commercial Mortgage Capital LLC (Central Index Key number 0001931347)

Natixis Real Estate Capital LLC (Central Index Key number 0001542256)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C12

The BMO 2025-5C12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C12, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties, which will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in November 2025. The rated final distribution date for the offered certificates is the distribution date in October 2058.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(4)	Pass-Through Rate Description
Class A-1	$1,076,000%		(6)
Class A-2	(7)%		(6)
Class A-3	(7)%		(6)
Class X-A	$446,748,000	(8)%	Variable IO(9)
Class X-B	$119,665,000	(8)%	Variable IO(9)
Class A-S	$62,226,000%		(6)
Class B	$32,708,000%		(6)
Class C	$24,731,000%		(6)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the Series 2025-5C12 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2025-5C12 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC, the underwriters, when, as, and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from BMO Commercial Mortgage Securities LLC and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc. and UBS Securities LLC are acting as co-lead managers. BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 53.93% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 17.04% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 16.77% of each class of offered certificates, and KeyBanc Capital Markets Inc. is acting as sole bookrunning manager with respect to approximately 12.27% of each class of offered certificates. Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about October 9, 2025. BMO Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate principal balance of the offered certificates, plus accrued interest from October 1, 2025, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

BMO Capital Markets	Deutsche Bank Securities	KeyBanc Capital Markets	UBS Securities LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial	Natixis
Co-Managers
September , 2025

BMO 2025-5C12

WA 0.9%
MT N/A
ND 0.0%
MN 0.0%
VT N/A
ME N/A
OR N/A
ID 0.0%
SD 0.0%
WI 1.7%
NH N/A
MA 1.6%
NY 39.1%
WY N/A
MI 2.4%
RI N/A
IA 0.0%
CT 1.3%
PA 3.9%
NJ 9.6%
NE 0.0%
NV 0.0%
UT 0.0%
IL 3.8%
IN 0.0%
OH 2.3%
DE N/A
CA 1.6%
CO 0.8%
WV N/A
MD 0.0%
VA 1.0%
KS 0.0%
MO 0.0%
KY 2.1%
NC 1.3%
TN N/A
AZ 1.9%
OK 0.0%
AR 0.0%
SC 1.5%
NM N/A
AL 2.1%
GA 6.6%
MS N/A
TX 9.0%
LA 0.0%
AK N/A
FL 4.8%
HI 0.3%
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2025-5C12 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Available Certificate Balance or Notional Amount(1)		Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest(1)(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Offered Certificates
Class A-1	$1,076,000		$1,050,000		$26,000		30.000%	%	(6)	2.44	11/25-4/30
Class A-2	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)
Class A-3	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)
Class X-A	$446,748,000	(8)	$436,025,000	(8)	$10,723,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	$119,665,000	(8)	$116,792,000	(8)	$2,873,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	$62,226,000		$60,732,000		$1,494,000		20.250%	%	(6)	4.97	9/30-10/30
Class B	$32,708,000		$31,923,000		$785,000		15.125%	%	(6)	5.02	10/30-10/30
Class C	$24,731,000		$24,137,000		$594,000		11.250%	%	(6)	5.02	10/30-10/30
Non-Offered Certificates(10)
Class X-D	$20,742,000	(8)	$20,243,000	(8)	$499,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-F	$13,562,000	(8)	$13,236,000	(8)	$326,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	$14,359,000		$14,014,000		$345,000		9.000%	%	(6)	5.02	10/30-10/30
Class E	$6,383,000		$6,229,000		$154,000		8.000%	%	(6)	5.02	10/30-10/30
Class F	$13,562,000		$13,236,000		$326,000		5.875%	%	(6)	5.02	10/30-10/30
Class G-RR	$7,977,000		$7,785,000		$192,000		4.625%	%	(6)	5.02	10/30-10/30
Class J-RR	$29,518,000		$28,809,000		$709,000		0.000%	%	(6)	5.02	10/30-10/30
Class R(11)	N/A		N/A		N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(2)	On the closing date for this transaction, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as such term is defined in Regulation RR), is expected to satisfy its risk retention obligations by: (i) causing a “majority-owned affiliate” to purchase an “eligible vertical interest” in the form of certificates (collectively referred to herein as the “VRR Interest”) (x) representing at least 2.4000% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R Certificates), as set forth in the table above under “Approximate Initial Retained Certificate Balance, Notional Amount or Percentage Interest”, and (y) representing approximately 2.4007% of the aggregate principal balance of all the “ABS interests” (i.e., the sum of the aggregate initial certificate balance of all of the classes of certificates (other than the Class R certificates)) issued by the issuing entity on the closing date, as described under “Credit Risk Retention”, and (ii) causing a “majority-owned affiliate” to purchase an “eligible horizontal residual interest” in the form of the Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”) (in each case excluding the portion of such class comprising the VRR Interest) (collectively referred to herein as the “HRR interest”), representing at least 2.6216% of the aggregate fair value of all of the ABS interests issued by the issuing entity on the closing date. “Majority-owned affiliate”, “eligible vertical interest”, “ABS Interests” and “eligible horizontal residual interest” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”.
(3)	“Approximate Initial Credit Support” means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the principal balance certificates do not take into account any trust subordinate companion loan.
(4)	Approximate per annum rate as of the closing date.
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. Any trust subordinate companion loan will not be taken into account in determining the pass-through rate on any class of certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances (and corresponding available and retained portions thereof), weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected
3

in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $445,672,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Initial Available Certificate Balances	Expected Range of Initial Retained Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-2	$0 - $200,000,000	$0 - $195,200,000	$0 - $4,800,000	N/A – 4.80	N/A – 4/30-9/30
Class A-3	$245,672,000 - $445,672,000	$239,775,000 - $434,975,000	$5,897,000 - $10,697,000	4.93 – 4.87	9/30-9/30 – 4/30-9/30
(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
(9)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.
(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.
(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates and any classes of loan-specific certificates or related uncertificated interests (if applicable) are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	12
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	12
Summary of Terms	20
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Special Risks	69
Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	71
Risks Relating to the Mortgage Loans	71
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	71
Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	72
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	78
Any Analysis of the Value or Income Producing Ability of a Commercial, Multifamily or Manufactured Housing Community Property Is Highly Subjective and Subject to Error	78
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	81
The Types of Properties That Secure the Mortgage Loans Present Special Risks	85
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	108
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	109

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	110
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	110
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	112
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	112
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	113
Risks Related to Zoning Non-Compliance and Use Restrictions	113
Risks Relating to Inspections of Properties	114
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	114
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	114
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	116
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	117
Terrorism Insurance May Not Be Available for All Mortgaged Properties	117
Risks Associated with Blanket Insurance Policies or Self-Insurance	118
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	118
Limited Information Causes Uncertainty	118
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	119
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	120
The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	120
Static Pool Data Would Not Be Indicative of the Performance of This Pool	121
Appraisals May Not Reflect Current or Future Market Value of Each Property	121

5

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	122
The Borrower’s Form of Entity May Cause Special Risks	122
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	125
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	126
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	127
Tenancies-in-Common May Hinder Recovery	128
Risks Relating to Enforceability of Cross-Collateralization Arrangements	128
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	129
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	130
Various Other Laws Could Affect the Exercise of Lender’s Rights	131
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	131
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	132
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	133
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	135
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	135
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	135
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	135
Risks Relating to Tax Credits	136
Risks Relating to Conflicts of Interest	136
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	136

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	139
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	140
Potential Conflicts of Interest of the Operating Advisor	142
Potential Conflicts of Interest of the Asset Representations Reviewer	143
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	144
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	145
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	146
Other Potential Conflicts of Interest May Affect Your Investment	146
Other Risks Relating to the Certificates	147
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	147
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	147
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	148
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	151
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	151
Pro Rata Allocation of Principal Between and Among a Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	151
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	152
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	156
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	156

6

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	157
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	158
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	159
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	159
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	159
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	160
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	160
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	160
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	161
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	161
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	161
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	163
Changes in Pool Composition Will Change the Nature of Your Investment	164
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	165
State, Local and Other Tax Considerations	167

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	167
General Risk Factors	168
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	168
The Offered Certificates May Not Be a Suitable Investment for You	169
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	169
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	169
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	171
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	174
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	174
Description of the Mortgage Pool	176
General	176
Co-Originated and Third-Party Originated Mortgage Loans	178
Certain Calculations and Definitions	178
Statistical Characteristics of the Mortgage Loans	188
Overview	188
Property Types	190
Specialty Use Concentrations	196
Mortgage Loan Concentrations	197
Geographic Concentrations	198
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	199
Tenancies-in-Common or Diversified Ownership	199
Condominium Interests and Other Shared Interests	200
Leasehold Interests	200
Condemnations	201
Delinquency Information	201
Environmental Considerations	201
Litigation and Other Legal Considerations	211
Redevelopment, Expansion and Renovation	213
Default History, Bankruptcy Issues and Other Proceedings	213
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	213

7

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	214
Tenant Issues	216
Tenant Concentrations	216
Lease Expirations and Terminations	216
Unilateral Lease Termination Rights	219
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	220
Rights to Cease Operations (Go Dark) at the Leased Property	220
Termination Rights of Government Sponsored Tenants	220
Other Tenant Termination Issues	221
Rights to Sublease	221
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	221
Charitable Institutions / Not-For-Profit Tenants	223
Purchase Options, Rights of First Offer and Rights of First Refusal	223
Affiliated Leases and Master Leases	224
Other Tenant Issues	225
Competition from Certain Nearby Properties	225
Insurance Considerations	225
Zoning and Use Restrictions	226
Non-Recourse Carveout Limitations	226
Real Estate and Other Tax Considerations	227
Certain Terms of the Mortgage Loans	229
Due Dates; Mortgage Rates; Calculations of Interest	229
ARD Loans	230
Single-Purpose Entity Covenants	231
Prepayment Provisions	232
Defeasance; Collateral Substitution	235
Partial Releases	236
Additions to the Mortgaged Property	238
Escrows	239
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	239
Mortgaged Property Accounts	240
Additional Indebtedness	240
Other Secured Debt	241
Existing Mezzanine Debt	241
Permitted Mezzanine Debt	243
Preferred Equity and Preferred Return Arrangements	244
Permitted Unsecured Debt and Other Debt	245
The Whole Loans	245
General	245
The Serviced Pari Passu Whole Loans	249
The Outside Serviced Pari Passu Whole Loans	251

The 180 Water Pari Passu-AB Whole Loan	254
The Vertex HQ Pari Passu-AB Whole Loan	261
The ILPT 2025 Portfolio Pari Passu-AB Whole Loan	270
Additional Mortgage Loan Information	275
The Trust Subordinate Companion Loan	276
Transaction Parties	277
The Sponsors and the Mortgage Loan Sellers	277
Bank of Montreal	277
Argentic Real Estate Finance 2 LLC	284
Citi Real Estate Funding Inc.	291
German American Capital Corporation	299
Greystone Commercial Mortgage Capital LLC	307
KeyBank National Association	314
Natixis Real Estate Capital LLC	319
Starwood Mortgage Capital LLC	325
UBS AG NEW YORK BRANCH	331
Compensation of the Sponsors	337
The Depositor	338
The Issuing Entity	339
The Trustee and the Certificate Administrator	339
Servicers	342
General	342
The Master Servicer	342
The Special Servicer	346
Significant Primary Servicer and Outside Special Servicer	349
The Outside Servicers and the Outside Special Servicers	357
The Operating Advisor and the Asset Representations Reviewer	359
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	361
Transaction Party and Related Party Affiliations	361
Interim Servicing Arrangements	362
Interim and Other Custodial Arrangements	362
Whole Loans and Mezzanine Loan Arrangements	362
Other Arrangements	363
Credit Risk Retention	364
General	364
Qualifying CRE Loans; Required Credit Risk Retention Percentage	365
The VRR Interest	366
Material Terms of the VRR Interest	366
Risk Retention Consultation Party	366
Limitation on Liability of the Risk Retention Consultation Party	366
HRR Certificates	367
Material Terms of the HRR Certificates	367
Determination of Amount of Required Horizontal Credit Risk Retention	368
Hedging, Transfer and Financing Restrictions	374
Operating Advisor	375
Representations and Warranties	376
Description of the Certificates	380
General	380

8

Distributions	381
Method, Timing and Amount	381
Available Funds	382
Priority of Distributions	384
Pass-Through Rates	386
Interest Distribution Amount	388
Principal Distribution Amount	388
Certain Calculations with Respect to Individual Mortgage Loans	389
Application Priority of Mortgage Loan Collections or Whole Loan Collections	390
Allocation of Yield Maintenance Charges and Prepayment Premiums	393
Assumed Final Distribution Date; Rated Final Distribution Date	394
Prepayment Interest Shortfalls	395
Subordination; Allocation of Realized Losses	396
Reports to Certificateholders; Certain Available Information	398
Certificate Administrator Reports	398
Information Available Electronically	403
Voting Rights	408
Delivery, Form, Transfer and Denomination	409
Book-Entry Registration	409
Definitive Certificates	411
Certificateholder Communication	412
Access to Certificateholders’ Names and Addresses	412
Requests to Communicate	412
The Mortgage Loan Purchase Agreements	413
Sale of Mortgage Loans; Mortgage File Delivery	413
Representations and Warranties	418
Cures, Repurchases and Substitutions	418
Dispute Resolution Provisions	422
Asset Review Obligations	422
The Pooling and Servicing Agreement	423
General	423
Certain Considerations Regarding the Outside Serviced Whole Loans	426
Assignment of the Mortgage Loans	427
Servicing of the Mortgage Loans	428
Subservicing	433
Advances	434
Accounts	439
Withdrawals from the Collection Account	442
Application of Loss of Value Payments	443
Servicing and Other Compensation and Payment of Expenses	444
Master Servicing Compensation	444
Special Servicing Compensation	447
Trustee / Certificate Administrator Compensation	451
Operating Advisor Compensation	451
CREFC® Intellectual Property Royalty License Fee	452
Asset Representations Reviewer Compensation	452

Fees and Expenses	453
Application of Penalty Charges and Modification Fees	459
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	460
Due-On-Sale	460
Due-On-Encumbrance	461
Appraisal Reduction Amounts	462
Inspections	467
Evidence as to Compliance	467
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	469
Limitation on Liability; Indemnification	469
Servicer Termination Events	472
Rights Upon Servicer Termination Event	474
Waivers of Servicer Termination Events	476
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	476
General	476
Excluded Special Servicer Mortgage Loans	477
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	478
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	479
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	479
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	480
Amendment	483
Realization Upon Mortgage Loans	485
Specially Serviced Loans; Appraisals	485
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	485
Sale of Defaulted Mortgage Loans and REO Properties	487
Modifications, Waivers and Amendments	489
Directing Holder	491
General	491
Limitation on Liability of the Directing Holder	498
Consulting Parties	499
Operating Advisor	500
General Obligations	500
Review Materials	501
Consultation Rights	503
Reviewing Certain Calculations	503
Annual Report	504
Replacement of the Special Servicer	505
Operating Advisor Termination Events	505
Rights Upon Operating Advisor Termination Event	506
Eligibility of Operating Advisor	506
Termination of the Operating Advisor Without Cause	507
Asset Status Reports	507

9

The Asset Representations Reviewer	509
Asset Review	509
Eligibility of Asset Representations Reviewer	513
Other Obligations of Asset Representations Reviewer	513
Delegation of Asset Representations Reviewer’s Duties	514
Asset Representations Reviewer Termination Events	514
Rights Upon Asset Representations Reviewer Termination Event	515
Termination of the Asset Representations Reviewer Without Cause	515
Resignation of Asset Representations Reviewer	515
Asset Representations Reviewer Compensation	516
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	516
Repurchase Request Delivered by a Certificateholder	516
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	516
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	516
Dispute Resolution Provisions	517
Resolution of a Repurchase Request	517
Mediation and Arbitration Provisions	519
Rating Agency Confirmations	520
Termination; Retirement of Certificates	522
Optional Termination; Optional Mortgage Loan Purchase	522
Servicing of the Outside Serviced Mortgage Loans	523
General	523
Specified Servicing Matters	524
Servicing Shift Mortgage Loans	527
Related Provisions of the Pooling and Servicing Agreement	527
Use of Proceeds	529
Yield, Prepayment and Maturity Considerations	529
Yield	529
Yield on the Class X-A and Class X-B Certificates	532
Weighted Average Life of the Offered Certificates	532
Price/Yield Tables	536
Material Federal Income Tax Consequences	540
General	540
Qualification as a REMIC	540
Status of Offered Certificates	542
Taxation of the Regular Interests	542
General	542
Original Issue Discount	542
Acquisition Premium	544
Market Discount	544

Premium	545
Election to Treat All Interest Under the Constant Yield Method	545
Treatment of Losses	546
Prepayment Premiums and Yield Maintenance Charges	546
Sale or Exchange of Regular Interests	546
Taxes That May Be Imposed on a REMIC	547
Prohibited Transactions	547
Contributions to a REMIC After the Startup Day	548
Net Income from Foreclosure Property	548
Bipartisan Budget Act of 2015	548
Taxation of Certain Foreign Investors	549
FATCA	549
Backup Withholding	550
Information Reporting	550
3.8% Medicare Tax on “Net Investment Income”	550
Reporting Requirements	550
Tax Return Disclosure and Investor List Requirements	550
Certain State, Local and Other Tax Considerations	551
ERISA Considerations	551
General	551
Plan Asset Regulations	553
Prohibited Transaction Exemptions	554
Underwriter Exemption	554
Exempt Plans	557
Insurance Company General Accounts	557
Ineligible Purchasers	558
Further Warnings	558
Consultation with Counsel	558
Tax Exempt Investors	559
Legal Investment	559
Certain Legal Aspects of the Mortgage Loans	560
General	560
Types of Mortgage Instruments	560
Installment Contracts	561
Leases and Rents	562
Personalty	562
Foreclosure	562
General	562
Foreclosure Procedures Vary From State to State.	562
Judicial Foreclosure	563
Equitable and Other Limitations on Enforceability of Particular Provisions	563
Nonjudicial Foreclosure/Power of Sale	564
Public Sale	564
Rights of Redemption	565
One Action and Security First Rules	565
Anti-Deficiency Legislation	566
Leasehold Considerations	566
Cooperative Shares	567
Bankruptcy Issues	567
Automatic Stay	567

10

Modification of Lender’s Rights	568
Leases and Rents	568
Lease Assumption or Rejection by Tenant	569
Lease Rejection by Lessor – Tenant’s Right	570
Ground Lessee or Ground Lessor	570
Single-Purpose Entity Covenants and Substantive Consolidation	571
Sales Free and Clear of Liens	572
Post-Petition Credit	572
Avoidance Actions	572
Management Agreements	573
Certain of the Borrowers May Be Partnerships	573
Environmental Considerations	574
General	574
Environmental Assessments	574
Superlien Laws	574
CERCLA	574
Other Federal and State Laws	575
Additional Considerations	576
Due-On-Sale and Due-On-Encumbrance Provisions	577

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (BMO, AREF2, GCMC, KeyBank, NREC, SMC and UBS AG NEw york branch)	E-1A-1
Annex E-1B – Exceptions to MORTGAGE LOAN Representations and Warranties (BMO, AREF2, GCMC, KeyBank, NREC, SMC and UBS AG new york Branch)	E-1B-1
ANNEX E-2A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (CREFI AND GACC)	E-2A-1
Annex E-2B – Exceptions to MORTGAGE LOAN Representations and Warranties (CREFI AND GACC)	E-2B-1

Junior Liens; Rights of Holders of Senior Liens	577
Subordinate Financing	577
Default Interest and Limitations on Prepayments	578
Applicability of Usury Laws	578
Americans with Disabilities Act	578
Servicemembers Civil Relief Act	579
Anti-Money Laundering, Economic Sanctions and Bribery	579
Potential Forfeiture of Assets	579
Ratings	580
Plan of Distribution (Underwriter Conflicts of Interest)	582
Incorporation of Certain Information by Reference	584
Where You Can Find More Information	584
Financial Information	585
Legal Matters	585
Index of Certain Defined Terms	586

11

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS HAVE NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR ASSET BACKED SECURITIES GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■   This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and
●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

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■    In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to BMO Commercial Mortgage Securities LLC.
●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.
●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, “EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (AS SUCH RULES AND REGULATIONS MAY BE AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR.

13

ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

14

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●         THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●         THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

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AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION RULES AND UK SECURITIZATION RULES

NO PARTY INTENDS TO TAKE ANY ACTION WITH REGARD TO THIS TRANSACTION IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION RULES AND THE UK SECURITIZATION RULES, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR

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WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY

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SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION

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INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,
●	political and/or social conditions, and
●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	BMO 2025-5C12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-5C12.

Relevant Parties

Depositor	BMO Commercial Mortgage Securities LLC, a Delaware limited liability company and a wholly-owned subsidiary of BMO Financial Corp. As depositor, BMO Commercial Mortgage Securities LLC will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 151 West 42nd Street, New York, New York 10036. See “Transaction Parties—The Depositor”.
Issuing Entity	BMO 2025-5C12 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of October 1, 2025, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:
●	Bank of Montreal, a Canadian chartered bank;
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company;
●	Citi Real Estate Funding Inc., a New York corporation;
●	German American Capital Corporation, a Maryland corporation;
●	KeyBank National Association, a national banking association;
●	Starwood Mortgage Capital LLC, a Delaware limited liability company;
●	UBS AG, an Office of the Comptroller of the Currency regulated branch of a foreign bank;
●	Greystone Commercial Mortgage Capital LLC, a Delaware limited liability company; and
●	Natixis Real Estate Capital LLC, a Delaware limited liability company.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

The mortgage loan sellers will sell to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn transfer such mortgage loans to the issuing entity:

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)
Argentic Real Estate Finance 2 LLC	8	$111,560,000	17.5%
Citi Real Estate Funding Inc.	3	108,750,000	17.0
Bank of Montreal	7	107,931,000	16.9
German American Capital Corporation	5	107,000,000	16.8
KeyBank National Association	9	78,295,000	12.3
Starwood Mortgage Capital LLC	5	58,050,000	9.1
UBS AG	4	26,976,000	4.2
Greystone Commercial Mortgage Capital LLC	3	26,650,000	4.2
Natixis Real Estate Capital LLC	1	13,000,000	2.0
Total	45	$638,212,000	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.

The following mortgage loans were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity, were co-originated by the related mortgage loan sellers (or their respective affiliates) and, if applicable, another entity, or were originated by another entity and acquired by the related mortgage loan seller:

●	The Gateway Industrial Center mortgage loan (2.4%) is part of a whole loan that was co-originated by Argentic Real Estate Finance 2 LLC and Citi Real Estate Funding Inc.
●	The Vertex HQ mortgage loan (1.6%) is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., Bank of Montreal, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.
●	The ILPT 2025 Portfolio mortgage loan (1.5%) is part of a whole loan that was originated by Citi Real Estate Funding Inc., Bank of Montreal, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Royal Bank of Canada and UBS AG.
●	The Parkwyn Townhomes mortgage loan (1.3%) is part of a whole loan that was co-originated by Argentic Real Estate Finance 2 LLC and KeyBank National Association.

In addition, one or more sponsors may transfer to the depositor one or more subordinate notes evidencing a subordinate portion of a pari passu-AB whole loan or an AB whole loan (such subordinate portion is referred to in this prospectus as a “trust subordinate companion loan”), which will be an asset of the issuing entity, will be serviced under the

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pooling and servicing agreement and will back, and be the sole source of payment on, the related loan-specific certificates, but will not be included in the mortgage pool that will back the certificates. If a trust subordinate companion loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the certificates and are exclusive of any trust subordinate companion loans.

For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of Midland Loan Services are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced whole loans,” respectively. An outside serviced

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mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

A mortgage loan transferred to the issuing entity may be part of a separate whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, upon the inclusion of a related controlling pari passu companion loan in a future securitization transaction, the servicing of such whole loan will shift to the servicing agreement (which will then become an outside servicing agreement) governing that future securitization transaction. Accordingly, any such mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced whole loan, respectively, after the related shift in servicing occurs. Any such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively.

See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loans, any outside serviced whole loans and any servicing shift whole loans.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, will be the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement (other than any excluded special servicer mortgage loan). The principal special servicing offices of Argentic Services Company LP are located at 740 East Campbell Rd. Suite 600, Richardson Texas 75081. See “Transaction Parties—Servicers—The Special Servicer”.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

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See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

Argentic Services Company LP is expected to be appointed as the initial special servicer for all serviced loans by Argentic Securities Holdings 2 Cayman Limited or its affiliate, which is expected, on the closing date, to: (a) purchase the Class G-RR and Class J-RR Certificates, and (b) appoint Argentic Securities Income USA 2 LLC (or an affiliate) as the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. See “—Directing Holder” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Significant Primary Servicers	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to eight (8) of the mortgage loans (11.0%) to be sold by itself, in its capacity as a mortgage loan seller, to the depositor. KeyBank National Association is also the special servicer with respect to the ILPT 2025 Portfolio mortgage loan, which is serviced under the ILPT 2025-LPF2 trust and servicing agreement. See “Transaction Parties—Servicers—Significant Primary Servicer and Outside Special Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. KeyBank National Association is also a sponsor, an originator, and a mortgage loan seller, and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

The master servicer (or related outside servicer, in the case of an outside serviced mortgage loan) will be responsible to pay the fees of KeyBank National Association and each other primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction or the related outside servicing agreement, as applicable.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans; except that, with respect to any servicing shift whole loan, the trustee will not become the mortgagee of record unless the related servicing shift does not occur within 180 days after the closing date or the whole loan becomes specially serviced prior to the related servicing shift. Upon the occurrence of the related servicing shift with respect to any servicing shift whole loan, the trustee of the securitization of the related controlling pari passu companion loan will become the mortgagee of record. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing and, in such capacity, is referred to as the “back-up advancing agent”. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled

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“Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	under the circumstances described in this prospectus, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;
●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and
●	after the occurrence and during the continuance of an operating advisor consultation trigger event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “operating advisor consultation trigger event” will occur with respect to any serviced loan, when the aggregate outstanding certificate balance of the HRR certificates (as notionally reduced by any cumulative appraisal reduction amounts then allocable to the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates; provided that an operating advisor consultation trigger event will at all times be deemed to exist with respect to excluded mortgage loans. See “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for any additional operating advisor consultation trigger event solely with respect to a trust subordinate companion whole loan in the event the issuance of related loan-specific certificates is subject to risk retention under Rule 7 of Regulation RR.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the

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pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be (or, in the case of a servicing shift whole loan, following the inclusion of the applicable pari passu companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling pari passu companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
Warren Corporate Center	GACC	Benchmark 2025-V17 PSA(4)	6.3%	Trimont LLC	Greystone Servicing Company LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	400 Capital Management LLC
180 Water	GACC	COMM 2025-180W TSA	4.2%	Trimont LLC	Mount Street US (Georgia) LLP	Computershare Trust Company, National Association	Deutsche Bank National Trust Company	Park Bridge Lender Services LLC	RHYCF 2025-180 Water, LLC
Gateway Industrial Center	AREF2	WFCM 2025-5C5 PSA	2.4%	Trimont LLC	Argentic Services Company LP	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC
1000 Portside Drive	BMO	Benchmark 2025-V17 PSA(4)	1.7%	Trimont LLC	Greystone Servicing Company LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	400 Capital Management LLC
Vertex HQ	BMO	VRTX 2025-HQ TSA	1.6%	Trimont LLC	Situs Holdings, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	Blue Owl Real Estate Debt Advisors LLC
ILPT 2025 Portfolio	BMO	ILPT 2025-LPF2 TSA	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	PCSD PR Cap III L Private Limited

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Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
Parkwyn Townhomes	KeyBank	WFCM 2025-5C5 PSA	1.3%	Trimont LLC	Argentic Services Company LP	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC
Century Business Center	UBS AG	WFCM 2025-5C5 PSA	0.6%	Trimont LLC	Argentic Services Company	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. However, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.
(2)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.
(3)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.
(4)	Based on a publicly available preliminary prospectus. The Benchmark 2025-V17 transaction is expected to close after the date of this prospectus and prior to the closing of this securitization transaction.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

There are no serviced AB whole loans, serviced pari passu-AB whole loans, serviced outside controlled whole loans, servicing shift whole loans or outside serviced AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan that includes a trust subordinate companion loan (sometimes referred to in this prospectus as a “trust subordinate companion whole loan”) prior to a related control appraisal period, (iii) with respect to a serviced whole loan (including any applicable trust subordinate companion whole loan) as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iv) during any period that a control termination event has occurred and is continuing, the controlling class representative;
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”); and
●	with respect to a trust subordinate companion whole loan (i) for so long as no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan, the loan-specific controlling class representative (if and for so long as it is entitled to act as directing holder), and (ii) for so long as a related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan and a control termination event has not occurred and is continuing, the controlling class representative.

provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced whole loan is a serviced outside controlled whole loan, and/or (4) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is

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entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, an outside controlling note holder or a loan-specific controlling class representative, as applicable, is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.

An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

With respect to the serviced mortgage loans and serviced whole loans, in general:

●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans;
●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans (or, in the case of a serviced outside controlled whole loan, or a trust subordinate companion whole loan, solely with respect to the applicable whole loan); and
●	for so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan, if any, will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.

If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class

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Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled whole loan is not included in a separate securitization trust and subject to an applicable outside servicing agreement, the related outside controlling note holder or its representative may retain such rights under the related co-lender agreement for a longer period than would otherwise be the case.

Any serviced whole loan with a subordinate companion loan that (i) is held outside the issuing entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.

The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.

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“Loan-specific controlling class”, “loan-specific controlling class representative”, “loan-specific controlling class certificateholder” and related terms, if there is a related trust subordinate companion loan, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

Controlling Class

Representative	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class G-RR will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class J-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class G-RR and Class J-RR certificates.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of

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principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and provided, further, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.

A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); provided, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.

It is anticipated that on the closing date (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), and the holder of the “eligible horizontal residual interest”, which will be comprised of the Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing holder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans or (b) any excluded loan with respect to the directing holder) and (iii) Argentic CMBS Holdings II Ltd is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”).

Risk Retention

Consultation Party	The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Argentic Real Estate Finance 2 LLC. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but is not expected to appoint a risk retention consultation party on the closing date; provided, that if
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Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with its affiliate.

With respect to the risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a borrower party.

Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:
(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of a trust subordinate companion whole loan, provided that an applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the controlling class representative;
(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), solely (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;
(iv)	solely after the occurrence and during the continuance of an applicable operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related loan-specific certificates is held as an “eligible horizontal residual interest” by a “third-party purchaser”, an operating advisor consultation trigger event specific to that securitization), the operating advisor;
(v)	with respect to a trust subordinate companion whole loan, provided that no applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the related loan-specific controlling class representative (if and for so long as it is entitled to act as a consulting party); and
(vi)	except with respect to any excluded RRCP mortgage loan with respect thereto, (a) for so long as no consultation termination
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event is continuing, with respect to any specially serviced loan, and (b) during the continuance of a consultation termination event, with respect to any mortgage loan, the risk retention consultation party;

provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt, with respect to the serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to such whole loan, and/or (4) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no operating advisor consultation trigger event (including, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related subseries of loan-specific certificates is held by a “third-party purchaser” in the form of an “eligible horizontal residual interest”, no operating advisor consultation trigger event specific to that securitization) has occurred and is continuing, (C) the risk retention consultation party will not be a consulting party with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party, or with respect to any mortgage loans other than as described in clause (vi) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor, a risk retention consultation party, a related loan-specific controlling class representative or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.

Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:
●	serve in multiple capacities with respect to this securitization transaction;
●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting
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party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or
●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;
●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or
●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and

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as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan (and any trust subordinate companion loan), its respective due date in October 2025 (or, in the case of any mortgage loan (or trust subordinate companion loan) that has its first due date subsequent to October 2025, the date that would have been its due date in October 2025 under the terms thereof if a monthly payment were scheduled to be due in that month).
Closing Date	On or about October 9, 2025.
Distribution Date	The 4th business day following the related determination date of each month, beginning in November 2025.
Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in November 2025.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).
Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.
Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in November 2025, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.
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Assumed Final Distribution Date	Class A-1	April 2030
	Class A-2	N/A – September 2030(1)
	Class A-3	September 2030
	Class X-A	September 2030
	Class X-B	October 2030
	Class A-S	October 2030
	Class B	October 2030
	Class C	October 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $200,000,000.

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date As to each class of offered certificates, the distribution date in October 2058.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (and trust subordinate companion loan(s), if any) to the depositor, which will in turn deposit the mortgage loans (and any such trust subordinate companion loan(s)) into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

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The foregoing illustration does not take into account sales or other transfers by the depositor of any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass- through certificates as part of Series 2025-5C12:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

Upon initial issuance, the Series 2025-5C12 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: (i) the Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates, and (ii) any loan-specific certificates and related uncertificated interests.

The offered certificates, together with the Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates, are collectively referred to in this prospectus as the “certificates”. The certificates (exclusive of the Class R certificates) are collectively referred to in this prospectus as the “regular certificates”. The regular certificates (exclusive of the Class X-A, Class X-B, Class X-D and Class X-F certificates) are collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A, Class X-B, Class X-D and Class X-F certificates are collectively referred to in this prospectus as the “Class X certificates”.

B. Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table.

The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

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C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis”. The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to each class of offered certificates (other than the Class X-A and Class X-B certificates) will generally be equal to one of the following: (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.

The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2 and Class A-3 certificates as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of regular certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and
●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.
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No trust subordinate companion loan, if any, will be taken into account in determining pass-through rates on the regular certificates.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and
“—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date, including the portion thereof payable to any primary servicer or subservicer, will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00133% to 0.04250% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

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With respect to each of the outside serviced mortgage loans and (after the related shift in servicing occurs) any servicing shift mortgage loan(s) set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below (or in the case of a servicing shift mortgage loan, set forth in the related outside servicing agreement). In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. With respect to any servicing shift mortgage loan, any related outside special servicing fees, outside workout fees and outside liquidation fees (or limitations thereon), if and to the extent set forth in the table below, are generally based on provisions contained in the related co-lender agreement, given that the applicable outside servicing agreement has not yet been entered into. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(2)	Outside Special Servicer Fee Rate (per annum)(3)	Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
Warren Corporate Center	Benchmark 2025-V17(4)	0.00125%	0.25%	1.0%	1.0%
180 Water	COMM 2025-180W	0.00040%	0.25%	1.0%	1.0%
Gateway Industrial Center	WFCM 2025-5C5	0.00250%	0.25%	1.0%	1.0%
1000 Portside Drive	Benchmark 2025-V17(4)	0.00125%	0.25%	1.0%	1.0%
Vertex HQ	VRTX 2025-HQ TSA	0.00008%	0.50%	0.50%	0.50%
ILPT 2025 Portfolio	ILPT 2025-LPF2 TSA	0.00025%	0.15%	0.25%	0.25%
Parkwyn Townhomes	WFCM 2025-5C5	0.00250%	0.25%	1.0%	1.0%
Century Business Center	WFCM 2025-5C5	0.00250%	0.25%	1.0%	1.0%

(1)	Includes any servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto. If, however, any such related controlling pari passu companion loan is securitized on or prior to the closing date for this securitization transaction, the related whole loan will be serviced and administered pursuant to the
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related servicing agreement for such other securitization transaction from the closing date of such other securitization transaction.

(2)	Includes any applicable sub-servicing fee rate.
(3)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).
(4)	Based on a publicly available preliminary prospectus. The Benchmark 2025-V17 transaction is expected to close after the date of this prospectus and prior to the closing of this securitization transaction.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00181% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00039%. The asset representations reviewer will not be entitled to an ongoing fee with respect to any trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, any trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and any trust subordinate companion loans for each distribution date, calculated based on the total outstanding principal balance of the pool of mortgage loans and any trust subordinate companion loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.01477% per annum.

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Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each mortgage loan, the administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order of

Distributions	The aggregate amount available for distribution to holders of the certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC.

On each distribution date, funds available for distribution to the holders of the certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates: to interest on the Class A-1, Class A-2,

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Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2 and Class A-3 certificates: to the extent of available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero;
(B)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above; and
(C)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, available funds allocable to principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.

Third: Class A-1, Class A-2 and Class A-3 certificates: to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of available

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funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered certificates (other than the Class X-D and Class X-F certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

No class of certificates will be entitled to distributions paid or advanced on and allocable to any trust subordinate companion loan, and such amounts will not be included in the available funds.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges and

Prepayment Premiums	Yield maintenance charges and prepayment premiums actually collected on the mortgage loans will be allocated among the respective classes of the regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

D. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.

On any distribution date, distributions of principal and interest (other than excess interest that accrues on a mortgage loan with an anticipated repayment date (if any)) will be allocated among the various classes of regular certificates in descending order (beginning with the Class A-1,

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Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, any mortgage loan losses will be allocated among the various classes of principal balance certificates in ascending order (beginning with certain principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D and Class X-F certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.
**	Other than the Class X-D and Class X-F certificates.

Principal losses on the mortgage loans allocated to a class of principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or to the Class R certificates, although mortgage loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any

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losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

No loan-specific certificates (if any) will be subordinate to any class of certificates, except to the extent of the subordination of the related trust subordinate companion loan to the related mortgage loan, as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the certificates will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;
●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the back-up advancing agent, or an outside servicer, outside special servicer or other applicable party under an outside servicing agreement, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the respective classes of regular certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

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Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (and any trust subordinate companion loan) in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan (or trust subordinate companion loan). The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s (or trust subordinate companion loan’s) regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to any mortgage loan that is part of a whole loan or with respect to a trust subordinate companion loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the back-up advancing agent will be required to make that advance unless the back-up advancing agent determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or back-up advancing agent, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on a trust subordinate companion loan, only from collections on the related mortgage loan and such trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

Neither the master servicer nor the back-up advancing agent will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than a trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make

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them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the back-up advancing agent will be required to make that advance unless the back-up advancing agent determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the back-up advancing agent, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the back-up advancing agent, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the back-up advancing agent will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan

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and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 45 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $638,212,000. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 37 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

References in this prospectus to “trust subordinate companion loan” refers to one or more junior promissory notes that evidences a generally subordinate loan in a whole loan, which junior promissory notes will be an asset of the issuing entity but will back a separate subseries of loan-specific certificates that are set forth in a separate related offering circular. Although a trust subordinate companion loan may be an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, such trust subordinate companion loan is not reflected in this prospectus and the terms “mortgage loan” and “mortgage pool” in that context do not include any trust subordinate companion loans unless otherwise indicated. A trust subordinate companion loan supports only the related loan-specific certificates and any related uncertificated interests. Information in the tables in this prospectus excludes any trust subordinate companion loan unless otherwise stated. For avoidance of doubt, the assets of the issuing entity will not include any trust subordinate companion loans and accordingly all references (whether plural or singular) to “trust subordinate companion loan”, “trust subordinate companion whole loan”, “loan-specific certificate” and any related concepts should be disregarded.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or whole loan by name refer to such mortgage loan, trust subordinate companion loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing

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will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	One-hundred sixty seven (167) mortgaged properties (99.997%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property (0.003%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Whole Loans	Eight (8) mortgage loans (19.5%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of any trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan, and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:
●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.
●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.
●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.

Except in the case of a trust subordinate companion loan, the companion loans are not assets of the issuing entity.

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The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
Warren Corporate Center	GACC	$40,000,000	6.3%	$60,000,000	N/A	$100,000,000	Outside Serviced	Pari Passu	N
180 Water	GACC	$27,000,000	4.2%	$121,000,000	$132,000,000	$280,000,000	Outside Serviced	Pari Passu-AB	N
Gateway Industrial Center	AREF2	$15,250,000	2.4%	$77,750,000	N/A	$93,000,000	Outside Serviced	Pari Passu	N
1000 Portside Drive	BMO	$11,000,000	1.7%	$25,000,000	N/A	$36,000,000	Outside Serviced	Pari Passu	N
Vertex HQ	BMO	$10,000,000	1.6%	$548,800,000	$441,200,000	$1,000,000,000	Outside Serviced	Pari Passu-AB	N
ILPT 2025 Portfolio	BMO	$9,571,000	1.5%	$737,629,000	$412,800,000	$1,160,000,000	Outside Serviced	Pari Passu-AB	N
Parkwyn Townhomes	KeyBank	$8,137,500	1.3%	$15,112,500	N/A	$23,250,000	Outside Serviced	Pari Passu	N
Century Business Center	UBS AG	$3,700,000	0.6%	$59,500,000	N/A	$63,200,000	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.
(2)	For a discussion of the terms “serviced”, “outside serviced”, “servicing shift” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General”.

The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to any servicing shift mortgage loan, is expected to become) outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.

With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related whole loan with or without cause. In addition, that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for

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this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.

There are no serviced AB whole loans, serviced pari passu-AB whole loans, serviced outside controlled whole loans, servicing shift whole loans or outside serviced AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$638,212,000
Number of Mortgage Loans	45
Number of Mortgaged Properties	168
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,500,000 to $63,750,000
Average Cut-off Date Balance	$14,182,489
Range of Mortgage Rates	4.93554% to 7.80000%
Weighted Average Mortgage Rate	6.58537%
Range of original terms to Maturity Date/ARD(2)	60 months to 61 months
Weighted average original term to Maturity Date/ARD(2)	60 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	55 months to 60 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	360 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)	33.6% to 71.1%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.6%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	33.6% to 71.1%

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All Mortgage Loans
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	58.5%
Range of UW NCF DSCR(4)(6)	1.22x to 3.29x
Weighted average UW NCF DSCR(4)(6)	1.58x
Range of Debt Yield on Underwritten NOI(4)(7)	7.8% to 16.5%
Weighted average Debt Yield on Underwritten NOI(4)(7)	10.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	95.7%
Amortizing Balloon	4.3%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	4.3%
Mortgage Loans with subordinate debt only	3.1%
Mortgage Loans with mezzanine debt only	4.3%
Mortgage Loans with mezzanine debt and subordinate debt	4.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.
(3)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI of those mortgage loans are presented in the aggregate based on all the loans in the cross-collateralized group unless otherwise indicated.
(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged property or mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 59.8% and 59.7%, respectively.
(6)	The UW NCF DSCR for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) structured with an earnout or economic holdback reserve, the UW NCF DSCR
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for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the annual debt service that would be in effect for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) assuming that the related cut-off date balance(s) are net of the related earnout or economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be), and the Debt Yield on Underwritten NCF for each mortgage loan or group of cross-collateralized mortgage loans (as the case may be) is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan or group of cross-collateralized mortgage loans (as the case may be); provided, that with respect to any mortgage loan or group of cross-collateralized mortgage loans (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan or group of cross-collateralized mortgage loans (as the case may be) may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);
●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;
●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;
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●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;
●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;
●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and
●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Certain of the mortgage loans (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or had experienced maturity extensions or were in special servicing) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such mortgage loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, in each case as described below:

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●	With respect to the 180 Water mortgage loan (4.2%), a $265.0 million senior mortgage previously encumbered the mortgaged property and secured a mortgage loan that was securitized in the COMM 2019-GC44 transaction (the “prior 180 Water loan”), and the prior debt capitalization of the mortgaged property also included a $100.0 million mezzanine loan held by a separate mezzanine lender. The prior 180 Water loan matured on November 6, 2024, and failed to be repaid upon its maturity, and the mezzanine loan likewise defaulted at its maturity. Due to the maturity default on the prior 180 Water loan, the prior 180 Water loan was transferred to special servicing, and the special servicer of the prior 180 Water loan instituted foreclosure proceedings with respect to the mortgaged property. Upon the origination of the 180 Water whole loan on July 29, 2025, the current common equity ownership of the borrower (i) acquired the outstanding aforementioned mezzanine loan (at a 19.8% discount, paying $80.2 million for the $100.0 million balance), (ii) extended the term of such mezzanine loan by approximately 15 years, (iii) acquired 49% of the equity of the borrower, and (iv) repaid the prior 180 Water loan in full. The mezzanine loan remains outstanding, and the holder of the mezzanine loan entered into a subordination and standstill agreement with the mortgage lender. Foreclosure proceedings on the prior 180 Water loan were terminated in connection with the origination of the 180 Water whole loan.
●	With respect to the 7 Slater Drive mortgage loan (1.6%), the prior loan secured by the mortgaged property matured on July 8, 2024 and was subject to a foreclosure action filed in December 2024. The borrower negotiated a forbearance agreement through December 31, 2025. The borrower refinanced the prior loan with the mortgage loan on August 22, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full.
●	With respect to the Kimberly & Shannon Apartments mortgage loan (0.5%), the prior loan secured by the mortgaged properties was transferred to special servicing due to a failed debt service coverage ratio test and a failure to establish cash management accounts. The borrower refinanced the prior loan with the mortgage loan. Proceeds from the mortgage loan were used to repay the prior loan in full.
●	With respect to the Kenneth Apartments mortgage loan (0.4%), the prior loan secured by the mortgaged property was transferred to special servicing due to a failed debt service coverage ratio test and a failure to establish cash management accounts. The borrower refinanced the prior loan with the mortgage loan. Proceeds from the mortgage loan were used to repay the prior loan in full.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

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Loans Underwritten Based on

Projections of Future Income	Twenty (20) of the mortgaged properties (22.4%): (i) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; (ii) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; or (iii) are subject to a triple-net lease with the related sole tenant, and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other mortgaged properties have less than 3 years of historical financial information presented on Annex A.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

One (1) mortgage loan (4.2%) was originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.
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See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

U.S. Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of certificates representing a percentage of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates, and (B) an “eligible horizontal residual interest” in the form of the HRR certificates. Argentic Real Estate Finance 2 LLC will act as retaining sponsor under Regulation RR for this securitization transaction. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Argentic Real Estate Finance 2 LLC, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” and “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules” in this prospectus.

EU Securitization Rules

and UK Securitization Rules	None of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in this securitization transaction, or take any other action in respect of this
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securitization transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) and any trust subordinate companion loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and any such trust subordinate companion loans as of the cut-off date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the mortgage loans and any trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates and any loan-specific certificates and related uncertificated interests.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class R certificates), together with any loan-specific certificates and related uncertificated interests, for the mortgage loans and any trust subordinate companion loan remaining in the issuing entity, if (i) the aggregate

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certificate balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates, together with the holders of any loan-specific certificates and related uncertificated interests, voluntarily participate in the exchange. If there is a trust subordinate companion loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for a discussion of certain additional related termination and purchase options.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
of Mortgage Loans;Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or any trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or any trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the interests of the trustee or any holder of a loan-specific certificate or related uncertificated interest in any trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or any trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”).

With respect to each mortgage loan, if any, that is comprised of multiple promissory notes contributed to this securitization transaction by multiple mortgage loan sellers, each such mortgage loan seller will be obligated to take the above-described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole loan’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under
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the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders, the loan-specific certificateholders and any related affected pari passu companion loan holder(s) (as a collective whole as if such certificateholders, the loan-specific certificateholders and such pari passu companion loan holder(s) constituted a single lender, and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) and any related subordinate companion loan(s)) (but, in the case of any such subordinate companion loan held outside the issuing entity, only if so provided in the related co-lender agreement), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s), if so provided in the related co-lender agreement) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.

Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any trust subordinate companion whole loan or any other such whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan, except as otherwise provided in the related co-lender agreement, has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the

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related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a “REMIC”) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are set forth below:
●	The “Lower-Tier REMIC”, which will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.
●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates as classes of regular interests in the Upper-Tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class , Class and Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount, and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.
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Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	Pandemics: Economic conditions and restrictions on enforcing landlord rights due to a pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are generally non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans or groups of cross-collateralized mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans or groups may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates

Epidemics, pandemics or similar outbreaks of an illness, disease or virus (each referred to below as a “pandemic”) that affect regions in which the mortgaged properties are located or in which their suppliers or vendors operate, as well as actions taken to contain or prevent the spread of such pandemics, may have a material and adverse impact on general commercial activity and, correspondingly, on various borrowers’ financial condition, the results of operations at certain mortgaged properties, and on the liquidity and performance of the mortgage loans and the certificates.

For example, in 2020 there was a global outbreak of a coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that spread throughout the world, including the United States, resulting in a global pandemic that affected the global economy to varying degrees. Measures implemented in 2020 by U.S. federal and state governments (in many cases by executive orders which remained in effect until 2024), as well as by the governments of a significant number of other countries, included economic relief and significant restrictions on business operations, travel, social gatherings and events, including “stay-at-home” orders and other social distancing guidelines, in each case, designed to prevent the spread of the virus. Such restrictions had lasting economic effects including that many businesses suffered financial losses or even closed as a result.

Certain economies and markets contracted as a result of the COVID-19 pandemic and, in some cases, took significant time to recover to, or may never have fully recovered to, their pre-pandemic status. The effects of the COVID-19 pandemic were particularly severe for certain property types, including, but not limited to: certain hospitality properties and casino properties, due to difficulties in the travel industry; certain retail properties, due to store closures, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, increased interest in remote online shopping, and tenants (including certain national and regional chains) refusing to pay rent; and certain office properties, including those with significant tenants who operate co-working or office-sharing spaces (due to declining interest in such spaces by their users, who typically license or sublease space for shorter durations), as well as generally due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, most insurance companies reportedly took the position during the COVID-19 pandemic (and may take a similar position in any future pandemic), that such insurance did not cover closures due to the pandemic and any related restrictions. Further, many insurers have since reduced their exposure to pandemic risk, primarily by adding or expanding physical damage requirements or virus exclusions or removing previously available virus coverage. Certain insurers and reinsurers have also taken the position that pandemic risk—which involves potentially large, widespread, and difficult-to-predict losses—is largely uninsurable because it does not meet key insurability criteria. In addition, it is expected that the related expense of maintaining such policies will likely be cost prohibitive for many smaller businesses and that the cost-benefit analysis for those businesses that are able to afford such insurance may simply weigh against maintaining any such policy. We cannot assure you that, during or following any pandemic, the cash flow at any mortgaged property will be sufficient for any borrower to pay all required insurance premiums, or that any borrower will maintain any applicable insurance policies even if required to do so pursuant

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to applicable mortgage loan documents, or that, even if any borrower does maintain any such policy in full force and effect, that a claim under any applicable insurance policy will result in full or partial payment of any losses.

The COVID-19 pandemic additionally led to, and any future pandemic could lead to:

●	severe disruptions in the global supply chain and in the financial and other markets;
●	significant increases in unemployment and reductions in the available workforce;
●	the closing of, or reduction in staff and services in, some federal, state and local administrative offices and courts;
●	delays in foreclosures, recordings of assignments and similar functions;
●	significant reductions in consumer demand across many industries in general; and
●	downturns in the economies of many nations as well as the overall global economy.

In the event of any pandemic and/or any related restrictions, commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment, “stay-at-home” orders, inability to operate their respective businesses, or other business slowdowns and/or shutdowns, and we cannot assure you that any tenants at any mortgaged property would continue making rental payments during a pandemic or at all. In addition, leases for certain of the tenants at the mortgaged properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate the lease, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of a pandemic. Furthermore, it is unclear whether closures due to any pandemic or related restrictions may trigger co-tenancy provisions or other relief clauses in commercial leases of affected tenants, which may afford certain tenants various rights to contractual relief under applicable leases. As a result, any borrowers may be unable to pay all or a portion of their debt service under any mortgage loan secured by any affected mortgaged property.

Further, to the extent any mortgaged property or related mortgage loan may become affected by any pandemic, the servicer, special servicer or any back-up advancing agent may determine that one or more advances on any applicable mortgage loan would not be recoverable and/or that it is unable to make such advances given the severity of delinquencies, which would result in shortfalls and likely losses on the offered certificates.

As a result of any pandemic, borrowers may seek a forbearance arrangement or loan modification at some point during the term of any affected mortgage loan. In response, the servicer and the special servicer may implement actions with respect to any affected mortgage loan to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may lead to shortfalls and losses on the offered certificates. We cannot assure you that any borrower will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents for any affected mortgaged property and related mortgage loan. Borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the specific purpose set forth in the applicable mortgage loan documents, and may not have sufficient cash flow to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In the event of any pandemic, investors should consider the possibility of a higher-than-average delinquency rate and loss severity on any affected mortgaged properties and related mortgage loans. If any future pandemic occurs and the response is similar to the measures taken between 2020 and 2024 in response to COVID-19, such circumstances could have an adverse impact on (i) the borrowers’ ability to make timely payments on one or more of the mortgage loans, (ii) commercial mortgage markets in general, and (iii) the status of all or portions of the global economy, any of which may in turn also have an adverse impact on the performance and market value of the mortgaged properties and value of the offered certificates.

The widespread and cascading effects of any pandemic, particularly if governmental restrictions are imposed, also heighten many of the other risks described under the heading “RISK FACTORS” herein, such as those related

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to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your offered certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to such attacks and suffer any resulting losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty

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and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;
●	the market value of the applicable real property at or prior to maturity; and
●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily, commercial or manufactured housing community property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily, commercial or manufactured housing community property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily, commercial and manufactured housing community properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental, commercial and manufactured housing community real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and
●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

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Many Risk Factors Are Common to Most or All Multifamily, Commercial and Manufactured Housing Community Properties

The following factors, among others, will affect the ability of a multifamily, commercial or manufactured housing community property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	the characteristics of the neighborhood where the property is located;
●	the degree to which the subject property competes with other properties in the area;
●	the proximity and attractiveness of competing properties;
●	the existence and construction of competing properties;
●	the adequacy of the property’s management and maintenance;
●	tenant mix and concentration;
●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
●	demographic factors;
●	customer confidence, tastes and preferences;
●	retroactive changes in building codes and other applicable laws;
●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily, commercial or manufactured housing community property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;
●	an increase in the capital expenditures needed to maintain the property or make improvements;
●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
●	an increase in vacancy rates;
●	a decline in rental rates as leases are renewed or replaced;
●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and
●	environmental contamination.
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The volatility of net operating income generated by a multifamily, commercial or manufactured housing community property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;
●	the creditworthiness of tenants;
●	the rental rates at which leases are renewed or replaced;
●	the percentage of total property expenses in relation to revenue;
●	the ratio of fixed operating expenses to those that vary with revenues; and
●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial, multifamily and manufactured housing community properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial, multifamily and manufactured housing community properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial, multifamily and manufactured housing community properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

Most of the mortgage loans have five (5) year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those five (5) years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

The Successful Operation of a Multifamily, Commercial or Manufactured Housing Community Property Depends on Tenants

Generally, multifamily, commercial and manufactured housing community properties are subject to leases. The owner of an income producing property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;
●	to fund repairs, replacements and capital improvements at the property; and
●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;
●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
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●	an increase in tenant payment defaults or any other inability to collect rental payments;
●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;
●	an increase in the capital expenditures needed to maintain the property or to make improvements;
●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and
●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back the offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;
●	the creditworthiness of the tenants; and
●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

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●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily, commercial and manufactured housing community properties without affecting their current net operating income, including:

●	changes in interest rates;
●	the availability of refinancing sources;
●	changes in governmental regulations, licensing or fiscal policy;
●	changes in zoning or tax laws; and
●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
●	operating the property and providing building services;
●	managing operating expenses; and
●	ensuring that maintenance and capital improvements are carried out in a timely fashion.
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Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,
●	reduce operating and repair costs, and
●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial, multifamily or manufactured housing community property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;
●	location;
●	type of business or services and amenities offered; and
●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;
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●	has lower operating costs;
●	offers a more favorable location; or
●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial, Multifamily or Manufactured Housing Community Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and
●	its ability to generate income sufficient to make payments on the loan.
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This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily, commercial or manufactured housing community mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily, commercial or manufactured housing community mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to
●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily, commercial or manufactured housing community property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,
●	cover operating expenses, and
●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,
●	hotels and motels,
●	recreational vehicle parks, and
●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,
●	retail stores,
●	office buildings, and
●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily rental properties, multi-tenant commercial properties or manufactured housing community properties.

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Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily, commercial or manufactured housing community mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;
●	increases in interest rates and real estate tax rates; and
●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily, commercial or manufactured housing community mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily, commercial or manufactured housing community property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily, commercial and manufactured housing community mortgage loans. For example, the value of a multifamily, commercial or manufactured housing community property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily, commercial or manufactured housing community property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;
●	the income capitalization method, which takes into account the property’s projected net cash flow; or
●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;
●	the replacement cost of a property may have little to do with its current market value; and
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●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily, commercial or manufactured housing community property will be affected by property performance. As a result, if a multifamily, commercial or manufactured housing community mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

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There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the

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mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Gateway Industrial Center mortgaged property (2.4%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is a former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant involved in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to the Bankruptcy Code, there are limitations on a lessor’s ability to collect damages for lease rejection and full recovery may not be possible.

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It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may

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affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial, Multifamily or Manufactured Housing Community Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

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Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;
●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;
●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;
●	the location of the property with respect to the central business district or population centers;
●	demographic trends within the metropolitan area to move away from or towards the central business district;
●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
●	the quality and philosophy of building management;
●	access to mass transportation;
●	accessibility from surrounding highways/streets;
●	changes in zoning laws; and
●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon

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as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;
●	the building’s age, condition and design, including floor sizes and layout;
●	access to public transportation and availability of parking; and
●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;
●	tax incentives; and
●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;
●	medical offices;
●	skilled nursing facilities;
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●	nursing homes;
●	congregate care facilities; and
●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	disruptions in payments;
●	reimbursement policies;
●	audits, which may result in recoupment of payments made or withholding of payments due;
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;
●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and
●	shortages in staffing, increases in labor costs and labor disputes.
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Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

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Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Certain tenants are restaurants, taverns and other establishments that are part of the food and beverage service industry. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;
●	perceptions by prospective customers of safety, convenience, services and attractiveness;
●	the cost, quality and availability of food and beverage products;
●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
●	changes in demographics, consumer habits and traffic patterns;
●	the ability to provide or contract for capable management; and
●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,
●	product,
●	price,
●	value,
●	quality,
●	service,
●	convenience,
●	location, and
●	the nature and condition of the restaurant facility.
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A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,
●	more favorable locations,
●	more effective marketing,
●	more efficient operations, or
●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,
●	factory outlet centers,
●	malls,
●	automotive sales and service centers,
●	consumer oriented businesses,
●	department stores,
●	grocery stores,
●	convenience stores,
●	specialty shops,
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●	gas stations,
●	movie theaters,
●	fitness centers,
●	bowling alleys,
●	salons, and
●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;
●	tenants’ sales;
●	tenant mix;
●	whether the property is in a desirable location;
●	the physical condition and amenities of the building in relation to competing buildings;
●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and
●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,
●	grant a potential tenant a free rent or reduced rent period,
●	improve the condition of the property generally, or
●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	perceptions regarding the safety of the surrounding area;
●	demographics of the surrounding area;
●	the strength and stability of the local, regional and national economies;
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●	traffic patterns and access to major thoroughfares;
●	the visibility of the property;
●	availability of parking;
●	the particular mixture of the goods and services offered at the property;
●	customer tastes, preferences and spending patterns; and
●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

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A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;
●	termination of an anchor tenant’s lease;
●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;
●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;
●	discount shopping centers and clubs;
●	catalogue retailers;
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●	home shopping networks and programs;
●	internet web sites and electronic media shopping; and
●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Warehouse, Mini-Warehouse and Self-Storage Facilities

Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,
●	location and visibility,
●	tenant privacy,
●	efficient access to the property,
●	proximity to potential users, including apartment complexes or commercial users,
●	services provided at the property, such as security,
●	age and appearance of the improvements, and
●	quality of management.
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In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self-storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Additionally, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;
●	the types of services or amenities offered at the property;
●	the location of the property;
●	distance from employment centers and shopping areas;
●	the characteristics of the surrounding neighborhood, which may change over time;
●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
●	the ability of management to provide adequate maintenance and insurance;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;
●	the ability of management to respond to competition;
●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
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●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to a pandemic or other public health emergency, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to a pandemic or other public health emergency;
●	certain multifamily properties may be considered to be “flexible apartment properties”, and such properties have a significant percentage of units leased to tenants under short term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
●	local factory or other large employer closings;
●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;
●	whether the property is subject to any age restrictions on tenants;
●	the extent to which increases in operating costs may be passed through to tenants; and
●	the financial condition of the owner of the property.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

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Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;
●	require good cause for eviction;
●	require disclosure of fees;
●	prohibit unreasonable rules;
●	prohibit retaliatory evictions;
●	prohibit restrictions on a resident’s choice of unit vendors;
●	limit the bases on which a landlord may increase rent; or
●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. In New York City, landlords must register each rent stabilized apartment with the State of New York Division of Housing and Community Renewal (the “DHCR”).

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. The restrictions on the ability of the borrowers to increase rents under the rent stabilization laws or regulations may discourage the borrowers from renovating the related mortgaged properties or otherwise investing in the mortgaged properties, which in turn may adversely affect the ability of the borrowers to relet vacant units to new tenants. If rents are reduced or rents cannot be increased in proportion to increases in operating expenses and/or vacant units are not relet, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses. Moreover, legislative, judicial and administrative actions and proceedings, as well as rules, regulations and statutes concerning the regulatory status and/or legal rents of rent-stabilized multifamily units may adversely affect the ability of property owners to combine, redevelop or reconfigure units and/or charge rents at higher rental rates for such combined, redeveloped or reconfigured units. Any violation or alleged violation of rent control regulation or rent stabilization regulation by the borrowers could result in a loss of the tax benefits that are currently available to the borrowers and/or payments of overcharges and penalties and fines. In addition, the borrowers and their affiliates

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would be more susceptible to potential lawsuits filed by tenants or a tenants association alleging a violation of rent control regulation or rent stabilization regulation by the borrowers or their affiliates.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited (based on specific formulas outlined in the related regulatory agreement) in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low-, low-, moderate- and middle-income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

We cannot predict what effect, if any, House Bill 21 will have on the continued viability of the current housing finance corporation programs in Texas or the tax abatements currently enjoyed by affected mortgaged properties. We cannot assure you that House Bill 21 will not adversely affect cash flow at affected mortgaged properties, whether through potential loss of tax abatements, costs associated with compliance with House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of affected borrowers to refinance their underlying mortgage loan(s) prior to maturity or sell the related mortgaged properties for a price sufficient to repay the underlying mortgage loan(s) at maturity.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or

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percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;
●	resort hotels with many amenities;
●	limited service hotels;
●	hotels and motels associated with national or regional franchise chains;
●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and
●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;
●	the seasonal nature of business at the property;
●	the level of room rates relative to those charged by competitors;
●	quality and perception of the franchise affiliation;
●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	the quality of hospitality property management;
●	ability to convert to alternative uses which may not be readily made;
●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
●	the existence or construction of competing hospitality properties;
●	nature and quality of the services and facilities;
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●	financial strength and capabilities of the owner and operator;
●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
●	increases in operating costs, which may not be offset by increased room rates;
●	the property’s dependence on business and commercial travelers and tourism;
●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and
●	changes in travel patterns caused by perceptions of travel safety or inconveniences, which perceptions can be significantly and adversely influenced by terrorist acts, foreign conflict and changes in border security measures, as well as apprehension regarding the possibility of such acts, conflicts or security measures.

Because limited-service, select service and extended stay hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. In addition, as limited-service, select service or extended stay hotels and motels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;
●	the public perception of the franchise service mark; and
●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

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In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate spas, convention centers, and entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

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Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—
1.	availability of labor services,
2.	proximity to supply sources and customers, and
3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
●	building design of the property, the desirability of which in a particular instance may depend on—
1.	ceiling heights,
2.	column spacing,
3.	number and depth of loading bays,
4.	divisibility,
5.	floor loading capacities,
6.	truck turning radius,
7.	overall functionality, and
8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.
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Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties”, “—Multifamily Rental Properties” and “—Industrial Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The landowner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;
●	the ability of management to provide adequate maintenance and insurance;
●	the number of comparable competing properties in the local market;
●	the age, appearance, condition and reputation of the property;
●	whether the property is subject to any age restrictions on tenants;
●	the quality of management; and
●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,
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●	cooperatively-owned apartment buildings,
●	condominium complexes, and
●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

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In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use, office, multifamily, hospitality or other properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to

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become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and
●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.
In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater

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delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are multifamily, office, retail, manufactured housing community, industrial, mixed-use, hospitality and self-storage. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, New Jersey, Texas and Georgia. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

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A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the back-up advancing agent’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet were to meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

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Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below, “Description of the Mortgage Pool—Environmental Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;
●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
●	that the results of the environmental testing were accurately evaluated in all cases;
●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or
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●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or
●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and
●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information regarding environmental conditions at mortgaged properties securing mortgage loans in the issuing entity. See also Mortgage Loan representation and warranty no. (41) (Environmental Conditions) on Annex E-1A to this prospectus and Mortgage Loan representation and warranty no. (40) (Environmental Conditions) on Annex E-2A to this prospectus,

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and any related exceptions thereto on Annexes E-1B and E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1A and Annex E-2A, respectively, to this prospectus).

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion (including construction) or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current expansion or renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the properties securing the mortgage loans are currently undergoing or may be scheduled or expected to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

In addition, certain of the hospitality properties securing the mortgage loans are currently undergoing or may be scheduled or expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

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The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo expansion, redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self-storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

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In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information Even if law and ordinance insurance is required to mitigate rebuilding related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. For example, as of the date of this prospectus, the Los Angeles, California area is recovering from multiple severe wildfires resulting in significant property damage and the evacuation of numerous residents.

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We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. Any such shortfall or lack of coverage may result in losses on the certificates, especially if they are subordinated. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Eight (8) of the mortgaged properties (2.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 14%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2025. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount

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available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A to this prospectus and Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-2A to this prospectus, and any related exceptions on Annex E-1B and Annex E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,
●	riot, strike and civil commotion,
●	terrorism,
●	nuclear, biological or chemical materials,
●	revolution,
●	governmental actions,
●	floods and other water-related causes,
●	earth movement, including earthquakes, landslides and mudflows,
●	wet or dry rot,
●	mold,
●	vermin, and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket insurance policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

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Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	a title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing (or expected to undergo) renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the

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point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such

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projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review the above-described assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

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Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans or the related whole loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be

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Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” in this prospectus.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged

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properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy

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laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.” For example, in some cases, secured and unsecured debt exists and/or is allowed in the future.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged

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in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and
●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time

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consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”, “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “—Tenancies-in-Common May Hinder Recovery”.

See also “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous federal and state statutes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
●	reduce monthly payments due under a mortgage loan;
●	change the rate of interest due on a mortgage loan; or
●	otherwise alter a mortgage loan’s repayment schedule.
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Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily, commercial or manufactured housing community property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;
●	negligence resulting in a personal injury; or
●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

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Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;
●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan (other than any trust subordinate companion loan) is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. In any such instance, the issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

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In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

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Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or
●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

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The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related

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mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements, although in certain cases the lender may have waived such requirements as to specific institutions or otherwise. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at such institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. There can be no assurance that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox

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accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. Furthermore, most of the mortgage loans provide for remaining terms to maturity of not more than approximately five years. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
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●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective

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provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

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Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Unions can encourage employees to leave work if the workplace does not meet certain safety requirements, as seen during the COVID-19 pandemic. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

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Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and any applicable trust subordinate companion loans) to the depositor (an affiliate of (i) Bank of Montreal, a sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans and any trust subordinate companion loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this

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offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights (or, in the case of a holder of a controlling pari passu companion loan, certain control rights) with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more

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favorable loan terms than it would have received if a sponsor or sponsor affiliate was not a tenant, nor can there be any assurance that any such sponsor or sponsor affiliate did not receive more favorable lease terms than any other tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the holder of the HRR Certificates, (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the closing date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing holder for the mortgage loans (other than with respect to any excluded mortgage loan).

As stated above, an affiliate of Argentic Real Estate Finance 2 LLC, as the retaining sponsor, is expected to hold the VRR Interest as described in “Credit Risk Retention”; and Argentic Real Estate Finance 2 LLC has the right to appoint an initial risk retention consultation party. The risk retention consultation party may, on a strictly non-binding basis, except while Argentic Services Company LP is the special servicer, and otherwise subject to certain limitations, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the offered certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any party that can appoint a risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is the risk retention consultation party or the person entitled to appoint the risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to the risk retention consultation party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent the risk retention consultation party or the holder of the VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of the VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which such holder of the VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), such risk retention consultation party or the holder of the VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of such risk retention consultation party or such holder of the VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that any party with the right to appoint the risk retention consultation party or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

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Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives, and equivalent transactions, the rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may, from time to time, take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases

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and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is, or has become, a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced
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companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer (or any of their respective sub-servicers) services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer (or any of their respective sub-servicers) and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer (or any of their respective sub-servicers), as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee or any of their respective affiliates may be acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

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Argentic Real Estate Finance 2 LLC is a mortgage loan seller and the retaining sponsor, and Argentic Securities Income USA 2 LLC will be the initial directing holder, who is expected to appoint Argentic Services Company LP as the initial special servicer with respect to the mortgage loans. Under these circumstances, because it is the special servicer and its affiliates are the initial directing holder and also a mortgage loan seller, Argentic Services Company LP as special servicer may have interests that conflict with the interests of the holders of the certificates. Although the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan, there can be no assurance that the servicing of the mortgage loans will not be impacted by such conflicts of interest.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, generally, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer or an affiliate thereof is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand against itself or an affiliate thereof resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an operating advisor consultation trigger event (including, solely in the case of a trust subordinate companion whole loan, any operating advisor consultation trigger event specifically related to the securitization involving the issuance of the related loan-specific certificates), (iv) has no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and trust subordinate companion loans (if any); provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (and holders of any related loan-specific certificates and related uncertificated interests) (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) (or any securitization transaction constituted by the issuance of any loan-specific certificates) or (ii) directly or indirectly have any financial interest in this securitization transaction (or any securitization transaction constituted by the issuance of any loan-specific certificates) other than in fees from its role as the operating advisor or any fees

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to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial, multifamily and manufactured housing community mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial, multifamily and manufactured housing community mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These

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other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that Argentic Securities Income USA 2 LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. In addition, in the case of any servicing shift whole loan, for so long as it is serviced under the pooling and servicing agreement for this securitization, the holder of the related controlling pari passu companion loan will be the initial directing holder. See “Description of the Mortgage Pool—The Whole Loans”. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”. If the issuing entity contains a trust subordinate companion loan, the initial loan-specific controlling class representative (and, accordingly, the initial directing holder) with respect to the related trust subordinate companion whole loan will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders and any loan-specific controlling class representative will be controlled by the related loan-specific controlling class certificateholders, and the holders of the controlling class and any loan-specific controlling class, respectively, will not have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings

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(as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take or recommend actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Although a directing holder or controlling class certificateholder or loan-specific controlling class certificateholder (if any, and if no control appraisal period is in effect) that, in each case, is a borrower related party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower related parties will be required to certify that they will not share such excluded information with such borrower related parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded entity will not share with such excluded entity such excluded information in a manner that adversely impacts your offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor(s) in the control eligible certificates (collectively, the “B-Piece Buyer”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by an entity (and, in some cases, an affiliate of an entity) with a contractual right to direct or cause the direction of the structure, design or assembly of an asset-backed security, or the composition of the underlying asset pool, the rule contains exceptions, including for certain risk-mitigating hedging transactions. As a result, it is possible that the B-Piece Buyer may, from time to time, enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the control eligible certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an

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endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that Argentic Securities Income USA 2 LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Argentic Services Company LP is expected to act as the initial special servicer and it or an affiliate assisted Argentic Real Estate Finance 2 LLC and/or one or more of its affiliates with its due diligence of certain of the mortgage loans to be included in the issuing entity prior to the closing date.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.
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None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

Any risks set forth below with respect to the offered certificates should be considered to be generally applicable to any loan-specific certificates.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and any trust subordinate companion loans, and the primary security and source of payment for the mortgage loans and any trust subordinate companion loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the offered certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the offered certificates or asset backed securities generally. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

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Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
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●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the class(es) of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement,

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the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases (to the extent provided in the pooling and servicing agreement) by the master servicer maintaining specified minimum credit ratings or by entering into a supplemental agreement with a third party maintaining specified minimum credit ratings providing for certain backup advancing functions. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the existing certificate administrator and/or trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional

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considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other more senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the more senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,
●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and
●	the characteristics and quality of the mortgage loans in the trust.

Pro Rata Allocation of Principal Between and Among a Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB whole loans or pari passu-AB whole loans under “Description of the Mortgage Pool—The Whole Loans”.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A or Class X-B certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

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As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or
●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or
●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both

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voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of mortgage credit;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A or Class X-B certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless

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required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the back-up advancing agent is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans). See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the back-up advancing agent is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates on the related distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance(s) thereof. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing

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payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2 and Class A-3 certificates. The yield to maturity on the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-S, Class B and Class C certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

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Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) at any time, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)). Furthermore, the special servicer with respect to a trust subordinate companion whole loan may be terminated based on just a related loan-specific certificateholder vote (or, in certain cases, a combined certificateholder/related loan-specific certificateholder vote) on circumstances similar to those described in the prior sentence as they relate to the related loan-specific certificates and any related uncertificated interests. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan(s)”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with

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respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.
●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests (or the interests of the person(s) that appointed it), without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests (or the interests of the person(s) that appointed it) over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.
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Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;
●	limits modifications of payment terms of the subject underlying mortgage loan; and/or
●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

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Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of Montreal, in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a material breach of any sponsor’s representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

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Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the back-up advancing agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather

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an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

BMO is funding its Mortgage Loans through its Chicago branch. BMO’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If BMO were to become subject to a receivership, the proceeding involving assets of BMO’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary.

The Superintendent of Financial Institutions (the “Superintendent”) has broad powers under the Bank Act (Canada) to take control of BMO or its assets if it believes that BMO does not have sufficient assets to adequately protect BMO’s depositors and creditors or that such depositors and creditors may otherwise be materially prejudiced, or if BMO fails or is expected to fail to pay its liabilities as they become due and payable. Once control has been taken, the Superintendent has broad statutory authority to do all things necessary or expedient to protect the rights and interests of the depositors and creditors of BMO, including that it may apply for the winding-up of BMO under the Winding-up and Restructuring Act (Canada).

A restructuring of BMO’s assets and liabilities may also be attempted under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), where appropriate, after the Superintendent reports that (i) BMO is not viable (or about to be not viable) and the Bank Act (Canada) powers outlined above cannot assist, or (ii) the Superintendent can take control under the Bank Act (Canada) and grounds exist for a winding-up order. The CDIC Act restructuring orders are as follows: (A) the shares and subordinated debt of BMO may be vested in the Canada Deposit Insurance Corporation (the “CDIC”), (B) the CDIC may be appointed as a receiver in respect of BMO, or (C) a solvent federal bridge institution may be established to assume BMO’s liabilities. The CDIC Act has been amended to allow an additional restructuring order that permits the CDIC to convert or cause BMO to convert certain of its shares and liabilities into common shares of BMO or any of its affiliates. Final regulations to implement the bank recapitalization regime became effective on September 23, 2018.

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There is considerable uncertainty about the scope of the powers afforded to the Superintendent under the Bank Act (Canada) and the CDIC under the CDIC Act and how these authorities may choose to exercise such powers. If an instrument or order were to be made under the provisions of the Bank Act (Canada) or CDIC Act in respect of BMO, such instrument or order may (amongst other things) affect the ability of BMO to satisfy its ongoing obligations under the related Mortgage Loan Purchase Agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent. As a result, the making of an instrument or order in respect of BMO as described above may affect the ability of the Issuing Entity to meet its obligations in respect of the Certificates.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan or any trust subordinate companion loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan (or trust subordinate companion loan, if applicable) held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan (or, if applicable, a trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement and subject to any related co-lender agreement, if such serviced AB whole loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

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You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

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Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of, or otherwise recover on, the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of the offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

In addition, the REMIC Regulations may limit the ability of the issuing entity to exercise remedies or take other actions with respect to certain mortgage loans, including in a foreclosure. For example, for certain mortgage loans there may exist a pledge of equity or other collateral that may not qualify as interests in real property or personal

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property incident thereto, or there may be a need to partner with a third party which is not permitted in a REMIC trust, and, in any such case, the issuing entity may be required to sell the defaulted mortgage loan to a third party transferee who would be able to exercise such equity or other foreclosure rights. Depending on market conditions, such sale could cause a loss to the issuing entity, as compared to foreclosing and selling at a later time.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Tax Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial, multifamily or manufactured housing community mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

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You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the tax rules governing REMICs.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable “majority-owned affiliate of” Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“AREF2”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for AREF2 to satisfy its obligation as Retaining Sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF2, in its capacity as Retaining Sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, or any of the other mortgage loan sellers makes any representation as to the compliance of AREF2 or Argentic Securities Holdings 2 Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF2 is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF2 to fail to comply with the Credit Risk Retention Rules.

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In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and AREF2 are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller or Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF Repo Seller. In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR Interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF2, in its capacity as Retaining Sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be transferred to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, AREF2 or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not immediately constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, AREF2 or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF2 as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies or (ii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF2); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

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The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Recently, the financial markets are experiencing significant volatility and uncertainty as a result of newly imposed U.S. tariffs, retaliatory tariffs and other changes in governmental policies. The risk of a prolonged inflation and recession has become a major concern among financial institutions. Consumer and producer prices in the United States are expected to experience steep increases as a result of the recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance its mortgage loan, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on affected mortgage loans and, consequently, the offered certificates.

In addition, the federal government has instituted a broad review of federal spending, including freezing the payment of previously authorized funds. The federal government or its agencies may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants at the mortgaged properties may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have from time to time experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. In more recent times, much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

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Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, the military conflict between Israel and Hamas, and political gridlock on United States federal budget matters including full or partial government shutdowns, may have an adverse effect on the mortgaged properties and/or your offered certificates;
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial, multifamily and manufactured housing community real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased involvement by the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Furthermore, Israel and Iran have taken, and may continue to take, military action against each other, and the United States bombed strategic sites in Iran. The broader consequences of the military conflict between Israel, Iran and Hamas are difficult to predict at this time, but may include regional instability and geopolitical shifts, heightened regulatory scrutiny related to sanctions compliance, increased inflation, further increases or fluctuations in commodity and energy prices, decreases in global travel, disruptions to the global energy supply and other adverse effects on macroeconomic conditions.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

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Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.
●	EU legislation comprising Regulation (EU) 2017/2402 and related regulatory technical standards and implementing technical standards (in each case, as amended and collectively, the “EU Securitization Rules”) imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Rules), being: (a) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds (as defined in that Directive) in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; and (f) management companies of UCITS funds (or internally managed UCITS) (and, in addition, the EU CRR makes provision as to the application of the EU Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	Pursuant to the EU Due Diligence Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitisation position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitisation of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitisation special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules.
●	The consequences of a failure to comply with the EU Due Diligence Requirements with respect to an investment in the Offered Certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant offered certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.
●	UK legislation comprising the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority (the “FCA”) and the Prudential Regulation Authority (in each case, as amended, and collectively, the “UK Securitization Rules”) and certain related technical standards imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Section 417(1) of the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) the trustees and managers of occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant
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to that appointment, are authorized for the purposes of section 31 of the FSMA; (c) AIFMs as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in Section 236A of the FSMA, which are authorized open ended investment companies as defined in Section 237(3) of the FSMA, and management companies as defined in 237(2) of the FSMA; (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (the “UK CRR”); and (f) FCA investment firms as defined in Article 4(1)(2AB) of the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to as a “UK Institutional Investor”.

●	Pursuant to the UK Due Diligence Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitisation position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitisation of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitisation special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject.
●	The consequences of a failure to comply with the UK Due Diligence Requirements with respect to an investment in the offered certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant offered certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.
●	Prospective investors should be aware that none of the depositor, the sponsors, the originators, the mortgage loan sellers, the issuing entity, the underwriters or their respective affiliates or any other person intends to retain a material net economic interest in this securitization transaction, or to take any other action in respect of this securitization transaction, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any EU Due Diligence Requirements or any UK Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the EU Securitization Rules or the UK Securitization Rules.
●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be an EU Institutional Investor or a UK Institutional Investor. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively.
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Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”
●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with
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the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for this securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or retaining parties or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
●	you may have only limited access to information regarding your offered certificates;
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●	you may suffer delays in the receipt of payments on your offered certificates; and
●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be BMO 2025-5C12 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 45 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $638,212,000 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in October 2025 (or, in the case of any Mortgage Loan that has its first due date subsequent to October 2025, the date that would have been its due date in October 2025 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties). In addition, the Issuing Entity may include one or more subordinate notes evidencing a subordinate portion of a Pari Passu-AB Whole Loan or an AB Whole Loan (such subordinate portion is referred to in this prospectus as a “Trust Subordinate Companion Loan” and a Whole Loan that includes a Trust Subordinate Companion Loan is referred to as a “Trust Subordinate Companion Whole Loan”). In such case, the Trust Subordinate Companion Loan will be an asset of the Issuing Entity and be serviced under the Pooling and Servicing Agreement, and will back, and be the sole source of payment on, the related Loan-Specific Certificates, but will not be included in the Mortgage Pool that will back the Certificates. If a Trust Subordinate Companion Loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

In particular, with respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), the related Whole Loan is evidenced by (i) the non-Florida notes (in an aggregate original principal amount of approximately $995,640,000) executed by each of the borrowers other than the Florida borrowers, which are secured by all of the mortgages (other than the Florida mortgages) which encumber, collectively, the Mortgaged Properties located outside the State of Florida (such mortgages, the “Non-Florida Mortgages”) and (ii) the Florida notes (with an aggregate maximum principal amount of approximately $164,360,000) executed by the Florida borrowers, which are secured by mortgages, each of which encumbers the applicable Mortgaged Property located in the State of Florida (the “Florida Mortgages”). The Florida Mortgages secure only the Florida notes, and only the Florida borrowers have any obligation under the Florida notes or to repay any Florida note, and the Non-Florida Mortgages secure all of the notes other than the Florida notes; provided, that all of the borrowers (including the Florida borrowers) delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, each note (including the Non-Florida notes and the Florida notes), and any other Mortgage Loan documents, and the Guaranty (Florida Notes) is secured by both the Florida Mortgages and Non-Florida Mortgages. As a result of the foregoing limitation on cross-collateralization, if a foreclosure sale or other recovery on any Florida Mortgage yields proceeds that exceed the amount of the Florida notes plus the amount of the applicable Florida borrower’s obligations under the Guaranty (Florida Notes), such excess would not be secured by any Florida Mortgage. Further, in the event that a foreclosure sale or other recovery on the mortgages other than the Florida Mortgages resulted in proceeds that are insufficient to pay all amounts due and owing on the notes, the fact that any excess proceeds realized on the Florida notes are not secured by the Florida Mortgages could result in a shortfall in recovery on the Mortgage Loan and in payments of amounts due and owing to Certificateholders. Similarly, the same risk would exist in the event that a foreclosure sale or other recovery on the mortgages other than the Florida Mortgages resulted in an excess over the amount of the Non-Florida notes and the applicable borrowers’ obligations under the Guaranty (Florida Notes) and/or the recovery under the Florida Mortgages resulted in insufficient proceeds to pay all amounts due and owing on the notes.

As regards the assets of the Issuing Entity, references to “Mortgage Loan” and “Mortgage Loans” are intended to mean only a Mortgage Loan or group of Mortgage Loans that are part of the Mortgage Pool and are exclusive of any Trust Subordinate Companion Loans.

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For avoidance of doubt, the assets of the Issuing Entity will not include any Trust Subordinate Companion Loans and accordingly all references (whether plural or singular) to “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate” and any related concepts should be disregarded.

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Eight (8) Mortgage Loans (19.5%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of any Trust Subordinate Companion Loan, will be held outside the Issuing Entity.

If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”.

If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan.

The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan (other than a Trust Subordinate Companion Loan, if any) is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

Mortgage Loan Sellers; Sponsors

BMO Commercial Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each of Bank of Montreal (“BMO”), Argentic Real Estate Finance 2 LLC (“AREF2”), Citi Real Estate Funding Inc. (“CREFI”), German American Capital Corporation (“GACC”), Greystone Commercial Mortgage Capital LLC (“GCMC”), KeyBank National Association (“KeyBank”), Natixis Real Estate Capital LLC (“NREC”), Starwood Mortgage Capital LLC (“SMC”) and UBS AG (“UBS AG New York Branch” and, collectively with BMO, AREF2, CREFI, GACC, GCMC, KeyBank, NREC and SMC, the “Sponsors” or, in their capacities as sellers of the Mortgage Loans, the “Mortgage Loan Sellers”) on or about October 9, 2025 (the “Closing Date”), pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

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The Mortgage Loans were originated or acquired (or will be acquired, on or prior to the Closing Date) by the Mortgage Loan Sellers. The following table identifies the indicated Mortgage Loans or portions thereof to be sold to the Depositor by the respective Mortgage Loan Sellers. In the case of certain Mortgage Loans (the “Joint-Seller Mortgage Loans”), if so identified in the table below, two or more Mortgage Loan Sellers are selling separate portions of each such Mortgage Loan to the Depositor, with each such portion being evidenced by one or more related promissory notes held by the applicable such Mortgage Loan Seller.

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)
Argentic Real Estate Finance 2 LLC	8	$111,560,000	17.5%
Citi Real Estate Funding Inc.	3	108,750,000	17.0
Bank of Montreal	7	107,931,000	16.9
German American Capital Corporation	5	107,000,000	16.8
KeyBank National Association	9	78,295,000	12.3
Starwood Mortgage Capital LLC	5	58,050,000	9.1
UBS AG	4	26,976,000	4.2
Greystone Commercial Mortgage Capital LLC	3	26,650,000	4.2
Natixis Real Estate Capital LLC	1	13,000,000	2.0
Total	45	$638,212,000	100.0%

(1)	Certain of the mortgage loans were co-originated by two or more mortgage loan sellers, or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller. See “—Co-Originated and Third-Party Originated Mortgage Loans” below.
(2)	The sum of the numerical data in this column may not equal the indicated total due to rounding.

In this prospectus, whenever the defined term identifying a particular Mortgage Loan Seller (for example, “BMO” in the case of Bank of Montreal) is combined with the term “Mortgage Loan(s)” (for example, “BMO Mortgage Loan(s)” in the case of Bank of Montreal), such combined term is intended to refer to the Mortgage Loan(s) or portions of Mortgage Loan(s) that are being sold to the Depositor by the applicable Mortgage Loan Seller for inclusion in this securitization transaction. Notwithstanding the foregoing, the Mortgage Loans being sold by AREF2 to the Depositor are referred to as the “Argentic Mortgage Loans”.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated by the related Mortgage Loan Seller (or one of its affiliates), were co-originated by the related Mortgage Loan Sellers (or their respective affiliates) and another entity or were originated by another entity and acquired by the related Mortgage Loan Seller:

●	The Gateway Industrial Center Mortgage Loan (2.4%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Citi Real Estate Funding Inc.
●	The Vertex HQ Mortgage Loan (1.6%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., Bank of Montreal, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.
●	The ILPT 2025 Portfolio Mortgage Loan (1.5%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Bank of Montreal, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Royal Bank of Canada and UBS AG.
●	The Parkwyn Townhomes Mortgage Loan (1.3%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and KeyBank National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the

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Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although a Trust Subordinate Companion Loan may be an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, such Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loans unless otherwise indicated. Each Trust Subordinate Companion Loan will support only the related Loan-Specific Certificates. Information in the tables in this prospectus excludes any Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Warren Corporate Center Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Warren Corporate Center Mortgage Loan or the Warren Corporate Center Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Warren Corporate Center Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Warren Corporate Center) is combined with any Whole Loan-related defined term (for example, the Warren Corporate Center Companion Loan Holder), reference is being made to such combined term as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

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Certain appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect the complete effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—Pandemics and any Related Governmental Response May Adversely Affect the Global Economy and May Adversely Affect the Performance of the Mortgage Loans and the Certificates”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of October 2025 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to October 2025, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of October 2025); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and (except in the case of one (1) Mortgaged Property (1.5%)) in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than six (6) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions:

●	With respect to the Warren Corporate Center Mortgage Loan (6.3%), the Appraised Value of the Mortgaged Property is a prospective market value upon completion and stabilization of $160,100,000 as of May 1, 2027 which assumes all future capital and leasing costs are deemed to be extinguished as of such date and assumes rent for the tenant Regeneron has commenced and its space is built out. The “as-is” appraised value of the Mortgaged Property as of April 10, 2025 was $140,300,000.
●	With respect to the Gateway Industrial Center Mortgage Loan (2.4%), the Appraised Value of the Mortgaged Property is a “prospective market value upon stabilization” of $160,300,000 as of June 1, 2026, which assumes the Mortgaged Property achieves a stabilized economic occupancy of 95.4%. The “as-is” appraised value of the Mortgaged Property as of May 9, 2025 was $144,200,000.
●	With respect to the 22 Milford Street Mortgage Loan (1.7%), the Appraised Value of the Mortgaged Property is a “prospective market value upon stabilization” of $18,100,000 as of September 1, 2025.
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The “as-is” appraised value of the Mortgaged Property as of December 23, 2024 was $17,600,000, at which time lease-up had not yet begun. The borrower sponsors commenced lease-up in February 2025. The Mortgaged Property reached stabilization as of the June 4, 2025 rent roll, which demonstrated 95.3% occupancy.

●	With respect to the Vertex HQ Mortgage Loan (1.6%), the Appraised Value of the Mortgaged Property is an “As Is with Escrow Reserve” value for the Vertex HQ Mortgaged Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved $173,530,598 for tenant improvements and $58,450,518 for free rent. Further, the appraisal assumes that the parking garage lease associated with the Vertex HQ Mortgaged Property will be binding on a potential buyer of the Vertex HQ Mortgaged Property and that four related extension options will be executed. The “as-is” appraised value of the Mortgaged Property as of June 10, 2025 is $1,410,000,00.
●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), the Appraised Value of $1,706,541,600 reflects a portfolio premium of approximately 2.0% over the aggregate “as-is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “as-is” Appraised Values of the Mortgaged Properties as of April 3, 2025 to April 10, 2025 is $1,673,080,000.
●	With respect to the Parkwyn Townhomes Mortgage Loan (1.3%), the Appraised Value of the Mortgaged Property is a “hypothetical market value encumbered by HFC” of $41,500,000 as of April 4, 2025 and which assumes the Mortgaged Property is encumbered by a ground lease and rental and income requirements as part of the Pecos Housing Finance Corporation (“PHFC”) program (“PHFC Program”), pursuant to which the Mortgaged Property is expected to benefit from an exemption from all property taxes, and that ongoing payments due in connection with being part of the PHFC Program are subordinate to the Mortgage Loan. The “as-is” appraised value of the Mortgaged Property as of April 4, 2025 was $31,800,000.
●	With respect to the Waterfront Office Mortgage Loan (1.0%), the Appraised Value of the Mortgaged Property is an “as-is” value of $10,850,000 as of June 11, 2025 which assumes that a renewal lease amendment for Pisenti & Brinker, the third largest tenant at the Mortgaged Property, will be signed and finalized at the terms provided. As of the date of value, the lease amendment terms had been agreed to and the amendment was out for signatures, but was not signed. The “as-is” appraised value of the Mortgaged Property excluding such assumption as of June 11, 2025 was $10,660,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified on Annex A to this prospectus.

In the case of a Crossed Group, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross collateralization, any Mortgage Loan that is part of a Crossed Group may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus with respect to the entire such Crossed Group.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

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●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
●	with respect to any Crossed Group, such term means the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Value of the related Mortgaged Properties;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
East 232nd Street	1.5%	70.9%	$1,000,000	63.4%

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Warren Corporate Center	6.3%	62.5%	$160,100,000	71.3%	$140,300,000
Gateway Industrial Center	2.4%	58.0%	$160,300,000	64.5%	$144,200,000
22 Milford Street	1.7%	61.3%	$18,100,000	63.1%	$17,600,000
Vertex HQ	1.6%	34.0%	$1,644,000,000	39.6%	$1,410,000,000
ILPT 2025 Portfolio	1.5%	43.8%	$1,706,541,600	44.7%	$1,673,080,000
Parkwyn Townhomes	1.3%	56.0%	$41,500,000	73.1%	$31,800,000
Waterfront Office	1.0%	59.9%	$10,850,000	61.0%	$10,660,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s);
●	with respect to any Crossed Group, such term means the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group;
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●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Cash Flow was calculated based on the related Underwritten Net Cash Flow divided by the related Cut-off Date Balance less a related earnout or holdback reserve:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
East 232nd Street	1.5%	7.8%	$1,000,000	8.7%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s);
●	with respect to any Crossed Group, such term means the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Debt Yield on Underwritten Net Operating Income was calculated based on the related Underwritten Net Operating Income divided by the related Cut-off Date Balance less a related earnout or holdback reserve:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
East 232nd Street	1.5%	7.9%	$1,000,000	8.8%

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise;
●	with respect to any Crossed Group, such term means the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, to the aggregate Annual Debt Service of the applicable Crossed Group; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Underwritten NCF DSCR was calculated based on the related Annual Debt Service assuming that the related Cut-off Date Balance is net of a related earnout or holdback reserve:
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Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Underwritten NCF DSCR	Earnout or Holdback Amount	Underwritten NCF DSCR
East 232nd Street	1.5%	1.22x	$1,000,000	1.37x

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date; provided that with respect to any Crossed Group, such term means the aggregate Cut-off Date Balance of the applicable Crossed Group per unit of measure with respect to all the Mortgaged Properties securing the Mortgage Loans comprising such Crossed Group.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;
●	with respect to any Crossed Group, such term means the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties;
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated based on the related Balloon Balance less a related earnout or holdback reserve, divided by the related Appraised Value set forth on Annex A to this prospectus:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Unadjusted Maturity Date/ARD LTV Ratio	Earnout or Holdback Amount	Maturity Date/ARD LTV Ratio
East 232nd Street	1.5%	70.9%	$1,000,000	63.4%

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●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Warren Corporate Center	6.3%	62.5%	$160,100,000	71.3%	$140,300,000
Gateway Industrial Center	2.4%	58.0%	$160,300,000	64.5%	$144,200,000
22 Milford Street	1.7%	61.3%	$18,100,000	63.1%	$17,600,000
Vertex HQ	1.6%	34.0%	$1,644,000,000	39.6%	$1,410,000,000
ILPT 2025 Portfolio	1.5%	43.8%	$1,706,541,600	44.7%	$1,673,080,000
Parkwyn Townhomes	1.3%	56.0%	$41,500,000	73.1%	$31,800,000
Waterfront Office	1.0%	59.9%	$10,850,000	61.0%	$10,660,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units or Pads or Spaces, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use (to the extent the related Mortgaged Property includes office, retail or industrial space components) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below. With respect to the 41 North Main Street Mortgage Loan, “Occupancy” represents the occupancy percentage for the office space at the Mortgaged Property (measured in square feet).

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

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“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Hard Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include “straight line” rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net

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cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten Net Cash Flow may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten NOI may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self-storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of

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the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. In certain cases where the related Mortgaged Property is subject to a master lease, the underwritten operating revenues may be based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

See “—Tenant Issues” below.

“Units”, “Rooms”, “Beds”, “Pads” or “Spaces” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily rental property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a student housing or other co-living property, the number of beds (if individual units are identified as “beds”), (d) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads or spaces or (e) in the case of a Mortgaged Property operated as a self-storage property, the number of self-storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$638,212,000
Number of Mortgage Loans	45
Number of Mortgaged Properties	168
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,500,000 to $63,750,000
Average Cut-off Date Balance	$14,182,489
Range of Mortgage Rates	4.93554% to 7.80000%
Weighted Average Mortgage Rate	6.58537%
Range of original terms to Maturity Date/ARD(2)	60 months to 61 months
Weighted average original term to Maturity Date/ARD(2)	60 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)	55 months to 60 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)	59 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	360 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(4)(5)	33.6% to 71.1%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.6%
Range of Maturity Date/ARD LTV Ratios(2)(4)(5)	33.6% to 71.1%
Weighted average Maturity Date/ARD LTV Ratio(2)(4)(5)	58.5%
Range of UW NCF DSCR(4)(6)	1.22x to 3.29x
Weighted average UW NCF DSCR(4)(6)	1.58x
Range of Debt Yield on Underwritten NOI(4)(7)	7.8% to 16.5%
Weighted average Debt Yield on Underwritten NOI(4)(7)	10.9%
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All Mortgage Loans
Percentage of Initial Pool Balance consisting of:
Interest Only	95.7%
Amortizing Balloon	4.3%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	4.3%
Mortgage Loans with subordinate debt only	3.1%
Mortgage Loans with mezzanine debt only	4.3%
Mortgage Loans with mezzanine debt and subordinate debt	4.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date.
(3)	Does not include any Mortgage Loan that pays interest-only until its maturity date or Anticipated Repayment Date.
(4)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a Whole Loan, based on both that Mortgage Loan and any related Pari Passu Companion Loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. With respect to Mortgage Loans that are part of a Crossed Group, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI of those Mortgage Loans are presented in the aggregate based on all the loans in the Crossed Group unless otherwise indicated.
(5)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan or Crossed Group (as the case may be) are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related Mortgaged Property or Mortgaged Properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of Mortgaged Properties as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the Mortgage Pool using only unadjusted “as-is” appraised values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan or Crossed Group (as the case may be), and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 59.8% and 59.7%, respectively.
(6)	The UW NCF DSCR for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated by dividing the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties by the annual debt service for such Mortgage Loan or Crossed Group (as the case may be), as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan or Crossed Group (as the case may be) structured with an earnout or economic holdback reserve, the UW NCF DSCR for such Mortgage Loan or Crossed Group (as the case may be) may be calculated based on the annual debt service that would be in effect for such Mortgage Loan or Crossed Group (as the case may be) assuming that the related Cut-off Date Balance(s) are net of the related earnout or economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(7)	The Debt Yield on Underwritten NOI for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated as the underwritten net operating income for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance(s) of such Mortgage Loan or Crossed Group (as the case may be), and the Debt Yield on Underwritten NCF for each Mortgage Loan or Crossed Group (as the case may be) is generally calculated as the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan or Crossed Group (as the case may be); provided, that with respect to any Mortgage Loan or Crossed Group (as the case may be) with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan or Crossed Group (as the case may be) may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (100.0%) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 44 Mortgage Loans

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(95.7%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, and one (1) Mortgage Loan (4.3%) that pays principal and interest for its entire term.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	18	$181,123,500	28.4%
High Rise	3	62,200,000	9.7
Mid Rise	6	59,860,000	9.4
Garden	4	29,863,500	4.7
Low Rise	5	29,200,000	4.6
Office	4	$115,410,000	18.1%
CBD	1	63,750,000	9.99
Suburban	2	45,160,000	7.1
Urban	1	6,500,000	1.0
Retail	3	$82,975,000	13.0%
Anchored	2	67,975,000	10.7
Single Tenant	1	15,000,000	2.4
Manufactured Housing	19	$74,507,500	11.7%
Manufactured Housing	14	53,937,500	8.5
RV Park	4	19,980,000	3.1
Multifamily/Manufactured Housing	1	590,000	0.1
Industrial	78	$54,942,859	8.6%
Warehouse/Distribution	73	33,616,174	5.3
Warehouse	1	17,220,000	2.7
Warehouse/Manufacturing/Flex	1	3,700,000	0.6
Cold Storage	1	233,912	0.04
Manufacturing	1	141,997	0.02
Storage Yard	1	30,776	0.005
Mixed Use	4	$46,050,000	7.2%
Office/Industrial	1	25,000,000	3.9
Lab/Office	1	10,000,000	1.6
Multifamily/Retail	1	7,750,000	1.2
Multifamily/Office	1	3,300,000	0.5
Hospitality	7	$46,000,000	7.2%
Full Service	4	19,100,000	3.0
Select Service	1	18,500,000	2.9
Limited Service	2	8,400,000	1.3
Self-Storage	7	$35,905,000	5.6%
Leased Fee	28	$1,298,141	0.2%
Total	168	$638,212,000	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

Multifamily Rental Properties

Eighteen (18) multifamily rental properties (28.4%) secure, in whole or in part, seventeen (17) (28.4%) of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the 180 Water Mortgage Loan (4.2%), a significant number of employees at the Mortgaged Property are covered by collective bargaining agreements between the borrower and Service Employees International Union, Local 32BJ. If the relationships with such employees or the unions that represent them become adverse, the Mortgaged Property could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. We cannot assure you that the relationship between the borrower and the labor union will not become adverse, or that similar demonstrations will not transpire. The collective bargaining agreement covering a significant number of employees at the Mortgaged Property requires the borrower to participate with other companies in a multiemployer pension plan. To the extent the plan is underfunded, ERISA, as amended by the Multiemployer Pension Plan Amendments Act of 1980, may subject the borrower to substantial liabilities under the plan if the borrower withdraws from the plan or the plan is terminated or experiences a mass withdrawal. See “Risk Factors—Risks Related to the Mortgage Loans—Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies”.

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With respect to the Than Tower Mortgage Loan (3.8%), 21 of the 105 units at the Mortgaged Property are leased to tenants that receive Section 8 assistance.

With respect to the 22 Milford Street Mortgage Loan (1.7%), the related borrower sponsor acquired the vacant former industrial Mortgaged Property in 2024 and converted it into a 43-unit multifamily property (all studio units). In connection with the conversion, the borrower sponsor applied to the New York City Department of Housing Preservation and Development (the “HPD”) for a 467-m tax exemption (which, if approved, would provide for a 65% post-construction tax exemption until the 31st year following the completion of the “Construction Period” (defined as the period beginning on the later of the “Commencement Date” (May 28, 2024, according to the borrower’s 467-m application) or three years before the “Completion Date” (January 1, 2025, according to the borrower’s 467-m application) and ending on the day before the Completion Date). Such benefits phase out incrementally during years 31 through 35 of the abatement period. As part of the abatement program, the Mortgaged Property will be required to meet and maintain the following criteria: at least 25.0% of the dwelling units must be affordable housing units (“AHUs”) with a weighted average not to exceed 80.0% of adjusted median income (“AMI”). The abatement program also requires that not less than 5.0% of the dwelling units contain AHUs at 40.0% of the AMI, and that there can be no more than three income bands for all AHUs and no income band may exceed 100.0% of the AMI. The Mortgaged Property is 95.3% occupied based on the June 4, 2025 rent roll. Units are currently leased through the following NYC subsidy programs: (a) CityFHEPS – HPS (Homeless Placement Services) referrals - 11 affordable housing units (required in accordance with the 467-m tax exemption guidelines), (b) the HIV/AIDS Services Administration (“HASA”), administered by the New York City Human Resources Administration, which provides for certain services for individuals diagnosed with HIV/AIDS, including, but not limited to, rental assistance – 7 units, (c) CityFHEPS – 24 units and (d) New York City Housing Authority – 1 unit (section 8 voucher). See “—Real Estate and Other Tax Considerations” below.

With respect to the East 232nd Street Mortgage Loan (1.5%), as of August 2025, 10 of the 40 units at the Mortgaged Property (25% of the total units) are leased to tenants utilizing Section 8 vouchers and 11 of the 40 units at the Mortgaged Property (27.5% of the total units) are leased to tenants receiving rental assistance provided by New York City’s HIV/AIDS Services Administration.

With respect to the 30-58 and 30-64 34th Street Mortgage Loan (1.4%), 66 of the 70 units at the Mortgaged Property are rent stabilized.

With respect to the Parkwyn Townhomes Mortgage Loan (1.3%), the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units at the Mortgaged Property will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be calculated based on specific formulas outlined in the related regulatory agreement in exchange for a tax abatement and temporary transfer of ownership of the Mortgaged Property to the HFC. The Parkwyn Townhomes Mortgage Loan received eligibility from a county other than the one in which the Mortgaged Property resides from a “traveling HFC”. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”. We cannot predict what effect, if any, House Bill 21 will have on the continuation of the current housing finance corporation programs or the Mortgaged Property’s eligibility. As a condition to the entry of the Mortgaged Property into the PHFC Program, as part of an application to benefit from an exemption to all property taxes, the borrower entered into a regulatory agreement pursuant to which the Mortgaged Property is required to reserve (i) at least 40% of the units to tenants earning less than 140% of the area median income and (ii) at least 50% of the units to tenants earning less than 80% of the area median income, subject to certain rent restrictions (collectively, the “PHFC Program Affordable Components”). See “Real Estate and Other Tax Considerations” below.

With respect to the 116 St. Marks Mortgage Loan (0.7%), 2 of the 6 residential units are rent-stabilized pursuant to New York State’s Housing Stability and Tenant Protection Act of 2019.

Office Properties

Four (4) office properties (18.1%) secure, in whole or in part, four (4) (18.1%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

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Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

Three (3) retail properties (13.0%) secure, in whole or in part, three (3) (13.0%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. Re-tenanting certain specialty properties that previously had specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Manufactured Housing Community Properties

Nineteen (19) manufactured housing community properties (11.7%) secure, in whole or in part, five (5) (12.2%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Southeast MHC Portfolio Mortgage Loan (5.6%), substantially all of the pad sites are leased out to tenants on a month-to-month basis.

With respect to the Southeast MHC Portfolio Mortgage Loan (5.6%), manufactured homes (“Owned Mobile Homes”) owned by an affiliate of the related borrower are located on 576 of the 703 pads at the Mortgaged Properties (including 94 of the 100 pads at the Boulder Trails Mortgaged Property, all of the 118 pads at the Crumley Farms Mortgaged Property, 167 of the 201 pads at the Highridge Mortgaged Property, 168 of the 250 pads at the

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Pine Hill & Pine Manor Mortgaged Property and 29 of the 34 pads at the Sizemore Mortgaged Property). The Mortgage Loan documents require the borrowers to only enter into leases for the related pads (which must be at prevailing market rates) and not for the Owned Mobile Homes, and prohibit the borrowers (but not their affiliates) from financing the Owned Mobile Homes. Rent for the pads is paid by the occupants of such Owned Mobile Homes to the borrower, and rent for the Owned Mobile Homes is paid by such occupants to the related borrower’s affiliate. The borrowers may not remove any Owned Mobile Homes without the lender’s consent unless replaced with an Owned Mobile Home of equal or greater value within 30 days of removal, and have agreed that title to an Owned Mobile Home may not be transferred except to a tenant in an arm’s length transaction (or if such Owned Mobile Home is removed and replaced).

With respect to the Quality RV Resort & SS Portfolio Mortgage Loan (3.7%), as of the origination date of the related Mortgage Loan, an affiliate (the “Quality Affiliate Owner”) of the related borrowers owns 17 recreational vehicles and 15 travel trailers which are located on pads at the related Mortgaged Properties (the “Borrower Owned RVs”). The Mortgaged Properties are composed of 758 pads and 303 self storage units. Pursuant to the Mortgage Loan documents, no more than 10% of the 758 pads at the related Mortgaged Properties are allowed to be occupied by Borrower Owned RVs. The Borrower Owned RVs are collateral for the related Mortgage Loan and the related borrowers are required to deliver to the related lender copies of the applications for transfer of title to the related borrower for all Borrower Owned RVs 30 days after the origination of the Mortgage Loan and thereafter deliver to the related lender copies of the title certificates indicating the related borrower as title owner promptly following receipt of such title certificates from the applicable governmental authorities. The Quality Affiliate Owner is in the process of transferring the Borrower Owned RVs to the related borrowers.

With respect to the River View MHC Mortgage Loan (0.9%), the related Mortgaged Property has a total of 90 pads of which 7 are occupied by homes owned by an affiliate of the related borrower (the “River View Affiliate Owner”). The homes owned by the River View Affiliate Owner are not part of the collateral for the related Mortgage Loan. Only income derived from the rental of all of the pad sites, including those pad sites occupied by homes owned by the River View Affiliate Owner, was underwritten. The River View Affiliate Owner may not remove any affiliate-owned homes from the Mortgaged Property, other than (i) in connection with obsolete or unusable manufactured homes that are removed in good faith in the ordinary course of business or (ii) with the lender’s prior approval.

With respect to the Ramar Mobile Home Park Mortgage Loan (0.4%), the Mortgaged Property consists of a manufactured housing community restricted to tenants aged 55 and older.

With respect to the FG Communities MHC Portfolio Mortgage Loan (1.7%), the related portfolio of Mortgaged Properties includes 350 manufactured home sites, nine recreational vehicles pad sites, and six apartment units for a total unit count of 365 sites across seven properties in North Carolina and one property in South Carolina. The portfolio is 87.7% occupied as of July 2025. The site counts at each individual Mortgaged Property range from 13 sites to 96 sites. Additionally, of the 350 total manufactured home sites, 82 are occupied by manufactured homes owned by an affiliate of the Borrower (the “FG Affiliate Owner”). Included in the affiliate-owned manufactured homes are three manufactured “rent-to-own” homes, where the residents make a down payment for such manufactured homes plus additional periodic payments to FG Affiliate Owner to purchase such manufactured homes, as well as pad rent. If a resident fails to make the required payments, FG Affiliate Owner will continue to own such manufactured homes. The Mortgage Loan documents limit the number of manufactured homes at the Mortgaged Properties that may be owned by borrower affiliates to 50%. Only income derived from the rental of all of the pad sites, including those pad sites occupied by homes owned by the FG Affiliate Owner was included in historic and underwritten cash flows. A master lease described under “—Affiliated Leases and Master Leases” below between the borrower and the FG Affiliate Owner is in place for any site or pad on the Mortgaged Properties upon which manufactured homes owned by the FG Affiliate Owner are located. With respect to the six apartment units, five are free-standing apartments located on the Hildebran Highlands Mortgaged Property and one is located on the Carolina Pines Mortgaged Property.

Industrial Properties

Seventy-eight (78) industrial properties (8.6%) secure, in whole or in part, five (5) (8.8%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

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Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), the sole tenant at each of the 996 Paragon Way Mortgaged Property, the 6850 Weber Boulevard Mortgaged Property, the 3800 Midlink Drive Mortgaged Property, the 27200 SW 127th Avenue Mortgaged Property, the 2300 North 33rd Avenue East Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 5795 Logistics Parkway Mortgaged Property, the 5001 West Delbridge Street Mortgaged Property, the 17200 Manchac Park Lane Mortgaged Property, the 55 Commerce Avenue Mortgaged Property, and the 3736 Salisbury Road Mortgaged Property (collectively, 0.3%), has the right under its lease to require the related borrower to construct an expansion to its leased premises. In the event of foreclosure, the issuing entity will have limited ability to complete construction. For more information, see “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure”.

With respect to the Century Business Center Mortgage Loan (0.6%), the sole tenant at the Mortgaged Property also subleases a 1.73-acre site for additional parking along the northern part of the Mortgaged Property from the City of Hawthorne. The sole tenant is fully responsible for sublease payments and utilizes the parcel for additional parking. The Mortgaged Property has access to two railroad tracks on the east side of the site serviced by Southern Pacific Railroad. According to the borrower sponsors, the railroads were used by the prior tenant, Northrop Grumman, up to the time such prior tenant vacated in 2019, but are no longer actively used by the sole tenant.

With respect to the Century Business Center Mortgage Loan (0.6%), the Mortgaged Property serves as SpaceX’s (the sole tenant) developing and manufacturing hub for certain rockets, spacecraft, rocket engines and user terminals. Due to SpaceX's multi-billion-dollar contract with NASA, the government agency also employs staff at the Mortgaged Property.

Mixed Use Properties

Four (4) mixed use properties (7.2%) secure, in whole or in part, four (4) (7.2%) of the Mortgage Loans. `

Each of the mixed use properties has one or more office, retail, multifamily, laboratory and/or industrial components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General— Office Properties”, “—Retail Properties”, “—Multifamily Rental Properties” and “—Industrial Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the 27 Brighton 11th Street Mortgage Loan (1.2%), the borrower has applied for a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 5 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The borrower has opted to reserve 31.25% (which is equal to 5 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income. See “—Real Estate and Other Tax Considerations”.

In addition, with respect to the 27 Brighton 11th Street Mortgage Loan (1.2%), 1 of the 16 total multifamily units at the Mortgaged Property is rented by a tenant utilizing a Section 8 voucher. If the tenant fails to receive the Section 8 subsidy or other government assistance program rental subsidies, it could result in delinquent rent

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payments and/or reduced occupancy rates at the Mortgaged Property. Additionally, 14 of the 16 total multifamily units at the Mortgaged Property are rent stabilized and regulated by the DHCR.

Hospitality Properties

Seven (7) hospitality properties (7.2%) secure, in whole or in part, two (2) (7.2%) of the Mortgage Loans. With respect to the Verdigreen Hotels Portfolio Mortgage Loan (4.3%) and The Life Hotel Mortgage Loan (2.9%), the related Mortgaged Properties are operated as independent, boutique hotels and are not subject to a “flag.” A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality. The Verdigreen Hotels Portfolio Mortgage Loan (4.3%) requires a seasonality reserve that was established in connection with the origination of each such Mortgage Loan and/or that is required on an ongoing basis.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent.

With respect to The Life Hotel Mortgage Loan (2.9%), all employees, except for managers, assistant managers, head housekeeper, supervisors, room clerks, and executives, at the Mortgaged Property are covered by a collective bargaining agreement between the borrower and the New York Hotel & Motel Trades Council, AFL-CIO. If the relationships with such employees or the unions that represent them become adverse, the Mortgaged Property could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. We cannot assure you that the relationship between the borrower and the labor union will not become adverse, or that similar demonstrations will not transpire. The borrower contributes to the NY/NJ Hotel & Gaming Workers Union Division A Pension Fund, a union-sponsored multiemployer pension plan. If the borrower were to cease or significantly reduce its contributions to the pension fund, it could trigger withdrawal liability equal to its share of the plan’s unfunded vested benefits. See “Risk Factors—Risks Related to the Mortgage Loans—Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies”.

Self-Storage Properties

Seven (7) self-storage properties (5.6%) secure, in whole or in part, six (6) (8.8%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self-storage properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self-Storage Facilities”.

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Certain self-storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

With respect to the Mini U Storage – Richmond Mortgage Loan and the Mini U Storage – Houston Katy Mortgage Loan (collectively, 1.3%), each of the related borrowers are owned and controlled by MHPI VII, LLC (“Fund 7”) which is an open-ended investment fund controlled by Brian Dahn, Ryan Smith and Jamie Smith (the “Principals”). Currently, Ryan Smith and Jamie Smith are negotiating a divestiture of their interest in Fund 7 with Brian Dahn. Pursuant to Fund 7’s operating documents, if the Principals cannot resolve this divestiture, such negotiation will be subject to arbitration proceedings. MHP Management, LLC, which is an entity controlled by Ryan Smith, Jamie Smith and other family trusts, serves as the guarantor (the “Smith Entity Guarantor”) with respect to the Mini U Storage – Richmond Mortgage Loan and the Mini U Storage – Houston Katy Mortgage Loan. Each of the related Mortgage Loans permit the equity interests in the related borrower held by entities controlled or owned by the Smith Entity Guarantor (the “Smith Controlled Entities”) to be transferred (a “Mini U Permitted Equity Transfer”) to any entity controlled by the Dahn Corporation without the related lender’s consent, provided that, among other things, (i) no event of default has occurred, (ii) the related lender has received written notice of the Mini U Permitted Equity Transfer no less than 30 days prior to the commencement of such transfer, (iii) the related lender has received and approved a post-transfer organizational chart which must confirm that after the Mini U Permitted Equity Transfer (a) there are no new equity holders in the related borrower’s ownership structure that were not equity holders on the origination date and (b) no equity holder holds 20% or more in the related borrower that previously held less than 20%, (iv) after the Mini U Permitted Equity Transfer is complete, Dahn Corporation must remain in sole control of the related borrower and management of the Mortgaged Property, (v) after the Mini U Permitted Equity Transfer, the Smith Controlled Entities will have no remaining equity interest in the related borrower and related borrower will have no continuing obligations to the Smith Controlled Entities and (vi) such Mini U Permitted Equity Transfer will not occur during the 60 days prior to and 60 days after a securitization.

Land (Leased Fee) Properties

One (1) Mortgage Loan (1.5%) is secured by the fee interest, but not the improvements (subject to the provisions of the related ground leases) in 28 properties. Certain factors may adversely affect the operation and value of a Mortgaged Property that consists entirely of a leased fee interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	1	6.3%
Research & Development facility and/or data center(2)	1	6.3%
Grocery(3)	1	8.8%
Entertainment Venue(4)	1	8.8%
Gym, fitness center, spa, salon, pool or health club(5)	1	2.7%
School, educational facility and/or beauty and cosmetology school(6)	1	3.9%

(1)	Includes the following Mortgaged Properties: Warren Corporate Center.
(2)	Includes the following Mortgaged Properties: Warren Corporate Center.
(3)	Includes the following Mortgaged Properties: Spring Valley Marketplace.
(4)	Includes the following Mortgaged Properties: Spring Valley Marketplace.
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(5)	Includes the following Mortgaged Properties: Precise Space.
(6)	Includes the following Mortgaged Properties: Philadelphia Design and Distribution Center.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Spring Valley Market Place Mortgaged Property (8.8%), a tenant operates an on-site dry cleaner.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$63,750,000	9.99%
Five (5) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$223,250,000	35.0%
Ten (10) Largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$345,910,000	54.2%
Largest Related-Borrower Concentration(1)	$19,425,000	3.0%
Next Largest Related-Borrower Concentration(1)	$16,027,500	2.5%

(1)	Excludes single-borrower Mortgage Loans and Crossed Groups that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 2.9% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Southeast MHC Portfolio	$36,000,000	5.6%
Verdigreen Hotels Portfolio	27,500,000	4.3
Quality RV Resort & SS Portfolio	23,460,000	3.7
Beechgrove & Buttermilk Pike Self Storage Portfolio	13,000,000	2.0
FG Communities MHC Portfolio	10,600,000	1.7
ILPT 2025 Portfolio	9,571,000	1.5
Kimberly & Shannon Apartments	3,300,000	0.5
Grand Total	$123,431,000	19.3%

Three (3) groups of Mortgage Loans (6.5%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other or share the same borrower sponsor. No such group of Mortgage Loans represents more than approximately 3.0% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

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Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Mini U Storage - Fairfax Station	$6,500,000	1.0%
Mini U Storage - Richmond	5,017,000	0.8
Mini U Storage - Highlands Ranch	4,620,000	0.7
Mini U Storage - Houston Katy	3,288,000	0.5
Total for Group 1:	$19,425,000	3.0%

Group 2
FG Communities MHC Portfolio	$10,600,000	1.7%
River View MHC	5,427,500	0.9
Total for Group 2:	$16,027,500	2.5%

Group 3
Kimberly & Shannon Apartments	$3,300,000	0.5%
Kenneth Apartments	2,685,000	0.4
Total for Group 3:	$5,985,000	0.9%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans (if any) that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	15	$249,616,214	39.1%
New Jersey	3	61,500,000	9.6
Texas	10	57,268,953	9.0
Georgia	8	42,045,297	6.6
Total	36	$410,430,464	64.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Georgia, Texas, North Carolina and Florida, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, Louisiana, North Carolina and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region
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have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Eight (8) Mortgaged Properties (2.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 14%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Twenty (20) Mortgaged Properties (22.4%), each have a limited operating history, as described in one or more of the bullets below.

●	Ten (10) of the Mortgaged Properties (19.3%), namely, the Warren Corporate Center Mortgaged Property, the Supreme High Street Retail Mortgaged Property, the 22 Milford Street Mortgaged Property, the 1000 Portside Drive Mortgaged Property, the 7 Slater Drive Mortgaged Property, the 219 and 221 South 4th Street Mortgaged Property, the East 232nd Street Mortgaged Property, the 27 Brighton 11th Street Mortgaged Property, the 340 Broadway Mortgaged Property and the 41 North Main Street Mortgaged Property, were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
●	Nine (9) of the Mortgaged Properties (2.5%), namely, the FG Communities MHC Portfolio Mortgaged Properties and the River View MHC Mortgaged Property, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
●	Two (2) Mortgaged Properties (2.9%), namely, the Supreme High Street Retail Mortgaged Property and the Century Business Center Mortgaged Property, are subject to a triple-net lease with the related tenants and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other Mortgaged Properties have less than 3 years of historical financial information presented on Annex A.

Tenancies-in-Common or Diversified Ownership

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of the Philadelphia Design and Distribution Center Mortgage Loan (3.9%) and the Augusta Ranch Marketplace Mortgage Loan (1.9%), the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

With respect to the 251 Park Avenue South Mortgage Loan (9.99%), the Mortgage Loan documents permit the transfer of the Mortgaged Property with the reasonable consent of the lender, including to transferees that will hold the Mortgaged Property as tenants-in-common, provided that certain conditions are satisfied, including that if the transferee is a tenancy-in-common it must have no more than five tenants in common.

With respect to the Gateway Industrial Center Mortgage Loan (2.4%), approximately 20.97% of the equity ownership of the borrower is owned by multiple individual crowd funding investors.

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See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Two (2) Mortgage Loans (2.7%), namely, the ILPT 2025 Portfolio Mortgage Loan (1.5%) and the 27 Brighton 11th Street Mortgage Loan (1.2%), are each secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), five of the Mortgaged Properties are subject to condominium regimes (established pursuant to the applicable condominium documents). With respect to one such condominium, related to the 3800 Midlink Drive Mortgaged Property, the borrower owns one of 22 units in the related condominium, and does not control the condominium.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the 251 Park Avenue South Mortgage Loan (9.99%), the borrower has the right to convert the 251 Park Avenue South Property into a condominium with units that are 100% owned by the borrower, provided that conditions set forth in the related Mortgage Loan documents are satisfied, including but not limited to the lender’s reasonable approval of the related condominium documents, updates to the Mortgage Loan documents as reasonably required by the lender, and compliance with REMIC requirements.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, namely ILPT 2025 Portfolio - 435 SE 70th Street (0.003%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

In general, except as described above or as noted on Annex E-1B or Annex E-2B to this prospectus, unless the related fee interest is also encumbered by the related mortgage and except as disclosed below, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B or Annex E-2B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Mortgage Loan representation and warranty no. (35) (Ground Leases) on Annex E-1A to this prospectus and Mortgage Loan

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representation and warranty no. (34) (Ground Leases) on Annex E-2A to this prospectus, and any related exceptions on Annex E-1B and Annex E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grants of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

Except as set forth below, none of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History, Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine (9) months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations may have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;
●	for which an operations and maintenance plan or abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;
●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;
●	for which an environmental insurance policy will have been obtained from a third party insurer;
●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;
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●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;
●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;
●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or
●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the environmental testing revealed the presence of asbestos containing materials, lead based paint, mold and/or radon at the subject Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Additionally, certain of the Mortgaged Properties have one or more RECs, controlled recognized environmental conditions (“CRECs”) or historical recognized environmental conditions (“HRECs”) for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing.

Set forth below is a description of certain material environmental conditions existing at certain of the Mortgaged Properties, as identified in the environmental report, for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing or for which further action is required. We cannot assure you that there are no other existing environmental conditions, material or otherwise, in addition to those described below, or that these or other conditions would not ultimately have an adverse effect on the Mortgaged Properties.

With respect to the Spring Valley Marketplace Mortgage Loan (8.8%), the related ESA identified a REC in connection with a dry-cleaning tenant’s historical and ongoing use of chlorinated solvents (principally perchloroethylene, “PCE”) and likely releases of polyfluoroalkyl substances (“PFAS”). The environmental consultant noted that (i) during the previous environmental on-site inspection, the inspecting environmental consultant observed a 20-gallon plastic drum containing PCE in the dry-cleaning tenant’s space and (ii) PCE, even when stored properly, can readily migrate to soil, soil gas and groundwater beneath a facility. Although a 2019 soil and groundwater field screening did not indicate subsurface impacts from chlorinated solvents, elevated PCE was detected in sub-slab soil vapor and indoor air samples submitted for analysis. The environmental consultant concluded that the long-term use of chlorinated solvents and evidence of chlorinated solvent impacts to sub-slab soil gas represents a REC. The environmental consultant also concluded that the tenant’s long-term operations likely released PFAS via wastewater and emissions, constituting a REC. At origination, the borrower deposited $49,000 into an environmental reserve for remediation of the REC. Pursuant to the Mortgage Loan documents, the borrower is required to install a sub-slab depressurization system by December 4, 2025 and conduct periodic monitoring and sampling, in accordance with applicable law, to prevent vapor intrusion above the mitigation levels in the New York State Department of Health Soil Vapor/Indoor Air Matrices A–C. The borrower must continue these

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vapor mitigation measures until the borrower delivers evidence reasonably satisfactory to the lender and its consultant that (i) post-mitigation soil vapor and/or indoor air sampling indicates no identified concentrations exceeding the mitigation levels and (ii) such mitigation is no longer required under applicable environmental laws.

With respect to the Philadelphia Design and Distribution Center Mortgage Loan (3.9%), the related Phase I ESA identified a CREC in connection with the historical use and removal of USTs at the Mortgaged Property. According to the related Phase I ESA, a review of documentation obtained from the Pennsylvania Department of Environmental Protection (“PADEP”) and related environmental reports revealed eight USTs were formerly located at the Mortgaged Property, which included four fuel oil tanks and four solvent tanks. In June 1989, three fuel oil USTs and one solvent UST were removed while three solvent USTs were closed in place. According to the related Phase I ESA, no releases were noted from the excavated USTs. In September 1989, a 35,000-gallon fuel oil UST was removed from the Mortgaged Property. Soil collected in connection with the removal revealed a release, which was reported to the PADEP in 1990. However, excavation to bedrock was performed and the PADEP determined no further remediation was required. Ten groundwater monitoring wells were installed at the Mortgaged Property in 1998 to assess the impact of the release to groundwater. Trichloroethylene (“TCE”) was detected in one of the monitoring wells at levels exceeding regulatory thresholds, prompting the Mortgaged Property’s inclusion in the Act 2 Land Recycling Program. Continued monitoring showed a decreasing trend in TCE concentrations. The PADEP issued an Act 2 Approval Letter dated September 19, 2003, confirming attainment of cleanup standards. A follow-up PADEP letter dated July 1, 2019 reaffirmed the approval, contingent upon: (i) maintenance of pavement, building, or soil caps; (ii) prohibition of groundwater use; and (iii) restriction of property use to nonresidential purposes. The 2019 letter also stated that a deed notice was required upon any transfer of the Mortgaged Property; however, the PADEP had no such document on file in connection with the Borrower’s acquisition of the Mortgaged Property. According to the related Phase I ESA, legal counsel to the Borrower sent a letter to the PADEP on July 22, 2019 (i) indicating that at the time that the Borrower acquired the Mortgaged Property, the Uniform Environmental Covenants Act (“UECA”) had not yet been enacted and the Borrower had no knowledge of a required deed notice and (ii) requesting that the PADEP provide a basis for the requirement that the Borrower prepare a deed notice. Such letter is the most recent document provided by the PADEP. As such, it is unknown whether a deed notice has been prepared. However, based on the foregoing, the former USTs and associated contamination are considered to represent a CREC and the related engineer recommends adherence with the requirements of engineering and institutional controls required by PADEP.

With respect to the Gateway Industrial Center Mortgage Loan (2.4%), the related Phase I ESA identified a CREC in connection with impacts to soil, soil vapor, and shallow perched groundwater associated with long-term industrial use at the Mortgaged Property. These impacts were identified during various Baseline Environmental Assessment (“BEA”) investigations that have been conducted at the Mortgaged Property, including by the current ownership entities. Generally stated, conducting a BEA allows the person(s) on whose behalf it is performed to purchase or begin operating at a property without taking on liability for historic impacts identified in the BEA. To specifically address concerns associated with potential exposure to soil vapor, vapor mitigation systems have been installed under certain buildings at the Mortgaged Property. Given the preparation of a BEA for the Mortgaged Property and the installation of vapor mitigation systems at the Mortgaged Property, the related Phase I ESA concluded that no further investigation was necessary in relation to the CREC.

With respect to the City Deck Landing Mortgage Loan (1.7%), the related ESA identified a CREC associated with historical gas station, photography development, motorcycle repair shop and railway yard operations at the Mortgaged Property and adjacent properties since at least the late 1880s through approximately 1970. In 2005, site investigations conducted under the oversight of the Wisconsin Department of Natural Resources (“WDNR”) identified elevated levels of (a) lead, arsenic and petroleum-related contaminants in soil and (b) lead, arsenic and benzene in groundwater. The groundwater contaminants are expected to naturally attenuate over time. Sampling subsequent to remedial actions identified residual soil contamination in localized areas of the Mortgaged Property. On June 6, 2017 the WDNR granted Final Case Closure with Continuing Obligations, which permitted the residual contamination to remain in soil and groundwater subject to restrictions, including, without limitation, (a) prohibited installation of groundwater wells without prior WDNR approval and (b) evaluation and proper management of soil during future excavation/disturbance. Although a vapor intrusion concern was not identified, a vapor barrier was installed beneath the building. The borrower has covenanted to comply with the conditions of regulatory closure and provide notice to the lender of any future earthmoving activities triggering regulatory notification requirements.

With respect to the 7 Slater Drive Mortgage Loan (1.6%), the related ESA identified a CREC at the Mortgaged Property in connection with soil and groundwater contamination associated with historical manufacturing use at the Mortgaged Property from approximately 1889 to 1982. The environmental engineer reported that engineering

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controls are in place and the Mortgaged Property is restricted to non-residential use. The environmental engineer reported that no further evaluation or investigation is required.

With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), the related Phase I ESAs identified RECs or CRECs at 22 of the related Mortgaged Properties as follows:

●	With respect to the 6850 Weber Boulevard Mortgaged Property (0.04%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified landfill operations on an adjoining property as a REC. Landfill leachate has the potential to contain Per- and Poly-Fluoroalkyl Substances (“PFAS”) from contaminated industrial wastes, sewage sludge, building materials and general waste products. However, there were no reports suggesting that the landfill has caused any off-site impacts. The Phase I ESA additionally notes that there did not appear to be any significant health risk to the occupants of the Mortgaged Property from the adjacent landfill as the Mortgaged Property is serviced by public drinking water and sewer systems, and no vapor intrusion risks associated with the landfill were identified. Therefore, the ESA does not recommend any further action or investigation in relation to this matter.
●	With respect to the 3800 Midlink Drive Mortgaged Property (0.04%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA has identified the Mortgaged Property’s former location within a larger 340-acre parcel historically operated by General Motors as a CREC. Historic operations conducted at the Mortgaged Property by General Motors as well as agricultural operations historically conducted onsite have resulted in impacts to site soils and groundwater exceeding applicable cleanup criteria. Theses impacts were identified during an initial Baseline Environmental Assessment (“BEA”) conducted at the Mortgaged Property in 2013 just prior to its redevelopment and confirmed in various BEAs conducted thereafter by different parties. Generally stated, conducting a BEA allows a person/entity to purchase or begin operating at a property without taking on liability for historic impacts identified in the BEA. The existing impacts identified in the BEAs have resulted in the placement of activity and use limitations (“AULs”) on the Mortgaged Property that include property and groundwater use restrictions and soil management requirements. Given the preparation of several BEAs for the Mortgaged Property as well as the placement of AULs on the Mortgaged Property to protect from exposure to any known impacts, the Phase I ESA concluded that no further action or investigation was necessary in relation to this matter. An SLPL policy was purchased as described below.
●	With respect to the 13509 Waterworks Street Mortgaged Property (0.03%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies the Mortgaged Property’s location within the boundaries of the U.S. Naval Air Station Cecil Field National Priorities List Site (“Cecil Field Superfund site”) as a CREC. The Cecil Field Superfund Site is currently being investigated and remediated by the Department of the Navy. A Superfund related investigation conducted in the area of the Mortgaged Property identified impacts to shallow soils above Florida Department of Environmental Protection (“FDEP”) industrial cleanup levels. Impacted soils were excavated in 2002, and the FDEP issued a No Further Action (“NFA”) letter in relation to this excavated area on October 12, 2004. The NFA allows certain soil impacts in excess of FDEP residential cleanup standards to remain in place. Therefore, land use controls were implemented for the Mortgaged Property that prohibit residential use, the excavation of soil, and the disturbance of any existing or future monitoring or remediation systems unless prior written approval is obtained. Given receipt of the NFA, which includes institutional controls to protect from exposure to any residual impacts, the ESA concluded that no further action or investigation into this CREC matter was necessary. An SLPL policy was purchased as described below.

In addition to the CREC, the related ESA identifies a REC for the Mortgaged Property associated with the presence of PFAS in groundwater. Groundwater samples were collected in 2020 in an area of the Cecil Field Superfund Site generally known as the Yellow Water Weapons Area (“YWWA”) of which the Mortgaged Property is part. The samples demonstrated that shallow groundwater had been impacted by PFAS concentrations that exceeded certain applicable screening levels established for the Cecil Field Superfund Site. The source(s) of the identified PFAS concentrations is not clear, and in 2023, additional PFAS-related investigation in the area of the YWWA was recommended. Given that this matter is being addressed by a responsible party (the Department of the Navy) unrelated to the borrower as part of the Cecil Field Superfund Site, which is overseen by the FDEP, the ESA did not

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recommend any further action in relation to this matter. An SLPL policy was purchased as described below.

●	With respect to the 91-141 Kalaeloa Mortgaged Property (0.03%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies impacts to the Mortgaged Property caused by a petroleum product release migrating from the neighboring Tesoro/Par Hawaii Refinery (“TPHR”) property as a REC. Information obtained from environmental databases reviewed by the ESA consultant identify the TPHR property as an active/open hazardous waste site with known releases to groundwater. Assessments conducted on the TPHR property in the late 1990s demonstrated increasing free product thickness in a monitoring well on the western portion of the TPHR property, which was believed to indicate that the petroleum product plume was potentially migrating off-site. A Corrective Measures Implementation Report prepared for the TPHR property depicts the plume's western extent as along the Mortgaged Property's southeastern boundary, but a site map for the Mortgaged Property reviewed during the course of the ESA depicts part of the plume attributed to TPHR on the southeastern corner of the Mortgaged Property. The ESA ultimately concludes that because the Mortgaged Property is serviced by public water and sewer systems, any onsite migration of the TPHR plume does not represent a significant health risk to the Mortgaged Property occupants. Additionally, there did not appear to be any vapor intrusion concerns associated with the plume at the Mortgaged Property because the southeastern corner on which the plume has been identified is not occupied by any buildings. Finally, a party unrelated to borrower, TPHR, appears to be responsible for addressing the plume. While the ESA does not specifically recommend any additional investigation, it does recommend conducting a review of the TPHR file to obtain additional information on this off-site release. An SLPL policy was purchased as described below.
●	With respect to the 3245 Henry Road Mortgaged Property (0.02%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies two approximately 150,000-gallon aboveground storage tanks (“ASTs”) historically located onsite as a REC. These ASTs were installed on the northwestern corner of the Mortgaged Property around the mid-1960s and removed in the early-2000s. The ASTs appeared to be associated with the current Marathon Oil Bulk Terminal. No additional information on the ASTs, such as their contents or on their removal or any post-closure sampling, was available for review. The ESA consultant recommended additional regulatory review and/or conducting a Phase II subsurface investigation to further evaluate the identified REC. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $100,000-$300,000. A Phase II investigation was not conducted, however an SLPL (as defined below) policy was purchased as described below.
●	With respect to the 55 Commerce Avenue Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies three RECs relating to (1) historic dry cleaning operations at a formerly adjoining property; (2) the historic inclusion of a portion of the Mortgaged Property within a larger railroad car build and maintenance facility operated by New York Central and Hudson River Railroads from the mid-1850s until approximately 1954; and (3) releases from USTs formerly located on the Mortgaged Property and associated with historic dairy operations. According to the Phase I ESA, the formerly adjacent dry-cleaning operations as well as the former rail yard maintenance facility operations likely used significant types and amounts of hazardous materials prior to modern regulatory standards and requirements, and therefore, such operations had the potential to adversely impact the Mortgaged Property. While various environmental investigations were conducted on the Mortgaged Property together with an adjoining property from 1991 to 2000 that identified “specific areas of contamination,” a site investigation conducted in 1999/2000 to further examine these areas ultimately found “no significant amount of contamination.” A No Further Action Record of Decision (“ROD”) was therefore issued in March 2001. However, the ROD was not available to the Phase I ESA consultant for review and given that the investigations from 1991 through 2000 also included a property adjacent to the Mortgaged Property, it was not entirely clear from the information available that the Mortgaged Property boundaries had been included within the ROD. Additionally, it did not appear that the historic investigations sampled for chlorinated solvents, which would have been used by the adjacent dry-cleaning facility and have significant potential for release and migration. Finally, there are several recorded releases from USTs historically located on the Mortgaged Property and associated with former dairy operations. While these releases each received closure from the governing authority, closure was achieved in the 1990s and it was not clear to the Phase I ESA
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consultant whether any residual contamination may remain or that the historic sampling results would meet current regulatory criteria.

Given the environmentally significant operations historically conducted on and adjacent to the Mortgaged Property and the lack of clarity surrounding historic investigative findings, the Phase I ESA recommended conducting file reviews related to the historic onsite investigations and UST closures, as well as conducting a Phase II subsurface investigation to not only address any gaps that might be identified in the file review but also to address potential concerns associated with the dry cleaning operations historically conducted adjacent to the Mortgaged Property. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $200,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

●	With respect to the 1095 South 4800 West Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies the adjoining property to the west as a REC. This adjoining property is undergoing investigation within the Utah Department of Environmental Quality’s Voluntary Cleanup Program (“VCP”) in relation to former landfilling operations. A September 2024 groundwater sampling report associated with the landfill investigations identified impacts of arsenic and chromium above regulatory standards in a monitoring well located on the adjacent property’s eastern boundary, approximately 50 feet west of the Mortgaged Property. This same groundwater sampling report indicates that additional wells are to be installed to investigate potential off-site contaminant migration to the north and northeast, potentially toward the Mortgaged Property. However, should the adjacent landfill operations have resulted in the off-site migration of any contamination, the ESA concluded that a significant health risk to the any occupants of the Mortgaged Property associated with drinking water was unlikely given that the Mortgaged Property is serviced by public water and sewer systems. The ESA additionally noted that because of the chemical properties and relatively low concentrations of the contaminants identified during the 2024 groundwater sampling event, there did not appear to be any vapor concerns associated with any off-site migration of contaminated groundwater from the landfill. Accordingly, the Phase I ESA did not recommend any additional actions or investigations in relation to this REC. An SLPL policy was purchased as described below.
●	With respect to the 1990 Hood Road Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies potential impacts to the Mortgaged Property originating from the former Honeywell facility located approximately 500 feet to the north as a REC. The former Honeywell facility was entered into the South Carolina Department of Environmental Services (“SCDES”) VCP in 2020. A Final Investigation Report prepared for the Honeywell facility in December 2020 identified elevated concentrations of chlorinated solvents in monitoring wells along the southern boundary of the Mortgaged Property. Based on additional information reviewed, the Phase I ESA consultant concludes it likely that the contamination identified along the Mortgaged Property’s southern boundary has migrated off of the Honeywell property and potentially towards the Mortgaged Property, which also meant that a vapor intrusion concern at the Mortgaged Property could not be ruled out. Ultimately, the Phase I ESA consultant recommended a file review of the Honeywell facility VCP matter to further evaluate whether environmental contamination at the Honeywell facility may have also impacted the Mortgaged Property. Depending upon the results of the file review, the consultant also recommended potentially conducting a Phase II subsurface investigation at the Mortgaged Property. The cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $100,000 to $300,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-080 Hanua Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies RECs associated with: (1) the former industrial use of the Mortgaged Property, which has resulted in onsite soil impacts; (2) the historic operation of onsite USTs; and (3) a release of crude oil to groundwater at the east-adjoining property. According to the ESA, historic soil sampling performed at the Mortgaged Property identified soils impacted with petroleum and polychlorinated biphenyls. These impacted areas were to be capped with pavement, with long term management through an Environmental Hazard Management Plan (“EHMP”). However, there was no information available to the Phase I ESA consultant related to whether the cap and EHMP were ever implemented. There was also very little information available to the Phase I ESA consultant related to:
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the decommissioning of former onsite industrial activities; the closure and removal or abandonment of USTs historically known to be located onsite; or the extent of the adjoining property crude oil release and its impact upon groundwater, which is potentially flowing in the direction of the Mortgaged Property. Therefore, the Phase I ESA consultant recommended conducting a review of any files that could be located for the Mortgaged Property at the Hawaii Department of Health related to the historically identified soil impacts, the USTs, and the adjacent crude oil release. Depending on the results of any file review, the Phase I ESA consultant noted that additional investigation may be warranted. Should a subsurface investigation be necessary based upon the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

●	With respect to the 91-410 Komohana & 91-416 Komohana Mortgaged Properties (collectively, 0.002%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESAs identify as a REC the historic use of these Mortgaged Properties as an oil refining and recycling facility from the mid-1980s through the mid-2010s. These operations resulted in several environmental releases and environmental impacts to the Mortgaged Properties. The oil refining and recycling facility ultimately was decommissioned in 2016 and 2017. Decommissioning activities reportedly included soil remediation and testing activities. Based on an historical environmental report reviewed by the ESA consultant, the results of the decommissioning investigations and mitigation measures indicated that the Mortgaged Properties were adequately remediated; however, no documentation pertaining to decommissioning was available to the Phase I ESA consultant for review, and environmental databases reviewed by the environmental consultant did not indicate whether any regulatory closure was ever officially granted. Therefore, the Phase I ESA consultant recommended conducting a file review at the Hawaii Department of Health in attempt to verify that any impacts at the Mortgaged Properties have been properly addressed during decommissioning. Should a subsurface investigation be necessary based upon the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000 to $70,000 for each property, and remediation, if necessary, was estimated to be $50,000 to $300,000 for each property. Phase II investigations were not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 235 Great Pond Road Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies the Mortgaged Property’s open remediation status within the Connecticut Property Transfer Act program as a REC. Changes in the ownership of the Mortgaged Property in 2007, 2008, and 2012 required that the Mortgaged Property undergo environmental investigations as part of the CTA program. These investigations identified pesticide impacts to soil and groundwater above applicable standards associated with historic agricultural activities. In 2021, it was determined that these impacts would be addressed through the placement of an Environmental Use Restriction (“EUR”) upon the Mortgaged Property. However, as no EUR was documented for the Mortgaged Property, the Connecticut Department of Energy and Environmental Protection (“CTDEEP”) issued a Notice of Violation on March 30, 2023, citing the failure of the Mortgaged Property to achieve remediation standards and comply with CTA obligations in a timely manner. On May 30, 2023, the environmental consultant conducting the CTA program investigations responded to CTDEEP that it would work towards the completion of any remedial activities at the Mortgaged Property by April 2024, which would include implementation of protective measures (e.g., construction of impervious surfaces) and an EUR for soil and groundwater. No additional information was available for review at the time of the Phase I ESA to confirm completion of all CTA program requirements. Therefore, the Phase I ESA consultant recommended obtaining information related to resolution of the Notice of Violation, and if no additional information was in fact available, the Phase I ESA recommends that all necessary remedial activities be completed, including the implementation of an EUR on the Mortgaged Property, in order to comply with all CTA obligations. The cost of completing the CTA program and recording an EUR for the Mortgaged Property was estimated by the ESA consultant to be $25,000 to $100,000. Such actions were not taken, however an SLPL policy was purchased as described below.
●	With respect to the 301 Commerce Drive Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies a CREC due to the Mortgaged property's historical use as part of a 610-acre industrial complex associated with chemical manufacturing activities from approximately 1943 through the late 1990s. From the 1940s to 1970s, the properties were occupied by Allied Chemical/Honeywell, with Ashland Inc. (Marathon Petroleum) taking over in the 1970s. These
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activities, while occupied by Honeywell, led to the site's inclusion on the National Priorities List (NPL) in 1984 due to environmental concerns from historical landfills, surface impoundments, and chemical releases, though the EPA determined the majority of the site was never contaminated. Remediation activities were completed to the satisfaction of regulatory agencies by 2005 and included soil excavation, groundwater treatment, barrier caps, and institutional controls. Institutional and engineering controls—including deed restrictions and prohibitions on groundwater use or soil disturbance—remain in place and are monitored under the oversight of the U.S. EPA and Ohio EPA, with Honeywell, Inc. identified as the responsible party. Limited investigations conducted prior to redevelopment of the subject property in 2012 confirmed that soils were below regulatory thresholds, and that no significant contamination was found in subsurface soils or vapors. While low-level ammonia impacts were encountered during construction, regulatory authorities determined no additional remediation was required. Given that Honeywell, Inc. has been identified as the responsible third party, the ESA concluded that this CREC does not require additional action, provided use restrictions, and institutional and engineering controls remain in place. An SLPL policy was purchased as described below.

●	With respect to the 91-110 Kaomi Loop Mortgaged Property (0.004%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with historical surface staining observed in two areas: on the concrete floor of the boiler room in Building B and on the asphalt pavement behind Building A, where petroleum-based products such as oils, gasoline, and paints had been stored. While staining was not observed during the Phase I ESA site visit, no documentation was available to confirm whether the areas had ever been sampled. Based on these conditions, the Phase I ESA consultant recommended that documentation be obtained or, if unavailable, that a Phase II subsurface investigation be conducted, with additional action possible depending on results. Should a subsurface investigation be necessary based upon the outcome of any document review, the cost of conducting a Phase II subsurface investigation was estimated by the Phase I ESA consultant to be $30,000-$150,000, and remediation, if necessary, was estimated to be $50,000 to $250,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-064 Kaomi Loop Mortgaged Property (0.005%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with historical steel and metal machining operations beginning in 1962. Waste from these operations—including potential contaminants such as cutting oils, coolants, and PFAS—was reportedly discharged to an onsite cesspool, which also received sewage. An open conduit leading to the cesspool was noted in a prior assessment, though it was not observed during the Phase I ESA site visit. The cesspool was reportedly decommissioned and replaced with a septic system after 2021, but no closure documentation or sampling data was available. Based on these conditions, the environmental consultant indicated that a Phase II subsurface investigation may be warranted. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $100,000, and remediation, if necessary, was estimated to be $100,000 to $500,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-150 Kaomi Loop Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with the Mortgaged Property’s long-term industrial use since the 1960s for the manufacturing, mixing, and storage of pesticides, herbicides, and other chemicals. Historical and current operations have involved the use of hazardous materials such as sulfuric acid, ammonia, chlorine, and sodium hydroxide. Past inspections identified discharges of process wash water to unlined ditches and a surface impoundment, where sampling detected elevated levels of various contaminants. More recent assessments have documented sulfur staining on unpaved areas and the adjacent beach. Based on these conditions, the environmental consultant recommended a Phase II subsurface investigation. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $950,000. A Phase II investigation was not conducted, however, an SLPL policy was purchased as described below.

In addition to the REC, the Phase I ESA identifies the presence of at least one monitoring well on the Mortgaged Property. Records indicate that, at one time, seven monitoring wells had been installed on the Mortgaged Property to investigate a hazardous substance release, which later received a “no further action” letter from the governing authority. The Phase I ESA consultant recommended conducting an

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inspection of any monitoring well(s) remaining onsite and abandoning such wells in accordance with applicable regulations. The cost of well abandonment was estimated to be $2,000 to $30,000.

●	With respect to the 91-222 Olai Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified a REC associated with the Mortgaged Property’s long-term use for automobile parts retail and recycling since the mid-1960s, which involved the operation of USTs. Historical records indicated that two 2,000-gallon USTs storing gasoline and diesel were likely installed on the Mortgaged Property in 1980, but no documentation was available confirming whether these USTs were removed or closed in place. Additionally, during the site visit, the Phase I ESA consultant observed surface staining, including on bare soil, in the northeastern portion of the Mortgaged Property. The Phase I ESA consultant recommended a Phase II subsurface investigation to address potential concerns associated with the USTs and surface staining. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $200,000 to $600,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 2 Tower Drive Mortgaged Property (0.01%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies two RECs. The first REC is associated with the Mortgaged Property’s use since 1978 for wire and cable manufacturing and related coatings. Operations have involved hazardous materials such as chlorinated solvents, degreasers, and other organic compounds. Subsurface investigations conducted in the early 2000s did not identify elevated contamination; however, hazardous material use continued through the 2010s. A 2021 ESA noted the absence of vapor intrusion documentation in state records and concluded that potential PFAS use could not be ruled out. Based on these factors, the environmental consultant recommended a Phase II subsurface investigation to further evaluate environmental conditions. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $300,000 to $900,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

The second REC identified for the Mortgaged Property is associated with its operation as an orchard for nearly 100 years until the 1970s. In 2017, the Mortgaged Property was entered into the Connecticut Property Transfer Act (“CTA”) program in relation to the transfer of Mortgaged Property to a new owner. The CTA requires conducting an environmental investigation and addressing any environmental areas of concern (“AOC”) identified during the CTA investigation. All conditions identified during the 2017 CTA investigation have been addressed except the AOC associated with the Mortgaged Property’s former operation as an orchard, which involved the application of pesticides. The remedy suggested for the orchard operations/pesticide use AOC involved placing an Environmental Land Use Restriction (“ELUR”) on the Mortgaged Property, including restricting the Mortgaged Property to certain uses and implementing a soil management plan, to protect from exposure to any residual pesticide impacts that may remain onsite. The Phase I ESA consultant recommended completing and recording the ELUR, which was estimated to cost $25,000 to $100,000, in order to comply with the CTA. Such actions were not taken, however an SLPL policy was purchased as described below.

●	With respect to the 91-102 Kaomi Loop Mortgaged Property (0.005%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identified two RECs. The first REC is associated with heavy oil staining near a sump and adjacent aboveground storage tank on the north side of the dry ice plant. The sump collects an oil/water mixture for transfer to the tank, and staining was observed on the surrounding concrete and on the exterior of the secondary containment, indicating a likely release. Similar conditions were noted during a 2021 assessment. The Phase I ESA consultant recommended conducting a Phase II subsurface investigation to identify any subsurface impacts that may have been caused by heavy oil staining, as well as conducting a cleanup of the staining, repairing the containment structure, and properly disposing of any waste. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

The second REC identified in the ESA concerns two environmental releases listings for the Mortgaged Property found by the Phase I ESA consultant during an environmental database review. The first database listing confirms a past release at the Mortgaged Property that received “No Further Action” status from by the Hawaii Department of Health (“HDOH”); however, no details were available regarding the substance or amount released or any cleanup. The second listing relates to a 2020 spill of

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approximately 10 gallons of lubrication oil from a rental compressor onto unpaved ground. Follow-up sampling prior to excavation confirmed total petroleum hydrocarbons in excess of HDOH cleanup criteria. While additional cleanup reportedly occurred in 2021, no results or closure documentation were available. The environmental consultant indicated that a Phase II investigation may be warranted if additional information cannot be obtained on either of these two identified releases.

The cost of conducting a Phase II subsurface investigation to address both RECs was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $50,000 to $250,000. A Phase II investigation was not conducted, however an SLPL policy was purchased as described below.

●	With respect to the 91-265 Hanua Mortgaged Property (0.005%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies remediated impacts to site soils without formal closure as a REC. A 2022 Phase II ESA reported elevated concentrations of total petroleum hydrocarbons in shallow soils, believed to have originated from salvage activities by a former tenant. In April 2023, approximately 14,700 cubic feet of impacted soil was excavated and removed, and post-excavation sampling of soil below one foot did not detect contamination above laboratory detection limits. A Removal Action Report documenting these activities was submitted to the HDOH, which issued a follow-up letter in August 2024 requesting clarification on portions of the report. A final closure letter had not been issued at the time of the ESA review. Because impacted soil was believed to have been fully excavated and post-remediation sampling confirmed no residual impact, the Phase I ESA consultant simply recommended providing any documentation requested by the HDOH in order to obtain formal closure. However, should further investigation be necessary, the Phase I ESA consultant estimated such investigation to cost $20,000 to $50,000, and any remediation, if necessary, was estimated to be $20,000 to $100,000. A further investigation was not conducted, however an SLPL policy was purchased as described below.
●	With respect to the 91-174 Olai Mortgaged Property (0.002%) securing the ILPT 2025 Portfolio Mortgage Loan, the related ESA identifies a REC associated with historical auto salvage operations and vehicle storage conducted onsite since the 1970s. Staining was observed in bare soil near a portable AST for an emergency generator and throughout the vehicle yard. Given the duration of operations (approximately 50 years), the presence of staining, and the fact that environmentally sensitive operations occurred onsite in part before modern waste regulations, the ESA recommended conducting a Phase II subsurface investigation to evaluate potential impacts. The cost of conducting a Phase II subsurface investigation was estimated to be $30,000 to $150,000, and remediation, if necessary, was estimated to be $50,000 to $350,000. A Phase II investigation was not conducted, however, an SLPL policy was purchased as described below.
●	With respect to the 91-083 Hanua Mortgaged Property (0.003%) securing the ILPT 2025 Portfolio Mortgage Loan, there was a spill in 2008 at the intersection of Olai and Hanua Streets, which is adjoining the southwest corner of the property. Sampling of a sheen on the surface of water in an excavation pit determined the sheen to be petroleum-based. Given the lack of close out documents, further records are required to define the environmental condition. Should further investigation be necessary based on the outcome of any file review, the cost of conducting a Phase II subsurface investigation was estimated to be $20,000 to $50,000, and remediation, if necessary, was estimated to be $20,000 to $100,000. A Phase II investigation was not conducted, however, an SLPL policy was purchased as described below.

With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), a Scheduled Locations Pollution Liability (“SLPL”) insurance policy is in place for each of the Mortgaged Properties described above. The SLPL policy was issued by Allied World Assurance Company (U.S.) Inc. for a term of four years with a policy limit of $25,000,000 (per incident in the aggregate) and a $50,000 per incident deductible. The lenders and their successors and assigns, as their interests may appear, are listed as additional named insured under the SLPL policy. The SLPL expires February 28, 2026 (while the maturity date of the Mortgage Loan is July 9, 2030). The borrowers are required under the related loan agreement to maintain pollution legal liability insurance, by renewal, extension or replacement, with the same coverages, terms, conditions and endorsements as the policy in effect on the origination date, for a period continuing through the date that is 36 months following the maturity date of the ILPT 2025 Portfolio Whole Loan. The SLPL Policy covers several non-collateral properties as well as the Mortgaged Properties described above, and includes the related non-collateral property owners as named insureds, and therefore provides less protection than would a policy solely covering such Mortgaged Properties. In the event the limits

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which are in place as of the origination date are eroded by 50% or more due to claims, the related loan agreement requires that the borrowers reinstate the available environmental coverage limits within 60 days to the limits in place as of the origination date. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Properties and, even in the case of a covered risk, the coverage under any such policy may be insufficient.

With respect to the Waterfront Office Mortgage Loan (1.0%), the related ESA identified a CREC at the related Mortgaged Property in connection with historical gas manufacturing operations onsite from 1878 to 1902. Subsurface investigations conducted in 2004, prior to construction of the current building at the Mortgaged Property, indicated that the Mortgaged Property had been impacted by polynuclear aromatic hydrocarbons, diesel, and gasoline from the former gas manufacturing plant. In 2004, soils at the Mortgaged Property were excavated to depths of 8 to 10 feet below ground surface, and the excavation was backfilled with clean fill material. Due to excavation limitations, some residual soil contamination was left in place, and a vapor barrier was installed beneath the current structure during construction. Regulatory closure was obtained on March 1, 2006. Based on the removal of the impacted soil, analytical results, regulatory closure and the installation of the below-grade vapor barrier beneath the current structure, no further action was recommended by the environmental consultant.

With respect to the Century Business Center Mortgage Loan (0.6%), the related ESA identified a REC in connection with ongoing remediation of soil and groundwater impacts at the Mortgaged Property resulting from historical operations of Northrup Grumman Systems Corporation (“NGSC”) that caused the discharge of contaminants (including chromium, VOCs and other solvents) into the ground. The California Department of Toxic Substance Control (“DTSC”) identified NGSC as the responsible party to investigate (which investigations began in 2009) and cleanup these unauthorized discharges and NGSC and the DTSC entered into a Corrective Action Consent Agreement to address the identified soil and groundwater issues. According to the environmental consultant, a 2024 remediation progress valuation report concluded that, among other things, (i) remediation of VOC impacted soil, soil vapor, and groundwater is ongoing, (ii) the DTSC indicated additional delineation of groundwater impacts and expansion/additional/alternative remedial activities may be required, (iii) the site investigation was satisfying the requirements/activities requested by the DTSC and (iv) ongoing/additional investigation/remedial activities will likely extend several years and will be conducted by NGSC. The environmental consultant recommended the owner of the Mortgaged Property continue to cooperate with NGSC and the DTSC until full site closure is achieved. The Mortgage Loan documents require, and the borrower maintains, a Beazley ECLIPSE Enviro Covered Location Insurance Policy (Site Environmental) (the “ECLIPSE Policy”), having a policy period from and including the origination date through and including May 29, 2033 (based on the loan term plus three (3) years), with minimum coverage limits of $10 million per each pollution condition and in the aggregate, subject to a $100,000 self insured retention/deductible per pollution condition applicable to the borrower and a $25,000 deductible per pollution condition applicable to the lender. The coverage of the ECLIPSE Policy is limited to the Mortgaged Property. Under the Mortgage Loan documents, the borrower may not and may not permit any person to (i) cancel or modify the ECLIPSE Policy, including without limitation, adding additional properties, without the prior written consent of the lender, which the lender may provide in its sole discretion, or (ii) in any way prejudice the lender’s rights under the ECLIPSE Policy. The borrower was required to pay the premium for the entire policy period of the ECLIPSE Policy at origination.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to the 251 Park Avenue South Mortgage Loan (9.99%), the non-recourse carveout guarantor, Jeffrey J. Feil, and affiliated entities, are defendants in a foreclosure action filed on May 7,
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2025 relating to a 2023 maturity default on a $9,000,000 loan secured by a medical office property in Manhattan, New York. The plaintiff lender alleged that as a result of the borrowers collecting rent from such property after a default (and not applying such funds to pay down the loan), the guarantors of such loan, including Mr. Feil, are liable under their guarantees for any monetary loss incurred by the plaintiff.

●	With respect to the 321-325 West 42nd Street Mortgage Loan (3.6%), the borrower sponsor is in the process of evicting two tenants at the Mortgaged Property. At origination, the borrower deposited $75,600 into a multifamily rent reserve for rent that would be paid for the two currently vacant units for a period of nine months. Pursuant to the related Mortgage Loan documents, this amount will be disbursed in $4,200 increments for each applicable vacant unit on the payment dates from September 2025 through May 2026. On the payment date prior to the final disbursement of the multifamily rent reserve, if the Multifamily Rent Release Conditions (as defined below) have not been satisfied with respect to both vacant units, the borrower will deposit another $75,600 into the multifamily rent reserve. However, in the event (i) the Multifamily Rent Release Conditions (as defined below) have been satisfied for one unit, the deposit will be equal to $37,800, or (ii) the borrower leases one or both of the units for an amount less than $4,200 per unit, the deposit will be calculated by multiplying nine by the difference between the actual rent and $4,200. The borrower will be obligated to make such deposits until the Multifamily Rent Release Conditions have been satisfied. The “Multifamily Rent Release Conditions” means the date on which the borrower satisfies either of the following conditions (a) all of the following conditions have been satisfied: (i) the borrower has leased both vacant units to a third party, (ii) the borrower has provided an officer’s certificate certifying that the evidence delivered to the lender is true and accurate, (iii) each tenant is in occupancy and paying full, unabated rent, is not otherwise in default under the lease, and the monthly lease is not less than $4,200 or (b) the date the debt service coverage ratio, calculated using the underwritten net cash flow, excluding disbursements from the multifamily rent reserve account, and the actual debt service for the preceding 12 month period, is equal to or greater than 1.25x for two consecutive calendar quarters.
●	With respect to the 1000 Portside Drive Mortgage Loan (1.7%), the Mortgaged Property was built by Daibes Enterprises and majority owned by the Fred A. Daibes Family Trust, of which Fred A. Daibes (“Mr. Daibes”) is grantor and other members of the Daibes family are trustees and beneficiaries. Daibes Enterprises was historically led by Mr. Daibes. Mr. Daibes was indicted in 2018 for bank fraud related to falsely applying for loans from Mariner’s Bank, a bank for which Mr. Daibes previously acted as chief executive officer and chairman of the board. Mr. Daibes pleaded guilty on September 5, 2024 to improperly obtaining a $1.8 million loan from Mariner’s Bank. Further, Mr. Daibes was convicted of bribing a former United States senator with cash and gold bars in exchange for such senator’s help with appointing a United States attorney in an effort to gain favorable treatment in the prosecution of his bank fraud case. Mr. Daibes was sentenced to seven years for the bribery case and 37 months for the bank fraud case, both to be served concurrently. Mr. Daibes surrendered to prison in May 2025. In addition to time served, Mr. Daibes was ordered to pay a total of $1,750,000 in fines. Mr. Daibes has no ownership interest in the borrower or the Mortgaged Property. The related borrower sponsor and non-recourse guarantor is Joseph A. Daibes, the son of Mr. Daibes. The Mortgage Loan documents require Joseph A. Daibes to remain in control of the related borrower.
●	With respect to the FG Communities MHC Portfolio Mortgage Loan (1.7%), one of the guarantors, D. Kyle Cerminara, and borrower sponsor affiliates were named as defendants in a July 20, 2023 putative class action filed in the Court of Chancery of the State of Delaware on behalf of a purported class of OppiFi, Inc.’s (the parent entity of Opportunity Financial, LLC) stockholders. The lawsuit alleges that the defendants breached their fiduciary duties to the stockholders of FG New America Acquisition Corp. (“FGNA”) stemming from FGNA’s merger with Opportunity Financial, LLC and that the defendants were unjustly enriched. The lawsuit seeks, among other relief, unspecified damages, redemption rights, and attorneys’ fees. OppiFi, Inc. is indemnifying Kyle Cerminara and its insurance carrier, Chubb, has accepted the claim and is handling the defense.
●	With respect to the Playa Blanca Apartments Mortgage Loan (1.2%), two of the borrower sponsors are subject to ongoing litigation filed by the homeowners association of a condominium property, unrelated to the Mortgaged Property, in connection with the development and renovation of the condominium property. The claims against the borrower sponsors include breach of contract, fraud, fraudulent misrepresentation and inducement, breach of the offering plan, breach of express warranty and breach
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of the implied covenant of good faith and fair dealing. The homeowners association alleges that the borrower sponsors failed to properly install or complete construction of the property’s operational system and renovations, including the property’s balconies, façade and garage. The homeowners association is seeking $1,000,000 in damages. The borrower sponsor contends that they did not develop the condominium but converted it from an older building and that many of the renovations at issue in the litigation were not contractually required as part of the conversion.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties property improvement plans (“PIPs”) are required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Warren Corporate Center Mortgage Loan (6.3%), the Mortgaged Property is currently undergoing or is expected to soon undergo material tenant improvements and other construction in connection with the spaces leased to the largest tenant, Metlife Services and Solutions, LLC, and the third largest tenant, Regeneron Pharmaceuticals, Inc. At loan origination, the borrower deposited $8,220,506.41 with the lender to be used in connection with completing such construction.

With respect to the 180 Water Mortgage Loan (4.2%), at origination, $4,600,000 was deposited into a reserve account for amenity space work including renovation of the 28th floor resident lounge, yoga room, gym, kids’ room and terraces, and converting 9,382 square feet of ground floor retail space into a resident lounge, including installation of new walls, ceilings, lighting and finishes, furniture and audiovisual systems. However, the borrower is not required to complete such work under the Mortgage Loan documents. There can be no assurance that these capital improvements will be completed as expected or at all.

We cannot assure you that the above-described renovations and build outs will be completed as expected or will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency. One or more of the Mortgage Loans, (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default (or had experienced maturity extensions or were in special servicing) at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such Mortgage Loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, in each case as described below:

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●	With respect to the 180 Water Mortgage Loan (4.2%), a $265.0 million senior mortgage previously encumbered the Mortgaged Property and secured a mortgage loan that was securitized in the COMM 2019-GC44 transaction (the “Prior 180 Water Loan”), and the prior debt capitalization of the Mortgaged Property also included a $100.0 million mezzanine loan held by a separate mezzanine lender. The Prior 180 Water Loan matured on November 6, 2024, and failed to be repaid upon its maturity, and the mezzanine loan likewise defaulted at its maturity. Due to the maturity default on the Prior 180 Water Loan, the Prior 180 Water Loan was transferred to special servicing, and the special servicer of the Prior 180 Water Loan instituted foreclosure proceedings with respect to the Mortgaged Property. Upon the origination of the 180 Water Whole Loan on July 29, 2025, the current common equity ownership of the borrower (i) acquired the outstanding aforementioned mezzanine loan (at a 19.8% discount, paying $80.2 million for the $100.0 million balance), (ii) extended the term of such mezzanine loan by approximately 15 years, (iii) acquired 49% of the equity of the borrower, and (iv) repaid the Prior 180 Water Loan in full. The mezzanine loan remains outstanding, and the holder of the mezzanine loan entered into a subordination and standstill agreement with the mortgage lender. Foreclosure proceedings on the Prior 180 Water Loan were terminated in connection with the origination of the 180 Water Whole Loan.
●	With respect to the 7 Slater Drive Mortgage Loan (1.6%), the prior loan secured by the Mortgaged Property matured on July 8, 2024 and was subject to a foreclosure action filed in December 2024. The borrower negotiated a forbearance agreement through December 31, 2025. The borrower refinanced the prior loan with the Mortgage Loan on August 22, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Kimberly & Shannon Apartments Mortgage Loan (0.5%), the prior loan secured by the Mortgaged Properties was transferred to special servicing due to a failed debt service coverage ratio test and a failure to establish cash management accounts. The borrower refinanced the prior loan with the Mortgage Loan. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Kenneth Apartments Mortgage Loan (0.4%), the prior loan secured by the Mortgaged Property was transferred to special servicing due to a failed debt service coverage ratio test and a failure to establish cash management accounts. The borrower refinanced the prior loan with the Mortgage Loan. Proceeds from the Mortgage Loan were used to repay the prior loan in full.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 10 years and of which we are aware:

●	With respect to the 251 Park Avenue South Mortgage Loan (9.99%), the borrower sponsor and non-recourse carveout guarantor, Jeffrey J. Feil, and his affiliates, have been subject to defaults and foreclosure proceedings with respect to commercial mortgage loans, including recently the foreclosure proceeding described under “—Litigation and Other Considerations” above.
●	With respect to the Spring Valley Marketplace Mortgage Loan (8.8%), the guarantor was the subject of a residential mortgage foreclosure filing in June 2016, unrelated to the Mortgaged Property. The guarantor reported that the loan was subsequently paid in full and the matter was resolved.
●	With respect to the Warren Corporate Center Mortgage Loan (6.3%), the related non-recourse carveout guarantor, Rubenstein Properties Fund II, L.P. (the “Warren Carveout Guarantor”) was a defendant in
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a lawsuit brought by Bryce Wanamaker LLC, as successor-in-interest to Wilmington Trust, National Association, as Trustee for the Benefit of the Holders of Natixis Commercial Mortgage Securities Trust 2018-FL1, Commercial Mortgage Pass-Through Certificates, Series 2018-FL1 (“Plaintiff”) for breach of contract under a guaranty provided by the Warren Carveout Guarantor related to a $124 million commercial mortgage loan secured by a property located at 1300 Market Street, Philadelphia, Pennsylvania (the “1300 Market Loan”).

The 1300 Market Loan matured on June 9, 2023. The related borrower failed to repay the outstanding debt, triggering an event of default. The lender commenced a foreclosure action and a receiver was appointed by court order. Plaintiff sued the Warren Carveout Guarantor for breach of contract under the guaranty and sought damages for its failure to indemnify Plaintiff for enforcement-related costs and expenses related to the 1300 Market Loan. Plaintiff filed suit claiming the Warren Carveout Guarantor as guarantor of the 1300 Market Loan was obligated to reimburse Plaintiff for enforcement-related costs, including attorneys’ fees and receivership costs, which at the time of filing the suit totaled $563,352.67. The suit was settled and dismissed without prejudice in February 2025. According to the borrower sponsor, the property securing the 1300 Market Loan was sold at a foreclosure sale for $30 million (a 76% discount to its principal balance).

The Warren Carveout Guarantor is also the sponsor of two commercial mortgage loans (both of which are secured by properties located in Cincinnati, Ohio and were securitized in the WFCM 2015-C27 securitization transaction) that are currently in maturity default and special servicing, for which the special servicer is pursuing foreclosure and/or sale of the related note or property. In addition, with respect to a third commercial mortgage loan the property currently has a value less than the outstanding debt balance and the lender is seeking to sell the related note.

●	With respect to the Quality RV Resort & SS Portfolio Mortgage Loan (3.7%), according to the borrower sponsor, an unrelated property, Century Court Apartments, which was previously securitized in the COMM 2014-CCRE15 securitization transaction, went into receivership in 2017. There was a large concentration of itinerant workers who were involved with local oil drilling operations. In 2015, oil prices dropped significantly and manufactured housing community rents in Williston, North Dakota dropped. As a result, the property faced a significant increase in vacancies and the borrower was no longer able to make payments. The borrower sponsor worked with the special servicer to facilitate a change of control with a receiver. The property was sold in 2018, resulting in a $7,026,694 loss. Additionally, with respect to another unrelated property, in April 2020, the borrower sponsor entered into a payment forbearance with the Community Banks of Colorado, and ultimately executed a deed-in-lieu foreclosure in March 2021 as maturity default was imminent.
●	With respect to The Life Hotel Mortgage Loan (2.9%), Capstone Equities, an entity affiliated with the borrower sponsors, was previously subject to a foreclosure proceeding involving a separate hotel property. Bills and debt service were unable to be paid and the related loan was sold to an investor. Eventually the buyer of the loan foreclosed on such hotel property, which foreclosure was completed in 2024.
●	With respect to the Supreme High Street Retail Mortgage Loan (2.4%), a foreclosure action was filed on or about July 11, 2022 in Miami Dade county by a private lender, Miami 555, LLC (the “Private Lender”) against the borrower, relating to a prior $2.95 million mortgage on the Mortgaged Property. In 2022, the Private Lender called a default on the loan dating back to the original maturity date in 2021 and filed a foreclosure action. Ultimately, the borrower refinanced with U.S. Century Bank as the lender and the $2,950,000 note was paid off in full on or about August 15, 2022. The lawsuit was voluntarily dismissed with prejudice by on or about August 15, 2022.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 10 years, (ii) occurred during the last 10 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

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We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, self-storage, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Ninety-three (93) of the Mortgaged Properties, securing, in whole or in part, three (3) Mortgage Loans (4.4%), are each leased to a single tenant.
●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 2.4% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, retail and mixed use and leased fee Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage

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Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, retail, self-storage and mixed use and leased fee Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)		Date of Lease Expiration	Maturity Date
251 Park Avenue South	9.99%	Herman Miller, Inc./Maharam Fabric Corporation	67.9%	(2)	2/28/2031	10/6/2030
Gateway Industrial Center	2.4%	Detroit Manufacturing Systems, LLC	50.5%		(3)	7/6/2030
7 Slater Drive	1.6%	VINMAX	76.7%		8/31/2029	9/6/2030
996 Paragon Way	0.1%	Exel Inc.	100.0%		8/31/2029	7/9/2030
10450 Doral Boulevard	0.1%	Hellmann Worldwide Logistics Inc.	100.0%		6/30/2028	7/9/2030
1580, 1590 & 1600 Williams Road	0.05%	ODW Logistics, Inc.	100.0%		5/31/2026	7/9/2030
32150 Just Imagine Drive	0.05%	Shurtape Technologies, LLC	100.0%		5/31/2031	7/9/2030
7410 Magi Road	0.04%	Science Applications International Corporation	100.0%		6/30/2031	7/9/2030
3800 Midlink Drive	0.04%	General Mills Operations, LLC	100.0%		7/31/2029	7/9/2030
13509 Waterworks Street	0.03%	FedEx	100.0%		12/31/2029	7/9/2030
91-141 Kalaeloa	0.03%	Par Hawaii Refining, LLC	100.0%		12/31/2029	7/9/2030
9860 West Buckeye Road	0.03%	Western Container Corporation	100.0%		4/30/2027	7/9/2030
125 North Troy Hill Road	0.03%	FedEx	100.0%		1/31/2031	7/9/2030
11900 Trolley Lane	0.02%	FedEx	100.0%		7/31/2028	7/9/2030
11501 Wilkinson Drive	0.02%	FedEx	100.0%		9/30/2028	7/9/2030
91-238 Kauhi	0.02%	Fileminders of Hawaii, LLC	100.0%		10/31/2027	7/9/2030
3155 Grissom Parkway	0.02%	FedEx	100.0%		9/30/2029	7/9/2030
3502 Enterprise Avenue	0.02%	Refresco Beverages US Inc.	100.0%		12/31/2029	7/9/2030
3870 Ronald Reagan Boulevard	0.02%	FedEx	100.0%		8/31/2029	7/9/2030
700 Marine Drive	0.02%	3D Systems, Inc.	100.0%		6/30/2029	7/9/2030
3245 Henry Road	0.02%	FedEx	100.0%		9/30/2029	7/9/2030
2701 S.W. 18th Street	0.02%	FedEx	100.0%		7/31/2030	7/9/2030
2482 Century Drive	0.02%	Brinkley RV	100.0%		3/31/2030	7/9/2030
158 West Yard Road	0.02%	Owens Corning Insulating Systems, LLC	100.0%		7/31/2029	7/9/2030
1415 West Commerce Way	0.01%	American Tire Distributors, Inc.	100.0%		6/30/2030	7/9/2030
950 Bennett Road	0.01%	FedEx	100.0%		11/30/2027	7/9/2030
1990 Hood Road	0.01%	Refresco Beverages US Inc.	100.0%		6/30/2030	7/9/2030
7409 Magi Road	0.01%	Amazon.com, Inc.	100.0%		6/30/2029	7/9/2030
1985 International Way	0.01%	Verst Group Logistics, Inc.	100.0%		MTM	7/9/2030
200 Orange Point Drive	0.01%	American Tire Distributors, Inc.	100.0%		12/31/2029	7/9/2030
91-241 Kalaeloa	0.01%	The Kelleher Corporation	53.3%		4/30/2029	7/9/2030
2311 South Park Road	0.01%	Challenger Lifts, Inc.	100.0%		6/7/2026	7/9/2030
2820 State Highway 31	0.01%	FedEx	100.0%		8/31/2027	7/9/2030
8000 Mid America Blvd.	0.01%	Bunzl	100.0%		9/30/2029	7/9/2030
14257 E. Easter Avenue	0.01%	FedEx	100.0%		10/31/2028	7/9/2030
3736 Salisbury Road	0.01%	FedEx	100.0%		5/31/2029	7/9/2030
91-027 Kaomi Loop	0.01%	Simonpietri Enterprises	100.0%		12/31/2025	7/9/2030
150 Greenhorn Drive	0.01%	FedEx	100.0%		5/31/2030	7/9/2030
7130 Q Street	0.01%	FedEx	100.0%		10/31/2028	7/9/2030
235 Great Pond Road	0.01%	Central National Gottesman	100.0%		9/30/2028	7/9/2030
510 Production Avenue	0.01%	FedEx	100.0%		7/31/2026	7/9/2030
4501 Industrial Drive	0.01%	FedEx	100.0%		7/31/2030	7/9/2030
91-222 Olai	0.01%	Discount Auto Parts	100.0%		12/31/2029	7/9/2030
2580 Technology Drive	0.01%	Joseph T. Ryerson and Son, Inc.	100.0%		1/31/2028	7/9/2030
301 Commerce Drive	0.01%	FedEx	100.0%		2/28/2027	7/9/2030
7121 South Fifth Avenue	0.01%	FedEx	100.0%		9/30/2026	7/9/2030
91-250 Komohana	0.01%	Mendocino Forest Products Company LLC	100.0%		11/30/2028	7/9/2030
5501 Providence Hill Drive	0.01%	FedEx	100.0%		4/30/2029	7/9/2030
91-259 Olai	0.01%	Energetic Construction, LLC	70.2%		12/31/2027	7/9/2030
1230 West 171st Street	0.005%	The American Bottling Company	100.0%		3/31/2029	7/9/2030
91-265 Hanua	0.005%	Mira Image Construction	55.0%		8/31/2028	7/9/2030
1415 Industrial Drive	0.005%	FedEx	100.0%		9/30/2027	7/9/2030
91-110 Kaomi Loop	0.004%	Pacific Allied Products, Ltd.	100.0%		2/28/2031	7/9/2030
3900 NE 6th Street	0.004%	FedEx	100.0%		5/31/2026	7/9/2030
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91-218 Olai	0.004%	McClone Construction	100.0%	1/31/2028	7/9/2030
5795 Logistics Parkway	0.004%	BE Aerospace, Inc.	100.0%	6/30/2027	7/9/2030
435 SE 70th Street	0.003%	Heartland Coca-Cola Bottling Company, LLC	100.0%	9/30/2026	7/9/2030
2401 Cram Avenue SE	0.003%	FedEx	100.0%	5/31/2027	7/9/2030
91-083 Hanua	0.003%	ACA Services, Inc.	100.0%	12/31/2027	7/9/2030
91-119 Olai	0.003%	Robert's Hawaii, Inc	100.0%	9/30/2030	7/9/2030
3425 Maple Drive	0.003%	FedEx	100.0%	5/31/2029	7/9/2030
91-174 Olai	0.002%	Kainoa J. Ahsing	79.3%	12/31/2025	7/9/2030
5156 American Road	0.002%	FedEx	100.0%	6/30/2028	7/9/2030
91-175 Olai	0.002%	Doc Bailey Cranes & Equipment of Hawaii, Inc.	100.0%	6/30/2031	7/9/2030
91-171 Olai	0.001%	Windward Moving and Storage Company Inc.	100.0%	4/30/2030	7/9/2030
91-410 Komohana	0.001%	CPH, LLC	100.0%	10/31/2027	7/9/2030
91-416 Komohana	0.001%	CPH, LLC	100.0%	10/31/2027	7/9/2030
Century Business Center	0.6%	SpaceX	100.0%	12/31/2030	6/6/2030

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.
(2)	MillerKnoll, Inc., formerly named Herman Miller Inc. (“MillerKnoll”) and its wholly owned subsidiary, Maharam Fabric Corporation, lease 49.2% and 18.8%, respectively, of the net rentable square footage at the 251 Park Avenue South Mortgaged Property, under leases that expire co-terminously. MillerKnoll also subleases an additional 6.6% of net rentable square footage under a lease that expires May 31, 2027.
(3)	The lease of Detroit Manufacturing Systems, LLC will expire on September 30, 2027 (572,610 square feet) and October 31, 2027 (154,925 square feet).
●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
41 North Main Street	0.5%	59.7%	2028	9/6/2030

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.
●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.
●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,
(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,
(iii)	if the borrower fails to provide a designated number of parking spaces,
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(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,
(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,
(vi)	if a tenant’s use is not permitted by zoning or applicable law,
(vii)	if the tenant is unable to exercise an expansion right,
(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,
(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,
(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,
(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, including due to lack of access or interruption of utilities,
(xiii)	if the borrower defaults on any other obligations under the lease, or
(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Warren Corporate Center Mortgage Loan (6.3%), Regeneron Pharmaceuticals, Inc., the third largest tenant representing approximately 24.6% of the net rentable square footage at the Mortgaged Property, has the unilateral right to terminate its lease effective as of the 84th month following the rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033) with notice of such election to terminate to be given to the borrower prior to the day immediately preceding the 6th anniversary of the rent commencement date and payment of a termination fee.
●	With respect to the Precise Space Mortgage Loan (2.7%), the third largest tenant at the related Mortgaged Property, representing approximately 13.3% of the net rentable square footage at the Mortgaged Property has a one-time right to terminate its lease effective as of July 31, 2027 by delivering written notice to the related borrower (the “Termination Notice”) at least 90 days prior to such date and
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the Termination Notice must include a termination fee payment. The tenant’s failure to timely deliver the Termination Notice will be deemed a waiver of such termination right.

●	With respect to the Supreme High Street Retail Mortgage Loan (2.4%), Supreme, the sole tenant representing 100% of the net rentable square footage at the Mortgaged Property, has the unilateral right to terminate its lease effective on the sixth anniversary of the rent commencement date (March 1, 2030) with at least 6 months’ prior notice and payment of a termination fee.
●	With respect to the Waterfront Office Mortgage Loan (1.0%), Solarius Aviation, the largest tenant at the related Mortgaged Property, representing approximately 26.8% of the net rentable square footage at the Mortgaged Property, has the unilateral right to terminate its lease effective on any date after May 31, 2026 with at least 12 months’ prior notice and payment of a termination fee.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases.

There may be other tenant leases that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by federal, state or municipal government sponsored tenants or by tenants with contracts with such governmental entities. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

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Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
Philadelphia Design and Distribution Center	3.9%	Southeastern Pennsylvania Transportation Authority	13.1%	10.2%
Gateway Industrial Center	2.4%	General Services Administration – IRS	5.6%	22.8%

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the 251 Park Avenue South Mortgage Loan (9.99%), the third largest tenant at the related Mortgaged Property, Carl Hansen & Son Corp., is currently subleasing its space to MillerKnoll for the remainder of the lease term. Underwritten rent under the prime lease is $86.94 per square foot and current rent under the sublease is $52.40 per square foot. The fifth largest tenant, 605 LLC, is currently subleasing its space to Galvanize Climate Solutions for the remainder of the lease term. Underwritten rent under the prime lease is $94.96 per square foot and current rent under the sublease is $69.02 per square foot. The Mortgage Loan was underwritten based on the prime lease rent for both of the above tenants.
●	With respect to the Warren Corporate Center Mortgage Loan (6.3%), the second largest tenant, PTC Therapeutics, has a sublease agreement with its subsidiary, PTC Therapeutics US, Inc., for a portion of its space. The sublease agreement was created between the parent company and the commercial subsidiary and was implemented as the commercial entity needed a locked location within the building that was defined as its own. The sublease automatically renews on a yearly basis through December 31, and may be terminated by written notice from either party to the other party at any time upon 30 days’ advance notice, and is also terminated as a result of the termination of the direct lease. During the sublease period, the subtenant is required to pay an annual rent in the amount of $4,036, which increases annually at the rate of 3%.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Spring Valley Marketplace Mortgage Loan (8.8%), the third largest tenant at the Mortgaged Property, Kids Empire Spring Valley (the “KE Tenant,” representing 4.3% of the net rentable square footage and 4.8% of the underwritten rent), is building out its space and has not taken occupancy or commenced paying rent. At origination, the borrower funded (i) a $1,906,450 reserve for approved leasing expenses and (ii) a $51,350 free rent reserve. In addition, the guarantor provided a partial payment guaranty of the outstanding principal balance, capped at $3,000,000, which remains in
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effect until the KE Tenant (or a lender pre-approved replacement tenant) has taken possession and full occupancy of the entire leased premises and has commenced paying full rent in accordance with the lease. See “—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” below.

●	With respect to the Warren Corporate Center Mortgage Loan (6.3%):
o	The largest tenant, MetLife Insurance Company (“MetLife”), is not yet in occupancy. MetLife’s lease term will commence upon substantial completion by the borrower of landlord work set forth in the lease, which is anticipated to occur by July 2026. The lease provides for rent to commence on January 1, 2028. The failure of the borrower to complete the required work by a date to be agreed upon between the borrower and MetLife (pursuant to procedures set forth in the lease) will result in a daily rent credit to the tenant of approximately $12,611. The space was originally leased to PTC Therapeutics, which has agreed to continue paying rent on the MetLife space until December 31, 2027. At origination, $4,200,000 was reserved for the estimated cost of the landlord work required to be completed by the borrower. There can be no assurance that MetLife will take occupancy and begin paying rent as expected or at all, or that PTC Therapeutics will continue paying rent on the MetLife space until MetLife’s rent begins.
o	The second largest tenant, PTC Therapeutics, is currently occupying only the first and second floors of its space. The third and fourth floors have not yet been built out. There can be no assurance that PTC Therapeutics will take occupancy of such space. In addition, PTC Therapeutics has a sublease agreement with its subsidiary, PTC Therapeutics US, Inc., for a portion of its space. The sublease agreement was created between the parent company and the commercial subsidiary and was implemented as the commercial entity needed a locked location within the building that was defined as its own. The sublease automatically renews on a yearly basis through December 31, and may be terminated by written notice from either party to the other party at any time upon 30 days’ advance notice, and is also terminated as a result of the termination of the direct lease. During the sublease period, the subtenant is required to pay an annual rent in the amount of $4,036, which increases annually at the rate of 3%.
o	The third largest tenant, Regeneron, took possession of its space on July 28, 2025. Regeneron is building out its space, with the full buildout expected to be completed in 2026. The Regeneron lease provides for rent to commence on August 1, 2026. At origination, $4,401,644 was deposited into a rent replication reserve in respect of the gap rent for Regeneron. There can be no assurance that Regeneron will complete the buildout of its space and begin paying rent as expected or at all.
●	With respect to the 321-325 West 42nd Street Mortgage Loan (3.6%), the second largest tenant at the Mortgaged Property, Thriller LLC - Soho Live NYC, is entitled to a free rent period from September 2025 to November 2025. The free rent amount of $72,000 was reserved in connection with the origination of the Mortgage Loan.
●	With respect to the Gateway Industrial Center Mortgage Loan (2.4%), the fourth largest tenant, the IRS (representing 5.6% of the net rentable square footage and 22.8% of the underwritten rent), is building out its space and has not yet taken occupancy or commenced paying rent. The IRS is expected to take occupancy in or around April 2026 and to commence paying rent within one month following taking occupancy. On the origination date, $1,944,408 was reserved with the lender for gap rent for the IRS for the period from July 2025 through April 2026. There can be no assurance that the IRS will take occupancy or pay rent as expected or at all. The IRS is dependent upon congressional appropriations. See “General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS,” regarding the freezing of certain federal funding by the current presidential administration. In recent years the IRS has lost previously allocated funding and its workforce has declined, which could adversely affect its ability to take occupancy or pay rent.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

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Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), the True Vine, the third largest tenant at the 91-329 Kauhi Mortgaged Property (and representing 11.3% of the net rentable square footage at the Mortgaged Property), leases its space on a month-to-month basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 50% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the Philadelphia Design and Distribution Center Mortgage Loan (3.9%), the largest tenant at the Mortgaged Property, Resources for Human Development, Inc., is a not-for-profit tenant organization.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer, right of first refusal or another similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

●	With respect to the Warren Corporate Center Mortgage Loan (6.3%), each of the second largest tenant, PTC Therapeutics (“PTCT”), and the third largest tenant, Regeneron, each of which leases space in a single building at the related Mortgaged Property (which is comprised of 3 buildings), has a right of first refusal to purchase the building in which it leases space and the related land. Pursuant to subordination, non-disturbance and attornment agreements (each an “SNDA”), each such tenant has agreed that such right would not apply to a foreclosure, or, solely in the case of the PTCT SNDA, to the first transfer of the Mortgaged Property by the transferee of the Mortgaged Property following a foreclosure or deed-in-lieu of foreclosure, but would continue to apply to transfers thereafter.
●	With respect to the Verdigreen Hotel Portfolio Mortgage Loan (4.3%), Historic Savannah Foundation, Inc. has a right of first refusal to purchase the East Bay Inn Mortgaged Property and such right of first
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refusal was waived in connection with the borrower’s acquisition of the East Bay Inn Mortgaged Property.

In addition, with respect to other Mortgaged Properties securing Mortgage Loans that are not among the 15 largest Mortgage Loans (for example, the Vertex HQ Mortgaged Property, the 3800 Midlink Drive Mortgaged Property, the 13400 East 39th Avenue and 3800 Wheeling Street Mortgaged Property, the 9860 West Buckeye Road Mortgaged Property, the 2482 Century Drive Mortgaged Property, the 985 Kershaw Street Mortgaged Property, the 7409 Magi Road Mortgaged Property, the 2311 South Park Road Mortgaged Property, the 91-027 Kaomi Loop Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 2100 NW 82nd Avenue Mortgaged Property, the 435 SE 70th Street Mortgaged Property, the Parkwyn Townhomes Mortgaged Property and the Century Business Center Mortgaged Property (collectively, 3.6%)), certain tenants, franchisors, property managers, ground lessors, developers, owners' associations or other parties have a purchase option, right of first offer, a right of first refusal or another similar right, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Properties. The related right generally would not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, although such rights may apply to subsequent purchasers following any such foreclosure, deed-in-lieu-of-foreclosure or other exercise of remedies.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the FG Communities MHC Portfolio Mortgage Loan (1.7%), FG Affiliate Owner leases 82 sites at the Mortgaged Properties pursuant to that certain master lease dated August 18, 2025 (the “FG Master Lease”). Approximately 28.3% of the in-place rent for the portfolio comes from the Master Lease. The FG Master Lease will terminate on September 6, 2035 and individual pads will be released from the FG Master Lease as the applicable affiliate-owned homes are sold to tenants. The Mortgage Loan documents restrict amendments, modifications and terminations of the FG Master Lease and the total number of affiliate-owned mobile homes at no more than 50% in the aggregate of all homes at the Mortgaged Properties. Any additional affiliate-owned mobile homes located at an individual Mortgaged Property must be subject to the FG Master Lease.
●	With respect to the 219 and 221 South 4th Street Mortgage Loan (1.5%), the tenant, Chabad Tzedek Society Inc. (“Chabad”), is an affiliate of the borrower sponsor. Chabad leases two commercial units and four storage units representing approximately 11.2% of the underwritten gross income at the Mortgaged Property. The leases expire on June 24, 2033 and June 20, 2033, respectively, and the borrower sponsor has guaranteed the tenant’s payment obligations under each lease. Notwithstanding the foregoing, there can be no assurance that the borrower sponsor will have the financial capacity to meet the obligations that arise under the guaranty.
●	With respect to the 27 Brighton 11th Street Mortgage Loan (1.2%), the sole tenant of the commercial unit at the Mortgaged Property, Sahakyan Bagramyan Fund Inc, is an affiliate of the borrower sponsor and represents approximately 20.5% of the underwritten gross potential income. In addition, the guarantor of the lease for the commercial unit at the Mortgaged Property is an affiliate of the borrower sponsor.
●	With respect to the 41 North Main Street Mortgage Loan (0.5%), the third largest commercial tenant at the Mortgaged Property, Mod Equities, LLC, representing approximately 17.0% of the net rentable square footage and approximately 12.0% of underwritten base rent), is an affiliate of the borrower sponsor. Mod Equities, LLC has occupied 1,500 square feet on the lower level of the Mortgaged Property since July 1, 2025, and recently extended its lease through June 30, 2032, approximately two years beyond loan maturity, with no early termination or renewal options.
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Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

Other Tenant Issues

With respect to the Philadelphia Design and Distribution Center Mortgage Loan (3.9%), East Philadelphia Furniture Services Inc., the third largest tenant at the Mortgaged Property, has a delinquent balance of approximately $507,506 as of September 4, 2025. The tenant has made payments of $188,500 from January 2025 through August 2025, which represents 91.5% of the base rent due. The tenant rent is being underwritten to the average monthly base rent payment made by the tenant from January through August 2025.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), we note the following:

●	With respect to the 180 Water Mortgaged Property (4.2%), the borrower sponsor owns competing properties within a five mile radius of the Mortgaged Property.
●	With respect to the Than Tower Mortgage Loan (3.8%), the related borrower sponsor or its affiliates own other properties in the related markets that may compete with the Mortgaged Property.
●	With respect to the 321-325 West 42nd Street Mortgage Loan (3.6%), the related borrower sponsor or its affiliates own other properties in the related markets that may compete with the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

In the case of 138 Mortgaged Properties, which secure, in whole or in part, 21 Mortgage Loans (47.0%), the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the Century Business Center Mortgage Loan (0.6%), the related Mortgage Loan documents provide that, except with respect to the commercial general liability insurance, umbrella liability insurance and business income or rental loss insurance, the borrower may rely on the insurance of the sole tenant, SpaceX, provided that (i) the SpaceX lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the SpaceX lease, (iii) SpaceX remains fully liable for the obligations and liabilities under its lease, (iv) SpaceX maintains coverage for the Mortgaged Property that satisfies the requirements of the related loan agreement (except with respect to SpaceX’s $250,000 property deductible, which is acceptable to the lender under the related loan agreement) and (v) the borrower has provided evidence satisfactory to the lender that SpaceX maintains in full force and effect the insurance described in clause (iv) above.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

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In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A and Mortgage Loan representation and warranty no. (16) (Insurance) on Annex E-2A, and any related exceptions on Annex E-1B and Annex E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Verdigreen Hotel Portfolio Mortgage Loan (4.3%), the Marrero's Guest Mansion Mortgaged Property is located in the Key West Historic District and any alteration to the Mortgaged Property may be subject to the review and approval of the Historic Architectural Review Commission. In addition, the Kehoe House Mortgaged Property, the Eliza Thompson House Mortgaged Property, The Gastonian Mortgaged Property and the East Bay Inn Mortgaged Property are each located in the Savannah Historic District and any alterations to the Mortgaged Properties may be subject to the review and approval of the Historic District Board of Review.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”) or are in the process of obtaining either a TCO or a permanent certificate of occupancy (“PCO”). In such cases, the related Mortgage Loan documents require the related borrower and/or sponsor to use commercially reasonable efforts to obtain or maintain the TCO, and to cause the TCO to be continuously renewed at all times until a PCO is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also Mortgage Loan representation and warranty no. (25) (Local Law Compliance) and no. (26) (Licenses and Permits) on Annex E-1A and Mortgage Loan representation and warranty no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-2A, and any related exceptions on Annex E-1B and Annex E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

In addition, certain Mortgaged Properties may be subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1A or Annex E-2A to this prospectus. See “Risk

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Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the Warren Corporate Center Mortgage Loan (6.3%), the Warren Carveout Guarantor is a closed-end fund with a term that runs through April 24, 2026, after which time it will enter a liquidation phase. The guarantor is not subject to a net worth covenant. In addition, it is anticipated that the Warren Corporate Center Property is likely to be the final asset owned by such fund, at which point the Mortgage Loan would effectively not have a guarantor. There can be no assurance that following a liquidation, the guarantor would have the resources to, or would, perform its obligations under the non-recourse carveout guaranty.
●	With respect to the Vertex HQ Mortgage Loan (1.6%), the non-recourse carveout guaranty contains a cap on recourse for bankruptcy events of the borrower or guarantor equal to the greater of $100,000,000 or 10% of the outstanding principal balance of the Vertex HQ Whole Loan.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the 22 Milford Street Mortgage Loan (1.7%), if the related borrower sponsor’s application for a 467-m tax exemption as described above under “—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Rental Properties” is approved, the Mortgaged Property’s tax burden will be reduced for a 35-year period while offering a 65.0% post-construction tax deduction until year 30, when the deduction will increase to 90.0% followed by 10.0% annual decreases until there is no deduction remaining after year 35. At origination, the related borrower was required to escrow $94,000 with the lender representing the delta between the initial 10-year real estate tax average inclusive of the 467-m tax exemption and the unabated taxes of $154,170 rounded to the nearest thousand. The reserved amount held will be released to the borrower upon the date that the lender has received a certificate of eligibility evidencing the implementation of, and entitlement to, the 467-m tax exemption at the Mortgaged Property, acceptable to the lender in its sole but reasonable discretion (such date, the “Section 467-

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m Reserve Release Date”). The Mortgage Loan is recourse to the borrower and guarantor in the event that (i) the 467-m application is denied or borrower fails to obtain approval for and implementation of the 467-m tax benefits within a reasonable time (as determined by the lender), (ii) the 467-m tax benefits are surrendered, revoked, reduced, suspended, terminated or allowed to expire for any period of time, or (iii) the borrower or Mortgaged Property breach, violate, or otherwise fail to comply with the 467-m terms beyond the expiration of any applicable notice and/or cure periods. Additionally, the borrower and guarantor have recourse liability for the debt and all obligations under the related Mortgage Loan documents until such time as the Section 467-m Reserve Release Date occurs, as determined by the lender in its sole discretion. However, there can be no assurance that either of the borrower or guarantor will have the financial ability to satisfy such obligations if it is required to do so.

With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), (i) with respect to the 996 Paragon Way Mortgaged Property (0.1%), the sole tenant at such Mortgaged Property, Exel Inc., has a fee agreement with York County, South Carolina, which allows the tenant to make certain fee in lieu of taxes payments, and (ii) with respect to the 11224 Will Walker Road Mortgaged Property (0.1%), Mercedes Benz US International, Inc., the sole tenant at such Mortgaged Property, has entered into one or more PILOT agreements (constituting PILOT documents) with Tuscaloosa County Industrial Development Authority to reduce its tax liability.

With respect to the 3502 Enterprise Avenue Mortgaged Property (0.02%) securing the ILPT 2025 Portfolio Mortgage Loan (1.5%), in connection with a PILOT arrangement with the sole tenant at such Mortgaged Property, Refresco Beverages US Inc., which provides such tenant with certain tax abatements, the borrower deeded its interest in a portion of the related improvements to the City of Joplin, Missouri (the “City”), which in turn leased its interest in such improvements to the tenant. Such improvements which were deeded to the City do not secure the Mortgage Loan, other than as to certain reversionary rights in such improvements. The tenant has certain rights related to returning title to the improvements to the tenant, including a purchase option, which it has assigned to the related borrower, which in turn collaterally assigned such rights to the lender. Such assignment to the lender was consented to by the City.

In the case of each such ILPT 2025 Portfolio Mortgaged Property, the related borrower’s tax liability associated with such Mortgaged Property was assumed by the related tenant pursuant to its triple net lease at the applicable Mortgaged Property with the applicable borrower, and the tax abatement is in favor of such tenant to reduce such tenant’s tax liability so assumed. Although such abatement does not affect the calculation of underwritten cash flow of the Mortgage Loan, since the tenant is responsible for all taxes, we cannot assure you that any such agreement in favor of such tenant will remain in place, or that such tenant and/or the borrower, as the primarily tax-liable party, will not ultimately be responsible to pay the full unabated taxes due at any such Mortgaged Property.

With respect to the Parkwyn Townhomes Mortgage Loan (1.3%), as a condition to the entry of the Mortgaged Property in the PHFC Program, pursuant to which, in the State of Texas, a property will be exempt from all property taxes and concurrent with the origination of the Mortgage Loan, (i) the borrower transferred the fee interest in the Mortgaged Property to PHFC, (ii) PHFC ground leased the Mortgaged Property back to the borrower and (iii) the borrower entered into a regulatory agreement with PHFC, pursuant to which the Mortgaged Property is required to satisfy the PHFC Program Affordable Components. Although the borrower sponsor has represented that all necessary documentation for admission into the PHFC Program has been effectuated, the tax exemption has not yet been granted by the applicable central appraisal district. Once issued, the tax exemption is expected to be retroactive to the date fee ownership in the Mortgaged Property was transferred by the borrower to the PHFC (April 29, 2025) and continues for the term of the related ground lease, which is scheduled to terminate on April 30, 2124 or until its earlier termination. No real estate taxes were underwritten due to entry into the PHFC Program. There can be no assurance that the tax exemption will be obtained for the Mortgaged Property as expected or at all. In addition, the Mortgage Loan documents require the borrower to partially prepay the Mortgage Loan (together with any applicable yield maintenance premium) within 60 days in the amount necessary for the Mortgaged Property to satisfy a debt service coverage ratio and debt yield of 1.38x and 10.14%, respectively (the “PHFC Prepayment Amount”), if, in relation to the Mortgaged Property, either (i) the related tax exemption is not granted by April 29, 2026 or (ii) the PHFC Program documents applicable to the Mortgaged Property are terminated, the tax exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by its ground lease with the PHFC and acquires the fee interest in the Mortgaged Property. The Mortgage Loan documents provide full recourse to the guarantors on a joint and several basis until the earlier to occur of (i) the tax exemption has been granted or (ii) the borrower makes the required prepayment equal to the PHFC Prepayment Amount plus the applicable prepayment penalty. However, there can be no assurance that the guarantors will have the financial ability to satisfy such obligation if they are required to do so. Pursuant to the ground lease and other documents and agreements entered into in relation to the related tax exemption, the borrower is required to pay, among other amounts, (i) an

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annual oversight and compliance fee equal to the sum of $50 per unit (the “PHFC Compliance Fee”) plus (ii) an annual payment equal to 10% of the annual property tax savings received by the borrower pursuant to the tax exemption, subject to annual increases of 2% (the “PHFC Tax Savings Payment” and, together with the PHFC Compliance Fee, the “PHFC Payments”). In addition, pursuant to a subordination agreement among the borrower, its managing member and the PHFC, so long as the tax exemption remains in effect, all fees required under the PHFC documents, including the PHFC Tax Savings Payment but excluding the PHFC Compliance Fee, are to be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the Mortgage Loan and operating expenses due and owing. Under the related Mortgage Loan documents, the lender has established a reserve for the PHFC Payments, provided that, absent a continuing event of default under the Mortgage Loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrower fails to provide evidence of timely payment. The lender has a lien on both the leasehold interest, held by the borrower, and the fee interest, held by PHFC, in the Mortgaged Property.

With respect to the 27 Brighton 11th Street Mortgage Loan (1.2%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30.0% (which is equal to 5 units) of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. The borrower has opted to reserve 31.25% (which is equal to 5 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide (i) a 100% tax exemption for the first 25 years and (ii) a 31.25% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. In addition, the borrower has applied for a 25-year tax abatement through the New York City Industrial & Commercial Abatement Program (“ICAP”). With regard to both the 421-a tax abatement and the ICAP tax exemption, the estimated full unabated taxes for the 2025/2026 tax year are $251,844 compared to the underwritten abated taxes of $11,206.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Mortgage Loan representation and warranty no. (18) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus and Mortgage Loan representation and warranty no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-2A to this prospectus, and any related exceptions on Annexes E-1B and E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	7	8.2%
1	5	2	4.4
6	0	35	85.9
9	0	1	1.5
Total		45	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

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All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), for purposes of calculating interest and other amounts payable on the ILPT 2025 Portfolio Whole Loan, each promissory note comprising the Whole Loan was divided into multiple components with varying component interest rates. The interest rate of each promissory note (including those evidencing the ILPT 2025 Portfolio Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each promissory note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the ILPT 2025 Portfolio Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the ILPT 2025 Portfolio Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Forty-four (44) of the Mortgage Loans (95.7%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

The remaining Mortgage Loan (4.3%) provides for monthly payments of principal based on an amortization schedule significantly longer than the remaining term to maturity or Anticipated Repayment Date for such Mortgage Loan (such Mortgage Loan, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). The Mortgage Loan referenced in the preceding sentence provides for amortizing debt service payments for its entire loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and all other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we

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cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Single-Purpose Entity Covenants

In general, the terms of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to the property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. A borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. Furthermore, in many cases borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the Quality RV Resort & SS Portfolio Mortgaged Properties (3.7%), which secure a Mortgage Loan with an original principal balance equal to or greater than $20,000,000, the Mortgage Loan documents do not require the borrower to have an independent director.

In the case of certain Mortgage Loans, the related borrower sponsor has provided a guaranty of the payment of a portion of the borrower’s indebtedness under such Mortgage Loan or, in certain cases, the entirety of the borrower’s indebtedness under such Mortgage Loan until certain post-closing conditions are satisfied. There can be no assurance that a payment guaranty by a borrower sponsor or other guarantor for all or a portion of a borrower’s indebtedness under a Mortgage Loan would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liabilities of the borrower with those of the guarantor. In addition, certain payment guaranties may or may not contain an ongoing net worth covenant, or if such covenant exists, compliance with such covenant may not be monitored. There can be no assurance that any such guarantor will have the financial ability, or be willing to, satisfy such obligation if it is required to do so. Set forth below are Mortgage Loans with respect to which the related borrower sponsor has provided a payment guaranty:

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●	With respect to the Spring Valley Marketplace Mortgage Loan (8.8%), at origination, the guarantor provided a partial payment guaranty of the outstanding principal balance, capped at $3,000,000. The guaranty remains in effect until the lender receives a tenant estoppel certificate, in form and substance satisfactory to the lender, from the Mortgaged Property’s third-largest tenant, the KE Tenant, or a lender pre-approved replacement tenant, confirming, among other things, that (i) the KE Tenant or replacement tenant has taken possession of the entirety of the KE Tenant leased premises, (ii) is in full occupancy of the KE Tenant leased premises and (iii) has commenced paying rent in accordance with the KE Tenant lease or the replacement lease, as applicable.
●	With respect to the Southeast MHC Portfolio Mortgage Loan (5.6%), such Mortgage Loan is recourse to the non-recourse carveout guarantor in the amount of $9,000,000 (25% of the original principal balance of the Mortgage Loan).
●	With respect to the Gateway Industrial Center Mortgage Loan (2.4%), the related Whole Loan is recourse to the non-recourse carveout guarantor in the amount of $23,250,000 (25% of the original principal balance of the related Whole Loan) unless and until a DMS Trigger Cure occurs. A “DMS Trigger Cure” means that (A) with respect to the largest tenant at the related Mortgaged Property, Detroit Manufacturing Systems, LLC (“DMS”), which leases 50.5% of the net rentable square footage through 2027, either (x) not less than 75% of the space leased under the DMS lease as of the origination date has been leased pursuant to one or more leases with a term of at least three years, and a base rent equal to or greater than 75% of the annual rent payable under the DMS lease as of the origination date, and the applicable tenants are in actual physical occupancy of their leased space, there are no contingencies to the effectiveness of each such lease, and each such lease has commenced and a rent commencement date has been established, or (y) DMS has renewed its lease in accordance with the terms of the related loan agreement for a term of at least three years, and in the case of either (x) or (y), sufficient funds have accumulated in an excess cash flow reserve to cover anticipated leasing costs and free rent in connection with such new or renewal lease and (B) the debt yield is at least 9.25% for two consecutive calendar quarters. In addition, the related Whole Loan is recourse to the non-recourse carveout guarantor for an amount equal to 125% of the estimated cost for any roof repair, replacement or maintenance (limited to certain replacements specified in the loan documents) that is reflected in a property condition report obtained by the lender after any foreclosure, deed in lieu of foreclosure or other exercise of remedies, provided that such recourse amount may not exceed $6,500,000. Such guarantees were not addressed in the non-consolidation opinion obtained at loan origination.
●	With respect to the 27 Brighton 11th Street Mortgage Loan (1.2%), the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that the Mortgaged Property benefits from a tax abatement pursuant to Section 421-a of the New York State Real Property Tax Law, including, without limitation, a final certificate of eligibility and a tax bill for the Mortgaged Property reflecting such tax abatement.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;
●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;
●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or
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●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L,D,O	31	69.0%
L,YM1,O	10	16.3
YM1,DorYM1,O	1	6.3
YM1,O	1	5.6
YM0.5,O	1	1.5
L,YM2,O	1	1.3
Total	45	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;
●	“D” means the Mortgage Loan provides for a defeasance period;
●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;
●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;
●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;
●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;
●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and
●	“O” means the Mortgage Loan provides for an open period.
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Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 56 months;
●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 1 month; and
●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 46 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	8	7.5%
4	12	24.5
5	10	27.0
6	4	7.7
7	11	33.2
Total	45	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

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Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels, debt yield levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of 32 of the Mortgage Loans (75.2%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a defeasance lockout period of at least two years following the Closing Date (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. Certain of the Defeasance Loans may have a prepayment consideration period that runs concurrently with all or part of the related Defeasance Lock Out Period, during which any such Mortgage Loan is prepayable together with payment of a yield maintenance charge. See “—Prepayment Provisions” above.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on

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such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance in connection with property releases, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the Southeast MHC Portfolio Mortgage Loan (5.6%), the borrowers have the right to at any time (other than the period starting 60 days prior to any securitization and ending 60 days after such securitization) to obtain the release of up to two of the related individual Mortgaged Properties (with the Pine Hill & Pine Manor Mortgaged Property to be considered two individual Mortgaged Properties for purposes of calculating the number of individual Mortgaged Properties being released) upon prepayment of an amount equal to 125% of the allocated loan amount of the applicable Mortgaged Property, together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, subject to the satisfaction of certain conditions, including but not limited to (i) following such release, the debt service coverage ratio is at least equal to the greater of 1.53x and the debt service coverage ratio immediately prior to the release, (ii) following such release, the debt yield is at least equal to the greater of 10.08% and the debt yield immediately prior to the release, (iii) following such release, the loan-to-value ratio is not greater than the lesser of
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51.28% and the loan-to-value ratio immediately preceding the release, and (iv) compliance with REMIC related conditions.

●	With respect to the Quality RV Resort & SS Portfolio Mortgage Loan (3.7%), at any time after October 1, 2027 and prior to the maturity date of the related Mortgage Loan, the related borrower may obtain the release of the Lakeview Expansion RV Mortgaged Property, provided that, among other things, (i) the related borrower prepays the Mortgage Loan in an amount equal to 115% of the allocated loan amount of the Lakeview Expansion RV Mortgaged Property and if the Lakeview Expansion RV Mortgaged Property is released prior to March 2, 2030, the payment of a yield maintenance premium, (ii) after giving effect to the release of the Lakeview Expansion RV Mortgaged Property, the debt service coverage ratio (based on the trailing 12 month period immediately preceding the date of such determination, as determined by the related lender) for the remaining Mortgaged Properties is no less than 1.59x, (iii) the total number of Borrower Owned RVs for all remaining Mortgaged Properties does not exceed 10% of the total number of pads located at the remaining Mortgaged Properties and (iv) all necessary REMIC requirements are satisfied.

Property Releases; Partial Defeasance

●	With respect to the Verdigreen Hotels Portfolio Mortgage Loan (4.3%), at any time on or after two years after the Closing Date and solely in the event that (i) a casualty or condemnation affecting an individual Mortgaged Property (a “Release Property”) in which the net proceeds applicable to such casualty or condemnation equal at least 60% of the allocated loan amount, as defined in the Mortgage Loan documents, for such Release Property and the lender is not required to and does not make the net proceeds available to the borrower for restoration of such Release Property or (ii) the legal non-conforming use of the Marrero's Guest Mansion Mortgaged Property is revoked or no longer in force as a result of an abandonment of such hotel use by the borrower, the lender will release such Release Property provided the following conditions, among other conditions, are satisfied, (a) the borrower defeases the Mortgage Loan in an amount equal to the greater of (I) 120% of the allocated loan amount for such Release Property and (II) if after giving effect to the release of such Release Property would result in the loan-to-value ratio of the remaining Mortgaged Properties being greater than 125%, an amount that would satisfy customary REMIC requirements, and (b) satisfaction of any other customary REMIC requirements.
●	With respect to the Kimberly & Shannon Apartments Mortgage Loan (0.5%), from and after the earlier of (i) the date that is two years after the Closing Date of this securitization and (ii) August 5, 2028, the borrower may request the release of either related Mortgaged Property in connection with a bona fide third-party sale of such Mortgaged Property, provided that the following conditions, among others, are satisfied: (i) immediately prior to and immediately after the release, no event of default will be continuing; (ii) defeasance of an amount equal to the greater of (a) 100% of the net sales proceeds and (b) 120% of the allocated Mortgage Loan amount for such Mortgaged Property; (iii) defeasance of such additional amount required to achieve a loan-to-value ratio no greater than 125% for the remaining Mortgaged Property; (iv) after giving effect to such release and defeasance, the remaining Mortgaged Property achieves (I) a debt service coverage ratio no less than the greater of (a) the debt service coverage ratio immediately prior to such release and (b) 1.22x, (II) a debt yield no less than the greater of (a) the debt yield immediately prior to such release and (b) 8.41% and (III) a loan-to-value ratio no more than the lesser of (a) the loan-to-value ratio immediately prior to the sale of such Mortgaged Property and (b) 48.50%; and (v) compliance with REMIC related conditions.

Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), the borrowers have the right to obtain the release of any of the related Mortgaged Properties in connection with an arm’s-length transfer to a third party of such Mortgaged Property upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Mortgaged Property and (b) the remaining outstanding principal balance of the related Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately
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preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the related Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s -length third party transfer, the borrowers may nevertheless obtain the release of the related Mortgaged Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

●	In addition, with respect to the ILPT 2025 Portfolio Mortgage Loan (1.5%), the borrowers have the right to obtain the release of any of the related Mortgaged Properties in order to cure a default related to such Mortgaged Property or an event of default as to which the lender has delivered notice but only if (i)(I) prior to releasing such Mortgaged Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Mortgaged Property other than the Mortgaged Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Mortgaged Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the related Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior bulleted paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Property Releases; Free Releases

●	Certain of the Mortgage Loans permit the release or substitution of specified parcels of real estate (or parcels meeting certain requirements set forth in the related loan agreement) or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Additions to the Mortgaged Property

The following Mortgage Loans provide for the addition of real property for, or the construction of improvements on, the related Mortgaged Property:

●	With respect to the Beechgrove & Buttermilk Pike Self Storage Mortgage Loan (2.0%), the related borrower is planning an expansion of the storage capacity at the Buttermilk Pike Self Storage Mortgaged Property by (i) paving unimproved vacant land included within the Buttermilk Pike Self Storage Mortgaged Property (identified as approximately 0.716 acres), (ii) constructing a circular extension of the existing driveway within the new paved area, and (iii) placing movable storage containers within the circular driveway (the “Expansion Space”). The related borrower will be permitted to construct or cause the construction of the Expansion Space upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others: (i) deposit of $75,000 for servicer fees and legal related fees and expenses; (ii) the related borrower delivers, or causes to be delivered, to the lender as collateral for the completion of the Expansion Space and as additional collateral for the related borrower’s obligations under the Mortgage Loan documents: (x) cash in an amount equal to 125% of the total estimated cost of the construction of the Expansion Space and (y) a completion
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guaranty from the related guarantor; and (iii) after completion of the Expansion Space, the loan-to-value ratio is not greater than 100%. The Expansion Space will be part of the collateral for the Mortgage Loan upon completion of the conditions set forth in the Mortgage Loan documents.

Escrows

Forty-two (42) Mortgage Loans (96.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-three (43) Mortgage Loans (96.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-five (35) Mortgage Loans (68.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Sixteen (16) Mortgage Loans (88.4%) secured by office, industrial, retail, multifamily (with commercial tenants), and other properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, retail, multifamily (with commercial tenants) and mixed use properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls (including free rent or gap rent) or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus (and the footnotes thereto) and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

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Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each Rating Agency;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	14	$300,651,000	47.2%
Springing	23	$243,288,500	38.0
Soft	6	$43,072,500	6.7
Soft (Residential) / Hard (Commercial)	1	$27,000,000	4.2
None	1	$24,200,000	3.8
Total:	45	$638,212,000	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
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●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Other Secured Debt

Companion Loans

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NOI(2)	Cut-off Date Total Debt Yield on Underwritten NOI(1)
Verdigreen Hotels Portfolio	$27,500,000	$6,100,000	NAP	NAP	$33,600,000	8.74404761904762%	58.6%	71.6%	1.68x	1.26x	16.2%	13.2%
180 Water	$27,000,000	$100,000,000	$121,000,000	$132,000,000	$380,000,000	9.39337105263158%	39.2%	100.5%	2.50x	0.55x	13.6%	5.3%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.
(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

The mezzanine loan related to the Verdigreen Hotels Portfolio Mortgage Loan (4.3%), identified in the table above, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the

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related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and each such mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan, other than (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the separate equity collateral, (ii) proceeds from the disposition of the separate equity collateral related solely to the mezzanine loan resulting from the mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that, in many cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by the Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

With respect to the 180 Water Mortgage Loan (4.2%), the related mezzanine loan (the “180 Water Mezzanine Loan”) was originated in 2019 and was outstanding and in maturity default at the time of the origination of the related Whole Loan. An affiliate of the borrower of the 180 Water Mortgage Loan (the “180 Water New Mezzanine Holder”) acquired the 180 Water Mezzanine Loan at a 19.8% discount, paying $80.2 million for the $100.0 million existing 180 Water Mezzanine Loan on or prior to the origination of the 180 Water Whole Loan. Accordingly, both the mezzanine borrower and the mezzanine lender are under common control with the borrower under the 180 Water Whole Loan. Simultaneously with its acquisition of the 180 Water Mezzanine Loan, the 180 Water New Mezzanine Holder entered into an amendment to the mezzanine loan documents with the mezzanine loan borrower to, among other things, extend the term of the 180 Water Mezzanine Loan by approximately 15 years (approximately 10 years past the Mortgage Loan maturity date), and also entered into a subordination and standstill agreement with the lender under the 180 Water Whole Loan (the “Subordination Agreement”).

Pursuant to the Subordination Agreement, the 180 Water New Mezzanine Holder has agreed that the 180 Water Mezzanine Loan, the related mezzanine loan documents and all rights, remedies, terms and covenants therein are subordinate to the 180 Water Mortgage Loan, the related Mortgage Loan documents, and all rights, remedies, terms and covenants therein. Except to the extent there is excess cash flow for any month to pay current debt service under the 180 Water Mezzanine Loan (provided no cash sweep period then exists under the 180 Water Mortgage Loan), all of the mezzanine lender’s rights to payment of the 180 Water Mezzanine Loan are subordinated to all of the mortgage lender’s rights to payment, and the mezzanine lender may not accept or receive payments prior to the date that all obligations of the borrower under the Mortgage Loan documents are paid in full in cash. If a proceeding has occurred or there is an event of default under the Mortgage Loan, the mortgage lender will be

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entitled to receive payment and performance in full of all amounts due or to become due to the mortgage lender under the 180 Water Whole Loan before the mezzanine lender is entitled to receive any payment on account of the 180 Water Mezzanine Loan. The mortgage lender may enter into amendments, modifications, increases or extensions of the 180 Water Whole Loan without the consent of the mezzanine lender, and no such action will affect the subordination of the 180 Water Mezzanine Loan. The mezzanine lender may not, without the prior consent of the mortgage lender, in its sole discretion, enter into any amendment, modification, increase or extension of the 180 Water Mezzanine Loan; provided that it has the right to waive a default under the 180 Water Mezzanine Loan. Unless and until the 180 Water Whole Loan and all obligations thereunder have been paid in full and satisfied, the mezzanine lender is prohibited from (i) exercising any rights under the 180 Water Mezzanine Loan or applicable law to foreclose upon the equity interests in the borrower pledged to secure the 180 Water Mezzanine Loan, including without limitation obtaining title to such equity interests, obtaining control of the borrower, or transferring such equity interests, or (ii) enforcing all or any part of the 180 Water Mezzanine Loan or the obligations thereunder, or taking any enforcement action against the mezzanine borrower or guarantor. Notwithstanding the foregoing, the mezzanine lender may, with the consent of the mortgage lender, convert all or a portion of the 180 Water Mezzanine Loan interest into indirect common equity ownership interests in the mezzanine borrower, so long as the conditions to permitted transfers under the Mortgage Loan are satisfied and the 180 Water Mezzanine Loan is extinguished. No portion of the 180 Water Mezzanine Loan or the legal or beneficial interest in the mezzanine lender may be transferred, and no change in control of the mezzanine lender may be consummated, without the consent of the mortgage lender (in its sole discretion) and receipt of a rating agency confirmation, unless such transfer is of an interest in the mezzanine lender effectuated in accordance with the loan agreement for the Mortgage Loan. Any such transferee must assume in writing the obligations of the mezzanine lender under the Subordination Agreement. The mezzanine lender does not have any cure rights or purchase options with respect to the 180 Water Whole Loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loan(s) listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Vertex HQ	$10,000,000	60.8%	N/A	8.3%	Y

Each of the Mortgage Loan(s) listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

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Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the 180 Water Mortgage Loan (4.2%), as part of the origination of the 180 Water Whole Loan, (i) SVP 180 Water Preferred Investor LLC (the “Holdco Preferred Equity Holder”) has contributed $50,000,000 in preferred equity (the “Preferred Equity Investment”) to 180 Water Holdco JV LLC, one of the indirect parents of the borrower and the mezzanine borrower, and the indirect parent of the mezzanine lender, and (ii) 180 Water Investors LLC (the “Holdco Common Equity Holder”), an entity which is controlled by the related non-recourse carveout guarantors, has contributed or will contribute approximately $39,473,849 in common equity. The preferred equity provides for a preferred return of 16% and has a required redemption date (the “Mandatory Redemption Date”) of the earlier of August 6, 2030 and such other date on which the Preferred Equity Investment becomes due and payable under the Holdco LLC Agreement (as defined below). To the extent there is sufficient cash flow and no Trigger Event (as described below) is continuing, 6.0% of the 16.0% preferred rate will be paid monthly. From July 2028 until June 2029, the current pay amount will increase to 7.0% and from and after July 2029, the current pay amount will increase to 8.0%. In the event that there is insufficient cash flow, the current pay amount will accrue and will be added to the Preferred Equity Investment. After a Trigger Event, the preferred rate will be 21.0%, compounded annually, and from and after the date that is 90 days following the Mandatory Redemption Date, the preferred return is 25.0%, compounded annually.

The mortgage lender has entered into a recognition agreement (the “Recognition Agreement”) with the Holdco Preferred Equity Holder, which provides, among other things, that (i) the mortgage lender will not make certain modifications to the Mortgage Loan documents without the consent of the Holdco Preferred Equity Holder, (ii) the Holdco Preferred Equity Holder may undertake an indirect change of control of the borrower and obtain all of the Holdco Common Equity Holder’s indirect interests in the borrower in the event of a default under the preferred equity documents or a Trigger Event, (iii) the Holdco Preferred Equity Holder has the right to cure defaults under the 180 Water Whole Loan and has an additional 10 business days to cure monetary defaults and at least an additional 30 days to cure non-monetary defaults, in each case, after the later of notice and the expiration of the borrower’s cure period, plus, in the case, of non-monetary defaults, an extended cure period of an additional 180 days and the waiver of certain non-monetary defaults that are not susceptible of cure, (iv) the right of the Holdco Preferred Equity Holder to purchase the 180 Water Whole Loan at a price equal to its outstanding principal amount and accrued interest, without the payment of any yield maintenance premiums, prepayment fees or premiums, any exit fees, any liquidated damage amount, any spread maintenance charges, any late charges or late fees, any default interest or, if the 180 Water Whole Loan is purchased within 90 days of the first purchase option notice, any workout and liquidation fees, provided that “liquidation fees” are not permitted to exceed a rate of 1.00% of liquidation proceeds and “workout fees” are not permitted to exceed a rate of 1.00% of interest and principal collections on the 180 Water Whole Loan, (v) the Holdco Preferred Equity Holder has the right to transfer the preferred equity investment to a Qualified Preferred Equity Holder (as such term is defined in the Recognition Agreement) and to make certain direct and indirect transfers in the Holdco Preferred Equity Holder and (vi) the Holdco Preferred Equity Holder has certain other rights.

A “Trigger Event” includes (as more fully defined in the Recognition Agreement) (i) the failure to pay the unpaid Preferred Equity Investment, accrued preferred return and other amounts due in full on the Mandatory Redemption Date, (ii) the failure of the Holdco Common Equity Holder to cure a failure to meet certain debt yield targets by depositing cash with the mortgage lender which if applied to reduce the preferred equity capital account would cause such debt yield target to be met, (iii) the Holdco Common Equity Holder takes an action which requires the consent of the Holdco Preferred Equity Holder without obtaining such consent, (iv) the Common Equity Holder otherwise breaches the Holdco LLC Agreement or other preferred equity documents beyond applicable notice and cure periods, or (v) an event of default under the 180 Water Whole Loan. The applicable debt yield targets are calculated based on net operating income divided by the aggregate outstanding balance of the 180 Water Whole Loan and the preferred equity capital account, and begin at 5.75% for the period from October 28, 2025 through January 28, 2026, and increase thereafter such that the final debt yield target commencing July 29, 2028 is 6.80%.

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Furthermore, the Holdco Common Equity Holder and the Holdco Preferred Equity Holder entered into a limited liability company agreement for 180 Water Holdco JV LLC (the “Holdco LLC Agreement”), pursuant to which the Holdco Preferred Equity Holder has consent rights over major decisions related to the borrower sponsor, the borrower and the Mortgaged Property, including the ability to replace the Holdco Common Equity Holder and acquire its interests upon a Trigger Event. As a result, it is possible that the parties empowered with the management and operation of the borrower and the Mortgaged Property will change at a time when the Mortgaged Property is otherwise not performing well. Furthermore, pursuant to the Holdco LLC Agreement, the written consent of the Holdco Preferred Equity Holder is required with respect to a number of major decisions, including, among other decisions, (i) decisions pertaining to matters that require the consent of the mortgage lender or the mezzanine lender under the related loan documents and (ii) any sale, conveyance, alienation, disposition, encumbrance, mortgage, pledge, finance, refinance, issuance, lease, assignment, or other transfer including, without limitation, any deed-in-lieu of foreclosure or assignment-in-lieu of foreclosure (with respect to (a) the 180 Water Whole Loan, (b) the 180 Water Mezzanine Loan and (c) any refinance of (a) or (b)), of the Mortgaged Property. In addition, under the Recognition Agreement, if the Holdco Preferred Equity Holder assumes or exercises direct or indirect control of the borrower, or acquires direct or indirect ownership interests in the borrower, the list of events which originally constitute events of default under the loan agreement for the Mortgage Loan will no longer govern. Upon such change in control or acquisition of ownership interests, a different, and shorter, list of events will determine whether an event of default has occurred under the Mortgage Loan. In addition under the Recognition Agreement, upon such a change in control, subject to certain limited exceptions, the initial non-recourse carveout guarantors will not be liable for recourse events occurring after such change of control if both (i) the event, action, circumstance or condition first arose after the change of control and (ii) that such event, action, circumstance or condition was not caused by the actions of the Holdco Common Equity Holder, the initial guarantor or any of their respective affiliates (other than the Holdco Preferred Equity Holder). Upon such a change in control, the Holdco Preferred Equity Holder will be required to provide a replacement non-recourse carveout guaranty; however, such guaranty is required to contain a different, and shorter, list of non-recourse carveout obligations.

Permitted Unsecured Debt and Other Debt

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

245

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
Warren Corporate Center	GACC	$40,000,000	6.3%	$60,000,000	N/A	$100,000,000	62.5%	62.5%	1.44x	1.44x	11.4%	11.4%	N
180 Water	GACC	$27,000,000	4.2%	$121,000,000	$132,000,000	$280,000,000	39.2%	74.1%	2.50x	1.12x	13.6%	7.2%	N
Gateway Industrial Center	AREF2	$15,250,000	2.4%	$77,750,000	N/A	$93,000,000	58.0%	58.0%	1.25x	1.25x	8.9%	8.9%	N
1000 Portside Drive	BMO	$11,000,000	1.7%	$25,000,000	N/A	$36,000,000	60.9%	60.9%	1.33x	1.33x	8.5%	8.5%	N
Vertex HQ	BMO	$10,000,000	1.6%	$548,800,000	$441,200,000	$1,000,000,000	34.0%	60.8%	3.29x	1.62x	16.5%	9.2%	N
ILPT 2025 Portfolio	BMO	$9,571,000	1.5%	$737,629,000	$412,800,000	$1,160,000,000	43.8%	68.0%	1.96x	1.06x	11.3%	7.3%	N
Parkwyn Townhomes	KeyBank	$8,137,500	1.3%	$15,112,500	N/A	$23,250,000	56.0%	56.0%	1.38x	1.38x	10.4%	10.4%	N
Century Business Center	UBS AG	$3,700,000	0.6%	$59,500,000	N/A	$63,200,000	38.1%	38.1%	1.77x	1.77x	12.2%	12.2%	N

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and
II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

246

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Warren Corporate Center	Outside Serviced	Note A-1	Control	—	Benchmark 2025-V17	$60,000,000
		Note A-2	Non-Control	—	BMO 2025-5C12	$20,000,000
		Note A-3	Non-Control	—	BMO 2025-5C12	10,000,000
		Note A-4	Non-Control	—	BMO 2025-5C12	5,000,000
		Note A-5	Non-Control	—	BMO 2025-5C12	5,000,000

180 Water	Outside Serviced	Note A-1	Control	—	COMM 2025-180W	$1,000,000
		Note A-2	Non-Control	—	Benchmark 2025-V17	$50,000,000
		Note A-3	Non-Control	GACC	Not identified	$40,000,000
		Note A-4	Non-Control	GACC	Not identified	$20,000,000
		Note A-5	Non-Control	—	BMO 2025-5C12	$15,000,000
		Note A-6	Non-Control	—	BMO 2025-5C12	$12,000,000
		Note A-7	Non-Control	—	Benchmark 2025-V17	$10,000,000
		Note B	Non-Control	—	COMM 2025-180W	$132,000,000

Gateway Industrial Center	Outside Serviced	Note A-1	Control	—	WFCM 2025-5C5	$28,250,000
		Note A-2	Non-Control	—	Benchmark 2025-V16	$10,000,000
		Note A-3	Non-Control	—	Benchmark 2025-V17	$8,250,000
		Note A-4	Non-Control	—	WFCM 2025-5C5	$30,000,000
		Note A-5-1	Non-Control	—	BMO 2025-5C12	$8,000,000
		Note A-5-2	Non-Control	—	BMO 2025-5C12	$5,000,000
		Note A-5-3-1	Non-Control	—	BMO 2025-5C12	$2,250,000
		Note A-5-3-2	Non-Control	—	WFCM 2025-5C5	$1,250,000

1000 Portside Drive	Outside Serviced	Note A-1	Control	—	Benchmark 2025-V17	$15,000,000
		Note A-2	Non-Control	—	BBCMS 2025-5C37	$10,000,000
		Note A-3	Non-Control	—	BMO 2025-5C12	$11,000,000

Vertex HQ	Outside Serviced	Note A-1-1	Control	—	VRTX 2025-HQ	$98,920,000
		Note A-2-1	Non-Control	—	VRTX 2025-HQ	$49,460,000
		Note A-3-1	Non-Control	—	VRTX 2025-HQ	$49,460,000
		Note A-4-1	Non-Control	—	VRTX 2025-HQ	$49,460,000
		Note A-1-2-1	Non-Control	MSBNA	Not identified	$60,000,000
		Note A-1-2-2	Non-Control	MSBNA	Not identified	$64,600,000
		Note A-2-2-A	Non-Control	—	BBCMS 2025-5C37	$24,000,000
		Note A-2-2-B	Non-Control	—	Benchmark 2025-V17	$21,000,000
		Note A-2-2-C	Non-Control	—	BMO 2025-5C12	$10,000,000
		Note A-2-2-D	Non-Control	—	BBCMS 2025-5C37	$7,300,000
		Note A-3-2-A	Non-Control	—	BBCMS 2025-5C37	$38,700,000
		Note A-3-2-B	Non-Control	—	Benchmark 2025-V17	$23,600,000
		Note A-4-2-A	Non-Control	JPMCB	Not identified	$30,000,000
		Note A-4-2-B	Non-Control	JPMCB	Not identified	$32,300,000
		Note B-1	Non-Control	—	VRTX 2025-HQ	$42,920,000
		Note B-2	Non-Control	—	VRTX 2025-HQ	$21,460,000
		Note B-3	Non-Control	—	VRTX 2025-HQ	$21,460,000
		Note B-4	Non-Control	—	VRTX 2025-HQ	$21,460,000
		Note C-1	Non-Control	—	VRTX 2025-HQ	$46,720,000
		Note C-2	Non-Control	—	VRTX 2025-HQ	$23,360,000
		Note C-3	Non-Control	—	VRTX 2025-HQ	$23,360,000
		Note C-4	Non-Control	—	VRTX 2025-HQ	$23,360,000
		Note D-1	Non-Control	—	VRTX 2025-HQ	$55,200,000
		Note D-2	Non-Control	—	VRTX 2025-HQ	$27,600,000
		Note D-3	Non-Control	—	VRTX 2025-HQ	$27,600,000
		Note D-4	Non-Control	—	VRTX 2025-HQ	$27,600,000
		Note E-1	Non-Control	—	VRTX 2025-HQ	$31,640,000
		Note E-2	Non-Control	—	VRTX 2025-HQ	$15,820,000
		Note E-3	Non-Control	—	VRTX 2025-HQ	$15,820,000
		Note E-4	Non-Control	—	VRTX 2025-HQ	$15,820,000

ILPT 2025 Portfolio	Outside Serviced	A-1 (Non-Florida) and A-1 (Florida)	Control	—	ILPT 2025-LPF2	$208,880,000
		A-2 (Non-Florida) and A-2 (Florida)	Non-Control	—	ILPT 2025-LPF2	$89,520,747
		A-3 (Non-Florida) and A-3 (Florida)	Non-Control	—	ILPT 2025-LPF2	$89,520,747
		A-4 (Non-Florida) and A-4 (Florida)	Non-Control	—	ILPT 2025-LPF2	$44,759,502
		A-5 (Non-Florida) and A-5 (Florida)	Non-Control	—	ILPT 2025-LPF2	$44,759,502
		A-6 (Non-Florida) and A-6 (Florida)	Non-Control	—	ILPT 2025-LPF2	$44,759,502
		A-7-1 (Non-Florida) and A-7-1 (Florida)	Non-Control	—	Benchmark 2025-V16	$45,000,000
		A-7-2 (Non-Florida) and A-7-2 (Florida)	Non-Control	—	BBCMS 2025-5C36	$45,000,000
		A-8-1 (Non-Florida) and A-8-1 (Florida)	Non-Control	—	BANK5 2025-5YR16	$32,000,000
		A-8-2 (Non-Florida) and A-8-2 (Florida)	Non-Control	BANA	Not identified	$6,571,750
		A-9-1 (Non-Florida) and A-9-1 (Florida)	Non-Control	—	BANK5 2025-5YR16	$32,000,000
		A-9-2 (Non-Florida) and A-9-2 (Florida)	Non-Control	MSMCH	Not identified	$6,571,750
		A-10-1 (Non-Florida) and A-10-1 (Florida)	Non-Control	—	Benchmark 2025-V16	$15,000,000
		A-10-2 (Non-Florida) and A-10-2 (Florida)	Non-Control	—	BMO 2025-5C12	$4,285,500
		A-11-1 (Non-Florida) and A-11-1 (Florida)	Non-Control	—	BBCMS 2025-5C37	$7,000,000
		A-11-2 (Non-Florida) and A-11-2 (Florida)	Non-Control	—	Benchmark 2025-V17	$7,000,000
247

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
		A-11-3 (Non-Florida) and A-11-3 (Florida)	Non-Control	—	BMO 2025-5C12	$5,285,500
		A-12-1 (Non-Florida) and A-12-1 (Florida)	Non-Control	—	BBCMS 2025-5C36	$16,000,000
		A-12-2 (Non-Florida) and A-12-2 (Florida)	Non-Control	—	BBCMS 2025-5C37	$3,285,500
		B-1 (Non-Florida) and B-1 (Florida)	Non-Control	—	ILPT 2025-LPF2	$165,120,000
		B-2 (Non-Florida) and B-2 (Florida)	Non-Control	—	ILPT 2025-LPF2	$70,766,304
		B-3 (Non-Florida) and B-3 (Florida)	Non-Control	—	ILPT 2025-LPF2	$70,766,304
		B-4 (Non-Florida) and B-4 (Florida)	Non-Control	—	ILPT 2025-LPF2	$35,382,464
		B-5 (Non-Florida) and B-5 (Florida)	Non-Control	—	ILPT 2025-LPF2	$35,382,464
		B-6 (Non-Florida) and B-6 (Florida)	Non-Control	—	ILPT 2025-LPF2	$35,382,464

Parkwyn Townhomes	Outside Serviced	Note A-1	Control	—	WFCM 2025-5C5	$15,112,500
		Note A-2	Non-Control	—	BMO 2025-5C12	$8,137,500

Century Business Center	Outside Serviced	Note A-1	Control	—	WFCM 2025-5C5	$59,500,000
		Note A-2	Non-Control	—	BMO 2025-5C12	$3,700,000

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.
(3)	Entity names have been abbreviated for presentation as indicated below.

“BANA” means Bank of America, N.A.

“GACC” means German American Capital Corporation.

“JPMCB” means JPMorgan Chase Bank, National Association.

“MSBNA” means Morgan Stanley Bank, N.A.

“MSMCH” means Morgan Stanley Mortgage Capital Holdings LLC.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) for the allocation of expenses, losses and shortfalls relating to the Whole Loan, in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans and Servicing Shift Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

248

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Back-Up Advancing Agent, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

249

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major

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Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Back-Up Advancing Agent, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
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●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing

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Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”), will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business

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days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The 180 Water Pari Passu-AB Whole Loan

General

The 180 Water Mortgage Loan (4.2%) is part of a split loan structure comprised of seven senior promissory notes (the “180 Water A Notes”) and one subordinate promissory note (the “180 Water B Note” and, together with the 180 Water A Notes, the “180 Water Notes”), each of which is secured by the same mortgage instruments on the same underlying Mortgaged Property, with an aggregate initial principal balance of $280,000,000. Two (2) such senior promissory notes designated Note A-5 and Note A-6, with an aggregate initial principal balance of $27,000,000 (the “180 Water Mortgage Loan”), will be deposited into this securitization. The 180 Water Whole Loan is evidenced by (i) the 180 Water Mortgage Loan; (ii) one senior promissory note designated Note A-1 (the “180 Water Standalone Pari Passu Companion Loan”), which has an initial principal balance of $1,000,000; (iii) four (4) senior promissory notes designated Note A-2, Note A-3, Note A-4 and Note A-7, which have an aggregate initial principal balance of $120,000,000 (the “180 Water Non-Standalone Pari Passu Companion Loans” and, together with the 180 Water Standalone Pari Passu Companion Loan, the “180 Water Pari Passu Companion Loans”; the 180 Water Non-Standalone Pari Passu Companion Loans together with the 180 Water Mortgage Loan, the “180 Water Non-Standalone Loans”); and (iv) one subordinate promissory note designated Note B (the “180 Water Subordinate Companion Loan” and, together with the 180 Water Standalone Pari Passu Companion Loan, the “180 Water Standalone Companion Loans”), which has an initial principal balance of $132,000,000.

As of the origination date of the 180 Water Whole Loan, the interest rate of each of the 180 Water Notes is as follows:

Note	Interest Rate
Note A-1	7.410%
Note A-2	5.333%
Note A-3	5.333%
Note A-4	5.333%
Note A-5	5.333%
Note A-6	5.333%
Note A-7	5.333%
Note B	7.410%

The weighted average interest rate for the 180 Water Whole Loan is 6.319575% per annum.

The 180 Water Mortgage Loan, the 180 Water Pari Passu Companion Loans and the 180 Water Subordinate Companion Loan are referred to herein, collectively, as the “180 Water Whole Loan”, and the 180 Water Pari Passu Companion Loans and the 180 Water Subordinate Companion Loan are referred to herein as the “180 Water Companion Loans”. The 180 Water Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 180 Water Mortgage Loan. The 180 Water Subordinate Companion Loan is generally subordinate in right of payment with respect to the 180 Water Mortgage Loan and 180 Water Pari Passu Companion Loans.

Only the 180 Water Mortgage Loan is included in the issuing entity. The 180 Water Standalone Companion Loans were contributed to a securitization trust (the “COMM 2025-180W Securitization”) governed by the COMM 2025-180W Trust and Servicing Agreement (the “COMM 2025-180W TSA”). The 180 Water Non-Standalone Pari Passu Companion Loans are expected to be contributed to one or more other securitizations in the future; however, the holders of the unsecuritized 180 Water Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

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The rights of the holders of the promissory notes evidencing the 180 Water Whole Loan are subject to a Co-Lender Agreement (the “180 Water Co-Lender Agreement”). The following summaries describe certain provisions of the 180 Water Co-Lender Agreement.

Servicing

The 180 Water Whole Loan (including the 180 Water Mortgage Loan) and any related foreclosed property will be serviced and administered pursuant to the terms of the COMM 2025-180W TSA by Trimont LLC, as master servicer (in such capacity, the “180 Water Servicer”), and, if necessary, Mount Street (US) Georgia LLP, as special servicer (in such capacity, the “180 Water Special Servicer”), in the manner described in “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of the 180 Water Co-Lender Agreement.

Custody of the Mortgage File

Deutsche Bank National Trust Company is the custodian of the 180 Water Whole Loan (including the 180 Water Mortgage Loan) pursuant to the terms of the COMM 2025-180W TSA.

Advances

The Master Servicer or the Trustee will be responsible for making any required principal and interest advances on the 180 Water Mortgage Loan (but not on the 180 Water Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 180 Water Mortgage Loan.

Property protection advances in respect of the 180 Water Whole Loan will be made by the 180 Water Servicer or Computershare Trust Company, National Association, as the trustee (in such capacity, the “180 Water Trustee”), as applicable, unless a determination of non-recoverability is made under the COMM 2025-180W TSA.

Application of Payments

The 180 Water Co-Lender Agreement sets forth the respective rights of the holder of the 180 Water Mortgage Loan, the holders of the 180 Water Pari Passu Companion Loans and the holder of the 180 Water Subordinate Companion Loan with respect to distributions of funds received in respect of the 180 Water Whole Loan, and provides, in general, that:

If no (a) event of default under the 180 Water Whole Loan with respect to an obligation of the mortgage borrower (the “180 Water Borrower”) to pay money due under the 180 Water Whole Loan or (b) non-monetary event of default pursuant to which the 180 Water Whole Loan becomes a specially serviced loan (a “180 Water Triggering Event of Default”) has occurred or if a 180 Water Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by the 180 Water Borrower (net of certain amounts payable or reimbursable to the 180 Water Servicer or the 180 Water Special Servicer, as applicable) will be distributed as follows:

(i)	first, (a) initially, to the holders of the 180 Water Standalone Companion Loans (or the 180 Water Servicer or the 180 Water Trustee) and, if applicable, to the 180 Water Non-Standalone Loans (or the master servicers of the related securitization trust containing a 180 Water Non-Standalone Loan (each, a “180 Water Non-Standalone Loan Securitization Trust”), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any 180 Water Non-Standalone Loan Securitization Trust, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 180 Water Servicer or the 180 Water Trustee from general collections of the related 180 Water Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of the 180 Water A Notes (or the 180 Water Servicer or the 180 Water Trustee and, if applicable, the master servicers of the related 180 Water Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the 180 Water Non-Standalone Loan Securitization Trust(s), as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such 180 Water Non-Standalone Loan Securitization Trust), (c) then, to
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the holder of the 180 Water Subordinate Companion Loan (or the 180 Water Servicer or the 180 Water Trustee), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the outstanding principal balance of the 180 Water Standalone Companion Loans), to the holders of the 180 Water Standalone Companion Loans (or the 180 Water Servicer or the 180 Water Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to the holders of the 180 Water Standalone Companion Loans (or the 180 Water Servicer, the 180 Water Special Servicer or the 180 Water Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of such 180 Water Standalone Companion Loans (or the 180 Water Servicer, 180 Water Special Servicer or the 180 Water Trustee, as applicable), with respect to the 180 Water Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2025-180W TSA;
(iii)	third, (a) initially, to the holders of the 180 Water A Notes and the 180 Water B Note (or the 180 Water Servicer), the applicable accrued and unpaid servicing fee on the related 180 Water A Note or the 180 Water B Note (without duplication of any portion of the servicing fee paid by the 180 Water Borrower), as the case may be, and (b) then, to the holders of the 180 Water A Notes and the 180 Water B Note (or the 180 Water Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the 180 Water Whole Loan under the COMM 2025-180W TSA;
(iv)	fourth, pari passu to the holders of the 180 Water A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such 180 Water A Note, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between the holders of the 180 Water A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of a 180 Water A Note;
(v)	fifth, pari passu, in respect of principal, to the holders of the 180 Water A Notes all payments and prepayments of amounts allocable to the reduction of the principal balance of the 180 Water Whole Loan in accordance with the loan documents for the 180 Water Whole Loan (the “180 Water Loan Documents”) until the principal balances of the 180 Water A Notes have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of the 180 Water A Notes on a pro rata basis (based on their respective outstanding principal balances);
(vi)	sixth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each holder of a 180 Water A Note, in each case, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder of a 180 Water A Note, plus interest thereon at the related 180 Water A Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of the 180 Water A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such holder of a 180 Water A Note;
(vii)	seventh, to the holder of the 180 Water Subordinate Companion Loan, if the 180 Water Subordinate Companion Loan is not included in the COMM 2025-180W Securitization (or the 180 Water Servicer, the 180 Water Special Servicer or the 180 Water Trustee (if any), as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of the 180 Water Subordinate Companion Loan (or the 180 Water Servicer, the 180 Water Special Servicer or the 180 Water Trustee (if any), as applicable), with respect to the 180 Water Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2025-180W TSA;
(viii)	eighth, to the holder of the 180 Water Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the principal balance of the 180 Water Subordinate Companion Loan
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at the related interest rate on such 180 Water Subordinate Companion Loan, net of the applicable servicing fee rate;

(ix)	ninth, in respect of principal to the holder of the 180 Water Subordinate Companion Loan, all payments and prepayments of amounts allocable to the reduction of the principal balance of the 180 Water Whole Loan in accordance with the 180 Water Loan Documents until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;
(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), to the holder of the 180 Water Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holder of the 180 Water Subordinate Companion Loan, plus interest thereon at the related 180 Water Subordinate Companion Loan interest rate minus the applicable servicing fee;
(xi)	eleventh, any interest accrued at the default rate under the 180 Water Loan Documents on the principal balance to the extent such default interest amount is (a) actually paid by the 180 Water Borrower, (b) in excess of interest accrued on the principal balance of the 180 Water Whole Loan at the interest rate of the 180 Water Whole Loan and (c) not required to be paid to the 180 Water Servicer, the 180 Water Trustee or the 180 Water Special Servicer, or the master servicer or trustee under a servicing agreement relating to any 180 Water Non-Standalone Loan Securitization Trust, pari passu, to each holder of a 180 Water A Note and the holder of the 180 Water Subordinate Companion Loan in an amount calculated on the principal balance of the related 180 Water Note at the excess of (x) the related default rate for such 180 Water Note over (y) the note rate for such 180 Water Note with the aggregate amount so payable to be allocated between the holders of the 180 Water Notes on a pro rata basis according to the respective amounts due to such holders of the 180 Water Notes under the 180 Water Co-Lender Agreement;
(xii)	twelfth, pro rata and pari passu, to each holder of a 180 Water A Note (other than the holder of the promissory note designated Note A-1), any prepayment charge, to the extent actually paid by the 180 Water Borrower and allocable to any prepayment of the related 180 Water A Note under the 180 Water Loan Documents pro rata based on the applicable prepayment charge entitlement of such 180 Water A Note, with the aggregate amount so payable to be allocated between the holders of the 180 Water A Notes (other than the holder of the promissory note designated Note A-1) according to the respective amounts due to them under the 180 Water Co-Lender Agreement;
(xiii)	thirteenth, to the holder of the 180 Water B Note any prepayment charge, to the extent actually paid by the 180 Water Borrower and allocable to any prepayment of the 180 Water B Note under the 180 Water Loan Documents;
(xiv)	fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 180 Water Servicer, the 180 Water Trustee or the 180 Water Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any 180 Water Non-Standalone Loan Securitization Trust), to each holder of a 180 Water A Note and the holder of the 180 Water Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the 180 Water Borrower; and
(xv)	fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)-(xiv) above to the holders of the 180 Water Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that the 180 Water Borrower actually pays any assumption fees, such assumption fees otherwise allocable to the holders of the 180 Water Notes instead will be payable as additional servicing compensation as provided in the COMM 2025-180W TSA.

The 180 Water Servicer and the 180 Water Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the applicable collection account or foreclosed property account, as applicable, and are entitled to retain any such amount that such party is entitled to under the COMM 2025-180W TSA.

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After the occurrence of and during the continuance of a 180 Water Triggering Event of Default, all amounts tendered by the 180 Water Borrower (net of certain amounts payable or reimbursable to the 180 Water Servicer or the 180 Water Special Servicer, as applicable) will be distributed as follows:

(i)	first, (a) initially, to the holders of the 180 Water Standalone Companion Loans (or the 180 Water Servicer or the 180 Water Trustee) and, if applicable, to the 180 Water Non-Standalone Loans (or the master servicers of the related 180 Water Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property advances (or in the case of a master servicer of any 180 Water Non-Standalone Loan Securitization Trust, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 180 Water Servicer or the 180 Water Trustee from general collections of the related 180 Water Non-Standalone Loan Securitization Trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of the 180 Water A Notes (or the 180 Water Servicer or the 180 Water Trustee and, if applicable, the master servicers of the related 180 Water Non-Standalone Loan Securitization Trusts), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable monthly payment advances or analogous concept under the 180 Water Non-Standalone Loan Securitization Trust(s), as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous advance rate under such 180 Water Non-Standalone Loan Securitization Trust), (c) then, to the holder of the 180 Water Subordinate Companion Loan (or the 180 Water Servicer or the 180 Water Trustee), up to the amount of any nonrecoverable monthly payment advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the outstanding principal balance of the 180 Water Standalone Companion Loans), to the holders of the 180 Water Standalone Companion Loans (or the 180 Water Servicer or the 180 Water Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);
(ii)	second, to the holders of the 180 Water Standalone Companion Loans (or the 180 Water Servicer, the 180 Water Special Servicer or the 180 Water Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of such 180 Water Standalone Companion Loans (or the 180 Water Servicer, 180 Water Special Servicer or the 180 Water Trustee, as applicable), with respect to the 180 Water Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2025-180W TSA;
(iii)	third, (a) initially, to the holders of the 180 Water A Notes and the 180 Water Subordinate Companion Loan (or the 180 Water Servicer), the applicable accrued and unpaid servicing fee on the related 180 Water A Note or the 180 Water Subordinate Companion Loan (without duplication of any portion of the servicing fee paid by the 180 Water Borrower), as the case may be, and (b) then, to the holders of the 180 Water A Notes and the 180 Water Subordinate Companion Loan (or the 180 Water Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to the 180 Water Whole Loan under the COMM 2025-180W TSA;
(iv)	fourth, pari passu, to the holders of the 180 Water A Notes, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such 180 Water A Note, net of the applicable servicing fee rate, with the aggregate amount so payable to be allocated between the holders of the 180 Water A Notes on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of a 180 Water A Note;
(v)	fifth, to the holder of the 180 Water Subordinate Companion Loan, up to an amount equal to the accrued and unpaid interest on the principal balance of the 180 Water Subordinate Companion Loan at the related interest rate on such 180 Water Subordinate Companion Loan, net of the applicable servicing fee rate;
(vi)	sixth, pari passu, in respect of principal, to the holders of the 180 Water A Notes, all remaining funds until the principal balances of the 180 Water A Notes have been reduced to zero, with the aggregate
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amount so payable to be allocated between the holders of the 180 Water A Notes on a pro rata basis (based on their respective outstanding principal balances);

(vii)	seventh, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to each holder of a 180 Water A Note, in each case, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder of a 180 Water A Note, plus interest thereon at the related 180 Water A Note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of the 180 Water A Notes on a pro rata basis according to the amount of realized losses previously allocated to each such holder of a 180 Water A Note;
(viii)	eighth, to the holder of the 180 Water Subordinate Companion Loan, if the 180 Water Subordinate Companion Loan is not included in the COMM 2025-180W Securitization (or the 180 Water Servicer, the 180 Water Special Servicer or the 180 Water Trustee (if any), as applicable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of the 180 Water Subordinate Companion Loan (or the 180 Water Servicer, the 180 Water Special Servicer or the 180 Water Trustee (if any), as applicable), with respect to the 180 Water Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the COMM 2025-180W TSA;
(ix)	ninth, in respect of principal to the holder of the 180 Water Subordinate Companion Loan, all remaining funds until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;
(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), to the holder of the 180 Water Subordinate Companion Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holder of the 180 Water Subordinate Companion Loan, plus interest thereon at the related 180 Water Note interest rate minus the applicable servicing fee;
(xi)	eleventh, pro rata and pari passu, to each holder of a 180 Water A Note (other than the holder of the promissory note designated Note A-1), any prepayment charge, to the extent actually paid by the 180 Water Borrower and allocable to any prepayment of the related 180 Water A Note under the 180 Water Loan Documents pro rata based on the applicable prepayment charge entitlement of such 180 Water A Note, with the aggregate amount so payable to be allocated between the holders of the 180 Water A Notes on a pro rata basis (other than the holder of the promissory note designated Note A-1) according to the respective amounts due to them under the 180 Water Co-Lender Agreement;
(xii)	twelfth, to the holder of the 180 Water Subordinate Companion Loan, any prepayment charge, to the extent actually paid by the 180 Water Borrower and allocable to any prepayment of the 180 Water Subordinate Companion Loan under the 180 Water Loan Documents;
(xiii)	thirteenth, any interest accrued at the default rate under the 180 Water Loan Documents on the principal balance to the extent such default interest amount is (a) actually paid by the 180 Water Borrower, (b) in excess of interest accrued on the principal balance of the 180 Water Whole Loan at the interest rate of the 180 Water Whole Loan and (c) not required to be paid to the 180 Water Servicer, the 180 Water Trustee or the 180 Water Special Servicer, or the master servicer or trustee under a servicing agreement relating to any 180 Water Non-Standalone Loan Securitization Trust, pari passu, to each holder of a 180 Water A Note and the holder of the 180 Water Subordinate Companion Loan in an amount calculated on the principal balance of the related 180 Water Note at the excess of (x) the related default rate for such 180 Water Note over (y) the note rate for such 180 Water Note with the aggregate amount so payable to be allocated between the holders of the 180 Water Notes on a pro rata basis according to the respective amounts due to such holders of the 180 Water Notes under the 180 Water Co-Lender Agreement;
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(xiv)	fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 180 Water Servicer, the 180 Water Trustee or the 180 Water Special Servicer or the master servicer or trustee under a trust and servicing agreement relating to any 180 Water Non-Standalone Loan Securitization Trust), to each holder of a 180 Water A Note and the holder of the 180 Water Subordinate Companion Loan its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the 180 Water Borrower; and
(xv)	fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)–(xiv) above to the holders of the 180 Water Notes pro rata and pari passu in accordance with their respective initial percentage interests.

Consultation and Control

The “controlling holder” under the 180 Water Co-Lender Agreement will be the COMM 2025-180W Trust, whose rights in such capacity will be generally exercised by the directing holder under the COMM 2025-180W TSA so long as a subordinate control period under the COMM 2025-180W TSA is in effect (subject to other terms and conditions in the COMM 2025-180W TSA). At any time a subordinate control period is not in effect, the rights of the “controlling holder” under the 180 Water Co-Lender Agreement will be generally exercised by the 180 Water Special Servicer or the certificateholders of the COMM 2025-180W Trust. For the avoidance of doubt, so long as the 180 Water Subordinate Companion Loan is included in the COMM 2025-180W Trust, any purchase option or cure rights of the holder of the 180 Water Subordinate Companion Loan under the 180 Water Co-Lender Agreement will not apply.

In addition, the holders of the 180 Water Non-Standalone Pari Passu Companion Loans and 180 Water Mortgage Loan (or its representative) will have the right under the COMM 2025-180W TSA to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the certificateholders of the COMM 2025-180W Trust.

No objection, direction or advice by any noteholder under the 180 Water Co-Lender Agreement may require or cause the 180 Water Servicer or the 180 Water Special Servicer, as applicable, to violate any provision of the 180 Water Loan Documents, applicable law, the COMM 2025-180W TSA, the 180 Water Co-Lender Agreement, the REMIC provisions of the Code or the 180 Water Servicer or 180 Water Special Servicer’s obligation to act in accordance with the servicing standard under the COMM 2025-180W TSA.

Sale of Defaulted Loan

Pursuant to the terms of the 180 Water Co-Lender Agreement, if the 180 Water Whole Loan becomes a defaulted loan, and if the 180 Water Special Servicer determines to sell the 180 Water Whole Loan that has become a specially serviced loan in accordance with the COMM 2025-180W TSA, then the 180 Water Special Servicer will be required to sell the 180 Water Standalone Companion Loans, 180 Water Non-Standalone Pari Passu Companion Loans and the 180 Water Mortgage Loan together as one whole loan. The 180 Water Special Servicer is required to give the holder of the 180 Water Non-Standalone Pari Passu Companion Loans and the holder of the 180 Water Mortgage Loan ten (10) Business Days’ notice of its intention to sell the 180 Water Whole Loan. In connection with any such sale, the 180 Water Special Servicer will be required to follow the procedures in the COMM 2025-180W TSA.

Special Servicer Appointment Rights

Pursuant to the terms of the 180 Water Co-Lender Agreement, the “controlling noteholder” with respect to the 180 Water Whole Loan (which will be the COMM 2025-180W Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the 180 Water Whole Loan and appoint a replacement special servicer without the consent of the holder of the 180 Water Non-Standalone Companion Loan or the 180 Water Mortgage Loan. The directing holder under the COMM 2025-180W TSA (during a subordinate control period under the COMM 2025-180W TSA), and the applicable certificateholders with the requisite percentage of voting rights under the COMM 2025-180W TSA (after a subordinate control period under the COMM 2025-180W TSA) will exercise the rights of the COMM 2025-180W Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the 180 Water Whole Loan and appoint a replacement special servicer pursuant to the COMM 2025-180W TSA.

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The Vertex HQ Pari Passu-AB Whole Loan

General

The Vertex HQ Mortgage Loan (1.6%) is part of a split loan structure comprised of the notes listed in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above, including (a) the Vertex HQ Mortgage Loan; (b) four (4) other senior promissory notes held by the VRTX Trust 2025-HQ trust (the “Vertex HQ Trust”) in the aggregate principal amount of $247,300,000 (the “Vertex HQ SASB Pari Passu Companion Notes”); (c) nine (9) other senior promissory notes held by various parties in the aggregate principal amount of $301,500,000 (the “Vertex HQ Non-SASB Pari Passu Companion Notes”) and collectively, with the Vertex HQ SASB Pari Passu Companion Notes, the “Vertex HQ Pari Passu Companion Notes”; and, the Vertex HQ Pari Passu Companion Notes together with the Vertex HQ Mortgage Loan, each a “Vertex HQ Senior Note” and collectively, the “Vertex HQ Senior Notes”); (d) four subordinate promissory notes held by the Vertex HQ Trust designated as “B” notes in the aggregate principal amount of $107,300,000 (each a “Vertex HQ B Note” and collectively, the “Vertex HQ B Notes”); (e) four subordinate promissory notes held by the Vertex HQ Trust designed as “C” notes in the aggregate principal amount of $116,800,000 (each a “Vertex HQ C Note” and collectively, the “Vertex HQ C Notes”); (f) four subordinate promissory notes held by the Vertex HQ Trust designated as “D” notes in the aggregate principal amount of $138,000,000 (each a “Vertex HQ D Note” and collectively, the “Vertex HQ D Notes”); and (g) four subordinate promissory notes held by the Vertex HQ Trust designated as “E” notes in the aggregate principal amount of $79,100,000 (each a “Vertex HQ E Note” and collectively, the “Vertex HQ E Notes” and, collectively with the Vertex HQ B Notes, the Vertex HQ C Notes and the Vertex HQ D Notes, the “Vertex HQ Subordinate Companion Notes”).

The Vertex HQ Mortgage Loan, the Vertex HQ Pari Passu Companion Notes and the Vertex HQ Subordinate Companion Notes are referred to herein, collectively, as the “Vertex HQ Whole Loan” or the “Vertex HQ Notes”, and the Vertex HQ Pari Passu Companion Notes and the Vertex HQ Subordinate Companion Notes are referred to herein as the “Vertex HQ Companion Notes”. The Vertex HQ Mortgage Loan and the Vertex HQ Non-SASB Pari Passu Companion Notes are collectively referred to herein as the “Vertex HQ Non-SASB Notes”. The Vertex HQ Pari Passu Companion Notes are generally pari passu in right of payment with each other and with the Vertex HQ Mortgage Loan. The Vertex HQ B Notes are subordinate in right of payment to the Vertex HQ Senior Notes. The Vertex HQ C Notes are subordinate in right of payment to the Vertex HQ Senior Notes and the Vertex HQ B Notes. The Vertex HQ D Notes are subordinate in right of payment to the Vertex HQ Senior Notes, the Vertex HQ B Notes and the Vertex HQ C Notes. The Vertex HQ E Notes are subordinate in right of payment to the Vertex HQ Senior Notes, the Vertex HQ B Notes, the Vertex HQ C Notes and the Vertex HQ D Notes.

As of the Vertex HQ Whole Loan origination date, the interest rate of the Vertex HQ Senior Notes is 4.93554%, the interest rate of the Vertex HQ B Notes is 5.49648%, the interest rate of the Vertex HQ C Notes is 5.93080%, the interest rate of the Vertex HQ D Notes is 6.60493%, the interest rate of the Vertex HQ E Notes is 8.13896% and the weighted average interest rate of the Vertex HQ Whole Loan is 5.595741572%.

The Vertex HQ Pari Passu Companion Notes are generally pari passu in right of payment with each other and with the Vertex HQ Mortgage Loan. The Vertex HQ Subordinate Companion Notes are subordinate in right of payment with respect to the Vertex HQ Mortgage Loan and the Vertex HQ Pari Passu Companion Notes.

Only the Vertex HQ Mortgage Loan is included in the issuing entity. The Vertex HQ SASB Pari Passu Companion Notes and the Vertex HQ Subordinate Companion Notes (collectively, the “Vertex HQ SASB Notes”) have been contributed to a securitization trust (the “VRTX 2025-HQ Securitization”) governed by the trust and servicing agreement for the VRTX 2025-HQ Securitization (the “VRTX 2025-HQ TSA”). The Vertex HQ Non-SASB Pari Passu Companion Notes are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Vertex HQ Non-SASB Pari Passu Companion Notes are under no obligation to do so.

The holders of each promissory note evidencing the Vertex HQ Whole Loan are each a “Vertex HQ Note Holder”. The holders of the Vertex HQ Senior Notes are each a “Vertex HQ Senior Note Holder”, the holders of the Vertex HQ B Notes are each a “Vertex HQ B Note Holder”, the holders of the Vertex HQ C Notes are each a “Vertex HQ C Note Holder”, the holders of the Vertex HQ D Notes are each a “Vertex HQ D Note Holder” and the holders of the Vertex HQ E Notes are each a “Vertex HQ E Note Holder”. The holders of the Vertex HQ Pari Passu Companion Notes and the Vertex HQ Subordinate Companion Notes are each a “Vertex HQ Companion Note Holder”.

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The holders of the Vertex HQ Non-SASB Notes are collectively referred to as the “Vertex HQ Non-SASB Note Holders”. Each promissory note evidencing the Vertex HQ Whole Loan is secured by the mortgage instrument on the underlying property (the “Vertex HQ Mortgaged Property”), and the Vertex HQ Non-SASB Notes have an aggregate initial principal balance of $311,500,000.

The rights of the holders of the promissory notes evidencing the Vertex HQ Whole Loan are subject to an intercreditor agreement (the “Vertex HQ Co-Lender Agreement”). The following summaries describe certain provisions of the Vertex HQ Co-Lender Agreement.

Servicing

The Vertex HQ Co-Lender Agreement provides that the administration of the Vertex HQ Whole Loan will be governed by the Vertex HQ Co-Lender Agreement and the VRTX 2025-HQ TSA. The Vertex HQ Whole Loan (including the Vertex HQ Mortgage Loan) will be serviced and administered pursuant to the terms of the VRTX 2025-HQ TSA by Trimont LLC as the master servicer acting thereunder (the “VRTX 2025-HQ Master Servicer”) or, if necessary, by Situs Holdings, LLC as the special servicer (the “VRTX 2025-HQ Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of the Vertex HQ Co-Lender Agreement and VRTX 2025-HQ TSA.

Advances

The Master Servicer will be responsible for making any required principal and interest advances on the Vertex HQ Mortgage Loan (but not on the Vertex HQ Companion Notes) pursuant to the terms of the Pooling and Servicing Agreement unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Vertex HQ Mortgage Loan. Principal and interest advances in respect of the Vertex HQ Companion Notes and property protection advances in respect of the Vertex HQ Whole Loan will be made as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Application of Payments Prior to a Vertex HQ Triggering Event of Default

Generally, as long as no Vertex HQ Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the Vertex HQ Whole Loan (excluding (i) all amounts for required reserves or escrows required by the Vertex HQ Whole Loan documents to be held as reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the Vertex HQ Mortgaged Property or released to the borrower in accordance with the terms of the Vertex HQ Whole Loan documents, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the backup advancing agent, the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer, and (iii) certain amounts payable or reimbursable to the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer including but not limited to monthly payment advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Vertex HQ Co-Lender Agreement, as follows:

first, to the Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (on a pro rata and pari passu basis) up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

second, to the Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (on a pro rata and pari passu basis) based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective Vertex HQ Senior Note at the related Vertex HQ Net Interest Rate;

third, to the Vertex HQ B Note Holders (on a pro rata and pari passu basis) based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ B Note at the related Vertex HQ Net Interest Rate;

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fourth, to the Vertex HQ C Note Holders (on a pro rata and pari passu basis) based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ C Note at the related Vertex HQ Net Interest Rate;

fifth, to the Vertex HQ D Note Holders (on a pro rata and pari passu basis) based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ D Note at the related Vertex HQ Net Interest Rate;

sixth, to the Vertex HQ E Note Holders (on a pro rata and pari passu basis) based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ E Note at the related Vertex HQ Net Interest Rate;

seventh, to each Vertex HQ Senior Note Holder (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) pro rata based on the principal balance of its respective Vertex HQ Senior Note in an amount equal to its principal entitlement allocation pursuant to the related Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balance of the applicable Vertex HQ Senior Note;

eighth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the Vertex HQ Senior Notes have been reduced (to the extent such reductions were made in accordance with the terms of the VRTX 2025-HQ TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Vertex HQ Subordinate Companion Notes to bear the full economic effect of the workout), such excess amount will be paid to the Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ Senior Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

ninth, to the Vertex HQ B Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ B Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

tenth, to each Vertex HQ B Note Holder pro rata based on the principal balance of its respective Vertex HQ B Note in an amount equal to its principal entitlement allocation pursuant to the related Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balance of the applicable Vertex HQ B Note;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a workout the principal balances of the Vertex HQ B Notes have been reduced, such excess amount will be paid to the Vertex HQ B Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ B Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

twelfth, to the Vertex HQ C Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ C Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

thirteenth, to each Vertex HQ C Note Holder pro rata based on the principal balance of its respective Vertex HQ C Note in an amount equal to its principal entitlement allocation pursuant to the related Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balance of the applicable Vertex HQ C Note;

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fourteenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout the principal balances of the Vertex HQ C Notes have been reduced, such excess amount will be paid to the Vertex HQ C Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ C Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

fifteenth, to the Vertex HQ D Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ D Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

sixteenth, to each Vertex HQ D Note Holder pro rata based on the principal balance of its respective Vertex HQ D Note in an amount equal to its principal entitlement allocation pursuant to the related Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balance of the applicable Vertex HQ D Note;

seventeenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixteenth and, as a result of a workout the principal balances of the Vertex HQ D Notes have been reduced, such excess amount will be paid to the Vertex HQ D Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ D Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

eighteenth, to the Vertex HQ E Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ E Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

nineteenth, to each Vertex HQ E Note Holder pro rata based on the principal balance of its respective Vertex HQ E Note in an amount equal to its principal entitlement allocation pursuant to the related Mortgage Loan documents with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balance of the applicable Vertex HQ E Note;

twentieth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through nineteenth and, as a result of a workout the principal balances of the Vertex HQ E Notes have been reduced, such excess amount will be paid to the Vertex HQ E Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ E Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

twenty-first, to the Vertex HQ Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan), any prepayment or yield maintenance premium then due and payable in respect of the Vertex HQ Whole Loan (in Vertex HQ Note Sequential Order);

twenty-second, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the borrower are not required to be otherwise applied under the VRTX 2025-HQ TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the rate of interest equal to the “prime rate” published in the “Money Rates” Section of The Wall Street Journal (subject to a floor of 2.00% per annum), compounded annually (the “Vertex HQ Advance Rate”)), to pay any additional servicing expenses or to compensate the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Vertex HQ Whole Loan), any such fees or expenses, to the extent actually paid by the borrower, will be paid to the Vertex HQ Note Holders (including

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the Issuing Entity as the holder of the Vertex HQ Mortgage Loan), pro rata, based on their respective percentage interests; and

twenty-third, if any excess amount is available to be distributed in respect of the Vertex HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through twenty-second, any remaining amounts will be paid pro rata to the Vertex HQ Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) in accordance with their respective percentage interests.

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of the Vertex HQ Mortgaged Property (or any portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Vertex HQ Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balance of the Vertex HQ Mortgage Loan and the Vertex HQ Companion Notes in the manner permitted or required by such REMIC provisions (to be applied to the Vertex HQ Whole Loan (in Vertex HQ Note Sequential Order)).

“Vertex HQ Net Interest Rate” means, with respect to any note in the Vertex HQ Whole Loan, the respective mortgage rate less 0.00008% per annum.

“Vertex HQ Note Sequential Order” means with respect to any allocation of amounts to the Vertex HQ Whole Loan, (a) first, to the Vertex HQ Senior Notes (on a pro rata and pari passu basis), (b) second, to the Vertex HQ B Notes (on a pro rata and pari passu basis), (c) third, to the Vertex HQ C Notes (on a pro rata and pari passu basis), (d) fourth, to the Vertex HQ D Notes (on a pro rata and pari passu basis) and (e) fifth, to the Vertex HQ E Notes (on a pro rata and pari passu basis).

Application of Payments After a Vertex HQ Triggering Event of Default

Generally, for so long as a Vertex HQ Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Vertex HQ Whole Loan (excluding (i) all amounts for required reserves or escrows required by the Vertex HQ Whole Loan documents to be held as reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the Vertex HQ Mortgaged Property or released to the borrower in accordance with the terms of the Vertex HQ Whole Loan documents, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the backup advancing agent, the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer, and (iii) certain amounts payable or reimbursable to the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer including but not limited to monthly payment advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Vertex HQ Co-Lender Agreement, as follows:

first, to the Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (on a pro rata and pari passu basis) up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

second, to the Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (on a pro rata and pari passu basis), based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective Vertex HQ Senior Note at the related Vertex HQ Net Interest Rate;

third, to the Vertex HQ B Note Holders (on a pro rata and pari passu basis), based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ B Note at the related Vertex HQ Net Interest Rate;

fourth, to the Vertex HQ C Note Holders (on a pro rata and pari passu basis), based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ C Note at the related Vertex HQ Net Interest Rate;

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fifth, to the Vertex HQ D Note Holders (on a pro rata and pari passu basis), based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ D Note at the related Vertex HQ Net Interest Rate;

sixth, to the Vertex HQ E Note Holders (on a pro rata and pari passu basis), based on their respective interest entitlements, in each case, in an amount equal to the accrued and unpaid interest on the respective principal balance of its Vertex HQ E Note at the related Vertex HQ Net Interest Rate;

seventh, to the Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (on a pro rata and pari passu basis) until the principal balances of the Vertex HQ Senior Notes have been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of the Vertex HQ Senior Notes have been reduced (to the extent such reductions were made in accordance with the terms of the VRTX 2025-HQ TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Vertex HQ Subordinate Companion Notes to bear the full economic effect of the workout), such excess amount will be paid to the Vertex HQ Senior Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ Senior Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

ninth, to the Vertex HQ B Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ B Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

tenth, to the Vertex HQ B Note Holders (on a pro rata and pari passu basis), until the principal balances of the Vertex HQ B Notes have been reduced to zero;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a workout the principal balances of the Vertex HQ B Notes have been reduced, such excess amount will be paid to the Vertex HQ B Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ B Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

twelfth, to the Vertex HQ C Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ C Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

thirteenth, to the Vertex HQ C Note Holders (on a pro rata and pari passu basis), until the principal balances of the Vertex HQ C Notes have been reduced to zero;

fourteenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through thirteenth and, as a result of a workout the principal balances of the Vertex HQ C Notes have been reduced, such excess amount will be paid to the Vertex HQ C Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ C Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

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fifteenth, to the Vertex HQ D Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ D Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

sixteenth, to the Vertex HQ D Note Holders (on a pro rata and pari passu basis), until the principal balances of the Vertex HQ D Notes have been reduced to zero;

seventeenth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixteenth and, as a result of a workout the principal balances of the Vertex HQ D Notes have been reduced, such excess amount will be paid to the Vertex HQ D Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ D Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

eighteenth, to the Vertex HQ E Note Holders (on a pro rata and pari passu basis), up to the amount of any unreimbursed costs and expenses paid by such Vertex HQ E Note Holders (or paid or advanced by the VRTX 2025-HQ Master Servicer, the VRTX 2025-HQ Special Servicer or the backup advancing agent, as applicable) with respect to the Vertex HQ Whole Loan pursuant to the terms of the Vertex HQ Co-Lender Agreement or the VRTX 2025-HQ TSA;

nineteenth, to the Vertex HQ E Note Holders (on a pro rata and pari passu basis), until the principal balances of the Vertex HQ E Notes have been reduced to zero;

twentieth, if the proceeds of any foreclosure sale or any liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through nineteenth and, as a result of a workout the principal balances of the Vertex HQ E Notes have been reduced, such excess amount will be paid to the Vertex HQ E Note Holders (on a pro rata and pari passu basis) (A) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Vertex HQ E Notes as a result of such workout and (B) second, in an amount equal to interest on the amount described in clause (A) at the respective mortgage rate;

twenty-first, to the Vertex HQ Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan), any prepayment or yield maintenance premium then due and payable in respect of the Vertex HQ Whole Loan (in Vertex HQ Note Sequential Order);

twenty-second, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the borrower are not required to be otherwise applied under the VRTX 2025-HQ TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the Vertex HQ Advance Rate), to pay any additional servicing expenses or to compensate the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Vertex HQ Whole Loan), any such fees or expenses, to the extent actually paid by the borrower, will be paid to the Vertex HQ Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan), pro rata, based on their respective percentage interests; and

twenty-third, if any excess amount is available to be distributed in respect of the Vertex HQ Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through twenty-second, any remaining amounts will be paid pro rata to the Vertex HQ Note Holders (including the Issuing Entity as the holder of the Vertex HQ Mortgage Loan) in accordance with their respective percentage interests.

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of the Vertex HQ Mortgaged Property (or any portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Vertex HQ Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balance of

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the Vertex HQ Mortgage Loan and the Vertex HQ Companion Notes in the manner permitted or required by such REMIC provisions (to be applied to the Vertex HQ Whole Loan (in Vertex HQ Note Sequential Order)).

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the Vertex HQ Mortgage Loan or any related companion loan pursuant to the terms of the related Pooling and Servicing Agreement, such advance will be reimbursed out of funds on deposit in the collection account under the VRTX 2025-HQ TSA prior to the remittance of such funds for distribution to the Issuing Entity, as the holder of the Vertex HQ Mortgage Loan, or to the Vertex HQ Companion Note Holders.

The Issuing Entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Vertex HQ Whole Loan in accordance with the VRTX 2025-HQ TSA and the Vertex HQ Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Vertex HQ Subordinate Companion Notes have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Vertex HQ Whole Loan or the Vertex HQ Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Vertex HQ Whole Loan in full, the Issuing Entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Vertex HQ Subordinate Companion Notes) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

“Vertex HQ Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the Vertex HQ Whole Loan or (ii) any non-monetary event of default as a result of which the Vertex HQ Whole Loan becomes a specially serviced loan (which, for clarification, will not include any imminent event of default).

Workout

Notwithstanding anything to the contrary, if the VRTX 2025-HQ Special Servicer in connection with a workout of the Vertex HQ Whole Loan, modifies the terms thereof such that (i) the unpaid principal balance thereof is decreased, (ii) the mortgage rate or scheduled amortization payments on the Vertex HQ Whole Loan are reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred, or (iv) any other adjustment is made to any of the payment terms of the Vertex HQ Whole Loan (other than an increase in the mortgage rate or increase in scheduled amortization payments on the Vertex HQ Whole Loan), all payments to the Vertex HQ Senior Note Holders will be made as though such workout did not occur, with the payment terms of the Vertex HQ Senior Notes remaining the same as they were prior to any such workout, and the Vertex HQ Subordinate Companion Notes (in Vertex HQ Note Reverse Sequential Order) will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Vertex HQ Whole Loan attributable to such workout (such economic effect to be borne by each applicable Vertex HQ Subordinate Companion Note up to the amount otherwise due on such Vertex HQ Subordinate Companion Note including in connection with the final liquidation or repayment of the Vertex HQ Whole Loan). Prior to any allocation of collections in connection with a final liquidation or repayment of the Vertex HQ Whole Loan, any loss or shortfall will be allocated to reduce the principal balances of the Vertex HQ Whole Loan in Vertex HQ Note Reverse Sequential Order, with such reduced principal balances to be used in calculating respective percentage interests and pro rata and pari passu basis for remittances of principal on the Vertex HQ Whole Loan. Subject to the terms of the VRTX 2025-HQ TSA and the Vertex HQ Co-Lender Agreement, in the case of any modification or amendment described above, the VRTX 2025-HQ Special Servicer (on behalf of the Vertex HQ Note Holders) will have the sole authority and ability to revise the payment provisions in a manner that reflects the subordination of the Vertex HQ Subordinate Companion Notes to the Vertex HQ Senior Notes in Vertex HQ Note Reverse Sequential Order with respect to the loss that is the result of such amendment or modification including: (i) the ability to increase the respective percentage interests of Vertex HQ Senior Notes (in accordance with the Vertex HQ Note Sequential Order) (and to reduce the respective percentage interests of Vertex HQ Subordinate Companion Notes (in accordance with the Vertex HQ Note Sequential Order)) in a manner that reflects a loss in principal as a result of such amendment or modification, and (ii) the ability to change the respective mortgage rate, but will not be permitted to change the payment priorities. Notwithstanding the foregoing, if any workout, amendment or modification of the Vertex HQ Whole Loan extends the maturity date of the Vertex HQ Whole Loan, for purposes of this paragraph, the balloon payment on both the Vertex HQ Mortgage Loan and the Vertex HQ Companion Loans will be deemed to be extended to such extended maturity date of the Vertex HQ Whole Loan. If the Vertex HQ Mortgaged Property is foreclosed on, (a) the Vertex HQ Note Holders will have

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beneficial ownership of such foreclosed property notwithstanding the manner in which title may be taken pursuant to the terms of the VRTX 2025-HQ TSA, (b) the Vertex HQ Whole Loan will be deemed to remain outstanding, with the same terms and conditions as in effect immediately prior to foreclosure or acceptance of deed in lieu of foreclosure, for purposes of the relative rights of the Vertex HQ Note Holders between each other under the VRTX 2025-HQ TSA and the Vertex HQ Co-Lender Agreement and (c) all revenues and proceeds of the foreclosed property will be allocated and distributed pursuant to the terms of the Vertex HQ Co-Lender Agreement. Each Vertex HQ Subordinate Companion Note (in accordance with the Vertex HQ Note Sequential Order) and the right of such Vertex HQ Note Holder to receive payments with respect thereto will, subject to the provisions of the Vertex HQ Co-Lender Agreement, at all times be junior, subject and subordinate to each more senior Vertex HQ Note (in accordance with the Vertex HQ Note Sequential Order) and the rights of the holder of such more senior Vertex HQ Note to receive payments with respect thereto.

“Vertex HQ Note Reverse Sequential Order” means, with respect to any reduction of the principal balance of the Vertex HQ Mortgage Loan or any Vertex HQ Companion Loan or with respect to the allocation of any expenses and losses relating to the Vertex HQ Whole Loan and the Vertex HQ Mortgaged Property, including, without limitation, losses of principal or interest, property protection advances (and any interest thereon), special servicing fees, liquidation fees and workout fees, and certain other trust expenses: (a) first, to the reduction of the principal balance of each of the Vertex HQ E Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ E Note is reduced to zero; (b) second, to the reduction of the principal balance of each of the Vertex HQ D Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ D Note is reduced to zero; (c) third, to the reduction of the principal balance of each of the Vertex HQ C Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ C Note is reduced to zero; (d) fourth, to the reduction of the principal balance of each of the Vertex HQ B Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ B Note is reduced to zero; and (e) fifth, to the reduction of the principal balance of each of the Vertex HQ Senior Notes (on a pro rata and pari passu basis) until the principal balance of each such Vertex HQ Senior Note is reduced to zero.

Consultation and Control

The controlling noteholder under the Vertex HQ Co-Lender Agreement will be the Vertex HQ Trust created pursuant to the terms of the VRTX 2025-HQ TSA. Pursuant to the terms of the VRTX 2025-HQ TSA, the related controlling class representative (the “Vertex HQ Directing Certificateholder”) will have consent and/or consultation rights with respect to the Vertex HQ Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, pursuant to the terms of the Vertex HQ Co-Lender Agreement, the Issuing Entity, as a non-controlling note holder will have the right to be consulted on a strictly non-binding basis to the extent the Issuing Entity requests consultation with respect to certain major decisions to be taken with respect to the Vertex HQ Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Vertex HQ Whole Loan. The consultation rights of the Issuing Entity will expire five business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the Issuing Entity has responded within such period; provided that if the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 5 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Issuing Entity as described above, the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 5 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Vertex HQ Mortgage Loan, the related Vertex HQ Pari Passu Companion Notes and the related the Vertex HQ Subordinate Companion Notes. Neither the VRTX 2025-HQ Master Servicer nor the VRTX 2025-HQ Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Vertex HQ Mortgage Loan (or its representative).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Vertex HQ Co-Lender Agreement, if the Vertex HQ Whole Loan becomes a defaulted loan pursuant to the terms of the VRTX 2025-HQ TSA, and if the VRTX 2025-HQ Special Servicer

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determines to sell the Vertex HQ Whole Loan in accordance with the VRTX 2025-HQ TSA, the VRTX 2025-HQ Special Servicer will be required to sell the Vertex HQ Mortgage Loan together with the Vertex HQ Companion Notes as one whole loan. In connection with any such sale, the VRTX 2025-HQ Special Servicer will be required to follow the procedures set forth under the VRTX 2025-HQ TSA. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Proceeds of the sale of the Vertex HQ Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a Vertex HQ Triggering Event of Default” above.

Notwithstanding the foregoing, the VRTX 2025-HQ Special Servicer will not be permitted to sell the Vertex HQ Whole Loan without the written consent of each Vertex HQ Companion Note Holder (the rights of which, from and after the date that a Vertex HQ Companion Loan is included in another securitization trust, are expected to be exercised by the VRTX 2025-HQ controlling class representative or other designee under the related other pooling and servicing agreement) unless the VRTX 2025-HQ Special Servicer has delivered to each Vertex HQ Companion Note Holder (i) at least 15 business days prior written notice of any decision to attempt to sell the Vertex HQ Whole Loan, (ii) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the VRTX 2025-HQ Special Servicer in connection with any such proposed sale and a copy of the most recent appraisal and any documents in the servicer mortgage file requested by any Vertex HQ Companion Note Holder, and (iii) until the sale is completed, and a reasonable period of time prior to the proposed sale date, all information and documents being provided to offerors that are otherwise approved by the VRTX 2025-HQ Master Servicer or the VRTX 2025-HQ Special Servicer in connection with the proposed sale. Such consent is not required with respect to any Vertex HQ Companion Loan that is held by a borrower party. Each Vertex HQ Companion Note (or its representative) will be permitted to submit an offer at any sale of the Vertex HQ Whole Loan.

Removal and Replacement of Special Servicer

Pursuant to the terms of the Vertex HQ Co-Lender Agreement and the VRTX 2025-HQ TSA, the Vertex HQ directing certificate holder and the VRTX 2025-HQ certificateholders, as applicable, will have the right to replace the VRTX 2025-HQ Special Servicer and appoint a replacement special servicer as provided in the VRTX 2025-HQ TSA. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

If a servicer termination event on the part of the VRTX 2025-HQ Special Servicer has occurred that adversely affects any Vertex HQ Companion Note Holder, such Vertex HQ Companion Note Holder will have the right to direct the trustee to terminate the VRTX 2025-HQ Special Servicer under the VRTX 2025-HQ TSA, other than with respect to any rights such VRTX 2025-HQ Special Servicer may have as a certificateholder, entitlements to amounts payable to the VRTX 2025-HQ Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination. Any successor special servicer appointed to replace the VRTX 2025-HQ Special Servicer that was terminated for cause at a Vertex HQ Companion Note Holder’s direction cannot at any time be the person (or an affiliate thereof) that was so terminated without the prior written consent of such Vertex HQ Companion Note Holder.

The ILPT 2025 Portfolio Pari Passu-AB Whole Loan

General

The ILPT 2025 Portfolio Mortgage Loan (1.5%) is part of a split loan structure comprised of 38 senior promissory notes (the “ILPT 2025 Portfolio Senior Notes”) and 12 subordinate promissory notes (the “ILPT 2025 Portfolio Junior Notes” and, together with the ILPT 2025 Portfolio Senior Notes, the “ILPT 2025 Portfolio Notes”), each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties, with an aggregate initial principal balance of $1,160,000,000. Four (4) such senior promissory notes designated Note A-10-2 (Non-Florida), A-11-3 (Non-Florida), Note A-10-2 (Florida) and Note A-11-3 (Florida) with an aggregate initial principal balance of $9,571,000 (the “ILPT 2025 Portfolio Mortgage Loan”), will be deposited into this securitization. The ILPT 2025 Portfolio Whole Loan is evidenced by (i) the ILPT 2025 Portfolio Mortgage Loan, (ii) 12 senior promissory notes designated Note A-1 (Non-Florida), Note A-1 (Florida), Note A-2 (Non-Florida), Note A-2 (Florida), Note A-3 (Non-Florida), Note A-3 (Florida), Note A-4 (Non-Florida), Note A-4 (Florida), Note A-5 (Non-Florida), Note A-5 (Florida), Note A-6 (Non-Florida) and Note A-6 (Florida) (the “ILPT 2025 Portfolio Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $522,200,000, (iii) the remaining senior promissory notes (see the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans” and,

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together with the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans, the “ILPT 2025 Portfolio Pari Passu Companion Loans”), which have an aggregate initial principal balance of $215,429,000, and (iv) 12 subordinate promissory notes designated Note B-1 (Non-Florida), Note B-1 (Florida), Note B-2 (Non-Florida), Note B-2 (Florida), Note B-3 (Non-Florida), Note B-3 (Florida), Note B-4 (Non-Florida), Note B-4 (Florida), Note B-5 (Non-Florida), Note B-5 (Florida), Note B-6 (Non-Florida) and Note B-6 (Florida) (the “ILPT 2025 Portfolio Subordinate Companion Loans” or the “ILPT 2025 Portfolio Junior Notes” and, together with the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans, the “ILPT 2025 Portfolio Standalone Companion Loans”), which have an aggregate initial principal balance of $412,800,000.

The ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Pari Passu Companion Loans evidence pari passu portions of Components A, B and C of the ILPT 2025 Portfolio Whole Loan, with initial balances of $605,400,843, $68,395,557 and $73,403,600, respectively, and per annum rates equal to 5.300564660%, 5.545564660% and 5.837564660%, respectively. The ILPT 2025 Portfolio Subordinate Companion Loans evidence Components D, E, F and HRR of the ILPT 2025 Portfolio Whole Loan, with initial balances of $96,800,000, $165,100,000, $104,150,000 and $46,750,000, respectively, and per annum rates equal to 6.516564660%, 8.207564660%, 9.025564660% and 10.270564660%, respectively. As of the Closing Date, the interest rate of the ILPT 2025 Portfolio Mortgage Loan is 5.37574485896279% and the weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776%.

The ILPT 2025 Portfolio Mortgage Loan, the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “ILPT 2025 Portfolio Whole Loan”, and the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans are referred to herein as the “ILPT 2025 Portfolio Companion Loans”. The ILPT 2025 Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the ILPT 2025 Portfolio Mortgage Loan. The ILPT 2025 Portfolio Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Pari Passu Companion Loans. Only the ILPT 2025 Portfolio Mortgage Loan is included in the issuing entity. The ILPT 2025 Portfolio Standalone Companion Loans were contributed to a securitization trust (the “ILPT 2025-LPF2 Securitization”) governed by the ILPT 2025-LPF2 Trust and Servicing Agreement (the “ILPT 2025-LPF2 TSA”). The ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the promissory notes evidencing the ILPT 2025 Portfolio Whole Loan are subject to a Co-Lender Agreement (the “ILPT 2025 Portfolio Co-Lender Agreement”).

The following summaries describe certain provisions of the ILPT 2025 Portfolio Co-Lender Agreement.

Servicing

The ILPT 2025 Portfolio Whole Loan (including the ILPT 2025 Portfolio Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the ILPT 2025-LPF2 TSA by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “ILPT 2025 Portfolio Master Servicer”), and, if necessary, KeyBank National Association, as special servicer (the “ILPT 2025 Portfolio Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of the ILPT 2025 Portfolio Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the mortgage file related to the ILPT 2025 Portfolio Whole Loan (other than the promissory notes for the ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans) pursuant to the terms of the ILPT 2025-LPF2 TSA.

Advances

The Master Servicer or the Back-Up Advancing Agent, as applicable, will be responsible for making any required principal and interest advances on the ILPT 2025 Portfolio Mortgage Loan (but not on the ILPT 2025 Portfolio Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the Master Servicer, the

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Special Servicer or the Back-Up Advancing Agent, as applicable, determines that such an advance would not be recoverable from collections on the ILPT 2025 Portfolio Mortgage Loan.

Property protection advances in respect of the ILPT 2025 Portfolio Whole Loan will be made by the ILPT 2025 Portfolio Master Servicer or the trustee under the ILPT 2025-LPF2 TSA, as applicable, unless a determination of non-recoverability is made under the ILPT 2025-LPF2 TSA.

Application of Payments

The ILPT 2025 Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the ILPT 2025 Portfolio Senior Notes and the holders of the ILPT 2025 Portfolio Junior Notes with respect to distributions of funds received in respect of the ILPT 2025 Portfolio Whole Loan, and provides, in general, that:

●	the ILPT 2025 Portfolio Senior Notes are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	the ILPT 2025 Portfolio Junior Notes are, generally, at all times, junior, subject and subordinate to the ILPT 2025 Portfolio Senior Notes, and the rights of the holders of the ILPT 2025 Portfolio Junior Notes to receive payments with respect to the ILPT 2025 Portfolio Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the ILPT 2025 Portfolio Senior Notes to receive payments with respect to the ILPT 2025 Portfolio Whole Loan; and
●	all expenses and losses relating to the ILPT 2025 Portfolio Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of ILPT 2025 Portfolio Junior Notes and second to the holders of the ILPT 2025 Portfolio Senior Notes on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the ILPT 2025 Portfolio Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(i)                       first, to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to the accrued and unpaid interest on the principal balance for the related ILPT 2025 Portfolio Senior Note at the applicable interest rate, net of the primary servicing fee rate;

(ii)                    second, to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to the accrued and unpaid interest on the principal balance of the related ILPT 2025 Portfolio Junior Note at the applicable interest rate, net of the primary servicing fee rate;

(iii)                  third, to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT 2025 Portfolio Senior Notes, (i) at any time that no ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to the related Due Date, until the principal balance for each ILPT 2025 Portfolio Senior Note has been reduced to zero, and (ii) at any time that an ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT 2025 Portfolio Senior Note has been reduced to zero;

(iv)                 fourth, to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on the respective principal balances of the ILPT 2025 Portfolio Junior Notes, (i) at any time that no ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the Mortgage Loan, until the principal balance for each ILPT 2025 Portfolio Junior Note has been reduced to zero, and (ii) at any time that a ILPT 2025 Portfolio Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each ILPT 2025 Portfolio Junior Note has been reduced to zero;

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(v)                    fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (iv) and, as a result of a workout the principal balances for the ILPT 2025 Portfolio Senior Notes have been reduced, such excess amount will be paid to the holders of the ILPT 2025 Portfolio Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT 2025 Portfolio Senior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

(vi)                 sixth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i) through (v) and, as a result of a workout the principal balances for the ILPT 2025 Portfolio Junior Notes have been reduced, such excess amount will be paid to the holders of the ILPT 2025 Portfolio Junior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to the reduction, if any, of the principal balance for the related ILPT 2025 Portfolio Junior Note as a result of such workout, plus interest on such amount at the applicable interest rate, net of the primary servicing fee rate;

(vii)              seventh, to the holders of the ILPT 2025 Portfolio Senior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Senior Note, an amount equal to all yield maintenance premiums allocated to the related ILPT 2025 Portfolio Senior Note in accordance with the loan agreement;

(viii)            eighth, to the holders of the ILPT 2025 Portfolio Junior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a ILPT 2025 Portfolio Junior Note, an amount equal to all yield maintenance premiums allocated to the related ILPT 2025 Portfolio Junior Note in accordance with the loan agreement;

(ix)                 ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the ILPT 2025-LPF2 TSA or the ILPT 2025 Portfolio Co-Lender Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the ILPT 2025 Portfolio Master Servicer and the ILPT 2025 Portfolio Special Servicer (in each case provided that such reimbursements or payments relate to the ILPT 2025 Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the ILPT 2025 Portfolio Senior Notes, pro rata, based on their respective percentage interests, and the holders of the ILPT 2025 Portfolio Junior Notes, pro rata, based on their respective percentage interests;

(x)                    tenth, as a recovery of any default interest or late charges then due and owing under the ILPT 2025 Portfolio Whole Loan (to be applied as contemplated by the ILPT 2025-LPF2 TSA);

(xi)                 eleventh, as payment of all fees payable to the ILPT 2025 Portfolio Master Servicer, the ILPT 2025 Portfolio Special Servicer and the operating advisor under the ILPT 2025-LPF2 TSA, payable in accordance with the ILPT 2025-LPF2 TSA and the loan agreement, to the extent not paid above; and

(xii)              twelfth, if any excess amount is available to be distributed in respect of the ILPT 2025 Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i) through (xi), any remaining amount will be paid to the holders of the ILPT 2025 Portfolio Senior Notes and ILPT 2025 Portfolio Junior Notes, pro rata, based on their respective initial percentage interests in the ILPT 2025 Portfolio Whole Loan.

“ILPT 2025 Portfolio Triggering Event of Default” means (i) any monetary event of default under the related loan documents or (ii) any non-monetary event of default as a result of which the ILPT 2025 Portfolio Whole Loan becomes a specially serviced loan (which, for clarification, will not include any imminent event of default).

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All collections on the ILPT 2025 Portfolio Whole Loan allocated as recoveries of interest on, or principal of, the ILPT 2025 Portfolio Whole Loan will be allocated to the respective Components, first to Component A, second to Component B, third to Component C, fourth to Component D, fifth to Component E, sixth to Component F and last to Component HRR. Any amounts allocated to Component A, B or C will be allocated to the ILPT 2025 Portfolio Senior Notes, and any amounts allocated to Component D, E, F or HRR will be allocated to the ILPT 2025 Portfolio Junior Notes.

Consultation and Control

The controlling noteholder under the ILPT 2025 Portfolio Co-Lender Agreement (the “ILPT 2025 Portfolio Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the ILPT 2025-LFP2 securitization transaction. Pursuant to the terms of the ILPT 2025-LPF2 TSA, such controlling class representative, which is initially PCSD PR Cap III L Private Limited, will have consent and/or consultation rights with respect to the ILPT 2025 Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. During the continuance of a “Consultation Termination Event” under the ILPT 2025-LPF2 TSA (an “ILPT 2025 Portfolio Consultation Termination Event”), the consent and consultation rights of the ILPT 2025 Portfolio Directing Holder will terminate and there will be no controlling noteholder for so long as the ILPT 2025 Portfolio Whole Loan is serviced pursuant to the ILPT 2025-LPF2 TSA. An ILPT 2025 Portfolio Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the ILPT 2025-LPF2 TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is less than 25% of the initial certificate balance of such Class HRR certificates or (ii) the ILPT 2025 Portfolio Directing Holder (or a majority of the controlling class certificateholders) is a borrower affiliate.

In addition, pursuant to the terms of the ILPT 2025 Portfolio Co-Lender Agreement, the issuing entity, as holder of the ILPT 2025 Portfolio Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the ILPT 2025 Portfolio Master Servicer or the ILPT 2025 Portfolio Special Servicer, as applicable, is required to provide to the ILPT 2025 Portfolio Directing Holder (within the same time frame such notices, information and reports to the ILPT 2025 Portfolio Directing Holder without regard to whether or not the ILPT 2025 Portfolio Directing Holder has actually lost any rights to receive such information as a result of a consultation termination event or control termination event under the ILPT 2025-LPF2 TSA) with respect to any major decisions to be taken with respect to the ILPT 2025 Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the ILPT 2025 Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the ILPT 2025 Portfolio Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. If the ILPT 2025 Portfolio Special Servicer determines that immediate action is necessary to protect the interests of the holders of the ILPT 2025 Portfolio Notes, it may take, in accordance with the servicing standard under the ILPT 2025-LPF2 TSA, any action constituting a major decision or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period. Neither the ILPT 2025 Portfolio Master Servicer nor the ILPT 2025 Portfolio Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the ILPT 2025 Portfolio Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the ILPT 2025 Portfolio Whole Loan, modifies the terms thereof such that (i) the principal balance of the ILPT 2025 Portfolio Whole Loan is decreased, (ii) the applicable note interest on any ILPT 2025 Portfolio Note is reduced, (iii) payments of interest or principal on any ILPT 2025 Portfolio Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will be effected, to the maximum extent reasonably possible, in a manner consistent with the priority of payment described under “—Application of Payments” above and to the extent that it is not, payments to the holders of the ILPT 2025 Portfolio Notes will be made as though such workout did not occur, with the payment terms of each of the ILPT 2025 Portfolio Notes remaining the same as they were on the date of the ILPT 2025 Portfolio Co-lender Agreement, and, in any event, the full economic effect of all waivers, reductions or deferrals of amounts due on the ILPT 2025 Portfolio Whole Loan attributable to such workout will be required to be borne by the holder of the ILPT 2025 Portfolio Notes in a manner consistent with the priority of payment described under “—Application of Payments” above.

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Sale of Defaulted Whole Loan

Pursuant to the terms of the ILPT 2025 Portfolio Co-Lender Agreement, if the ILPT 2025 Portfolio Whole Loan becomes a defaulted mortgage loan, and if the ILPT 2025 Portfolio Special Servicer determines to sell the ILPT 2025 Portfolio Whole Loan in accordance with the ILPT 2025-LPF2 TSA, then the ILPT 2025 Portfolio Special Servicer will be required to sell the ILPT 2025 Portfolio Pari Passu Companion Loans and the ILPT 2025 Portfolio Subordinate Companion Loans, together with the ILPT 2025 Portfolio Mortgage Loan, as one whole loan.

In connection with any such sale, the ILPT 2025 Portfolio Special Servicer will be required to follow the procedures contained in the ILPT 2025-LPF2 TSA. Notwithstanding the foregoing, the ILPT 2025 Portfolio Special Servicer will not be permitted to sell the ILPT 2025 Portfolio Whole Loan if it becomes a defaulted mortgage loan under the ILPT 2025-LPF2 TSA without the written consent of the issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan, or the holders of the ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the ILPT 2025 Portfolio Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the ILPT 2025 Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the ILPT 2025 Portfolio Special Servicer; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the ILPT 2025 Portfolio Mortgaged Property, and certain other supplementary documents reasonably requested by such holder (or its representative) that are material to the price of the ILPT 2025 Portfolio Mortgage Loan and the ILPT 2025 Portfolio Standalone Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the ILPT 2025 Portfolio Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors or otherwise approved by the ILPT 2025 Portfolio Special Servicer in connection with the proposed sale.

The issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan, or the holders of the ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the ILPT 2025 Portfolio Whole Loan.

Special Servicer Appointment Rights

Pursuant to the ILPT 2025 Portfolio Co-Lender Agreement and the ILPT 2025-LPF2 TSA, the ILPT 2025 Portfolio Directing Holder (or its representative) will have the right, with or without cause, to replace the ILPT 2025 Portfolio Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the ILPT 2025 Portfolio Mortgage Loan or any holder of an ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the ILPT 2025-LPF2 TSA recommends, in its sole discretion exercised in good faith, the replacement of the ILPT 2025 Portfolio Special Servicer, the applicable certificateholders under the ILPT 2025-LPF2 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the ILPT 2025 Portfolio Special Servicer and appoint a replacement special servicer in accordance with the ILPT 2025-LPF2 TSA.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

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A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

The Trust Subordinate Companion Loan

For the avoidance of doubt, no Trust Subordinate Companion Loan will be included in the Issuing Entity, and no Loan-Specific Certificates will be issued. As such, any references (whether plural or singular) to “EHRI Trust Subordinate Companion Loan Securitization”, “Trust Subordinate Companion Loan”, “Trust Subordinate Companion Whole Loan”, “Loan-Specific Certificate”, any other term that includes “Loan-Specific” or “Trust Subordinate Companion Loan” as a part thereof, and any concept related to the foregoing should be disregarded.

An “EHRI Trust Subordinate Companion Loan Securitization”, in the case of any Trust Subordinate Companion Loan, refers to a securitization constituted by the issuance, offer and sale of the related Loan-Specific Certificates that is characterized by risk retention in the form of an “eligible horizontal residual interest” held by a “third party purchaser” in accordance with Rule 7 of Regulation RR.

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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Bank of Montreal, Argentic Real Estate Finance 2 LLC, Citi Real Estate Funding Inc., German American Capital Corporation, Greystone Commercial Mortgage Capital LLC, KeyBank National Association, Natixis Real Estate Capital LLC, Starwood Mortgage Capital LLC and UBS AG are the sponsors of this securitization transaction (and, accordingly, are referred to as the “Sponsors”).

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Commercial Mortgage Securities LLC, the Depositor, and BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

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The total amount of loans securitized by BMO from December 17, 2019 through April 30, 2025 is approximately $14.644 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

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Data Comparison and Recalculation. BMO (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties

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regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan

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acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

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Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the

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Mortgage Loan representation and warranty set forth in paragraph (7) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (17) and (30) on Annex E-1A to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (42) on Annex E-1A to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines.

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

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Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2025. BMO’s Central Index Key is 0000927971. As of June 30, 2025, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“AREF2”) is a sponsor of, and a seller of certain Mortgage Loans or portions thereof (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. AREF2 is a limited liability company organized under the laws of the State of Delaware. The primary offices of AREF2 are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

In addition, AREF2 is an affiliate of Argentic Services Company LP, the Special Servicer and the special servicer under the WFCM 2025–5C5 pooling and servicing agreement, which governs the servicing of the Gateway Industrial Center Whole Loan, the Parkwyn Townhomes Whole Loan and the Century Business Center Whole Loan.

AREF2’s Securitization Program

AREF2 began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. AREF2 originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, AREF2 has securitized approximately 142 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $3.24 billion.

In connection with this commercial mortgage securitization transaction, AREF2 will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, AREF2 will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, AREF2 will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, AREF2 will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

AREF2 does not act as a servicer of the commercial and multifamily mortgage loans that AREF2 originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, AREF2 sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

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AREF2’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by AREF2. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by AREF2.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by AREF2 may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—AREF2’s Underwriting Standards and Processes—Exceptions” below and “Annex E-1B—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, AREF2 also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of AREF2. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. AREF2’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by AREF2 and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that AREF2 or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

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The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, AREF2 typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
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●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, AREF2 will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, AREF2 may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, AREF2 may require the borrower to remediate such violation and, subject to the discussion under “—AREF2’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on AREF2’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, AREF2 may accept an alternative

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to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, AREF2 may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF2’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, AREF2 may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by AREF2 are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if AREF2 determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF2’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if AREF2 determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF2’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if AREF2 determines that establishing an escrow
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or reserve is not warranted given the amounts that would be involved and AREF2’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if AREF2 determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF2’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific AREF2 underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from AREF2’s underwriting guidelines described above.

Review of Mortgage Loans for Which AREF2 is the Sponsor

Overview. AREF2 has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. AREF2 (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by AREF2, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by AREF2 that are described under “—Review of Mortgage Loans for Which AREF2 is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. AREF2 engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, AREF2’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed AREF2’s representations and warranties set forth on Annex E-1A to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of AREF2’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which AREF2 was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. AREF2 conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—AREF2’s Underwriting Standards and Processes” above. See “—AREF2’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated (or acquired and reunderwritten) in accordance with AREF2’s origination procedures and underwriting criteria, except as described under “—AREF2’s Underwriting Standard and Processes—Exceptions” above. AREF2 attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

AREF2 most recently filed a Form ABS-15G on January 17, 2025. AREF2’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which AREF2 sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2025, AREF2 does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

AREF2 is an affiliate of (i) Argentic Securities Income USA 2, LLC, the entity that is expected to be the initial controlling class representative and be appointed as the initial directing certificateholder (other than with respect to any Excluded Loan), (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the remaining Class G-RR and J-RR certificates and (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such Class of Certificates that comprises the VRR Interest). Except as described above, neither AREF2 nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization on the Closing Date. However, AREF2 or its affiliates may retain or own in the future certain other

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Classes of Certificates. Any such party will have the right to dispose of such Certificates (other than those Certificates that constitute the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by AREF2.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

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Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

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●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
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●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-2A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase

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obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated (or acquired and reunderwritten) in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

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CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are
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not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-2A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal. CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-2A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2022, to and including June 30, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

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German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC and DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. DBRI will sell its interests in the GACC Mortgage Loans to GACC on or prior to the Closing Date. It is also expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table and GACC will be the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the 180 Water Mortgage Loan (4.2%) and the Waterfront Office Mortgage Loan (1.0%), DBRI purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC or Deutsche Bank AG, New York Branch, as applicable. DBRI is expected to transfer its interest in the related promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the related promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital

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Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2024 is approximately $116.736 billion.

GACC or its affiliates have purchased loans for securitization in the past and they may elect to purchase loans for securitization in the future. If GACC or such affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-2B to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a Sponsor, an originator and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC

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Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-2A to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-2B.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the DB

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Originators’ origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI and GACC are each an originator and are affiliated with each other and with Deutsche Bank Securities Inc., one of the underwriters. DBRI and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A and Annex C to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-

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value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

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Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator
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may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter

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of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the DB Originators’ underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originators’ underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

Except with respect to the 180 Water Mortgage Loan, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the 180 Water Mortgage Loan (4.2%), there exists an underwriting exception from the DB Originator’s underwriting criteria because the related Whole Loan has an UW NCF DSCR of 1.12x, which is less than the minimum UW NCF DSCR of 1.20x required by the DB Originator’s underwriting criteria. The Mortgage Loan Seller determined to include the Mortgage Loan in this securitization based on the following factors: (i) the Mortgage Loan constitutes the senior portion of the related Whole Loan, and has an UW NCF DSCR of 2.50x, an UW NOI Debt Yield of 13.6% and a loan-to-value ratio of 39.2%; (ii) there has been a significant decline in economic vacancy for the 180 Water Mortgaged Property, which has decreased significantly from 19.3% of net rental income in 2022 to 7.4% of net rental income in 2024, and to 6.7% of net rental income in the trailing twelve months ended May 31, 2025; (iii) concessions at the 180 Water Mortgaged Property have decreased from 19.6% of net rental income in 2022 to 3.7% of net rental income in 2024, and to 3.5% of net rental income in the trailing twelve months ended May 31, 2025; and (iv) net operating income has increased from $12.5 million in 2022 to $15.5 million in 2023, and to $17.3 million in 2024.

Except as described above, none of the GACC Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from the DB Originators’ underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2025. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2022 to and including June 30, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain Classes of Certificates issued by the Issuing Entity. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—German American Capital Corporation” has been provided by GACC.

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Greystone Commercial Mortgage Capital LLC

Greystone Commercial Mortgage Capital LLC (“GCMC”) is a sponsor of, and a seller of certain Mortgage Loans (the “GCMC Mortgage Loans”) into, the securitization described in this prospectus. Greystone Select Company II LLC (“GSCII”), is an affiliate of GCMC and Greystone Servicing Company LLC (“GSC”).

GSCII originated or co-originated all of the GCMC Mortgage Loans.

In addition, GSC is the outside special servicer with respect to the Redmond Town Center, Las Olas City Centre and Newport at the Levee whole loans. See “Transaction Parties—Servicers—The Outside Servicers and Outside Special Servicers”.

GCMC is a Delaware limited liability company. GCMC was formed on August 24, 2021 and is indirectly wholly owned by Greystone Select Company II LLC. GCMC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSC is a Delaware limited liability company formed on April 1, 2019 and is indirectly wholly owned by Greystone Select Company LLC. GSC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSCII is a Delaware limited liability company formed on June 9, 2021 and is indirectly owned by Greystone Select Incorporated. GSCII’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533.

GCMC through GSC and GSCII (collectively, the “GCMC Originator”) is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. GCMC through GSC and GSCII originates loans primarily for securitization; however, the GCMC Originator also originates mortgage loans, subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for itself and for sale to third-party investors.

In the normal course of its business, GCMC may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the GCMC Originator.

GCMC aggregates and warehouses the commercial and multifamily mortgage loans that the GCMC Originator originates or acquires pending sale via a CMBS securitization.

GCMC’s Securitization History

Since its founding in August 2021 and through September 2025, the GCMC Originator has originated approximately 42 fixed rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $721.1 million and GCMC has acted as a sponsor and mortgage loan seller on 14 fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by GCMC or originated by the GCMC Originator will be sold to securitizations in which GCMC acts as a sponsor. GCMC through GSC and GSCII expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. GCMC (in some cases through GSC or GSCII) also expects to originate subordinate and mezzanine debt for investment, syndication or securitization.

None of GCMC, GSC, GSCII, nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GCMC, GSC or GSCII for any losses or other claims in connection with the certificates or the GCMC Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by GCMC and guaranteed by GSCII in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements”.

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Review of GCMC Mortgage Loans

Overview. GCMC has conducted a review of the GCMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GCMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GCMC (the “GCMC Deal Team”). The review procedures described below were employed with respect to all of the GCMC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GCMC Deal Team created a data tape (the “GCMC Data Tape”) containing detailed loan-level and property-level information regarding each GCMC Mortgage Loan. The GCMC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GCMC Deal Team during the underwriting process. After origination of each GCMC Mortgage Loan, the GCMC Deal Team updated the information in the GCMC Data Tape with respect to the GCMC Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the GCMC Deal Team. The GCMC Data Tape was used by the GCMC Deal Team in providing the numerical information regarding the GCMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GCMC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by GCMC relating to information in this prospectus regarding the GCMC Mortgage Loans. These procedures included:

●	comparing the information in the GCMC Data Tape against various source documents provided by GCMC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GCMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GCMC Mortgage Loans disclosed in this prospectus.

Legal Review. GCMC engaged various law firms to conduct certain legal reviews of the GCMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GCMC Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the GCMC Originator’s standard form loan documents. In anticipation of the securitization of each GCMC Mortgage Loan originated by the GCMC Originator, origination counsel for each GCMC Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the GCMC Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the GCMC Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel and the GCMC Deal Team, and (iii) various statistical data tapes prepared by the GCMC Deal Team. In addition, for each GCMC Mortgage Loan originated by the GCMC Originator, GCMC prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each GCMC Mortgage Loan, if any, purchased by GCMC or its affiliates from a third-party originator of such GCMC Mortgage Loan, GCMC generally re-underwrote such Mortgage Loan to confirm whether it complied with GCMC’s underwriting guidelines.

GCMC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GCMC Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GCMC

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Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B to this prospectus.

Other Review Procedures. For each GCMC Mortgage Loan originated by the GCMC Originator, the GCMC Originator conducted a search with respect to each borrower under the related GCMC Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any GCMC Mortgage Loan, GCMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If GCMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GCMC Mortgage Loan, GCMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GCMC Mortgage Loans originated by the GCMC Originator, the GCMC Deal Team also consulted with the applicable GCMC Mortgage Loan origination team to confirm that the GCMC Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—GCMC’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GCMC found and concluded with reasonable assurance that the disclosure regarding the GCMC Mortgage Loans in this prospectus is accurate in all material respects. GCMC also found and concluded with reasonable assurance that the GCMC Mortgage Loans were originated or acquired in accordance with GCMC’s origination procedures and underwriting guidelines, except as described under “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below. GCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GCMC’s Origination Procedures and Underwriting Guidelines

General. The GCMC Originator’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by the GCMC Originator. Therefore, this general description of the GCMC Originator’s origination procedures and underwriting guidelines is not intended as a representation that every GCMC Mortgage Loan complies entirely with all procedures and guidelines set forth below. For important information about the circumstances that have affected the underwriting of a GCMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

Loan Analysis. The credit underwriting process for each GCMC Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a deal manager, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the GCMC Originator may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of the GCMC Originator.

A member of the GCMC Deal Team or a third-party engaged by the GCMC Originator is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The GCMC Originator or an affiliate of GCMC, along with any third-party provider engaged by the GCMC Originator, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations,

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and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the GCMC Originator finalizes its underwriting analysis of the property’s cash flow in accordance with the GCMC Originator’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of the GCMC Originator and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. The GCMC Originator’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each GCMC Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated by the GCMC Originator or acquired by GCMC may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that GCMC or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. The GCMC Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for mortgage loans originated by the GCMC Originator prior to securitization will typically be performed by an affiliate of GCMC, GSC, GSCII or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with GCMC, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

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Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment—In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment—In connection with the origination process, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the GCMC Originator or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the GCMC Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for

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depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the GCMC Originator may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the GCMC Originator may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by the GCMC Originator. Furthermore, the GCMC Originator may

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accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the GCMC Originator are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if
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the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the GCMC Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the GCMC Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GCMC Mortgage Loans, the GCMC Originator or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GCMC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GCMC’s CIK number is 0001931347. GCMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 21, 2025. As of June 30, 2025, GCMC has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither GCMC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, GCMC or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Greystone Commercial Mortgage Capital LLC” has been provided by GCMC.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 12.3% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

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In 2024, KeyBank’s Real Estate Capital Group originated a total of $14.4 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $18.3 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of June 30, 2025, KeyBank had originated approximately $22.604 billion of commercial mortgage loans that have been securitized in 129 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see

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“—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an

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environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or
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replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 12, 2025 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2024 as a sponsor of commercial mortgage loan securitizations. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including June 30, 2025, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of a branch of NATIXIS, a joint stock company with a board of directors duly organized and existing under the laws of France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. NREC’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings schemes) and

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Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of April 30, 2025, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $65.2 billion and the total amount of these loans that were securitized is in excess of $30.5 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex E-1B), to the depositor and will covenant to provide certain documents regarding the Mortgage Loan it is selling to the depositor (the “NREC Mortgage Loan”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the NREC Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under the Mortgage Loan Purchase Agreement to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loan

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loan, has conducted a review of the NREC Mortgage Loan in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loan was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to the NREC Mortgage Loan, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to the NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of the NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage

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Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding the NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loan in this prospectus.

Data Comparison and Recalculation. NREC (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loan. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the NREC Mortgage Loan and the related Mortgaged Property disclosed in this prospectus against the information contained in the NREC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loan disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loan for disclosure in this prospectus. In anticipation of the securitization of the NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for the NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loan. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to the NREC Mortgage Loan marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loan prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for the NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for the NREC Mortgage Loan originated by NREC, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under the NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing the NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loan were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loan in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loan was co-originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated or co-originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A, Annex B and Annex C, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

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Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loan, please see Annex A.

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Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loan, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.
●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.
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Exceptions. The NREC Mortgage Loan was co-originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 14, 2025. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to June 30, 2025.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)
(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, NREC or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth above under “—Natixis Real Estate Capital LLC” has been provided by NREC.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Starwood’s Securitization Program

This is the 148th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These

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members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $19.06 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex E-1B to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and

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obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals—Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment—Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant,
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an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments—Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report—Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance—With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except
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that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines.

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

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Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 23, 2025. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

UBS AG NEW YORK BRANCH

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,691,417,635 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage

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loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG New York Branch will make certain representations and warranties (set forth on Annex E-1A to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex E-1B), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and

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timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;
●	comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if

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appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

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Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

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Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

None of the UBS AG New York Branch Mortgage Loans were originated (or acquired and reunderwritten) with any material exceptions from UBS AG’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.
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The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth above under “—UBS AG” has been provided by UBS AG New York Branch.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans (and any Trust Subordinate Companion Loans) in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates to investors and any proceeds received from the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans (and any Trust Subordinate Companion Loans) and primary servicing of certain of the Serviced Loans, over

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(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans (and any Trust Subordinate Companion Loans) and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

BMO Commercial Mortgage Securities LLC is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a limited liability company formed in the State of Delaware on March 17, 2021 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 151 West 42nd Street, New York, New York 10036. Its telephone number is 212-885-4000.

The Depositor is a wholly-owned subsidiary of BMO Financial, an affiliate of BMO, a Sponsor and an originator, and an affiliate of BMO Capital Markets Corp., one of the underwriters. BMO Financial is a wholly-owned subsidiary of the Bank of Montreal.

The Depositor was formed for the purposes of engaging in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor expects to generally acquire the commercial and multifamily mortgage loans from BMO or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and any Loan-Specific Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, any Loan-Specific Certificates and the Mortgage Loans (and any Trust Subordinate Companion Loans). The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan (or Trust Subordinate Companion Loan), (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders and any Loan-Specific Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

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The Issuing Entity

The Issuing Entity, BMO 2025-5C12 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Property, disposing of Defaulted Mortgage Loans, defaulted Trust Subordinate Companion Loans and REO Property, issuing the Certificates, any Loan-Specific Certificates, making distributions, providing reports to certificateholders, and any Loan-Specific Certificateholders, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Back-Up Advancing Agent may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Back-Up Advancing Agent may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee and the Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans (and any Trust Subordinate Companion Loans) to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and the Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as Trustee and Certificate Administrator under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate

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trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the Pooling and Servicing Agreement. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 614 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $401 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the Certificate Administrator is required to maintain pursuant to the Pooling and Servicing Agreement will be held by one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.

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Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

Compliance

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 annual statement of compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the initial month’s interest deposit amount that resulted in an under payment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any Certificates issued by the Issuing Entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire Certificates issued by the Issuing Entity, and in each such case will have the right to dispose of any such Certificates at any time.

Other than the above paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between the Trustee, the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Serviced Mortgage Loans and any Serviced Companion Loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch, DBRS, Inc. (“Morningstar DBRS”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures

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for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the Pooling and Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the Pooling and Servicing Agreement, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland's requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland's asset managers' processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the Pooling and Servicing Agreement. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the Pooling and Servicing Agreement and applicable law.

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Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Outside Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

As of June 30, 2025, Midland was master and primary servicing approximately 19,224 commercial and multifamily mortgage loans with a principal balance of approximately $435 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,803 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of June 30, 2025, Midland was named the special servicer in approximately 306 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $112 billion. With

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respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 219 assets with an outstanding principal balance of approximately $5.5 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

Midland may enter into one or more arrangements with a Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between Bank of Montreal, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc., and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between German American Capital Corporation, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Natixis Real Estate Capital LLC, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG New York Branch, and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Midland is also (i) the master servicer under the ILPT 2025-LPF2 TSA, pursuant to which the ILPT 2025 Portfolio Whole Loan is being serviced and (ii) expected to be the master servicer under the BBCMS 2025-5C37 pooling and servicing agreement, pursuant to which the 1000 Portside Drive Whole Loan is expected to be serviced until the securitization of the related Controlling Pari Passu Companion Loan.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

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Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as Master Servicer), the Certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The foregoing information concerning the Master Servicer has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer's rights and obligations with respect to indemnification, and certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer's removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the special servicer (in such capacity, the “Special Servicer”) under the Pooling and Servicing Agreement. ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the Pooling and Servicing Agreement. ASC maintains its office at 740 East Campbell Rd. Suite 600, Richardson Texas 75081 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2024, Elliott manages approximately $72.7 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the HRR Certificates, (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such Class of Certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder

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and be appointed as the initial Directing Holder (other than with respect to any Outside Serviced Mortgage Loans, any Serviced Outside Controlled Mortgage Loans or any Excluded Loan). ASC is also the special servicer with respect to the Gateway Industrial Center, Parkwyn Townhomes and Century Business Center Whole Loans under the WFCM 2025-5C5 pooling and servicing agreement.

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	12/31/2022	12/31/2023	12/31/2024	6/30/2025
By Approximate Number	1,206	1,346	1,458	1,596
By Approximate Aggregate Unpaid Principal Balance (in billions)	$24.51	$31.51	$38.16	$44.73

As of June 30, 2025, ASC had twenty-four (24) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 36 years of industry experience. ASC was named special servicer on 75 securitized pools (70 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,596 loans secured by 2,555 properties with an unpaid balance of approximately $44.727 billion as of June 30, 2025. As of June 30, 2025, ASC was actively managing 42 commercial mortgage-backed securities loans, secured by 92 properties (including 8 REO properties) with an approximate unpaid balance of $2.197 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology.

As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation

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AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the loan, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The foregoing information set forth under this heading “—The Special Servicer” has been provided by ASC.

The Special Servicer may enter into one or more arrangements with the Directing Holder or any other person who has the right to remove, or vote to remove, the Special Servicer, to provide for a discount and/or revenue sharing with respect to certain Special Servicer compensation. The Directing Holder, a Controlling Class Certificateholder and/or other persons or Certificateholders who have the right to remove, or vote to remove, the Special Servicer may further consider any such economic arrangements with the Special Servicer or a prospective replacement special servicer in entering into any decision to appoint or replace such party from time to time, and such considerations would not be required to take into account the best interests of any Certificateholder. See “Risk Factors—Risks Related to Conflict of Interests—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer”.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described

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under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal or replacement, are described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The Special Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Significant Primary Servicer and Outside Special Servicer

KeyBank will be appointed as a primary servicer with respect to Quality RV Resort & SS Portfolio Mortgage Loan, the Precise Space Mortgage Loan, the Mini U Storage – Fairfax Station Mortgage Loan, the River View MHC Mortgage Loan, the Mini U Storage – Richmond Mortgage Loan, the 116 St. Marks Mortgage Loan, the Mini U Storage – Highlands Ranch Mortgage Loan and the Mini U Storage – Houston Katy Station Mortgage Loan (collectively, 11.0%) (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer. KeyBank National Association is also the special servicer with respect to ILPT 2025 Portfolio Mortgage Loan, which is serviced under the ILPT 2025-LPF2 TSA (the “KeyBank Outside Serviced TSA”).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024	As of 6/30/2025
By Approximate Number	18,346	18,238	21,269	20,430
By Approximate Aggregate Principal Balance (in billions)	$426.9	$442.1	$478.1	$476.5

Within this servicing portfolio are, as of June 30, 2025, approximately 12,162 loans with a total principal balance of approximately $294.2 billion that are included in approximately 979 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2024, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of June 30, 2025, KeyBank was named as special servicer with respect to commercial mortgage loans in 411 commercial mortgaged-backed securities transactions totaling approximately $226.7 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 408 commercial mortgage loans with an aggregate outstanding principal balance of approximately $10.23 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

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The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2022	12/31/2023	12/31/2024	6/30/2025
By Approximate Number of Transactions	359	372	408	411
By Approximate Aggregate Principal Balance (in billions)	$196.3	$194.0	$218.2	$226.7

KeyBank has resolved over $14.51 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15	$3.21	$2.61

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS, Inc. (“Morningstar DBRS”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A-	A2
Short-Term Deposits	N/A	F2	P-1
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and the KeyBank Outside Serviced TSA and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans and the Outside Serviced Mortgage Loan governed under the KeyBank Outside Serviced TSA or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item

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1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans or special servicer of the Outside Serviced Mortgage Loan governed under the KeyBank Outside Serviced TSA, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans or special servicing functions with respect to the Outside Serviced Mortgage Loan governed under the KeyBank Outside Serviced TSA. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement and the KeyBank Outside Serviced TSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement and the KeyBank Outside Serviced TSA as if KeyBank had not retained any such vendors as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement and the servicing standards described in the related KeyBank Outside Serviced TSA.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement or the Outside Serviced Mortgage Loan governed under the KeyBank Outside Serviced TSA.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and

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its affiliates may, from time to time after the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under this heading “—Significant Primary Servicer and Outside Special Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (11.0%). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement, dated as of October 1, 2025 (the “KeyBank Primary Servicing Agreement”), with respect to the KeyBank Serviced Mortgage Loans. The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such KeyBank Serviced Mortgage Loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such KeyBank Serviced Mortgage Loan as approved by the Master Servicer;
●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the Master Servicer and forwarding a copy of such repurchase demand to the Master Servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the Master Servicer in writing of any discovered document defect or breach of a Mortgage Loan representation or warranty, and (iii) cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;
●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections;
●	remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to KeyBank, as primary servicer, and any escrow and reserve payments to be held by KeyBank;
●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the Master Servicer from time to time;
●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements;
●	performing annual inspections of the related mortgaged property and providing inspection reports to the Master Servicer;
●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance;
●	maintaining errors and omissions insurance and an appropriate fidelity bond;
●	notifying the Master Servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the Master Servicer;
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●	with respect to any rate cap mortgage loan (if any), collecting and receiving all related interest rate cap payments (if any) and depositing such payments into the subservicer collection account maintained by KeyBank and remitting such funds to the Master Servicer on the primary servicer remittance date;
●	with respect to any rate cap mortgage loan (if any), providing the Master Servicer with the wiring instructions for receipt of all interest rate cap payments (if any), the name of the related rate cap provider, and the expiration date of the related rate cap agreement, and confirming that such required interest rate cap payments have been made per the loan documents;
●	promptly notifying the Master Servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the Master Servicer; and
●	with respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

KeyBank will provide to the Master Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the Master Servicer has advised it in writing that the Master Servicer or the Trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the Master Servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations.

The Master Servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the Master Servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the Special Servicer, the Directing Holder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Special Servicer Decisions, Major Decisions or any other action requiring the approval of the Master Servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the Master Servicer.

Such consent may be subject to: (a) the prior approval of the Special Servicer, the Directing Holder or any mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion; and (b) obtaining any Rating Agency Confirmation required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The Master Servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the Master Servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the Pooling and Servicing Agreement. KeyBank is not entitled to any

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Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the Master Servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the Master Servicer’s share of any assumption application fees and 50% of the Master Servicer’s share of any defeasance fees;
●	100% of the Master Servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by KeyBank and amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by KeyBank;
●	100% of late payment charges, demand charges and default interest paid by the related borrowers to the extent the Primary Servicer is performing the related collection work and to the extent not required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;
●	50% of the Master Servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and
●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the Master Servicer’s share of any fees received by the Master Servicer with respect to any Major Decision and any Special Servicer Decision in connection with a KeyBank Serviced Mortgage Loan regardless as to whether KeyBank processes such action or not. The Special Servicer will process all (A) Major Decisions and (B) Special Servicer Decisions, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such Major Decision or Special Servicer Decision. If the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such Major Decision or Special Servicer Decision, KeyBank will be required to process such Major Decision or Special Servicer Decision.

KeyBank will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any directors, officers, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the Master Servicer against any and all losses, liabilities, penalties, fines, forfeitures, claims, judgments or expenses (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of this indemnity) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “Losses”) incurred by KeyBank (a) resulting from (i) any breach by the Master Servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the Master Servicer’s willful misconduct, bad faith, fraud or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank

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without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the Master Servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of KeyBank for such indemnification. The Master Servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the Master Servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);
●	immediately by the Master Servicer (or at the Depositor's request to the extent the Depositor has the right to request termination of KeyBank under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;
●	upon resignation by KeyBank;
●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the Pooling and Servicing Agreement;
●	at the option of the Master Servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the Pooling and Servicing Agreement;
●	promptly following KeyBank being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of any third-party purchaser;
●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or
●	if the Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the Pooling and Servicing Agreement.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the Master Servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;
●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which
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written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the Master Servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the Master Servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;
●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;
●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;
●	any Rating Agency (or any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the Master Servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;
●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;
●	KeyBank is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days;
●	a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;
●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank's receipt of written notice thereof;
●	subject to the Pooling and Servicing Agreement, any failure by KeyBank to comply with any of the requirements under Article X of the Pooling and Servicing Agreement applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the Pooling and Servicing Agreement;
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●	any failure by KeyBank to comply with creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to; or
●	KeyBank is or becomes Risk Retention Affiliated with or a Risk Retention Affiliate of any third party purchaser.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the Master Servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the Master Servicer or its designee.

The foregoing information set forth in this “—Servicers—Significant Primary Servicer and Outside Special Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Greystone Servicing Company LLC

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone Servicing”), is the special servicer under the Benchmark 2025-V17 pooling and servicing agreement (the “Outside Serviced PSA”), which governs the servicing of the Outside Serviced Whole Loans known as 1000 Portside Drive and Warren Corporate Center (the Benchmark 2025-V17 pooling and servicing agreement, the “Outside Serviced PSA”).

The principal place of business of Greystone Servicing is located at 419 Belle Air Lane, Warrenton, Virginia 20186, and the principal commercial mortgage special servicing offices of Greystone are located at 5221 N. O’Connor Boulevard, Suite 800, Irving, Texas 75039.

Greystone Servicing, which is wholly owned by Greystone Select Holdings LLC, a Delaware limited liability company, which in turn is (i) 60% indirectly owned by Stephen Rosenberg, as sole Trustee and Beneficiary of SR 2019 Revocable Trust and by the Stephen Rosenberg 2020 Descendants Trust, and (ii) 40% indirectly owned by Cushman & Wakefield through Cushman Wakefield Greystone LLC, provides primary and special loan servicing for third party portfolio owners, commercial mortgage-backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”).

Greystone Servicing has a special servicer rating of CSS2+ from Fitch and a special servicer rating of MOR CS1 from Morningstar DBRS. Greystone Servicing is also on the S&P Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P.

As of June 30, 2025, Greystone Servicing was the named special servicer for approximately 74 transactions representing approximately 2,839 first mortgage loans, with an aggregate stated principal balance of approximately $28.2 billion. Of those 74 transactions, 39 are commercial mortgage-backed securities transactions representing approximately 994 first mortgage loans, with an aggregate stated principal balance of approximately $16.9 billion. The remaining 35 transactions are made up of 26 Freddie Mac securitizations, 4 CLOs, 2 SASBs, 2 non-securitized deals and 1 National Finance Authority deal. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone Servicing was administering approximately 101 active specially serviced assets with a stated principal balance of approximately $2.7 billion. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002, and through June 30, 2025, Greystone Servicing (including C-III Asset Management LLC (“C-III”) and its predecessor entities, which was acquired by a Greystone Servicing affiliate as of January 1, 2020, and the assets

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of which were subsequently transferred to Greystone Servicing as of August 26, 2020) has resolved or participated in the resolution of 4,756 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $60.0 billion.

Greystone Servicing has detailed policies, operating procedures and controls across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone Servicing’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone Servicing also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone Servicing’s policies and procedures relating to the servicing function Greystone Servicing will perform under the Outside Serviced PSA for assets of the same types as are included in this transaction.

Greystone Servicing will not have primary responsibility for custody services of original documents evidencing the Mortgage Loan. Greystone Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loan or otherwise. To the extent that Greystone Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Outside Serviced PSA and the servicing standard under the Outside Serviced PSA.

There are, to the current actual knowledge of Greystone Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the Outside Serviced PSA, and Greystone Servicing’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone Servicing in connection with special servicing of commercial mortgage-backed securitization pools generally.

Greystone Servicing has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone was acting as special servicer as a result of any action or inaction of Greystone Servicing as special servicer, including as a result of Greystone Servicing’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the Outside Serviced PSA, and therefore Greystone Servicing believes its financial condition will not have a material impact on pool performance or performance of the certificates.

Greystone Servicing (including C-III and its predecessor entities as described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone Servicing and its predecessors as special servicer in commercial mortgage-backed securities transactions from 2022 through March 31, 2025.

Portfolio Size – CMBS Special Servicing	2022(1)	2023(1)	2024(1)	6/30/2025
Total	$1.1 billion	$1.0 billion	$1.7 billion	$2.1 billion

(1)	As of the last day of the calendar year indicated.

Greystone Servicing may enter into one or more arrangements with a controlling class certificateholder any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone Servicing’s appointment as Outside Special Servicer under the Outside Serviced PSA and/or any related co-lender agreement.

Greystone Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone Servicing may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

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Greystone Servicing occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, Greystone Servicing is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone Servicing does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Outside Serviced PSA. There are currently no legal proceedings pending against Greystone Servicing, or to which any property of Greystone Servicing is subject, that are material to the Certificateholders, and Greystone Servicing has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone Servicing is not an affiliate of the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Administrator or the Operating Advisor.

Neither Greystone Servicing nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Greystone Servicing or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information regarding Greystone Servicing Company LLC under this heading “Transaction Parties—The Outside Servicers and the Outside Special Servicers” has been provided by Greystone Servicing Company LLC.

KeyBank National Association

See “—Significant Primary Servicer and Outside Special Servicer” above for a discussion of KeyBank National Association in its capacities as a significant primary servicer and an Outside Special Servicer.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $418.4 billion issued in 482 transactions.

As of June 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $181.2 billion issued in 203 transactions.

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There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity; (d) is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Sponsor, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates (including Risk Retention Affiliates); (e) in the case of an EHRI Trust Subordinate Companion Loan Securitization, is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate); (f) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (g) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates), any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Park Bridge Lender Services, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to

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indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) BMO, a Sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the HRR Certificates, (iii) Argentic CMBS Holdings II Ltd, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such Class of Certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan).

CREFI, a Sponsor and an originator, is an affiliate of Citigroup Global Markets Inc., one of the underwriters.

GACC, a Sponsor and an originator, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

KeyBank, a Sponsor, an originator and a primary servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is also the special servicer with respect to ILPT 2025 Portfolio Mortgage Loan, which is serviced under the ILPT 2025-LPF2 TSA.

NREC, a Sponsor and an originator, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

UBS AG New York Branch, a Sponsor and an originator, is an affiliate of UBS Securities LLC, one of the underwriters.

Midland is also (i) the master servicer under the ILPT 2025-LPF2 TSA, pursuant to which the ILPT 2025 Portfolio Whole Loan is being serviced and (ii) expected to be the master servicer under the BBCMS 2025-5C37 pooling and servicing agreement, pursuant to which the 1000 Portside Drive Whole Loan is expected to be serviced until the securitization of the related Controlling Pari Passu Companion Loan.

Park Bridge Lender Services, the Operating Advisor and Asset Representations Reviewer, is currently (i) expected to be appointed the operating advisor and asset representations reviewer with respect to the Warren Corporate Center Whole Loan and the 1000 Portside Drive Whole Loan, which are expected to be serviced under the Benchmark 2025-V17 PSA, (ii) the operating advisor with respect to the 180 Water Whole Loan, which is currently being serviced under the COMM 2025-180W TSA, (iii) the operating advisor and asset representations reviewer with respect to the Gateway Industrial Center Whole Loan, the Parkwyn Townhomes Whole Loan and the Century Business Center Whole Loan, which are currently being serviced under the WFCM 2025-5C5 PSA, and (iv) the operating advisor with respect to the ILPT 2025 Portfolio Whole Loan, which is currently being serviced under the ILPT 2025-LPF2 TSA.

Computershare, the Trustee and the Certificate Administrator, is also (i) the Outside Trustee and Certificate Administrator of the Warren Corporate Center Whole Loan and the 1000 Portside Drive Whole Loan, which are serviced under the Benchmark 2025-V17 pooling and servicing agreement, (ii) the Outside Trustee of the 180 Water Whole Loan, which is serviced under the COMM 2025-180W trust and servicing agreement, (iii) the Outside Trustee and Certificate Administrator of the Gateway Industrial Center Whole Loan, the Parkwyn Townhomes Whole Loan and the Century Business Center Whole Loan, which are serviced under the WFCM 2025-5C5 pooling and servicing agreement, (iv) the Outside Trustee and Certificate Administrator of the Vertex HQ Whole Loan, which is serviced

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under the VRTX 2025-HQ trust and servicing agreement, and (v) the Outside Trustee and Certificate Administrator of the ILPT 2025 Portfolio Whole Loan, which is serviced under the ILPT 2025-LPF2 trust and servicing agreement.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer (which interim servicer is either a party to the Pooling and Servicing Agreement or described under “Servicers—The Outside Servicers and the Outside Special Servicers Outside Servicers” above) identified in the table below, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Joint-Seller Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
CREFI	Midland	3	$108,750,000	17.0%
BMO	Midland	4	$77,360,000	12.1%
GACC	Midland	3	$40,000,000	6.3%
UBS AG	Midland	3	$23,276,000	3.6%
NREC	Midland	1	$13,000,000	2.0%

*	In the case of any Joint-Seller Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Joint-Seller Mortgage Loan.

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian (which interim custodian is either a party to the Pooling and Servicing Agreement or described under “Servicers—The Outside Servicers and the Outside Special Servicers Outside Servicers” above) identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Joint-Seller Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
AREF2	Computershare	8	$111,560,000	17.5%
CREFI	Computershare	3	$108,750,000	17.0%
BMO	Computershare	4	$77,360,000	12.1%
SMC	Computershare	5	$58,050,000	9.1%
GACC	Computershare	3	$40,000,000	6.3%
NREC	Computershare	1	$13,000,000	2.0%

*	In the case of any Joint-Seller Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Joint-Seller Mortgage Loan.

Whole Loans and Mezzanine Loan Arrangements

GACC, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the 180 Water Whole Loan, but is expected to transfer such Companion Loan(s) to one or more future commercial mortgage securitization transactions.

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Other Arrangements

Midland, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this securitization transaction is expected to be retained pursuant to Regulation RR (17 CFR Part 246) (“Regulation RR”) which implements the Credit Risk Retention Rules, as a combination of the following:

●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company and one of the Sponsors, has agreed to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”), who will satisfy its risk retention requirements under the Credit Risk Retention Rules as set forth in the following bullets;
●	The Retaining Sponsor is expected to purchase (through its MOA, which is expected to be Argentic Securities Holdings 2 Cayman Limited (the “Argentic MOA”), on the Closing Date, an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of the Class G-RR and Class J-RR Certificates (collectively, the “HRR Certificates”) (in each case excluding the portion of such class comprising the VRR Interest), with an aggregate initial Certificate Balance of $36,594,000, and having an aggregate fair value expected to represent at least 2.6216% of the fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—HRR Certificates” below.
●	The Retaining Sponsor is also expected to acquire (through its MOA, which is expected to be the Argentic MOA) from the Depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR), consisting of the VRR Interest, as described below, which VRR Interest will represent approximately 2.4007% of the sum of the initial Certificate Balances of all Classes of Certificates (other than the Class R Certificates) as of the Closing Date;
●	The VRR Interest will be acquired in the form of Certificates representing at least 2.400% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates, as set forth below (collectively, the “VRR Interest” and, together with the HRR Certificates, the “RR Interest”), which VRR Interest also represents approximately 2.4007% of all the “ABS interests” (i.e., the sum of the aggregate initial Certificate Balances of all Classes of Certificates(other than the Class R Certificates)) issued by the Issuing Entity in connection with this securitization transaction;
Class	Approximate Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$26,000
Class A-2	$4,800,000	(2)
Class A-3	$5,897,000	(2)
Class X-A	$10,723,000
Class X-B	$2,873,000
Class A-S	$1,494,000
Class B	$785,000
Class C	$594,000
Class X-D	$499,000
Class X-F	$326,000
Class D	$345,000
Class E	$154,000
Class F	$326,000
Class G-RR	$192,000
Class J-RR	$709,000
Class R	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the Certificates (other than the
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Class R certificates) issued by the Issuing Entity. In addition, the retained amounts of each Class shown above is subject to change based on the final pricing of all Certificates and is expected to be at least 2.4000% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates (other than the Class R certificates) as of the Closing Date.
(2)	The exact initial Certificate Balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the respective portions of the Class A-2 and Class A-3 Certificates constituting part of the VRR Interest are expected to be between $0 - $4,800,000 with respect to Class A-2, and between $5,897,000 - $10,697,000 with respect to Class A-3.

“MOA” means a “majority-owned affiliate” (as defined in Regulation RR).

Argentic Real Estate Finance 2 LLC will originate or acquire, and contribute, Mortgage Loans with a principal balance of approximately 17.5% of the aggregate Initial Pool Balance. For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Sponsor and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

The Retaining Sponsor and the Argentic MOA are collectively referred to herein as the “Retaining Parties”. The sum of (a) the percentage of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates (other than the Class R Certificates) as of the Closing Date represented by the VRR Interest (which is at least 2.4000%) and (b) the percentage of the aggregate fair value of all Certificates (other than the Class R Certificates) as of the Closing Date represented by the HRR Certificates (which is expected to be at least 2.6216%), will equal at least 5, as of the Closing Date.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Sponsor of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such HRR Certificates, a “Subsequent Third Party Purchaser”) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Risk Retention Consultation Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

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The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the Classes of Certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Risk Retention Consultation Party

The “Risk Retention Consultation Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan, will be the party selected by Argentic Real Estate Finance 2 LLC. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of the Risk Retention Consultation Party from the Sponsor entitled to select it. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but is not expected to appoint a risk retention consultation party on the closing date; provided, that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with its affiliate.

The Risk Retention Consultation Party will have certain non-binding consultation rights in certain circumstances (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Loan, as further described in this prospectus.

Notwithstanding the foregoing, the Risk Retention Consultation Party will not have consultation rights with respect to any Mortgage Loan or Whole Loan with respect to which the Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party (as to such Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan”).

With respect to any Serviced Mortgage Loan or Serviced Whole Loan as to which the Risk Retention Consultation Party has consultation rights as described above, the Master Servicer and the Special Servicer will be required to consult with such Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of a Consulting Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with a Consulting Party). In the event the Master Servicer or the Special Servicer receives no response from the Risk Retention Consultation Party within 10 days following the Master Servicer’s delivery of information in its possession reasonably requested by such Risk Retention Consultation Party or the Special Servicer’s delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Limitation on Liability of the Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

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(b)       may act solely in the interests of the holders of the VRR Interest and does not have any liability or duties to the holders of any other Class of Certificates;

(c)       may take actions that favor the interests of the holders of the VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(d)       will have no liability whatsoever for having so acted as set forth in (a) – (c) above, and no Certificateholder may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Serviced Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

HRR Certificates

Material Terms of the HRR Certificates

Argentic Securities Holdings 2 Cayman Limited is expected to purchase the HRR Certificates, consisting of the Classes of Certificates identified in the table below (excluding the portion of such Class comprising the VRR Interest), for cash on the Closing Date.

Eligible Horizontal Residual Interest
Retained by Retaining Sponsor

Class of HRR Certificates	Expected Initial Available Certificate Balance or Notional Amount(1)	Estimated Range of Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class G-RR	$7,785,000	0.5577% - 0.5787% / $3,764,616	48.35730%
Class J-RR	$28,809,000	2.0639% - 2.1413% / $13,931,255	48.35730%

(1)	Includes the expected initial Certificate Balance of each Class of HRR Certificates that the Argentic MOA expects to purchase on the Closing Date.
(2)	The estimated range of fair value of each Class of the HRR Certificates (in each case expressed as a range of the percentage of the fair value of all of the Certificates (other than the Class R Certificates), and expressed as a dollar amount), which Classes of HRR Certificates collectively would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value dollar amount of the HRR Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the Certificates (other than the HRR Certificates) is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below. For a description of the manner in which the estimated fair value of the Certificates (other than the Class R Certificates) was determined, see “—Determination of Amount of Required Horizontal Credit Risk Retention”.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each Class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Sponsor is approximately $17,695,870, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table entitled “Eligible Horizontal Residual Interest” to be retained by Argentic Securities Holdings 2 Cayman Limited is expected to fall within a range of approximately 2.6216% – 2.7200% of the aggregate fair value of all Certificates (other than the Class R Certificates).

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount falling within a range of approximately $32,529,252 - $33,749,752, representing 5% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) issued by the Issuing Entity.

For a description of payment and other material terms of the Classes of HRR Certificates identified in the table above in this “—Material Terms of the HRR Certificates” section, see “Description of the Certificates” in this prospectus.

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Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates (the “Treasury Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class F, Class X-F, Class G-RR and Class J-RR Certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Treasury Priced Principal Balance Certificates and each Class of Principal Balance Certificates that are Yield Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (solely for the purposes of this “Credit Risk Retention” section, the “Treasury Yield Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury Priced Principal Balance Certificates, the Treasury Yield Interest-Only Certificates and Yield Priced Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable Class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular Class of Treasury Priced Principal Balance Certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Treasury Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Treasury Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each Class of Treasury Priced Principal Balance Certificates based on 0% CPR.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.24540%	3.54150%	3.98960%
3Y	3.17770%	3.50220%	3.95590%
5Y	3.24830%	3.59530%	4.03570%
7Y	3.44260%	3.76940%	4.18280%

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Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that Class’s weighted average life, by using a linear straight line interpolation (using the treasury yield curve with 2, 3, 5 and 7 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each Class of Treasury Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Treasury Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Treasury Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.70%	0.75%	0.85%
Class A-2	0.75%	0.80%	0.90%
Class A-3	0.77%	0.82%	0.92%
Class A-S	1.10%	1.15%	1.25%
Class B	1.45%	1.60%	1.75%
Class C	1.95%	2.10%	2.25%
Class D	3.45%	3.70%	3.95%
Class E	4.45%	4.70%	4.95%

Discount Yield Determination for Treasury Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each Class of Treasury Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such Class and the related credit spread established at pricing.  The Retaining Sponsor determined the Discount Yield for each Class of Treasury Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Treasury Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular Class of Treasury Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each Class of Treasury Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Discount Yields for the Treasury Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	3.91537%	4.27407%	4.82465%
Class A-2	3.99113%	4.38584%	4.92759%
Class A-3	4.01595%	4.41220%	4.95304%
Class A-S	4.34729%	4.74397%	5.28456%
Class B	4.69992%	5.19675%	5.78693%
Class C	5.19992%	5.69675%	6.28693%
Class D	6.69992%	7.29675%	7.98692%
Class E	7.69992%	8.29675%	8.98693%

Determination of Class Sizes for Treasury Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each Class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular Class of Treasury Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury Priced Principal Balance Certificates that would be required to be subordinate to that Class of Treasury Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular Class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage a rating agency for particular Classes of Certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Classes of Treasury Priced Principal Balance Certificates were also based in part on anticipated investor demand for such Classes. The Certificate Balance for the Classes of Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’s Constraining Level. For each other subordinate Class of Principal Balance Certificates, that Class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior Class of Principal Balance Certificates minus such subordinate Class’s Constraining Level.

Target Price Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) for each Class of Treasury Priced Principal Balance Certificates (other than the Class D and Class E Certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that Class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Class D and Class E Certificates are expected to price based on a fixed interest rate. The Target Price that was utilized for each Class of Treasury Priced Principal Balance Certificates (other than the Class D and Class E Certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for Treasury Priced Principal Balance Certificates
Class of Treasury Priced Principal Balance Certificates	Target P rice
Class A-1	100.000%
Class A-2	101.000%
Class A-3	103.000%
Class A-S	103.000%
Class B	103.000%
Class C	100.000%

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Determination of Assumed Certificate Coupon for Treasury Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury Priced Principal Balance Certificates (other than, in the case of Target Price, the Class D and Class E Certificates, which are expected to accrue interest at an Assumed Certificate Coupon of 4.50000%), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such Class of Certificates in order to achieve the related Target Price for that Class of Treasury Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each Class of Treasury Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Assumed Certificate Coupons	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	3.95060%	4.30970%	4.86010%
Class A-2	4.22520%	4.61910%	5.15880%
Class A-3	4.69430%	5.09390%	5.63850%
Class A-S	5.02350%	5.42310%	5.96690%
Class B	5.37290%	5.87270%	6.46530%
Class C	5.19010%	5.68080%	6.26260%
Class D	4.50000%	4.50000%	4.50000%
Class E	4.50000%	4.50000%	4.50000%

Determination of Expected Price for Treasury Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury Priced Expected Price for each Class of Treasury Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury Priced Expected Price for a Class of Certificates will be, therefore, the low range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Yield Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% constant prepayment yield (“CPY”), the Retaining Sponsor calculated what the expected scheduled interest payments on each Class of Treasury Yield Interest-Only Certificates would be over the course of the transaction (for each Class of Treasury Yield Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related Class of Treasury Yield Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming 100% CPY for the Classes of Treasury Yield Interest-Only Certificates and the Classes of Certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the periodic reduction in the Notional Amount of the Treasury Yield Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such Class of Treasury Yield Interest-Only Certificates based on 100% CPY. The “CPY” prepayment assumption assumes that each Mortgage Loan (or applicable portion thereof) experiences prepayments each month at a specified constant annual rate following any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium.

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Determination of Treasury Yield Curve for Treasury Yield Interest-Only Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Yield Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Yield Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Yield Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor's estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Yield Interest-Only Certificates
Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3Y	3.17770%	3.50220%	3.95590%
5Y	3.24830%	3.59530%	4.03570%
7Y	3.44260%	3.76940%	4.18280%

Based on the treasury yield curve, the Retaining Sponsor determined for each Class of Treasury Yield Interest-Only Certificates the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Class of Principal Balance Certificates that is a component of such Class of Treasury Yield Interest-Only Certificates by using a straight line interpolation (using treasury yield curves with 3, 5 and 7 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Yield Interest-Only Certificates

The Retaining Sponsor determined the credit spread for each Class of Treasury Yield Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such Class of Treasury Yield Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Treasury Yield Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor's estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Treasury Yield Interest-Only Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.25%	0.00%	0.25%
Class X-B	-0.25%	0.00%	0.25%
Class X-D	-0.25%	0.00%	0.25%

Discount Yield Determination for Treasury Yield Interest-Only Certificates

The Discount Yield for each Class of Treasury Yield Interest-Only Certificates is the sum of the Yield Curve Interpolated Yield for such Class and the related credit spread. For an expected range of values for each Class of Treasury Yield Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Treasury Yield Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Yield Interest-Only Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Discount Yields for the Treasury Yield Interest-Only Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.97999%	3.57114%	4.26876%
Class X-B	2.98628%	3.57942%	4.27210%
Class X-D	2.98849%	3.58239%	4.27464%

Determination of Scheduled Certificate Interest Payments for Treasury Yield Interest-Only Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of expected scheduled interest payments constituting Scheduled Certificate Interest Payments in each scenario for each Class of Treasury Yield Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Treasury Yield Interest-Only Certificates is based.

Determination of Treasury Yield Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each Class of Treasury Yield Interest-Only Certificates, the Retaining Sponsor determined the price (the “Treasury Yield Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Treasury Yield Interest-Only Expected Price for each Class of Treasury Yield Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Yield Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a higher Treasury Yield Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a lower Treasury Yield Interest-Only Expected Price.

Yield Priced Certificates

Yield Priced Expected Price

The Yield Priced Certificates include the Class F and Class X-F Certificates and each Class of HRR Certificates (which HRR Certificates are expected to be acquired by the Retaining Sponsor). The valuation of each Class of Yield Priced Certificates was based on the price that was either set forth in the bid letter that the Retaining Sponsor submitted to acquire the Yield Priced Certificates or otherwise agreed upon by the Retaining Sponsor and the other Sponsors, which price as to the HRR Certificates is set forth under “—Material Terms of the HRR Certificates” above (the “Yield Priced Expected Price” and, together with the Treasury Priced Expected Price and the Treasury Yield Interest-Only Expected Price, the “Expected Prices” or, each an “Expected Price”), and expressed as a percent of the Certificate Balance or Notional Amount of the subject Class. The Yield Priced Expected Price was based on (i) a targeted discount yield to maturity of 15.00000% for the Class F Certificates, 15.00000% for the Class X-F Certificates, and 25.85933% for each Class of HRR Certificates, (ii) the Modeling Assumptions, (iii) 0% CPR for the Class F, Class G-RR and Class J-RR Certificates, and 0% CPY for the Class X-F Certificates, (iv) the Scheduled Certificate Principal Payments (if any), and (v) an initial Pass-Through Rate of (a) 4.5000% for the Class F Certificates, (b) the WAC Rate over the Pass-Through Rate of the Class F Certificates for the Class X-F Certificates, and (c) the WAC Rate for each Class of HRR Certificates.

Determination of Class Sizes of Yield Priced Certificates

The Retaining Sponsor determined the initial Certificate Balance of each Class of the HRR Certificates in the same manner described above in “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates”.

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Calculation of Fair Value of all Certificates

Fair Value of Regular Certificates

Based on the Expected Prices, the Retaining Sponsor determined the estimated fair value of each Class of Regular Certificates by multiplying the Expected Price by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of fair values for each Class of Regular Certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values

Based on the Expected Prices, the Retaining Sponsor determined the estimated fair value or range of fair values set forth in the table below for each Class of Certificates. For each of the “Base Case Fair Value”, the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the estimated fair value of the related Class of Certificates by multiplying the relevant Expected Price by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates.

Range of Estimated Fair Values

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$1,075,998	$1,075,998	$1,076,000
Class A-2(1)	$201,998,847	$201,999,560	$201,999,911
Class A-3(1)	$253,040,944	$253,041,079	$253,041,624
Class X-A(1)	$22,136,140	$32,408,976	$40,200,440
Class X-B	$2,462,634	$5,375,340	$7,748,297
Class X-D	$1,899,038	$1,929,711	$1,956,638
Class X-F	$1,025,228	$1,025,228	$1,025,228
Class A-S	$64,092,739	$64,092,512	$64,092,534
Class B	$33,689,158	$33,689,145	$33,689,124
Class C	$24,730,921	$24,730,908	$24,730,945
Class D	$12,340,616	$12,712,195	$13,044,296
Class E	$5,256,535	$5,413,493	$5,553,749
Class F	$8,704,669	$8,704,669	$8,704,669
Class G-RR	$3,857,462	$3,857,462	$3,857,462
Class J-RR	$14,274,108	$14,274,108	$14,274,108

(1)	The range of estimated fair values set forth in the table above with respect to the Class A-2 Certificates, the Class A-3 Certificates and the Class X-A Certificates is based on the Class A-2 Certificates having an initial Certificate Balance of $200,000,000, and the Class A-3 Certificates having an initial Certificate Balance of $245,672,000. However, the exact initial Certificate Balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. The initial Certificate Balance of the Class A-2 Certificates is expected to be within a range of $0 and $200,000,000, and the initial Certificate Balance of the Class A-3 Certificates is expected to be within a range of $245,672,000 and $445,672,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $445,672,000, subject to a variance of plus or minus 5%.

The estimated range of fair value for the Certificates is approximately $650,585,037 - $674,995,025.

Hedging, Transfer and Financing Restrictions

The VRR Interest and the HRR Certificates will be required to be subject to certain hedging, transfer and financing restrictions.

The Retaining Sponsor will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator”, “third party purchaser” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Parties not to transfer their respective portions of the RR Interest, except to an MOA or, solely in the case of the Retaining Sponsor, to a Subsequent Third Party Purchaser. In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or

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any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Sponsor will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date, and (iii) two years after the Closing Date; provided that, solely with respect to the HRR Certificates, such restrictions may end on any earlier date on which all of the Mortgage Loans have been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

Operating Advisor

The Operating Advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the Special Servicer to the extent described in this prospectus and required under the Pooling and Servicing Agreement;
●	review reports provided by the Special Servicer to the extent set forth in the Pooling and Servicing Agreement;
●	review for accuracy certain calculations made by the Special Servicer; and
●	issue an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Trigger Event occurred during the prior calendar year) generally setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

In addition, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “—Operating Advisor—Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Special Servicer will be required to consult on a non-binding basis with the Operating Advisor with respect to certain Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The Operating Advisor will generally have no obligations or consultation rights as Operating Advisor under the Pooling and Servicing Agreement for this transaction with respect to any Outside Serviced Mortgage Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur, with respect to all the Serviced Loans, when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. Any additional Operating Advisor Consultation Trigger Event with respect to any Trust Subordinate Companion Whole Loan will be specified under “Description of the Mortgage Pool—The Trust

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Subordinate Companion Loan(s)”. Furthermore, with respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the Operating Advisor, a description of how the Operating Advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the Pooling and Servicing Agreement with respect to the Operating Advisor, the Operating Advisor's compensation, and any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

BMO, AREF2, GCMC, KeyBank, NREC, SMC and UBS AG New York Branch will make the representations and warranties identified on Annex E-1A; and CREFI and GACC will make the representations and warranties identified on Annex E-2A, subject to certain exceptions to such representations and warranties set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Argentic Mortgage Loans in this transaction, AREF2 determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by AREF2, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by AREF2 that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which AREF2 based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may

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necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Argentic Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GCMC Mortgage Loans in this transaction, GCMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GCMC, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GCMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or

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value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GCMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GCMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable KeyBank Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the NREC Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable NREC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain

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rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the UBS AG New York Branch Mortgage Loans in this transaction, UBS AG New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable UBS AG New York Branch Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2025-5C12 (the “Certificates”) will be issued on or about October 9, 2025 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans (and any Trust Subordinate Companion Loans) and all payments under and proceeds of the Mortgage Loans (and any Trust Subordinate Companion Loans) received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and any Trust Subordinate Companion Loans) it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated as set forth in the table under the heading “Certificate Summary” and the footnotes thereto. Further, various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R Certificates
“Senior Certificates”:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A, Class X-B, Class X-D and Class X-F Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR Certificates
“Regular Certificates”:	The Senior Certificates and the Subordinate Certificates (i.e., the Certificates other than the Class R Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates)
“Residual Certificates”:	The Class R Certificates

Certain additional classes of commercial mortgage pass-through loan-specific certificates and any related uncertificated interests (collectively, the “Loan-Specific Certificates”) may be issued by the Issuing Entity that are solely backed by a related Trust Subordinate Companion Loan and are not offered by this prospectus. Notwithstanding the use of the term “Loan-Specific Certificates”, one or more classes thereof may be issued as uncertificated interests. Each subseries of Loan-Specific Certificates that backs a particular Trust Subordinate Companion Loan is identified in a separate related offering circular. Each subseries of Loan-Specific Certificates

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will only be entitled to receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan, and the issuance thereof should be considered as a separate securitization. Classes of Loan-Specific Certificates that have a principal balance and are entitled to payments of principal are referred to in this prospectus as “Loan-Specific Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table).

The “Certificate Balance” (a) of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) if there is a Trust Subordinate Companion Loan, of any class of related Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on such Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of each Class of the Class X Certificates will equal the Certificate Balance or the aggregate of the Certificate Balances, as applicable, of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2 and Class A-3
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F

The Class R Certificates will not have a Certificate Balance or Notional Amount nor entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in November 2025. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in November 2025.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less

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than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate or Loan-Specific Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates);
(vi)	Excess Interest on the ARD Loans;
(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or
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(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Back-Up Advancing Agent, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2026, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in November 2025, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

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Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to zero,
(ii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero, and
(iii)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

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Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

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Twenty-Fourth, to the holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates have been reduced to zero, to the holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2 and Class A-3 Certificates in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates. In addition, in the case of any distributions made pursuant to any of clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth and Twenty-Seventh, such distributions will, in the case of each such clause, be applied first to reimburse previously allocated Realized Losses and then to pay compound interest accrued on previously allocated Realized Losses.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Principal Balance Certificates; and (ii) the Interest Shortfall Carry-Forward with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the amount of additional interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any Class of Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

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The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2 and Class A-3 Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-S, Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class D and Class E Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2026 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month and (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2026, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account (or the related Trust Subordinate Companion Loan REMIC Distribution Account, if applicable) for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

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The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan (which, in the case of the ILPT 2025 Portfolio Mortgage Loan or any related Companion Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan or Companion Loan) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall Carry-Forward, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall Carry-Forward” with respect to any Distribution Date for any Class of Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date;
(2)	the Unscheduled Principal Distribution Amount for that Distribution Date; and
(3)	the Principal Shortfall Carry-Forward for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will

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increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Back-Up Advancing Agent, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Back-Up Advancing Agent, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall Carry-Forward” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan (and any Trust Subordinate Companion Loan) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan (other than any Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan and/or Serviced Whole Loan will be zero.

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For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer, Special Servicer or Back-Up Advancing Agent for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan and incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement, and otherwise as disclosed in this prospectus with respect to the related Subordinate Companion Loan.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of

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the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any

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partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Interest received on the ILPT 2025 Portfolio Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest on the subject component. Principal received on the ILPT 2025 Portfolio Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) (x) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, and (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (in each case after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the preceding paragraph on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the ILPT 2025 Portfolio Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer, Special Servicer or Back-Up Advancing Agent that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated

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Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to the ILPT 2025 Portfolio Mortgage Loan, such accrued and unpaid interest to be applied to the components thereof in sequential order, up to the accrued and outstanding interest on each such component);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Interest received on the ILPT 2025 Portfolio Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest on the subject component. Principal received on the ILPT 2025 Portfolio Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class X-F, Class F, Class G-RR and Class J-RR Certificates) as follows: (a) first, such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-2, Class A-3 and Class X-A Certificates, (ii) the group (the “YM Group A-S/B/C") comprised of the Class A-S, Class B, Class C and Class X-B Certificates, and (iii) the group (the “YM Group D/E”, and the YM Group A, the YM Group A-S/B/C and the YM Group D/E, together, the “YM Groups”) comprised of the Class D, Class E and Class X-D Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more Classes of Principal Balance Certificates (for each of which Classes the value of this clause (Y) is one(1)), the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield

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maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates (if any) in such YM Group. If there is more than one Class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F, Class G-RR and Class J-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F and Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

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Class of Certificates	Assumed Final Distribution Date
Class A-1	April 2030
Class A-2	N/A – September 2030(1)
Class A-3	September 2030
Class X-A	September 2030
Class X-B	October 2030
Class A-S	October 2030
Class B	October 2030
Class C	October 2030

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 Certificates ranging from $0 to $200,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in October 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) and Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and
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(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and related REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and any Trust Subordinate Companion Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof and then, if applicable, to any Trust Subordinate Companion Loan.

Any Excess Prepayment Interest Shortfall with respect to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer and, (ii) with respect to any Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Trust Subordinate Companion Loan Available Funds for any Distribution Date that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class J-RR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class J-RR Certificates.

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This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2 and Class A-3 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2 and Class A-3 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2 and Class A-3 Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G-RR Certificates and the Class J-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class J-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date, the amount, if any, by which (A) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class J-RR Certificates;

second, to the Class G-RR Certificates;

third, to the Class F Certificates;

fourth, to the Class E Certificates;

fifth, to the Class D Certificates;

sixth, to the Class C Certificates;

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seventh, to the Class B Certificates; and

eighth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or any Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific or non-Trust Subordinate Companion Loan-specific expenses of the Issuing Entity, including certain reimbursements to, and indemnifications of, the parties to the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification” and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or a Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

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In addition, the Certificate Administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;
(ii)	a CREFC® financial file;
(iii)	a CREFC® loan periodic update file;
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(iv)	a CREFC® appraisal reduction amount template (to the extent received, or prepared pursuant to the Pooling and Servicing Agreement); and
(v)	a CREFC® Schedule AL file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)        Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the CREFC® operating statement analysis report upon request.

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above.

(iii)      The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than the Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right

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to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Party) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan or Trust Subordinate Companion Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or any Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner), the Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not the Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

In determining whether any person is an additional servicer or an affiliate of the Operating Advisor, the Certificate Administrator may rely on a certification by the Master Servicer, the Special Servicer, a Mortgage Loan Seller or the Operating Advisor, as the case may be.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, the Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement)

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that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, or that would trigger an Asset Review with respect to a Mortgage Loan, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“Non-Reduced Loan-Specific Certificates” means, as of any date of determination, any class of Loan-Specific Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates, (y) any Appraisal Reduction Amounts allocated to such class of Loan-Specific Principal Balance Certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of Loan-Specific Principal Balance Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to the related Serviced Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

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Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co. and CRED iQ pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:
●	this prospectus;
●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;
(B)	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and
●	the Operating Advisor Annual Report;
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(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the Special Servicer;
●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;
●	any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and
●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;
(E)	the following documents, which will be made available under a tab or heading designated “special notices”:
●	any notice provided to the Certificate Administrator by the Depositor, the Master Servicer or the Special Servicer directing the Certificate Administrator to post to the “special notices” tab;
●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the Certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;
●	any notice of resignation or termination of the Master Servicer or Special Servicer;
●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;
●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;
●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;
●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;
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●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the Issuing Entity;
●	any notice that a Control Termination Event or a Trust Subordinate Companion Loan control appraisal period has occurred or is terminated or that a Consultation Termination Event or any applicable Operating Advisor Consultation Trigger Event has occurred, including (if the assets of the Issuing Entity include a Trust Subordinate Companion Loan) any such event described under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any assessments of compliance delivered to the Certificate Administrator;
●	any Attestation Reports delivered to the Certificate Administrator;
●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and
●	Proposed Course of Action Notice;
(F)	the “Investor Q&A Forum”;
(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and

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review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Special Servicer Mortgage Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing

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Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), any Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to

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Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

For purposes of this “—Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party will be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates and any Loan-Specific Certificates (in the aggregate, the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1)  1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates and any classes of interest-only Loan-Specific Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2)  in the case of any Class of Principal Balance Certificates or any class of Loan-Specific Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, expressed as a percentage, the numerator of which is equal to the related Certificate Balance as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates and Loan-Specific Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or Non-Reduced Loan-Specific Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates exclusive of any Loan-Specific Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

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(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any Class of Certificates or class of Loan-Specific Certificates are required to be allocated among holders thereof in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights or Pooled Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A

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of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

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Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC

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is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BMO 2025-5C12

with a copy to: trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

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The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors pursuant to the respective mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between, in each case, the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans (and any such Trust Subordinate Companion Loans), without recourse, to the Trustee for the benefit of the applicable Certificateholders and any related Loan-Specific Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) and any Trust Subordinate Companion Loan sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for any Trust Subordinate Companion Loan will refer to the Mortgage File for the related Mortgage Loan, and will include the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)                             (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)                          the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)                       the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)                       an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)                         an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)                       the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)                    originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)                  the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

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(ix)                       an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)                          an original or copy of the related loan agreement, if any;

(xi)                       an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)                    an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)                 an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)                 an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)                     if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)                  in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)               any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)            an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)                the original or copy of any related environmental insurance policy;

(xx)                   a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)                copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)                        (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                     the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)                  any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not

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been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)                   final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                      the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                   the related ground lease, if any, and any ground lessor estoppel;

(vii)                the related loan agreement, if any;

(viii)             the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)                   the related lockbox agreement or cash management agreement, if any;

(x)                      the environmental indemnity from the related borrower, if any;

(xi)                   the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)                in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)             any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)              any mezzanine loan intercreditor agreement;

(xv)                 any related environmental insurance policy;

(xvi)              any related letter of credit and any related assignment thereof; and

(xvii)           any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

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(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

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Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan and any Trust Subordinate Companion Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A and Annex E-2A to this prospectus, subject to the related exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;
●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and
●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or Trust Subordinate Companion Loans (if any), although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder (or any Loan-Specific Certificateholder) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or
●	to repurchase the affected Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof as if such applicable portion was a separate Mortgage Loan) or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication) (calculated in the case of a Joint-Seller Mortgage Loan, solely with respect to the applicable portion thereof as if such applicable portion was a separate Mortgage Loan)—
(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus
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(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus
(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus
(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus
(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus
(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

provided, however, that no Sponsor may repurchase its Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan that it contributed (so long as there is a Material Defect with respect to such related Mortgage Loan).

With respect to the GCMC Mortgage Loans, Greystone Select Company II LLC will guarantee payment in connection with the repurchase and substitution obligations of GCMC under the GCMC Mortgage Loan Purchase Agreement.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing the affected Mortgage Loan or Trust Subordinate Companion Loan, or (if permitted) replacing the affected Mortgage Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder and, in the case of a Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing

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Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified

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Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as no Consultation Termination Event has occurred and is continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause any Trust REMIC to fail to qualify as a REMIC, or (if applicable) any portion of the Issuing Entity to fail to qualify as a grantor trust, for federal income tax purposes, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as no Consultation Termination Event has occurred and is continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage

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Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint-Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of a GCMC Mortgage Loan, Greystone Select Company II LLC, as guarantor of payment in connection with the repurchase and substitution obligations of GCMC), defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor (or, in the case of a GCMC Mortgage Loan, Greystone Select Company II LLC, as guarantor of payment in connection with the repurchase and substitution obligations of GCMC) will have sufficient assets to repurchase or substitute a Mortgage Loan or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of October 1, 2025 (the “Pooling and Servicing Agreement”), by and between the Depositor, the master servicer (the “Master Servicer”), the special servicer (the “Special Servicer”), the operating advisor (the “Operating Advisor”), the certificate administrator (the “Certificate Administrator”), the trustee (the “Trustee”) and the asset representations reviewer (the “Asset Representations Reviewer”).

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including any Trust Subordinate Companion Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu-AB Whole Loan” means a Pari Passu-AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Whole Loan” means a Serviced Pari Passu Whole Loan, Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan, as applicable.
●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan or a Serviced Pari Passu-AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.
●	“Companion Loan Holder” means the holder of a Companion Loan.
●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.
●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.
●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.
●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).
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●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.
●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan.
●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.
●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.
●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).
●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.
●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.
●	“Outside Serviced AB Whole Loan” means any AB Whole Loan that is an Outside Serviced Whole Loan.
●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan that is a Pari Passu Whole Loan will be an Outside Serviced Pari Passu Whole Loan.
●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.
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●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.
●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.
●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), as of the Closing Date, the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.
●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.
●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.
●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.
●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.
●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

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The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan	Type of Whole Loan
Warren Corporate Center	$40,000,000	6.3%	$60,000,000	N/A	$100,000,000	Outside Serviced	Pari Passu
180 Water	$27,000,000	4.2%	$121,000,000	$132,000,000	$280,000,000	Outside Serviced	Pari Passu-AB
Gateway Industrial Center	$15,250,000	2.4%	$77,750,000	N/A	$93,000,000	Outside Serviced	Pari Passu
1000 Portside Drive	$11,000,000	1.7%	$25,000,000	N/A	$36,000,000	Outside Serviced	Pari Passu
Vertex HQ	$10,000,000	1.6%	$548,800,000	$441,200,000	$1,000,000,000	Outside Serviced	Pari Passu-AB
ILPT 2025 Portfolio	$9,571,000	1.5%	$737,629,000	$412,800,000	$1,160,000,000	Outside Serviced	Pari Passu-AB
Parkwyn Townhomes	$8,137,500	1.3%	$15,112,500	N/A	$23,250,000	Outside Serviced	Pari Passu
Century Business Center	$3,700,000	0.6%	$59,500,000	N/A	$63,200,000	Outside Serviced	Pari Passu

There are no Serviced AB Whole Loans, Serviced Pari Passu-AB Whole Loans, Serviced Outside Controlled Whole Loans, Servicing Shift Whole Loans or Outside Serviced AB Whole Loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Whole Loan(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master

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Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and any Trust Subordinate Companion Loans, together with all payments due on or with respect to the Mortgage Loans and any Trust Subordinate Companion Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (provided that a Sponsor may not effect a substitution of a Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan. This cure, substitution or repurchase obligation (and, if applicable, any related guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the

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Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

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The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or
●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or
●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered, on or before the date on which that balloon payment was due, a refinancing commitment or signed purchase and sale agreement reasonably acceptable to the Master Servicer (who is required to promptly deliver a copy to the Special Servicer and, so long as no Consultation Termination Event is continuing, any applicable Consulting Party, and the Special Servicer will be required to promptly deliver a copy to any applicable Directing Holder) from an acceptable lender, and the related borrower is diligently seeking a refinancing or sale, (ii) the related borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment or signed purchase and sale agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

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(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);
●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;
●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

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If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

Except to the extent (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such a request, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below, if the Master Servicer receives a borrower request for a Major Decision or Special Servicer Decision, the Master Servicer will be required to promptly forward such request to the Special Servicer and will have no further obligations with respect to such Major Decision or Special Servicer Decision, except for providing the Special Servicer upon the Special Servicer’s reasonable request with information in the Master Servicer’s possession or reasonably available to the Master Servicer to the extent such information is required under the Pooling and Servicing Agreement. With respect to any Serviced Loan that is not a Specially Serviced Loan, processing of, and the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan, will be made by the Special Servicer (except to the extent (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such a request, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below). With respect to any Serviced Loan that is not a Specially Serviced Loan, in the case where (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any borrower request for a Major Decision or Special Servicer Decision, or (ii) the borrower request involves a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below, the Master Servicer will be required to process such borrower request subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

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(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver with respect to late financial statements, which in no event relieves any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 120% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;
(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(h)       any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(i)        any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(j)        any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender

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discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(k)       fundings or disbursements of any holdback amounts, escrow accounts, reserve funds or letters of credit, in each case, held as performance or “earn-out” holdbacks, escrows or reserves that (i) exceed, in the aggregate, 10%, but is less than 20%, of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature (except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan)), which holdbacks, escrows and reserves are identified on an exhibit to the Pooling and Servicing Agreement, or (ii) regardless of the aggregate percentage of the initial principal balance of the related Serviced Loan represented by such holdbacks, escrows or reserves, that are not routine or customary in nature;

(l)        any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease; and

(m)      the determination that a “cash sweep period”, “cash trap period” or other similar period with respect to a mortgage loan has terminated.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below or under “Credit Risk Retention—Risk Retention Consultation Party” above, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate

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Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount advanced pursuant to or otherwise required to be advanced pursuant to, the Pooling and Servicing Agreement, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and any Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or any Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than any Trust Subordinate Companion Loans). The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan (or Trust Subordinate Companion Loan) as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan

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or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee, in its capacity as back-up advancing agent (in such capacity, the “Back-Up Advancing Agent”), to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Back-Up Advancing Agent or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Back-Up Advancing Agent will be required:

●	if a responsible officer of the Back-Up Advancing Agent has actual knowledge of the failure, to give the Master Servicer notice of its failure; and
●	if the failure continues for three more business days, to make the Property Advance, unless the Back-Up Advancing Agent determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Back-Up Advancing Agent, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and, solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance

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Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Back-Up Advancing Agent, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Back-Up Advancing Agent in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Back-Up Advancing Agent) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, the Trust Subordinate Companion Loan or the Issuing Entity’s interest in a related REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property) prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or the Issuing Entity’s interest in a related REO Property).

In connection with a determination by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Back-Up Advancing Agent will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Back-Up Advancing Agent in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Back-Up Advancing Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;
●	the Special Servicer may, at its option (exercised in its sole discretion), make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Back-Up Advancing Agent, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination,
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which determination will be conclusive and binding on the Master Servicer and the Back-Up Advancing Agent;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Back-Up Advancing Agent is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;
●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Back-Up Advancing Agent; and
●	notwithstanding the foregoing, the Back-Up Advancing Agent may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other such servicer in accordance with the preceding bullet which is binding on the Back-Up Advancing Agent), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Back-Up Advancing Agent, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Back-Up Advancing Agent, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will take into account the subordinate nature of such Trust Subordinate Companion Loan to the related Mortgage Loan and the related Pari Passu Companion Loans.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Back-Up Advancing Agent’s obligation to make P&I Advances, the Master Servicer and the Back-Up Advancing Agent may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

The Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Back-Up Advancing Agent, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced

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Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (excluding any Trust Subordinate Companion Loan(s)) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of a Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the applicable Trust Subordinate Companion Loan.

Neither the Master Servicer nor the Back-Up Advancing Agent will be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer or the Back-Up Advancing Agent will only be entitled to reimbursement for a P&I Advance (and any interest thereon) from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Whole Loan, any related Loan-Specific Certificateholders, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, any related Loan-Specific Certificateholders and/or any related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Back-Up Advancing Agent will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and

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Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Back-Up Advancing Agent will be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for a Trust Subordinate Companion Whole Loan, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Back-Up Advancing Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and any related Loan-Specific Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any Trust Subordinate Companion Loan.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Back-Up Advancing Agent will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders or Loan-Specific Certificateholders to the detriment of other Classes of Certificateholders or Loan-Specific Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Back-Up Advancing Agent or a right of the Certificateholders or any Loan-Specific Certificateholders.

Accounts

Collection Accounts and Whole Loan Custodial Accounts. The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and any Trust Subordinate Companion Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Serviced Whole Loan (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than, if applicable, a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Master Servicer will also be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

Distribution Account. The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, (ii) the “Upper-Tier REMIC Distribution Account”, and, (iii) if applicable, a “Trust Subordinate Companion Loan REMIC Distribution Account”.

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With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Back-Up Advancing Agent will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (1) withdraw amounts distributable on such date on the Regular Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to any Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the related Loan-Specific Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan). See “Description of the Certificates—Distributions”.

Interest Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2026) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Interest Reserve Account, in respect of each Mortgage Loan and any Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2026), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or, if applicable, the related Trust Subordinate Companion Loan REMIC Distribution Account in respect of a Trust Subordinate Companion Loan.

Excess Interest Distribution Account. If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest will be made from the Excess Interest Distribution Account. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

Excess Liquidation Proceeds Reserve Account. The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be

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sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the amount of the applicable insufficiency in such Available Funds. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement that are received by the Issuing Entity.

Other Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) to be established by the Special Servicer for collections from REO Properties.

General. The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account, the Loss of Value Reserve Fund and each Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates and Loan-Specific Certificates. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, the Loss of Value Reserve Fund, any Whole Loan Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

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Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;
(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Back-Up Advancing Agent, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Back-Up Advancing Agent’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);
(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and any Trust Subordinate Companion Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and any Trust Subordinate Companion Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);
(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;
(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);
(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
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(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;
(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;
(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;
(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;
(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and
(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan (or the related Trust Subordinate Companion Loan in the case of interest on a P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan, any related Trust Subordinate Companion Loan (except in the case of the Asset Representations Reviewer Ongoing Fee) and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the Issuing Entity.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon direction from the Special Servicer (subject to any notice or information required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Master Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

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(i)                  to reimburse the Master Servicer, the Special Servicer or the Back-Up Advancing Agent, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)             (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)           to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or any Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)            following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)              on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and any Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and/or Trust Subordinate Companion Loan (including each Mortgage Loan and Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is, with respect to each Mortgage Loan, equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding any Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

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With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans, and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges (subject to the discussion below regarding default interest), Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee, for the avoidance of doubt, will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer (subject to discussion below regarding default interest) will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Loss of Value of Reserve Fund and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request (i) with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or (ii) that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (x) not inconsistent with the related Mortgage Loan documents, (y) in accordance with the Servicing Standard and (z) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

The Master Servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the Pooling and Servicing Agreement. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by the Master Servicer; provided, however, that such fees are not duplicative of any other fees the Master Servicer is entitled to charge under the Pooling and Servicing Agreement and will not be deemed a substitute for or in lieu of any fee that is to be split between the Master Servicer and the Special Servicer in accordance with the allocations set forth in the Pooling and Servicing Agreement, and provided, further, that such fees are (x) not inconsistent with the related Mortgage Loan documents, (y) in accordance with the Servicing Standard and (z) actually paid by or on behalf of the related borrower.

With respect to Penalty Charges the allocation between the Master Servicer and the Special Servicer of default interest (that is remaining and available to be allocated between the Master Servicer and the Special Servicer as additional servicing compensation following the application of Penalty Charges as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees”) accruing prior to a Servicing Transfer Event, to the extent that the Special Servicer delivers written notice to the Master Servicer of the event triggering accrual of default interest (the “SS Default Interest Letter”) and the Master Servicer has not prior thereto advised the Special Servicer of any such default interest accrual event, then the Special Servicer will have the right to collect and retain such default interest from the borrower. The proration period for the Special Servicer will commence on the date of the event triggering default interest to the extent the Special Servicer has delivered the SS Default Interest Letter and the Master Servicer has not previously advised the Special Servicer of such event triggering default interest (the “SS Default Interest Letter Effective Date”). Default interest accruing prior to the Servicing Transfer Event and collected by the Master Servicer will be allocated to the Master Servicer. Default interest accruing prior to the Servicing Transfer Event and collected by the Master Servicer or the Special Servicer will be allocated to the Master Servicer until the SS Default Interest Letter Effective Date and allocated to the Special Servicer from the SS Default Interest Letter Effective Date until the Servicing Transfer Event. Default interest

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accruing after the Servicing Transfer Event will be allocated to the Special Servicer. Notwithstanding the foregoing, any collection of default interest by either the Master Servicer or the Special Servicer will in all events be applied consistent with the terms and application priorities set forth within the Pooling and Servicing Agreement, prior to retention of the balance of such default interest by the Master Servicer or the Special Servicer. For the avoidance of doubt, once the event triggering accrual of default interest has been cured or corrected, any subsequent event triggering accrual of default interest would require a separate SS Default Interest Letter.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and any Trust Subordinate Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Whole Loan, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

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“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all loan service transaction fees, Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, loan service transaction fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means with respect to any Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or with respect to any related REO Property, (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or related Serviced Whole

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Loan, if applicable) or REO Property that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or

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unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, any Trust Subordinate Companion Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of any Trust Subordinate Companion Loan in connection with an optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which

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the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges (subject to the discussion above under “—Master Servicing Compensation” regarding default interest), Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer (subject to the discussion above under “—Master Servicing Compensation” regarding default interest) will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

The Special Servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the Pooling and Servicing Agreement. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by the Special Servicer; provided, however, that such fees are not duplicative of any other fees the Special Servicer is entitled to charge under the Pooling and Servicing Agreement and will not be deemed a substitute for or in lieu of any fee that is to be split between the Special Servicer and the Master Servicer in accordance with the allocations set forth in the Pooling and Servicing Agreement, and provided, further, that such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer

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as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable))) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.01477% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date to be paid by the Sponsors.

The “Operating Advisor Fee Rate” will be a rate equal to 0.00181% per annum with respect to each Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a

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fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to a Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and any Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan, is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00039% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

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In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller (or, in the case of a Joint-Seller Mortgage Loan, by the related Mortgage Loan Sellers on a pro rata basis); provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee (or portion thereof payable by such Mortgage Loan Seller) will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee (or the applicable portion thereof, as the case may be) by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans and will be 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges (subject to the discussion above under “–Master Servicing Compensation” regarding default interest), Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s) and certain reserve accounts	monthly
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $5,000 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans and will be 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges (subject to the discussion above under “–Master Servicing Compensation” regarding default interest), Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
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Type/Recipient	Amount(1)	Frequency	Source of Funds
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.01477% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Upfront Fee	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00181% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00039% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	in connection with each Asset Review with respect to one or more Delinquent Loans, the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Back-Up Advancing Agent	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Back-Up Advancing Agent	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Back-Up Advancing Agent(7)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on P&I Advances / Master Servicer and Back-Up Advancing Agent(7)	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(6)(7)(8) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including any Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on a Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the related Trust Subordinate Companion Whole Loan.
(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.
(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.
(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.
(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject reimbursement and/or indemnification described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(7)	P&I Advances on any Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan constituting a part of the same Serviced Whole Loan.
(8)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.
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With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
Warren Corporate Center	0.00125%	0.25%, subject to a minimum special servicing fee of $5,000 per month(3)	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further subject to a minimum workout fee of $25,000 for the related Whole Loan(3)	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further subject to a minimum liquidation fee of $25,000 for the related Whole Loan(3)
180 Water	0.00040%	0.25%	1.00%	1.00%
Gateway Industrial Center	0.00250%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0%, subject to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
1000 Portside Drive	0.00125%	0.25%, subject to a minimum special servicing fee of $5,000 per month(3)	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further subject to a minimum workout fee of $25,000 for the related Whole Loan(3)	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further subject to a minimum liquidation fee of $25,000 for the related Whole Loan(3)
Vertex HQ	0.00008%	0.50%	0.50%	0.50%
ILPT 2025 Portfolio	0.00025%	0.00025%	0.15%	0.25% subject to an annual maximum workout fee of $2,900,000
Parkwyn Townhomes	0.00250%	0.25%, subject to a minimum special servicing fee of $5,000 per month	1.0%, subject to a minimum workout fee of $25,000 and no cap on such workout fee	1.0%, subject to a minimum liquidation fee of $25,000 and no cap on such liquidation fee
Century Business Center	0.00250%	0.25%, subject to a minimum special servicing fee of $5,000 per month	1.0%, subject to a minimum workout fee of $25,000 and no cap on such workout fee	1.0%, subject to a minimum liquidation fee of $25,000 and no cap on such liquidation fee

(1)	Includes Servicing Shift Mortgage Loans.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Based on a publicly available preliminary prospectus. The Benchmark 2025-V17 transaction is expected to close after the date of this prospectus and prior to the closing of this securitization transaction.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or

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Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Back-Up Advancing Agent, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

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(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
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(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;
●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);
●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);
●	the date on which the related Mortgaged Property became an REO Property;
●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;
●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or
●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred

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with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) and, solely in the case of any Trust Subordinate Companion Whole Loan, in addition to the aggregate Certificate Balance of all related classes of Loan-Specific Principal Balance Certificates, has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least ten (10) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, for such Whole Loan) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, 25% of the then current Stated Principal Balance of such Whole Loan) until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated by the Special Servicer, will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

(b)  the excess of:

(i)              the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1))), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

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(ii)           the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Back-Up Advancing Agent, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Back-Up Advancing Agent, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which (to the extent of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F Certificates). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

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Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as calculated as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount. With respect to any class of Certificates or Loan-Specific Certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (2) as to which an Appraisal Reduction Amount is not in effect.

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“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable,) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2 and Class A-3 Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Collateral Deficiency Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class J-RR Certificates, then to the Class G-RR Certificates, and then to the Class F Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding discussion.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class (or any applicable Loan-Specific Controlling Class), or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator, the Operating Advisor and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates or class of Loan-Specific Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a class of Loan-Specific Control Eligible Certificates that is an Appraised-Out Class, the related Serviced Whole Loan) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal,

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any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class (or any applicable Loan-Specific Controlling Class) until such time, if any, as such Class is reinstated as the Controlling Class (or any applicable Loan-Specific Controlling Class) and no Control Termination Event (or Control Appraisal Period with respect to a Serviced Whole Loan or related loan-specific control termination event), exists, and the rights of the Controlling Class (or Loan-Specific Controlling Class) will be exercised by the most subordinate Class of Control Eligible Certificates (or Loan-Specific Control Eligible Certificates, as applicable) that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2026; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator's website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates—Reports to Certificateholders; Certain Available Information".

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer, including with respect to any Trust Subordinate Companion Loan that is part of an EHRI Trust Subordinate Companion Loan Securitization, at any time) and the Depositor on or before the date each year (commencing in 2026) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a

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sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless (i) those activities relate to 5% or less of the Mortgage Loans by balance or (ii) the Master Servicer or the Special Servicer, as applicable, is permitted, pursuant to the Exchange Act reporting requirements (including any SEC guidance), to take responsibility for the assessment of compliance with the servicing criteria of such person or entity.

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Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any third party purchaser contemplated by Rule 7 of Regulation RR that acquires the HRR Certificates (a “Retaining Third Party Purchaser”) is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of such Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, such Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of such Retaining Third Party Purchaser, any Sponsor or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of a Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates or any Loan-Specific Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in

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connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Loan-Specific Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Issuing Entity or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates or any Loan-Specific Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing

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Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, when acting as Back-Up Advancing Agent, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in

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accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer

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within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        Moody’s Investors Service, Inc. (“Moody’s”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)       (A) the Master Servicer or the Special Servicer, as applicable, has its current ranking by DBRS, Inc. (“Morningstar DBRS”) as a commercial mortgage master servicer or special servicer, as applicable, lowered below “MOR CS3” (if the Master Servicer or the Special Servicer, as applicable, has or had a Morningstar DBRS ranking on or after the Closing Date); or (B) Morningstar DBRS has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (2) placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (B)(1) or (B)(2), publicly cited servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event);

(h)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a

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commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)        the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities (including any Loan-Specific Certificates) that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates) or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party (other than the Operating

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Advisor) prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates or Loan-Specific Certificates, but upon the written direction of the related Serviced Companion Loan Holder or of holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities (including any Loan-Specific Certificates), then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder or the holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

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Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, of all Certificates and related Loan-Specific Certificates) (and, if such Servicer Termination Event is on the part of a Special Servicer only with respect to a Serviced Whole Loan with a Companion Loan held outside the Issuing Entity (including, if applicable, a Trust Subordinate Companion Whole Loan), by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

(a)           with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation from each Rating Agency);

(b)           except in the case of a Serviced Outside Controlled Whole Loan, and solely if a Control Termination Event has occurred and is continuing, pursuant to a vote of applicable Certificateholders and, if applicable, Loan-Specific Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (i) the holders of Certificates (if there is a Trust Subordinate Companion Loan, in the aggregate together with the related Loan-Specific Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates (and such Loan-Specific Certificates, if applicable) of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (ii) the holders of Non-Reduced Certificates and, if a Trust Subordinate Companion Whole Loan is involved, Non-Reduced Loan-Specific Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable; and, further, with respect to any Trust Subordinate Companion Loan, solely if a related Control Appraisal Period and a Control Termination Event that relates to such Trust Subordinate Companion Loan has occurred and is continuing;

(c)           at any time, with respect to all Serviced Loans (as a collective matter) (including any Trust Subordinate Companion Loan), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

(d)           solely with respect to any particular Trust Subordinate Companion Loan, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

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“Certificateholder Quorum” means a quorum that: (1) with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for a Trust Subordinate Companion Whole Loan at the request of the holders of certificates evidencing not less than 25% of the Voting Rights allocable to the Certificates and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates and/or Loan-Specific Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates and related Loan-Specific Principal Balance Certificates) of all of the Certificates and the related Loan-Specific Certificates, on an aggregate basis; (2) with respect to the Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the Special Servicer (including with respect to any Trust Subordinate Companion Whole Loan) based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least three (3) holders and/or beneficial owners that are not Risk Retention Affiliated with each other; and (3) with respect to any particular Loan-Specific Certificates, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. The resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions or inactions of the Excluded Mortgage Loan Special Servicer.

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If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Pooled Voting Rights of all the Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Certificates that are Non-Reduced Certificates evidencing more than 50% of the Pooled Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation from each Rating Agency. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to a Trust Subordinate Companion Whole Loan if an applicable Control Termination Event (and a Control Appraisal Period with respect to such Trust Subordinate Companion Whole Loan) has occurred and is continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Certificates and (b) the Loan-Specific Certificates): upon (i) the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection

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with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and Loan-Specific Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, evidencing more than 50% of the Voting Rights allocable to each such class of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each certificateholder and beneficial owner of certificates may access such notices on the Certificate Administrator’s website and each certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Whole Loan based on a certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

With respect to the Serviced Loans (including any Trust Subordinate Companion Whole Loan), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (including any Trust Subordinate Companion Whole Loan), and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must

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pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than, if applicable, any excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, (i) at any time following the date that the Credit Risk Retention Rules are no longer applicable to this securitization transaction and there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than with respect to any Trust Subordinate Companion Whole Loan) will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination), and (ii) at any time following the date that the relevant credit risk retention rules are no longer applicable to the securitization transaction constituted by the issuance of the any Loan-Specific Certificates, there are no Classes of related Loan-Specific Certificates outstanding other than the related Loan-Specific Control Eligible Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement with respect to the related Whole Loan will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In either of the foregoing cases, if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s for so long as either (I) the Master Servicer maintains a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s or (II) the Back-Up Advancing Agent has Applicable Back-Up Advancing Agent Ratings), (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch

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or a rating on its short-term debt of at least “F1” by Fitch (provided, however, that the Trustee will be deemed to have met the eligibility requirements in this clause (B) for so long as either (I) the Master Servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch or (II) the Back-Up Advancing Agent has Applicable Back-Up Advancing Agent Ratings), and (C) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Morningstar DBRS provided, however, that the Trustee will be deemed to have met the eligibility requirements in this clause (C) for so long as either (I) the Master Servicer has a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch) or (II) the Back-Up Advancing Agent has Applicable Back-Up Advancing Agent Ratings) or, in the case of any Rating Agency’s requirement set forth in clauses (A), (B) or (C) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation. In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain (A) a rating on its long-term senior unsecured debt of at least “Baa3” by Moody’s or a long-term issuer rating of at least “Baa3” by Moody’s (or such other rating with respect to which Moody’s has provided a Rating Agency Confirmation) and (B) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “BBB(low)” by Morningstar DBRS or, if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs, which may include Moody’s or Fitch. Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Trustee will serve as the initial Back-Up Advancing Agent and will be deemed appointed as Back-Up Advancing Agent at all times that no other party is so appointed in accordance with the Pooling and Servicing Agreement. The Back-Up Advancing Agent is required at all times to be an institution that (i) has the Applicable Back-Up Advancing Agent Ratings and (ii) is otherwise acceptable to the Rating Agencies as confirmed by receipt of a Rating Agency Confirmation from each Rating Agency. If the Back-Up Advancing Agent ceases to have the Applicable Back-Up Advancing Agent Ratings, then the Back-Up Advancing Agent is required, within 30 days after it ceases to have the Applicable Back-Up Advancing Agent Ratings, to either (1) obtain a Rating Agency Confirmation from each of the Rating Agencies to allow the Back-Up Advancing Agent to remain in such capacity on this transaction or (2) appoint another Back-Up Advancing Agent to perform the Back-Up Advancing Agent’s obligations under the Pooling and Servicing Agreement. The Back-Up Advancing Agent may, at its own expense, appoint a successor Back-Up Advancing Agent to perform its obligations under the Pooling and Servicing Agreement. The appointment of a successor Back-Up Advancing Agent will not relieve the Back-Up Advancing Agent appointing such successor from any of its obligations under the Pooling and Servicing Agreement (including, without limitation, its obligations to make Advances), and the Back-Up Advancing Agent appointing such successor is required to remain responsible for all acts and omissions of the successor Back-Up Advancing Agent. The “Applicable Back-Up Advancing Agent Ratings” are, with respect to any institution that acts or is to act, as the context may require, as the Back-Up Advancing Agent, (a) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, provided that such institution shall be deemed to have satisfied the rating requirement in this clause (a) as long as (i) such institution has a long-term senior unsecured debt rating or issuer credit rating of at least “BBB-” by Fitch and (ii) the Master Servicer has a long-term senior unsecured debt rating of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch, (b) a rating on its long-term senior unsecured debt or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, provided that such institution shall be deemed to have satisfied the rating requirement in this clause (b) as long as (i) such institution has a long-term senior unsecured debt rating or a long-term issuer rating of at least “Baa3” by Moody’s and (ii) the Master Servicer has a long-term senior unsecured debt rating or a long-term issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, and (c) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch), provided that such institution shall be deemed to have satisfied the rating requirement in this clause (c) as long as (i) such institution has a long-term senior unsecured debt rating or issuer credit rating of at least “BBB(low)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch) and (ii) the Master Servicer has a long-term senior unsecured debt rating or an issuer credit rating of at least “A” by Morningstar DBRS (or, if not rated by Morningstar DBRS, at least an equivalent rating by

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two other NRSROs which may include Moody’s and Fitch) (or, in the case of any Rating Agency’s rating requirement set forth in clause (a), (b) or (c) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation).

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (when acting as Back-Up Advancing Agent) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan and any Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

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The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the holders of any Loan-Specific Certificates:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates (or, if applicable, any holders of Loan-Specific Certificates);

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates (or, if applicable, any holder of the Loan-Specific Certificates), (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by an opinion of counsel or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(f)        to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates (or, if applicable, Loan-Specific Certificates) by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by an opinion of counsel or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that (A) such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement) and

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(B) such modification will not adversely affect in any material respects the interests of any Certificateholder (or, if applicable, any Loan-Specific Certificateholder), as evidenced by (x) an opinion of counsel or (y)  if any Certificate (or, if applicable, Loan-Specific Certificate) is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificate (or, if applicable, Loan-Specific Certificate); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative), (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates or Loan-Specific Certificates without the consent of the related underwriter or initial purchaser of such Certificates, or (v) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates and any Loan-Specific Certificates evidencing in the aggregate not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates or Loan-Specific Certificates, as applicable, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate or Loan-Specific Certificate of any class without the consent of the holder of that Certificate or Loan-Specific Certificate, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates or Loan-Specific Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates or Loan-Specific Certificates of that class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and the Loan-Specific Certificateholders, or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders and Loan-Specific Certificateholders of the class or classes of certificates that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Loan-Specific Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders or Loan-Specific Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders or Loan-Specific Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders, (8) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the affected underwriter or initial purchaser, or (9) adversely affect in any material respect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling

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and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates, the holders of Loan-Specific Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best

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economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and, if applicable, any related Loan-Specific Certificateholders or any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from

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foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, any related Loan-Specific Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates and the holders of any related Loan-Specific Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and such Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and such Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Back-Up Advancing Agent, the Master Servicer, the Special Servicer, the Operating Advisor and/or the Asset Representations Reviewer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, Loan-Specific Certificateholders or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the Certificates and the Loan-Specific Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Back-Up Advancing Agent on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders (and any such Loan-Specific Certificateholders) and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders (and any applicable Loan-Specific Certificateholders) and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person

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will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and any related Trust Subordinate Companion Loan) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders, any related Loan-Specific Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

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Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), any related Loan-Specific Certificateholders and the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, any related Loan-Specific Certificateholders and any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Whole Loan, any related Loan-Specific Certificateholders and the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Whole Loan, any related Loan-Specific Certificateholders and any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Loan-Specific Certificateholders and such related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under “—Directing Holder” and “—Operating Advisor” below and “—Risk Retention Consultation Party” above and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-

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Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan (or any Trust Subordinate Companion Loan), then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (exclusive of any Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates (or extend the maturity of a Trust Subordinate Companion Loan beyond a date that is seven years prior to the rated final distribution date of any related rated Loan-Specific Certificates), or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing

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Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative (if it is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights), by the Special Servicer; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative (if it is entitled to consent or consult, as applicable, as provided in the preceding sentence), and following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”)):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)      any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as

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described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral, including the release of any payment guaranty, or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required or permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt (including mezzanine debt), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement and for which there is no lender discretion;

(G)      any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the borrower;

(H)      any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(I)        any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(J)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(L)       any determination of an Acceptable Insurance Default;

(M)      (i) fundings or disbursements of any holdback amounts, escrow accounts, reserve funds or letters of credit, in each case, held as performance or “earn-out” holdbacks, escrows or reserves, or (ii) fundings or disbursements of any holdback amounts, escrow accounts, reserve funds or letters of credit that equal or exceed, in the aggregate, 10% of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion in connection with releases of material amounts from any holdback amounts, escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) that are identified on a schedule to the Pooling and Servicing Agreement will also constitute Major Decisions);

(N)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease involves an outparcel or affects an area greater than

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or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(O)      any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(P)      approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(Q)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(R)      determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment, termination or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(S)      consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(T)       following a default or an event of default with respect to a Mortgage Loan or Serviced Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(U)      approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(V)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

As used in the definitions of “Special Servicer Decisions” and “Major Decisions”, “performance”, “earnout” or “holdback” escrows or reserves with respect to any Mortgage Loan refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event or otherwise requires or permits lender's discretion, in each case as provided in the related Mortgage Loan documents with respect to the related borrower or Mortgaged Property.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to

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exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1), (i)(2) and (i)(3) in the definition of “Major Decision Reporting Package” in the form of an asset status report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below and, with respect to the Risk Retention Consultation Party, when it is the applicable Consulting Party, under the circumstances described under “Credit Risk Retention—The Risk Retention Consultation Party” above) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Trust Subordinate Companion Whole Loan prior to a related Control Appraisal Period, (iii) with respect to a Serviced Outside Controlled Whole Loan, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;
●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”); and
●	with respect to a Trust Subordinate Companion Whole Loan (i) for so long as no related Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Loan-Specific Controlling Class Representative (if and for so long as the related Loan-Specific Controlling Class Representative is entitled to act as Directing Holder) and (ii) for so long as a related Control Appraisal Period exists or is deemed to exist and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative;

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan and/or (4) with respect to a Trust Subordinate Companion Whole Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Note Holder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

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Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative, an Outside Controlling Note Holder, or a Loan-Specific Controlling Class Representative, as applicable, is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be Argentic Securities Income USA 2 LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” with respect to the Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of any Cumulative Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class G-RR will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

The “Control Eligible Certificates” will be the Class G-RR and Class J-RR Certificates.

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A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is (i) a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party or, (ii) a Trust Subordinate Companion Whole Loan (if any) with respect to which the related Loan-Specific Controlling Class Representative or any related Loan-Specific Controlling Class Certificateholder is a Borrower Party; provided in the case of this clause (ii) that a related Control Appraisal Period is not continuing.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a Mortgage Loan or Whole Loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

“Loan-Specific Controlling Class”, “Loan-Specific Controlling Class Representative”, “Loan-Specific Controlling Class Certificateholder” and related terms, if applicable, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if

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and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or

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beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class G-RR Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class G-RR Certificates until such time as either (x) the Class G-RR Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class G-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class G-RR Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class G-RR Certificates that it transferred. Following any such transfer, and assuming that the Class G-RR Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class G-RR Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and
●	the rights of the holder of more than 50% of the Class G-RR Certificates (by Certificate Balance), if the Class G-RR Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

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(b)           may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)           may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)           will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

The foregoing discussion regarding the limitation on liability of the Directing Holder applies equally to any Loan-Specific Controlling Class, Loan-Specific Controlling Class Representative, and Loan-Specific Controlling Class Certificateholders, if a Trust Subordinate Companion Loan is included in this securitization.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of a Trust Subordinate Companion Whole Loan, provided that an applicable Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Controlling Class Representative;
(ii)	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), solely (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;
(iv)	solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor;
(v)	with respect to a Trust Subordinate Companion Whole Loan, provided that no Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, the related Loan-Specific Controlling Class Representative (for so long as the related Loan-Specific Controlling Class Representative is entitled to be a Consulting Party); and
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(vi)	except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, the Risk Retention Consultation Party.

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, and/or (4) with respect to any Trust Subordinate Companion Loan, no related Control Appraisal Period exists or is deemed to exist with respect to such Trust Subordinate Companion Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event has occurred and is continuing, (C) none of the Risk Retention Consultation Parties will be a Consulting Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in clause (vi) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, any Loan-Specific Controlling Class Representative, the Operating Advisor, the Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

At any time (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization), the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to certain Major Decisions regarding the applicable non-Specially Serviced Loan(s) as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder, or class of Loan-Specific Certificates or any Loan-Specific Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge

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and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur with respect to all the Mortgage Loans when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

An “Operating Advisor Consultation Trigger Event” specifically related to an EHRI Trust Subordinate Companion Loan Securitization will, if applicable, occur or be deemed to occur as described under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole) and the Loan-Specific Certificateholders (as a collective whole), and not any particular Class of those Certificateholders or any particular class of Loan-Specific Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) as to any Specially Serviced Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to any Serviced Loan, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and regardless of whether or not a Control Termination Event is continuing, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any information appropriately identified as, or which appears on its face to be, Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

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A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, Major Decisions on the applicable non-Specially Serviced Loan(s), (ii) each related Final Asset Status Report, (iii) if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all information appropriately identified as, or which appears on its face to be, Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any

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information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege) and (iv) any asset status report or Final Asset Status Report.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event)).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

At any time, the Operating Advisor (including in the case of an EHRI Trust Subordinate Companion Loan Securitization) will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor (that is in the Special Servicer's possession or reasonably obtainable by the Special Servicer) to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable

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non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

At any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder, a Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required, at any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event), with respect to Major Decisions on any applicable Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, a Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) in the case of a Trust Subordinate Companion Loan, the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating

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Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply (x) with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) with respect to this securitization transaction and any EHRI Trust Subordinate Companion Loan Securitization, with the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time (including in the case of an EHRI Trust Subordinate Companion Loan Securitization), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of (i) the Certificateholders (as a collective whole) and/or (ii) any related Loan-Specific Certificateholders (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered

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against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)             the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, or if an Operating Advisor Termination Event affects only any related Loan-Specific Certificates that are part of an EHRI Trust Subordinate Companion Loan Securitization, upon the written direction of the holders of related Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, KBRA, S&P Global Ratings (“S&P”) and/or DBRS, Inc. (“Morningstar DBRS”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of

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experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, any Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates), (v) in the case of an EHRI Trust Subordinate Companion Loan Securitization, that is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate), (vi) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vii) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates), any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and Loan-Specific Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates and/or Loan-Specific Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each holder and beneficial owner of Certificates and Loan-Specific Certificates may access such notices on the Certificate Administrator’s website and each holder and beneficial owner of Certificates and Loan-Specific Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting holders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

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Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless an Operating Advisor Consultation Trigger Event (including, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a specifically related Operating Advisor Consultation Trigger Event) exists, any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 30.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool (i.e., the Mortgage Loans identified on Annex A by loan identification numbers 1, 2 and 3) collectively represent approximately 25.0% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

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While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which BMO was a sponsor in a public offering of CMBS with a securitization closing date on or after October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor), the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor) and March 31, 2025, was approximately 12.94%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, the Risk Retention Consultation Party and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, Certificateholders evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;
(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;
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(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;
(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;
(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and
(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with

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respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller

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in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or Morningstar DBRS and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or Morningstar DBRS has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, the Risk Retention Consultation Party, any Retaining Third Party Purchaser or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services, and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any information appropriately identified as, or which appears on its face to be, Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information

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Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates or class of Loan-Specific Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;
●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
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●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or
●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of

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resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. In connection with a Mortgage Loan, an “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Certificate to deliver a Certificateholder Repurchase Request as described above with respect to such Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

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Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply with respect to the subject Mortgage Loan (but will not apply to any Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request relating to a Mortgage Loan, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

As indicated above, the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not any Trust Subordinate Companion Loan).

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

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In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution

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Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

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In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans and any Trust Subordinate Companion Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in

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accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)            with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;
(2)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and
(3)	the applicable replacement master servicer or special servicer, as applicable, is currently ranked “MOR CS3” as a commercial mortgage servicer or special servicer, as applicable, by Morningstar DBRS, if Morningstar DBRS is the non-responding Rating Agency; and

(z)            with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

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“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders (and any Loan-Specific Certificateholders) of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan (and any Trust Subordinate Companion Loan) and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and Loan-Specific Certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider's website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and any Trust Subordinate Companion Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan (or any Trust Subordinate Companion Loans) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates and any Loan-Specific Certificates on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) and any Trust Subordinate Companion Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans and any Trust Subordinate Companion Loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any Mortgage Loan(s) that are/is ARD Loan(s), but in each case only if the option described above is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurs).

The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the

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Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and any Trust Subordinate Companion Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) and any Trust Subordinate Companion Loans included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates), and any Loan-Specific Certificates for the Mortgage Loans and any Trust Subordinate Companion Loans and each REO Property (or interests in the Mortgage Loans, any Trust Subordinate Companion Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates and Loan-Specific Certificates would have to voluntarily participate in such exchange. If there is a Trust Subordinate Companion Loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for a discussion of certain additional related termination and purchase options.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling

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and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.
●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.
●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus, but, in certain cases, may be different than the corresponding rates and amounts under the Pooling and Servicing Agreement.
●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.
●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of the Outside Servicing Agreement for the 180 Water Whole Loan, the Vertex HQ Whole Loan and the ILPT 2025 Portfolio Whole Loan, there are no mortgage loans other than the related Outside Serviced Whole Loan serviced under such Outside Servicing Agreement.
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●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.
●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided, further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, (i) in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan, and (ii) in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.
●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.
●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the
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equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided, that, in the case of any Outside Serviced Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; and provided further, that in the case of any Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a different Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, such approval right will belong to the holder of the related Controlling Pari Passu Companion Loan (without regard to the existence of the equivalent of a Control Termination Event) until the applicable Controlling Pari Passu Companion Loan Securitization Date.

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.
●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (B) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.
●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.
●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.
●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a
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manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans.

●	With respect to each of the 180 Water Whole Loan, the Vertex HQ Whole Loan and the ILPT 2025 Portfolio Whole Loan, (i) there is no asset representations reviewer under the related Outside Servicing Agreement and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.
●	With respect to Vertex HQ Whole Loan, there is no operating advisor under the related Outside Servicing Agreement.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. See “Description of the Mortgage Pool—The Whole Loans”. There are no Servicing Shift Whole Loans with respect to the Mortgage Pool.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.
●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such
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request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or if the Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided further, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.
●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Issuing Entity (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.
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●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from October 1, 2025, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other Certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout or in connection with incurring a cash management trigger if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses occur when the principal balance of a Mortgage Loan is reduced without an equal distribution to the applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. A Realized Loss with respect to any Loan-Specific Certificates occurs when the principal balance of

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the related Trust Subordinate Companion Loan is reduced without an equal distribution to such Loan-Specific Certificateholders in reduction of the Certificate Balances of such Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or the Back-Up Advancing Agent of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount

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of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Back-Up Advancing Agent is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A and Class X-B Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted

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to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-S, Class B and Class C Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A and Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)                     each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)                  there are no delinquencies or defaults;

(iii)               scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)                no prepayment premiums or yield maintenance charges are collected;

(v)                  no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)               no Mortgage Loan is required to be repurchased from the Issuing Entity;

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(vii)             the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)          there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)              distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in November 2025;

(x)                 the Certificates will be issued on October 9, 2025;

(xi)              the Pass-Through Rate with respect to each Class of Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)           the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of a 0% CPR scenario);

(xiii)       all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)         with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)            the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)         there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)       with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed constant prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 Certificates, the percentage of the related potential minimum and maximum initial Certificate Balances, respectively) of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

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Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2026	81%	81%	81%	81%	81%
October 15, 2027	60%	60%	60%	60%	60%
October 15, 2028	38%	38%	38%	38%	38%
October 15, 2029	13%	13%	13%	13%	13%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.44	2.42	2.42	2.42	2.42
First Principal Payment Date	November 2025	November 2025	November 2025	November 2025	November 2025
Last Principal Payment Date	April 2030	January 2030	December 2029	December 2029	December 2029

Percentages of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.80	4.75	4.68	4.61	4.40
First Principal Payment Date	April 2030	January 2030	December 2029	December 2029	December 2029
Last Principal Payment Date	September 2030	August 2030	August 2030	July 2030	April 2030

(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	N/A	N/A	N/A	N/A	N/A
October 15, 2026	N/A	N/A	N/A	N/A	N/A
October 15, 2027	N/A	N/A	N/A	N/A	N/A
October 15, 2028	N/A	N/A	N/A	N/A	N/A
October 15, 2029	N/A	N/A	N/A	N/A	N/A
October 15, 2030 and thereafter	N/A	N/A	N/A	N/A	N/A
Weighted Average Life (in years)	N/A	N/A	N/A	N/A	N/A
First Principal Payment Date	N/A	N/A	N/A	N/A	N/A
Last Principal Payment Date	N/A	N/A	N/A	N/A	N/A

(1)	The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-2 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

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Percentages of the Maximum Initial Certificate Balance ($445,672,000)(1)
of the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.87	4.84	4.80	4.74	4.49
First Principal Payment Date	April 2030	January 2030	December 2029	December 2029	December 2029
Last Principal Payment Date	September 2030	September 2030	September 2030	September 2030	May 2030

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($245,672,000)(1)
of the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.93	4.92	4.90	4.85	4.56
First Principal Payment Date	September 2030	August 2030	August 2030	July 2030	April 2030
Last Principal Payment Date	September 2030	September 2030	September 2030	September 2030	May 2030

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.97	4.95	4.93	4.93	4.64
First Principal Payment Date	September 2030	September 2030	September 2030	September 2030	May 2030
Last Principal Payment Date	October 2030	October 2030	September 2030	September 2030	June 2030

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Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	5.02	5.02	4.99	4.93	4.68
First Principal Payment Date	October 2030	October 2030	September 2030	September 2030	June 2030
Last Principal Payment Date	October 2030	October 2030	October 2030	September 2030	June 2030

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
October 15, 2026	100%	100%	100%	100%	100%
October 15, 2027	100%	100%	100%	100%	100%
October 15, 2028	100%	100%	100%	100%	100%
October 15, 2029	100%	100%	100%	100%	100%
October 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	5.02	5.02	5.02	5.00	4.68
First Principal Payment Date	October 2030	October 2030	October 2030	September 2030	June 2030
Last Principal Payment Date	October 2030	October 2030	October 2030	October 2030	June 2030

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

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Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

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Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR and Class J-RR Certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

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A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”)

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indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the

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present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class     Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class     Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase

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but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.
Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry

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the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class     Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt

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instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of certain Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller,

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increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to tax on “net income from foreclosure property” would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

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Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

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Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to

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maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and
●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code. See “—Exempt Plans”, below.

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ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and
●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;
●	loans or other extensions of credit; and
●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or
●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the

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acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,
2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and
3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or
●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and
●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgage-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax

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administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prospective investors should note that the Texas Municipal Retirement System, a governmental plan, is an indirect owner of the borrower under the Warren Corporate Center Mortgage Loan (6.3%). Persons who have an ongoing relationship with the Texas Municipal Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;
●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;
●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;
●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and
●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of BMO Capital Markets Corp., Prohibited Transaction Exemption (“PTE”) 2006-07, 71 Federal Register 32134 (June 2, 2006), and substantially identical prohibited transaction exemptions to the predecessor of Citigroup Global Markets Inc., PTE 91-23 (April 18, 1991), Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E (December 9, 1996), KeyBanc Capital Markets Inc. (formerly known as McDonald Investments Inc.), PTE 2000-33, 65 Fed. Reg. 37171 (June 13, 2000), and UBS Securities LLC, PTE 91-22, 56 Fed. Reg. 15933 (April 18, 1991) as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and
●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.
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The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);
●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);
●	fourth, the following must be true—
1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,
2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and
3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,
2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and
3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or
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underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Underwriter Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;
●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and
●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,
●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and
●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;
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●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and
●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,
●	having a specified relationship to this person, or
●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan, as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged to consult your legal counsel as to the applicability of Section 401(c) of ERISA.

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Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Unless an exemption applies or the transaction is not otherwise prohibited, Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of PTCE 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) its acquisition, holding and disposition of the Offered Certificates is in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, investment grade by an Exemption Rating Agency and that such Offered Certificate is so rated, (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied with respect to the acquisition, holding and disposition of such Offered Certificate or (iv) (1) it is a plan subject to Similar Law and (2) its acquisition, holding and disposition of the Offered Certificate will not give rise to or constitute a non-exempt violation of any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or
●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and
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●	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and
2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Fifteen (15) of the Mortgaged Properties (39.1%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,
●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,
●	the knowledge of the parties to the mortgage, and
●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and
●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,
●	the trustee to whom the real property is conveyed, and
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●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,
●	the law of the state in which the real property is located,
●	various federal laws, and
●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or
●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and
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●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and
●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;
●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;
●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or
2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or
●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and
●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and
●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and
●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and

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operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and
●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located

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in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

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In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the landowner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the landowner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the landowner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

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Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
●	extend or shorten the term to maturity of the loan;
●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or
●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

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Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,
●	accelerated rent,
●	damages, or
●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or
●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an

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unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable

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to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally

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viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to

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become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that

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is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal

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balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or
●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and
●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;
●	second, to real estate taxes;
●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;
●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;
●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;
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●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the “ADA”) and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner

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or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include,

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among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or
●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;
●	whether those certificates are a suitable investment for any particular investor;
●	the tax attributes of those certificates or of the trust;
●	the yield to maturity or, if they have principal balances, the average life of those certificates;
●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;
●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
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●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;
●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;
●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or
●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2 and/or Class A-3 Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-S, Class B and/or Class C Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

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Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each class of Offered Certificates set forth below.

Class	BMO Capital Markets Corp.	Deutsche Bank Securities Inc.	KeyBanc Capital Markets Inc.	UBS Securities LLC	Citigroup Global Markets Inc.	Academy Securities, Inc.	Bancroft Capital, LLC	Drexel Hamilton, LLC	Mischler Financial Group, Inc.	Natixis Securities Americas LLC
Class A-1	$	$	$	$	$	$	$	$	$	$
Class A-2	$	$	$	$	$	$	$	$	$	$
Class A-3	$	$	$	$	$	$	$	$	$	$
Class X-A	$	$	$	$	$	$	$	$	$	$
Class X-B	$	$	$	$	$	$	$	$	$	$
Class A-S	$	$	$	$	$	$	$	$	$	$
Class B	$	$	$	$	$	$	$	$	$	$
Class C	$	$	$	$	$	$	$	$	$	$

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[________].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at

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the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2025, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. The underwriters have no obligation to make a market in the Offered Certificates. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, the Offered Certificates or asset backed securities generally. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BMO Capital Markets Corp., one of the underwriters, is an affiliate of (i) the Depositor, and (ii) BMO (a Sponsor and an originator). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a Sponsor and an originator). Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) GACC (a Sponsor and an originator) and (ii) DBRI (an originator). KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank (a Sponsor, an originator and a primary servicer). UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch (a Sponsor and an originator). Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC (a Sponsor and an originator). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”. BMO, CREFI, GACC, KeyBank, UBS AG New York Branch and NREC (or affiliates thereof) may each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) BMO Capital Markets Corp., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iii) Deutsche Bank Securities Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (iv) KeyBanc Capital Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and (v) UBS Securities LLC, one of the underwriters and one of the co-lead managers for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a Sponsor, of the purchase price for the BMO Mortgage Loans, (ii) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (iii) the payment by the Depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans,

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(iv) the payment by the Depositor to KeyBank, an affiliate of KeyBanc Capital Markets Inc., in its capacity as a Sponsor, of the purchase price for the KeyBank Mortgage Loans, (v) the payment by the Depositor to UBS AG New York Branch, an affiliate of UBS Securities LLC, in its capacity as a Sponsor, of the purchase price for the UBS AG New York Branch Mortgage Loans and (vi) the payment by the Depositor to NREC, an affiliate of Natixis Securities Americas LLC, in its capacity as a Sponsor, of the purchase price for the NREC Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., UBS Securities LLC and Natixis Securities Americas LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 151 West 42nd Street, New York, New York 10036, by telephone at 212-885-4000 or by website at https://capitalmarkets.bmo.com/en/.

Where You Can Find More Information

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-280224) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, New York, New York.

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Index of Certain Defined Terms

17g-5 Information Provider	408
180 Water A Notes	254
180 Water B Note	254
180 Water Borrower	255
180 Water Co-Lender Agreement	255
180 Water Companion Loans	254
180 Water Loan Documents	256
180 Water Mortgage Loan	254
180 Water Non-Standalone Loan Securitization Trust	255
180 Water Non-Standalone Loans	254
180 Water Non-Standalone Pari Passu Companion Loans	254
180 Water Notes	254
180 Water Pari Passu Companion Loans	254
180 Water Servicer	255
180 Water Special Servicer	255
180 Water Standalone Companion Loans	254
180 Water Standalone Pari Passu Companion Loan	254
180 Water Subordinate Companion Loan	254
180 Water Triggering Event of Default	255
180 Water Trustee	255
180 Water Whole Loan	254
1986 Act	541
2015 Budget Act	548
30/360 Basis	387
AB Modified Loan	465
AB Whole Loan	177
Accelerated Mezzanine Loan	496
Acceptable Insurance Default	430
Actual/360 Basis	230
Additional Primary Servicing Compensation	354
Administrative Fee Rate	452
ADR	180
Advance Rate	435
Advances	435
Affirmative Asset Review Vote	510
AIFM Regulations	172
AIM	346
Allocated Cut-off Date Loan Amount	180
Ancillary Fees	447
Annual Debt Service	180
Anticipated Repayment Date	230
Applicable Back-Up Advancing Agent Ratings	481
Applicable Certificates	478
Appraisal Reduction Amount	463
Appraisal Reduction Event	462
Appraised Value	180
Appraised-Out Class	466
Appraiser	464
Approved Exchange	17
Approximate Initial Credit Support	3
ARD	181
ARD Loan	230

AREF Repo Seller	167
AREF2	167, 177, 284
Argentic Data Tape	289
Argentic MOA	364
Argentic Mortgage Loans	178, 284
Argentic Review Team	289
ASC	346
Assessment of Compliance	468
Asset Representations Reviewer	359, 423
Asset Representations Reviewer Asset Review Fee	453
Asset Representations Reviewer Ongoing Fee	452
Asset Representations Reviewer Ongoing Fee Rate	452
Asset Representations Reviewer Termination Event	514
Asset Representations Reviewer Upfront Fee	452
Asset Review	511
Asset Review Notice	510
Asset Review Quorum	510
Asset Review Report	512
Asset Review Report Summary	512
Asset Review Standard	511
Asset Review Trigger	509
Asset Review Vote Election	510
Assumed Certificate Coupon	371
Assumed Final Distribution Date	394
Assumption Fees	447
Attestation Report	468
Available Funds	382
Back-Up Advancing Agent	435
Balloon Balance	181
Balloon Mortgage Loans	230
Bank Act	277
Bankruptcy Code	170
Base Interest Fraction	394
BEA	203, 204
Beds	188
BMO	177, 277
BMO Data File	278
BMO Financial	277
BMO Mortgage Loans	277
BMO Securitization Database	278
Borrower Delayed Reimbursements	446
Borrower Owned RVs	193
Borrower Party	496
B-Piece Buyer	145
CBE	536
CDI 202.01	173
CDIC	162
CDIC Act	162
CERCLA	574
Certificate Administrator	423
Certificate Owner	402

586

Certificateholder	401
Certificateholder Quorum	477
Certificateholder Repurchase Request	516
Certificates	3
Certificates	380
CGMRC	291
C-III	357
CityFHEPS	99
Class	380
Class X Certificates	3
Class X Certificates	380
Class X Strip Rate	387
Clearstream	409
Clearstream Participants	411
CLOs	357
Closing Date	177, 380
CMBS	169, 307, 342
Code	540
Co-Lender Agreement	248
Collateral Deficiency Amount	466
Collection Account	439
Collection Period	383
COMM 2025-180W Securitization	254
COMM 2025-180W TSA	254
Communication Request	412
Companion Loan	177
Companion Loan Holder	423
Companion Loan Rating Agency	474
Companion Note	245
Compensating Interest Payment	395
Computershare	340
Computershare Limited	339
Computershare Trust Company	339
Consent Fees	446
Consultation Election Notice	518
Consultation Requesting Certificateholder	518
Consultation Termination Event	496
Consulting Party	499
Control Eligible Certificates	495
Control Termination Event	496
Controlling Class	495
Controlling Class Certificateholder	495
Controlling Class Representative	495
Controlling Companion Loan	425
Controlling Note	246
Controlling Note Holder	246
Controlling Pari Passu Companion Loan	425
Controlling Pari Passu Companion Loan Securitization Date	425
Corrected Loan	430
Corresponding Principal Balance Certificates	4, 381
COVID-19	69
CPR	532
CPY	371
CRECs	202
Credit Risk Retention Rules	364
CREFC®	399

CREFC® Intellectual Property Royalty License Fee	452
CREFC® Intellectual Property Royalty License Fee Rate	452
CREFC® Reports	399
CREFI	177, 291
CREFI Data File	292
CREFI Mortgage Loans	291
CREFI Securitization Database	292
Crossed Group	181
Cross-Over Date	386
CTA	209
CTS	340
Cumulative Appraisal Reduction Amount	465
Cure/Contest Period	512
Custodian	491
Cut-off Date	176
Cut-off Date Balance	176
Cut-off Date DSCR	183
Cut-off Date Loan-to-Value Ratio	181
Cut-off Date LTV Ratio	181
DBRI	299
Debt Service Coverage Ratio	183
Debt Yield on Underwritten NCF	182
Debt Yield on Underwritten Net Cash Flow	182
Debt Yield on Underwritten Net Operating Income	183
Debt Yield on Underwritten NOI	183
Defaulted Mortgage Loan	449
Defeasance Loans	235
Defeasance Lock Out Period	235
Defeasance Option	235
Defective Mortgage Loan	421
Definitive Certificate	409
Delegated Directive	16
Delinquent Loan	509
Depositaries	409
Depositor	177, 338
Determination Date	381
Deutsche Bank	299
DHCR	98
Diligence File	415
Directing Holder	494
Disclosable Special Servicer Fees	451
Discount Yield	369
Dispute Resolution Consultation	518
Dispute Resolution Cut-off Date	517
Dispute Resolution Requesting Holder	518
Distribution Account	439
Distribution Date	381
Distributor	14
Document Defect	415
Dodd-Frank Act	172
DSCR	183
DTC	409
DTC Participants	410
Due Date	229, 383
Due Diligence Questionnaire	279, 292
Due Period	383

587

EDGAR	584
EEA	15
EHRI Trust Subordinate Companion Loan Securitization	276
Eligible Asset Representations Reviewer	513
Eligible Operating Advisor	506
Enforcing Party	518
Enforcing Servicer	516
Environmental Condition	574
ERISA	551
ERISA Plans	551
ESA	201, 303
Escrow/Reserve Mitigating Circumstances	305
EU	171
EU CRR	171
EU Due Diligence Requirements	171
EU Institutional Investor	171
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Qualified Investor	15
EU Retail Investor	15
EU Securitization Rules	171
Euroclear	409
Euroclear Operator	411
Euroclear Participants	411
EUWA	13, 172
Excess Interest	230
Excess Interest Distribution Account	440
Excess Liquidation Proceeds	441
Excess Liquidation Proceeds Reserve Account	440
Excess Modification Fees	446
Excess Penalty Charges	447
Excess Prepayment Interest Shortfall	396
Exchange Act	276, 306
Excluded Controlling Class Holder	405
Excluded Controlling Class Mortgage Loan	496
Excluded Information	406
Excluded Mortgage Loan	496
Excluded Mortgage Loan Special Servicer	477
Excluded RRCP Mortgage Loan	366
Excluded Special Servicer	140
Excluded Special Servicer Information	406
Excluded Special Servicer Mortgage Loan	477
Exemption Rating Agency	555
Expected Price	373
Expected Prices	373
FATCA	549
FCA	171
FDIC	131, 161
FETL	18
FG Affiliate Owner	193
FIEL	18
Final Asset Status Report	502
Final Dispute Resolution Election Notice	518
Financial Promotion Order	14
FIRREA	303
Fitch	473
Form 8-K	276

FPO Persons	14
FSCMA	18
FSMA	13, 171
Future Outside Servicing Agreement	425
GAAP	364
GACC	177, 299
GACC Data Tape	300
GACC Deal Team	300
GACC Mortgage Loans	300
GCMC	177, 307
GCMC Deal Team	308
GCMC Mortgage Loans	307
GCMC Originator	307
Greystone Servicing	357
GSC	307
GSCII	307
Hard Lockbox	184
HDOH	209
HFC	99, 191
Holdco Common Equity Holder	244
Holdco LLC Agreement	245
Holdco Preferred Equity Holder	244
House Bill 21	99, 191
HPD	191, 194
HRECs	202
HRR Certificates	3, 364
HRR Interest	3
ILPT 2025 Portfolio Co-Lender Agreement	271
ILPT 2025 Portfolio Companion Loans	271
ILPT 2025 Portfolio Consultation Termination Event	274
ILPT 2025 Portfolio Directing Holder	274
ILPT 2025 Portfolio Junior Notes	270, 271
ILPT 2025 Portfolio Master Servicer	271
ILPT 2025 Portfolio Mortgage Loan	270
ILPT 2025 Portfolio Non-Standalone Pari Passu Companion Loans	270
ILPT 2025 Portfolio Notes	270
ILPT 2025 Portfolio Pari Passu Companion Loans	271
ILPT 2025 Portfolio Senior Notes	270
ILPT 2025 Portfolio Special Servicer	271
ILPT 2025 Portfolio Standalone Companion Loans	271
ILPT 2025 Portfolio Standalone Pari Passu Companion Loans	270
ILPT 2025 Portfolio Subordinate Companion Loans	271
ILPT 2025 Portfolio Whole Loan	271
ILPT 2025-LPF2 Securitization	271
ILPT 2025-LPF2 TSA	271
Impermissible Risk Retention Affiliate	469
Impermissible TPP Affiliate	469
Indirect Participants	410
Initial Pool Balance	176
Initial Rate	230
Initial Requesting Certificateholder	516
In-Place Cash Management	184
Institutional Investor	17

588

Interest Accrual Amount	388
Interest Accrual Period	388
Interest Distribution Amount	388
Interest Only Mortgage Loans	230
Interest Reserve Account	440
Interest Shortfall Carry-Forward	388
Interested Person	489
Interest-Only Certificates	380
Investment Company Act	1
Investor Certification	401
IRS	541
Issuing Entity	176
Japanese Retention Requirement	19
JFSA	18
Joint-Seller Mortgage Loans	178
JRR Rule	18
KE Tenant	221
KeyBank	177, 314
KeyBank Data Tape	315
KeyBank Mortgage Loans	315
KeyBank Outside Serviced TSA	349
KeyBank Primary Servicer Termination Event	355
KeyBank Primary Servicing Agreement	352
KeyBank Qualification Criteria	316
KeyBank Review Team	315
KeyBank Serviced Mortgage Loans	349
Largest Tenant	184
Largest Tenant Lease Expiration	184
Lender Liability Act	575
Liquidation Fee	448
Liquidation Fee Rate	449
Liquidation Proceeds	449
Loan Per Unit	184
Loan-Specific Certificates	380
Loan-Specific Controlling Class	496
Loan-Specific Controlling Class Certificateholder	496
Loan-Specific Controlling Class Representative	496
Loan-Specific Principal Balance Certificates	381
Loss of Value Payment	419
Loss of Value Reserve Fund	439
Losses	354
Lower-Tier Regular Interests	540
Lower-Tier REMIC	540
Lower-Tier REMIC Distribution Account	439
LTV	310
LTV Ratio at Maturity/ARD	184
LUST	202
MAI	463
Major Decision	491
Major Decision Reporting Package	493
MAS	17
Master Servicer	423
Master Servicer Remittance Date	434
Material Breach	418
Material Defect	418
Material Document Defect	415

Maturity Date/ARD Loan-to-Value Ratio	184
Maturity Date/ARD LTV Ratio	184
Midland	342
MIFID II	15
MillerKnoll	218
MOA	365
Modeling Assumptions	532
Modification Fees	447
Monthly Payment	383
Moody’s	473, 506
Morningstar DBRS	350
Morningstar DBRS	342
Morningstar DBRS	473
Morningstar DBRS	506
Mortgage	176
Mortgage File	413
Mortgage Loan Purchase Agreement	413
Mortgage Loan Schedule	427
Mortgage Loan Sellers	177
Mortgage Loans	176
Mortgage Note	176
Mortgage Pool	176
Mortgage Rate	388
Mortgaged Property	176
Most Recent NOI	185
Natixis	319
Net Cash Flow	186
Net Mortgage Pass-Through Rate	387
Net Mortgage Rate	387
NI 33-105	19
Non-Controlling Note	246
Non-Controlling Note Holders	246
Non-Offered Certificates	380
Nonrecoverable Advance	436
Non-Reduced Certificates	402
Non-Reduced Loan-Specific Certificates	402
Non-U.S. Tax Person	549
Notional Amount	381
NREC	177, 319
NREC Data Tape	321
NREC Deal Team	320
NREC Mortgage Loan	320
NRSRO	400, 559
NRSRO Certification	402
Occupancy	185
Occupancy Date	185
Offered Certificates	380
OID Regulations	542
OLA	162
Operating Advisor	359, 423
Operating Advisor Annual Report	504
Operating Advisor Consultation Trigger Event	375, 501
Operating Advisor Consulting Fee	451
Operating Advisor Fee	451
Operating Advisor Fee Rate	451
Operating Advisor Standard	501
Operating Advisor Termination Event	505
Operating Advisor Upfront Fee	451

589

Original Balance	186
Other Crossed Loans	421
Outside Certificate Administrator	425
Outside Controlling Class Representative	425
Outside Controlling Note Holder	424, 494
Outside Custodian	425
Outside Depositor	425
Outside Operating Advisor	425
Outside Securitization	425
Outside Serviced AB Whole Loan	424
Outside Serviced Companion Loan	424
Outside Serviced Mortgage Loan	425
Outside Serviced Pari Passu Companion Loan	424
Outside Serviced Pari Passu Whole Loan	424
Outside Serviced Pari Passu-AB Whole Loan	425
Outside Serviced PSA	357
Outside Serviced Subordinate Companion Loan	425
Outside Serviced Whole Loan	424
Outside Servicer	425
Outside Servicer Fee Rate	458
Outside Servicing Agreement	425
Outside Special Servicer	425
Outside Trustee	425
P&I Advance	434
PACE	131
Pads	188
PAR	304
Pari Passu Companion Loan	177
Pari Passu Indemnified Items	472
Pari Passu Indemnified Parties	472
Pari Passu Whole Loan	177
Pari Passu-AB Whole Loan	177
Park Bridge Financial	359
Park Bridge Lender Services	359
Participants	409
Party in Interest	552
Pass-Through Rate	386
PCO	226
PCR	283, 298
Penalty Charges	447
Percentage Interest	382
Permitted Investments	382
Permitted Special Servicer/Affiliate Fees	451
PFAS	202, 204
PHFC	181
PHFC Program	181
PHFC Program Affordable Components	191
PIPs	112, 213
Plan Asset Regulations	552
PML	312
PNC Bank	345
Pooled Voting Rights	408
Pooling and Servicing Agreement	423
Pooling and Servicing Agreement Party Repurchase Request	516
PRC	16

Preferred Equity Investment	244
Preliminary Asset Review Report	512
Preliminary Dispute Resolution Election Notice	517
Prepayment Assumption	543
Prepayment Interest Excess	395
Prepayment Interest Shortfall	395
Prepayment Penalty Description	186
Prepayment Provision	186
Prime Rate	436
Principal Balance Certificates	3, 380
Principal Distribution Amount	388
Principal Shortfall Carry-Forward	389
Prior 180 Water Loan	214
Privileged Information	502
Privileged Information Exception	503
Privileged Person	400
Professional Investors	17
Prohibited Prepayment	396
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	435
Proposed Course of Action Notice	517
Prospectus	17
PTE	554
Qualified Mortgage	415
Qualified Substitute Mortgage Loan	420
Rated Final Distribution Date	395
Rating Agencies	580
Rating Agency	580
Rating Agency Confirmation	522
Rating Agency Declination	522
RCRA	575
RealINSIGHT	347
Realized Loss	397
REC	201
Record Date	381
Registration Statement	584
Regular Certificates	380
Regular Interestholder	542
Regular Interests	540
Regulation AB	468
Regulation RR	364
Related Group	186
Relevant Persons	14
REMIC	540
REMIC LTV Test	166
REMIC Regulations	540
REO Account	441
REO Companion Loan	390
REO Loan	390
REO Mortgage Loan	390
REO Property	380
Repurchase Price	418
Repurchase Request	516
Requesting Certificateholder	518
Requesting Holders	466
Requesting Investor	412
Requesting Party	520

590

Required Credit Risk Retention Percentage	365
Requirements	579
Residual Certificates	380
Resolution Failure	517
Resolved	517
Restricted Group	555
Restricted Party	503
Retaining Parties	365
Retaining Sponsor	364
Retaining Third Party Purchaser	469
Review Materials	510
Revised Rate	230
RevPAR	186
Risk Retention Affiliate	469
Risk Retention Affiliated	469
Risk Retention Consultation Party	366
Rooms	188
RR Interest	364
Rule 17g-5	402, 483
S&P	342, 350, 506
Scheduled Certificate Interest Payments	371
Scheduled Certificate Principal Payments	368
Scheduled Principal Distribution Amount	389
SEC	276, 306
Securities Act	468
Securitization Accounts	380
SEL	312
Senior Certificates	380
Serviced AB Whole Loan	423
Serviced Companion Loan	423
Serviced Companion Loan Holder	423
Serviced Companion Loan Securities	141, 474
Serviced Loans	424
Serviced Mortgage Loans	423
Serviced Outside Controlled Companion Loan	424
Serviced Outside Controlled Mortgage Loan	424
Serviced Outside Controlled Whole Loan	424
Serviced Pari Passu Companion Loan	423
Serviced Pari Passu Companion Loan Holder	423
Serviced Pari Passu Whole Loan	423
Serviced Pari Passu-AB Whole Loan	423
Serviced Subordinate Companion Loan	423
Serviced Subordinate Companion Loan Holder	423
Serviced Whole Loan	423
Servicer Termination Events	472
Servicing Fee	444
Servicing Fee Rate	444
Servicing Function Participant	468
Servicing Shift Companion Loan	425
Servicing Shift Mortgage Loan	425
Servicing Shift Whole Loan	425
Servicing Standard	428
Servicing Transfer Event	429
SFA	17
SFO	17

Similar Law	557
SLPL	210
SMC	177, 325
SMC Data Tape	326
SMC Mortgage Loans	325
SMC Review Team	326
SMMEA	559
Soft Lockbox	186
Soft Springing Hard Lockbox	186
Spaces	188
Special Servicer	346, 423
Special Servicer Decision	431
Special Servicing Fee	447
Special Servicing Fee Rate	447
Specially Serviced Loan	429
Split Mortgage Loan	177
Sponsors	277
Sponsors	177
Springing Cash Management	186
Springing Lockbox	186
SS Default Interest Letter Effective Date	445
Startup Day	540
Starwood	325
Stated Principal Balance	389
Static Pool Data	121
Structured Product	17
Subject 2024 Computershare CMBS Annual Statement of Compliance	341
Subject Loans	453, 457
Subordinate Certificates	380
Subordinate Companion Loan	177
Subsequent Third Party Purchaser	365
Sub-Servicing Agreement	434
Target Price	370
TCO	226
Termination Purchase Amount	523
Terms and Conditions	411
Tests	511
Third Party Report	179
TIA	173
Title V	578
Trailing 12 NOI	185
Treasury Curve Interpolated Yield	369
Treasury Priced Expected Price	371
Treasury Priced Principal Balance Certificates	368
Treasury Yield Interest-Only Certificates	368
Treasury Yield Interest-Only Expected Price	373
TRIPRA	117
Trust REMICs	540
Trust Subordinate Companion Loan	176
Trust Subordinate Companion Loan REMIC Distribution Account	439
Trust Subordinate Companion Whole Loan	176
Trustee	423
Trustee/Certificate Administrator Fee	451
Trustee/Certificate Administrator Fee Rate	451
U.S. Tax Person	549

591

UBS AG New York Branch	177, 331
UBS AG New York Branch Data Tape	332
UBS AG New York Branch Deal Team	332
UBS AG New York Branch Mortgage Loans	332
UBS Qualification Criteria	334
UK	13, 171
UK CRR	172
UK Due Diligence Requirements	171
UK Institutional Investor	172
UK MIFIR Product Governance Rules	14
UK PRIIPS Regulation	13
UK Prospectus Regulation	13
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Rules	171
Underwriter Entities	139
Underwriter Exemption	554
Underwriting Agreement	582
Underwritten EGI	187
Underwritten Expenses	186
Underwritten NCF	186
Underwritten NCF DSCR	183
Underwritten Net Cash Flow	186
Underwritten Net Operating Income	187
Underwritten NOI	187
Underwritten Revenues	187
Units	188
Unscheduled Principal Distribution Amount	389
Unsolicited Information	511
Updated Appraisal	485
Upper-Tier REMIC	540
Upper-Tier REMIC Distribution Account	439
UST	202
UW NCF DSCR	183
VCP	206
Vertex HQ Advance Rate	264
Vertex HQ B Note	261
Vertex HQ B Note Holder	261
Vertex HQ B Notes	261
Vertex HQ C Note	261
Vertex HQ C Note Holder	261
Vertex HQ C Notes	261
Vertex HQ Co-Lender Agreement	262
Vertex HQ Companion Note Holder	261
Vertex HQ Companion Notes	261
Vertex HQ D Note	261
Vertex HQ D Note Holder	261
Vertex HQ D Notes	261
Vertex HQ Directing Certificateholder	269

Vertex HQ E Note	261
Vertex HQ E Note Holder	261
Vertex HQ E Notes	261
Vertex HQ Mortgaged Property	262
Vertex HQ Net Interest Rate	265
Vertex HQ Non-SASB Loans	261
Vertex HQ Non-SASB Note Holders	262
Vertex HQ Non-SASB Pari Passu Companion Notes	261
Vertex HQ Note Holder	261
Vertex HQ Note Reverse Sequential Order	269
Vertex HQ Note Sequential Order	265
Vertex HQ Notes	261
Vertex HQ Pari Passu Companion Notes	261
Vertex HQ SASB Notes	261
Vertex HQ SASB Pari Passu Companion Notes	261
Vertex HQ Senior Note	261
Vertex HQ Senior Note Holder	261
Vertex HQ Senior Notes	261
Vertex HQ Subordinate Companion Notes	261
Vertex HQ Triggering Event of Default	268
Vertex HQ Trust	261
Vertex HQ Whole Loan	261
Volcker Rule	173
Voting Rights	408
VRR Interest	3
VRR Interest	364
VRTX 2025-HQ Master Servicer	262
VRTX 2025-HQ Securitization	261
VRTX 2025-HQ Special Servicer	262
VRTX 2025-HQ TSA	261
WAC Rate	387
Weighted Average Mortgage Rate	188
Wells Fargo Bank	340
Whole Loan	177
Whole Loan Custodial Account	439
Withheld Amounts	440
Workout Fee	448
Workout Fee Rate	448
Workout-Delayed Reimbursement Amount	438
Yield Curve Interpolated Yield	372
Yield Priced Certificates	368
Yield Priced Expected Price	373
YM Group A	393
YM Group A-S/B/C	393
YM Group D/E	393
YM Groups	393

592

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	9.99%	100.0%	CREFI	CREFI	NAP	NAP	251 Park Avenue South
2	Loan	4	1	Spring Valley Marketplace	8.8%	100.0%	AREF2	AREF2	NAP	NAP	1-170 Spring Valley Market Place
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	6.3%	100.0%	DBRI	GACC	NAP	NAP	300, 400 and 500 Warren Corporate Center Drive and 271, 273, 275, 281, 283, 285 and 289 King George Road
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	5.6%		CREFI	CREFI	NAP	NAP	Various
4.01	Property		1	Pine Hill & Pine Manor	1.9%	33.8%					391 Georgia Highway 125 South and 1407 Bill Bowen Road
4.02	Property		1	Highridge	1.8%	31.3%					200 Logan Drive
4.03	Property		1	Crumley Farms	0.9%	15.6%					191 Railroad Street
4.04	Property		1	Boulder Trails	0.8%	14.2%					609 Dewey Street
4.05	Property		1	Sizemore	0.3%	5.0%					3780 Lee Road
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	4.3%		SMC	SMC	NAP	NAP	Various
5.01	Property		1	East Bay Inn	1.1%	25.1%					225 East Bay Street
5.02	Property		1	Eliza Thompson House	0.8%	18.2%					5 West Jones Street
5.03	Property		1	Marrero's Guest Mansion	0.7%	15.6%					410 Fleming Street
5.04	Property		1	Hotel Mountain Brook	0.6%	14.9%					57 County Road 23C
5.05	Property		1	The Gastonian	0.6%	13.6%					220 East Gaston Street
5.06	Property		1	Kehoe House	0.5%	12.5%					123 Habersham Street
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	4.2%	100.0%	GACC	GACC	NAP	NAP	180 Water Street
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	3.9%	100.0%	BMO	BMO	NAP	NAP	4700 Wissahickon Avenue
8	Loan	3, 31	1	Than Tower	3.8%	100.0%	BMO	BMO	NAP	NAP	343 West Schiller Street
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	3.7%		KeyBank	KeyBank	NAP	NAP	Various
9.01	Property		1	Westlake RV Resort	1.2%	31.7%					18602 Clay Road
9.02	Property		1	Eastlake RV Resort	0.8%	21.2%					11802 Lockwood Road
9.03	Property		1	Northlake RV Resort	0.7%	19.4%					1919 Humble Westfield Road
9.04	Property		1	Westlake Self Storage	0.5%	14.8%					18602 Clay Road
9.05	Property		1	Lakeview Expansion RV Resort	0.5%	12.8%					11991 South Main Street
10	Loan	3, 18, 31	1	321-325 West 42nd Street	3.6%	100.0%	BMO	BMO	NAP	NAP	321-325 West 42nd Street
11	Loan	16, 19, 30, 31	1	The Life Hotel	2.9%	100.0%	DBRI	GACC	NAP	NAP	19 West 31st Street
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	2.7%	100.0%	KeyBank	KeyBank	NAP	NAP	138 Leopard Road and 160 Cougar Street
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	2.4%	100.0%	AREF2, CREFI	AREF2	NAP	NAP	12601 and 12701 Southfield Freeway
14	Loan	16, 23, 29	1	Supreme High Street Retail	2.4%	100.0%	DBRI	GACC	NAP	NAP	45 Northeast 41st Street
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	2.0%		Natixis	Natixis	NAP	NAP	Various
15.01	Property		1	Beechgrove Self Storage	1.1%	52.3%					4290-4296 Richardson Road
15.02	Property		1	Buttermilk Pike Self Storage	1.0%	47.7%					2550 Schmidt Lane & 2521 High Street
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	1.9%	100.0%	AREF2	AREF2	NAP	NAP	9919, 9925 and 9963 East Baseline Road
17	Loan	5, 16, 27	1	22 Milford Street	1.7%	100.0%	UBS AG	UBS AG	NAP	No	22 Milford Street
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	1.7%	100.0%	BMO	BMO	NAP	NAP	1000 Portside Drive
19	Loan	3	1	City Deck Landing	1.7%	100.0%	GSC2	GCMC	NAP	NAP	401 North Washington Street
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	1.7%		GSC2	GCMC	Group 2	NAP	Various
20.01	Property		1	Rolling Hills	0.4%	24.9%					131 Bolin Road and 208 Laurin Drive
20.02	Property		1	Pineview	0.3%	20.1%					711 Leasburg Road
20.03	Property		1	Pleasant Acres	0.2%	14.4%					148 Sunnybrook Lane
20.04	Property		1	Carolina Pines	0.2%	13.7%					1904 North William Street
20.05	Property		1	Zion Meadows	0.2%	13.5%					1754 Zion Road
20.06	Property		1	Hildebran Highlands	0.1%	5.6%					216 Second Avenue Southeast
20.07	Property		1	Quaker Meadows	0.1%	4.2%					2353 US-70 West
20.08	Property		1	Green Acres	0.1%	3.6%					1535 Racepath Church Road
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	1.6%	100.0%	SMC	SMC	NAP	NAP	7 Slater Drive aka 89-147 Atalanta Plaza
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	1.6%	100.0%	MSBNA, JPMCB, BMO, GSBI	BMO	NAP	NAP	11 Fan Pier Boulevard and 50 Northern Avenue
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	1.5%	100.0%	SMC	SMC	NAP	NAP	219 and 221 South 4th Street
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	1.5%		CREFI, BANA, MSMCH, BMO, RBC, UBS AG	BMO	NAP	NAP	Various
24.01	Property		1	996 Paragon Way	0.1%	5.6%					996 Paragon Way
24.02	Property		1	91-399 Kauhi	0.1%	4.2%					91-399 Kauhi Street
24.03	Property		1	11224 Will Walker Road	0.1%	3.5%					11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard	0.1%	3.4%					10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road	0.0%	3.1%					1580, 1590 and 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive	0.0%	3.1%					32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard	0.0%	2.9%					6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.	0.0%	2.8%					1341 North Clyde Morris Boulevard
24.09	Property		1	27200 SW 127th Avenue	0.0%	2.7%					27200 Southwest 127th Avenue
24.1	Property		1	7410 Magi Road	0.0%	2.6%					7410 Magi Road
24.11	Property		1	2375 East Newlands Road	0.0%	2.5%					2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive	0.0%	2.4%					3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street	0.0%	2.3%					13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	0.0%	2.3%					13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa	0.0%	2.2%					91-141 Kalaeloa Boulevard
24.16	Property		1	9860 West Buckeye Road	0.0%	2.1%					9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road	0.0%	2.0%					125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane	0.0%	1.5%					11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive	0.0%	1.5%					11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East	0.0%	1.5%					2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street	0.0%	1.4%					5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi	0.0%	1.4%					91-238 Kauhi Street
24.23	Property		1	1892 Anfield Road	0.0%	1.3%					1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike	0.0%	1.3%					9215-9347 East Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive	0.0%	1.3%					955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway	0.0%	1.2%					3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue	0.0%	1.2%					3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard	0.0%	1.1%					3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive	0.0%	1.1%					700 Marine Drive
24.3	Property		1	3245 Henry Road	0.0%	1.1%					3245 Henry Road and 3185 Columbia Road
24.31	Property		1	2701 S.W. 18th Street	0.0%	1.0%					2701 Southwest 18th Street
24.32	Property		1	2482 Century Drive	0.0%	1.0%					2482 Century Drive
24.33	Property		1	158 West Yard Road	0.0%	1.0%					158 West Yard Road
24.34	Property		1	55 Commerce Avenue	0.0%	1.0%					55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way	0.0%	1.0%					1415 West Commerce Way

A-1

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
24.36	Property		1	1095 South 4800 West	0.0%	1.0%					1095 South 4800 West
24.37	Property		1	950 Bennett Road	0.0%	0.9%					950 Bennett Road
24.38	Property		1	985 Kershaw Street	0.0%	0.9%					985 West Kershaw Street
24.39	Property		1	1990 Hood Road	0.0%	0.9%					1980 Hood Road
24.4	Property		1	17200 Manchac Park Lane	0.0%	0.9%					17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road	0.0%	0.8%					7409 Magi Road
24.42	Property		1	91-329 Kauhi	0.0%	0.8%					91-329 Kauhi Street
24.43	Property		1	1985 International Way	0.0%	0.8%					1985 International Way
24.44	Property		1	200 Orange Point Drive	0.0%	0.8%					200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa	0.0%	0.8%					91-241 Kalaeloa Boulevard
24.46	Property		1	2311 South Park Road	0.0%	0.7%					2311 South Park Road
24.47	Property		1	2820 State Highway 31	0.0%	0.7%					2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.	0.0%	0.7%					8000 Mid America Boulevard
24.49	Property		1	14257 E. Easter Avenue	0.0%	0.7%					14257 East Easter Avenue
24.5	Property		1	91-080 Hanua	0.0%	0.7%					91-080 Hanua Street
24.51	Property		1	3736 Salisbury Road	0.0%	0.6%					3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop	0.0%	0.6%					91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive	0.0%	0.6%					150 Greenhorn Drive
24.54	Property		1	7130 Q Street	0.0%	0.6%					7130 Q Street
24.55	Property		1	235 Great Pond Road	0.0%	0.6%					235 Great Pond Road
24.56	Property		1	510 Production Avenue	0.0%	0.6%					510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop	0.0%	0.5%					91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive	0.0%	0.5%					4501 Industrial Drive
24.59	Property		1	91-222 Olai	0.0%	0.5%					91-222 Olai Street
24.6	Property		1	2580 Technology Drive	0.0%	0.5%					2580 Technology Drive
24.61	Property		1	301 Commerce Drive	0.0%	0.4%					301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue	0.0%	0.4%					7121 South 5th Avenue
24.63	Property		1	590 Assembly Court	0.0%	0.4%					590 Assembly Court
24.64	Property		1	91-250 Komohana	0.0%	0.4%					91-250 Komohana Street
24.65	Property		1	91-220 Kalaeloa	0.0%	0.4%					91-220 Kalaeloa Boulevard
24.66	Property		1	91-185 Kalaeloa	0.0%	0.4%					91-185 Kalaeloa Boulevard
24.67	Property		1	91-300 Hanua	0.0%	0.4%					91-300 Hanua Street
24.68	Property		1	5501 Providence Hill Drive	0.0%	0.4%					5501 Providence Hill Drive
24.69	Property		1	91-259 Olai	0.0%	0.4%					91-259 Olai Street
24.7	Property		1	2 Tower Drive	0.0%	0.3%					2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop	0.0%	0.3%					91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa	0.0%	0.3%					91-202 Kalaeloa Boulevard
24.73	Property		1	2100 NW 82nd Avenue	0.0%	0.3%					2100 Northwest 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop	0.0%	0.3%					91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street	0.0%	0.3%					1230 West 171st Street
24.76	Property		1	91-400 Komohana	0.0%	0.3%					91-400 Komohana Street
24.77	Property		1	91-265 Hanua	0.0%	0.3%					91-265 Hanua Street
24.78	Property		1	91-255 Hanua	0.0%	0.3%					91-255 Hanua Street
24.79	Property		1	1415 Industrial Drive	0.0%	0.3%					1415 Industrial Drive
24.8	Property		1	209 South Bud Street	0.0%	0.3%					209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop	0.0%	0.3%					91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street	0.0%	0.3%					3900 6th Street Northeast
24.83	Property		1	91-218 Olai	0.0%	0.3%					91-218 Olai Street
24.84	Property		1	5795 Logistics Parkway	0.0%	0.3%					5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi	0.0%	0.2%					91-210 Kauhi Street
24.86	Property		1	435 SE 70th Street	0.0%	0.2%					435 Southeast 70th Street
24.87	Property		1	2902 Gun Club Road	0.0%	0.2%					2902 Gun Club Road
24.88	Property		1	91-210 Olai	0.0%	0.2%					91-210 Olai Street
24.89	Property		1	91-95 Hanua	0.0%	0.2%					91-95 Hanua Street
24.9	Property		1	2401 Cram Avenue SE	0.0%	0.2%					2401 Cram Avenue Southeast
24.91	Property		1	91-083 Hanua	0.0%	0.2%					91-083 Hanua Street
24.92	Property		1	91-119 Olai	0.0%	0.2%					91-119 Olai Street
24.93	Property		1	3425 Maple Drive	0.0%	0.2%					3425 Maple Drive
24.94	Property		1	91-174 Olai	0.0%	0.2%					91-174 Olai Street
24.95	Property		1	5156 American Road	0.0%	0.2%					5156 American Road
24.96	Property		1	91-252 Kauhi	0.0%	0.2%					91-252 Kauhi Street
24.97	Property		1	91-349 Kauhi	0.0%	0.1%					91-349 Kauhi Street
24.98	Property		1	91-175 Olai	0.0%	0.1%					91-175 Olai Street
24.99	Property		1	91-087 Hanua	0.0%	0.1%					91-087 Hanua Street
24.1	Property		1	91-171 Olai	0.0%	0.1%					91-171 Olai Street
24.101	Property		1	91-410 Komohana	0.0%	0.1%					91-410 Komohana Street
24.102	Property		1	91-416 Komohana	0.0%	0.1%					91-416 Komohana Street
25	Loan	16, 18	1	East 232nd Street	1.5%	100.0%	AREF2	AREF2	NAP	NAP	658, 660, 662 and 664 East 232nd Street
26	Loan		1	30-58 and 30-64 34th Street	1.4%	100.0%	CREFI	CREFI	NAP	NAP	30-58 and 30-64 34th Street
27	Loan	19	1	The Vue at 214	1.4%	100.0%	UBS AG	UBS AG	NAP	NAP	214 Napoleon Road
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	1.3%	100.0%	KeyBank, AREF2	KeyBank	NAP	NAP	4401 Glenview Court
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	1.2%	100.0%	SMC	SMC	NAP	NAP	27 Brighton 11th Street
30	Loan		1	Playa Blanca Apartments	1.2%	100.0%	AREF2	AREF2	NAP	NAP	6436 Highway 90
31	Loan	25	1	Mini U Storage - Fairfax Station	1.0%	100.0%	KeyBank	KeyBank	Group 1	NAP	6111 Ox Road and 10910 Clara Barton Drive
32	Loan	23, 30	1	Waterfront Office	1.0%	100.0%	GACC	GACC	NAP	NAP	201 1st Street
33	Loan	16, 25	1	River View MHC	0.9%	100.0%	KeyBank	KeyBank	Group 2	NAP	11 Riverplace Drive
34	Loan	16	1	340 Broadway	0.8%	100.0%	GSC2	GCMC	NAP	NAP	340 Broadway
35	Loan		1	Palisades Apartments	0.8%	100.0%	AREF2	AREF2	NAP	NAP	245-315 Palisades Avenue
36	Loan		1	6100 Rockside Woods	0.8%	100.0%	BMO	BMO	NAP	NAP	6100 Rockside Woods Boulevard
37	Loan	25	1	Mini U Storage - Richmond	0.8%	100.0%	KeyBank	KeyBank	Group 1	NAP	11231 FM 1464
38	Loan	3, 10, 19	1	116 St. Marks	0.7%	100.0%	KeyBank	KeyBank	NAP	NAP	116 St. Marks Place
39	Loan	25	1	Mini U Storage - Highlands Ranch	0.7%	100.0%	KeyBank	KeyBank	Group 1	NAP	6678 East County Line Road
40	Loan	7, 15, 16, 19	1	Century Business Center	0.6%	100.0%	UBS AG	UBS AG	NAP	NAP	3901 Jack Northrop Avenue
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	0.5%		AREF2	AREF2	Group 3	NAP	Various
41.01	Property		1	Shannon Apartments	0.3%	60.3%					1220 Boylston Avenue
41.02	Property		1	Kimberly Apartments	0.2%	39.7%					1519 East Howell Street
42	Loan	2, 16	1	41 North Main Street	0.5%	100.0%	UBS AG	UBS AG	NAP	NAP	41 North Main Street
43	Loan	25	1	Mini U Storage - Houston Katy	0.5%	100.0%	KeyBank	KeyBank	Group 1	NAP	18875 Katy Freeway
44	Loan	25	1	Kenneth Apartments	0.4%	100.0%	AREF2	AREF2	Group 3	NAP	307 Queen Anne Avenue North
45	Loan	29	1	Ramar Mobile Home Park	0.4%	100.0%	SMC	SMC	NAP	NAP	1930 South Ridgewood Avenue

A-2

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure
									2	2			3
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	New York	New York	NY	10010	Office	CBD	1910	2015	120,594	SF
2	Loan	4	1	Spring Valley Marketplace	Spring Valley	Rockland	NY	10977	Retail	Anchored	1989	2024	227,091	SF
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	Warren	Somerset	NJ	07059	Office	Suburban	1996	2024-2025	518,260	SF
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	Various	703	Pads
4.01	Property		1	Pine Hill & Pine Manor	Tifton	Tift	GA	31794	Manufactured Housing	Manufactured Housing	1994	2023	250	Pads
4.02	Property		1	Highridge	Phenix City	Russell	AL	36869	Manufactured Housing	Manufactured Housing	1993	2023	201	Pads
4.03	Property		1	Crumley Farms	Enigma	Berrien	GA	31749	Manufactured Housing	Manufactured Housing	1935, 1972-2024	NAP	118	Pads
4.04	Property		1	Boulder Trails	Sylvester	Worth	GA	31791	Manufactured Housing	Manufactured Housing	2000	2023	100	Pads
4.05	Property		1	Sizemore	Opelika	Lee	AL	36804	Manufactured Housing	Manufactured Housing	1980	NAP	34	Pads
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	Various	Various	Various	Various	Hospitality	Various	Various	Various	115	Rooms
5.01	Property		1	East Bay Inn	Savannah	Chatham	GA	31401	Hospitality	Full Service	1852	1984	28	Rooms
5.02	Property		1	Eliza Thompson House	Savannah	Chatham	GA	31401	Hospitality	Full Service	1847	1986	25	Rooms
5.03	Property		1	Marrero's Guest Mansion	Key West	Monroe	FL	33040	Hospitality	Limited Service	1928	2021-2024	12	Rooms
5.04	Property		1	Hotel Mountain Brook	Tannersville	Greene	NY	12485	Hospitality	Limited Service	1945	2022	20	Rooms
5.05	Property		1	The Gastonian	Savannah	Chatham	GA	31401	Hospitality	Full Service	1868	1985	17	Rooms
5.06	Property		1	Kehoe House	Savannah	Chatham	GA	31401	Hospitality	Full Service	1892	1992	13	Rooms
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	New York	New York	NY	10038	Multifamily	High Rise	1971	2017	581	Units
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	Philadelphia	Philadelphia	PA	19144	Mixed Use	Office/Industrial	1926	2006	677,766	SF
8	Loan	3, 31	1	Than Tower	Chicago	Cook	IL	60610	Multifamily	High Rise	2020	NAP	105	Units
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	Houston	Harris	TX	Various	Various	Various	Various	NAP	1,061	Various
9.01	Property		1	Westlake RV Resort	Houston	Harris	TX	77084	Manufactured Housing	RV Park	2011	NAP	196	Pads
9.02	Property		1	Eastlake RV Resort	Houston	Harris	TX	77044	Manufactured Housing	RV Park	2013	NAP	241	Pads
9.03	Property		1	Northlake RV Resort	Houston	Harris	TX	77073	Manufactured Housing	RV Park	2012	NAP	229	Pads
9.04	Property		1	Westlake Self Storage	Houston	Harris	TX	77084	Self Storage	Self Storage	2011	NAP	303	Units
9.05	Property		1	Lakeview Expansion RV Resort	Houston	Harris	TX	77035	Manufactured Housing	RV Park	2021	NAP	92	Pads
10	Loan	3, 18, 31	1	321-325 West 42nd Street	New York	New York	NY	10036	Multifamily	Mid Rise	1920	1995	36	Units
11	Loan	16, 19, 30, 31	1	The Life Hotel	New York	New York	NY	10001	Hospitality	Select Service	1894	2017	98	Rooms
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	Rhome	Wise	TX	76078	Industrial	Warehouse	2023	NAP	150,000	SF
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	Detroit	Wayne	MI	48223	Industrial	Warehouse/Distribution	1948, 1957, 1968, 1973, 1976, 1996, and 2022	2020-2023	1,441,839	SF
14	Loan	16, 23, 29	1	Supreme High Street Retail	Miami	Miami-Dade	FL	33137	Retail	Single Tenant	2020	NAP	8,370	SF
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	Various	Kenton	KY	Various	Self Storage	Self Storage	Various	Various	165,432	SF
15.01	Property		1	Beechgrove Self Storage	Independence	Kenton	KY	41051	Self Storage	Self Storage	2000	2015	92,901	SF
15.02	Property		1	Buttermilk Pike Self Storage	Crescent Springs	Kenton	KY	41017	Self Storage	Self Storage	2018	2024	72,531	SF
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	Mesa	Maricopa	AZ	85209	Retail	Anchored	2004	NAP	83,743	SF
17	Loan	5, 16, 27	1	22 Milford Street	Brooklyn	Kings	NY	11208	Multifamily	Low Rise	1930	2024	43	Units
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	Edgewater	Bergen	NJ	07020	Multifamily	High Rise	2024	NAP	86	Units
19	Loan	3	1	City Deck Landing	Green Bay	Brown	WI	54301	Multifamily	Mid Rise	2015	NAP	77	Units
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	Various	Various	Various	Various	Manufactured Housing	Various	Various	NAP	365	Pads
20.01	Property		1	Rolling Hills	Blacksburg	Cherokee	SC	29702	Manufactured Housing	Manufactured Housing	2001	NAP	96	Pads
20.02	Property		1	Pineview	Roxboro	Person	NC	27573	Manufactured Housing	Manufactured Housing	1970	NAP	86	Pads
20.03	Property		1	Pleasant Acres	Ellenboro	Rutherford	NC	28040	Manufactured Housing	Manufactured Housing	1989	NAP	50	Pads
20.04	Property		1	Carolina Pines	Goldsboro	Wayne	NC	27530	Manufactured Housing	Manufactured Housing	1983	NAP	47	Pads
20.05	Property		1	Zion Meadows	Morganton	Burke	NC	28655	Manufactured Housing	Manufactured Housing	1990	NAP	40	Pads
20.06	Property		1	Hildebran Highlands	Hildebran	Burke	NC	28637	Manufactured Housing	Multifamily/Manufactured Housing	2013	NAP	14	Units/Pads
20.07	Property		1	Quaker Meadows	Morganton	Burke	NC	28655	Manufactured Housing	Manufactured Housing	1990	NAP	19	Pads
20.08	Property		1	Green Acres	Mooresboro	Rutherford	NC	28114	Manufactured Housing	Manufactured Housing	1991	NAP	13	Pads
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	Elizabeth	Union	NJ	07206	Industrial	Warehouse/Distribution	1913	NAP	126,519	SF
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	Boston	Suffolk	MA	02210	Mixed Use	Lab/Office	2013	NAP	1,134,479	SF
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	Brooklyn	Kings	NY	11211	Multifamily	Mid Rise	1905, 1920	2023-2024	13	Units
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	18,271,519	SF
24.01	Property		1	996 Paragon Way	Rock Hill	York	SC	29730	Industrial	Warehouse/Distribution	2014	NAP	945,023	SF
24.02	Property		1	91-399 Kauhi	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	2,237,547	SF
24.03	Property		1	11224 Will Walker Road	Vance	Tuscaloosa	AL	35490	Industrial	Warehouse/Distribution	2021	NAP	529,568	SF
24.04	Property		1	10450 Doral Boulevard	Doral	Miami-Dade	FL	33178	Industrial	Warehouse/Distribution	1996	2001	240,283	SF
24.05	Property		1	1580, 1590 & 1600 Williams Road	Columbus	Franklin	OH	43207	Industrial	Warehouse/Distribution	1992	1999	759,950	SF
24.06	Property		1	32150 Just Imagine Drive	Avon	Lorain	OH	44011	Industrial	Warehouse/Distribution	1995	2007	644,850	SF
24.07	Property		1	6850 Weber Boulevard	Charleston	Charleston	SC	29456	Industrial	Warehouse/Distribution	2018	NAP	265,318	SF
24.08	Property		1	1341 N. Clyde Morris Blvd.	Daytona Beach	Volusia	FL	32117	Industrial	Warehouse/Distribution	2018	NAP	399,440	SF
24.09	Property		1	27200 SW 127th Avenue	Homestead	Miami-Dade	FL	33032	Industrial	Warehouse/Distribution	2017	NAP	237,756	SF
24.1	Property		1	7410 Magi Road	Hanahan	Berkeley	SC	29410	Industrial	Warehouse/Distribution	2003	2019, 2024	302,400	SF
24.11	Property		1	2375 East Newlands Road	Fernley	Lyon	NV	89408	Industrial	Warehouse/Distribution	2007	NAP	337,500	SF
24.12	Property		1	3800 Midlink Drive	Kalamazoo	Kalamazoo	MI	49048	Industrial	Cold Storage	2014	NAP	158,497	SF
24.13	Property		1	13509 Waterworks Street	Jacksonville	Duval	FL	32221	Industrial	Warehouse/Distribution	2014	NAP	304,859	SF
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	Denver	Denver	CO	80239	Industrial	Warehouse/Distribution	1974	NAP	393,971	SF
24.15	Property		1	91-141 Kalaeloa	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	910,491	SF
24.16	Property		1	9860 West Buckeye Road	Tolleson	Maricopa	AZ	85353	Industrial	Warehouse/Distribution	2002	NAP	288,045	SF
24.17	Property		1	125 North Troy Hill Road	Colorado Springs	El Paso	CO	80916	Industrial	Warehouse/Distribution	2015	NAP	225,198	SF
24.18	Property		1	11900 Trolley Lane	Beltsville	Prince George's	MD	20705	Industrial	Warehouse/Distribution	2000	NAP	148,881	SF
24.19	Property		1	11501 Wilkinson Drive	El Paso	El Paso	TX	79936	Industrial	Warehouse/Distribution	2005	2013	144,199	SF
24.2	Property		1	2300 North 33rd Avenue East	Newton	Jasper	IA	50208	Industrial	Manufacturing	2008	NAP	337,960	SF
24.21	Property		1	5001 West Delbridge Street	Sioux Falls	Minnehaha	SD	57107	Industrial	Warehouse/Distribution	2016	NAP	167,171	SF
24.22	Property		1	91-238 Kauhi	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1981	NAP	85,317	SF
24.23	Property		1	1892 Anfield Road	North Charleston	Charleston	SC	29406	Industrial	Warehouse/Distribution	2017	NAP	121,683	SF
24.24	Property		1	9215-9347 E Pendleton Pike	Lawrence	Marion	IN	46236	Industrial	Warehouse/Distribution	2009	NAP	534,769	SF
24.25	Property		1	955 Aeroplaza Drive	Colorado Springs	El Paso	CO	80916	Industrial	Warehouse/Distribution	2012	NAP	125,060	SF
24.26	Property		1	3155 Grissom Parkway	Cocoa	Brevard	FL	32926	Industrial	Warehouse/Distribution	2006	2014	144,138	SF
24.27	Property		1	3502 Enterprise Avenue	Joplin	Jasper	MO	64801	Industrial	Warehouse/Distribution	2014	NAP	231,350	SF
24.28	Property		1	3870 Ronald Reagan Boulevard	Johnstown	Larimer	CO	80534	Industrial	Warehouse/Distribution	2007	2014	97,187	SF
24.29	Property		1	700 Marine Drive	Rock Hill	York	SC	29730	Industrial	Warehouse/Distribution	1987	2018	200,978	SF
24.3	Property		1	3245 Henry Road	Richfield	Summit	OH	44286	Industrial	Warehouse/Distribution	2005	2014	131,152	SF
24.31	Property		1	2701 S.W. 18th Street	Oklahoma City	Oklahoma	OK	73108	Industrial	Warehouse/Distribution	2011	NAP	158,340	SF
24.32	Property		1	2482 Century Drive	Goshen	Elkhart	IN	46528	Industrial	Warehouse/Distribution	2005	2025	250,000	SF
24.33	Property		1	158 West Yard Road	Feura Bush	Albany	NY	12067	Industrial	Warehouse/Distribution	1989	2002	354,000	SF
24.34	Property		1	55 Commerce Avenue	Albany	Albany	NY	12206	Industrial	Warehouse/Distribution	2013	NAP	125,000	SF
24.35	Property		1	1415 West Commerce Way	Lincoln	Lancaster	NE	68521	Industrial	Warehouse/Distribution	1971	1997, 1999, 2006	222,000	SF

A-3

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure
									2	2			3
24.36	Property		1	1095 South 4800 West	Salt Lake City	Salt Lake	UT	84104	Industrial	Warehouse/Distribution	2012	NAP	150,300	SF
24.37	Property		1	950 Bennett Road	Orlando	Orange	FL	32803	Industrial	Warehouse/Distribution	1997	NAP	110,621	SF
24.38	Property		1	985 Kershaw Street	Ogden	Weber	UT	84401	Industrial	Warehouse/Distribution	2019	NAP	69,734	SF
24.39	Property		1	1990 Hood Road	Greer	Greenville	SC	29650	Industrial	Warehouse/Distribution	2015	NAP	190,000	SF
24.4	Property		1	17200 Manchac Park Lane	Baton Rouge	East Baton Rouge	LA	70817	Industrial	Warehouse/Distribution	2014	NAP	125,147	SF
24.41	Property		1	7409 Magi Road	Hanahan	Berkeley	SC	29410	Industrial	Warehouse/Distribution	2004	2024	91,776	SF
24.42	Property		1	91-329 Kauhi	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1980	NAP	47,769	SF
24.43	Property		1	1985 International Way	Hebron	Boone	KY	41048	Industrial	Warehouse/Distribution	1999	NAP	189,400	SF
24.44	Property		1	200 Orange Point Drive	Lewis Center	Delaware	OH	43035	Industrial	Warehouse/Distribution	2013	NAP	125,060	SF
24.45	Property		1	91-241 Kalaeloa	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1981	NAP	45,000	SF
24.46	Property		1	2311 South Park Road	Louisville	Jefferson	KY	40219	Industrial	Warehouse/Distribution	2016	2023	137,500	SF
24.47	Property		1	2820 State Highway 31	McAlester	Pittsburg	OK	74501	Industrial	Warehouse/Distribution	2013	2017	59,281	SF
24.48	Property		1	8000 Mid America Blvd.	Oklahoma City	Oklahoma	OK	73135	Industrial	Warehouse/Distribution	2017	NAP	110,361	SF
24.49	Property		1	14257 E. Easter Avenue	Centennial	Arapahoe	CO	80112	Industrial	Warehouse/Distribution	2004	NAP	69,865	SF
24.5	Property		1	91-080 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	216,537	SF
24.51	Property		1	3736 Salisbury Road	Jacksonville	Duval	FL	32216	Industrial	Warehouse/Distribution	1998	2023, 2024	95,883	SF
24.52	Property		1	91-027 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	213,575	SF
24.53	Property		1	150 Greenhorn Drive	Pueblo	Pueblo	CO	81004	Industrial	Warehouse/Distribution	2013	NAP	54,199	SF
24.54	Property		1	7130 Q Street	Omaha	Douglas	NE	68117	Industrial	Warehouse/Distribution	1998	NAP	89,115	SF
24.55	Property		1	235 Great Pond Road	Windsor	Hartford	CT	06095	Industrial	Warehouse/Distribution	2004	NAP	113,753	SF
24.56	Property		1	510 Production Avenue	Madison	Madison	AL	35758	Industrial	Warehouse/Distribution	2004	NAP	88,890	SF
24.57	Property		1	91-150 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	249,773	SF
24.58	Property		1	4501 Industrial Drive	Fort Smith	Sebastian	AR	72916	Industrial	Warehouse/Distribution	2013	NAP	64,211	SF
24.59	Property		1	91-222 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	158,036	SF
24.6	Property		1	2580 Technology Drive	Elgin	Kane	IL	60124	Industrial	Warehouse/Distribution	2002	2020	89,123	SF
24.61	Property		1	301 Commerce Drive	South Point	Lawrence	OH	45680	Industrial	Warehouse/Distribution	2013	NAP	75,262	SF
24.62	Property		1	7121 South Fifth Avenue	Pocatello	Bannock	ID	83204	Industrial	Warehouse/Distribution	2005	2012	33,394	SF
24.63	Property		1	590 Assembly Court	Fayetteville	Cumberland	NC	28306	Industrial	Warehouse/Distribution	1996	NAP	148,000	SF
24.64	Property		1	91-250 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	107,288	SF
24.65	Property		1	91-220 Kalaeloa	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1991	NAP	23,040	SF
24.66	Property		1	91-185 Kalaeloa	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	121,750	SF
24.67	Property		1	91-300 Hanua	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1994	NAP	28,320	SF
24.68	Property		1	5501 Providence Hill Drive	Saint Joseph	Buchanan	MO	64507	Industrial	Warehouse/Distribution	2014	NAP	66,692	SF
24.69	Property		1	91-259 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	130,679	SF
24.7	Property		1	2 Tower Drive	Wallingford	New Haven	CT	06492	Industrial	Warehouse/Distribution	1978	2005	62,390	SF
24.71	Property		1	91-064 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	98,707	SF
24.72	Property		1	91-202 Kalaeloa	Kapolei	Honolulu	HI	96707	Industrial	Storage Yard	1964	NAP	83,908	SF
24.73	Property		1	2100 NW 82nd Avenue	Miami	Miami-Dade	FL	33122	Industrial	Warehouse/Distribution	1987	NAP	37,002	SF
24.74	Property		1	91-102 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	98,707	SF
24.75	Property		1	1230 West 171st Street	Harvey	Cook	IL	60426	Industrial	Warehouse/Distribution	2004	NAP	40,410	SF
24.76	Property		1	91-400 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	95,745	SF
24.77	Property		1	91-265 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	95,095	SF
24.78	Property		1	91-255 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	95,095	SF
24.79	Property		1	1415 Industrial Drive	Chillicothe	Ross	OH	45601	Industrial	Warehouse/Distribution	2006	2012	43,824	SF
24.8	Property		1	209 South Bud Street	Lafayette	Lafayette	LA	70583	Industrial	Warehouse/Distribution	2010	2014	70,293	SF
24.81	Property		1	91-110 Kaomi Loop	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	98,707	SF
24.82	Property		1	3900 NE 6th Street	Minot	Ward	ND	58703	Industrial	Warehouse/Distribution	2013	NAP	24,310	SF
24.83	Property		1	91-218 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	106,504	SF
24.84	Property		1	5795 Logistics Parkway	Rockford	Winnebago	IL	61109	Industrial	Warehouse/Distribution	1998	NAP	38,833	SF
24.85	Property		1	91-210 Kauhi	Kapolei	Honolulu	HI	96707	Industrial	Warehouse/Distribution	1993	NAP	16,610	SF
24.86	Property		1	435 SE 70th Street	Topeka	Shawnee	KS	66619	Industrial	Warehouse/Distribution	2006	NAP	40,000	SF
24.87	Property		1	2902 Gun Club Road	Augusta	Richmond	GA	30907	Industrial	Warehouse/Distribution	2004	NAP	59,358	SF
24.88	Property		1	91-210 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	54,362	SF
24.89	Property		1	91-95 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	40,902	SF
24.9	Property		1	2401 Cram Avenue SE	Bemidji	Beltrami	MN	56601	Industrial	Warehouse/Distribution	2013	NAP	21,662	SF
24.91	Property		1	91-083 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	47,350	SF
24.92	Property		1	91-119 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	97,923	SF
24.93	Property		1	3425 Maple Drive	Fort Dodge	Webster	IA	50501	Industrial	Warehouse/Distribution	2014	NAP	25,398	SF
24.94	Property		1	91-174 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	58,109	SF
24.95	Property		1	5156 American Road	Rockford	Winnebago	IL	61109	Industrial	Warehouse/Distribution	1996	NAP	38,360	SF
24.96	Property		1	91-252 Kauhi	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	43,473	SF
24.97	Property		1	91-349 Kauhi	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	47,872	SF
24.98	Property		1	91-175 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	47,916	SF
24.99	Property		1	91-087 Hanua	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	22,041	SF
24.1	Property		1	91-171 Olai	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	23,914	SF
24.101	Property		1	91-410 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	20,778	SF
24.102	Property		1	91-416 Komohana	Kapolei	Honolulu	HI	96707	Other	Leased Fee	NAP	NAP	26,746	SF
25	Loan	16, 18	1	East 232nd Street	Bronx	Bronx	NY	10466	Multifamily	Low Rise	2007	2024	40	Units
26	Loan		1	30-58 and 30-64 34th Street	Astoria	Queens	NY	11103	Multifamily	Mid Rise	1928	NAP	70	Units
27	Loan	19	1	The Vue at 214	Bowling Green	Wood	OH	43402	Multifamily	Garden	1966	2019	190	Units
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	North Richland Hills	Tarrant	TX	76180	Multifamily	Garden	1969	2023	241	Units
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	Brooklyn	Kings	NY	11235	Mixed Use	Multifamily/Retail	2024	NAP	16	Units
30	Loan		1	Playa Blanca Apartments	Milton	Santa Rosa	FL	32570	Multifamily	Garden	1958-1985	2022	97	Units
31	Loan	25	1	Mini U Storage - Fairfax Station	Fairfax Station	Fairfax	VA	22032	Self Storage	Self Storage	1986	NAP	63,610	SF
32	Loan	23, 30	1	Waterfront Office	Petaluma	Sonoma	CA	94952	Office	Urban	2005	NAP	47,063	SF
33	Loan	16, 25	1	River View MHC	Greenville	Greenville	SC	29611	Manufactured Housing	Manufactured Housing	1980	NAP	90	Pads
34	Loan	16	1	340 Broadway	New York	Kings	NY	11211	Multifamily	Low Rise	1930	2025	8	Units
35	Loan		1	Palisades Apartments	Bridgeport	Fairfield	CT	06610	Multifamily	Garden	1918	2015	93	Units
36	Loan		1	6100 Rockside Woods	Independence	Cuyahoga	OH	44131	Office	Suburban	1980	2023	77,857	SF
37	Loan	25	1	Mini U Storage - Richmond	Richmond	Fort Bend	TX	77407	Self Storage	Self Storage	2009	NAP	71,658	SF
38	Loan	3, 10, 19	1	116 St. Marks	New York	New York	NY	10009	Multifamily	Mid Rise	1900	2019	6	Units
39	Loan	25	1	Mini U Storage - Highlands Ranch	Highlands Ranch	Douglas	CO	80126	Self Storage	Self Storage	1995	NAP	50,440	SF
40	Loan	7, 15, 16, 19	1	Century Business Center	Hawthorne	Los Angeles	CA	90250	Industrial	Warehouse/Manufacturing/Flex	1939-1984, 2016	2024	1,402,312	SF
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	Seattle	King	WA	Various	Multifamily	Low Rise	Various	NAP	31	Units
41.01	Property		1	Shannon Apartments	Seattle	King	WA	98101	Multifamily	Low Rise	1905	NAP	22	Units
41.02	Property		1	Kimberly Apartments	Seattle	King	WA	98122	Multifamily	Low Rise	1926	NAP	9	Units
42	Loan	2, 16	1	41 North Main Street	Norwalk	Fairfield	CT	06854	Mixed Use	Multifamily/Office	1912	2025	8,813	SF
43	Loan	25	1	Mini U Storage - Houston Katy	Houston	Harris	TX	77094	Self Storage	Self Storage	2010	NAP	60,555	SF
44	Loan	25	1	Kenneth Apartments	Seattle	King	WA	98109	Multifamily	Mid Rise	1925	NAP	24	Units
45	Loan	29	1	Ramar Mobile Home Park	South Daytona	Volusia	FL	32119	Manufactured Housing	Manufactured Housing	1971	NAP	56	Pads

A-4

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)
						6, 7	6, 7	6, 7		8		9	9
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	528.63	63,750,000	63,750,000	63,750,000	6.67000%	0.01997%	6.65003%	NAP	359,265.19
2	Loan	4	1	Spring Valley Marketplace	246.60	56,000,000	56,000,000	56,000,000	6.31000%	0.01997%	6.29003%	NAP	298,556.48
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	192.95	40,000,000	40,000,000	40,000,000	7.76500%	0.01997%	7.74503%	NAP	262,428.24
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	51,209.10	36,000,000	36,000,000	36,000,000	6.50000%	0.01997%	6.48003%	NAP	197,708.33
4.01	Property		1	Pine Hill & Pine Manor		12,175,000	12,175,000	12,175,000
4.02	Property		1	Highridge		11,275,000	11,275,000	11,275,000
4.03	Property		1	Crumley Farms		5,625,000	5,625,000	5,625,000
4.04	Property		1	Boulder Trails		5,125,000	5,125,000	5,125,000
4.05	Property		1	Sizemore		1,800,000	1,800,000	1,800,000
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	239,130.43	27,500,000	27,500,000	26,280,560	7.80000%	0.01997%	7.78003%	197,964.39	NAP
5.01	Property		1	East Bay Inn		6,900,000	6,900,000	6,594,031
5.02	Property		1	Eliza Thompson House		5,000,000	5,000,000	4,778,284
5.03	Property		1	Marrero's Guest Mansion		4,300,000	4,300,000	4,109,324
5.04	Property		1	Hotel Mountain Brook		4,100,000	4,100,000	3,918,193
5.05	Property		1	The Gastonian		3,750,000	3,750,000	3,583,713
5.06	Property		1	Kehoe House		3,450,000	3,450,000	3,297,016
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	254,733.22	27,000,000	27,000,000	27,000,000	5.33300%	0.01912%	5.31388%	NAP	121,659.06
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	36.89	25,000,000	25,000,000	25,000,000	5.94500%	0.01997%	5.92503%	NAP	125,574.36
8	Loan	3, 31	1	Than Tower	230,476.19	24,200,000	24,200,000	24,200,000	6.60720%	0.01997%	6.58723%	NAP	135,095.83
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	22,111.22	23,460,000	23,460,000	23,460,000	6.81000%	0.02872%	6.78128%	NAP	134,984.60
9.01	Property		1	Westlake RV Resort		7,440,000	7,440,000	7,440,000
9.02	Property		1	Eastlake RV Resort		4,980,000	4,980,000	4,980,000
9.03	Property		1	Northlake RV Resort		4,560,000	4,560,000	4,560,000
9.04	Property		1	Westlake Self Storage		3,480,000	3,480,000	3,480,000
9.05	Property		1	Lakeview Expansion RV Resort		3,000,000	3,000,000	3,000,000
10	Loan	3, 18, 31	1	321-325 West 42nd Street	638,888.89	23,000,000	23,000,000	23,000,000	5.95500%	0.01997%	5.93503%	NAP	115,722.74
11	Loan	16, 19, 30, 31	1	The Life Hotel	188,775.51	18,500,000	18,500,000	18,500,000	7.31900%	0.01997%	7.29903%	NAP	114,401.73
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	114.80	17,220,000	17,220,000	17,220,000	6.55000%	0.02872%	6.52128%	NAP	95,297.95
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	64.50	15,250,000	15,250,000	15,250,000	6.74000%	0.02122%	6.71878%	NAP	86,843.81
14	Loan	16, 23, 29	1	Supreme High Street Retail	1,792.11	15,000,000	15,000,000	15,000,000	6.61700%	0.01997%	6.59703%	NAP	83,861.29
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	78.58	13,000,000	13,000,000	13,000,000	6.45000%	0.01997%	6.43003%	NAP	70,845.49
15.01	Property		1	Beechgrove Self Storage		6,800,000	6,800,000	6,800,000
15.02	Property		1	Buttermilk Pike Self Storage		6,200,000	6,200,000	6,200,000
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	143.00	11,975,000	11,975,000	11,975,000	7.01000%	0.01997%	6.99003%	NAP	70,925.54
17	Loan	5, 16, 27	1	22 Milford Street	258,139.53	11,100,000	11,100,000	11,100,000	6.98000%	0.01997%	6.96003%	NAP	65,461.74
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	418,604.65	11,000,000	11,000,000	11,000,000	6.23500%	0.01997%	6.21503%	NAP	57,947.97
19	Loan	3	1	City Deck Landing	139,610.39	10,750,000	10,750,000	10,750,000	6.52000%	0.01997%	6.50003%	NAP	59,219.56
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	29,041.10	10,600,000	10,600,000	10,600,000	6.85000%	0.01997%	6.83003%	NAP	61,348.73
20.01	Property		1	Rolling Hills		2,640,000	2,640,000	2,640,000
20.02	Property		1	Pineview		2,130,000	2,130,000	2,130,000
20.03	Property		1	Pleasant Acres		1,530,000	1,530,000	1,530,000
20.04	Property		1	Carolina Pines		1,450,000	1,450,000	1,450,000
20.05	Property		1	Zion Meadows		1,430,000	1,430,000	1,430,000
20.06	Property		1	Hildebran Highlands		590,000	590,000	590,000
20.07	Property		1	Quaker Meadows		450,000	450,000	450,000
20.08	Property		1	Green Acres		380,000	380,000	380,000
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	82.99	10,500,000	10,500,000	10,500,000	6.65500%	0.01997%	6.63503%	NAP	59,040.02
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	492.56	10,000,000	10,000,000	10,000,000	4.93554%	0.01880%	4.91674%	NAP	41,700.74
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	753,846.15	9,800,000	9,800,000	9,800,000	6.50000%	0.01997%	6.48003%	NAP	53,820.60
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	40.89	9,571,000	9,571,000	9,571,000	5.37574%	0.01897%	5.35677%	NAP	43,471.55
24.01	Property		1	996 Paragon Way		536,059	536,059	536,059
24.02	Property		1	91-399 Kauhi		399,705	399,705	399,705
24.03	Property		1	11224 Will Walker Road		334,779	334,779	334,779
24.04	Property		1	10450 Doral Boulevard		321,289	321,289	321,289
24.05	Property		1	1580, 1590 & 1600 Williams Road		296,412	296,412	296,412
24.06	Property		1	32150 Just Imagine Drive		294,556	294,556	294,556
24.07	Property		1	6850 Weber Boulevard		277,229	277,229	277,229
24.08	Property		1	1341 N. Clyde Morris Blvd.		264,275	264,275	264,275
24.09	Property		1	27200 SW 127th Avenue		256,602	256,602	256,602
24.1	Property		1	7410 Magi Road		250,166	250,166	250,166
24.11	Property		1	2375 East Newlands Road		243,153	243,153	243,153
24.12	Property		1	3800 Midlink Drive		233,912	233,912	233,912
24.13	Property		1	13509 Waterworks Street		217,988	217,988	217,988
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street		217,410	217,410	217,410
24.15	Property		1	91-141 Kalaeloa		213,862	213,862	213,862
24.16	Property		1	9860 West Buckeye Road		197,278	197,278	197,278
24.17	Property		1	125 North Troy Hill Road		192,740	192,740	192,740
24.18	Property		1	11900 Trolley Lane		148,268	148,268	148,268
24.19	Property		1	11501 Wilkinson Drive		146,453	146,453	146,453
24.2	Property		1	2300 North 33rd Avenue East		141,997	141,997	141,997
24.21	Property		1	5001 West Delbridge Street		134,902	134,902	134,902
24.22	Property		1	91-238 Kauhi		134,489	134,489	134,489
24.23	Property		1	1892 Anfield Road		125,991	125,991	125,991
24.24	Property		1	9215-9347 E Pendleton Pike		124,753	124,753	124,753
24.25	Property		1	955 Aeroplaza Drive		120,133	120,133	120,133
24.26	Property		1	3155 Grissom Parkway		116,007	116,007	116,007
24.27	Property		1	3502 Enterprise Avenue		115,430	115,430	115,430
24.28	Property		1	3870 Ronald Reagan Boulevard		108,416	108,416	108,416
24.29	Property		1	700 Marine Drive		105,281	105,281	105,281
24.3	Property		1	3245 Henry Road		104,043	104,043	104,043
24.31	Property		1	2701 S.W. 18th Street		99,588	99,588	99,588
24.32	Property		1	2482 Century Drive		97,154	97,154	97,154
24.33	Property		1	158 West Yard Road		95,916	95,916	95,916
24.34	Property		1	55 Commerce Avenue		95,297	95,297	95,297
24.35	Property		1	1415 West Commerce Way		91,832	91,832	91,832

A-5

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)
						6, 7	6, 7	6, 7		8		9	9
24.36	Property		1	1095 South 4800 West		91,585	91,585	91,585
24.37	Property		1	950 Bennett Road		87,954	87,954	87,954
24.38	Property		1	985 Kershaw Street		86,139	86,139	86,139
24.39	Property		1	1990 Hood Road		82,014	82,014	82,014
24.4	Property		1	17200 Manchac Park Lane		81,931	81,931	81,931
24.41	Property		1	7409 Magi Road		80,858	80,858	80,858
24.42	Property		1	91-329 Kauhi		77,971	77,971	77,971
24.43	Property		1	1985 International Way		77,393	77,393	77,393
24.44	Property		1	200 Orange Point Drive		75,908	75,908	75,908
24.45	Property		1	91-241 Kalaeloa		72,690	72,690	72,690
24.46	Property		1	2311 South Park Road		69,720	69,720	69,720
24.47	Property		1	2820 State Highway 31		68,565	68,565	68,565
24.48	Property		1	8000 Mid America Blvd.		68,243	68,243	68,243
24.49	Property		1	14257 E. Easter Avenue		63,862	63,862	63,862
24.5	Property		1	91-080 Hanua		62,872	62,872	62,872
24.51	Property		1	3736 Salisbury Road		61,551	61,551	61,551
24.52	Property		1	91-027 Kaomi Loop		59,159	59,159	59,159
24.53	Property		1	150 Greenhorn Drive		56,271	56,271	56,271
24.54	Property		1	7130 Q Street		55,446	55,446	55,446
24.55	Property		1	235 Great Pond Road		54,703	54,703	54,703
24.56	Property		1	510 Production Avenue		54,538	54,538	54,538
24.57	Property		1	91-150 Kaomi Loop		46,535	46,535	46,535
24.58	Property		1	4501 Industrial Drive		45,132	45,132	45,132
24.59	Property		1	91-222 Olai		44,967	44,967	44,967
24.6	Property		1	2580 Technology Drive		44,555	44,555	44,555
24.61	Property		1	301 Commerce Drive		40,429	40,429	40,429
24.62	Property		1	7121 South Fifth Avenue		39,852	39,852	39,852
24.63	Property		1	590 Assembly Court		39,852	39,852	39,852
24.64	Property		1	91-250 Komohana		37,706	37,706	37,706
24.65	Property		1	91-220 Kalaeloa		37,211	37,211	37,211
24.66	Property		1	91-185 Kalaeloa		36,716	36,716	36,716
24.67	Property		1	91-300 Hanua		36,469	36,469	36,469
24.68	Property		1	5501 Providence Hill Drive		36,386	36,386	36,386
24.69	Property		1	91-259 Olai		35,891	35,891	35,891
24.7	Property		1	2 Tower Drive		33,333	33,333	33,333
24.71	Property		1	91-064 Kaomi Loop		31,353	31,353	31,353
24.72	Property		1	91-202 Kalaeloa		30,776	30,776	30,776
24.73	Property		1	2100 NW 82nd Avenue		30,446	30,446	30,446
24.74	Property		1	91-102 Kaomi Loop		30,363	30,363	30,363
24.75	Property		1	1230 West 171st Street		30,322	30,322	30,322
24.76	Property		1	91-400 Komohana		30,116	30,116	30,116
24.77	Property		1	91-265 Hanua		29,621	29,621	29,621
24.78	Property		1	91-255 Hanua		29,291	29,291	29,291
24.79	Property		1	1415 Industrial Drive		29,084	29,084	29,084
24.8	Property		1	209 South Bud Street		28,094	28,094	28,094
24.81	Property		1	91-110 Kaomi Loop		27,723	27,723	27,723
24.82	Property		1	3900 NE 6th Street		26,609	26,609	26,609
24.83	Property		1	91-218 Olai		25,495	25,495	25,495
24.84	Property		1	5795 Logistics Parkway		24,134	24,134	24,134
24.85	Property		1	91-210 Kauhi		21,122	21,122	21,122
24.86	Property		1	435 SE 70th Street		20,875	20,875	20,875
24.87	Property		1	2902 Gun Club Road		20,297	20,297	20,297
24.88	Property		1	91-210 Olai		19,472	19,472	19,472
24.89	Property		1	91-95 Hanua		18,399	18,399	18,399
24.9	Property		1	2401 Cram Avenue SE		18,234	18,234	18,234
24.91	Property		1	91-083 Hanua		18,234	18,234	18,234
24.92	Property		1	91-119 Olai		18,152	18,152	18,152
24.93	Property		1	3425 Maple Drive		17,244	17,244	17,244
24.94	Property		1	91-174 Olai		15,842	15,842	15,842
24.95	Property		1	5156 American Road		15,264	15,264	15,264
24.96	Property		1	91-252 Kauhi		14,522	14,522	14,522
24.97	Property		1	91-349 Kauhi		13,614	13,614	13,614
24.98	Property		1	91-175 Olai		12,871	12,871	12,871
24.99	Property		1	91-087 Hanua		7,013	7,013	7,013
24.1	Property		1	91-171 Olai		7,013	7,013	7,013
24.101	Property		1	91-410 Komohana		6,106	6,106	6,106
24.102	Property		1	91-416 Komohana		5,528	5,528	5,528
25	Loan	16, 18	1	East 232nd Street	237,500.00	9,500,000	9,500,000	9,500,000	6.30000%	0.01997%	6.28003%	NAP	50,567.71
26	Loan		1	30-58 and 30-64 34th Street	128,571.43	9,000,000	9,000,000	9,000,000	6.15000%	0.01997%	6.13003%	NAP	46,765.63
27	Loan	19	1	The Vue at 214	46,715.79	8,876,000	8,876,000	8,876,000	6.55700%	0.01997%	6.53703%	NAP	49,173.55
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	96,473.03	8,137,500	8,137,500	8,137,500	7.23000%	0.02122%	7.20878%	NAP	49,709.39
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	484,375.00	7,750,000	7,750,000	7,750,000	5.99800%	0.01997%	5.97803%	NAP	39,275.10
30	Loan		1	Playa Blanca Apartments	78,865.98	7,650,000	7,650,000	7,650,000	6.73000%	0.01997%	6.71003%	NAP	43,499.64
31	Loan	25	1	Mini U Storage - Fairfax Station	102.19	6,500,000	6,500,000	6,500,000	5.95000%	0.02872%	5.92128%	NAP	32,676.79
32	Loan	23, 30	1	Waterfront Office	138.11	6,500,000	6,500,000	6,500,000	6.73200%	0.05997%	6.67203%	NAP	36,971.46
33	Loan	16, 25	1	River View MHC	60,305.56	5,427,500	5,427,500	5,427,500	6.75000%	0.02872%	6.72128%	NAP	30,953.71
34	Loan	16	1	340 Broadway	662,500.00	5,300,000	5,300,000	5,300,000	6.35000%	0.01997%	6.33003%	NAP	28,435.36
35	Loan		1	Palisades Apartments	55,913.98	5,200,000	5,200,000	5,200,000	6.60000%	0.01997%	6.58003%	NAP	28,997.22
36	Loan		1	6100 Rockside Woods	66.28	5,160,000	5,160,000	5,160,000	7.30000%	0.01997%	7.28003%	NAP	31,825.97
37	Loan	25	1	Mini U Storage - Richmond	70.01	5,017,000	5,017,000	5,017,000	6.87000%	0.02872%	6.84128%	NAP	29,121.25
38	Loan	3, 10, 19	1	116 St. Marks	770,833.33	4,625,000	4,625,000	4,625,000	5.63000%	0.02872%	5.60128%	NAP	22,000.33
39	Loan	25	1	Mini U Storage - Highlands Ranch	91.59	4,620,000	4,620,000	4,620,000	6.82000%	0.02872%	6.79128%	NAP	26,621.68
40	Loan	7, 15, 16, 19	1	Century Business Center	45.07	3,700,000	3,700,000	3,700,000	6.63500%	0.02122%	6.61378%	NAP	20,742.05
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	106,451.61	3,300,000	3,300,000	3,300,000	6.80000%	0.01997%	6.78003%	NAP	18,959.72
41.01	Property		1	Shannon Apartments		1,990,000	1,990,000	1,990,000
41.02	Property		1	Kimberly Apartments		1,310,000	1,310,000	1,310,000
42	Loan	2, 16	1	41 North Main Street	374.45	3,300,000	3,300,000	3,300,000	6.13400%	0.01997%	6.11403%	NAP	17,102.79
43	Loan	25	1	Mini U Storage - Houston Katy	54.30	3,288,000	3,288,000	3,288,000	6.95000%	0.02872%	6.92128%	NAP	19,307.49
44	Loan	25	1	Kenneth Apartments	111,875.00	2,685,000	2,685,000	2,685,000	6.85000%	0.01997%	6.83003%	NAP	15,539.75
45	Loan	29	1	Ramar Mobile Home Park	44,642.86	2,500,000	2,500,000	2,500,000	7.75000%	0.01997%	7.73003%	NAP	16,370.08

A-6

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
					9	9
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	NAP	4,311,182.29	Interest Only	No	Actual/360	60	60
2	Loan	4	1	Spring Valley Marketplace	NAP	3,582,677.78	Interest Only	No	Actual/360	60	59
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	NAP	3,149,138.89	Interest Only	No	Actual/360	60	57
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	NAP	2,372,500.00	Interest Only	No	Actual/360	60	59
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	2,375,572.68	NAP	Amortizing Balloon	No	Actual/360	0	0
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	NAP	1,459,908.75	Interest Only	No	Actual/360	60	58
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	NAP	1,506,892.36	Interest Only	No	Actual/360	60	60
8	Loan	3, 31	1	Than Tower	NAP	1,621,149.93	Interest Only	No	Actual/360	60	59
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	NAP	1,619,815.25	Interest Only	No	Actual/360	60	59
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	1,388,672.92	Interest Only	No	Actual/360	60	59
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAP	1,372,820.76	Interest Only	No	Actual/360	60	59
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	NAP	1,143,575.42	Interest Only	No	Actual/360	60	58
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	NAP	1,042,125.69	Interest Only	No	Actual/360	61	57
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAP	1,006,335.42	Interest Only	No	Actual/360	60	58
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	NAP	850,145.83	Interest Only	No	Actual/360	60	60
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	NAP	851,106.49	Interest Only	No	Actual/360	60	59
17	Loan	5, 16, 27	1	22 Milford Street	NAP	785,540.83	Interest Only	No	Actual/360	60	57
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	NAP	695,375.69	Interest Only	No	Actual/360	60	59
19	Loan	3	1	City Deck Landing	NAP	710,634.72	Interest Only	No	Actual/360	60	60
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	NAP	736,184.72	Interest Only	No	Actual/360	60	59
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	NAP	708,480.21	Interest Only	No	Actual/360	60	59
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	NAP	500,408.92	Interest Only	No	Actual/360	60	59
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	645,847.22	Interest Only	No	Actual/360	60	57
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	NAP	521,658.55	Interest Only	No	Actual/360	60	57
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-7

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
					9	9
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	NAP	606,812.50	Interest Only	No	Actual/360	60	59
26	Loan		1	30-58 and 30-64 34th Street	NAP	561,187.50	Interest Only	No	Actual/360	60	60
27	Loan	19	1	The Vue at 214	NAP	590,082.64	Interest Only	No	Actual/360	60	59
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	NAP	596,512.66	Interest Only	No	Actual/360	60	55
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAP	471,301.18	Interest Only	No	Actual/360	60	59
30	Loan		1	Playa Blanca Apartments	NAP	521,995.63	Interest Only	No	Actual/360	60	59
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	392,121.53	Interest Only	No	Actual/360	60	58
32	Loan	23, 30	1	Waterfront Office	NAP	443,657.50	Interest Only	No	Actual/360	60	58
33	Loan	16, 25	1	River View MHC	NAP	371,444.53	Interest Only	No	Actual/360	60	59
34	Loan	16	1	340 Broadway	NAP	341,224.31	Interest Only	No	Actual/360	60	56
35	Loan		1	Palisades Apartments	NAP	347,966.67	Interest Only	No	Actual/360	60	60
36	Loan		1	6100 Rockside Woods	NAP	381,911.67	Interest Only	No	Actual/360	60	58
37	Loan	25	1	Mini U Storage - Richmond	NAP	349,454.95	Interest Only	No	Actual/360	60	58
38	Loan	3, 10, 19	1	116 St. Marks	NAP	264,003.99	Interest Only	No	Actual/360	60	60
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	319,460.17	Interest Only	No	Actual/360	60	58
40	Loan	7, 15, 16, 19	1	Century Business Center	NAP	248,904.65	Interest Only	No	Actual/360	60	56
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	NAP	227,516.67	Interest Only	No	Actual/360	60	58
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	NAP	205,233.42	Interest Only	No	Actual/360	60	59
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	231,689.83	Interest Only	No	Actual/360	60	58
44	Loan	25	1	Kenneth Apartments	NAP	186,476.98	Interest Only	No	Actual/360	60	58
45	Loan	29	1	Ramar Mobile Home Park	NAP	196,440.97	Interest Only	No	Actual/360	60	59

A-8

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date

1	Loan	2, 4, 10, 30	1	251 Park Avenue South	60	60	0	0	9/11/2025	0	6	11/6/2025
2	Loan	4	1	Spring Valley Marketplace	60	59	0	0	9/5/2025	1	6	10/6/2025
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	60	57	0	0	6/20/2025	3	6	8/6/2025
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	60	59	0	0	8/25/2025	1	6	10/6/2025
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	60	60	360	360	9/8/2025	0	6	11/6/2025
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	60	58	0	0	7/29/2025	2	6	9/6/2025
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	60	60	0	0	9/9/2025	0	6	11/6/2025
8	Loan	3, 31	1	Than Tower	60	59	0	0	8/29/2025	1	6	10/6/2025
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	60	59	0	0	8/29/2025	1	1	10/1/2025
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	60	59	0	0	8/28/2025	1	6	10/6/2025
11	Loan	16, 19, 30, 31	1	The Life Hotel	60	59	0	0	8/8/2025	1	6	10/6/2025
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	60	58	0	0	7/18/2025	2	1	9/1/2025
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	61	57	0	0	6/9/2025	4	6	7/6/2025
14	Loan	16, 23, 29	1	Supreme High Street Retail	60	58	0	0	8/4/2025	2	6	9/6/2025
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	60	60	0	0	9/11/2025	0	6	11/6/2025
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	60	59	0	0	8/7/2025	1	6	10/6/2025
17	Loan	5, 16, 27	1	22 Milford Street	60	57	0	0	6/16/2025	3	6	8/6/2025
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	60	59	0	0	8/21/2025	1	6	10/6/2025
19	Loan	3	1	City Deck Landing	60	60	0	0	9/10/2025	0	6	11/6/2025
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	60	59	0	0	8/18/2025	1	6	10/6/2025
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	60	59	0	0	8/22/2025	1	6	10/6/2025
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	60	59	0	0	8/6/2025	1	1	10/1/2025
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	60	57	0	0	7/2/2025	3	6	8/6/2025
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	60	57	0	0	6/26/2025	3	9	8/9/2025
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-9

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date

24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	60	59	0	0	9/4/2025	1	6	10/6/2025
26	Loan		1	30-58 and 30-64 34th Street	60	60	0	0	9/9/2025	0	6	11/6/2025
27	Loan	19	1	The Vue at 214	60	59	0	0	8/21/2025	1	6	10/6/2025
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	60	55	0	0	4/29/2025	5	6	6/6/2025
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	60	59	0	0	9/4/2025	1	6	10/6/2025
30	Loan		1	Playa Blanca Apartments	60	59	0	0	8/11/2025	1	6	10/6/2025
31	Loan	25	1	Mini U Storage - Fairfax Station	60	58	0	0	7/10/2025	2	1	9/1/2025
32	Loan	23, 30	1	Waterfront Office	60	58	0	0	8/5/2025	2	6	9/6/2025
33	Loan	16, 25	1	River View MHC	60	59	0	0	8/6/2025	1	1	10/1/2025
34	Loan	16	1	340 Broadway	60	56	0	0	5/30/2025	4	6	7/6/2025
35	Loan		1	Palisades Apartments	60	60	0	0	9/9/2025	0	6	11/6/2025
36	Loan		1	6100 Rockside Woods	60	58	0	0	8/1/2025	2	6	9/6/2025
37	Loan	25	1	Mini U Storage - Richmond	60	58	0	0	7/11/2025	2	1	9/1/2025
38	Loan	3, 10, 19	1	116 St. Marks	60	60	0	0	9/9/2025	0	1	11/1/2025
39	Loan	25	1	Mini U Storage - Highlands Ranch	60	58	0	0	7/10/2025	2	1	9/1/2025
40	Loan	7, 15, 16, 19	1	Century Business Center	60	56	0	0	5/29/2025	4	6	7/6/2025
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	60	58	0	0	8/5/2025	2	6	9/6/2025
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	60	59	0	0	9/9/2025	1	6	10/6/2025
43	Loan	25	1	Mini U Storage - Houston Katy	60	58	0	0	7/11/2025	2	1	9/1/2025
44	Loan	25	1	Kenneth Apartments	60	58	0	0	8/5/2025	2	6	9/6/2025
45	Loan	29	1	Ramar Mobile Home Park	60	59	0	0	8/29/2025	1	6	10/6/2025

A-10

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
								10		12
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	NAP	10/6/2030	10/6/2030	5 (One time during the Term)	0	L(24),D(29),O(7)	12,346,590
2	Loan	4	1	Spring Valley Marketplace	NAP	9/6/2030	9/6/2030	0	0	L(25),D(30),O(5)	6,746,215
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	NAP	7/6/2030	7/6/2030	5 (One time during the Term)	0	YM1(27),DorYM1(28),O(5)	NAV
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	NAP	9/6/2030	9/6/2030	0	0	YM1(53),O(7)	4,525,723
4.01	Property		1	Pine Hill & Pine Manor							1,526,896
4.02	Property		1	Highridge							1,465,412
4.03	Property		1	Crumley Farms							710,202
4.04	Property		1	Boulder Trails							608,997
4.05	Property		1	Sizemore							214,215
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	11/6/2025	10/6/2030	10/6/2030	0	0	L(24),D(32),O(4)	11,194,875
5.01	Property		1	East Bay Inn							2,333,991
5.02	Property		1	Eliza Thompson House							2,228,459
5.03	Property		1	Marrero's Guest Mansion							1,556,581
5.04	Property		1	Hotel Mountain Brook							1,459,038
5.05	Property		1	The Gastonian							1,997,645
5.06	Property		1	Kehoe House							1,619,161
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	NAP	8/6/2030	8/6/2030	0	0	L(26),D(30),O(4)	34,365,738
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	NAP	10/6/2030	10/6/2030	0	0	L(24),D(29),O(7)	6,447,210
8	Loan	3, 31	1	Than Tower	NAP	9/6/2030	9/6/2030	0	0	L(25),D(28),O(7)	2,923,901
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	NAP	9/1/2030	9/1/2030	5	5	L(25),YM1(29),O(6)	6,555,069
9.01	Property		1	Westlake RV Resort							2,062,449
9.02	Property		1	Eastlake RV Resort							1,593,141
9.03	Property		1	Northlake RV Resort							1,593,723
9.04	Property		1	Westlake Self Storage							573,042
9.05	Property		1	Lakeview Expansion RV Resort							732,714
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	9/6/2030	9/6/2030	0	0	L(13),YM1(42),O(5)	2,134,116
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAP	9/6/2030	9/6/2030	0	0	L(25),D(31),O(4)	7,625,356
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	NAP	8/1/2030	8/1/2030	0	0	L(26),D(31),O(3)	1,273,431
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	NAP	7/6/2030	7/6/2030	0	0	L(28),D(26),O(7)	9,844,984
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAP	8/6/2030	8/6/2030	0	0	L(24),YM1(32),O(4)	NAV
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	NAP	10/6/2030	10/6/2030	0	0	L(24),D(32),O(4)	1,926,130
15.01	Property		1	Beechgrove Self Storage							1,206,973
15.02	Property		1	Buttermilk Pike Self Storage							719,157
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	NAP	9/6/2030	9/6/2030	5 (Once per trailing 12-month period)	0	L(25),D(31),O(4)	1,754,781
17	Loan	5, 16, 27	1	22 Milford Street	NAP	7/6/2030	7/6/2030	0	0	L(12),YM1(42),O(6)	NAV
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	NAP	9/6/2030	9/6/2030	0	0	L(25),D(28),O(7)	2,467,116
19	Loan	3	1	City Deck Landing	NAP	10/6/2030	10/6/2030	0	0	L(24),D(32),O(4)	1,512,397
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	NAP	9/6/2030	9/6/2030	0	0	L(25),D(31),O(4)	NAV
20.01	Property		1	Rolling Hills							NAV
20.02	Property		1	Pineview							NAV
20.03	Property		1	Pleasant Acres							NAV
20.04	Property		1	Carolina Pines							NAV
20.05	Property		1	Zion Meadows							NAV
20.06	Property		1	Hildebran Highlands							NAV
20.07	Property		1	Quaker Meadows							NAV
20.08	Property		1	Green Acres							NAV
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	NAP	9/6/2030	9/6/2030	0	0	L(25),D(30),O(5)	1,148,332
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	NAP	9/1/2030	9/1/2030	0	0	L(25),D(29),O(6)	95,879,656
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	7/6/2030	7/6/2030	0	0	L(12),YM1(43),O(5)	173,420
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	NAP	7/9/2030	7/9/2030	0	0	YM0.5(53),O(7)	103,218,908
24.01	Property		1	996 Paragon Way							4,860,778
24.02	Property		1	91-399 Kauhi							23,454
24.03	Property		1	11224 Will Walker Road							3,745,803
24.04	Property		1	10450 Doral Boulevard							2,362,787
24.05	Property		1	1580, 1590 & 1600 Williams Road							3,282,351
24.06	Property		1	32150 Just Imagine Drive							2,966,310
24.07	Property		1	6850 Weber Boulevard							3,566,981
24.08	Property		1	1341 N. Clyde Morris Blvd.							3,139,400
24.09	Property		1	27200 SW 127th Avenue							2,790,192
24.1	Property		1	7410 Magi Road							2,123,341
24.11	Property		1	2375 East Newlands Road							1,778,111
24.12	Property		1	3800 Midlink Drive							2,453,356
24.13	Property		1	13509 Waterworks Street							2,725,923
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street							1,586,563
24.15	Property		1	91-141 Kalaeloa							2,244,189
24.16	Property		1	9860 West Buckeye Road							1,752,642
24.17	Property		1	125 North Troy Hill Road							2,218,583
24.18	Property		1	11900 Trolley Lane							1,762,534
24.19	Property		1	11501 Wilkinson Drive							1,852,857
24.2	Property		1	2300 North 33rd Avenue East							1,718,477
24.21	Property		1	5001 West Delbridge Street							1,476,539
24.22	Property		1	91-238 Kauhi							1,603,139
24.23	Property		1	1892 Anfield Road							1,711,149
24.24	Property		1	9215-9347 E Pendleton Pike							1,232,658
24.25	Property		1	955 Aeroplaza Drive							1,386,117
24.26	Property		1	3155 Grissom Parkway							1,327,652
24.27	Property		1	3502 Enterprise Avenue							1,527,866
24.28	Property		1	3870 Ronald Reagan Boulevard							1,577,373
24.29	Property		1	700 Marine Drive							1,089,645
24.3	Property		1	3245 Henry Road							1,550,676
24.31	Property		1	2701 S.W. 18th Street							1,302,000
24.32	Property		1	2482 Century Drive							1,177,435
24.33	Property		1	158 West Yard Road							1,758,992
24.34	Property		1	55 Commerce Avenue							1,480,222
24.35	Property		1	1415 West Commerce Way							1,323,546

A-11

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
								10		12
24.36	Property		1	1095 South 4800 West							(13,278)
24.37	Property		1	950 Bennett Road							857,645
24.38	Property		1	985 Kershaw Street							771,816
24.39	Property		1	1990 Hood Road							1,308,500
24.4	Property		1	17200 Manchac Park Lane							1,128,456
24.41	Property		1	7409 Magi Road							1,119,029
24.42	Property		1	91-329 Kauhi							967,555
24.43	Property		1	1985 International Way							1,310,583
24.44	Property		1	200 Orange Point Drive							1,196,709
24.45	Property		1	91-241 Kalaeloa							946,328
24.46	Property		1	2311 South Park Road							892,504
24.47	Property		1	2820 State Highway 31							833,174
24.48	Property		1	8000 Mid America Blvd.							830,579
24.49	Property		1	14257 E. Easter Avenue							861,594
24.5	Property		1	91-080 Hanua							627,449
24.51	Property		1	3736 Salisbury Road							537,693
24.52	Property		1	91-027 Kaomi Loop							133,104
24.53	Property		1	150 Greenhorn Drive							669,160
24.54	Property		1	7130 Q Street							574,723
24.55	Property		1	235 Great Pond Road							1,396,522
24.56	Property		1	510 Production Avenue							657,822
24.57	Property		1	91-150 Kaomi Loop							476,811
24.58	Property		1	4501 Industrial Drive							527,373
24.59	Property		1	91-222 Olai							516,528
24.6	Property		1	2580 Technology Drive							561,933
24.61	Property		1	301 Commerce Drive							594,407
24.62	Property		1	7121 South Fifth Avenue							481,411
24.63	Property		1	590 Assembly Court							525,602
24.64	Property		1	91-250 Komohana							364,635
24.65	Property		1	91-220 Kalaeloa							398,531
24.66	Property		1	91-185 Kalaeloa							355,379
24.67	Property		1	91-300 Hanua							502,739
24.68	Property		1	5501 Providence Hill Drive							533,669
24.69	Property		1	91-259 Olai							407,772
24.7	Property		1	2 Tower Drive							463,143
24.71	Property		1	91-064 Kaomi Loop							348,418
24.72	Property		1	91-202 Kalaeloa							459,771
24.73	Property		1	2100 NW 82nd Avenue							335,009
24.74	Property		1	91-102 Kaomi Loop							405,078
24.75	Property		1	1230 West 171st Street							413,739
24.76	Property		1	91-400 Komohana							290,086
24.77	Property		1	91-265 Hanua							284,018
24.78	Property		1	91-255 Hanua							289,208
24.79	Property		1	1415 Industrial Drive							398,115
24.8	Property		1	209 South Bud Street							493,220
24.81	Property		1	91-110 Kaomi Loop							297,048
24.82	Property		1	3900 NE 6th Street							376,991
24.83	Property		1	91-218 Olai							254,906
24.84	Property		1	5795 Logistics Parkway							590,096
24.85	Property		1	91-210 Kauhi							291,980
24.86	Property		1	435 SE 70th Street							287,806
24.87	Property		1	2902 Gun Club Road							159,657
24.88	Property		1	91-210 Olai							225,085
24.89	Property		1	91-95 Hanua							176,657
24.9	Property		1	2401 Cram Avenue SE							211,638
24.91	Property		1	91-083 Hanua							174,094
24.92	Property		1	91-119 Olai							248,093
24.93	Property		1	3425 Maple Drive							291,071
24.94	Property		1	91-174 Olai							201,211
24.95	Property		1	5156 American Road							206,965
24.96	Property		1	91-252 Kauhi							150,693
24.97	Property		1	91-349 Kauhi							148,450
24.98	Property		1	91-175 Olai							120,024
24.99	Property		1	91-087 Hanua							73,303
24.1	Property		1	91-171 Olai							68,712
24.101	Property		1	91-410 Komohana							65,404
24.102	Property		1	91-416 Komohana							85,122
25	Loan	16, 18	1	East 232nd Street	NAP	9/6/2030	9/6/2030	0	0	L(25),D(28),O(7)	NAV
26	Loan		1	30-58 and 30-64 34th Street	NAP	10/6/2030	10/6/2030	0	0	L(24),D(31),O(5)	1,666,127
27	Loan	19	1	The Vue at 214	NAP	9/6/2030	9/6/2030	0	0	L(25),D(30),O(5)	1,843,753
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	NAP	5/6/2030	5/6/2030	5 (Once per trailing 12-month period)	0	L(6),YM2(50),O(4)	4,265,844
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAP	9/6/2030	9/6/2030	0	0	L(25),D(30),O(5)	450,441
30	Loan		1	Playa Blanca Apartments	NAP	9/6/2030	9/6/2030	0	0	L(25),D(28),O(7)	1,178,229
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	8/1/2030	8/1/2030	0	0	L(25),YM1(32),O(3)	1,504,001
32	Loan	23, 30	1	Waterfront Office	NAP	8/6/2030	8/6/2030	0	0	L(26),D(27),O(7)	1,542,338
33	Loan	16, 25	1	River View MHC	NAP	9/1/2030	9/1/2030	0	0	L(25),D(32),O(3)	565,504
34	Loan	16	1	340 Broadway	NAP	6/6/2030	6/6/2030	0	0	L(28),D(28),O(4)	NAV
35	Loan		1	Palisades Apartments	NAP	10/6/2030	10/6/2030	0	0	L(24),D(32),O(4)	1,071,581
36	Loan		1	6100 Rockside Woods	NAP	8/6/2030	8/6/2030	0	0	L(26),D(29),O(5)	1,270,088
37	Loan	25	1	Mini U Storage - Richmond	NAP	8/1/2030	8/1/2030	0	0	L(25),YM1(32),O(3)	1,032,489
38	Loan	3, 10, 19	1	116 St. Marks	NAP	10/1/2030	10/1/2030	5	5	L(24),D(30),O(6)	472,562
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	8/1/2030	8/1/2030	0	0	L(25),YM1(32),O(3)	874,144
40	Loan	7, 15, 16, 19	1	Century Business Center	NAP	6/6/2030	6/6/2030	0	0	L(28),D(25),O(7)	NAV
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	NAP	8/6/2030	8/6/2030	0	0	L(26),D(31),O(3)	572,057
41.01	Property		1	Shannon Apartments							365,017
41.02	Property		1	Kimberly Apartments							207,040
42	Loan	2, 16	1	41 North Main Street	NAP	9/6/2030	9/6/2030	0	0	L(25),D(31),O(4)	NAV
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	8/1/2030	8/1/2030	0	0	L(25),YM1(32),O(3)	844,699
44	Loan	25	1	Kenneth Apartments	NAP	8/6/2030	8/6/2030	0	0	L(26),D(31),O(3)	390,388
45	Loan	29	1	Ramar Mobile Home Park	NAP	9/6/2030	9/6/2030	0	0	L(24),YM1(31),O(5)	415,752

A-12

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
						31	16					16
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	3,762,959	8,583,631	6/30/2025	T-12	12,134,359	3,636,275	8,498,084	12/31/2024	T-12	11,526,437
2	Loan	4	1	Spring Valley Marketplace	2,647,973	4,098,241	6/30/2025	T-12	6,306,484	2,648,142	3,658,341	12/31/2024	T-12	5,955,500
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	987,542	3,538,181	6/30/2025	T-12	4,209,653	955,200	3,254,452	12/31/2024	T-12	3,325,648
4.01	Property		1	Pine Hill & Pine Manor	312,769	1,214,128	6/30/2025	T-12	1,433,781	300,733	1,133,048	12/31/2024	T-12	1,162,289
4.02	Property		1	Highridge	372,116	1,093,297	6/30/2025	T-12	1,386,709	341,787	1,044,922	12/31/2024	T-12	1,038,991
4.03	Property		1	Crumley Farms	153,991	556,211	6/30/2025	T-12	651,883	168,363	483,520	12/31/2024	T-12	544,574
4.04	Property		1	Boulder Trails	111,183	497,814	6/30/2025	T-12	540,681	104,582	436,098	12/31/2024	T-12	420,705
4.05	Property		1	Sizemore	37,483	176,732	6/30/2025	T-12	196,599	39,735	156,864	12/31/2024	T-12	159,089
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	6,452,157	4,742,718	6/30/2025	T-12	11,101,877	6,567,509	4,534,367	12/31/2024	T-12	10,933,022
5.01	Property		1	East Bay Inn	1,233,251	1,100,740	6/30/2025	T-12	2,327,949	1,249,766	1,078,183	12/31/2024	T-12	2,415,549
5.02	Property		1	Eliza Thompson House	1,388,779	839,680	6/30/2025	T-12	2,212,978	1,423,866	789,111	12/31/2024	T-12	2,195,678
5.03	Property		1	Marrero's Guest Mansion	620,003	936,578	6/30/2025	T-12	1,533,601	613,851	919,750	12/31/2024	T-12	1,331,722
5.04	Property		1	Hotel Mountain Brook	814,711	644,327	6/30/2025	T-12	1,450,401	834,961	615,440	12/31/2024	T-12	1,363,703
5.05	Property		1	The Gastonian	1,360,176	637,469	6/30/2025	T-12	1,983,233	1,375,945	607,288	12/31/2024	T-12	1,988,092
5.06	Property		1	Kehoe House	1,035,237	583,924	6/30/2025	T-12	1,593,715	1,069,119	524,595	12/31/2024	T-12	1,638,278
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	16,303,717	18,062,021	5/31/2025	T-12	33,678,198	16,364,690	17,313,508	12/31/2024	T-12	31,605,097
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	2,534,790	3,912,420	6/30/2025	T-12	6,817,445	2,542,488	4,274,957	12/31/2024	T-12	5,962,165
8	Loan	3, 31	1	Than Tower	1,191,709	1,732,193	7/31/2025	T-12	2,869,423	1,179,294	1,690,128	12/31/2024	T-12	2,819,193
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	3,685,843	2,869,226	6/30/2025	T-12	6,352,829	3,727,017	2,625,812	12/31/2024	T-12	6,727,442
9.01	Property		1	Westlake RV Resort	1,040,005	1,022,443	6/30/2025	T-12	2,101,428	1,074,515	1,026,913	12/31/2024	T-12	2,155,430
9.02	Property		1	Eastlake RV Resort	997,303	595,837	6/30/2025	T-12	1,458,217	996,122	462,096	12/31/2024	T-12	1,452,950
9.03	Property		1	Northlake RV Resort	1,030,417	563,306	6/30/2025	T-12	1,579,477	1,064,635	514,842	12/31/2024	T-12	1,956,206
9.04	Property		1	Westlake Self Storage	168,400	404,641	6/30/2025	T-12	574,431	174,653	399,777	12/31/2024	T-12	558,486
9.05	Property		1	Lakeview Expansion RV Resort	449,716	282,998	6/30/2025	T-12	639,277	417,092	222,184	12/31/2024	T-12	604,371
10	Loan	3, 18, 31	1	321-325 West 42nd Street	854,967	1,279,148	7/31/2025	T-12	2,043,046	839,280	1,203,765	12/31/2024	T-12	806,794
11	Loan	16, 19, 30, 31	1	The Life Hotel	5,597,427	2,027,929	6/30/2025	T-12	7,252,967	5,620,570	1,632,397	12/31/2024	T-12	NAV
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	464,149	809,282	4/30/2025	T-12	949,458	431,660	517,798	12/31/2024	T-12	NAV
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	3,734,484	6,110,500	4/30/2025	T-12	9,590,218	3,699,195	5,891,023	12/31/2024	T-12	8,294,359
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	701,792	1,224,339	4/30/2025	T-12	1,932,471	721,022	1,211,449	12/31/2024	T-12	1,940,976
15.01	Property		1	Beechgrove Self Storage	468,444	738,530	4/30/2025	T-12	1,219,591	483,256	736,335	12/31/2024	T-12	1,263,392
15.02	Property		1	Buttermilk Pike Self Storage	233,348	485,809	4/30/2025	T-12	712,881	237,766	475,115	12/31/2024	T-12	677,583
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	436,855	1,317,926	5/31/2025	T-12	1,794,685	443,325	1,351,360	12/31/2024	T-12	1,689,670
17	Loan	5, 16, 27	1	22 Milford Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	866,814	1,600,302	6/30/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	3	1	City Deck Landing	467,738	1,044,659	6/30/2025	T-12	1,477,197	464,105	1,013,092	12/31/2024	T-12	1,376,582
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.01	Property		1	Rolling Hills	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.02	Property		1	Pineview	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.03	Property		1	Pleasant Acres	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.04	Property		1	Carolina Pines	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.05	Property		1	Zion Meadows	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.06	Property		1	Hildebran Highlands	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.07	Property		1	Quaker Meadows	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.08	Property		1	Green Acres	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	944,287	204,046	6/30/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	32,761,422	63,118,234	5/31/2025	T-12	95,871,378	32,799,316	63,072,063	12/31/2024	T-12	109,672,924
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	8,411	165,009	6/25/2025	T-3	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	23,277,304	79,941,604	4/30/2025	T-12	104,587,817	24,224,960	80,362,857	12/31/2024	T-12	106,146,461
24.01	Property		1	996 Paragon Way	286,429	4,574,349	4/30/2025	T-12	4,257,780	208,611	4,049,169	12/31/2024	T-12	3,291,254
24.02	Property		1	91-399 Kauhi	659,919	(636,465)	4/30/2025	T-12	754,153	653,402	100,751	12/31/2024	T-12	2,905,835
24.03	Property		1	11224 Will Walker Road	619,914	3,125,889	4/30/2025	T-12	3,738,157	650,539	3,087,618	12/31/2024	T-12	3,677,395
24.04	Property		1	10450 Doral Boulevard	104,712	2,258,076	4/30/2025	T-12	2,343,487	107,865	2,235,622	12/31/2024	T-12	2,264,934
24.05	Property		1	1580, 1590 & 1600 Williams Road	189,738	3,092,613	4/30/2025	T-12	3,249,420	187,832	3,061,587	12/31/2024	T-12	2,863,522
24.06	Property		1	32150 Just Imagine Drive	135,202	2,831,108	4/30/2025	T-12	2,966,310	136,317	2,829,993	12/31/2024	T-12	2,923,320
24.07	Property		1	6850 Weber Boulevard	993,435	2,573,545	4/30/2025	T-12	3,559,504	979,419	2,580,086	12/31/2024	T-12	3,530,055
24.08	Property		1	1341 N. Clyde Morris Blvd.	926,449	2,212,951	4/30/2025	T-12	3,161,381	943,421	2,217,960	12/31/2024	T-12	3,037,835
24.09	Property		1	27200 SW 127th Avenue	520,416	2,269,777	4/30/2025	T-12	2,808,020	573,936	2,234,084	12/31/2024	T-12	2,785,835
24.1	Property		1	7410 Magi Road	15,377	2,107,964	4/30/2025	T-12	2,908,934	971,543	1,937,391	12/31/2024	T-12	2,617,185
24.11	Property		1	2375 East Newlands Road	378,359	1,399,752	4/30/2025	T-12	1,761,080	374,317	1,386,763	12/31/2024	T-12	1,699,095
24.12	Property		1	3800 Midlink Drive	109,897	2,343,460	4/30/2025	T-12	2,377,283	107,465	2,269,818	12/31/2024	T-12	2,282,192
24.13	Property		1	13509 Waterworks Street	846,625	1,879,298	4/30/2025	T-12	2,737,466	856,862	1,880,604	12/31/2024	T-12	2,689,568
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	198,511	1,388,052	4/30/2025	T-12	1,578,945	188,616	1,390,329	12/31/2024	T-12	1,521,425
24.15	Property		1	91-141 Kalaeloa	519,696	1,724,493	4/30/2025	T-12	2,225,615	502,152	1,723,463	12/31/2024	T-12	2,157,598
24.16	Property		1	9860 West Buckeye Road	447,041	1,305,601	4/30/2025	T-12	1,757,392	440,017	1,317,376	12/31/2024	T-12	1,739,793
24.17	Property		1	125 North Troy Hill Road	488,124	1,730,459	4/30/2025	T-12	2,189,193	458,083	1,731,110	12/31/2024	T-12	2,210,158
24.18	Property		1	11900 Trolley Lane	408,126	1,354,408	4/30/2025	T-12	1,762,459	403,248	1,359,210	12/31/2024	T-12	1,793,442
24.19	Property		1	11501 Wilkinson Drive	452,869	1,399,988	4/30/2025	T-12	1,991,986	593,684	1,398,303	12/31/2024	T-12	1,784,335
24.2	Property		1	2300 North 33rd Avenue East	96,261	1,622,216	4/30/2025	T-12	1,701,544	128,197	1,573,347	12/31/2024	T-12	1,691,543
24.21	Property		1	5001 West Delbridge Street	110,857	1,365,682	4/30/2025	T-12	1,465,990	110,881	1,355,109	12/31/2024	T-12	1,435,311
24.22	Property		1	91-238 Kauhi	345,008	1,258,131	4/30/2025	T-12	1,600,954	355,077	1,245,877	12/31/2024	T-12	1,551,520
24.23	Property		1	1892 Anfield Road	478,818	1,232,331	4/30/2025	T-12	1,713,827	482,214	1,231,612	12/31/2024	T-12	1,697,438
24.24	Property		1	9215-9347 E Pendleton Pike	1,353,699	(121,041)	4/30/2025	T-12	2,553,527	1,077,406	1,476,121	12/31/2024	T-12	4,123,674
24.25	Property		1	955 Aeroplaza Drive	296,643	1,089,474	4/30/2025	T-12	1,400,238	289,259	1,110,979	12/31/2024	T-12	1,031,667
24.26	Property		1	3155 Grissom Parkway	236,862	1,090,790	4/30/2025	T-12	1,287,048	225,664	1,061,385	12/31/2024	T-12	1,266,453
24.27	Property		1	3502 Enterprise Avenue	295,514	1,232,352	4/30/2025	T-12	1,429,959	291,807	1,138,152	12/31/2024	T-12	1,361,072
24.28	Property		1	3870 Ronald Reagan Boulevard	537,899	1,039,474	4/30/2025	T-12	1,520,250	565,154	955,096	12/31/2024	T-12	1,458,083
24.29	Property		1	700 Marine Drive	77,661	1,011,984	4/30/2025	T-12	992,153	75,615	916,538	12/31/2024	T-12	842,547
24.3	Property		1	3245 Henry Road	239,719	1,310,957	4/30/2025	T-12	1,593,897	221,056	1,372,841	12/31/2024	T-12	1,894,953
24.31	Property		1	2701 S.W. 18th Street	316,890	985,110	4/30/2025	T-12	1,294,458	314,900	979,558	12/31/2024	T-12	1,272,418
24.32	Property		1	2482 Century Drive	424,395	753,040	4/30/2025	T-12	1,249,216	438,693	810,523	12/31/2024	T-12	1,222,255
24.33	Property		1	158 West Yard Road	585,503	1,173,489	4/30/2025	T-12	1,699,022	557,680	1,141,341	12/31/2024	T-12	1,673,892
24.34	Property		1	55 Commerce Avenue	364,572	1,115,650	4/30/2025	T-12	1,499,171	383,696	1,115,475	12/31/2024	T-12	1,356,463
24.35	Property		1	1415 West Commerce Way	273,629	1,049,918	4/30/2025	T-12	1,360,568	291,904	1,068,664	12/31/2024	T-12	1,308,384

A-13

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
						31	16					16
24.36	Property		1	1095 South 4800 West	366,861	(380,140)	4/30/2025	T-12	(13,278)	407,520	(420,798)	12/31/2024	T-12	1,106,860
24.37	Property		1	950 Bennett Road	245,993	611,651	4/30/2025	T-12	856,634	244,129	612,505	12/31/2024	T-12	852,711
24.38	Property		1	985 Kershaw Street	49,334	722,482	4/30/2025	T-12	771,816	50,606	721,210	12/31/2024	T-12	771,765
24.39	Property		1	1990 Hood Road	345,318	963,182	4/30/2025	T-12	1,303,278	344,161	959,117	12/31/2024	T-12	1,285,197
24.4	Property		1	17200 Manchac Park Lane	150,160	978,296	4/30/2025	T-12	1,071,165	148,336	922,829	12/31/2024	T-12	964,995
24.41	Property		1	7409 Magi Road	324,075	794,954	4/30/2025	T-12	1,088,748	374,664	714,085	12/31/2024	T-12	1,093,392
24.42	Property		1	91-329 Kauhi	385,453	582,101	4/30/2025	T-12	930,603	378,026	552,577	12/31/2024	T-12	983,331
24.43	Property		1	1985 International Way	186,925	1,123,658	4/30/2025	T-12	919,515	188,370	731,146	12/31/2024	T-12	927,174
24.44	Property		1	200 Orange Point Drive	380,054	816,655	4/30/2025	T-12	1,198,016	407,888	790,128	12/31/2024	T-12	1,119,470
24.45	Property		1	91-241 Kalaeloa	226,293	720,035	4/30/2025	T-12	951,595	229,019	722,576	12/31/2024	T-12	932,662
24.46	Property		1	2311 South Park Road	61,886	830,619	4/30/2025	T-12	886,661	60,743	825,918	12/31/2024	T-12	867,483
24.47	Property		1	2820 State Highway 31	102,115	731,059	4/30/2025	T-12	814,290	102,341	711,950	12/31/2024	T-12	824,317
24.48	Property		1	8000 Mid America Blvd.	89,665	740,913	4/30/2025	T-12	807,586	84,013	723,573	12/31/2024	T-12	774,934
24.49	Property		1	14257 E. Easter Avenue	308,896	552,699	4/30/2025	T-12	835,255	277,721	557,534	12/31/2024	T-12	826,674
24.5	Property		1	91-080 Hanua	207,553	419,897	4/30/2025	T-12	633,903	207,247	426,656	12/31/2024	T-12	581,888
24.51	Property		1	3736 Salisbury Road	46,637	491,056	4/30/2025	T-12	538,173	47,924	490,249	12/31/2024	T-12	755,235
24.52	Property		1	91-027 Kaomi Loop	154,570	(21,466)	4/30/2025	T-12	129,025	149,641	(20,616)	12/31/2024	T-12	84,049
24.53	Property		1	150 Greenhorn Drive	148,200	520,960	4/30/2025	T-12	669,497	157,771	511,726	12/31/2024	T-12	603,081
24.54	Property		1	7130 Q Street	47,273	527,450	4/30/2025	T-12	586,622	49,883	536,738	12/31/2024	T-12	541,460
24.55	Property		1	235 Great Pond Road	1,054,872	341,650	4/30/2025	T-12	1,531,718	1,023,658	508,060	12/31/2024	T-12	1,301,312
24.56	Property		1	510 Production Avenue	97,294	560,527	4/30/2025	T-12	657,822	98,223	559,599	12/31/2024	T-12	657,822
24.57	Property		1	91-150 Kaomi Loop	150,650	326,161	4/30/2025	T-12	478,746	149,977	328,769	12/31/2024	T-12	470,508
24.58	Property		1	4501 Industrial Drive	88,268	439,104	4/30/2025	T-12	529,440	91,219	438,221	12/31/2024	T-12	501,923
24.59	Property		1	91-222 Olai	134,989	381,539	4/30/2025	T-12	515,572	137,540	378,032	12/31/2024	T-12	496,692
24.6	Property		1	2580 Technology Drive	65,063	496,870	4/30/2025	T-12	558,145	66,046	492,099	12/31/2024	T-12	545,188
24.61	Property		1	301 Commerce Drive	118,086	476,322	4/30/2025	T-12	585,379	112,696	472,682	12/31/2024	T-12	571,834
24.62	Property		1	7121 South Fifth Avenue	59,339	422,072	4/30/2025	T-12	480,959	61,247	419,712	12/31/2024	T-12	479,612
24.63	Property		1	590 Assembly Court	57,795	467,806	4/30/2025	T-12	523,050	83,619	439,431	12/31/2024	T-12	507,816
24.64	Property		1	91-250 Komohana	96,171	268,464	4/30/2025	T-12	360,820	94,093	266,727	12/31/2024	T-12	345,504
24.65	Property		1	91-220 Kalaeloa	204,474	194,056	4/30/2025	T-12	390,493	206,261	184,232	12/31/2024	T-12	422,762
24.66	Property		1	91-185 Kalaeloa	101,118	254,261	4/30/2025	T-12	350,899	97,777	253,121	12/31/2024	T-12	338,159
24.67	Property		1	91-300 Hanua	125,791	376,948	4/30/2025	T-12	492,591	131,494	361,097	12/31/2024	T-12	480,299
24.68	Property		1	5501 Providence Hill Drive	165,947	367,722	4/30/2025	T-12	498,729	163,161	335,568	12/31/2024	T-12	480,766
24.69	Property		1	91-259 Olai	166,153	241,619	4/30/2025	T-12	380,182	164,921	215,261	12/31/2024	T-12	371,867
24.7	Property		1	2 Tower Drive	129,298	333,845	4/30/2025	T-12	461,484	130,850	330,635	12/31/2024	T-12	442,396
24.71	Property		1	91-064 Kaomi Loop	92,457	255,961	4/30/2025	T-12	348,278	92,976	255,302	12/31/2024	T-12	335,807
24.72	Property		1	91-202 Kalaeloa	166,571	293,200	4/30/2025	T-12	452,752	165,798	286,954	12/31/2024	T-12	501,342
24.73	Property		1	2100 NW 82nd Avenue	188,936	146,073	4/30/2025	T-12	331,791	190,987	140,804	12/31/2024	T-12	323,340
24.74	Property		1	91-102 Kaomi Loop	88,399	316,679	4/30/2025	T-12	399,988	86,148	313,840	12/31/2024	T-12	387,540
24.75	Property		1	1230 West 171st Street	47,424	366,316	4/30/2025	T-12	453,257	126,010	327,248	12/31/2024	T-12	556,497
24.76	Property		1	91-400 Komohana	102,706	187,380	4/30/2025	T-12	285,368	99,600	185,768	12/31/2024	T-12	272,834
24.77	Property		1	91-265 Hanua	79,998	204,021	4/30/2025	T-12	281,493	81,420	200,074	12/31/2024	T-12	299,938
24.78	Property		1	91-255 Hanua	81,892	207,316	4/30/2025	T-12	284,565	78,688	205,877	12/31/2024	T-12	273,866
24.79	Property		1	1415 Industrial Drive	39,250	358,865	4/30/2025	T-12	398,115	40,140	357,976	12/31/2024	T-12	398,115
24.8	Property		1	209 South Bud Street	110,731	382,489	4/30/2025	T-12	491,753	110,277	381,476	12/31/2024	T-12	479,971
24.81	Property		1	91-110 Kaomi Loop	91,184	205,864	4/30/2025	T-12	295,917	90,280	205,637	12/31/2024	T-12	290,785
24.82	Property		1	3900 NE 6th Street	79,766	297,225	4/30/2025	T-12	376,306	79,012	297,294	12/31/2024	T-12	366,235
24.83	Property		1	91-218 Olai	86,415	168,492	4/30/2025	T-12	250,248	82,552	167,696	12/31/2024	T-12	239,566
24.84	Property		1	5795 Logistics Parkway	111,737	478,359	4/30/2025	T-12	433,542	109,391	324,151	12/31/2024	T-12	436,861
24.85	Property		1	91-210 Kauhi	92,112	199,868	4/30/2025	T-12	292,176	92,161	200,015	12/31/2024	T-12	282,168
24.86	Property		1	435 SE 70th Street	35,627	252,178	4/30/2025	T-12	285,442	38,652	246,789	12/31/2024	T-12	278,480
24.87	Property		1	2902 Gun Club Road	108,918	50,739	4/30/2025	T-12	243,878	89,521	154,356	12/31/2024	T-12	836,989
24.88	Property		1	91-210 Olai	55,069	170,016	4/30/2025	T-12	222,460	55,246	167,214	12/31/2024	T-12	212,813
24.89	Property		1	91-95 Hanua	51,734	124,922	4/30/2025	T-12	174,793	52,180	122,613	12/31/2024	T-12	166,726
24.9	Property		1	2401 Cram Avenue SE	34,043	177,595	4/30/2025	T-12	211,638	37,119	174,519	12/31/2024	T-12	199,735
24.91	Property		1	91-083 Hanua	56,891	117,203	4/30/2025	T-12	172,568	57,171	115,397	12/31/2024	T-12	165,847
24.92	Property		1	91-119 Olai	34,151	213,942	4/30/2025	T-12	247,960	34,348	213,612	12/31/2024	T-12	247,377
24.93	Property		1	3425 Maple Drive	109,155	181,916	4/30/2025	T-12	279,112	110,698	168,414	12/31/2024	T-12	268,090
24.94	Property		1	91-174 Olai	52,599	148,612	4/30/2025	T-12	197,974	53,079	144,895	12/31/2024	T-12	188,162
24.95	Property		1	5156 American Road	45,881	161,084	4/30/2025	T-12	204,951	43,421	161,530	12/31/2024	T-12	187,215
24.96	Property		1	91-252 Kauhi	50,760	99,932	4/30/2025	T-12	149,100	51,079	98,021	12/31/2024	T-12	142,171
24.97	Property		1	91-349 Kauhi	58,649	89,801	4/30/2025	T-12	147,443	59,305	88,138	12/31/2024	T-12	141,811
24.98	Property		1	91-175 Olai	38,608	81,416	4/30/2025	T-12	119,022	38,983	80,039	12/31/2024	T-12	114,305
24.99	Property		1	91-087 Hanua	28,726	44,576	4/30/2025	T-12	72,876	28,968	43,908	12/31/2024	T-12	69,308
24.1	Property		1	91-171 Olai	26,139	42,573	4/30/2025	T-12	68,194	26,434	41,760	12/31/2024	T-12	65,471
24.101	Property		1	91-410 Komohana	24,048	41,356	4/30/2025	T-12	64,890	24,320	40,570	12/31/2024	T-12	62,359
24.102	Property		1	91-416 Komohana	29,391	55,731	4/30/2025	T-12	84,446	29,679	54,766	12/31/2024	T-12	81,147
25	Loan	16, 18	1	East 232nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26	Loan		1	30-58 and 30-64 34th Street	775,421	890,706	6/30/2025	T-12	1,595,258	726,696	868,562	12/31/2024	T-12	1,535,960
27	Loan	19	1	The Vue at 214	864,666	979,087	7/31/2025	T-12	1,773,766	844,023	929,743	12/31/2024	T-12	1,642,578
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	2,513,392	1,752,452	2/28/2025	T-12	4,213,753	2,561,683	1,652,070	12/31/2024	T-12	3,889,256
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	71,577	378,864	7/31/2025	T-10	NAV	NAV	NAV	NAV	NAV	NAV
30	Loan		1	Playa Blanca Apartments	489,234	688,995	6/30/2025	T-12	1,153,267	452,109	701,158	12/31/2024	T-12	938,714
31	Loan	25	1	Mini U Storage - Fairfax Station	617,790	886,211	5/31/2025	T-12	1,479,708	648,778	830,930	12/31/2024	T-12	1,424,382
32	Loan	23, 30	1	Waterfront Office	639,248	903,090	6/30/2025	T-12	1,455,228	622,406	832,822	12/31/2024	T-12	1,412,070
33	Loan	16, 25	1	River View MHC	135,410	430,095	5/31/2025	T-11 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
34	Loan	16	1	340 Broadway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	Loan		1	Palisades Apartments	492,165	579,416	7/31/2025	T-12	1,053,736	487,798	565,938	12/31/2024	T-12	1,044,652
36	Loan		1	6100 Rockside Woods	621,835	648,253	3/31/2025	T-12	1,306,119	640,735	665,385	12/31/2024	T-12	1,355,974
37	Loan	25	1	Mini U Storage - Richmond	514,917	517,572	5/31/2025	T-12	1,047,297	588,616	458,681	12/31/2024	T-12	1,105,961
38	Loan	3, 10, 19	1	116 St. Marks	100,049	372,513	6/30/2025	T-12	464,839	91,760	373,080	12/31/2024	T-12	453,755
39	Loan	25	1	Mini U Storage - Highlands Ranch	434,174	439,970	5/31/2025	T-12	891,867	449,229	442,638	12/31/2024	T-12	948,548
40	Loan	7, 15, 16, 19	1	Century Business Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	321,900	250,157	5/31/2025	T-12	557,593	313,872	243,722	12/31/2024	T-12	546,018
41.01	Property		1	Shannon Apartments	218,210	146,807	5/31/2025	T-12	353,449	211,973	141,476	12/31/2024	T-12	345,273
41.02	Property		1	Kimberly Apartments	103,689	103,350	5/31/2025	T-12	204,144	101,899	102,246	12/31/2024	T-12	200,746
42	Loan	2, 16	1	41 North Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
43	Loan	25	1	Mini U Storage - Houston Katy	505,991	338,708	5/31/2025	T-12	873,351	503,505	369,846	12/31/2024	T-12	930,349
44	Loan	25	1	Kenneth Apartments	194,653	195,735	5/31/2025	T-12	379,082	191,380	187,702	12/31/2024	T-12	379,360
45	Loan	29	1	Ramar Mobile Home Park	136,405	279,347	7/31/2025	T-12	422,622	131,506	291,116	12/31/2024	T-12	333,651

A-14

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)
							16					31
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	3,509,417	8,017,020	12/31/2023	T-12	90.0%	11,429,033	3,976,022	7,453,011	24,119
2	Loan	4	1	Spring Valley Marketplace	2,616,894	3,338,605	12/31/2023	T-12	92.6%	8,081,170	2,740,112	5,341,058	34,063
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	NAV	NAV	NAV	NAV	96.4%	18,030,540	6,620,194	11,410,346	103,652
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	786,272	2,539,376	12/31/2023	T-12	95.0%	4,677,285	1,011,982	3,665,303	35,150
4.01	Property		1	Pine Hill & Pine Manor	306,538	855,752	12/31/2023	T-12	95.0%	1,563,327	323,092	1,240,235	12,500
4.02	Property		1	Highridge	219,344	819,647	12/31/2023	T-12	95.0%	1,525,878	382,215	1,143,663	10,050
4.03	Property		1	Crumley Farms	126,236	418,339	12/31/2023	T-12	95.0%	731,623	157,523	574,100	5,900
4.04	Property		1	Boulder Trails	104,568	316,137	12/31/2023	T-12	95.0%	633,115	107,168	525,947	5,000
4.05	Property		1	Sizemore	29,587	129,502	12/31/2023	T-12	95.0%	223,342	41,984	181,358	1,700
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	6,572,984	4,360,039	12/31/2023	T-12	71.3%	11,208,075	6,764,311	4,443,764	448,323
5.01	Property		1	East Bay Inn	1,271,777	1,143,772	12/31/2023	T-12	73.8%	2,347,191	1,249,510	1,097,681	93,888
5.02	Property		1	Eliza Thompson House	1,388,602	807,076	12/31/2023	T-12	76.2%	2,228,459	1,419,467	808,992	89,138
5.03	Property		1	Marrero's Guest Mansion	601,231	730,491	12/31/2023	T-12	74.8%	1,556,581	835,631	720,950	62,263
5.04	Property		1	Hotel Mountain Brook	819,852	543,851	12/31/2023	T-12	56.3%	1,459,038	815,539	643,499	58,362
5.05	Property		1	The Gastonian	1,364,859	623,233	12/31/2023	T-12	71.1%	1,997,645	1,381,939	615,706	79,906
5.06	Property		1	Kehoe House	1,126,662	511,616	12/31/2023	T-12	77.1%	1,619,161	1,062,225	556,936	64,766
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	16,076,190	15,528,907	12/31/2023	T-12	94.7%	36,402,924	16,332,560	20,070,365	0
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	2,564,012	3,398,153	12/31/2023	T-12	89.1%	6,558,035	2,520,582	4,037,453	135,553
8	Loan	3, 31	1	Than Tower	1,175,393	1,643,800	12/31/2023	T-12	95.0%	3,294,304	1,243,938	2,050,366	21,000
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	3,669,591	3,057,851	12/31/2023	T-12	80.4%	6,555,069	3,937,519	2,617,550	44,369
9.01	Property		1	Westlake RV Resort	1,001,641	1,153,789	12/31/2023	T-12	87.9%	2,062,449	1,113,738	948,710	9,800
9.02	Property		1	Eastlake RV Resort	1,024,293	428,657	12/31/2023	T-12	71.7%	1,593,141	1,027,032	566,108	12,050
9.03	Property		1	Northlake RV Resort	1,069,454	886,753	12/31/2023	T-12	71.2%	1,593,723	1,097,675	496,048	11,450
9.04	Property		1	Westlake Self Storage	178,834	379,652	12/31/2023	T-12	86.0%	573,042	226,035	347,007	6,469
9.05	Property		1	Lakeview Expansion RV Resort	395,369	209,002	12/31/2023	T-12	65.1%	732,714	473,037	259,677	4,600
10	Loan	3, 18, 31	1	321-325 West 42nd Street	497,214	309,580	12/31/2023	T-12	97.0%	2,670,561	875,215	1,795,346	10,374
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAV	NAV	NAV	NAV	82.4%	7,925,356	5,558,007	2,367,349	317,014
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	NAV	NAV	NAV	NAV	90.0%	2,218,496	543,708	1,674,788	27,500
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	2,904,901	5,389,457	12/31/2023	T-12	79.3%	12,092,176	3,804,601	8,287,574	144,184
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAV	NAV	NAV	NAV	95.0%	1,369,017	41,071	1,327,946	1,674
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	736,403	1,204,572	12/31/2023	T-12	81.0%	2,048,211	813,064	1,235,147	16,543
15.01	Property		1	Beechgrove Self Storage	478,273	785,120	12/31/2023	T-12	88.5%	1,221,976	531,093	690,883	9,290
15.02	Property		1	Buttermilk Pike Self Storage	258,131	419,453	12/31/2023	T-12	71.9%	826,235	281,972	544,264	7,253
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	455,935	1,233,735	12/31/2023	T-12	95.0%	1,657,615	427,610	1,230,004	14,236
17	Loan	5, 16, 27	1	22 Milford Street	NAV	NAV	NAV	NAV	95.0%	1,240,024	181,251	1,058,774	10,750
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	NAV	NAV	NAV	NAV	95.0%	4,337,155	1,293,246	3,043,910	22,250
19	Loan	3	1	City Deck Landing	481,349	895,232	12/31/2023	T-12	92.4%	1,451,568	483,831	967,738	20,645
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	NAV	NAV	NAV	NAV	85.4%	1,496,333	430,423	1,065,910	19,450
20.01	Property		1	Rolling Hills	NAV	NAV	NAV	NAV	79.3%	350,840	126,088	224,752	4,800
20.02	Property		1	Pineview	NAV	NAV	NAV	NAV	74.8%	322,300	135,270	187,030	4,300
20.03	Property		1	Pleasant Acres	NAV	NAV	NAV	NAV	94.9%	191,230	45,948	145,282	2,500
20.04	Property		1	Carolina Pines	NAV	NAV	NAV	NAV	93.1%	196,400	38,064	158,336	2,550
20.05	Property		1	Zion Meadows	NAV	NAV	NAV	NAV	95.0%	195,370	30,543	164,827	2,000
20.06	Property		1	Hildebran Highlands	NAV	NAV	NAV	NAV	88.6%	93,000	20,628	72,372	1,700
20.07	Property		1	Quaker Meadows	NAV	NAV	NAV	NAV	95.0%	92,910	21,648	71,262	950
20.08	Property		1	Green Acres	NAV	NAV	NAV	NAV	95.0%	54,283	12,234	42,049	650
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	NAV	NAV	NAV	NAV	95.0%	1,926,172	751,325	1,174,847	18,978
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	32,467,786	77,205,139	12/31/2023	T-12	95.0%	124,653,510	32,447,856	92,205,654	283,620
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAV	NAV	NAV	NAV	95.9%	912,760	100,616	812,144	3,250
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	23,492,800	82,653,662	12/31/2023	T-12	82.9%	109,122,615	24,773,246	84,349,369	2,541,179
24.01	Property		1	996 Paragon Way	255,484	3,035,770	12/31/2023	T-12	100.0%	5,869,214	344,439	5,524,775	189,005
24.02	Property		1	91-399 Kauhi	658,666	2,247,170	12/31/2023	T-12	0.5%	20,532	666,448	(645,916)	0
24.03	Property		1	11224 Will Walker Road	630,080	3,047,315	12/31/2023	T-12	100.0%	3,954,274	613,308	3,340,965	105,914
24.04	Property		1	10450 Doral Boulevard	106,957	2,157,977	12/31/2023	T-12	100.0%	2,438,872	102,706	2,336,166	48,057
24.05	Property		1	1580, 1590 & 1600 Williams Road	179,918	2,683,604	12/31/2023	T-12	100.0%	3,463,099	177,615	3,285,484	151,990
24.06	Property		1	32150 Just Imagine Drive	138,220	2,785,100	12/31/2023	T-12	100.0%	3,030,795	128,555	2,902,240	128,970
24.07	Property		1	6850 Weber Boulevard	982,667	2,547,388	12/31/2023	T-12	100.0%	3,581,948	977,856	2,604,092	53,064
24.08	Property		1	1341 N. Clyde Morris Blvd.	880,636	2,157,199	12/31/2023	T-12	100.0%	3,188,164	889,027	2,299,137	79,888
24.09	Property		1	27200 SW 127th Avenue	790,646	1,995,188	12/31/2023	T-12	100.0%	2,773,877	762,963	2,010,913	47,551
24.1	Property		1	7410 Magi Road	949,341	1,667,844	12/31/2023	T-12	100.0%	2,517,764	253,922	2,263,842	60,480
24.11	Property		1	2375 East Newlands Road	356,749	1,342,346	12/31/2023	T-12	100.0%	2,415,904	392,307	2,023,597	67,500
24.12	Property		1	3800 Midlink Drive	105,332	2,176,860	12/31/2023	T-12	100.0%	2,510,592	110,897	2,399,696	31,699
24.13	Property		1	13509 Waterworks Street	815,819	1,873,749	12/31/2023	T-12	100.0%	2,691,349	813,412	1,877,937	60,972
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	150,042	1,371,383	12/31/2023	T-12	100.0%	2,814,543	231,358	2,583,185	78,794
24.15	Property		1	91-141 Kalaeloa	471,823	1,685,775	12/31/2023	T-12	100.0%	2,384,076	579,987	1,804,089	0
24.16	Property		1	9860 West Buckeye Road	435,847	1,303,946	12/31/2023	T-12	100.0%	1,925,372	491,060	1,434,312	57,609
24.17	Property		1	125 North Troy Hill Road	485,162	1,724,996	12/31/2023	T-12	100.0%	2,465,056	496,502	1,968,554	45,040
24.18	Property		1	11900 Trolley Lane	436,265	1,357,177	12/31/2023	T-12	100.0%	1,801,638	401,120	1,400,518	29,776
24.19	Property		1	11501 Wilkinson Drive	486,828	1,297,508	12/31/2023	T-12	100.0%	2,032,496	634,058	1,398,438	28,840
24.2	Property		1	2300 North 33rd Avenue East	121,983	1,569,560	12/31/2023	T-12	100.0%	1,808,086	106,693	1,701,393	67,592
24.21	Property		1	5001 West Delbridge Street	104,155	1,331,156	12/31/2023	T-12	100.0%	1,517,778	107,988	1,409,790	33,434
24.22	Property		1	91-238 Kauhi	330,806	1,220,714	12/31/2023	T-12	100.0%	1,665,010	354,752	1,310,258	17,063
24.23	Property		1	1892 Anfield Road	491,223	1,206,215	12/31/2023	T-12	100.0%	1,715,916	476,992	1,238,924	24,337
24.24	Property		1	9215-9347 E Pendleton Pike	954,762	3,168,913	12/31/2023	T-12	0.0%	0	1,230,119	(1,230,119)	106,954
24.25	Property		1	955 Aeroplaza Drive	225,073	806,594	12/31/2023	T-12	100.0%	1,417,930	274,899	1,143,031	25,012
24.26	Property		1	3155 Grissom Parkway	203,312	1,063,141	12/31/2023	T-12	100.0%	1,390,856	208,850	1,182,006	28,828
24.27	Property		1	3502 Enterprise Avenue	252,933	1,108,139	12/31/2023	T-12	100.0%	1,466,281	257,694	1,208,587	46,270
24.28	Property		1	3870 Ronald Reagan Boulevard	488,595	969,488	12/31/2023	T-12	100.0%	1,554,429	533,346	1,021,084	19,437
24.29	Property		1	700 Marine Drive	71,497	771,050	12/31/2023	T-12	100.0%	1,204,613	81,108	1,123,505	40,196
24.3	Property		1	3245 Henry Road	251,645	1,643,308	12/31/2023	T-12	100.0%	1,460,632	239,921	1,220,711	26,230
24.31	Property		1	2701 S.W. 18th Street	293,067	979,351	12/31/2023	T-12	100.0%	1,406,998	317,077	1,089,921	31,668
24.32	Property		1	2482 Century Drive	418,599	803,656	12/31/2023	T-12	100.0%	1,779,223	485,100	1,294,123	50,000
24.33	Property		1	158 West Yard Road	595,805	1,078,087	12/31/2023	T-12	100.0%	1,738,587	558,993	1,179,595	70,800
24.34	Property		1	55 Commerce Avenue	397,716	958,747	12/31/2023	T-12	100.0%	1,576,348	407,388	1,168,960	25,000
24.35	Property		1	1415 West Commerce Way	263,059	1,045,325	12/31/2023	T-12	100.0%	1,330,665	276,453	1,054,212	44,400

A-15

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)
							16					31
24.36	Property		1	1095 South 4800 West	306,814	800,046	12/31/2023	T-12	0.0%	0	414,083	(414,083)	30,060
24.37	Property		1	950 Bennett Road	292,443	560,267	12/31/2023	T-12	100.0%	893,514	254,381	639,133	22,124
24.38	Property		1	985 Kershaw Street	52,821	718,945	12/31/2023	T-12	100.0%	771,955	44,761	727,195	13,947
24.39	Property		1	1990 Hood Road	344,311	940,886	12/31/2023	T-12	100.0%	1,348,863	348,927	999,936	38,000
24.4	Property		1	17200 Manchac Park Lane	142,145	822,851	12/31/2023	T-12	100.0%	1,141,925	139,966	1,001,959	25,029
24.41	Property		1	7409 Magi Road	365,490	727,902	12/31/2023	T-12	100.0%	1,232,228	385,054	847,174	18,355
24.42	Property		1	91-329 Kauhi	365,109	618,221	12/31/2023	T-12	87.9%	991,014	384,760	606,254	9,554
24.43	Property		1	1985 International Way	200,854	726,320	12/31/2023	T-12	100.0%	944,739	192,195	752,544	37,880
24.44	Property		1	200 Orange Point Drive	354,129	765,341	12/31/2023	T-12	100.0%	1,300,769	396,840	903,929	25,012
24.45	Property		1	91-241 Kalaeloa	218,476	714,186	12/31/2023	T-12	100.0%	945,967	233,734	712,233	9,000
24.46	Property		1	2311 South Park Road	63,120	804,364	12/31/2023	T-12	100.0%	911,625	57,355	854,270	27,500
24.47	Property		1	2820 State Highway 31	92,578	731,739	12/31/2023	T-12	100.0%	855,007	101,942	753,065	11,856
24.48	Property		1	8000 Mid America Blvd.	63,939	710,995	12/31/2023	T-12	100.0%	966,125	95,115	871,010	22,072
24.49	Property		1	14257 E. Easter Avenue	275,571	551,103	12/31/2023	T-12	100.0%	878,903	276,485	602,418	13,973
24.5	Property		1	91-080 Hanua	414,411	167,477	12/31/2023	T-12	100.0%	696,385	236,432	459,954	0
24.51	Property		1	3736 Salisbury Road	284,517	470,718	12/31/2023	T-12	100.0%	535,986	43,752	492,234	19,177
24.52	Property		1	91-027 Kaomi Loop	231,898	(147,849)	12/31/2023	T-12	100.0%	180,994	186,424	(5,430)	0
24.53	Property		1	150 Greenhorn Drive	123,886	479,195	12/31/2023	T-12	100.0%	685,272	142,702	542,569	10,840
24.54	Property		1	7130 Q Street	122,197	419,263	12/31/2023	T-12	100.0%	647,420	42,021	605,400	17,823
24.55	Property		1	235 Great Pond Road	91,292	1,210,020	12/31/2023	T-12	100.0%	1,715,189	1,317,519	397,670	22,751
24.56	Property		1	510 Production Avenue	102,264	555,558	12/31/2023	T-12	100.0%	681,228	97,213	584,015	17,778
24.57	Property		1	91-150 Kaomi Loop	149,881	320,627	12/31/2023	T-12	100.0%	548,697	210,480	338,217	0
24.58	Property		1	4501 Industrial Drive	95,434	406,489	12/31/2023	T-12	100.0%	557,490	95,846	461,645	12,842
24.59	Property		1	91-222 Olai	141,402	355,290	12/31/2023	T-12	100.0%	596,191	169,996	426,195	0
24.6	Property		1	2580 Technology Drive	63,445	481,743	12/31/2023	T-12	100.0%	587,427	58,769	528,658	17,825
24.61	Property		1	301 Commerce Drive	109,807	462,027	12/31/2023	T-12	100.0%	626,100	126,328	499,772	15,052
24.62	Property		1	7121 South Fifth Avenue	73,219	406,393	12/31/2023	T-12	100.0%	508,270	61,679	446,591	6,679
24.63	Property		1	590 Assembly Court	60,836	446,980	12/31/2023	T-12	0.0%	0	36,439	(36,439)	29,600
24.64	Property		1	91-250 Komohana	95,470	250,034	12/31/2023	T-12	100.0%	402,387	111,907	290,481	0
24.65	Property		1	91-220 Kalaeloa	184,276	238,487	12/31/2023	T-12	100.0%	556,966	189,137	367,829	4,608
24.66	Property		1	91-185 Kalaeloa	98,807	239,351	12/31/2023	T-12	100.0%	397,288	120,659	276,629	0
24.67	Property		1	91-300 Hanua	124,265	356,034	12/31/2023	T-12	100.0%	529,629	135,159	394,470	5,664
24.68	Property		1	5501 Providence Hill Drive	166,408	314,358	12/31/2023	T-12	100.0%	549,893	155,567	394,326	13,338
24.69	Property		1	91-259 Olai	160,974	210,893	12/31/2023	T-12	100.0%	411,617	150,755	260,862	0
24.7	Property		1	2 Tower Drive	137,619	304,776	12/31/2023	T-12	100.0%	465,086	131,662	333,424	12,478
24.71	Property		1	91-064 Kaomi Loop	94,717	241,090	12/31/2023	T-12	100.0%	401,069	121,915	279,154	0
24.72	Property		1	91-202 Kalaeloa	174,375	326,967	12/31/2023	T-12	100.0%	550,133	187,950	362,183	16,782
24.73	Property		1	2100 NW 82nd Avenue	192,329	131,012	12/31/2023	T-12	100.0%	422,186	201,109	221,077	7,400
24.74	Property		1	91-102 Kaomi Loop	89,557	297,982	12/31/2023	T-12	100.0%	472,417	105,054	367,364	0
24.75	Property		1	1230 West 171st Street	213,507	342,991	12/31/2023	T-12	100.0%	631,667	231,456	400,211	8,082
24.76	Property		1	91-400 Komohana	102,048	170,786	12/31/2023	T-12	100.0%	344,732	123,349	221,383	0
24.77	Property		1	91-265 Hanua	85,369	214,569	12/31/2023	T-12	100.0%	317,815	85,700	232,115	0
24.78	Property		1	91-255 Hanua	80,497	193,369	12/31/2023	T-12	100.0%	369,758	101,652	268,106	0
24.79	Property		1	1415 Industrial Drive	50,481	347,634	12/31/2023	T-12	100.0%	397,922	35,772	362,150	8,765
24.8	Property		1	209 South Bud Street	108,286	371,684	12/31/2023	T-12	100.0%	526,800	108,864	417,936	14,059
24.81	Property		1	91-110 Kaomi Loop	93,103	197,683	12/31/2023	T-12	100.0%	317,127	101,589	215,538	0
24.82	Property		1	3900 NE 6th Street	83,109	283,126	12/31/2023	T-12	100.0%	413,000	84,078	328,922	4,862
24.83	Property		1	91-218 Olai	83,246	156,320	12/31/2023	T-12	100.0%	293,241	108,201	185,040	0
24.84	Property		1	5795 Logistics Parkway	110,350	326,511	12/31/2023	T-12	100.0%	443,083	109,224	333,858	7,767
24.85	Property		1	91-210 Kauhi	91,658	190,511	12/31/2023	T-12	100.0%	349,732	94,446	255,286	3,322
24.86	Property		1	435 SE 70th Street	41,168	237,311	12/31/2023	T-12	100.0%	298,000	29,836	268,164	8,000
24.87	Property		1	2902 Gun Club Road	113,436	723,553	12/31/2023	T-12	0.0%	0	110,923	(110,923)	11,872
24.88	Property		1	91-210 Olai	60,562	152,251	12/31/2023	T-12	100.0%	246,211	57,350	188,860	0
24.89	Property		1	91-95 Hanua	57,023	109,703	12/31/2023	T-12	100.0%	196,108	54,335	141,773	0
24.9	Property		1	2401 Cram Avenue SE	37,978	161,758	12/31/2023	T-12	100.0%	211,638	27,453	184,185	4,332
24.91	Property		1	91-083 Hanua	60,953	104,894	12/31/2023	T-12	100.0%	191,858	59,352	132,506	0
24.92	Property		1	91-119 Olai	39,787	207,590	12/31/2023	T-12	100.0%	265,250	36,233	229,016	0
24.93	Property		1	3425 Maple Drive	101,143	166,946	12/31/2023	T-12	100.0%	291,132	107,104	184,028	5,080
24.94	Property		1	91-174 Olai	57,375	130,788	12/31/2023	T-12	91.4%	210,019	54,790	155,229	0
24.95	Property		1	5156 American Road	32,288	154,927	12/31/2023	T-12	100.0%	223,447	36,772	186,675	7,672
24.96	Property		1	91-252 Kauhi	54,850	87,321	12/31/2023	T-12	100.0%	158,251	52,894	105,357	0
24.97	Property		1	91-349 Kauhi	62,254	79,557	12/31/2023	T-12	100.0%	159,688	61,075	98,613	0
24.98	Property		1	91-175 Olai	42,364	71,941	12/31/2023	T-12	100.0%	134,075	40,828	93,247	0
24.99	Property		1	91-087 Hanua	33,675	35,633	12/31/2023	T-12	100.0%	83,049	29,997	53,052	0
24.1	Property		1	91-171 Olai	31,042	34,429	12/31/2023	T-12	100.0%	80,602	27,540	53,062	0
24.101	Property		1	91-410 Komohana	29,222	33,137	12/31/2023	T-12	100.0%	77,460	25,346	52,115	0
24.102	Property		1	91-416 Komohana	34,228	46,919	12/31/2023	T-12	100.0%	70,075	30,104	39,970	0
25	Loan	16, 18	1	East 232nd Street	NAV	NAV	NAV	NAV	79.7%	954,245	202,573	751,672	10,000
26	Loan		1	30-58 and 30-64 34th Street	687,754	848,206	12/31/2023	T-12	97.0%	1,651,151	832,442	818,709	17,500
27	Loan	19	1	The Vue at 214	752,134	890,444	12/31/2023	T-12	92.5%	1,855,488	857,114	998,374	47,500
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	2,163,857	1,725,400	12/31/2023	T-12	91.3%	4,302,885	1,882,947	2,419,938	62,901
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAV	NAV	NAV	NAV	96.1%	813,601	136,300	677,300	4,728
30	Loan		1	Playa Blanca Apartments	408,834	529,880	12/31/2023	T-12	94.0%	1,305,896	459,600	846,296	29,100
31	Loan	25	1	Mini U Storage - Fairfax Station	650,182	774,200	12/31/2023	T-12	92.7%	1,504,001	629,274	874,727	8,269
32	Loan	23, 30	1	Waterfront Office	579,592	832,478	12/31/2023	T-12	95.0%	1,486,449	648,380	838,069	11,766
33	Loan	16, 25	1	River View MHC	NAV	NAV	NAV	NAV	92.5%	694,140	196,897	497,243	4,625
34	Loan	16	1	340 Broadway	NAV	NAV	NAV	NAV	97.0%	514,660	86,894	427,766	2,000
35	Loan		1	Palisades Apartments	490,737	553,915	12/31/2023	T-12	95.0%	1,085,734	491,117	594,617	23,250
36	Loan		1	6100 Rockside Woods	628,419	727,555	12/31/2023	T-12	85.3%	1,304,643	571,426	733,217	16,350
37	Loan	25	1	Mini U Storage - Richmond	623,493	482,468	12/31/2023	T-12	90.1%	1,020,862	553,730	467,132	8,599
38	Loan	3, 10, 19	1	116 St. Marks	93,496	360,259	12/31/2023	T-12	95.0%	483,013	95,890	387,123	1,700
39	Loan	25	1	Mini U Storage - Highlands Ranch	448,358	500,190	12/31/2023	T-12	83.1%	874,144	439,436	434,708	6,053
40	Loan	7, 15, 16, 19	1	Century Business Center	NAV	NAV	NAV	NAV	95.0%	8,091,378	371,141	7,720,237	210,000
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	273,009	273,010	12/31/2023	T-12	92.1%	579,459	291,322	288,137	10,443
41.01	Property		1	Shannon Apartments	191,400	153,873	12/31/2023	T-12	91.3%	372,836	199,162	173,674	6,600
41.02	Property		1	Kimberly Apartments	81,609	119,137	12/31/2023	T-12	93.9%	206,623	92,160	114,463	3,843
42	Loan	2, 16	1	41 North Main Street	NAV	NAV	NAV	NAV	95.0%	445,761	138,015	307,746	12,206
43	Loan	25	1	Mini U Storage - Houston Katy	520,555	409,794	12/31/2023	T-12	79.2%	818,864	511,111	307,753	6,056
44	Loan	25	1	Kenneth Apartments	170,886	208,474	12/31/2023	T-12	92.4%	402,115	165,337	236,777	7,200
45	Loan	29	1	Ramar Mobile Home Park	88,229	245,422	12/31/2023	T-12	94.6%	419,473	162,943	256,530	2,750

A-16

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
					15		7, 14	7, 14	7	7	5
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	241,188	7,187,704	1.73	1.67	11.7%	11.3%	107,000,000	As Is
2	Loan	4	1	Spring Valley Marketplace	113,546	5,193,449	1.49	1.45	9.5%	9.3%	80,000,000	As Is
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	0	11,306,694	1.45	1.44	11.4%	11.3%	160,100,000	Prospective As Complete and As Stabilized
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	0	3,630,153	1.54	1.53	10.2%	10.1%	70,200,000	As Is
4.01	Property		1	Pine Hill & Pine Manor	0	1,227,735					24,100,000	As Is
4.02	Property		1	Highridge	0	1,133,613					21,800,000	As Is
4.03	Property		1	Crumley Farms	0	568,200					11,200,000	As Is
4.04	Property		1	Boulder Trails	0	520,947					9,700,000	As Is
4.05	Property		1	Sizemore	0	179,658					3,400,000	As Is
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	0	3,995,440	1.87	1.68	16.2%	14.5%	46,900,000	As Is
5.01	Property		1	East Bay Inn	0	1,003,794					11,300,000	As Is
5.02	Property		1	Eliza Thompson House	0	719,854					7,700,000	As Is
5.03	Property		1	Marrero's Guest Mansion	0	658,686					9,500,000	As Is
5.04	Property		1	Hotel Mountain Brook	0	585,137					6,100,000	As Is
5.05	Property		1	The Gastonian	0	535,800					6,200,000	As Is
5.06	Property		1	Kehoe House	0	492,170					6,100,000	As Is
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	0	20,070,365	2.50	2.50	13.6%	13.6%	378,000,000	As Is
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	338,883	3,563,017	2.68	2.36	16.1%	14.3%	45,000,000	As Is
8	Loan	3, 31	1	Than Tower	0	2,029,366	1.26	1.25	8.5%	8.4%	35,300,000	As Is
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	0	2,573,181	1.62	1.59	11.2%	11.0%	39,100,000	As Is
9.01	Property		1	Westlake RV Resort	0	938,910					12,400,000	As Is
9.02	Property		1	Eastlake RV Resort	0	554,058					8,300,000	As Is
9.03	Property		1	Northlake RV Resort	0	484,598					7,600,000	As Is
9.04	Property		1	Westlake Self Storage	0	340,538					5,800,000	As Is
9.05	Property		1	Lakeview Expansion RV Resort	0	255,077					5,000,000	As Is
10	Loan	3, 18, 31	1	321-325 West 42nd Street	3,000	1,781,972	1.29	1.28	7.8%	7.7%	33,200,000	As Is
11	Loan	16, 19, 30, 31	1	The Life Hotel	0	2,050,334	1.72	1.49	12.8%	11.1%	42,500,000	As Is
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	36,067	1,611,221	1.46	1.41	9.7%	9.4%	25,600,000	As Is
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	218,538	7,924,853	1.30	1.25	8.9%	8.5%	160,300,000	As Stabilized
14	Loan	16, 23, 29	1	Supreme High Street Retail	8,370	1,317,902	1.32	1.31	8.9%	8.8%	21,600,000	As Is
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	0	1,218,604	1.45	1.43	9.5%	9.4%	24,950,000	As Is
15.01	Property		1	Beechgrove Self Storage	0	681,593					13,050,000	As Is
15.02	Property		1	Buttermilk Pike Self Storage	0	537,011					11,900,000	As Is
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	41,246	1,174,522	1.45	1.38	10.3%	9.8%	21,900,000	As Is
17	Loan	5, 16, 27	1	22 Milford Street	0	1,048,024	1.35	1.33	9.5%	9.4%	18,100,000	As Stabilized
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	0	3,021,660	1.34	1.33	8.5%	8.4%	59,100,000	As Is
19	Loan	3	1	City Deck Landing	6,975	940,118	1.36	1.32	9.0%	8.7%	16,000,000	As Is
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	0	1,046,460	1.45	1.42	10.1%	9.9%	19,690,000	As Is
20.01	Property		1	Rolling Hills	0	219,952					4,900,000	As Is
20.02	Property		1	Pineview	0	182,730					3,950,000	As Is
20.03	Property		1	Pleasant Acres	0	142,782					2,850,000	As Is
20.04	Property		1	Carolina Pines	0	155,786					2,700,000	As Is
20.05	Property		1	Zion Meadows	0	162,827					2,650,000	As Is
20.06	Property		1	Hildebran Highlands	0	70,672					1,100,000	As Is
20.07	Property		1	Quaker Meadows	0	70,312					840,000	As Is
20.08	Property		1	Green Acres	0	41,399					700,000	As Is
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	37,956	1,117,913	1.66	1.58	11.2%	10.6%	23,400,000	As Is
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	0	91,922,034	3.30	3.29	16.5%	16.4%	1,644,000,000	As Is with Escrow Reserve
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	0	808,894	1.26	1.25	8.3%	8.3%	15,600,000	As Is
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	1,905,885	79,902,305	2.07	1.96	11.3%	10.7%	1,706,541,600	As Portfolio
24.01	Property		1	996 Paragon Way	141,753	5,194,017					91,500,000	As Is
24.02	Property		1	91-399 Kauhi	0	(645,916)					80,740,000	As Is
24.03	Property		1	11224 Will Walker Road	79,435	3,155,617					54,100,000	As Is
24.04	Property		1	10450 Doral Boulevard	36,042	2,252,067					70,600,000	As Is
24.05	Property		1	1580, 1590 & 1600 Williams Road	113,993	3,019,502					47,900,000	As Is
24.06	Property		1	32150 Just Imagine Drive	96,728	2,676,543					47,600,000	As Is
24.07	Property		1	6850 Weber Boulevard	39,798	2,511,230					44,800,000	As Is
24.08	Property		1	1341 N. Clyde Morris Blvd.	59,916	2,159,333					45,100,000	As Is
24.09	Property		1	27200 SW 127th Avenue	35,663	1,927,699					43,800,000	As Is
24.1	Property		1	7410 Magi Road	45,360	2,158,002					42,700,000	As Is
24.11	Property		1	2375 East Newlands Road	50,625	1,905,472					41,500,000	As Is
24.12	Property		1	3800 Midlink Drive	23,775	2,344,222					37,800,000	As Is
24.13	Property		1	13509 Waterworks Street	45,729	1,771,236					37,200,000	As Is
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	59,096	2,445,295					37,100,000	As Is
24.15	Property		1	91-141 Kalaeloa	0	1,804,089					36,500,000	As Is
24.16	Property		1	9860 West Buckeye Road	43,207	1,333,496					41,800,000	As Is
24.17	Property		1	125 North Troy Hill Road	33,780	1,889,735					32,900,000	As Is
24.18	Property		1	11900 Trolley Lane	22,332	1,348,410					25,300,000	As Is
24.19	Property		1	11501 Wilkinson Drive	21,630	1,347,968					25,000,000	As Is
24.2	Property		1	2300 North 33rd Avenue East	50,694	1,583,107					24,230,000	As Is
24.21	Property		1	5001 West Delbridge Street	25,076	1,351,280					23,020,000	As Is
24.22	Property		1	91-238 Kauhi	12,798	1,280,397					22,950,000	As Is
24.23	Property		1	1892 Anfield Road	18,252	1,196,335					21,500,000	As Is
24.24	Property		1	9215-9347 E Pendleton Pike	80,215	(1,417,288)					25,200,000	As Is
24.25	Property		1	955 Aeroplaza Drive	18,759	1,099,260					20,500,000	As Is
24.26	Property		1	3155 Grissom Parkway	21,621	1,131,558					19,800,000	As Is
24.27	Property		1	3502 Enterprise Avenue	34,703	1,127,614					19,700,000	As Is
24.28	Property		1	3870 Ronald Reagan Boulevard	14,578	987,068					18,500,000	As Is
24.29	Property		1	700 Marine Drive	30,147	1,053,162					17,960,000	As Is
24.3	Property		1	3245 Henry Road	19,673	1,174,808					17,750,000	As Is
24.31	Property		1	2701 S.W. 18th Street	23,751	1,034,502					17,000,000	As Is
24.32	Property		1	2482 Century Drive	37,500	1,206,623					15,700,000	As Is
24.33	Property		1	158 West Yard Road	53,100	1,055,695					15,500,000	As Is
24.34	Property		1	55 Commerce Avenue	18,750	1,125,210					15,400,000	As Is
24.35	Property		1	1415 West Commerce Way	33,300	976,512					15,670,000	As Is

A-17

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
					15		7, 14	7, 14	7	7	5
24.36	Property		1	1095 South 4800 West	22,545	(466,688)					18,500,000	As Is
24.37	Property		1	950 Bennett Road	16,593	600,416					15,900,000	As Is
24.38	Property		1	985 Kershaw Street	10,460	702,788					14,700,000	As Is
24.39	Property		1	1990 Hood Road	28,500	933,436					14,000,000	As Is
24.4	Property		1	17200 Manchac Park Lane	18,772	958,158					13,980,000	As Is
24.41	Property		1	7409 Magi Road	13,766	815,052					13,800,000	As Is
24.42	Property		1	91-329 Kauhi	7,165	589,534					13,300,000	As Is
24.43	Property		1	1985 International Way	28,410	686,254					13,200,000	As Is
24.44	Property		1	200 Orange Point Drive	18,759	860,158					12,950,000	As Is
24.45	Property		1	91-241 Kalaeloa	6,750	696,483					12,400,000	As Is
24.46	Property		1	2311 South Park Road	20,625	806,145					11,900,000	As Is
24.47	Property		1	2820 State Highway 31	8,892	732,316					11,700,000	As Is
24.48	Property		1	8000 Mid America Blvd.	16,554	832,384					11,000,000	As Is
24.49	Property		1	14257 E. Easter Avenue	10,480	577,965					10,900,000	As Is
24.5	Property		1	91-080 Hanua	0	459,954					10,720,000	As Is
24.51	Property		1	3736 Salisbury Road	14,382	458,675					10,500,000	As Is
24.52	Property		1	91-027 Kaomi Loop	0	(5,430)					11,950,000	As Is
24.53	Property		1	150 Greenhorn Drive	8,130	523,600					9,600,000	As Is
24.54	Property		1	7130 Q Street	13,367	574,210					9,460,000	As Is
24.55	Property		1	235 Great Pond Road	17,063	357,857					13,180,000	As Is
24.56	Property		1	510 Production Avenue	13,334	552,904					9,300,000	As Is
24.57	Property		1	91-150 Kaomi Loop	0	338,217					8,940,000	As Is
24.58	Property		1	4501 Industrial Drive	9,632	439,171					7,700,000	As Is
24.59	Property		1	91-222 Olai	0	426,195					7,670,000	As Is
24.6	Property		1	2580 Technology Drive	13,368	497,465					7,600,000	As Is
24.61	Property		1	301 Commerce Drive	11,289	473,430					6,900,000	As Is
24.62	Property		1	7121 South Fifth Avenue	5,009	434,903					6,800,000	As Is
24.63	Property		1	590 Assembly Court	22,200	(88,239)					8,050,000	As Is
24.64	Property		1	91-250 Komohana	0	290,481					6,425,000	As Is
24.65	Property		1	91-220 Kalaeloa	3,456	359,765					6,350,000	As Is
24.66	Property		1	91-185 Kalaeloa	0	276,629					6,265,000	As Is
24.67	Property		1	91-300 Hanua	4,248	384,558					6,225,000	As Is
24.68	Property		1	5501 Providence Hill Drive	10,004	370,984					6,500,000	As Is
24.69	Property		1	91-259 Olai	0	260,862					6,435,000	As Is
24.7	Property		1	2 Tower Drive	9,359	311,588					5,690,000	As Is
24.71	Property		1	91-064 Kaomi Loop	0	279,154					5,345,000	As Is
24.72	Property		1	91-202 Kalaeloa	12,586	332,815					5,250,000	As Is
24.73	Property		1	2100 NW 82nd Avenue	5,550	208,126					7,200,000	As Is
24.74	Property		1	91-102 Kaomi Loop	0	367,364					5,175,000	As Is
24.75	Property		1	1230 West 171st Street	6,062	386,068					4,900,000	As Is
24.76	Property		1	91-400 Komohana	0	221,383					5,135,000	As Is
24.77	Property		1	91-265 Hanua	0	232,115					5,055,000	As Is
24.78	Property		1	91-255 Hanua	0	268,106					5,000,000	As Is
24.79	Property		1	1415 Industrial Drive	6,574	346,812					4,700,000	As Is
24.8	Property		1	209 South Bud Street	10,544	393,333					4,540,000	As Is
24.81	Property		1	91-110 Kaomi Loop	0	215,538					4,730,000	As Is
24.82	Property		1	3900 NE 6th Street	3,647	320,414					4,300,000	As Is
24.83	Property		1	91-218 Olai	0	185,040					4,855,000	As Is
24.84	Property		1	5795 Logistics Parkway	5,825	320,267					3,900,000	As Is
24.85	Property		1	91-210 Kauhi	2,492	249,473					3,600,000	As Is
24.86	Property		1	435 SE 70th Street	6,000	254,164					3,550,000	As Is
24.87	Property		1	2902 Gun Club Road	8,904	(131,698)					4,100,000	As Is
24.88	Property		1	91-210 Olai	0	188,860					3,310,000	As Is
24.89	Property		1	91-95 Hanua	0	141,773					3,130,000	As Is
24.9	Property		1	2401 Cram Avenue SE	3,249	176,603					3,100,000	As Is
24.91	Property		1	91-083 Hanua	0	132,506					3,160,000	As Is
24.92	Property		1	91-119 Olai	0	229,016					3,085,000	As Is
24.93	Property		1	3425 Maple Drive	3,810	175,138					2,940,000	As Is
24.94	Property		1	91-174 Olai	0	155,229					2,700,000	As Is
24.95	Property		1	5156 American Road	5,754	173,249					2,600,000	As Is
24.96	Property		1	91-252 Kauhi	0	105,357					3,205,000	As Is
24.97	Property		1	91-349 Kauhi	0	98,613					2,585,000	As Is
24.98	Property		1	91-175 Olai	0	93,247					2,205,000	As Is
24.99	Property		1	91-087 Hanua	0	53,052					1,195,000	As Is
24.1	Property		1	91-171 Olai	0	53,062					1,190,000	As Is
24.101	Property		1	91-410 Komohana	0	52,115					1,040,000	As Is
24.102	Property		1	91-416 Komohana	0	39,970					1,490,000	As Is
25	Loan	16, 18	1	East 232nd Street	0	741,672	1.38	1.37	8.8%	8.7%	13,400,000	As Is
26	Loan		1	30-58 and 30-64 34th Street	0	801,209	1.46	1.43	9.1%	8.9%	13,800,000	As Is
27	Loan	19	1	The Vue at 214	0	950,874	1.69	1.61	11.2%	10.7%	12,680,000	As Is
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	0	2,357,037	1.42	1.38	10.4%	10.1%	41,500,000	Hypothetical Market Value Encumbered by HFC
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	0	672,572	1.44	1.43	8.7%	8.7%	12,300,000	As Is
30	Loan		1	Playa Blanca Apartments	0	817,196	1.62	1.57	11.1%	10.7%	12,650,000	As Is
31	Loan	25	1	Mini U Storage - Fairfax Station	0	866,457	2.23	2.21	13.5%	13.3%	16,550,000	As Is
32	Loan	23, 30	1	Waterfront Office	60,595	765,709	1.89	1.73	12.9%	11.8%	10,850,000	As Is - Assuming Pisenti executes the extension
33	Loan	16, 25	1	River View MHC	0	492,618	1.34	1.33	9.2%	9.1%	8,950,000	As Is
34	Loan	16	1	340 Broadway	0	425,766	1.25	1.25	8.1%	8.0%	7,450,000	As Is
35	Loan		1	Palisades Apartments	0	571,367	1.71	1.64	11.4%	11.0%	9,000,000	As Is
36	Loan		1	6100 Rockside Woods	93,428	623,438	1.92	1.63	14.2%	12.1%	8,300,000	As Is
37	Loan	25	1	Mini U Storage - Richmond	0	458,533	1.34	1.31	9.3%	9.1%	10,300,000	As Is
38	Loan	3, 10, 19	1	116 St. Marks	1,500	383,923	1.47	1.45	8.4%	8.3%	6,670,000	As Is
39	Loan	25	1	Mini U Storage - Highlands Ranch	0	428,655	1.36	1.34	9.4%	9.3%	9,575,000	As Is
40	Loan	7, 15, 16, 19	1	Century Business Center	0	7,510,237	1.82	1.77	12.2%	11.9%	166,000,000	As Is
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	0	277,694	1.27	1.22	8.7%	8.4%	6,800,000	As Is
41.01	Property		1	Shannon Apartments	0	167,074					4,390,000	As Is
41.02	Property		1	Kimberly Apartments	0	110,620					2,410,000	As Is
42	Loan	2, 16	1	41 North Main Street	0	295,540	1.50	1.44	9.3%	9.0%	4,800,000	As Is
43	Loan	25	1	Mini U Storage - Houston Katy	0	301,698	1.33	1.30	9.4%	9.2%	9,800,000	As Is
44	Loan	25	1	Kenneth Apartments	0	229,577	1.27	1.23	8.8%	8.6%	4,710,000	As Is
45	Loan	29	1	Ramar Mobile Home Park	0	253,780	1.31	1.29	10.3%	10.2%	5,000,000	As Is

A-18

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
						5, 7	5, 7	3,4			4, 21, 22, 23, 28
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	7/16/2025	59.6%	59.6%	100.0%	7/8/2025	No	Herman Miller Inc.
2	Loan	4	1	Spring Valley Marketplace	8/30/2025	70.0%	70.0%	89.8%	8/29/2025	No	BINGO Wholesale
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	5/1/2027	62.5%	62.5%	95.1%	8/1/2025	No	MetLife
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	7/10/2025	51.3%	51.3%	96.4%	7/1/2025
4.01	Property		1	Pine Hill & Pine Manor	7/10/2025			98.8%	7/1/2025	NAP	NAP
4.02	Property		1	Highridge	7/10/2025			93.0%	7/1/2025	NAP	NAP
4.03	Property		1	Crumley Farms	7/10/2025			98.3%	7/1/2025	NAP	NAP
4.04	Property		1	Boulder Trails	7/10/2025			94.0%	7/1/2025	NAP	NAP
4.05	Property		1	Sizemore	7/10/2025			100.0%	7/1/2025	NAP	NAP
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	Various	58.6%	56.0%	71.3%	6/30/2025
5.01	Property		1	East Bay Inn	5/7/2025			73.8%	6/30/2025	NAP	NAP
5.02	Property		1	Eliza Thompson House	5/7/2025			76.2%	6/30/2025	NAP	NAP
5.03	Property		1	Marrero's Guest Mansion	5/12/2025			74.8%	6/30/2025	NAP	NAP
5.04	Property		1	Hotel Mountain Brook	5/6/2025			56.3%	6/30/2025	NAP	NAP
5.05	Property		1	The Gastonian	5/7/2025			71.1%	6/30/2025	NAP	NAP
5.06	Property		1	Kehoe House	5/7/2025			77.1%	6/30/2025	NAP	NAP
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	4/30/2025	39.2%	39.2%	97.6%	7/2/2025	NAP	NAP
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	7/28/2025	55.6%	55.6%	85.3%	8/18/2025	No	Resources for Human
8	Loan	3, 31	1	Than Tower	8/6/2025	68.6%	68.6%	95.2%	8/7/2025	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	Various	60.0%	60.0%	78.4%	Various
9.01	Property		1	Westlake RV Resort	6/16/2025			87.9%	6/30/2025	NAP	NAP
9.02	Property		1	Eastlake RV Resort	6/19/2025			71.7%	6/30/2025	NAP	NAP
9.03	Property		1	Northlake RV Resort	6/19/2025			71.2%	6/30/2025	NAP	NAP
9.04	Property		1	Westlake Self Storage	6/16/2025			87.1%	7/1/2025	NAP	NAP
9.05	Property		1	Lakeview Expansion RV Resort	6/16/2025			65.1%	6/30/2025	NAP	NAP
10	Loan	3, 18, 31	1	321-325 West 42nd Street	7/29/2025	69.3%	69.3%	94.4%	7/31/2025	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	5/15/2025	43.5%	43.5%	82.4%	6/30/2025	NAP	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	6/24/2025	67.3%	67.3%	100.0%	7/15/2025	No	Commercial Van Interiors
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	6/1/2026	58.0%	58.0%	78.1%	6/1/2025	No	Detroit Manufacturing Systems, LLC
14	Loan	16, 23, 29	1	Supreme High Street Retail	6/16/2025	69.4%	69.4%	100.0%	10/6/2025	Yes	Supreme
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	6/11/2025	52.1%	52.1%	81.9%	9/6/2025
15.01	Property		1	Beechgrove Self Storage	6/11/2025			86.4%	9/6/2025	NAP	NAP
15.02	Property		1	Buttermilk Pike Self Storage	6/11/2025			76.1%	9/6/2025	NAP	NAP
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	4/18/2025	54.7%	54.7%	100.0%	7/1/2025	No	Bashas #155
17	Loan	5, 16, 27	1	22 Milford Street	9/1/2025	61.3%	61.3%	100.0%	8/7/2025	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	6/18/2025	60.9%	60.9%	95.3%	8/1/2025	NAP	NAP
19	Loan	3	1	City Deck Landing	6/2/2025	67.2%	67.2%	93.5%	8/27/2025	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	Various	53.8%	53.8%	87.7%	7/1/2025
20.01	Property		1	Rolling Hills	6/25/2025			80.2%	7/1/2025	NAP	NAP
20.02	Property		1	Pineview	6/11/2025			76.7%	7/1/2025	NAP	NAP
20.03	Property		1	Pleasant Acres	6/25/2025			96.0%	7/1/2025	NAP	NAP
20.04	Property		1	Carolina Pines	6/25/2025			93.6%	7/1/2025	NAP	NAP
20.05	Property		1	Zion Meadows	6/12/2025			100.0%	7/1/2025	NAP	NAP
20.06	Property		1	Hildebran Highlands	6/12/2025			92.9%	7/1/2025	NAP	NAP
20.07	Property		1	Quaker Meadows	6/12/2025			100.0%	7/1/2025	NAP	NAP
20.08	Property		1	Green Acres	6/25/2025			100.0%	7/1/2025	NAP	NAP
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	4/9/2025	44.9%	44.9%	100.0%	8/20/2025	No	VINMAX
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	6/10/2025	34.0%	34.0%	99.6%	7/1/2025	No	Vertex Pharmaceuticals Incorporated
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	6/30/2025	62.8%	62.8%	100.0%	6/30/2025	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	4/10/2025	43.8%	43.8%	82.9%	Various
24.01	Property		1	996 Paragon Way	4/4/2025			100.0%	10/9/2025	Yes	Exel Inc.
24.02	Property		1	91-399 Kauhi	4/7/2025			0.5%	5/1/2025	No	Board of Water Supply, City and County of Honolulu
24.03	Property		1	11224 Will Walker Road	4/8/2025			100.0%	10/9/2025	Yes	Mercedes Benz US International, Inc.
24.04	Property		1	10450 Doral Boulevard	4/8/2025			100.0%	10/9/2025	Yes	Hellmann Worldwide Logistics Inc.
24.05	Property		1	1580, 1590 & 1600 Williams Road	4/10/2025			100.0%	10/9/2025	Yes	ODW Logistics, Inc.
24.06	Property		1	32150 Just Imagine Drive	4/8/2025			100.0%	10/9/2025	Yes	Shurtape Technologies, LLC
24.07	Property		1	6850 Weber Boulevard	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.08	Property		1	1341 N. Clyde Morris Blvd.	4/7/2025			100.0%	10/9/2025	Yes	B Braun Melsungen Aktiengesellschaft
24.09	Property		1	27200 SW 127th Avenue	4/8/2025			100.0%	10/9/2025	Yes	FedEx
24.1	Property		1	7410 Magi Road	4/7/2025			100.0%	10/9/2025	Yes	Science Applications International Corporation
24.11	Property		1	2375 East Newlands Road	4/4/2025			100.0%	10/9/2025	Yes	Trex Company, Inc.
24.12	Property		1	3800 Midlink Drive	4/7/2025			100.0%	10/9/2025	Yes	General Mills Operations, LLC
24.13	Property		1	13509 Waterworks Street	4/4/2025			100.0%	10/9/2025	Yes	FedEx
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	4/4/2025			100.0%	10/9/2025	Yes	Packaging Corp of America
24.15	Property		1	91-141 Kalaeloa	4/7/2025			100.0%	10/9/2025	Yes	Par Hawaii Refining, LLC
24.16	Property		1	9860 West Buckeye Road	4/7/2025			100.0%	10/9/2025	Yes	Western Container Corporation
24.17	Property		1	125 North Troy Hill Road	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.18	Property		1	11900 Trolley Lane	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.19	Property		1	11501 Wilkinson Drive	4/3/2025			100.0%	10/9/2025	Yes	FedEx
24.2	Property		1	2300 North 33rd Avenue East	4/9/2025			100.0%	10/9/2025	Yes	TPI Iowa, LLC
24.21	Property		1	5001 West Delbridge Street	4/8/2025			100.0%	10/9/2025	Yes	Amesbury Truth
24.22	Property		1	91-238 Kauhi	4/7/2025			100.0%	10/9/2025	Yes	Fileminders of Hawaii, LLC
24.23	Property		1	1892 Anfield Road	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.24	Property		1	9215-9347 E Pendleton Pike	4/7/2025			0.0%	5/1/2025	No	NAP
24.25	Property		1	955 Aeroplaza Drive	4/7/2025			100.0%	10/9/2025	Yes	American Tire Distributors, Inc.
24.26	Property		1	3155 Grissom Parkway	4/4/2025			100.0%	10/9/2025	Yes	FedEx
24.27	Property		1	3502 Enterprise Avenue	4/4/2025			100.0%	10/9/2025	Yes	Refresco Beverages US Inc.
24.28	Property		1	3870 Ronald Reagan Boulevard	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.29	Property		1	700 Marine Drive	4/4/2025			100.0%	10/9/2025	Yes	3D Systems, Inc.
24.3	Property		1	3245 Henry Road	4/8/2025			100.0%	10/9/2025	Yes	FedEx
24.31	Property		1	2701 S.W. 18th Street	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.32	Property		1	2482 Century Drive	4/4/2025			100.0%	10/9/2025	Yes	Brinkley RV
24.33	Property		1	158 West Yard Road	4/7/2025			100.0%	10/9/2025	Yes	Owens Corning Insulating Systems, LLC
24.34	Property		1	55 Commerce Avenue	4/7/2025			100.0%	10/9/2025	Yes	American Tire Distributors, Inc.
24.35	Property		1	1415 West Commerce Way	4/9/2025			100.0%	10/9/2025	Yes	American Tire Distributors, Inc.

A-19

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
						5, 7	5, 7	3,4			4, 21, 22, 23, 28
24.36	Property		1	1095 South 4800 West	4/3/2025			0.0%	5/1/2025	No	NAP
24.37	Property		1	950 Bennett Road	4/3/2025			100.0%	10/9/2025	Yes	FedEx
24.38	Property		1	985 Kershaw Street	4/3/2025			100.0%	10/9/2025	Yes	FedEx
24.39	Property		1	1990 Hood Road	4/3/2025			100.0%	10/9/2025	Yes	Refresco Beverages US Inc.
24.4	Property		1	17200 Manchac Park Lane	4/7/2025			100.0%	10/9/2025	Yes	American Tire Distributors, Inc.
24.41	Property		1	7409 Magi Road	4/7/2025			100.0%	10/9/2025	Yes	Amazon.com, Inc.
24.42	Property		1	91-329 Kauhi	4/7/2025			87.9%	5/1/2025	No	GSA - Animal and Plant Health Inspection Services (GS-09B-02288)
24.43	Property		1	1985 International Way	4/9/2025			100.0%	10/9/2025	Yes	Verst Group Logistics, Inc.
24.44	Property		1	200 Orange Point Drive	4/10/2025			100.0%	10/9/2025	Yes	American Tire Distributors, Inc.
24.45	Property		1	91-241 Kalaeloa	4/7/2025			100.0%	5/1/2025	No	The Kelleher Corporation
24.46	Property		1	2311 South Park Road	4/8/2025			100.0%	10/9/2025	Yes	Challenger Lifts, Inc.
24.47	Property		1	2820 State Highway 31	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.48	Property		1	8000 Mid America Blvd.	4/7/2025			100.0%	10/9/2025	Yes	Bunzl
24.49	Property		1	14257 E. Easter Avenue	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.5	Property		1	91-080 Hanua	4/7/2025			100.0%	10/9/2025	Yes	National Industrial Tire of Hawaii Inc.
24.51	Property		1	3736 Salisbury Road	4/4/2025			100.0%	10/9/2025	Yes	FedEx
24.52	Property		1	91-027 Kaomi Loop	4/7/2025			100.0%	10/9/2025	Yes	Simonpietri Enterprises
24.53	Property		1	150 Greenhorn Drive	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.54	Property		1	7130 Q Street	4/8/2025			100.0%	10/9/2025	Yes	FedEx
24.55	Property		1	235 Great Pond Road	4/3/2025			100.0%	10/9/2025	Yes	Central National Gottesman
24.56	Property		1	510 Production Avenue	4/8/2025			100.0%	10/9/2025	Yes	FedEx
24.57	Property		1	91-150 Kaomi Loop	4/7/2025			100.0%	10/9/2025	Yes	Phoenix V LLC
24.58	Property		1	4501 Industrial Drive	4/4/2025			100.0%	10/9/2025	Yes	FedEx
24.59	Property		1	91-222 Olai	4/7/2025			100.0%	10/9/2025	Yes	Discount Auto Parts
24.6	Property		1	2580 Technology Drive	4/8/2025			100.0%	10/9/2025	Yes	Joseph T. Ryerson and Son, Inc.
24.61	Property		1	301 Commerce Drive	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.62	Property		1	7121 South Fifth Avenue	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.63	Property		1	590 Assembly Court	4/7/2025			0.0%	5/1/2025	No	NAP
24.64	Property		1	91-250 Komohana	4/7/2025			100.0%	10/9/2025	Yes	Mendocino Forest Products Company LLC
24.65	Property		1	91-220 Kalaeloa	4/7/2025			100.0%	10/9/2025	Yes	Clean Harbors Environmental Services, Inc.
24.66	Property		1	91-185 Kalaeloa	4/7/2025			100.0%	10/9/2025	Yes	Lenox Metals, LLC
24.67	Property		1	91-300 Hanua	4/7/2025			100.0%	10/9/2025	Yes	HPM Building Supply
24.68	Property		1	5501 Providence Hill Drive	4/4/2025			100.0%	10/9/2025	Yes	FedEx
24.69	Property		1	91-259 Olai	4/7/2025			100.0%	5/1/2025	No	Energetic Construction, LLC
24.7	Property		1	2 Tower Drive	4/4/2025			100.0%	10/9/2025	Yes	Specialty Cable Corporation
24.71	Property		1	91-064 Kaomi Loop	4/7/2025			100.0%	10/9/2025	Yes	Kila Construction, Inc.
24.72	Property		1	91-202 Kalaeloa	4/7/2025			100.0%	5/1/2025	No	Confluence Corporation
24.73	Property		1	2100 NW 82nd Avenue	4/8/2025			100.0%	10/9/2025	Yes	V.A. Leasing Corporation
24.74	Property		1	91-102 Kaomi Loop	4/7/2025			100.0%	10/9/2025	Yes	Airgas USA, LLC
24.75	Property		1	1230 West 171st Street	4/3/2025			100.0%	10/9/2025	Yes	The American Bottling Company
24.76	Property		1	91-400 Komohana	4/7/2025			100.0%	10/9/2025	Yes	Bomat Holding Company, Inc.
24.77	Property		1	91-265 Hanua	4/7/2025			100.0%	5/1/2025	No	Mira Image Construction
24.78	Property		1	91-255 Hanua	4/7/2025			100.0%	10/9/2025	Yes	Sunbelt Rentals, Inc.
24.79	Property		1	1415 Industrial Drive	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.8	Property		1	209 South Bud Street	4/7/2025			100.0%	10/9/2025	Yes	VRC Companies, LLC
24.81	Property		1	91-110 Kaomi Loop	4/7/2025			100.0%	10/9/2025	Yes	Pacific Allied Products, Ltd.
24.82	Property		1	3900 NE 6th Street	4/4/2025			100.0%	10/9/2025	Yes	FedEx
24.83	Property		1	91-218 Olai	4/7/2025			100.0%	10/9/2025	Yes	McClone Construction
24.84	Property		1	5795 Logistics Parkway	4/8/2025			100.0%	10/9/2025	Yes	BE Aerospace, Inc.
24.85	Property		1	91-210 Kauhi	4/7/2025			100.0%	10/9/2025	Yes	Sunbelt Rentals, Inc.
24.86	Property		1	435 SE 70th Street	4/4/2025			100.0%	10/9/2025	Yes	Heartland Coca-Cola Bottling Company, LLC
24.87	Property		1	2902 Gun Club Road	4/4/2025			0.0%	5/1/2025	No	NAP
24.88	Property		1	91-210 Olai	4/7/2025			100.0%	10/9/2025	Yes	Michael Joseph Signaigo and Alicia Maria Signaigo
24.89	Property		1	91-95 Hanua	4/7/2025			100.0%	10/9/2025	Yes	Michael Joseph Signaigo and Alicia Maria Signaigo
24.9	Property		1	2401 Cram Avenue SE	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.91	Property		1	91-083 Hanua	4/7/2025			100.0%	10/9/2025	Yes	ACA Services, Inc.
24.92	Property		1	91-119 Olai	4/7/2025			100.0%	10/9/2025	Yes	Robert's Hawaii, Inc
24.93	Property		1	3425 Maple Drive	4/7/2025			100.0%	10/9/2025	Yes	FedEx
24.94	Property		1	91-174 Olai	4/7/2025			91.4%	5/1/2025	No	Kainoa J. Ahsing
24.95	Property		1	5156 American Road	4/8/2025			100.0%	10/9/2025	Yes	FedEx
24.96	Property		1	91-252 Kauhi	4/7/2025			100.0%	10/9/2025	Yes	Kila Construction, Inc.
24.97	Property		1	91-349 Kauhi	4/7/2025			100.0%	10/9/2025	Yes	Bomat Holding Company, Inc.
24.98	Property		1	91-175 Olai	4/7/2025			100.0%	10/9/2025	Yes	Doc Bailey Cranes & Equipment of Hawaii, Inc.
24.99	Property		1	91-087 Hanua	4/7/2025			100.0%	10/9/2025	Yes	Specialty Surfacing Company, Hawaii, Inc.
24.1	Property		1	91-171 Olai	4/7/2025			100.0%	10/9/2025	Yes	Windward Moving and Storage Company Inc.
24.101	Property		1	91-410 Komohana	4/7/2025			100.0%	10/9/2025	Yes	CPH, LLC
24.102	Property		1	91-416 Komohana	4/7/2025			100.0%	10/9/2025	Yes	CPH, LLC
25	Loan	16, 18	1	East 232nd Street	3/5/2025	63.4%	63.4%	80.0%	8/26/2025	NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street	7/2/2025	65.2%	65.2%	100.0%	7/24/2025	NAP	NAP
27	Loan	19	1	The Vue at 214	7/11/2025	70.0%	70.0%	97.9%	8/1/2025	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	4/4/2025	56.0%	56.0%	93.8%	4/4/2025	NAP	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	4/9/2025	63.0%	63.0%	100.0%	9/2/2025	No	Sahakyan Bagramyan Fund Inc
30	Loan		1	Playa Blanca Apartments	7/7/2025	60.5%	60.5%	95.9%	7/1/2025	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	5/31/2025	39.3%	39.3%	90.5%	5/31/2025	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	6/11/2025	59.9%	59.9%	95.4%	7/31/2025	No	Solarius Aviation
33	Loan	16, 25	1	River View MHC	6/19/2025	60.6%	60.6%	93.3%	7/1/2025	NAP	NAP
34	Loan	16	1	340 Broadway	4/22/2025	71.1%	71.1%	100.0%	5/7/2025	NAP	NAP
35	Loan		1	Palisades Apartments	7/25/2025	57.8%	57.8%	96.8%	8/6/2025	NAP	NAP
36	Loan		1	6100 Rockside Woods	6/17/2025	62.2%	62.2%	84.2%	6/24/2025	No	Lighthouse Insurance Group
37	Loan	25	1	Mini U Storage - Richmond	6/13/2025	48.7%	48.7%	89.5%	5/31/2025	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	8/1/2025	69.3%	69.3%	100.0%	7/17/2025	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	6/7/2025	48.3%	48.3%	90.4%	5/31/2025	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	3/5/2025	38.1%	38.1%	100.0%	10/6/2025	Yes	SpaceX
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	5/8/2025	48.5%	48.5%	93.5%	7/15/2025
41.01	Property		1	Shannon Apartments	5/8/2025			90.9%	7/15/2025	NAP	NAP
41.02	Property		1	Kimberly Apartments	5/8/2025			100.0%	7/15/2025	NAP	NAP
42	Loan	2, 16	1	41 North Main Street	7/7/2025	68.8%	68.8%	100.0%	8/1/2025	No	Fyzical
43	Loan	25	1	Mini U Storage - Houston Katy	6/13/2025	33.6%	33.6%	81.3%	5/31/2025	NAP	NAP
44	Loan	25	1	Kenneth Apartments	5/8/2025	57.0%	57.0%	95.8%	7/30/2025	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	7/1/2025	50.0%	50.0%	94.6%	8/21/2025	NAP	NAP

A-20

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA
								4, 21, 22, 23, 28
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	59,317	49.2%	2/28/2031	Maharam Fabric Corporation	22,623	18.8%
2	Loan	4	1	Spring Valley Marketplace	50,411	22.2%	1/13/2041	SkyZone (SZ Park 226 LLC)	30,795	13.6%
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	180,859	34.9%	12/31/2042	PTC Therapeutics	180,859	34.9%
4	Loan	6, 12, 29	5	Southeast MHC Portfolio
4.01	Property		1	Pine Hill & Pine Manor	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Highridge	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Crumley Farms	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Boulder Trails	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Sizemore	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio
5.01	Property		1	East Bay Inn	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Eliza Thompson House	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Marrero's Guest Mansion	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Hotel Mountain Brook	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	The Gastonian	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Kehoe House	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	98,156	14.5%	9/30/2026	Southeastern Pennsyl	88,509	13.1%
8	Loan	3, 31	1	Than Tower	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio
9.01	Property		1	Westlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Eastlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Northlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Westlake Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Lakeview Expansion RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	25,000	16.7%	5/31/2029	114 Industrial Park II, LLC	25,000	16.7%
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	727,535	50.5%	9/30/2027 (572,610 SF); 10/31/2027 (154,925 SF)	Tiberina Detroit, Inc.	200,000	13.9%
14	Loan	16, 23, 29	1	Supreme High Street Retail	8,370	100.0%	2/28/2035	NAP	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio
15.01	Property		1	Beechgrove Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Buttermilk Pike Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	54,405	65.0%	2/28/2035	Fat Willy's	4,599	5.5%
17	Loan	5, 16, 27	1	22 Milford Street	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3	1	City Deck Landing	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio
20.01	Property		1	Rolling Hills	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Pineview	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Pleasant Acres	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	Carolina Pines	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	Zion Meadows	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	Hildebran Highlands	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	Quaker Meadows	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	97,000	76.7%	8/31/2029	LS Rack, Inc.	29,519	23.3%
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	1,082,417	95.4%	6/30/2044	Bright Horizons Children's Centers LLC	12,665	1.1%
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio
24.01	Property		1	996 Paragon Way	945,023	100.0%	8/31/2029	NAP	NAP	NAP
24.02	Property		1	91-399 Kauhi	10,800	0.5%	3/31/2026	NAP	NAP	NAP
24.03	Property		1	11224 Will Walker Road	529,568	100.0%	11/30/2031	NAP	NAP	NAP
24.04	Property		1	10450 Doral Boulevard	240,283	100.0%	6/30/2028	NAP	NAP	NAP
24.05	Property		1	1580, 1590 & 1600 Williams Road	759,950	100.0%	5/31/2026	NAP	NAP	NAP
24.06	Property		1	32150 Just Imagine Drive	644,850	100.0%	5/31/2031	NAP	NAP	NAP
24.07	Property		1	6850 Weber Boulevard	265,318	100.0%	6/30/2033	NAP	NAP	NAP
24.08	Property		1	1341 N. Clyde Morris Blvd.	399,440	100.0%	2/28/2033	NAP	NAP	NAP
24.09	Property		1	27200 SW 127th Avenue	237,756	100.0%	3/31/2032	NAP	NAP	NAP
24.1	Property		1	7410 Magi Road	302,400	100.0%	6/30/2031	NAP	NAP	NAP
24.11	Property		1	2375 East Newlands Road	337,500	100.0%	5/31/2035	NAP	NAP	NAP
24.12	Property		1	3800 Midlink Drive	158,497	100.0%	7/31/2029	NAP	NAP	NAP
24.13	Property		1	13509 Waterworks Street	304,859	100.0%	12/31/2029	NAP	NAP	NAP
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	393,971	100.0%	7/31/2035	NAP	NAP	NAP
24.15	Property		1	91-141 Kalaeloa	910,491	100.0%	12/31/2029	NAP	NAP	NAP
24.16	Property		1	9860 West Buckeye Road	288,045	100.0%	4/30/2027	NAP	NAP	NAP
24.17	Property		1	125 North Troy Hill Road	225,198	100.0%	1/31/2031	NAP	NAP	NAP
24.18	Property		1	11900 Trolley Lane	148,881	100.0%	7/31/2028	NAP	NAP	NAP
24.19	Property		1	11501 Wilkinson Drive	144,199	100.0%	9/30/2028	NAP	NAP	NAP
24.2	Property		1	2300 North 33rd Avenue East	337,960	100.0%	1/31/2033	NAP	NAP	NAP
24.21	Property		1	5001 West Delbridge Street	167,171	100.0%	2/28/2037	NAP	NAP	NAP
24.22	Property		1	91-238 Kauhi	85,317	100.0%	10/31/2027	NAP	NAP	NAP
24.23	Property		1	1892 Anfield Road	121,683	100.0%	8/31/2032	NAP	NAP	NAP
24.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP
24.25	Property		1	955 Aeroplaza Drive	125,060	100.0%	9/30/2033	NAP	NAP	NAP
24.26	Property		1	3155 Grissom Parkway	144,138	100.0%	9/30/2029	NAP	NAP	NAP
24.27	Property		1	3502 Enterprise Avenue	231,350	100.0%	12/31/2029	NAP	NAP	NAP
24.28	Property		1	3870 Ronald Reagan Boulevard	97,187	100.0%	8/31/2029	NAP	NAP	NAP
24.29	Property		1	700 Marine Drive	200,978	100.0%	6/30/2029	NAP	NAP	NAP
24.3	Property		1	3245 Henry Road	131,152	100.0%	9/30/2029	NAP	NAP	NAP
24.31	Property		1	2701 S.W. 18th Street	158,340	100.0%	7/31/2030	NAP	NAP	NAP
24.32	Property		1	2482 Century Drive	250,000	100.0%	3/31/2030	NAP	NAP	NAP
24.33	Property		1	158 West Yard Road	354,000	100.0%	7/31/2029	NAP	NAP	NAP
24.34	Property		1	55 Commerce Avenue	125,000	100.0%	6/30/2033	NAP	NAP	NAP
24.35	Property		1	1415 West Commerce Way	222,000	100.0%	6/30/2030	NAP	NAP	NAP

A-21

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA
								4, 21, 22, 23, 28
24.36	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP
24.37	Property		1	950 Bennett Road	110,621	100.0%	11/30/2027	NAP	NAP	NAP
24.38	Property		1	985 Kershaw Street	69,734	100.0%	3/31/2035	NAP	NAP	NAP
24.39	Property		1	1990 Hood Road	190,000	100.0%	6/30/2030	NAP	NAP	NAP
24.4	Property		1	17200 Manchac Park Lane	125,147	100.0%	2/28/2034	NAP	NAP	NAP
24.41	Property		1	7409 Magi Road	91,776	100.0%	6/30/2029	NAP	NAP	NAP
24.42	Property		1	91-329 Kauhi	12,300	25.7%	9/29/2028	Upright Fencing Hawaii LLC	7,500	15.7%
24.43	Property		1	1985 International Way	189,400	100.0%	MTM	NAP	NAP	NAP
24.44	Property		1	200 Orange Point Drive	125,060	100.0%	12/31/2029	NAP	NAP	NAP
24.45	Property		1	91-241 Kalaeloa	24,000	53.3%	4/30/2029	Strategic Building Products Hawaii, LLC	21,000	46.7%
24.46	Property		1	2311 South Park Road	137,500	100.0%	6/7/2026	NAP	NAP	NAP
24.47	Property		1	2820 State Highway 31	59,281	100.0%	8/31/2027	NAP	NAP	NAP
24.48	Property		1	8000 Mid America Blvd.	110,361	100.0%	9/30/2029	NAP	NAP	NAP
24.49	Property		1	14257 E. Easter Avenue	69,865	100.0%	10/31/2028	NAP	NAP	NAP
24.5	Property		1	91-080 Hanua	216,537	100.0%	6/30/2034	NAP	NAP	NAP
24.51	Property		1	3736 Salisbury Road	95,883	100.0%	5/31/2029	NAP	NAP	NAP
24.52	Property		1	91-027 Kaomi Loop	213,575	100.0%	12/31/2025	NAP	NAP	NAP
24.53	Property		1	150 Greenhorn Drive	54,199	100.0%	5/31/2030	NAP	NAP	NAP
24.54	Property		1	7130 Q Street	89,115	100.0%	10/31/2028	NAP	NAP	NAP
24.55	Property		1	235 Great Pond Road	113,753	100.0%	9/30/2028	NAP	NAP	NAP
24.56	Property		1	510 Production Avenue	88,890	100.0%	7/31/2026	NAP	NAP	NAP
24.57	Property		1	91-150 Kaomi Loop	249,773	100.0%	8/31/2042	NAP	NAP	NAP
24.58	Property		1	4501 Industrial Drive	64,211	100.0%	7/31/2030	NAP	NAP	NAP
24.59	Property		1	91-222 Olai	158,036	100.0%	12/31/2029	NAP	NAP	NAP
24.6	Property		1	2580 Technology Drive	89,123	100.0%	1/31/2028	NAP	NAP	NAP
24.61	Property		1	301 Commerce Drive	75,262	100.0%	2/28/2027	NAP	NAP	NAP
24.62	Property		1	7121 South Fifth Avenue	33,394	100.0%	9/30/2026	NAP	NAP	NAP
24.63	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP
24.64	Property		1	91-250 Komohana	107,288	100.0%	11/30/2028	NAP	NAP	NAP
24.65	Property		1	91-220 Kalaeloa	23,040	100.0%	4/30/2032	NAP	NAP	NAP
24.66	Property		1	91-185 Kalaeloa	121,750	100.0%	2/29/2040	NAP	NAP	NAP
24.67	Property		1	91-300 Hanua	28,320	100.0%	12/31/2039	NAP	NAP	NAP
24.68	Property		1	5501 Providence Hill Drive	66,692	100.0%	4/30/2029	NAP	NAP	NAP
24.69	Property		1	91-259 Olai	91,758	70.2%	12/31/2027	J&M Blasting and Painting, Inc.	38,921	29.8%
24.7	Property		1	2 Tower Drive	62,390	100.0%	1/31/2034	NAP	NAP	NAP
24.71	Property		1	91-064 Kaomi Loop	98,707	100.0%	10/31/2033	NAP	NAP	NAP
24.72	Property		1	91-202 Kalaeloa	35,752	42.6%	4/30/2027	IG Steel LLC	22,726	27.1%
24.73	Property		1	2100 NW 82nd Avenue	37,002	100.0%	7/31/2032	NAP	NAP	NAP
24.74	Property		1	91-102 Kaomi Loop	98,707	100.0%	8/31/2034	NAP	NAP	NAP
24.75	Property		1	1230 West 171st Street	40,410	100.0%	3/31/2029	NAP	NAP	NAP
24.76	Property		1	91-400 Komohana	95,745	100.0%	12/31/2038	NAP	NAP	NAP
24.77	Property		1	91-265 Hanua	52,316	55.0%	8/31/2028	Cornerstone Construction Material, LLC	42,779	45.0%
24.78	Property		1	91-255 Hanua	95,095	100.0%	1/31/2037	NAP	NAP	NAP
24.79	Property		1	1415 Industrial Drive	43,824	100.0%	9/30/2027	NAP	NAP	NAP
24.8	Property		1	209 South Bud Street	70,293	100.0%	12/31/2032	NAP	NAP	NAP
24.81	Property		1	91-110 Kaomi Loop	98,707	100.0%	2/28/2031	NAP	NAP	NAP
24.82	Property		1	3900 NE 6th Street	24,310	100.0%	5/31/2026	NAP	NAP	NAP
24.83	Property		1	91-218 Olai	106,504	100.0%	1/31/2028	NAP	NAP	NAP
24.84	Property		1	5795 Logistics Parkway	38,833	100.0%	6/30/2027	NAP	NAP	NAP
24.85	Property		1	91-210 Kauhi	16,610	100.0%	1/31/2037	NAP	NAP	NAP
24.86	Property		1	435 SE 70th Street	40,000	100.0%	9/30/2026	NAP	NAP	NAP
24.87	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP
24.88	Property		1	91-210 Olai	54,362	100.0%	8/31/2039	NAP	NAP	NAP
24.89	Property		1	91-95 Hanua	40,902	100.0%	8/31/2039	NAP	NAP	NAP
24.9	Property		1	2401 Cram Avenue SE	21,662	100.0%	5/31/2027	NAP	NAP	NAP
24.91	Property		1	91-083 Hanua	47,350	100.0%	12/31/2027	NAP	NAP	NAP
24.92	Property		1	91-119 Olai	97,923	100.0%	9/30/2030	NAP	NAP	NAP
24.93	Property		1	3425 Maple Drive	25,398	100.0%	5/31/2029	NAP	NAP	NAP
24.94	Property		1	91-174 Olai	46,067	79.3%	12/31/2025	New Cingular Wireless PCS, LLC	7,057	12.1%
24.95	Property		1	5156 American Road	38,360	100.0%	6/30/2028	NAP	NAP	NAP
24.96	Property		1	91-252 Kauhi	43,473	100.0%	9/30/2045	NAP	NAP	NAP
24.97	Property		1	91-349 Kauhi	47,872	100.0%	12/31/2038	NAP	NAP	NAP
24.98	Property		1	91-175 Olai	47,916	100.0%	6/30/2031	NAP	NAP	NAP
24.99	Property		1	91-087 Hanua	22,041	100.0%	7/31/2039	NAP	NAP	NAP
24.1	Property		1	91-171 Olai	23,914	100.0%	4/30/2030	NAP	NAP	NAP
24.101	Property		1	91-410 Komohana	20,778	100.0%	10/31/2027	NAP	NAP	NAP
24.102	Property		1	91-416 Komohana	26,746	100.0%	10/31/2027	NAP	NAP	NAP
25	Loan	16, 18	1	East 232nd Street	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	The Vue at 214	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	3,642	100.0%	12/31/2034	NAP	NAP	NAP
30	Loan		1	Playa Blanca Apartments	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	12,611	26.8%	7/31/2028	Muir Wood, LLC	7,598	16.1%
33	Loan	16, 25	1	River View MHC	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16	1	340 Broadway	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Palisades Apartments	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	6100 Rockside Woods	12,630	16.2%	2/28/2027	Cushman & Wakefield	11,410	14.7%
37	Loan	25	1	Mini U Storage - Richmond	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	1,402,312	100.0%	12/31/2030	NAP	NAP	NAP
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments
41.01	Property		1	Shannon Apartments	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Kimberly Apartments	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 16	1	41 North Main Street	3,100	35.2%	9/30/2028	Mendola Artists	2,165	24.6%
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25	1	Kenneth Apartments	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP

A-22

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
						4, 21, 22, 23, 28				4, 21, 22, 23, 28
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	2/28/2031	Carl Hansen & Son Corp.	8,015	6.6%	5/31/2027	Tusk Strategies Inc.
2	Loan	4	1	Spring Valley Marketplace	4/8/2035	Kids Empire Spring Valley	9,700	4.3%	10/29/2035	Chic Lingerie Inc
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	5/31/2039	Regeneron	127,263	24.6%	7/31/2036	Café Space
4	Loan	6, 12, 29	5	Southeast MHC Portfolio
4.01	Property		1	Pine Hill & Pine Manor	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Highridge	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Crumley Farms	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Boulder Trails	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Sizemore	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio
5.01	Property		1	East Bay Inn	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Eliza Thompson House	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Marrero's Guest Mansion	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Hotel Mountain Brook	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	The Gastonian	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Kehoe House	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	7/31/2030	East Philadelphia Fu	60,000	8.9%	11/30/2027	Wissahickon Charter
8	Loan	3, 31	1	Than Tower	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio
9.01	Property		1	Westlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Eastlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Northlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Westlake Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Lakeview Expansion RV Resort	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	6/30/2026	Oncor Electric Delivery Company, LLC	20,000	13.3%	7/31/2029	J2 Collective, LLC dba Power Pickle
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	12/31/2033	Quaker Houghton PA, Inc.	117,700	8.2%	9/30/2028	General Services Administration
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio
15.01	Property		1	Beechgrove Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Buttermilk Pike Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	8/31/2026	A Quilter's Oasis	3,600	4.3%	6/30/2029	Eastridge Family Dental
17	Loan	5, 16, 27	1	22 Milford Street	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3	1	City Deck Landing	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio
20.01	Property		1	Rolling Hills	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Pineview	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Pleasant Acres	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	Carolina Pines	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	Zion Meadows	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	Hildebran Highlands	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	Quaker Meadows	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	2/28/2030	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	5/31/2035	11 Fan Pier Restaurant, LLC (dba Serafina)	8,747	0.8%	6/30/2032	Pier 50, LLC (dba Committee)
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio
24.01	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP
24.03	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	NAP	NAP
24.04	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
24.05	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	NAP	NAP
24.06	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.07	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
24.08	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	NAP	NAP
24.09	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.1	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP
24.11	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	NAP	NAP
24.12	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.13	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	NAP	NAP
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	NAP	NAP
24.15	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP
24.16	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	NAP	NAP
24.17	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	NAP	NAP
24.18	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	NAP	NAP
24.19	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.2	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	NAP	NAP
24.21	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	NAP	NAP
24.22	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP
24.23	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	NAP	NAP
24.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP
24.25	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.26	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	NAP	NAP
24.27	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.28	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
24.29	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.3	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	NAP	NAP
24.31	Property		1	2701 S.W. 18th Street	NAP	NAP	NAP	NAP	NAP	NAP
24.32	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.33	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	NAP	NAP
24.34	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.35	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	NAP	NAP

A-23

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
						4, 21, 22, 23, 28				4, 21, 22, 23, 28
24.36	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP
24.37	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	NAP	NAP
24.38	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	NAP	NAP
24.39	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	NAP	NAP
24.4	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	NAP	NAP
24.41	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP
24.42	Property		1	91-329 Kauhi	12/31/2026	The True Vine	5,400	11.3%	MTM	Price Enterprises, Inc.
24.43	Property		1	1985 International Way	NAP	NAP	NAP	NAP	NAP	NAP
24.44	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.45	Property		1	91-241 Kalaeloa	7/31/2027	NAP	NAP	NAP	NAP	NAP
24.46	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	NAP	NAP
24.47	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	NAP	NAP
24.48	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	NAP	NAP
24.49	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.5	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	NAP	NAP
24.51	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	NAP	NAP
24.52	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP
24.53	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.54	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	NAP	NAP
24.55	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	NAP	NAP
24.56	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.57	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP
24.58	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.59	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	NAP	NAP
24.6	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.61	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.62	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.63	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP
24.64	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	NAP	NAP
24.65	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP
24.66	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP
24.67	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	NAP	NAP
24.68	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.69	Property		1	91-259 Olai	10/31/2026	NAP	NAP	NAP	NAP	NAP
24.7	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.71	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP
24.72	Property		1	91-202 Kalaeloa	12/31/2028	Surecan LLC	16,770	20.0%	1/8/2029	RD's Welding & Repair LLC
24.73	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP
24.74	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP
24.75	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	NAP	NAP
24.76	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	NAP	NAP
24.77	Property		1	91-265 Hanua	3/31/2030	NAP	NAP	NAP	NAP	NAP
24.78	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	NAP	NAP
24.79	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.8	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	NAP	NAP
24.81	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP
24.82	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	NAP	NAP
24.83	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	NAP	NAP
24.84	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	NAP	NAP
24.85	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP
24.86	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	NAP	NAP
24.87	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP
24.88	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	NAP	NAP
24.89	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	NAP	NAP
24.9	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP
24.91	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	NAP	NAP
24.92	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	NAP	NAP
24.93	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	NAP	NAP
24.94	Property		1	91-174 Olai	6/30/2027	NAP	NAP	NAP	NAP	NAP
24.95	Property		1	5156 American Road	NAP	NAP	NAP	NAP	NAP	NAP
24.96	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP
24.97	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP
24.98	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	NAP	NAP
24.99	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	NAP	NAP
24.1	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	NAP	NAP
24.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	NAP	NAP
24.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	16, 18	1	East 232nd Street	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	The Vue at 214	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Playa Blanca Apartments	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	7/30/2026	Pisenti & Brinker	7,048	15.0%	7/31/2027	Accelitas, Inc
33	Loan	16, 25	1	River View MHC	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16	1	340 Broadway	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Palisades Apartments	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	6100 Rockside Woods	12/31/2033	Vox Mobile	8,881	11.4%	9/30/2029	Suncrest Health Services
37	Loan	25	1	Mini U Storage - Richmond	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments
41.01	Property		1	Shannon Apartments	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Kimberly Apartments	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 16	1	41 North Main Street	4/30/2028	Mod Equities, LLC	1,500	17.0%	6/30/2032	Abilis, Inc.
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25	1	Kenneth Apartments	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP

A-24

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
								4, 21, 22, 23, 28
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	7,663	6.4%	7/31/2037	605 LLC	7,661	6.4%	9/30/2027	7/15/2025	NAP
2	Loan	4	1	Spring Valley Marketplace	7,703	3.4%	2/28/2033	Cuff & Co.	7,466	3.3%	6/30/2033	9/3/2025	NAP
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	3,652	0.7%	MTM	NAP	NAP	NAP	NAP	4/7/2025	NAP
4	Loan	6, 12, 29	5	Southeast MHC Portfolio
4.01	Property		1	Pine Hill & Pine Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/17/2025	NAP
4.02	Property		1	Highridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/17/2025	NAP
4.03	Property		1	Crumley Farms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/17/2025	NAP
4.04	Property		1	Boulder Trails	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/17/2025	NAP
4.05	Property		1	Sizemore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/17/2025	NAP
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio
5.01	Property		1	East Bay Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025	NAP
5.02	Property		1	Eliza Thompson House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025	NAP
5.03	Property		1	Marrero's Guest Mansion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
5.04	Property		1	Hotel Mountain Brook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
5.05	Property		1	The Gastonian	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025	NAP
5.06	Property		1	Kehoe House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/15/2025	NAP
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/9/2025	NAP
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	53,889	8.0%	7/31/2033	New Material Culture	49,584	7.3%	8/31/2026	8/8/2025	NAP
8	Loan	3, 31	1	Than Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/15/2025	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio
9.01	Property		1	Westlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/24/2025	NAP
9.02	Property		1	Eastlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/24/2025	NAP
9.03	Property		1	Northlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/24/2025	NAP
9.04	Property		1	Westlake Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/24/2025	NAP
9.05	Property		1	Lakeview Expansion RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/24/2025	NAP
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/5/2025	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/22/2025	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	15,000	10.0%	8/31/2034	Plasti-Fab Incorporated	15,000	10.0%	1/31/2032	1/27/2025	NAP
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	80,556	5.6%	4/30/2038	Parsec, Inc.	1	0.0%	11/30/2026	6/6/2025	NAP
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/26/2025	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio
15.01	Property		1	Beechgrove Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/6/2025	NAP
15.02	Property		1	Buttermilk Pike Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/6/2025	NAP
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	2,400	2.9%	2/28/2026	Hippo Vet Group	2,110	2.5%	7/31/2028	7/14/2025	NAP
17	Loan	5, 16, 27	1	22 Milford Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/7/2025	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/23/2025	NAP
19	Loan	3	1	City Deck Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/9/2025	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio
20.01	Property		1	Rolling Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
20.02	Property		1	Pineview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/9/2025	NAP
20.03	Property		1	Pleasant Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
20.04	Property		1	Carolina Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
20.05	Property		1	Zion Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
20.06	Property		1	Hildebran Highlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
20.07	Property		1	Quaker Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
20.08	Property		1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	7,404	0.7%	5/31/2035	Third Sector New England, Inc.	4,355	0.4%	2/28/2029	6/16/2025	NAP
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2025	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio
24.01	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.02	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.03	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2025	NAP
24.04	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/17/2025	NAP
24.05	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.06	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.07	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.08	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2025	NAP
24.09	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.1	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.11	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.12	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.13	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2025	NAP
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.15	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.16	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.17	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2025	NAP
24.18	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.19	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.2	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
24.21	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.22	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
24.23	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.25	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP
24.26	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/11/2025	NAP
24.27	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.28	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/17/2025	NAP
24.29	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.3	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.31	Property		1	2701 S.W. 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.32	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.33	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/17/2025	NAP
24.34	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.35	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP

A-25

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
								4, 21, 22, 23, 28
24.36	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.37	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.38	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.39	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.4	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.41	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.42	Property		1	91-329 Kauhi	4,200	8.8%	8/31/2026	Foundations Hawaii, Inc.	4,200	8.8%	5/31/2027	5/19/2025	NAP
24.43	Property		1	1985 International Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.44	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.45	Property		1	91-241 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.46	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.47	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.48	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.49	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/16/2025	NAP
24.5	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.51	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/15/2025	NAP
24.52	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.53	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/22/2025	NAP
24.54	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.55	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.56	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP
24.57	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.58	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP
24.59	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.6	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.61	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.62	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.63	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.64	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.65	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
24.66	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.67	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
24.68	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP
24.69	Property		1	91-259 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.7	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.71	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.72	Property		1	91-202 Kalaeloa	8,660	10.3%	12/31/2027	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.73	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/18/2025	NAP
24.74	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.75	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.76	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.77	Property		1	91-265 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.78	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.79	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.8	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.81	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.82	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/23/2025	NAP
24.83	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.84	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.85	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
24.86	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.87	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.88	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.89	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.9	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2025	NAP
24.91	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.92	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.93	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/19/2025	NAP
24.94	Property		1	91-174 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.95	Property		1	5156 American Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.96	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.97	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.98	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.99	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.1	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
24.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/20/2025	NAP
25	Loan	16, 18	1	East 232nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/13/2025	NAP
26	Loan		1	30-58 and 30-64 34th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/16/2025	NAP
27	Loan	19	1	The Vue at 214	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/21/2025	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/21/2025	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/2/2025	NAP
30	Loan		1	Playa Blanca Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/7/2025	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/11/2025	NAP
32	Loan	23, 30	1	Waterfront Office	4,826	10.3%	7/30/2027	Audience View	4,389	9.3%	10/31/2026	6/30/2025	NAP
33	Loan	16, 25	1	River View MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/2/2025	NAP
34	Loan	16	1	340 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/2/2025	NAP
35	Loan		1	Palisades Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025	NAP
36	Loan		1	6100 Rockside Woods	6,164	7.9%	7/31/2033	Impact Architects	5,066	6.5%	11/30/2030	6/18/2025	NAP
37	Loan	25	1	Mini U Storage - Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/17/2025	NAP
38	Loan	3, 10, 19	1	116 St. Marks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/15/2025	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/10/2025	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/4/2025	NAP
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments
41.01	Property		1	Shannon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/16/2025	NAP
41.02	Property		1	Kimberly Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/12/2025	NAP
42	Loan	2, 16	1	41 North Main Street	1,100	12.5%	4/30/2026	Michael Smith Architects	948	10.8%	8/31/2030	7/15/2025	NAP
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/17/2025	NAP
44	Loan	25	1	Kenneth Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/12/2025	NAP
45	Loan	29	1	Ramar Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/8/2025	NAP

A-26

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)
									17					18
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	7/15/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	1,079,950
2	Loan	4	1	Spring Valley Marketplace	3/7/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	149,231
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	4/10/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	138,469
4	Loan	6, 12, 29	5	Southeast MHC Portfolio										35,654
4.01	Property		1	Pine Hill & Pine Manor	7/17/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
4.02	Property		1	Highridge	7/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.03	Property		1	Crumley Farms	7/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.04	Property		1	Boulder Trails	7/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4.05	Property		1	Sizemore	7/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio										144,830
5.01	Property		1	East Bay Inn	4/16/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	Eliza Thompson House	5/15/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	Marrero's Guest Mansion	5/15/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.04	Property		1	Hotel Mountain Brook	5/15/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.05	Property		1	The Gastonian	5/15/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5.06	Property		1	Kehoe House	5/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	5/9/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	726,573
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	8/5/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	213,896
8	Loan	3, 31	1	Than Tower	8/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	271,676
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio										318,805
9.01	Property		1	Westlake RV Resort	6/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.02	Property		1	Eastlake RV Resort	6/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.03	Property		1	Northlake RV Resort	6/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.04	Property		1	Westlake Self Storage	6/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.05	Property		1	Lakeview Expansion RV Resort	6/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10	Loan	3, 18, 31	1	321-325 West 42nd Street	8/5/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	195,101
11	Loan	16, 19, 30, 31	1	The Life Hotel	5/27/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	1/27/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	129,163
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	6/5/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0
14	Loan	16, 23, 29	1	Supreme High Street Retail	6/26/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	57,041
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio										87,797
15.01	Property		1	Beechgrove Self Storage	6/6/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15.02	Property		1	Buttermilk Pike Self Storage	6/6/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	7/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	81,435
17	Loan	5, 16, 27	1	22 Milford Street	1/3/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	6/25/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	80,791
19	Loan	3	1	City Deck Landing	6/6/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	67,191
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio										48,117
20.01	Property		1	Rolling Hills	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.02	Property		1	Pineview	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.03	Property		1	Pleasant Acres	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.04	Property		1	Carolina Pines	7/2/2025	NAP	NAP	Yes - X & AE	Fee	NAP	NAP	NAP	NAP
20.05	Property		1	Zion Meadows	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.06	Property		1	Hildebran Highlands	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.07	Property		1	Quaker Meadows	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.08	Property		1	Green Acres	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	65,331
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	6/16/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	4/29/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	520
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio										0
24.01	Property		1	996 Paragon Way	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.02	Property		1	91-399 Kauhi	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.03	Property		1	11224 Will Walker Road	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.04	Property		1	10450 Doral Boulevard	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.05	Property		1	1580, 1590 & 1600 Williams Road	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.06	Property		1	32150 Just Imagine Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.07	Property		1	6850 Weber Boulevard	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.08	Property		1	1341 N. Clyde Morris Blvd.	4/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.09	Property		1	27200 SW 127th Avenue	4/22/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.1	Property		1	7410 Magi Road	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.11	Property		1	2375 East Newlands Road	5/13/2025	4/18/2025	7%	No	Fee	NAP	NAP	NAP	NAP
24.12	Property		1	3800 Midlink Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.13	Property		1	13509 Waterworks Street	4/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.15	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.16	Property		1	9860 West Buckeye Road	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.17	Property		1	125 North Troy Hill Road	4/21/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.18	Property		1	11900 Trolley Lane	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.19	Property		1	11501 Wilkinson Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.2	Property		1	2300 North 33rd Avenue East	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.21	Property		1	5001 West Delbridge Street	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.22	Property		1	91-238 Kauhi	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.23	Property		1	1892 Anfield Road	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.24	Property		1	9215-9347 E Pendleton Pike	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.25	Property		1	955 Aeroplaza Drive	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.26	Property		1	3155 Grissom Parkway	4/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.27	Property		1	3502 Enterprise Avenue	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.28	Property		1	3870 Ronald Reagan Boulevard	4/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.29	Property		1	700 Marine Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.3	Property		1	3245 Henry Road	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.31	Property		1	2701 S.W. 18th Street	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.32	Property		1	2482 Century Drive	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.33	Property		1	158 West Yard Road	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.34	Property		1	55 Commerce Avenue	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.35	Property		1	1415 West Commerce Way	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-27

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)
									17					18
24.36	Property		1	1095 South 4800 West	5/13/2025	4/18/2025	7%	No	Fee	NAP	NAP	NAP	NAP
24.37	Property		1	950 Bennett Road	4/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.38	Property		1	985 Kershaw Street	5/13/2025	4/18/2025	7%	No	Fee	NAP	NAP	NAP	NAP
24.39	Property		1	1990 Hood Road	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.4	Property		1	17200 Manchac Park Lane	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.41	Property		1	7409 Magi Road	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.42	Property		1	91-329 Kauhi	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.43	Property		1	1985 International Way	4/22/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.44	Property		1	200 Orange Point Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.45	Property		1	91-241 Kalaeloa	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.46	Property		1	2311 South Park Road	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.47	Property		1	2820 State Highway 31	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.48	Property		1	8000 Mid America Blvd.	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.49	Property		1	14257 E. Easter Avenue	4/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.5	Property		1	91-080 Hanua	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.51	Property		1	3736 Salisbury Road	4/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.52	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.53	Property		1	150 Greenhorn Drive	4/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.54	Property		1	7130 Q Street	5/13/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
24.55	Property		1	235 Great Pond Road	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.56	Property		1	510 Production Avenue	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.57	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.58	Property		1	4501 Industrial Drive	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.59	Property		1	91-222 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.6	Property		1	2580 Technology Drive	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.61	Property		1	301 Commerce Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.62	Property		1	7121 South Fifth Avenue	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.63	Property		1	590 Assembly Court	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.64	Property		1	91-250 Komohana	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.65	Property		1	91-220 Kalaeloa	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.66	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.67	Property		1	91-300 Hanua	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.68	Property		1	5501 Providence Hill Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.69	Property		1	91-259 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.7	Property		1	2 Tower Drive	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.71	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.72	Property		1	91-202 Kalaeloa	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.73	Property		1	2100 NW 82nd Avenue	4/22/2025	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP
24.74	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.75	Property		1	1230 West 171st Street	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.76	Property		1	91-400 Komohana	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.77	Property		1	91-265 Hanua	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.78	Property		1	91-255 Hanua	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.79	Property		1	1415 Industrial Drive	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.8	Property		1	209 South Bud Street	5/13/2025	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP
24.81	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.82	Property		1	3900 NE 6th Street	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.83	Property		1	91-218 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.84	Property		1	5795 Logistics Parkway	4/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.85	Property		1	91-210 Kauhi	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.86	Property		1	435 SE 70th Street	4/24/2025	NAP	NAP	No	Leasehold	9/30/2027	8, 5-year options and 1, 1-year option	30,205	Yes
24.87	Property		1	2902 Gun Club Road	4/16/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.88	Property		1	91-210 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.89	Property		1	91-95 Hanua	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.9	Property		1	2401 Cram Avenue SE	5/13/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.91	Property		1	91-083 Hanua	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.92	Property		1	91-119 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.93	Property		1	3425 Maple Drive	4/24/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.94	Property		1	91-174 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.95	Property		1	5156 American Road	4/22/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.96	Property		1	91-252 Kauhi	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.97	Property		1	91-349 Kauhi	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.98	Property		1	91-175 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.99	Property		1	91-087 Hanua	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.1	Property		1	91-171 Olai	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.101	Property		1	91-410 Komohana	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.102	Property		1	91-416 Komohana	NAP	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25	Loan	16, 18	1	East 232nd Street	3/11/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	14,032
26	Loan		1	30-58 and 30-64 34th Street	7/16/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	145,286
27	Loan	19	1	The Vue at 214	8/20/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	32,517
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	2/21/2025	NAP	NAP	No	Fee/Leasehold	4/30/2124	None	-	Yes	230,559
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	4/2/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	2,802
30	Loan		1	Playa Blanca Apartments	7/9/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	23,947
31	Loan	25	1	Mini U Storage - Fairfax Station	6/11/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	46,947
32	Loan	23, 30	1	Waterfront Office	6/30/2025	6/27/2025	9%	Yes - AE	Fee	NAP	NAP	NAP	NAP	38,125
33	Loan	16, 25	1	River View MHC	7/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	66,871
34	Loan	16	1	340 Broadway	5/2/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	19,090
35	Loan		1	Palisades Apartments	7/29/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	51,480
36	Loan		1	6100 Rockside Woods	6/18/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	23,251
37	Loan	25	1	Mini U Storage - Richmond	6/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	73,574
38	Loan	3, 10, 19	1	116 St. Marks	4/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	11,066
39	Loan	25	1	Mini U Storage - Highlands Ranch	6/10/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	28,451
40	Loan	7, 15, 16, 19	1	Century Business Center	3/4/2025	3/4/2025	14%	No	Fee	NAP	NAP	NAP	NAP	342,855
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments										25,410
41.01	Property		1	Shannon Apartments	5/16/2025	5/12/2025	12%	No	Fee	NAP	NAP	NAP	NAP
41.02	Property		1	Kimberly Apartments	5/12/2025	5/12/2025	11%	No	Fee	NAP	NAP	NAP	NAP
42	Loan	2, 16	1	41 North Main Street	7/15/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	10,407
43	Loan	25	1	Mini U Storage - Houston Katy	6/17/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	71,105
44	Loan	25	1	Kenneth Apartments	5/12/2025	5/12/2025	12%	No	Fee	NAP	NAP	NAP	NAP	20,000
45	Loan	29	1	Ramar Mobile Home Park	7/14/2025	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	37,079

A-28

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
					19	18	19	18	19	20
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	215,990	0	Springing	0	2,010	0
2	Loan	4	1	Spring Valley Marketplace	149,231	33,207	16,604	0	2,839	0
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	46,156	0	Springing	0	8,638	0
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	5,942	34,925	11,642	0	2,929	0
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	26,458	86,230	43,095	0	37,260	0
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	908,216	197,336	101,195	0	12,104	0
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	23,766	149,571	29,914	300,000	11,296	0
8	Loan	3, 31	1	Than Tower	45,279	65,307	6,020	0	1,750	0
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	39,851	0	Springing	3,697	3,697	133,107
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	48,775	29,313	4,886	0	864	0
11	Loan	16, 19, 30, 31	1	The Life Hotel	98,188	0	Springing	0	The greatest of (i) 4.0% of the projected Gross Revenue for the Property for the prior month, (ii) the then-current amount required by the Management Agreement, and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures	0
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	18,452	28,096	9,365	82,500	Springing	82,500
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	432,301	0	Springing	0	12,015	0
14	Loan	16, 23, 29	1	Supreme High Street Retail	5,704	10,558	5,279	0	140	0
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	8,780	14,471	2,894	0	1,379	0
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	13,572	8,210	2,737	0	1,186	37,682
17	Loan	5, 16, 27	1	22 Milford Street	5,040	8,739	1,900	0	896	0
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	26,930	31,669	10,556	0	1,854	0
19	Loan	3	1	City Deck Landing	16,798	8,431	2,810	0	1,720	0
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	8,020	40,868	3,406	0	1,621	0
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	32,665	29,806	7,695	0	1,581	0
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	Springing	0	Springing	0	0	0
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	260	8,793	1,465	0	271	0
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	Springing	0	Springing	0	Springing	0
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-29

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)
					19	18	19	18	19	20
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	3,508	30,190	5,032	0	833	0
26	Loan		1	30-58 and 30-64 34th Street	36,321	0	Springing	0	1,458	0
27	Loan	19	1	The Vue at 214	9,033	21,977	6,105	237,500	Springing	0
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	46,112	111,053	22,211	0	5,242	0
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	934	29,530	4,033	0	394	0
30	Loan		1	Playa Blanca Apartments	3,421	31,167	Springing	120,000	2,425	0
31	Loan	25	1	Mini U Storage - Fairfax Station	15,649	4,014	1,003	689	689	0
32	Loan	23, 30	1	Waterfront Office	9,531	0	Springing	0	980	23,532
33	Loan	16, 25	1	River View MHC	7,430	13,801	1,110	385	385	0
34	Loan	16	1	340 Broadway	3,182	6,144	1,223	0	167	0
35	Loan		1	Palisades Apartments	12,870	39,709	6,618	0	1,938	0
36	Loan		1	6100 Rockside Woods	11,626	0	Springing	0	1,363	0
37	Loan	25	1	Mini U Storage - Richmond	10,511	10,236	2,559	717	717	0
38	Loan	3, 10, 19	1	116 St. Marks	2,766	7,589	839	11,017	142	0
39	Loan	25	1	Mini U Storage - Highlands Ranch	9,484	6,569	1,642	504	504	0
40	Loan	7, 15, 16, 19	1	Century Business Center	95,237	7,725	4,828	0	Springing	0
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	5,082	5,309	Springing	0	871	0
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	2,891	7,037	2,707	0	283	0
43	Loan	25	1	Mini U Storage - Houston Katy	11,405	11,888	2,972	505	505	0
44	Loan	25	1	Kenneth Apartments	4,000	3,993	Springing	0	600	0
45	Loan	29	1	Ramar Mobile Home Park	3,371	2,656	2,656	0	229	0

A-30

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					18	19	20	18	19	20	18	18
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	0	20,099	0	0	0	0	0	874,975
2	Loan	4	1	Spring Valley Marketplace	1,000,000	9,462	0	0	0	0	0	1,979,062
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	1,425,320	0	0	0	0	0	13,031	12,622,150
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	0	0	0	0	0	0	0	0
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	0	0	0	0	0	0	36,250	300,000
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	0	3,178	0	0	0	0	1,209,250	4,600,000
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	300,000	28,240	1,016,649	0	0	0	0	310,000
8	Loan	3, 31	1	Than Tower	0	0	0	0	0	0	0	0
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	0	0	0	0	0	0	0	0
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	0	250	0	0	0	0	83,358	147,600
11	Loan	16, 19, 30, 31	1	The Life Hotel	0	0	0	0	0	0	437,500	0
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	270,504	Springing	270,504	0	0	0	0	0
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	1,000,000	114,146	0	0	0	0	0	14,943,426
14	Loan	16, 23, 29	1	Supreme High Street Retail	0	Springing	0	0	0	0	0	0
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	0	0	0	0	0	0	0	18,750
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	90,000	4,187	200,000	0	0	0	60,313	0
17	Loan	5, 16, 27	1	22 Milford Street	0	0	0	219,893	0	0	0	94,000
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	0	0	0	0	0	0	0	0
19	Loan	3	1	City Deck Landing	0	581	0	0	0	0	0	73,000
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	0	0	0	0	0	0	0	0
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	0	3,163	0	0	0	0	85,750	0
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	0	0	0	0	0	0	0	233,384,025
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	0	0	0	0	0	0	41,250	510,000
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	0	Springing	0	0	0	0	0	2,476,942
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-31

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					18	19	20	18	19	20	18	18
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	0	0	0	0	0	0	0	0
26	Loan		1	30-58 and 30-64 34th Street	0	0	0	0	0	0	0	0
27	Loan	19	1	The Vue at 214	0	0	0	0	0	0	0	0
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	0	0	0	0	0	0	79,688	0
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	0	0	0	0	0	0	0	103,638
30	Loan		1	Playa Blanca Apartments	0	0	0	0	0	0	134,651	0
31	Loan	25	1	Mini U Storage - Fairfax Station	0	0	0	0	0	0	0	0
32	Loan	23, 30	1	Waterfront Office	100,000	5,883	141,189	0	0	0	0	0
33	Loan	16, 25	1	River View MHC	0	0	0	0	0	0	0	0
34	Loan	16	1	340 Broadway	0	0	0	0	0	0	0	0
35	Loan		1	Palisades Apartments	0	0	0	0	0	0	229,028	0
36	Loan		1	6100 Rockside Woods	0	7,786	280,296	0	0	0	22,234	53,159
37	Loan	25	1	Mini U Storage - Richmond	0	0	0	0	0	0	0	0
38	Loan	3, 10, 19	1	116 St. Marks	125	125	0	0	0	0	0	0
39	Loan	25	1	Mini U Storage - Highlands Ranch	0	0	0	0	0	0	0	0
40	Loan	7, 15, 16, 19	1	Century Business Center	3,800,000	29,215	0	349,443	0	0	0	0
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	0	0	0	0	0	0	14,150	0
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	0	734	0	0	0	0	0	0
43	Loan	25	1	Mini U Storage - Houston Katy	0	0	0	0	0	0	0	0
44	Loan	25	1	Kenneth Apartments	0	0	0	0	0	0	33,313	0
45	Loan	29	1	Ramar Mobile Home Park	0	0	0	0	0	0	0	13,628

A-32

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
					19		20
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	0	Free Rent Reserve (Upfront: $155,176); Unfunded Obligations Reserve (Upfront: $719,799)	0	NAP	NAP
2	Loan	4	1	Spring Valley Marketplace	0	Outstanding TI/LC Reserve (Upfront: $1,906,450); Free Rent Reserve (Upfront: $51,350); Outstanding Tenant Charges (Upfront: $21,262)	0	NAP	NAP
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	0	Rent Replication Reserve (Upfront: $4,401,644); MetLife and Regeneron Construction Reserve (Upfront: $8,220,506.41)	0	NAP	NAP
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	0		0	NAP	NAP
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	Springing	Seasonality Reserve	300,000	NAP	NAP
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	0	Amenity Space Reserve	0	NAP	NAP
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	Springing	RHD Leasing Reserve (Upfront: $310,000; Monthly: Springing), Unfunded Obligations Reserve (Springing)	2,450,000	NAP	NAP
8	Loan	3, 31	1	Than Tower	0	NAP	0	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	0		0	NAP	NAP
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	Springing	Multifamily Rent Reserve (Upfront: $75,600; Monthly: Springing), Free Rent Reserve (Upfront: $72,000)	0	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	145,000	Seasonality Reserve (Monthly: $145,000); PIP Reserve (Monthly: Springing)	0	NAP	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	0		0	NAP	NAP
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	0	Unfunded Obligations Reserve (Upfront: $12,999,018); Gap Rent Reserve (Upfront: $1,944,408)	0	NAP	NAP
14	Loan	16, 23, 29	1	Supreme High Street Retail	0		0	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	0	Flagpole Removal Reserve	0	NAP	NAP
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	0		0	NAP	NAP
17	Loan	5, 16, 27	1	22 Milford Street	0	Section 467-m Reserve Funds	0	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	0		0	NAP	NAP
19	Loan	3	1	City Deck Landing	0	Waterfront Market Reserve	0	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	0		0	NAP	NAP
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	Springing	Free Rent Reserve (Monthly: Springing), Major Tenant Reserve (Monthly: Springing)	0	NAP	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	0	Vertex Tenant Improvements (Upfront: $173,530,598); Vertex Free Rent (Upfront: $58,450,518); Vertex Parking Garage Credit (Upfront: $1,402,908)	0	NAP	NAP
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	0	Rent Reserve	0	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	Springing	Unfunded Obligations Reserve (Upfront: $2,476,941.61); Ground Lease Reserve (Monthly: Springing)	0	NAP	NAP
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-33

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
					19		20
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	0		0	1,000,000	$1,000,000 earnout released upon i) EGI ≥ $93,900, ii) Occupancy ≥ 95.0%, iii) DY ≥ 9.5% or iv) DSCR 1.35x
26	Loan		1	30-58 and 30-64 34th Street	0		0	NAP	NAP
27	Loan	19	1	The Vue at 214	0		0	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	Springing	PHFC Payments Subaccount	0	NAP	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	0	421-a Tax Abatement Reserve	0	NAP	NAP
30	Loan		1	Playa Blanca Apartments	0		0	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	0		0	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	0		0	NAP	NAP
33	Loan	16, 25	1	River View MHC	0		0	NAP	NAP
34	Loan	16	1	340 Broadway	0		0	NAP	NAP
35	Loan		1	Palisades Apartments	0		0	NAP	NAP
36	Loan		1	6100 Rockside Woods	0	Gap Rent Reserve	0	NAP	NAP
37	Loan	25	1	Mini U Storage - Richmond	0		0	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	0		0	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	0		0	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	Springing	Material Tenant Funds Reserve	7,500,000	NAP	NAP
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	0		0	NAP	NAP
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	0		0	NAP	NAP
43	Loan	25	1	Mini U Storage - Houston Katy	0		0	NAP	NAP
44	Loan	25	1	Kenneth Apartments	0		0	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	0	Insurance Waiver Funds	0	NAP	NAP

A-34

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
					26	26
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
2	Loan	4	1	Spring Valley Marketplace	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	Hard	Springing	Yes	Yes	Yes	No	40,000,000	60,000,000
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	Soft (Residential); Hard (Commercial)	Springing	Yes	No	Yes	No	27,000,000	121,000,000
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	Hard	Springing	Yes	No	No	NAP	NAP	NAP
8	Loan	3, 31	1	Than Tower	None	NAP	Yes	No	No	NAP	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	Hard	Springing	Yes	No	No	NAP	NAP	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	Hard	Springing	Yes	Yes	Yes	No	15,250,000	77,750,000
14	Loan	16, 23, 29	1	Supreme High Street Retail	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	Soft	Springing	Yes	No	No	NAP	NAP	NAP
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
17	Loan	5, 16, 27	1	22 Milford Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	Hard	Springing	Yes	No	Yes	No	11,000,000	25,000,000
19	Loan	3	1	City Deck Landing	Soft	Springing	Yes	No	No	NAP	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	Hard	Springing	Yes	Yes	Yes	No	10,000,000	548,800,000
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	Hard	Springing	Yes	No	Yes	No	9,571,000	737,629,000
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-35

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
					26	26
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP
27	Loan	19	1	The Vue at 214	Springing	Springing	Yes	No	No	NAP	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	Soft	Springing	Yes	No	Yes	No	8,137,500	15,112,500
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
30	Loan		1	Playa Blanca Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	Springing	Springing	Yes	No	No	NAP	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	Springing	Springing	Yes	No	No	NAP	NAP	NAP
33	Loan	16, 25	1	River View MHC	Springing	Springing	Yes	No	No	NAP	NAP	NAP
34	Loan	16	1	340 Broadway	Springing	Springing	Yes	No	No	NAP	NAP	NAP
35	Loan		1	Palisades Apartments	Soft	Springing	Yes	No	No	NAP	NAP	NAP
36	Loan		1	6100 Rockside Woods	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
37	Loan	25	1	Mini U Storage - Richmond	Springing	Springing	Yes	No	No	NAP	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	Springing	Springing	Yes	No	No	NAP	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	Hard	Springing	Yes	Yes	Yes	No	3,700,000	59,500,000
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	Soft	Springing	Yes	No	No	NAP	NAP	NAP
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP
43	Loan	25	1	Mini U Storage - Houston Katy	Springing	Springing	Yes	No	No	NAP	NAP	NAP
44	Loan	25	1	Kenneth Apartments	Soft	Springing	Yes	No	No	NAP	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	Springing	Springing	Yes	No	No	NAP	NAP	NAP

A-36

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
					9	9				9
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	4	1	Spring Valley Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	393,642.36	656,070.60	NAP	NAP	100,000,000	656,070.60	62.5%
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	546,967.71	668,626.77	132,000,000	7.41000%	280,000,000	1,495,047.60	74.1%
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	3, 31	1	Than Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	442,761.05	529,604.86	NAP	NAP	93,000,000	529,604.86	58.0%
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 16, 27	1	22 Milford Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	131,699.95	189,647.92	NAP	NAP	36,000,000	189,647.92	60.9%
19	Loan	3	1	City Deck Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	2,288,536.78	2,330,237.52	441,200,000	6.43192%	1,000,000,000	4,727,883.50	60.8%
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	3,350,315.82	3,393,787.37	412,800,000	8.25105%	1,160,000,000	6,271,570.59	68.0%
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-37

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
					9	9				9
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	The Vue at 214	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	92,317.43	142,026.82	NAP	NAP	23,250,000	142,026.82	56.0%
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Playa Blanca Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 25	1	River View MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16	1	340 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Palisades Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	6100 Rockside Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	25	1	Mini U Storage - Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	333,554.66	354,296.71	NAP	NAP	63,200,000	354,296.71	38.1%
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25	1	Kenneth Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-38

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
					13					9		13
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	4	1	Spring Valley Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	1.44	11.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	NAP	NAP	6,100,000	13.00000%	33,600,000	264,965.55	71.6%	1.26	13.2%
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	1.12	7.2%	100,000,000	18.00000%	380,000,000	3,015,880.93	100.5%	0.55	5.3%
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	3, 31	1	Than Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	1.25	8.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 16, 27	1	22 Milford Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	1.33	8.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3	1	City Deck Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	1.62	9.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	1.06	7.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-39

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)
					13					9		13
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	The Vue at 214	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	1.38	10.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Playa Blanca Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 25	1	River View MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16	1	340 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Palisades Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	6100 Rockside Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	25	1	Mini U Storage - Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	1.77	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25	1	Kenneth Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-40

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
					13	13		24
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	No	NAP	Jeffrey J. Feil	Jeffrey J. Feil	No
2	Loan	4	1	Spring Valley Marketplace	No	NAP	Abraham Guttman, Abraham Ekstein and Shrage Posen	Abraham Guttman, Abraham Ekstein and Shrage Posen	No
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	No	NAP	David B. Rubenstein	Rubenstein Properties Fund II, L.P.	No
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	No	NAP	Nancy P. McKee	Nancy P. McKee	No
4.01	Property		1	Pine Hill & Pine Manor
4.02	Property		1	Highridge
4.03	Property		1	Crumley Farms
4.04	Property		1	Boulder Trails
4.05	Property		1	Sizemore
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	No	NAP	Travis Shelhorse	Travis Shelhorse	No
5.01	Property		1	East Bay Inn
5.02	Property		1	Eliza Thompson House
5.03	Property		1	Marrero's Guest Mansion
5.04	Property		1	Hotel Mountain Brook
5.05	Property		1	The Gastonian
5.06	Property		1	Kehoe House
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	No	NAP	60 Guilders, LLC	Ouni Mamrout and Yousef Althkefati	No
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	No	NAP	Kalmon Dolgin and Neil Dolgin	Kalmon Dolgin and Neil Dolgin	No
8	Loan	3, 31	1	Than Tower	No	NAP	Arul Thangavel and Ananthan Thangavel	Arul Thangavel and Ananthan Thangavel	No
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	No	NAP	QRV Holdco, LLC	QRV Holdco, LLC	No
9.01	Property		1	Westlake RV Resort
9.02	Property		1	Eastlake RV Resort
9.03	Property		1	Northlake RV Resort
9.04	Property		1	Westlake Self Storage
9.05	Property		1	Lakeview Expansion RV Resort
10	Loan	3, 18, 31	1	321-325 West 42nd Street	No	NAP	Amir Shriki and Stephen Guttman	Amir Shriki and Stephen Guttman	No
11	Loan	16, 19, 30, 31	1	The Life Hotel	No	NAP	Joshua Roshanzamir and Justin Adelipour	Joshua Roshanzamir and Justin Adelipour	No
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	No	NAP	Albert Travis Spaulding and Mauricio A. Benavides	Albert Travis Spaulding and Mauricio A. Benavides	No
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	No	NAP	Jay Gudebski and Richard G. Allman III	Jay Gudebski and Richard G. Allman III	No
14	Loan	16, 23, 29	1	Supreme High Street Retail	No	NAP	Joseph Niederman	Joseph Niederman	No
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	No	NAP	John P. Huffman	John P. Huffman	No
15.01	Property		1	Beechgrove Self Storage
15.02	Property		1	Buttermilk Pike Self Storage
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	No	NAP	Nicholas Sim, Chia-Ying I. Liu-Sim and Derek Wong	Nicholas Sim, Chia-Ying I. Liu-Sim and Derek Wong	No
17	Loan	5, 16, 27	1	22 Milford Street	No	NAP	Isreal C. Hirsch and Chayim Rosenfeld	Isreal C. Hirsch and Chayim Rosenfeld	No
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	No	NAP	Joseph A. Daibes	Joseph A. Daibes	No
19	Loan	3	1	City Deck Landing	No	NAP	Chris Lavin and Nathaniel Armstrong	Chris Lavin and Nathaniel Armstrong	No
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	No	NAP	Michael Z. Anise and D. Kyle Cerminara	Michael Z. Anise and D. Kyle Cerminara	No
20.01	Property		1	Rolling Hills
20.02	Property		1	Pineview
20.03	Property		1	Pleasant Acres
20.04	Property		1	Carolina Pines
20.05	Property		1	Zion Meadows
20.06	Property		1	Hildebran Highlands
20.07	Property		1	Quaker Meadows
20.08	Property		1	Green Acres
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	No	NAP	Eugene Mendlowits	Eugene Mendlowits	No
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	Yes	Future Mezzanine Loan	Diversified Healthcare Trust	Diversified Healthcare Trust	No
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	No	NAP	Menachem M. Raskin	Menachem M. Raskin	No
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	No	NAP	Industrial Logistics Properties Trust	Industrial Logistics Properties Trust	No
24.01	Property		1	996 Paragon Way
24.02	Property		1	91-399 Kauhi
24.03	Property		1	11224 Will Walker Road
24.04	Property		1	10450 Doral Boulevard
24.05	Property		1	1580, 1590 & 1600 Williams Road
24.06	Property		1	32150 Just Imagine Drive
24.07	Property		1	6850 Weber Boulevard
24.08	Property		1	1341 N. Clyde Morris Blvd.
24.09	Property		1	27200 SW 127th Avenue
24.1	Property		1	7410 Magi Road
24.11	Property		1	2375 East Newlands Road
24.12	Property		1	3800 Midlink Drive
24.13	Property		1	13509 Waterworks Street
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street
24.15	Property		1	91-141 Kalaeloa
24.16	Property		1	9860 West Buckeye Road
24.17	Property		1	125 North Troy Hill Road
24.18	Property		1	11900 Trolley Lane
24.19	Property		1	11501 Wilkinson Drive
24.2	Property		1	2300 North 33rd Avenue East
24.21	Property		1	5001 West Delbridge Street
24.22	Property		1	91-238 Kauhi
24.23	Property		1	1892 Anfield Road
24.24	Property		1	9215-9347 E Pendleton Pike
24.25	Property		1	955 Aeroplaza Drive
24.26	Property		1	3155 Grissom Parkway
24.27	Property		1	3502 Enterprise Avenue
24.28	Property		1	3870 Ronald Reagan Boulevard
24.29	Property		1	700 Marine Drive
24.3	Property		1	3245 Henry Road
24.31	Property		1	2701 S.W. 18th Street
24.32	Property		1	2482 Century Drive
24.33	Property		1	158 West Yard Road
24.34	Property		1	55 Commerce Avenue
24.35	Property		1	1415 West Commerce Way

A-41

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
					13	13		24
24.36	Property		1	1095 South 4800 West
24.37	Property		1	950 Bennett Road
24.38	Property		1	985 Kershaw Street
24.39	Property		1	1990 Hood Road
24.4	Property		1	17200 Manchac Park Lane
24.41	Property		1	7409 Magi Road
24.42	Property		1	91-329 Kauhi
24.43	Property		1	1985 International Way
24.44	Property		1	200 Orange Point Drive
24.45	Property		1	91-241 Kalaeloa
24.46	Property		1	2311 South Park Road
24.47	Property		1	2820 State Highway 31
24.48	Property		1	8000 Mid America Blvd.
24.49	Property		1	14257 E. Easter Avenue
24.5	Property		1	91-080 Hanua
24.51	Property		1	3736 Salisbury Road
24.52	Property		1	91-027 Kaomi Loop
24.53	Property		1	150 Greenhorn Drive
24.54	Property		1	7130 Q Street
24.55	Property		1	235 Great Pond Road
24.56	Property		1	510 Production Avenue
24.57	Property		1	91-150 Kaomi Loop
24.58	Property		1	4501 Industrial Drive
24.59	Property		1	91-222 Olai
24.6	Property		1	2580 Technology Drive
24.61	Property		1	301 Commerce Drive
24.62	Property		1	7121 South Fifth Avenue
24.63	Property		1	590 Assembly Court
24.64	Property		1	91-250 Komohana
24.65	Property		1	91-220 Kalaeloa
24.66	Property		1	91-185 Kalaeloa
24.67	Property		1	91-300 Hanua
24.68	Property		1	5501 Providence Hill Drive
24.69	Property		1	91-259 Olai
24.7	Property		1	2 Tower Drive
24.71	Property		1	91-064 Kaomi Loop
24.72	Property		1	91-202 Kalaeloa
24.73	Property		1	2100 NW 82nd Avenue
24.74	Property		1	91-102 Kaomi Loop
24.75	Property		1	1230 West 171st Street
24.76	Property		1	91-400 Komohana
24.77	Property		1	91-265 Hanua
24.78	Property		1	91-255 Hanua
24.79	Property		1	1415 Industrial Drive
24.8	Property		1	209 South Bud Street
24.81	Property		1	91-110 Kaomi Loop
24.82	Property		1	3900 NE 6th Street
24.83	Property		1	91-218 Olai
24.84	Property		1	5795 Logistics Parkway
24.85	Property		1	91-210 Kauhi
24.86	Property		1	435 SE 70th Street
24.87	Property		1	2902 Gun Club Road
24.88	Property		1	91-210 Olai
24.89	Property		1	91-95 Hanua
24.9	Property		1	2401 Cram Avenue SE
24.91	Property		1	91-083 Hanua
24.92	Property		1	91-119 Olai
24.93	Property		1	3425 Maple Drive
24.94	Property		1	91-174 Olai
24.95	Property		1	5156 American Road
24.96	Property		1	91-252 Kauhi
24.97	Property		1	91-349 Kauhi
24.98	Property		1	91-175 Olai
24.99	Property		1	91-087 Hanua
24.1	Property		1	91-171 Olai
24.101	Property		1	91-410 Komohana
24.102	Property		1	91-416 Komohana
25	Loan	16, 18	1	East 232nd Street	No	NAP	Steven Westreich	Steven Westreich	No
26	Loan		1	30-58 and 30-64 34th Street	No	NAP	Philip Eisenberg	Urban American Holdings IV, LLC	No
27	Loan	19	1	The Vue at 214	No	NAP	Vincent LaVecchia	Vincent LaVecchia	No
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	No	NAP	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray	Ben Suttles, Feras Moussa, Oliver Fernandez, Brandon Turner and Brian Murray	No
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	No	NAP	Vahe Sahakyan and Rony Zeltser	Vahe Sahakyan and Rony Zeltser	No
30	Loan		1	Playa Blanca Apartments	No	NAP	Joel Weinberger, Samuel Weinberger, Eliezer J. Jeremias and Moshe Greenzweig	Joel Weinberger, Samuel Weinberger, Eliezer J. Jeremias and Moshe Greenzweig	No
31	Loan	25	1	Mini U Storage - Fairfax Station	No	NAP	Dahn Corporation	Dahn Corporation	No
32	Loan	23, 30	1	Waterfront Office	No	NAP	Matthew T. White	Matthew T. White	No
33	Loan	16, 25	1	River View MHC	No	NAP	D. Kyle Cerminara, Michael Z. Anise and FG Communities Inc.	D. Kyle Cerminara, Michael Z. Anise and FG Communities Inc.	No
34	Loan	16	1	340 Broadway	No	NAP	Jacob Fulop	Jacob Fulop	No
35	Loan		1	Palisades Apartments	No	NAP	Wilfredo Santos	Wilfredo Santos	No
36	Loan		1	6100 Rockside Woods	No	NAP	Yaron Kandelker	Yaron Kandelker	No
37	Loan	25	1	Mini U Storage - Richmond	No	NAP	MHP Management, LLC and Dahn Corporation	MHP Management, LLC and Dahn Corporation	No
38	Loan	3, 10, 19	1	116 St. Marks	No	NAP	Parag Sawhney, Raymond Chera and Adam Greene	Parag Sawhney, Raymond Chera and Adam Greene	No
39	Loan	25	1	Mini U Storage - Highlands Ranch	No	NAP	Dahn Corporation	Dahn Corporation	No
40	Loan	7, 15, 16, 19	1	Century Business Center	No	NAP	Paul Thomas Casey and Brett Michael Foy	Paul Thomas Casey and Brett Michael Foy	No
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	No	NAP	Baldassare Raymond Russo IV and Linda R. Russo	Baldassare Raymond Russo IV and Linda R. Russo	No
41.01	Property		1	Shannon Apartments
41.02	Property		1	Kimberly Apartments
42	Loan	2, 16	1	41 North Main Street	No	NAP	Josef Feldman and Jacob Feldman	Josef Feldman and Jacob Feldman	No
43	Loan	25	1	Mini U Storage - Houston Katy	No	NAP	MHP Management, LLC and Dahn Corporation	MHP Management, LLC and Dahn Corporation	No
44	Loan	25	1	Kenneth Apartments	No	NAP	Baldassare Raymond Russo IV, Linda R. Russo and Jeanne Sommerville	Baldassare Raymond Russo IV, Linda R. Russo and Jeanne Sommerville	No
45	Loan	29	1	Ramar Mobile Home Park	No	NAP	Omar Capellan	Omar Capellan	No

A-42

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
					33		29
1	Loan	2, 4, 10, 30	1	251 Park Avenue South	No	Refinance	No	63,750,000	350,659	0	0	64,100,659	61,532,513
2	Loan	4	1	Spring Valley Marketplace	No	Refinance	No	56,000,000	0	0	0	56,000,000	49,807,621
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	No	Refinance	No	100,000,000	0	0	0	100,000,000	83,096,796
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	No	Refinance		36,000,000	0	0	0	36,000,000	28,681,503
4.01	Property		1	Pine Hill & Pine Manor			Yes
4.02	Property		1	Highridge			No
4.03	Property		1	Crumley Farms			No
4.04	Property		1	Boulder Trails			No
4.05	Property		1	Sizemore			No
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	No	Refinance/Acquisition		27,500,000	2,804,228	6,100,000	0	36,404,228	4,969,916
5.01	Property		1	East Bay Inn			No
5.02	Property		1	Eliza Thompson House			No
5.03	Property		1	Marrero's Guest Mansion			No
5.04	Property		1	Hotel Mountain Brook			No
5.05	Property		1	The Gastonian			No
5.06	Property		1	Kehoe House			No
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	No	Refinance	No	148,000,000	38,343,408	132,000,000	50,000,000	368,343,408	346,635,254
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	Yes	Refinance	No	25,000,000	1,173,367	0	0	26,173,367	23,887,625
8	Loan	3, 31	1	Than Tower	No	Refinance	No	24,200,000	0	0	0	24,200,000	23,158,069
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	No	Refinance		23,460,000	3,875,863	0	0	27,335,863	26,431,778
9.01	Property		1	Westlake RV Resort			No
9.02	Property		1	Eastlake RV Resort			No
9.03	Property		1	Northlake RV Resort			No
9.04	Property		1	Westlake Self Storage			No
9.05	Property		1	Lakeview Expansion RV Resort			No
10	Loan	3, 18, 31	1	321-325 West 42nd Street	No	Refinance	No	23,000,000	0	0	0	23,000,000	13,811,080
11	Loan	16, 19, 30, 31	1	The Life Hotel	No	Refinance	No	18,500,000	1,131,730	0	0	19,631,730	18,357,707
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	No	Acquisition	No	17,220,000	8,750,717	0	0	25,970,717	0
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	No	Refinance	No	93,000,000	1,975,547	0	0	94,975,547	75,227,499
14	Loan	16, 23, 29	1	Supreme High Street Retail	No	Refinance	Yes	15,000,000	0	0	0	15,000,000	6,065,376
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	No	Refinance		13,000,000	0	0	0	13,000,000	8,501,469
15.01	Property		1	Beechgrove Self Storage			No
15.02	Property		1	Buttermilk Pike Self Storage			No
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	Yes	Refinance	No
17	Loan	5, 16, 27	1	22 Milford Street	No	Refinance	No
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	No	Refinance	No
19	Loan	3	1	City Deck Landing	No	Acquisition	No
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	No	Acquisition
20.01	Property		1	Rolling Hills			No
20.02	Property		1	Pineview			No
20.03	Property		1	Pleasant Acres			No
20.04	Property		1	Carolina Pines			No
20.05	Property		1	Zion Meadows			No
20.06	Property		1	Hildebran Highlands			No
20.07	Property		1	Quaker Meadows			No
20.08	Property		1	Green Acres			No
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	No	Refinance	Yes
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	No	Refinance	No
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	No	Refinance	No
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	No	Refinance
24.01	Property		1	996 Paragon Way			No
24.02	Property		1	91-399 Kauhi			No
24.03	Property		1	11224 Will Walker Road			No
24.04	Property		1	10450 Doral Boulevard			No
24.05	Property		1	1580, 1590 & 1600 Williams Road			No
24.06	Property		1	32150 Just Imagine Drive			No
24.07	Property		1	6850 Weber Boulevard			No
24.08	Property		1	1341 N. Clyde Morris Blvd.			Yes
24.09	Property		1	27200 SW 127th Avenue			No
24.1	Property		1	7410 Magi Road			No
24.11	Property		1	2375 East Newlands Road			Yes
24.12	Property		1	3800 Midlink Drive			No
24.13	Property		1	13509 Waterworks Street			No
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street			No
24.15	Property		1	91-141 Kalaeloa			No
24.16	Property		1	9860 West Buckeye Road			No
24.17	Property		1	125 North Troy Hill Road			No
24.18	Property		1	11900 Trolley Lane			No
24.19	Property		1	11501 Wilkinson Drive			No
24.2	Property		1	2300 North 33rd Avenue East			No
24.21	Property		1	5001 West Delbridge Street			Yes
24.22	Property		1	91-238 Kauhi			No
24.23	Property		1	1892 Anfield Road			No
24.24	Property		1	9215-9347 E Pendleton Pike			No
24.25	Property		1	955 Aeroplaza Drive			Yes
24.26	Property		1	3155 Grissom Parkway			No
24.27	Property		1	3502 Enterprise Avenue			No
24.28	Property		1	3870 Ronald Reagan Boulevard			No
24.29	Property		1	700 Marine Drive			No
24.3	Property		1	3245 Henry Road			No
24.31	Property		1	2701 S.W. 18th Street			No
24.32	Property		1	2482 Century Drive			Yes
24.33	Property		1	158 West Yard Road			No
24.34	Property		1	55 Commerce Avenue			No
24.35	Property		1	1415 West Commerce Way			No

A-43

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
					33		29
24.36	Property		1	1095 South 4800 West			Yes
24.37	Property		1	950 Bennett Road			No
24.38	Property		1	985 Kershaw Street			No
24.39	Property		1	1990 Hood Road			No
24.4	Property		1	17200 Manchac Park Lane			No
24.41	Property		1	7409 Magi Road			No
24.42	Property		1	91-329 Kauhi			No
24.43	Property		1	1985 International Way			No
24.44	Property		1	200 Orange Point Drive			No
24.45	Property		1	91-241 Kalaeloa			No
24.46	Property		1	2311 South Park Road			No
24.47	Property		1	2820 State Highway 31			No
24.48	Property		1	8000 Mid America Blvd.			No
24.49	Property		1	14257 E. Easter Avenue			No
24.5	Property		1	91-080 Hanua			No
24.51	Property		1	3736 Salisbury Road			No
24.52	Property		1	91-027 Kaomi Loop			No
24.53	Property		1	150 Greenhorn Drive			No
24.54	Property		1	7130 Q Street			No
24.55	Property		1	235 Great Pond Road			No
24.56	Property		1	510 Production Avenue			No
24.57	Property		1	91-150 Kaomi Loop			No
24.58	Property		1	4501 Industrial Drive			No
24.59	Property		1	91-222 Olai			No
24.6	Property		1	2580 Technology Drive			No
24.61	Property		1	301 Commerce Drive			No
24.62	Property		1	7121 South Fifth Avenue			No
24.63	Property		1	590 Assembly Court			No
24.64	Property		1	91-250 Komohana			No
24.65	Property		1	91-220 Kalaeloa			No
24.66	Property		1	91-185 Kalaeloa			No
24.67	Property		1	91-300 Hanua			No
24.68	Property		1	5501 Providence Hill Drive			No
24.69	Property		1	91-259 Olai			No
24.7	Property		1	2 Tower Drive			No
24.71	Property		1	91-064 Kaomi Loop			No
24.72	Property		1	91-202 Kalaeloa			No
24.73	Property		1	2100 NW 82nd Avenue			No
24.74	Property		1	91-102 Kaomi Loop			No
24.75	Property		1	1230 West 171st Street			Yes
24.76	Property		1	91-400 Komohana			No
24.77	Property		1	91-265 Hanua			No
24.78	Property		1	91-255 Hanua			No
24.79	Property		1	1415 Industrial Drive			No
24.8	Property		1	209 South Bud Street			Yes
24.81	Property		1	91-110 Kaomi Loop			No
24.82	Property		1	3900 NE 6th Street			No
24.83	Property		1	91-218 Olai			No
24.84	Property		1	5795 Logistics Parkway			No
24.85	Property		1	91-210 Kauhi			No
24.86	Property		1	435 SE 70th Street			No
24.87	Property		1	2902 Gun Club Road			No
24.88	Property		1	91-210 Olai			No
24.89	Property		1	91-95 Hanua			No
24.9	Property		1	2401 Cram Avenue SE			No
24.91	Property		1	91-083 Hanua			No
24.92	Property		1	91-119 Olai			No
24.93	Property		1	3425 Maple Drive			No
24.94	Property		1	91-174 Olai			No
24.95	Property		1	5156 American Road			No
24.96	Property		1	91-252 Kauhi			No
24.97	Property		1	91-349 Kauhi			No
24.98	Property		1	91-175 Olai			No
24.99	Property		1	91-087 Hanua			No
24.1	Property		1	91-171 Olai			No
24.101	Property		1	91-410 Komohana			No
24.102	Property		1	91-416 Komohana			No
25	Loan	16, 18	1	East 232nd Street	No	Refinance	No
26	Loan		1	30-58 and 30-64 34th Street	No	Refinance	No
27	Loan	19	1	The Vue at 214	No	Refinance	No
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	No	Refinance	No
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	No	Refinance	Yes
30	Loan		1	Playa Blanca Apartments	No	Refinance	No
31	Loan	25	1	Mini U Storage - Fairfax Station	No	Refinance	No
32	Loan	23, 30	1	Waterfront Office	No	Refinance	No
33	Loan	16, 25	1	River View MHC	No	Acquisition	No
34	Loan	16	1	340 Broadway	No	Refinance	No
35	Loan		1	Palisades Apartments	No	Refinance	No
36	Loan		1	6100 Rockside Woods	No	Refinance	No
37	Loan	25	1	Mini U Storage - Richmond	No	Refinance	No
38	Loan	3, 10, 19	1	116 St. Marks	No	Refinance	No
39	Loan	25	1	Mini U Storage - Highlands Ranch	No	Refinance	No
40	Loan	7, 15, 16, 19	1	Century Business Center	No	Refinance	No
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	No	Refinance
41.01	Property		1	Shannon Apartments			No
41.02	Property		1	Kimberly Apartments			No
42	Loan	2, 16	1	41 North Main Street	No	Refinance	No
43	Loan	25	1	Mini U Storage - Houston Katy	No	Refinance	No
44	Loan	25	1	Kenneth Apartments	No	Refinance	No
45	Loan	29	1	Ramar Mobile Home Park	No	Refinance	Yes

A-44

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)

1	Loan	2, 4, 10, 30	1	251 Park Avenue South	0	613,220	1,954,925	0	0	64,100,659	NAP	NAP
2	Loan	4	1	Spring Valley Marketplace	0	2,061,823	3,210,500	920,056	0	56,000,000	NAP	NAP
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	0	2,075,960	14,198,971	628,273	0	100,000,000	NAP	NAP
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	0	1,045,432	70,580	6,202,485	0	36,000,000	NAP	NAP
4.01	Property		1	Pine Hill & Pine Manor							NAP	NAP
4.02	Property		1	Highridge							NAP	NAP
4.03	Property		1	Crumley Farms							NAP	NAP
4.04	Property		1	Boulder Trails							NAP	NAP
4.05	Property		1	Sizemore							NAP	NAP
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	29,050,000	1,817,001	567,310	0	0	36,404,228	NAP	325.13
5.01	Property		1	East Bay Inn							NAP	256.74
5.02	Property		1	Eliza Thompson House							NAP	268.19
5.03	Property		1	Marrero's Guest Mansion							NAP	472.25
5.04	Property		1	Hotel Mountain Brook							NAP	344.36
5.05	Property		1	The Gastonian							NAP	368.96
5.06	Property		1	Kehoe House							NAP	368.20
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	0	14,974,995	6,733,159	0	0	368,343,408	NAP	NAP
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	0	1,012,275	1,273,467	0	0	26,173,367	NAP	NAP
8	Loan	3, 31	1	Than Tower	0	356,241	336,983	348,707	0	24,200,000	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	0	581,584	322,502	0	0	27,335,863	NAP	NAP
9.01	Property		1	Westlake RV Resort							NAP	NAP
9.02	Property		1	Eastlake RV Resort							NAP	NAP
9.03	Property		1	Northlake RV Resort							NAP	NAP
9.04	Property		1	Westlake Self Storage							NAP	NAP
9.05	Property		1	Lakeview Expansion RV Resort							NAP	NAP
10	Loan	3, 18, 31	1	321-325 West 42nd Street	0	1,712,938	455,372	7,020,610	0	23,000,000	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	0	836,523	437,500	0	0	19,631,730	NAP	227.84
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	25,000,000	360,455	610,263	0	0	25,970,717	NAP	NAP
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	0	3,804,622	15,943,426	0	0	94,975,547	NAP	NAP
14	Loan	16, 23, 29	1	Supreme High Street Retail	0	1,610,893	67,599	7,256,131	0	15,000,000	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	0	419,352	121,018	3,958,160	0	13,000,000	NAP	NAP
15.01	Property		1	Beechgrove Self Storage							NAP	NAP
15.02	Property		1	Buttermilk Pike Self Storage							NAP	NAP
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace							NAP	NAP
17	Loan	5, 16, 27	1	22 Milford Street							NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive							NAP	NAP
19	Loan	3	1	City Deck Landing							NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio							NAP	NAP
20.01	Property		1	Rolling Hills							NAP	NAP
20.02	Property		1	Pineview							NAP	NAP
20.03	Property		1	Pleasant Acres							NAP	NAP
20.04	Property		1	Carolina Pines							NAP	NAP
20.05	Property		1	Zion Meadows							NAP	NAP
20.06	Property		1	Hildebran Highlands							NAP	NAP
20.07	Property		1	Quaker Meadows							NAP	NAP
20.08	Property		1	Green Acres							NAP	NAP
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive							NAP	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ							NAP	NAP
23	Loan	2, 16, 31	1	219 and 221 South 4th Street							NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio							NAP	NAP
24.01	Property		1	996 Paragon Way							NAP	NAP
24.02	Property		1	91-399 Kauhi							NAP	NAP
24.03	Property		1	11224 Will Walker Road							NAP	NAP
24.04	Property		1	10450 Doral Boulevard							NAP	NAP
24.05	Property		1	1580, 1590 & 1600 Williams Road							NAP	NAP
24.06	Property		1	32150 Just Imagine Drive							NAP	NAP
24.07	Property		1	6850 Weber Boulevard							NAP	NAP
24.08	Property		1	1341 N. Clyde Morris Blvd.							NAP	NAP
24.09	Property		1	27200 SW 127th Avenue							NAP	NAP
24.1	Property		1	7410 Magi Road							NAP	NAP
24.11	Property		1	2375 East Newlands Road							NAP	NAP
24.12	Property		1	3800 Midlink Drive							NAP	NAP
24.13	Property		1	13509 Waterworks Street							NAP	NAP
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street							NAP	NAP
24.15	Property		1	91-141 Kalaeloa							NAP	NAP
24.16	Property		1	9860 West Buckeye Road							NAP	NAP
24.17	Property		1	125 North Troy Hill Road							NAP	NAP
24.18	Property		1	11900 Trolley Lane							NAP	NAP
24.19	Property		1	11501 Wilkinson Drive							NAP	NAP
24.2	Property		1	2300 North 33rd Avenue East							NAP	NAP
24.21	Property		1	5001 West Delbridge Street							NAP	NAP
24.22	Property		1	91-238 Kauhi							NAP	NAP
24.23	Property		1	1892 Anfield Road							NAP	NAP
24.24	Property		1	9215-9347 E Pendleton Pike							NAP	NAP
24.25	Property		1	955 Aeroplaza Drive							NAP	NAP
24.26	Property		1	3155 Grissom Parkway							NAP	NAP
24.27	Property		1	3502 Enterprise Avenue							NAP	NAP
24.28	Property		1	3870 Ronald Reagan Boulevard							NAP	NAP
24.29	Property		1	700 Marine Drive							NAP	NAP
24.3	Property		1	3245 Henry Road							NAP	NAP
24.31	Property		1	2701 S.W. 18th Street							NAP	NAP
24.32	Property		1	2482 Century Drive							NAP	NAP
24.33	Property		1	158 West Yard Road							NAP	NAP
24.34	Property		1	55 Commerce Avenue							NAP	NAP
24.35	Property		1	1415 West Commerce Way							NAP	NAP

A-45

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)

24.36	Property		1	1095 South 4800 West							NAP	NAP
24.37	Property		1	950 Bennett Road							NAP	NAP
24.38	Property		1	985 Kershaw Street							NAP	NAP
24.39	Property		1	1990 Hood Road							NAP	NAP
24.4	Property		1	17200 Manchac Park Lane							NAP	NAP
24.41	Property		1	7409 Magi Road							NAP	NAP
24.42	Property		1	91-329 Kauhi							NAP	NAP
24.43	Property		1	1985 International Way							NAP	NAP
24.44	Property		1	200 Orange Point Drive							NAP	NAP
24.45	Property		1	91-241 Kalaeloa							NAP	NAP
24.46	Property		1	2311 South Park Road							NAP	NAP
24.47	Property		1	2820 State Highway 31							NAP	NAP
24.48	Property		1	8000 Mid America Blvd.							NAP	NAP
24.49	Property		1	14257 E. Easter Avenue							NAP	NAP
24.5	Property		1	91-080 Hanua							NAP	NAP
24.51	Property		1	3736 Salisbury Road							NAP	NAP
24.52	Property		1	91-027 Kaomi Loop							NAP	NAP
24.53	Property		1	150 Greenhorn Drive							NAP	NAP
24.54	Property		1	7130 Q Street							NAP	NAP
24.55	Property		1	235 Great Pond Road							NAP	NAP
24.56	Property		1	510 Production Avenue							NAP	NAP
24.57	Property		1	91-150 Kaomi Loop							NAP	NAP
24.58	Property		1	4501 Industrial Drive							NAP	NAP
24.59	Property		1	91-222 Olai							NAP	NAP
24.6	Property		1	2580 Technology Drive							NAP	NAP
24.61	Property		1	301 Commerce Drive							NAP	NAP
24.62	Property		1	7121 South Fifth Avenue							NAP	NAP
24.63	Property		1	590 Assembly Court							NAP	NAP
24.64	Property		1	91-250 Komohana							NAP	NAP
24.65	Property		1	91-220 Kalaeloa							NAP	NAP
24.66	Property		1	91-185 Kalaeloa							NAP	NAP
24.67	Property		1	91-300 Hanua							NAP	NAP
24.68	Property		1	5501 Providence Hill Drive							NAP	NAP
24.69	Property		1	91-259 Olai							NAP	NAP
24.7	Property		1	2 Tower Drive							NAP	NAP
24.71	Property		1	91-064 Kaomi Loop							NAP	NAP
24.72	Property		1	91-202 Kalaeloa							NAP	NAP
24.73	Property		1	2100 NW 82nd Avenue							NAP	NAP
24.74	Property		1	91-102 Kaomi Loop							NAP	NAP
24.75	Property		1	1230 West 171st Street							NAP	NAP
24.76	Property		1	91-400 Komohana							NAP	NAP
24.77	Property		1	91-265 Hanua							NAP	NAP
24.78	Property		1	91-255 Hanua							NAP	NAP
24.79	Property		1	1415 Industrial Drive							NAP	NAP
24.8	Property		1	209 South Bud Street							NAP	NAP
24.81	Property		1	91-110 Kaomi Loop							NAP	NAP
24.82	Property		1	3900 NE 6th Street							NAP	NAP
24.83	Property		1	91-218 Olai							NAP	NAP
24.84	Property		1	5795 Logistics Parkway							NAP	NAP
24.85	Property		1	91-210 Kauhi							NAP	NAP
24.86	Property		1	435 SE 70th Street							NAP	NAP
24.87	Property		1	2902 Gun Club Road							NAP	NAP
24.88	Property		1	91-210 Olai							NAP	NAP
24.89	Property		1	91-95 Hanua							NAP	NAP
24.9	Property		1	2401 Cram Avenue SE							NAP	NAP
24.91	Property		1	91-083 Hanua							NAP	NAP
24.92	Property		1	91-119 Olai							NAP	NAP
24.93	Property		1	3425 Maple Drive							NAP	NAP
24.94	Property		1	91-174 Olai							NAP	NAP
24.95	Property		1	5156 American Road							NAP	NAP
24.96	Property		1	91-252 Kauhi							NAP	NAP
24.97	Property		1	91-349 Kauhi							NAP	NAP
24.98	Property		1	91-175 Olai							NAP	NAP
24.99	Property		1	91-087 Hanua							NAP	NAP
24.1	Property		1	91-171 Olai							NAP	NAP
24.101	Property		1	91-410 Komohana							NAP	NAP
24.102	Property		1	91-416 Komohana							NAP	NAP
25	Loan	16, 18	1	East 232nd Street							NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street							NAP	NAP
27	Loan	19	1	The Vue at 214							NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes							NAP	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street							NAP	NAP
30	Loan		1	Playa Blanca Apartments							NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station							NAP	NAP
32	Loan	23, 30	1	Waterfront Office							NAP	NAP
33	Loan	16, 25	1	River View MHC							NAP	NAP
34	Loan	16	1	340 Broadway							NAP	NAP
35	Loan		1	Palisades Apartments							NAP	NAP
36	Loan		1	6100 Rockside Woods							NAP	NAP
37	Loan	25	1	Mini U Storage - Richmond							NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks							NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch							NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center							NAP	NAP
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments							NAP	NAP
41.01	Property		1	Shannon Apartments							NAP	NAP
41.02	Property		1	Kimberly Apartments							NAP	NAP
42	Loan	2, 16	1	41 North Main Street							NAP	NAP
43	Loan	25	1	Mini U Storage - Houston Katy							NAP	NAP
44	Loan	25	1	Kenneth Apartments							NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park							NAP	NAP

A-46

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	2, 4, 10, 30	1	251 Park Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	4	1	Spring Valley Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 4, 7, 10, 12, 16, 18, 23, 30	1	Warren Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	6, 12, 29	5	Southeast MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Pine Hill & Pine Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Highridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Crumley Farms	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Boulder Trails	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Sizemore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	6, 13, 19	6	Verdigreen Hotels Portfolio	231.98	71.3%	325.13	231.98	71.3%	320.92	229.40	71.5%	312.40	228.34	73.1%
5.01	Property		1	East Bay Inn	189.48	73.8%	256.74	189.48	73.8%	247.95	188.17	75.9%	248.36	198.93	80.1%
5.02	Property		1	Eliza Thompson House	204.36	76.2%	268.19	204.36	76.2%	267.30	203.07	76.0%	264.85	204.28	77.1%
5.03	Property		1	Marrero's Guest Mansion	353.24	74.8%	472.25	353.24	74.8%	469.37	347.80	74.1%	426.88	302.23	70.8%
5.04	Property		1	Hotel Mountain Brook	193.88	56.3%	344.36	193.88	56.3%	353.62	193.08	54.6%	341.22	180.84	53.0%
5.05	Property		1	The Gastonian	262.15	71.1%	368.96	262.15	71.1%	356.66	257.23	72.1%	352.82	267.30	75.8%
5.06	Property		1	Kehoe House	283.88	77.1%	368.20	283.88	77.1%	366.81	279.07	76.1%	365.89	291.87	79.8%
6	Loan	3, 7, 12, 13, 19, 26, 30, 31	1	180 Water	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	18, 20, 23, 31, 33	1	Philadelphia Design and Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	3, 31	1	Than Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	3, 4, 6, 10, 12, 19, 31	5	Quality RV Resort & SS Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Westlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Eastlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Northlake RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Westlake Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Lakeview Expansion RV Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	3, 18, 31	1	321-325 West 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16, 19, 30, 31	1	The Life Hotel	187.83	82.4%	227.84	187.83	82.4%	217.33	180.22	82.9%	NAV	NAV	NAV
12	Loan	15, 16, 18, 19, 23, 31	1	Precise Space	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	4, 7, 12, 19, 23, 31	1	Gateway Industrial Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	16, 23, 29	1	Supreme High Street Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	2, 6	2	Beechgrove & Buttermilk Pike Self Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Beechgrove Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Buttermilk Pike Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 20, 33	1	Augusta Ranch Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 16, 27	1	22 Milford Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	3, 7, 12, 16	1	1000 Portside Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	3	1	City Deck Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 6, 16, 25, 28, 30	8	FG Communities MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Rolling Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Pineview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Pleasant Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	Carolina Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	Zion Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	Hildebran Highlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	Quaker Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	16, 19, 28, 29, 31	1	7 Slater Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 5, 7, 12, 13, 18, 30, 31	1	Vertex HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 16, 31	1	219 and 221 South 4th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 5, 6, 7, 12, 17, 29, 30	102	ILPT 2025 Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	996 Paragon Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	91-399 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.03	Property		1	11224 Will Walker Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.04	Property		1	10450 Doral Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.05	Property		1	1580, 1590 & 1600 Williams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.06	Property		1	32150 Just Imagine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.07	Property		1	6850 Weber Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.08	Property		1	1341 N. Clyde Morris Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.09	Property		1	27200 SW 127th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.1	Property		1	7410 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.11	Property		1	2375 East Newlands Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.12	Property		1	3800 Midlink Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.13	Property		1	13509 Waterworks Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.14	Property		1	13400 East 39th Avenue and 3800 Wheeling Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.15	Property		1	91-141 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.16	Property		1	9860 West Buckeye Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.17	Property		1	125 North Troy Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.18	Property		1	11900 Trolley Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.19	Property		1	11501 Wilkinson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.2	Property		1	2300 North 33rd Avenue East	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.21	Property		1	5001 West Delbridge Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.22	Property		1	91-238 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.23	Property		1	1892 Anfield Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.24	Property		1	9215-9347 E Pendleton Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.25	Property		1	955 Aeroplaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.26	Property		1	3155 Grissom Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.27	Property		1	3502 Enterprise Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.28	Property		1	3870 Ronald Reagan Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.29	Property		1	700 Marine Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.3	Property		1	3245 Henry Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.31	Property		1	2701 S.W. 18th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.32	Property		1	2482 Century Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.33	Property		1	158 West Yard Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.34	Property		1	55 Commerce Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.35	Property		1	1415 West Commerce Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-47

BMO 2025-5C12

Annex A

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

24.36	Property		1	1095 South 4800 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.37	Property		1	950 Bennett Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.38	Property		1	985 Kershaw Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.39	Property		1	1990 Hood Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.4	Property		1	17200 Manchac Park Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.41	Property		1	7409 Magi Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.42	Property		1	91-329 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.43	Property		1	1985 International Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.44	Property		1	200 Orange Point Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.45	Property		1	91-241 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.46	Property		1	2311 South Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.47	Property		1	2820 State Highway 31	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.48	Property		1	8000 Mid America Blvd.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.49	Property		1	14257 E. Easter Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.5	Property		1	91-080 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.51	Property		1	3736 Salisbury Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.52	Property		1	91-027 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.53	Property		1	150 Greenhorn Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.54	Property		1	7130 Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.55	Property		1	235 Great Pond Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.56	Property		1	510 Production Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.57	Property		1	91-150 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.58	Property		1	4501 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.59	Property		1	91-222 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.6	Property		1	2580 Technology Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.61	Property		1	301 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.62	Property		1	7121 South Fifth Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.63	Property		1	590 Assembly Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.64	Property		1	91-250 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.65	Property		1	91-220 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.66	Property		1	91-185 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.67	Property		1	91-300 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.68	Property		1	5501 Providence Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.69	Property		1	91-259 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.7	Property		1	2 Tower Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.71	Property		1	91-064 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.72	Property		1	91-202 Kalaeloa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.73	Property		1	2100 NW 82nd Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.74	Property		1	91-102 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.75	Property		1	1230 West 171st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.76	Property		1	91-400 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.77	Property		1	91-265 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.78	Property		1	91-255 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.79	Property		1	1415 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.8	Property		1	209 South Bud Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.81	Property		1	91-110 Kaomi Loop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.82	Property		1	3900 NE 6th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.83	Property		1	91-218 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.84	Property		1	5795 Logistics Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.85	Property		1	91-210 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.86	Property		1	435 SE 70th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.87	Property		1	2902 Gun Club Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.88	Property		1	91-210 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.89	Property		1	91-95 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.9	Property		1	2401 Cram Avenue SE	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.91	Property		1	91-083 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.92	Property		1	91-119 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.93	Property		1	3425 Maple Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.94	Property		1	91-174 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.95	Property		1	5156 American Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.96	Property		1	91-252 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.97	Property		1	91-349 Kauhi	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.98	Property		1	91-175 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.99	Property		1	91-087 Hanua	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.1	Property		1	91-171 Olai	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.101	Property		1	91-410 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.102	Property		1	91-416 Komohana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	16, 18	1	East 232nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	30-58 and 30-64 34th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	19	1	The Vue at 214	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 5, 7, 10, 17, 27	1	Parkwyn Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2, 16, 27, 29, 31	1	27 Brighton 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Playa Blanca Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	25	1	Mini U Storage - Fairfax Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	23, 30	1	Waterfront Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16, 25	1	River View MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16	1	340 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Palisades Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	6100 Rockside Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	25	1	Mini U Storage - Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	3, 10, 19	1	116 St. Marks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	25	1	Mini U Storage - Highlands Ranch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	7, 15, 16, 19	1	Century Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	6, 12, 25	2	Kimberly & Shannon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Shannon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Kimberly Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 16	1	41 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	25	1	Mini U Storage - Houston Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	25	1	Kenneth Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	29	1	Ramar Mobile Home Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-48

Footnotes to Annex A

(1)	“BMO” denotes Bank of Montreal as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller, “GCMC” denotes Greystone Commercial Mortgage Capital LLC as Mortgage Loan Seller, and “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller.

With respect to Loan No. 22, Vertex HQ, the mortgage loan is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association, BMO and Goldman Sachs Bank USA.

With respect to Loan No. 24, ILPT 2025 Portfolio, the mortgage loan is part of a whole loan that was co-originated by CREFI, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings LLC, BMO, Royal Bank of Canada and UBS AG.

With respect to Loan No. 28, Parkwyn Townhomes, the mortgage loan is part of a whole loan that was co-originated by KeyBank and AREF2.

(2)	With respect to Loan No. 1, 251 Park Avenue South, the mortgaged property consists of 114,075 SF of office space, 4,061 SF of ground floor retail space, and 2,458 SF of storage space in the basement. The 4,061 SF of ground floor retail space is 100% occupied and represents 3.4% of NRA and 12.9% of underwritten base rent.

With respect to Loan No. 3, Warren Corporate Center, the mortgaged property is a 518,260 square foot office park comprised of 3 office buildings, two parking garages, and the right to use an amenity center within the larger complex. The collateral includes 3 office buildings (Building 300, Building 400, and Building 500) that sit within a broader five-building campus as well as two, three-story parking structures. The Building 300 parking structure contains 642 parking spaces. Buildings 400 and 500 share a single parking structure that totals 1,394 spaces.

With respect to Loan No. 15, Beechgrove & Buttermilk Pike Self Storage Portfolio, the mortgaged properties are comprised of 1,295 storage units (approximately 165,432 square feet), including 425 climate controlled storage units (approximately 48,276 SF), 315 non-climate controlled storage units (approximately 30,070 SF), 374 drive-up storage units (approximately 63,425 SF) and 184 container storage units (approximately 23,661 SF). In addition to storage units, the mortgaged properties also include 140 rentable parking spots.

With respect to Loan No. 23, 219 and 221 South 4th Street, the mortgaged property is comprised of (i) 13 multifamily units and (ii) 600 square feet of commercial space.

With respect to Loan No. 29, 27 Brighton 11th Street, the mortgaged property is comprised of (i) 16 multifamily units and (iii) 3,642 square feet of commercial space.

With respect to Loan No. 42, 41 North Main Street, the mortgaged property consists of 8,813 square feet of commercial space and 6,261 square feet of residential space.

(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 6, 180 Water, the mortgaged property is comprised of 581 multifamily units and 13,868 square feet of grade-level and basement retail space.

With respect to Loan No. 8, Than Tower, the mortgaged property is comprised of (i) 105 multifamily units and (ii) one, 3,589 square feet retail space that is currently used as storage.

With respect to Loan No. 9, Quality RV Resort & SS Portfolio, the mortgaged portfolio is comprised of 758 RV pads and 43,945 square feet of self-storage space.

With respect to Loan No. 10, 321-325 West 42nd Street, the mortgaged property is comprised of (i) 36 multifamily units and (ii) 6,000 square feet of commercial space leased to three separate tenants.

With respect to loan No. 18, 1000 Portside Drive, the mortgaged property is comprised of 86 multifamily units. Additionally, the mortgaged property contains two studio units that are used as guest suites and one management office that are excluded from the total units count.

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With respect to Loan No. 19, City Deck Landing, the mortgaged property consists of 77 multifamily units and 6,975 square feet of commercial space.

With respect to Loan No. 20, FG Communities MHC Portfolio, the Carolina Pines mortgaged property consists of 46 standard pad sites and one apartment home and the Hildebran Highlands mortgaged property consists of nine standard pad sites and five apartment homes.

With respect to Loan No. 38, 116 St. Marks, the mortgaged property is comprised of six multifamily units and 1,000 square feet of retail space.

(4)	In certain cases, the mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Rights to Sublease” and “—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the prospectus.

With respect to Loan No. 1, 251 Park Avenue South, the Third Largest Tenant at the mortgaged property, Carl Hansen & Son Corp., subleases its space to Herman Miller Inc. for the remainder of its lease term at a current rent of $52.40 per square foot. The Mortgage Loan was underwritten based on the prime lease rent of $86.94 per square foot.

With respect to Loan No. 1, 251 Park Avenue South, the Fifth Largest Tenant at the mortgaged property, 605 LLC subleases its space to Galvanize Climate Solutions LLC for the remainder of its lease term at a current rent of $69.02 per square foot. The Mortgage Loan was underwritten based on the prime lease rent of $94.96 per square foot.

With respect to Loan No. 2, Spring Valley Marketplace, the Third Largest Tenant at the mortgaged property, Kids Empire Spring Valley (the “KE Tenant”) is building out its space and has not taken occupancy or commenced paying rent. At origination, the borrower funded (i) a $1,906,450 reserve for approved leasing expenses and (ii) a $51,350 free rent reserve. In addition, the guarantor provided a partial payment guaranty of the outstanding principal balance, capped at $3,000,000, which remains in effect until the KE Tenant (or a lender pre-approved replacement tenant) has taken possession and full occupancy of the entire leased premises and has commenced paying full rent in accordance with the lease. If the KE Tenant (or a lender pre-approved replacement tenant) is not in occupancy and paying rent by September 6, 2026, a cash flow sweep will be triggered.

With respect to Loan No. 3, Warren Corporate Center, the Largest Tenant, Metlife, is not yet in occupancy. The term of the lease will commence upon substantial completion by the borrower sponsor of certain work set forth in the lease (“LL Work”), which is anticipated to occur by July 2026. The lease provides for rent to commence on January 1, 2028. The failure of the borrower sponsor to complete the LL Work by a date to be agreed upon between borrower sponsor and MetLife will result in a daily rent credit of approximately $12,611.  At origination $4,200,000 was reserved for the estimated cost of the LL Work.  The space was originally leased to the Second Largest Tenant, PTC Therapeutics, which is required to continue paying rent on the MetLife space until December 31, 2027.

With respect to Loan No. 9, Quality RV Resort & SS Portfolio, historical occupancy for the fourth mortgaged property Westlake Self Storage, is based off of square footage but weighted based on number of units.

With respect to Loan No. 13, Gateway Industrial Center, the Fourth Largest Tenant at the mortgaged property, General Services Administration - IRS, is not yet in occupancy and its space is currently being built out. Rent under the IRS lease is expected to commence in May 2026 with a current lease term through April 2038 (based on the expected rent commencement date). At origination, $12,999,018 was reserved for unfunded obligations and $1,944,408 for gap rent in relation to the IRS space.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 17, 22 Milford Street, the Appraised Value ($) represents the “as-stabilized” value of $18,100,000 as of September 1, 2025. As of August 7, 2025, the mortgaged property was 100% leased.
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With respect to Loan No. 22, Vertex HQ, the Appraised Value ($) is the Appraised Value (Other Than “As-Is”), which represents the “As Is with Escrow Reserve” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved $173,530,598 for tenant improvements and $58,450,518 for free rent.

With respect to Loan No 24, ILPT 2025 Portfolio, the Appraised Value ($) is the Appraised Value (Other Than “As-Is”), which represents the “As Portfolio” appraised value of $1,706,541,600 as of April 10, 2025, is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the ILPT 2025 Portfolio mortgaged properties as a whole if sold in their entirety to a single buyer.

With respect to Mortgage Loan No. 28, Parkwyn Townhomes, the Appraised Value shown represents the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest in the Mortgaged Property, which assumes the Mortgaged Property is encumbered by a ground lease as part of the Housing Finance Corporation program (“HFC Program”), whereby certain units at the Mortgaged Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the HFC Program are subordinate to the Mortgage Loan. The market-based “As-Is” Appraised Value as of April 4, 2025, which assumes no tax exemption is granted for the Mortgaged Property, is $31,800,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 73.1% and 73.1%, respectively.

(6)

For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 4, Southeast MHC Portfolio
● Loan No. 5, Verdigreen Hotels Portfolio
● Loan No. 9, Quality RV Resort & SS Portfolio
● Loan No. 15, Beechgrove & Buttermilk Pike Self Storage Portfolio
● Loan No. 20, FG Communities MHC Portfolio
● Loan No. 24, ILPT 2025 Portfolio
● Loan No. 41, Kimberly & Shannon Apartments

(7)

The Original Balance ($), Cut-off Date Balance ($), and Maturity / ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Controlling Notes and Non-Controlling Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

● Loan No. 3, Warren Corporate Center
● Loan No. 6, 180 Water
● Loan No. 13, Gateway Industrial Center
● Loan No. 18, 1000 Portside Drive
● Loan No. 22, Vertex HQ
● Loan No. 24, ILPT 2025 Portfolio
● Loan No. 28, Parkwyn Townhomes
● Loan No. 40, Century Business Center

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each mortgage loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 1, 251 Park Avenue South, a Grace Period – Late Fee (Days) of five days is permitted once during the mortgage loan term.

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With respect to Loan No. 3, Warren Corporate Center, a Grace Period – Late Fee (Days) of five days is permitted once during the mortgage loan term.

With respect to Loan No. 9, Quality RV Resort & SS Portfolio, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date. The Grace Period – Late Fee (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

With respect to Loan No. 16, Augusta Ranch Marketplace, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Mortgage Loan No. 28, Parkwyn Townhomes, once every 12-month period during the term of the loan, the Debt Service Payment Grace Period to Impose Late Charge will be five business days.

With respect to Loan No. 38, 116 St. Marks, a Grace Period – Default (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date. The Grace Period – Late Fee (Days) of five days is permitted provided that such Grace Period – Default (Days) does not apply to the amount due on the maturity date.

(11)	Intentionally Blank

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “YM0.5” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 0.5% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “YM1” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “YM2” component of the prepayment provision represents the greater of (i) yield maintenance or (ii) 2% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “1%” component of the prepayment provision represents 1% of the outstanding principal balance of the mortgage loan at the time of prepayment.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the prospectus.

With respect to Loan No. 3, Warren Corporate Center, voluntary prepayment in whole, but not in part, of the Warren Corporate Center Whole Loan is permitted at any time with a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Warren Corporate Center Whole Loan being prepaid and (y) a yield maintenance premium, if such prepayment occurs prior to the March 2030 monthly payment date. In addition, defeasance in whole but not in part of the Warren Corporate Center Whole Loan is permitted at any time after the earlier of (a) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized or (b) June 20, 2028 (the "Defeasance Lockout Expiration Date") and prior to the March 2030 monthly payment date. The assumed Defeasance Lockout Expiration Date of 26 payments is based on the expected closing date of the BMO 2025-5C12 transaction in October 2025. The actual lockout period may be longer.

With respect to Loan No. 4, Southeast MHC Portfolio, the borrowers have the right to at any time (other than the period starting 60 days prior to any securitization and ending 60 days after such securitization) to obtain the release of up to two of the related individual Southeast MHC Portfolio Properties (with the Pine Hill & Pine Manor Property considered to be two individual Southeast MHC Portfolio Properties for purposes of calculating the
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number of individual Southeast MHC Portfolio Properties being released) upon prepayment of an amount equal to 125% of the allocated loan amount of the applicable individual property, together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, subject to the satisfaction of certain conditions, including but not limited to (i) following such release, the debt service coverage ratio is at least equal to the greater of 1.53x and the debt service coverage ratio immediately prior to the release, (ii) following such release, the debt yield is at least equal to the greater of 10.08% and the debt yield immediately prior to the release, (iii) following such release, the loan-to-value ratio is not greater than the lesser of 51.28% and the loan-to-value ratio immediately preceding the release, and (iv) compliance with REMIC related conditions.

With respect to Loan No. 6, 180 Water, the defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on September 6, 2025. Defeasance of the 180 Water Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 29, 2028. Any mandatory prepayment of the principal of the 180 Water Whole Loan and any other voluntary prepayments of principal of the Mortgage Loan, when no event of default exists, will be applied first to the senior notes and then to the junior note. The assumed lockout period of 26 payments is based on the expected closing date of the BMO 2025-5C12 transaction in October 2025.  The actual lockout period may be longer.

With respect to Loan No. 9, Quality RV Resort & SS Portfolio, and prior to the maturity date, the borrowers may obtain the release of the Lakeview Expansion RV Resort property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers prepay a portion of the mortgage loan equal to 115% of the allocated loan amount of Lakeview Expansion RV Resort property, and if such property is released prior to March 2, 2030, the payment of a yield maintenance premium pursuant to the mortgage loan documents, (iii) the debt service coverage ratio based on the immediately preceding trailing 12 month period for the remaining mortgaged properties following the release is no less than 1.59x, (iv) the total number of borrower owned recreational vehicles for all remaining properties does not exceed 10% of the cumulative pads on all remaining properties, and (v) the release is permitted under REMIC requirements.

With respect to Loan No. 13, Gateway Industrial Center, the lockout period will be at least 28 payment dates beginning with, and including, the first payment date in July    2025. The Gateway Industrial Whole Loan may be defeased in whole but not in part, at any time after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 9, 2028. The assumed lockout period of 28 payments is based on the anticipated closing date of the BMO 2025-5C12 securitization in October 2025. The actual lockout period may be longer.

With respect to Loan No. 18, 1000 Portside Drive, defeasance of the 1000 Portside Drive Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized or (ii) August 21, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2025-C12 securitization trust in October 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 22, Vertex HQ, defeasance of the Vertex HQ Whole Loan is permitted in full at any time on or after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized or (ii) August 6, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2025-5C12 securitization trust in October 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 24, ILPT 2025 Portfolio, the borrowers have the right to obtain the release of any of the related Mortgaged Properties in connection with an arm’s-length transfer to a third party of such Mortgaged Property upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Mortgaged Property and (b) the remaining outstanding principal balance of the related Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the related Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Mortgaged Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the
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Release Prepayment Fee.

With respect to Loan No. 41, Kimberly & Shannon Apartments, after the Release Date, the borrowers may obtain the release of any property upon a bona fide third-party sale upon satisfaction of certain conditions in the loan agreement, including: (i) no event of default, (ii) borrowers shall partially defease the loan in the amount equal to the greater of (x) 100% of the Net Sales Proceeds from such Individual Property and (y) 120% of the Allocated Loan Amount of such Individual Property, (iii) after giving effect to such release, the DSCR shall be no less than the greater of (a) the DSCR immediately preceding such release and (b) 1.22x, (iv) after giving effect to such release, the Debt Yield shall be no less than the greater of (a) the Debt Yield immediately preceding such release and (b) 8.41% and (v) after giving effect to such release, the LTV shall be no more than the lesser of (a) the LTV immediately preceding such release and (b) 48.50%.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt,” “—Preferred Equity and Preferred Return Arrangements” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 5, Verdigreen Hotels Portfolio, QFP VGP MEZZ, LLC originated a mezzanine loan (the “Verdigreen Hotels Portfolio Mezzanine Loan”) in the amount of $6,100,000, secured by the direct equity ownership in the borrowers of the Verdigreen Hotels Portfolio mortgage loan. The Verdigreen Hotels Portfolio Mezzanine Loan accrues interest at the rate of 13.00000% per annum and requires interest only payments. The Verdigreen Hotels Portfolio Mezzanine Loan is co-terminus and subject to an intercreditor agreement with the lender of the Verdigreen Hotels Portfolio mortgage loan.

With respect to Loan No. 6, 180 Water, as of the origination date, a $100,000,000 mezzanine loan secured by equity interests in the borrower was outstanding and in maturity default. An affiliate of the borrower (the “New Mezzanine Holder”) acquired the existing mezzanine loan at a 19.8% discount, paying $80.2 million for the $100.0 million existing mezzanine loan on or prior to the closing of the 180 Water whole loan.  Accordingly, both the mezzanine borrower and the mezzanine lender are under common control with the borrower. Simultaneously with its acquisition of the mezzanine loan, the New Mezzanine Holder entered into an amendment to the mezzanine loan documents with the mezzanine loan borrower to, among other things, extend the term of the mezzanine loan by approximately 15 years, and also entered into a subordination and standstill agreement with the lender under the 180 Water Whole Loan.  See “Description of the Mortgage Pool—Additional Indebtedness— Existing Mezzanine Debt” in the prospectus.

With respect to Loan No. 22, Vertex HQ, after the earlier of 120 days from the origination date or the securitization of the Vertex HQ Whole Loan, the borrower will have a one-time right without the consent of the lender to obtain one or more mezzanine loans, subject to certain conditions, including (a) no event of default under the Vertex HQ Whole Loan is then continuing, (b) the principal amount of the mezzanine loan(s) do not exceed an amount that would result in (i) an aggregate loan-to-value ratio for the total debt being greater than 60.8% or (ii) the debt yield for the total debt being less than 8.3%, and (c) the lender under such mezzanine loan(s) must satisfy certain eligibility requirements (as described in the Vertex HQ Whole Loan documents). Otherwise, the borrower may not incur additional debt, whether unsecured or secured, provided, that the foregoing restrictions will specifically exclude (x) any permitted encumbrances and taxes and other charges that are being contested in good faith and (y) trade payables and lease agreements for equipment used at the Vertex HQ Property and other similar arrangements, which may not exceed, at any one time, 5% of the original amount of the Vertex HQ Whole Loan.

(14)

The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), whole loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the origination date during the term of the mortgage loan.

(15)

In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 12, Precise Space, an approximate $54,101 credit to tenant improvements and leasing commissions has been underwritten, reflecting 1/5th of the TI/LC deposit at origination.

With respect to Loan No. 40, Century Business Center, a credit for the upfront $3,800,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan, resulting in $0 Underwritten TI / LC ($). The $3,800,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

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(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.’

With respect to Loan No. 3, Warren Corporate Center, historical financial information is not available because the mortgaged property was renovated in 2025 and subsequently leased up.

With respect to Loan No. 11, The Life Hotel, historical financials prior to 2024 are not available as the Life Hotel Property was not in operation due to the COVID-19 pandemic.

With respect to Loan No. 12, Precise Space, historical financial information prior to 2024 is not available as the mortgaged property was constructed in 2023.

With respect to Loan No. 14, Supreme High Street Retail, historical financials are not available as the sole tenant, Supreme, did not take occupancy until March 1, 2024.

With respect to Loan No. 17, 22 Milford Street, historical financial information is not shown as the mortgaged property was acquired and renovated in 2024.

With respect to Loan No. 18, 1000 Portside Drive, historical financial information prior to the most recent period is not shown as the mortgaged property was built in 2024.

With respect to Loan No. 20, FG Communities MHC Portfolio, historical financials are not available because the mortgaged properties were acquired in 2025.

With respect to Loan No. 21, 7 Slater Drive, historical financial information prior to the most recent period is unavailable as the mortgaged property was previously solely leased to a sponsor-affiliated tenant.

With respect to Loan No. 23, 219 and 221 South 4th Street, historical financial information prior to the most recent period is not available because the mortgaged property was redeveloped in 2023-2024.

With respect to Loan No. 25, East 232nd Street, historical financial information is not available as the mortgaged property was renovated in 2024.

With respect to Loan No. 29, 27 Brighton 11th Street, historical financial information prior to the most recent period is not available because the mortgaged property was built in 2024.

With respect to Loan No. 33, River View MHC, historical financial information prior to the most recent period is not available as the mortgaged property was acquired in 2024.

With respect to Loan No. 34, 340 Broadway, historical financials are not available as the mortgaged property underwent significant renovations in 2025.

With respect to Loan No. 40, Century Business Center, historical financial information is not shown as the mortgaged property is leased to a single tenant on a triple-net basis.

With respect to Loan No. 42, 41 North Main Street, historical financial information is not shown as the mortgaged property was renovated in 2025, repurposing the second floor into residential space.

(17)

With respect to Loan No. 24, ILPT 2025 Portfolio, the mortgaged property known as the 435 SE 70th Street property is ground leased by the related borrower (the “Topeka Ground Lease”). The initial term of the Topeka Ground Lease commenced on October 1, 2005 and initially expired on September 30, 2022. The ground lessee previously exercised its right to extend the term of the Topeka Ground Lease through September 30, 2027, and such extended term may be further extended for an additional eight, five-year periods and thereafter for one, one year period. The current base rent payable under the Topeka Ground Lease is $30,205 per annum and will be in effect until September 30, 2026 and is subject to escalations.

With respect to Mortgage Loan No. 28, Parkwyn Townhomes, at origination, the borrower entered into a ground lease between PHFC, as ground lessor, and the borrower, as ground lessee. Pursuant to the ground lease, which is scheduled to terminate on April 30, 2124 with no extensions, and other documents and agreements entered into in relation to the related tax exemption, the borrower is required to pay, among other amounts, as applicable, (i) an annual compliance fee of $50 per unit (the “Compliance Payment”) and (ii) an annual fee in an amount equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “Rent”) with the Rent increasing by 2% per year. PHFC and the borrower entered into a

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subordination agreement agreeing that for so long as the tax exemption remains in effect, all fees required under the PHFC Program documents (collectively, the “PHFC Payments”), including the Savings Fee but excluding the Compliance Fee, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with mortgage loan and operating expenses due and owing. The lender has established a reserve for the PHFC Payments, provided, that absent a continuing event of default under the mortgage loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrower fails to provide evidence of timely payment. The lender has a lien on both the borrowers’ leasehold interest and PHFC’s fee interest in the mortgaged property.

(18)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 3, Warren Corporate Center, the Second Largest Tenant, PTC Therapeutics, has provided a $10,000,000 letter of credit (“LOC”) with the borrower sponsor, which equates to approximately 28 months of rent at its current lease rate. As of July 1, 2027, there is a 50% reduction bringing the LOC down to $5,000,000 (which equates to approximately 13 months of rent based on the lease rate as of July 2027). As of December 31, 2028, there is a second 50% reduction bringing the LOC down to $2,500,000 (which equates to approximately 6.5 months of rent at the December 2028 lease rate). The remaining $2,500,000 LOC will remain through the rest of the tenant’s lease term. The LOC is covered by the general pledge of assets set forth in the mortgage; however, the lender does not have a perfected security interest in the LOC.

With respect to Loan No. 3, Warren Corporate Center, the Third Largest Tenant, Regeneron Pharmaceuticals, Inc., recently took possession of its space on July 28, 2025, with rent commencing on August 1, 2026. This abated rent totals $4,401,644, and was reserved with the lender.

With respect to Loan No. 7, Philadelphia Design and Distribution Center, the borrower deposited $310,000 at origination into a reserve (the “RHD Leasing Reserve”). If Resources for Human Development, Inc. (“RHD”), the Largest Tenant, does not exercise its renewal option by September 30, 2025, ongoing collections into the RHD Leasing Reserve will begin on the payment date in December 2025, with required monthly deposits of $155,000, capped at $2,450,000 ($25 per square foot for the RHD space) (the “RHD Leasing Reserve Cap”). Proceeds held in such RHD Leasing Reserve will be made available solely for tenant improvement and leasing commissions associated with renewing RHD or re-leasing the RHD space. Upon the borrowers renewing or re-leasing a portion of RHD’s space and such tenant(s) being in occupancy, paying full rent, and having a firm lease term of not less than five years, the RHD Leasing Reserve Cap will be reduced proportionately based on square footage of such tenant(s) and any amounts in excess of the then current RHD Leasing Reserve Cap will be released to the borrowers. Upon the RHD Leasing Reserve Cap being reduced to $1,227,500 or lower, any amounts remaining in the RHD Leasing Reserve will be made available for general tenant improvement, leasing commission or capital expenditure costs at the mortgaged property, not solely for tenant improvement and leasing commission costs associated with the RHD space.

With respect to Loan No. 7, Philadelphia Design and Distribution Center, within 60 days’ notice from SIG Property Philadelphia, LLC, that the tenant intends to build out its space in accordance with its lease, the borrowers are required to deposit $63,756 into an account held with the lender or servicer for payment of unfunded obligations.

With respect to Loan No. 10, 321-325 West 42nd Street, at origination of the mortgage loan, the borrower deposited (i) $72,000 into a free rent reserve account for free rent owed to Thriller LLC - Soho Live NYC (ii) $75,600 into a multifamily rent reserve, which equates to the amount of rent that would be paid for the two currently vacant units for a period of nine months. Pursuant to the related mortgage loan documents, this amount in the multifamily rent reserve will be disbursed in $4,200 increments for each applicable vacant unit on the payment dates from September 2025 through May 2026. On the payment date prior to the final disbursement of the upfront multifamily rent reserve if the multifamily rent release conditions as further described in the mortgage loan documents have not been satisfied with respect to both vacant units, the borrower will deposit $75,600 into the multifamily rent reserve. However, in the event (i) the multifamily rent release conditions have been satisfied for one unit, the deposit will be equal to $37,800, or (ii) the borrower leases one or both of the units for an amount less than $4,200 per unit, the deposit will be calculated by multiplying nine by the difference between the actual rent and $4,200. The borrower will be obligated to make such deposits until the multifamily rent release conditions have been satisfied.

With respect to Loan No. 12, Precise Space, at the origination of the mortgage loan, the borrower is required to deposit $100,000 into an environmental reserve that will be held with lender to ensure that the borrower completes all environmental repairs in connection with the with the conversion of the non-public well water system at the mortgaged property to a public well water system.

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With respect to Loan No. 22, Vertex HQ, at origination, the borrowers deposited $233,384,024.64 into an unfunded obligations reserve, which is comprised of approximately $173,530,598 for unpaid TI/LC costs, approximately $58,450,518 for unpaid gap/free rent and $1,402,908 for a parking garage credit.

With respect to Loan No. 25, East 232nd Street, at origination, the borrower deposited $1,000,000 into an earnout reserve. Provided no event of default has occurred and is continuing, the earnout reserve funds may be disbursed to the borrower upon the lender’s receipt of a release request confirming that the following conditions, among other conditions, have been satisfied: (i) the monthly rent derived from the mortgaged property is no less than $93,900; (ii) at least 95% of the units at the mortgaged property are occupied; (iii) the mortgaged property has achieved a debt yield of at least 9.5%, calculated using in-place monthly rent collections, applying an 18.2% expense ratio and annualized net operating income of at least $910,000; and (iv) the mortgaged property supports a debt service coverage ratio of at least 1.35x, in each case, as determined by the lender in its sole but reasonable discretion. In the event that the earnout funds have not been released to the borrower prior to December 6, 2026, the lender may, in its sole discretion, draw upon the reserve funds to partially prepay the mortgage loan and the borrower will be required to pay a yield maintenance premium calculated in accordance with the mortgage loan documents and all costs incurred by the lender with respect to such prepayment. The Cut-off Date LTV Ratio (%), LTV Ratio at Maturity Date / ARD (%), UW NOI Debt Yield (%) and UW NCF Debt Yield (%) calculations are based on an assumed Cut-off Date Balance of approximately $7,500,000, which is net of the $1,000,000 earnout reserve. Assuming the gross Cut-off Date Balance of $8,500,000, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity Date / ARD (%), UW NOI Debt Yield (%) and UW NCF Debt Yield (%) are 63.4%, 63.4%, 8.8% and 8.7%, respectively.

(19)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 5, Verdigreen Hotels Portfolio, at origination, the borrowers deposited $300,000 into a seasonality reserve which funds are available to be used in July, August, September, December and January of each year if and only to the extent there is insufficient cash flow from the mortgaged properties to make monthly debt service payments. Upon any disbursement from the Seasonality Reserve account, the borrowers are required to replenish the reserve, up to an amount equal to $300,000 (the “Seasonality Reserve Cap Amount”), in monthly installments of $42,860 (the “Seasonality Reserve Monthly Deposit Amount”) on each monthly payment date occurring in October, November, February, March, April, May and June of each calendar year. From and after November 6, 2026, provided no sweep event period (as defined in the mortgage loan documents) is then continuing, the lender is required to disburse any funds in the Seasonality Reserve to the borrowers following (i) the lender’s receipt of written request from the borrowers for such disbursement and (ii) the DSCR is equal to or greater than 1.10x for each of the 12 prior consecutive calendar months (the “Seasonality Reserve Suspension Conditions”). In the event that the DSCR ever thereafter falls below 1.10x for any two consecutive months, the borrowers are required to replenish the Seasonality Reserve, up to an aggregate amount equal to the Seasonality Reserve Cap Amount, in installments equal to the Seasonality Reserve Monthly Deposit Amounts on each payment date occurring in October, November, February, March, April, May and June of each calendar year until such time as the Seasonality Reserve Suspension Conditions have been satisfied.

With respect to Loan No. 6, 180 Water, on the payment dates occurring in each of September 2025, October 2025, November 2025 and December 2025, the borrower will be required to deposit into a real estate tax reserve account an amount equal to 125% multiplied by one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months (initially $908,215.99), and on each payment date thereafter, the borrower will be required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months (initially $748,369.98).

With respect to Loan No. 6, 180 Water, on the payment dates occurring in each of September 2025, October 2025, November 2025, December 2025, January 2026, February 2026, March 2026, April 2026, May 2026 and June 2026, the borrower will be required to deposit into an insurance reserve account an amount equal to 110% of 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially $101,194.66) and on each payment date thereafter the borrower will be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. However, if the insurance is carried under an acceptable blanket policy, provided that an event of default has not occurred and is continuing, deposits for insurance premiums will be suspended. As of the loan origination date, there is not an acceptable blanket policy in effect.

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With respect to Loan No. 9, Quality RV Resort & SS Portfolio, the borrower is required to deposit into an insurance reserve on a monthly basis 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as, the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents.

With respect to Loan No. 11, The Life Hotel, the borrower is required to deposit $98,188.15 into a real estate tax reserve on each monthly payment date in October, November and December 2025. For each monthly payment thereafter, the borrower is required to deposit approximately $49,094 into the real estate tax reserve.

With respect to Loan No. 11, The Life Hotel, the borrower is required to deposit (i) $145,000 on each of the monthly payment dates occurring in October, November and December of 2025 and (ii) on each monthly payment date occurring in April, May, June, July, August, September, October, November and December (each a “Seasonal Month”) during the loan term, an amount equal to the quotient derived by dividing (A) the amount by which: (1) the sum of (w) the aggregate of the required monthly deposits into the real estate tax reserve, the insurance reserve, and the FF&E reserve due on each monthly payment date immediately following each Seasonal Month in the prior Seasonal Month period, (x) the Monthly Interest Payment Amount that will be due on each monthly payment date occurring immediately following each Seasonal Month occurring during the then next occurring Seasonal Month Period, and (y) the Monthly Operating Expense Budgeted Amount applicable to each monthly payment date immediately following each Seasonal Month in the prior Seasonal Month Period, without duplication, exceeds (2) the aggregate gross revenue (excluding extraordinary income) received with respect to mortgage property during the prior Seasonal Month Period; by (B) the number of Seasonal Months.

With respect to Loan No. 12, Precise Space, once the balance of the replacement reserve falls below $82,500, the borrower is required to deposit $2,250 on a monthly basis until such time as the reserve is restored to a cap of $82,500.

With respect to Loan No. 12, Precise Space, once the balance of the rollover reserve falls below $125,000, the borrower is required to deposit $7,514 on a monthly basis until such time as the reserve is restored to a cap of $270,504.

With respect to Loan No. 13, Gateway Industrial Center, monthly tax reserves are $432,301 from July 2025 through September 2025 and thereafter decrease to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $117,900).

With respect to Loan No. 13, Gateway Industrial Center, on each monthly payment date the borrower is required to deposit approximately $114,146 into a reserve for future tenant improvements and leasing commissions. The monthly deposit will be reduced to $18,023 upon the occurrence of a DMS Trigger Cure. A “DMS Trigger Cure” means (A) either (x) not less than 75% of the space leased under the DMS lease as of the origination date has been leased pursuant to one or more leases with a term of at least three years, and a base rent equal to or greater than 75% of the annual rent payable under the DMS lease as of the origination date, and the applicable tenants are in actual physical occupancy of their leased space, there are no contingencies to the effectiveness of each such lease, and each such lease has commenced and a rent commencement date has been established, or (y) DMS has renewed its lease in accordance with the terms of the related loan agreement for a term of at least three years, and in the case of either (x) or (y), sufficient funds have accumulated in the excess cash flow reserve to cover anticipated leasing costs and free rent in connection with such new or renewal lease and (B) the debt yield is at least 9.25% for two consecutive calendar quarters.

With respect to Loan No. 21, 7 Slater Drive, during the continuance of a Major Tenant Trigger Event Period (as defined in the mortgage loan documents), the borrower is required to sweep excess cash flow for the re-tenanting costs incurred with re-tenanting the related major tenant space.

With respect to Loan No. 27, The Vue at 214, if, on any monthly payment date, the amount of the capital expenditure funds on deposit in the capital expenditure account is less than $50,000, the borrower is required to deposit with the lender an amount equal to $3,958.33 on such monthly payment date and on each following monthly payment date.

With respect to Loan No. 38, 116 St. Marks, during the continuance of a major tenant go dark event the borrower is required to deposit $333 into the rollover reserve account.

With respect to Loan No. 40, Century Business Center, the borrower’s obligation to make the monthly tax deposits will be waived for so long as, and to the extent that (i) no event of default or material tenant trigger event has occurred and is continuing, (ii) the material tenant lease covers the entirety of the mortgaged property and

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requires the applicable tenant thereunder to pay all taxes with respect to the entirety of the mortgaged property directly to the applicable governmental authorities, (iii) the material tenant lease is in full force and effect and has not expired or terminated, (iv) the tenant under the material tenant lease is timely paying all taxes directly to the appropriate governmental authority in accordance with the material tenant lease and (v) the borrower delivers to the lender evidence reasonably satisfactory to the lender of such timely payment of all of the taxes; provided, however, that, from and after the date that any of the foregoing requirements fails to be satisfied, the borrower will be required to make the monthly tax deposits in accordance with the provisions of the mortgage loan agreement. As of the origination date, the SpaceX lease does not satisfy the conditions provided as a result of the failure to satisfy clauses (ii) and (v).

With respect to Loan No. 40, Century Business Center, the borrower’s obligation to make the monthly insurance deposits will be waived for so long as, and to the extent that (i) no event of default or material tenant trigger event has occurred and is continuing, (ii) the material tenant lease covers the entirety of the mortgaged property and requires the applicable tenant thereunder to maintain insurance that satisfies the terms and provisions of the mortgage loan agreement for the mortgaged property pursuant to the terms of the material tenant lease, (iii) the material tenant lease is in full force and effect and has not expired or terminated, (iv) the material tenant is timely paying all of the insurance premiums for the insurance required to be maintained by such tenant in the material tenant lease directly to the insurer and the lender is receiving evidence that such insurance is being maintained and (v) the borrower delivers to the lender certificates of insurance or other evidence reasonably satisfactory to the lender of the timely payment of all of such insurance premiums for the mortgaged property on or before the date which is prior to the date upon which such insurance premiums will be due; provided, however, that, from and after the date that any of the foregoing requirements fails to be satisfied, the borrower will be required to make the monthly insurance deposits in accordance with the provisions of the mortgage loan agreement. As of the origination date, the SpaceX lease does not satisfy the conditions provided as a result of the SpaceX tenant’s failure to maintain all of the insurance required under the terms and provisions of the mortgage loan agreement to satisfy clauses (ii) and (iv). The amount required to be reserved pursuant to the mortgage loan agreement will take into account only the additional insurance required to be maintained by the borrower in order to comply with the terms and provisions of the mortgage loan agreement.

With respect to Loan No. 40, Century Business Center, if the borrower deposits with the lender one or more low DSCR cure deposits in cash to avoid the occurrence of a cash management DSCR trigger event, the lender will transfer such amounts into the low DSCR cure deposit account. The lender will hold such low DSCR cure deposit(s) as cash collateral for the debt. At any time during the term of the loan that low DSCR cure deposit funds are on deposit in the low DSCR cure deposit account, the lender will determine the DSCR on the last day of each month taking into account the low DSCR cure deposit funds. If, in connection therewith, the lender determines that the low DSCR cure deposit funds then on deposit in the low DSCR cure deposit account, if applied to reduce the then outstanding principal balance, would be insufficient to cause the DSCR to be greater than or equal to 1.35x, then the borrower may, in order to continue to avoid the occurrence of a cash management DSCR trigger event, within five business days of the lender’s notice to the borrowers of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the low DSCR cure deposit account, would be sufficient, if applied to reduce the then outstanding principal balance, to result in a DSCR greater than or equal to 1.35x.

With respect to Loan No. 40, Century Business Center, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit all material tenant trigger event excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to $7,500,000, less the

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amount of any rollover funds then on deposit in the rollover account. So long as no other cash management trigger event or cash sweep trigger event has occurred and is continuing, the borrower may suspend a material tenant trigger event by depositing cash in an amount sufficient so that the aggregate amount of material tenant lease funds on deposit in the material tenant subaccount equals the material tenant funds capped amount. The borrower may deposit with the lender the amount necessary to satisfy the occupancy conditions with respect to any qualified leases in an amount equal to the remaining rent abatement amount. The borrower may deliver to the lender, in lieu of the deposit of cash in an amount equal to the material tenant funds capped amount, one or more letters of credit with the face amount equal to the material tenant funds capped amount.

(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 7, Philadelphia Design and Distribution Center, the borrowers are required to deposit approximately $28,240 monthly into a TI/LC reserve, capped at $1,016,649. Additionally, if Resources for Human Development, Inc., the Largest Tenant at the mortgaged property, does not exercise its renewal option by September 30, 2025, ongoing collections into the reserve will begin on the payment date in December 2025, with required monthly deposits of $155,000, capped at $2,450,000 ($25 per square foot for the RHD space).

With respect to Loan No. 16, Augusta Ranch Marketplace, the borrowers are required to deposit approximately $4,187 monthly into a TI/LC reserve, capped at $200,000 (inclusive of the $90,000 upfront deposit).

(21)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.
(23)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, Warren Corporate Center, the Second Largest Tenant, PTC Therapeutics (“PTCT”) is currently using the first and second floors of its space, but is not yet using, and has not yet built out the third and fourth floors. In addition, PTCT has a sublease agreement with its subsidiary, PTC Therapeutics US, Inc., for a portion of the first floor located in Building 500. The sublease agreement was created between the parent company and the commercial subsidiary and was implemented as the commercial entity needed a locked location within the building that was defined as its own. The sublease automatically renews on a yearly basis through December 31st and may be terminated by written notice from either party to the other party at any time upon 30 days’ advance notice, and is also terminated as a result of the termination of the direct lease. During the sublease period, the subtenant pays an annual rent in the amount of approximately $4,036, which increases annually at the rate of 3%.

With respect to Loan No. 3, Warren Corporate Center, the Third Largest Tenant, Regeneron, has the one time right to terminate its lease as of the 84th month following the rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033), upon one year’s notice to the landlord and the payment of a termination fee.

With respect to Loan No. 7, Philadelphia Design and Distribution Center, the Second Largest Tenant, SEPTA, has a termination option related to a lack of appropriations to fund lease payments.

With respect to Loan No. 12, Precise Space, the Second Largest Tenant, 114 Industrial Park II, LLC, the lease will automatically terminate early in the event the borrower executes a new lease for the entire premises occupied by the seller during the lease term; however, if only a portion of the premises is re-leased, only the portion of the premises with respect to the new lease will automatically terminate.

With respect to Loan No. 12, Precise Space, the third largest tenant, Oncor Electric Delivery Company, LLC, has a one-time right to terminate its lease effective as of July 31, 2027 by delivering written notice to the landlord at least 90 days prior to such date and such written notice must include a termination fee payment.

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With respect to Loan No. 13, Gateway Industrial Center, the Fourth Largest Tenant at the mortgaged property, General Services Administration - IRS has the option to terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034), by providing no less than 90 days’ prior written notice.

With respect to Loan No. 14, Supreme High Street Retail, the sole tenant, Supreme, has a one-time right to terminate the lease effective on March 1, 2030 by providing at least a six month’s written notice and the payment of a termination fee.

With respect to Loan No. 32, Waterfront Office, the largest tenant, Solarius Aviation, has the right to terminate its lease on any date after May 31, 2026 upon at least 1-years’ prior written notice, and the payment of a termination fee.

(24)	Intentionally Blank

(25)

Each letter identifies a group of related borrowers.

● Loan No. 20, FG Communities MHC Portfolio
● Loan No. 31, Mini U Storage - Fairfax Station
● Loan No. 33, River View MHC
● Loan No. 37, Mini U Storage – Richmond
● Loan No. 39, Mini U Storage - Highlands Ranch
● Loan No. 41, Kimberly & Shannon Apartments
● Loan No. 43, Mini U Storage - Houston Katy
● Loan No. 44, Kenneth Apartments

(26)

With respect to Loan No. 6, 180 Water, the mortgage loan is structured with a hard lockbox for commercial tenants, soft lockbox for residential tenants, and springing cash management. All rents from the mortgaged property collected by or on behalf of the borrower must be deposited into a clearing account controlled by the lender (the “Lockbox Account”) within two business days. The borrower has agreed to cause all rents from commercial tenants to be deposited directly to the Lockbox Account.

(27)

With respect to Loan No. 17, 22 Milford Street, the borrower sponsor applied for a 467-m tax exemption with respect to the mortgaged property. If approved, the mortgaged property would benefit from a tax exemption for a total of 35 years. As part of the abatement program, the mortgaged property will be required to meet and maintain the following criteria: at least 25.0% of the dwelling units must be Affordable Housing Units ("AHUs") with a weighted average not to exceed 80.0% of Adjusted Median Income (“AMI”). The abatement program also requires that at least 5.0% of the AHUs are at 40.0% of the AMI, there can be no more than three income bands for all AHUs and no income band may exceed 100.0% of the AMI. If the 467-m application is approved, the mortgaged property's tax burden will be reduced for a 35-year period while offering a 65.0% post-construction tax deduction in years one through 30. Afterwards, the deduction will decrease to 50.0% followed by 10.0% annual decreases until there is no deduction remaining after year 35.

With respect to Mortgage Loan No. 28, Parkwyn Townhomes, if (i) the tax exemption is not granted by April 29, 2026 or (ii) the HFC Program documents are terminated, the tax exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with Pecos Housing Finance Corporation (“PHFC”) and the borrower acquires the fee interest in the mortgaged property, the mortgage loan documents require the borrower to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the mortgage loan within 60 days in the amount necessary for the Mortgaged Property to satisfy both a debt service coverage ratio of 1.38x and a debt yield of 10.14% (the “PHFC Prepayment Amount”). The mortgage loan documents provide full recourse to the guarantors on a joint and several basis until the earlier to occur of (i) the tax exemption is granted or (ii) the borrower makes the required prepayment equal to the PHFC Prepayment Amount plus the applicable prepayment penalty.

With respect to Mortgage Loan No. 28, Parkwyn Townhomes, all necessary documentation for admission into the HFC Program was effectuated and as such, the mortgaged property is part of the HFC Program managed by PHFC; however, the tax exemption has not yet been granted by the applicable central appraisal district. Once issued, the tax exemption is expected to be retroactive to the date fee ownership in the mortgaged property was transferred by the borrower to PHFC (on or about April 29, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the HFC Program. It cannot be assured that the mortgaged property will be approved for the tax exemption.

With respect to Loan No. 29, 27 Brighton 11th Street, the borrower has applied for a 35-year 421-a tax

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abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% (which is equal to 5 units) of the units at the mortgaged property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The borrower has opted to reserve 31.25% (which is equal to 5 units) of the units at the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide (i) a 100% tax exemption for the first 25 years and (ii) a 31.25% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. In addition, the borrower has applied for a 25-year tax abatement through the Industrial & Commercial Abatement Program (“ICAP”). With regard to both the 421-a tax abatement and the ICAP tax exemption, the estimated full unabated taxes for the 2025/2026 tax year are $251,844 compared to the underwritten abated taxes of $11,206.

(28)

With respect to Loan No. 20, FG Communities MHC Portfolio, the borrower has entered into a master lease with affiliated tenants for each of the mortgaged properties with respect to 82 pads at the applicable mortgaged property where such affiliated tenant owns mobile homes that are rented to third parties. The mortgage loan documents restrict amendments, modifications and terminations of such master leases and the total number of affiliate-owned mobile homes. Any additional affiliate-owned mobile homes located at a mortgaged property must be subject to a master lease for such property.

With respect to Loan No. 21, 7 Slater Drive, the borrower sponsor entered into a master lease with the borrower for 97,000 square feet of space that is currently leased to and utilized by VINMAX, the largest tenant at the mortgaged property.

(29)

Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

● Loan No. 14, Supreme High Street Retail
● Loan No. 21, 7 Slater Drive
● Loan No. 29, 27 Brighton 11th Street
● Loan No. 45, Ramar Mobile Home Park

With respect to Loan No. 4, Southeast MHC Portfolio, the Pine Hill & Pine Manor mortgaged property is located in a qualified opportunity zone.

With respect to Loan No. 24, ILPT 2025 Portfolio - 1341 N. Clyde Morris Blvd., 2375 East Newlands Road, 5001 West Delbridge Street, 955 Aeroplaza Drive, 2482 Century Drive, 1095 South 4800 West, 1230 West 171st Street, and 209 South Bud Street are mortgaged properties located within a qualified opportunity zone.

(30)

With respect to Loan No.1, 251 Park Avenue South, the Largest Tenant at the property, Herman Miller, and the Second Largest Tenant at the property, Maharam Fabric Corporation, are affiliates.

With respect to Loan No. 3, Warren Corporate Center, the Appraised Value ($) represents the Prospective As Complete and As Stabilized value of the Mortgaged Property as of May 1, 2027, and assumes rent for the tenant Regeneron has commenced and its space is built out. The appraisal also provided a Hypothetical Go Dark Value of the Mortgaged Property of $66,100,000, which would result in a Cut-off Date LTV and Maturity Date LTV of 151.3% each.

With respect to Loan No. 6, 180 Water, the Mortgage Rate represents the interest rate associated with Note A-5 and Note A-6, which are being contributed to the BMO 2025-5C12 mortgage trust. The weighted average interest rate of Notes A-1, A-2, A-3, A-4, A-5, A-6, and A-7, which constitute the 180 Water senior notes is 5.34703378378378% per annum and the weighted average interest rate for the 180 Water Whole Loan is 6.319575% per annum. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus.

With respect to Loan No. 6, 180 Water, SVP 180 Water Preferred Investor LLC, an affiliate of Strategic Value Partners (the “Holdco Preferred Equity Holder”) contributed approximately $50,000,000 in preferred equity to the

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transaction, and 180 Water Investors LLC contributed approximately $39,473,848.60 in common equity. The lender entered into a recognition agreement with the Holdco Preferred Equity Holder, which provided, among other things, that (i) the lender will not make certain modifications to the 180 Water Whole Loan documents without the consent of the Holdco Preferred Equity Holder, (ii) the Holdco Preferred Equity Holder may undertake an indirect change of control of the borrower and obtain all of the common equity holder’s indirect interests in the borrower in the event of a default under the preferred equity documents or preferred equity trigger event under the 180 Water Whole Loan documents), (iii) the Holdco Preferred Equity Holder has the right to cure 180 Water Whole Loan defaults and has an additional 10 business days to cure monetary defaults and at least an additional 30 days to cure non-monetary defaults, in each case, after the later of notice and the expiration of the borrower’s cure period, plus, in the case, of non-monetary defaults, an extended cure period of an additional 180 days and the waiver of certain non-monetary defaults that are not susceptible of cure, (iv) the right of the Holdco Preferred Equity Holder to purchase the 180 Water Whole Loan for a price equal to its outstanding principal balance and accrued interest without the payment of any yield maintenance premiums, prepayment fees or premiums, any exit fees, any liquidated damage amount, any spread maintenance charges, any late charges or late fees, any default interest or, if the 180 Water Whole Loan is purchased within 90 days of the first purchase option notice, any workout and liquidation fees, provided that “liquidation fees” are not permitted to exceed a rate of 1.00% of liquidation proceeds and “workout fees” are not permitted to exceed a rate of 1.00% of interest and principal collections on the 180 Water Whole Loan, (v) the Holdco Preferred Equity Holder has the right to transfer the preferred equity investment to a qualified preferred equity holder and to make certain direct and indirect transfers in the Holdco Preferred Equity Holder and (vi) the Holdco Preferred Equity Holder has certain other rights. The Holdco Preferred Equity Holder is entitled to receive a preferred rate of 16.0% per annum, compounded annually. To the extent there is sufficient cash flow and no preferred equity trigger event is continuing, 6.0% of the 16.0% preferred rate will be paid monthly. From July 2028 until June 2029, the current pay amount will increase to 7.0% and from and after July 2029, the current pay amount will increase to 8.0%. In the event that there is insufficient cash flow, the current pay amount will accrue and will be added to the Preferred Equity Investment. After a preferred equity trigger event, the preferred rate will be 21.0%, compounded annually, and from and after the date that is 90 days following the mandatory redemption date, the preferred return is 25.0%, compounded annually. The “mandatory redemption date” will be August 6, 2030 or such earlier date that the Preferred Equity Investment and other amounts becomes due under the terms of the preferred equity documents. See “Description of the Mortgage Pool—Additional Indebtedness— Preferred Equity and Preferred Return Arrangements” in the prospectus.

With respect to Loan No. 11, The Life Hotel, there is a third-party food and beverage lease agreement between the borrower and Blue Mezze Nomad Inc. to operate the two distinct food and beverage outlets at the mortgaged property. The first is located on 1,909 square foot of ground floor space called ZOI Nomad Mediterranean Cuisine, while the second is called TEN11 Lounge Nomad, which is located on 1,035 square feet at the cellar level. The term of the agreement commenced in 2025 and runs for 15 years through 2040. The tenant is currently paying a base rent of $360,000 per year. The agreement provides for a 3% rent increase per year through the lease term.

With respect to Loan No. 20, FG Communities MHC Portfolio, a portion the Carolina Pines mortgaged property containing two pad sites is located in Flood Zone AE, while the remaining 45 pad sites are located in Flood Zone X.

With respect to Loan No. 22, Vertex HQ, the Vertex HQ Junior Notes have an outstanding principal balance as of the Cut-off Date of $441,200,000, the weighted average interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Vertex HQ Pari Passu-AB Whole Loan” in the prospectus.

With respect to Loan No. 24, ILPT 2025 Portfolio, the ILPT 2025 Portfolio Mortgage Loan is part of the ILPT 2025 Portfolio Whole Loan, which is comprised of 38 pari passu senior promissory notes with an aggregate balance of $747,200,000 and 12 junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $412,800,000. The Interest Rate represents the weighted average interest rate of the ILPT 2025 Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. The weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776% per annum.

With respect to Loan No. 24, ILPT 2025 Portfolio, as to the Mortgaged Property known as the 3502 Enterprise Avenue property, certain improvements (the “PILOT Improvements”) were not pledged as collateral for the ILPT 2025 Portfolio Whole Loan as they are owned by the municipality in which the 3502 Enterprise Avenue property is located and leased to the tenant at the 3502 Enterprise Avenue property pursuant to a PILOT lease pursuant to which the tenant, which contractually assumed a portion of the related borrower’s tax liability, is entitled to certain tax abatements. The (x) underlying fee simple interest in the 3502 Enterprise Avenue property which is

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owned by the applicable borrower, (y) improvements on the 3502 Enterprise Avenue Property that are owned by the applicable borrower (which excludes the PILOT Improvements), and (z) the reversionary interest in the PILOT Improvements were each pledged by the related borrower as collateral for the ILPT 2025 Portfolio Whole Loan. Certain rights of the tenant in the borrower’s reversionary interest were assigned by the tenant to the related borrower, and collaterally assigned by the related borrower to the lender, which collateral assignment was consented to by the applicable municipality that is the lessor under the PILOT lease.

With respect to Loan No. 24, ILPT 2025 Portfolio, as to the Mortgaged Property known as the 996 Paragon Way property, the Sole Tenant at the Property, Exel Inc., has a Fee Agreement with York County, South Carolina, dated as of June 2, 2013 (the “996 FILOT Agreement”), which, subject to the terms and conditions thereof, allows the tenant to make certain payments in lieu of tax payments which would otherwise be due and owing by such tenant, which payments are calculated based on millage rate, depreciation schedules and the fair value of the mortgaged property as more particularly described in such agreement. The related borrower is not a party to the 996 FILOT Agreement, which is directly between York County, South Carolina and Exel Inc., as tenant under a lease at the mortgaged property.

With respect to Loan No. 24, ILPT 2025 Portfolio, the Mortgaged Property known as the 11224 Will Walker Road property, Mercedes Benz US International, Inc., the Largest Tenant at the property, has entered into one or more agreements (constituting PILOT documents) with the Tuscaloosa County Industrial Development Authority to reduce its tax liability. The related borrower is not a party to, and has not received an assignment of any interest in, such PILOT documents nor are such PILOT documents pledged to secure the ILPT 2025 Portfolio Whole Loan.

With respect to Loan No. 32, Waterfront Office, the Appraised Value ($) represents the “As Is - Assuming Pisenti executes the extension” value of the Mortgaged Property as of June 11, 2025, which assumes Pisenti executes the renewal lease amendment of Suite 208. Pisenti signed the amendment on July 24, 2025.

(31)

With respect to Loan No. 6, 180 Water, the increase in UW Net Operating Income ($) from Most Recent NOI ($) is primarily due to economic vacancy decreasing associated with a reduction in concessions, along with an increase in in-place rents.

With respect to Loan No. 7, Philadelphia Design and Distribution Center, the increase from Third Most Recent NOI to Second Most Recent NOI was primarily driven by an increase to gross potential rent and reimbursement income.

With respect to Loan No. 8, Than Tower, the increase from Most Recent NOI to Underwritten Net Operating Income ($) is primarily driven by an increase in occupancy from 90.2% to 95.0%, and the corresponding increase in residential gross potential rent.

With respect to loan No. 9, Quality RV Resort & SS Portfolio, the decrease in Underwritten Net Operating Income from 2022 to 2024 is primarily due to decreases in occupancy at the Eastlake RV Resort and Northlake RV Resort properties because of the influx of new supply in the Houston market and nearby submarkets.

With respect to Loan No. 10, 321-325 West 42nd Street, the increase from Third Most Recent NOI to Second Most Recent NOI was primarily driven by a significant increase in residential gross potential rent and commercial income due to new ownership. The further increase from Most Recent NOI to Underwritten Net Operating Income ($) is primarily due to an increase in occupancy and an increase in commercial income.

With respect to Loan No. 11, The Life Hotel, the increase from Most Recent NOI to UW NOI is primarily attributable to increased revenues stemming from the food and beverage lease.

With respect to loan No. 12, Precise Space, the increase in Underwritten Net Operating Income historical NOI to the UW NOI is primarily due to the lease-up of the mortgaged property since construction in 2023.

With respect to Loan No. 13, Gateway Industrial Center, the increase from Most Recent NOI to UW NOI is primarily attributable to the IRS executing a lease which is expected to commence in May 2026.
With respect to Loan No. 21, 7 Slater Drive, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent lease-up and stabilization of the mortgaged property.

With respect to Loan No. 22, Vertex HQ, the increase in Underwritten Net Operating Income ($) from Most Recent NOI primarily attributable to the expiration of free rent periods (and the escrow of remaining free rent) at the property, and the inclusion of tenant rent credits which assumes straight line rent for the first 10 years of the Vertex lease.

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With respect to Loan No. 23, 219 and 221 South 4th Street, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent re-development, delivery, lease-up and stabilization of the mortgaged property. The Most Recent Net Operating Income represents three months of operations.

With respect to Loan No. 29, 27 Brighton 11th Street, the increase in Underwritten Net Operating Income from the Most Recent Net Operating Income is primarily due to the recent construction, delivery, lease-up and stabilization of the mortgaged property. The Most Recent Net Operating Income represents ten months of operations.

(32)	Intentionally Blank

(33)	With respect to Loan No. 7, Philadelphia Design and Distribution Center, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 16, Augusta Ranch Marketplace, the borrowers own the mortgaged property as tenants-in-common.

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ANNEX B

SIGNIFICANT LOAN SUMMARIES

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Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

B-1

Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

B-2

Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

B-3

Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$63,750,000	Title:	Fee
Cut-off Date Principal Balance:	$63,750,000	Property Type – Subtype(3):	Office – CBD
% of Pool by IPB:	9.99%	Net Rentable Area (SF):	120,594
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	251 PAS LLC	Year Built / Renovated:	1910 / 2015
Borrower Sponsor:	Jeffrey J. Feil	Occupancy:	100.0%
Interest Rate:	6.67000%	Occupancy Date:	7/8/2025
Note Date:	9/11/2025	4th Most Recent NOI (As of):	$7,608,238 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$8,017,020 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,498,084 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$8,583,631 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$11,429,033
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$3,976,022
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,453,011
Additional Debt:	No	UW NCF:	$7,187,704
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$107,000,000 / $887
Additional Debt Type:	NAP	Appraisal Date:	7/16/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$529
Taxes:	$1,079,950	$215,990	N/A	Maturity Date Loan / SF:	$529
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$2,010	N/A	Maturity Date LTV:	59.6%
TI/LC:	$0	$20,099	N/A	UW NCF DSCR:	1.67x
Other Reserves(2):	$874,975	$0	N/A	UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$63,750,000	99.5%	Loan Payoff	$61,532,513	96.0%
Sponsor Equity	$350,659	0.5	Upfront Reserves	1,954,925	3.0
			Closing Costs	613,220	1.0
Total Sources	$64,100,659	100.0%	Total Uses	$64,100,659	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserves are comprised of an initial (i) unfunded obligations reserve of $719,799 and a (ii) free rent reserve of $155,176.
(3)	The 251 Park Avenue South Property (as defined below) is comprised of 114,075 square feet of office space, 4,061 square feet of ground floor retail space, and 2,458 square feet of self storage space. Retail space comprises 12.9% of underwritten base rent at the 251 Park Avenue South Property.

The Loan. The largest mortgage loan (the “251 Park Avenue South Mortgage Loan”) is secured by the borrower’s fee interest in a 120,594 square foot office property located in New York, New York (the “251 Park Avenue South Property”). The 251 Park Avenue South Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $63,750,000. The 251 Park Avenue South Mortgage Loan was originated on September 11, 2025 by Citi Real Estate Funding Inc. The 251 Park Avenue South Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.67000% per annum on an Actual/360 basis. The scheduled maturity date of the 251 Park Avenue South Mortgage Loan is October 6, 2030.

B-4

Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

The Property. The 251 Park Avenue South Property is a 16-story office building with ground floor retail space, totaling 120,594 square feet located in the Flatiron/Union Square office submarket of New York City. The 251 Park Avenue South Property was originally constructed in 1910, renovated in 2015, and is comprised of 114,075 square feet of office space, 4,061 square feet of retail space, and 2,458 square feet of storage space. In addition to renovations in 2015, the borrower sponsor has invested approximately $14.45 million into the 251 Park Avenue South Property over the past ten years which has included upgrades to the floors, lobby, elevators, windows, and the boiler. The 251 Park Avenue South Property is situated on the same block as Gramercy Park and three blocks from each of Madison Square Park and Union Square Park.

The 251 Park Avenue South Property is anchored by MillerKnoll, Inc. formerly named Herman Miller Inc. (“Herman Miller”) which, along with its affiliate Maharam Fabric Corporation, accounts for 67.9% of net rentable area and 70.6% of underwritten base rent. Herman Miller utilizes its space at the 251 Park Avenue South Property as its flagship retail store, showroom space, and office space for several affiliated brands including Knoll, DatesWeiser, Geiger, Muuto, and Maharam Fabric Corporation. Herman Miller has been a tenant at the 251 Park Avenue South Property since May of 2015, has expanded its space multiple times, and has a right of first offer on any full floor at the 251 Park Avenue South Property. As of July 8, 2025, the 251 Park Avenue South Property was 100.0% leased by seven unique tenants. As of the Cut-off Date, the 251 Park Avenue South Property tenants had a weighted average tenancy of 8.9 years and a weighted average lease term remaining of 5.4 years.

Major Tenants. The three largest tenants based on underwritten base rent are Herman Miller, Maharam Fabric Corporation and 605 LLC.

Herman Miller (59,317 square feet; 49.2% of total net rentable area; 53.4% of total underwritten base rent). Herman Miller specializes in designing and producing furniture for both office and residential spaces. Herman Miller has been a tenant at the 251 Park Avenue South Property since May 2015 and has a current lease term through February 2031 with one, five-year renewal option and no termination options remaining. Herman Miller also subleases 8,015 square feet of space at the 251 Park Avenue South Property from Carl Hansen & Son Corp. Including the sublease space, Herman Miller and its affiliates represent 74.6% of net rentable area and 76.7% of total underwritten base rent.

Maharam Fabric Corporation (22,623 square feet; 18.8% of net rentable area; 17.2% of underwritten base rent). Founded in 1902, Maharam Fabric Corporation is a wholly owned subsidiary of Herman Miller and is a textile manufacturer offering products in upholstery, leather, wallcovering, panel, privacy curtain, window covering, and rugs. Maharam Fabric Corporation has been a tenant at the 251 Park Avenue South Property since January 2012 and has a current lease term through February 2031 with one, five-year renewal option remaining and no termination options.

605 LLC (7,661 square feet; 6.4% of total net rentable area; 6.3% of total underwritten base rent). 605 LLC is a subsidiary of iSpot.tv and is a television advertising measurement and attribution company focused on the utilization of data to create, execute and measure advertising campaigns. 605 LLC has been a tenant at the 251 Park Avenue South Property since March 2017 and has a current lease term through September 2027 with one, five-year renewal option remaining and no termination options. 605 LLC subleases its space to Galvanize Climate Solutions LLC for the remainder of its lease term at a current rent of $69.02 per square foot. Galvanize Climate Solutions LLC is a climate-focused global investment firm, investing across asset classes with the aim of achieving returns and driving material climate impact.

B-5

Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

The following table presents certain information relating to the tenants at the 251 Park Avenue South Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF		U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Term. Options	Renewal Options
Herman Miller(3)	Ba2/BB/NR	59,317	49.2%		$6,150,747	$103.69	53.4%	2/28/2031	N	1 x 5 yr
Maharam Fabric Corporation(3)	NR/NR/NR	22,623	18.	8	1,979,858	$87.52	17.2	2/28/2031	N	1 x 5 yr
605 LLC(4)	NR/NR/NR	7,661	6.4		727,523	$94.96	6.3	9/30/2027	N	1 x 5 yr
Globant IT Services Corp.	NR/NR/NR	7,656	6.3		713,390	$93.18	6.2	9/30/2032	N	1 x 5 yr
Carl Hansen & Son Corp.(5)	NR/NR/NR	8,015	6.6		696,850	$86.94	6.1	5/31/2027	N	1 x 5 yr
Tusk Strategies Inc.	NR/NR/NR	7,663	6.4		633,117	$82.62	5.5	7/31/2037	N	1 x 5 yr
Warren Equity Partners Manager, L.P.	NR/NR/NR	7,659	6.4		605,113	$79.01	5.3	3/31/2030	N	1 x 5 yr
Cablevision Lightpath Inc.	B2/B/NR	0	0.0		4,326	$4,326.00	0.0	6/30/2028	N	1 x 1 yr
Total Occupied		120,594	100.0%		$11,510,924	$95.45	100.0%
Vacant		0	0.0
Total		120,594	100.0%
(1)	Based on the underwritten rent roll dated July 8, 2025 and inclusive of $371,370 of contractual rent steps through July 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Herman Miller and Maharam Fabric Corporation are affiliates.
(4)	605 LLC subleases its space to Galvanize Climate Solutions LLC for the remainder of its lease term at a current rent of $69.02 per square foot.
(5)	Carl Hansen & Son Corp. subleases its space to Herman Miller Inc. for the remainder of its lease term at a current rent of $52.40 per square foot.

The following table presents certain information relating to the lease rollover schedule at the 251 Park Avenue South Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	2	15,676	13.0	1,424,373	12.4	15,676	13.0%	$1,424,373	12.4%
2028(2)	1	0	0.0	4,326	0.0	15,676	13.0%	$1,428,699	12.4%
2029	0	0	0.0	0	0.0	15,676	13.0%	$1,428,699	12.4%
2030	1	7,659	6.4	605,113	5.3	23,335	19.4%	$2,033,812	17.7%
2031	2	81,940	67.9	8,130,605	70.6	105,275	87.3%	$10,164,417	88.3%
2032	1	7,656	6.3	713,390	6.2	112,931	93.6%	$10,877,807	94.5%
2033	0	0	0.0	0	0.0	112,931	93.6%	$10,877,807	94.5%
2034	0	0	0.0	0	0.0	112,931	93.6%	$10,877,807	94.5%
2035	0	0	0.0	0	0.0	112,931	93.6%	$10,877,807	94.5%
2036 & Thereafter	1	7,663	6.4	633,117	5.5	120,594	100.0%	$11,510,924	100.0%
Total / Wtd. Avg.	8	120,594	100.0%	$11,510,924	100.0%
(1)	Based on the underwritten rent roll dated July 8, 2025 and inclusive of $371,370 of contractual rent steps through July 1, 2026.
(2)	2028 includes an antenna lease to Cablevision Lightpath Inc. which occupies 0 square feet at the 251 Park Avenue South property and accounts for $4,326 of underwritten base rent.

The following table presents certain information relating to the historical and current occupancy of the 251 Park Avenue South Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
93.0%	99.0%	100.0%	100.0%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated July 8, 2025.

B-6

Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

Appraisal. According to the appraisal, the 251 Park Avenue South Property had an “as-is” appraised value of $107,000,000 as of July 16, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$107,000,000	7.25%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 251 Park Avenue South Property dated July 15, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 251 Park Avenue South Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	UW	UW PSF	%(2)
Base Rent	$10,709,628	$10,771,801	$11,018,225	$11,193,295	$11,139,554	$92.37	87.7%
Contractual Rent Steps(3)	0	0	0	0	371,370	$3.08	2.9
Potential Income from Vacant Space	0	0	0	0	0	$0.00	0.0
Reimbursements	684,505	978,492	1,116,134	1,153,295	1,188,002	$9.85	9.4
Gross Potential Income	$11,394,133	$11,750,293	$12,134,359	$12,346,590	$12,698,925	$105.30	100.0%
Economic Vacancy & Credit Loss	(656,083)	(223,856)	0	0	(1,269,893)	($10.53)	(10.0)
Other Income	0	0	0	0	0	$0.00	0.0
Effective Gross Income	$10,738,050	$11,526,437	$12,134,359	$12,346,590	$11,429,033	$94.77	90.0%

Real Estate Taxes	1,779,383	2,039,887	2,181,416	2,299,652	2,491,131	$20.66	21.8
Management Fee	322,142	345,793	364,031	370,398	342,871	$2.84	3.0
Insurance	98,225	103,241	102,958	55,500	102,072	$0.85	0.9
Payroll & Benefits	634,168	604,417	617,062	610,033	610,033	$5.06	5.3
Other Expenses(4)	295,895	416,079	370,808	427,376	429,915	$3.56	3.8
Total Operating Expenses	$3,129,813	$3,509,417	$3,636,275	$3,762,959	$3,976,022	$32.97	34.8%

Net Operating Income	$7,608,238	$8,017,020	$8,498,084	$8,583,631	$7,453,011	$61.80	65.2%
Replacement Reserves	0	0	0	0	24,119	$0.20	0.2
TI/LC	0	0	0	0	241,188	$2.00	2.1
Net Cash Flow	$7,608,238	$8,017,020	$8,498,084	$8,583,631	$7,187,704	$59.60	62.9%
(1)	TTM Net Operating Income is as of the TTM 6/30/2025.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Contractual Rent Steps are inclusive of $371,370 of contractual rent steps through July 1, 2026.
(4)	Other Expenses include repairs and maintenance, utilities and general and administrative expenses.

B-7

Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

The Market. The 251 Park Avenue South Property is located along the northeast corner of East 20th Street and Park Avenue South in the Flatiron/Union Square office submarket of Midtown South, Manhattan. The 251 Park Avenue South Property is situated on the same block as Gramercy Park and three blocks from each of Madison Square Park and Union Square Park. Primary access to the 251 Park Avenue South Property is provided by the 14th Street – Union Square subway station, located three blocks from the 251 Park Avenue South Property, which provides access to the L, N, Q, R, W, 4, 5, and 6 subway lines.

According to the appraisal, the 251 Park Avenue South Property is located in the Flatiron/Union Square office submarket of New York City. As of the first quarter of 2025, the Flatiron/Union Square office submarket had a total inventory of 77,160 square feet, an overall vacancy rate of 14.6% and market asking rent of $80.02 per square foot.

The following table presents information relating to comparable office leases for the 251 Park Avenue South Property:

Market Analysis – Office Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term	Base Rent (PSF)
251 Park Avenue South(2) New York, NY	-	Maharam Fabric Corporation	22,623 SF	Jan-12	230 mos.	$82.48
200 Park Avenue South New York, NY	0.1 mi	Parachute Health	3,179 SF	Nov-24	26 mos.	$83.00
915 Broadway New York, NY	0.2 mi	Sword Health, Inc.	4,043 SF	Mar-25	39 mos.	$73.00
915 Broadway New York, NY	0.2 mi	Camilla Australia PTY Ltd.	3,414 SF	Mar-25	13 mos.	$75.28
1 Madison Avenue New York, NY	0.4 mi	IBM	92,663 SF	Jan-25	196 mos.	$103.00
888 Broadway New York, NY	0.5 mi	Netflix	33,295 SF	Feb-25	88 mos.	$106.00
41 Madison Avenue New York, NY	0.5 mi	SharkNinja	14,296 SF	Dec-24	131 mos.	$87.00
300 Park Avenue South New York, NY	0.7 mi	Essex Labs	13,671 SF	Jan-25	53 mos.	$75.00
295 Fifth Avenue New York, NY	0.9 mi	Octus (Reorg Research)	43,588 SF	Mar-25	136 mos.	$86.00
351 Park Avenue South New York, NY	1.6 mi	Counsel AI	17,050 SF	Oct-25	63 mos.	$86.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 8, 2025. Base Rent (PSF) is exclusive of rent steps.

The Borrower. The borrower is 251 PAS LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 251 Park Avenue South Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Jeffrey J. Feil, Chief Executive Officer of The Feil Organization, a family-owned real estate investment, development, and management firm. The Feil Organization was founded in 1950 and manages a portfolio of more than 26 million square feet of retail and commercial space and more than 5,000 residential rental units. The Feil Organization is headquartered in Manhattan and has properties located in New York, New Orleans, Florida, Connecticut, Illinois, and Washington D.C.

Property Management. The 251 Park Avenue South Property is managed by Jeffrey Management Corp., an affiliate of the borrower.

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No. 1 – 251 Park Avenue South

Escrows and Reserves. At origination of the 251 Park Avenue South Mortgage Loan, the borrower deposited approximately: (i) $1,079,950 into a tax reserve, (ii) $155,176 into a free rent reserve for the tenant Tusk Strategies Inc., and (iii) $719,799 into an unfunded obligations reserve, consisting of $536,585 for tenant improvements and leasing commissions owed to Herman Miller, and $183,214 for tenant improvements and leasing commissions owed to Tusk Strategies Inc.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $215,990), provided that such deposits will not be required at any time the Tax Reserve Waiver Conditions are satisfied.

“Tax Reserve Waiver Conditions” means that each of the following is true: (i) no event of default has occurred and is continuing under the 251 Park Avenue South Mortgage Loan documents, (ii) the debt yield is equal to or greater than 20%, and (iii) the lender receives reasonably satisfactory evidence that all real estate taxes have been timely paid 30 days prior to their due date.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, provided that such deposits will not be required at any time that the insurance policies constitute approved blanket or umbrella policies. At origination an approved blanket policy was in place.

Replacement Reserve – The borrower is required to deposit $2,010 into a replacement reserve, on a monthly basis, for capital expenditures.

TI/LC Reserve – The borrower is required to deposit $20,099 into a leasing reserve, on a monthly basis, for future tenant improvements and leasing commissions.

Lockbox / Cash Management. The 251 Park Avenue South Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the 251 Park Avenue South Mortgage Loan, the borrower was required to establish a lender-controlled lockbox account, and is required to deposit, or cause the property manager to deposit, all revenue generated by the 251 Park Avenue South Property into such lender-controlled lockbox account promptly upon receipt thereof. Within two business days after the origination date, the borrower is required to deliver a notice to all tenants at the 251 Park Avenue South Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 251 Park Avenue South Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 251 Park Avenue South Mortgage Loan documents are required to be (i) if a Trigger Period exists, held by the lender in an excess cash flow reserve account as additional collateral for the 251 Park Avenue South Mortgage Loan or (ii) if no Trigger Period exists, disbursed to the borrower. Provided that no event of default has occurred and is continuing, any excess cash flow funds collected during the continuance of a Specified Tenant Trigger Period (as defined below) will be disbursed to the borrower to cover approved Specified Tenant (as defined below) leasing costs. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) are required to be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the 251 Park Avenue South Mortgage Loan documents, the lender may apply funds to the 251 Park Avenue South Mortgage Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 251 Park Avenue South Mortgage Loan documents, (ii) the debt service coverage ratio falling below 1.20x (provided that a Trigger Period pursuant to this clause (ii) will not be deemed to exist if (and so long as) the DSCR Trigger Period Avoidance Conditions (as defined below) are satisfied) and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

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Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

“DSCR Trigger Period Avoidance Conditions” will be deemed to exist if and for so long as the borrower deposits cash into an account with the lender, or delivers to the lender a letter of credit, in each case in an amount equal to the Collateral Deposit Amount (as defined below), as additional collateral for the 251 Park Avenue South Mortgage Loan, and, thereafter, for so long as the borrower elects to satisfy the DSCR Trigger Period Avoidance Conditions in order to avoid a Trigger Period, on each one year anniversary of the date that the borrower delivered such collateral, the borrower is required to deposit additional cash collateral, or increase the amount of the letter of credit, in the amount of the Collateral Deposit Amount.

“Collateral Deposit Amount” means the amount of $826,236.

A “Specified Tenant” means, as applicable, any tenant which, individually or when aggregated with all other leases at the 251 Park Avenue South Property with the same tenant or its affiliate, accounts for (i) 15% or more of the total rental income for the 251 Park Avenue South Property or (ii) 15% or more of the 251 Park Avenue South Property’s gross leasable area. As of the origination date, Herman Miller and Maharam Fabric Corporation were the sole Specified Tenants at the 251 Park Avenue South Property.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) other than in connection with a Permitted Dark Event (as defined below), a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space, (iii) a Specified Tenant giving notice that it is terminating its lease for all or a material portion of the Specified Tenant space, or applicable portion thereof, (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease by the earlier of (a) 18 months prior to the maturity date of the 251 Park Avenue South Mortgage Loan and (b) the notice deadline required under such lease, in each case as required under the terms of the 251 Park Avenue South Mortgage Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the 251 Park Avenue South Mortgage Loan documents for a minimum term of three years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised (except (A) if there is a Permitted Dark Event or (B) standard and customary vacancy for purposes of the initial build-out, renovation or reorganization of the applicable premises), and paying the full amount of rent due under its lease (or the borrower has deposited any free rent with the lender).

“Permitted Dark Event” means an event that will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of its premises to the extent (and for so long as) one or more of the following conditions is satisfied: (i) the discontinuation is effectuated to comply with governmental restrictions which restrict the use or occupancy of the 251 Park Avenue South Property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic, and the tenant resumes operations in its demised premises; (ii) the discontinuation is related to ongoing standard and customary upgrades or renovations by the tenant to its demised premises pursuant to and in accordance with its lease, and the tenant is pursuing the applicable upgrades or renovations in a good faith diligent manner; (iii) said discontinuation is in connection with an ongoing restoration of the 251 Park Avenue South Property by the borrower in accordance with the 251 Park Avenue South Mortgage Loan documents; (iv) the tenant (or a parent entity guaranteeing all the tenant’s obligations) maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from the other national statistical rating agencies which rate such person; or (v) portions of the premises demised pursuant to the tenant’s lease are not being utilized due to the tenant’s implementation of a “hybrid work” program (where employees are required to work in the workplace on most business days but are permitted to otherwise work remotely).

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all events of default under the applicable Specified Tenant lease, (ii) other than in connection with a Permitted Dark Event, is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open to the public for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if a Specified Tenant Trigger Period

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Annex B	BMO 2025-5C12
No. 1 – 251 Park Avenue South

is due to non-renewal, the Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 251 Park Avenue South Mortgage Loan documents, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (vi) is paying full, unabated rent under the applicable Specified Tenant lease (or any free rent is deposited with the lender) and (vii) the applicable Specified Tenant space has been re-let for a minimum of three years.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by (i) re-tenanting the applicable Specified Tenant space or (ii) renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

Condominium Conversion. The borrower has the right to convert the 251 Park Avenue South Property into a condominium with units that are 100% owned by the borrower, provided that conditions set forth in the 251 Park Avenue South Mortgage Loan documents are satisfied, including but not limited to the lender’s reasonable approval of the related condominium documents, updates to the 251 Park Avenue South Mortgage Loan documents as reasonably required by the lender, and compliance with REMIC requirements.

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Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

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Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

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Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type – Subtype:	Retail – Anchored
% of Pool by IPB:	8.8%	Net Rentable Area (SF):	227,091
Loan Purpose:	Refinance	Location:	Spring Valley, NY
Borrower:	SVMP DE LLC	Year Built / Renovated:	1989 / 2024
Borrower Sponsors:	Abraham Guttman, Abraham Ekstein and Shrage Posen	Occupancy:	89.8%
Interest Rate:	6.31000%	Occupancy Date:	8/29/2025
Note Date:	9/5/2025	4th Most Recent NOI (As of):	$2,863,565 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$3,338,605 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,658,341 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$4,098,241 (6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$8,081,170
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$2,740,112
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$5,341,058
Additional Debt:	No	UW NCF:	$5,193,449
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$80,000,000 / $352
Additional Debt Type:	NAP	Appraisal Date:	8/30/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$247
Taxes:	$149,231	$149,231	N/A	Maturity Date Loan / SF:	$247
Insurance:	$33,207	$16,604	N/A	Cut-off Date LTV:	70.0%
Replacement Reserves:	$0	$2,839	N/A	Maturity Date LTV:	70.0%
TI/LC:	$1,000,000	$9,462	N/A	UW NCF DSCR:	1.45x
Environmental Reserve:	$49,000	$0	N/A	UW NOI Debt Yield:	9.5%
Other Reserves(2):	$1,979,062	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,000,000	100.0%	Loan Payoff	$49,807,621	88.9%
			Upfront Reserves	3,210,500	5.7
			Closing Costs(4)	2,061,823	3.7
			Return of Equity	920,056	1.6
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see Escrows and Reserves below.
(2)	Other Reserves includes an Outstanding TI/LC Reserve (Upfront: $1,906,450), a Free Rent Reserve (Upfront: $51,350) and an Outstanding Tenant Charges Reserve (Upfront: $21,262).
(3)	The increase in UW NOI from Most Recent NOI is primarily due to new leases commencing in Q4 2024 and 2025 including the second and third largest tenants at the Spring Valley Marketplace Property (as defined below).
(4)	Closing Costs include a rate buydown of $1,120,000.

The Loan. The second largest mortgage loan (the “Spring Valley Marketplace Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $56,000,000 and secured by a first mortgage lien on the borrower’s fee interest in an anchored retail property located in Spring Valley, New York (the “Spring Valley Marketplace Property”). The Spring Valley Marketplace Mortgage Loan was originated on September 5, 2025 by Argentic Real Estate Finance 2 LLC (“AREF2”) and accrues interest at an interest rate of 6.31000% per annum on an Actual/360 basis. The Spring Valley Marketplace Mortgage Loan has a 5-year term and is interest only for the entire term. The scheduled maturity date of the Spring Valley Marketplace Mortgage Loan is the payment date in September 2030.

The Property. The Spring Valley Marketplace Property is comprised of a 227,091 square foot, anchored retail development located in Spring Valley, New York. The Spring Valley Marketplace Property is comprised of one, single-story building situated on an approximately 18.8-acre site. Built in 1989 and renovated most recently in 2024, the Spring Valley

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Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Marketplace Property has received approximately $24.3 million in tenant space upgrades and general improvements since the borrower sponsors acquired the property in 2019 for approximately $59.3 million. Renovations include the expansion of BINGO Wholesale’s space by 12,000 square feet, the conversion of the former Bed Bath & Beyond and Michael’s spaces to the interior mall space (“Marketplace Mall”) and the re-tenanting of the former Christmas Tree Shop to SkyZone, Kids Empire Spring Valley and Keter, among other new in-line tenant space renovations. The Marketplace Mall has been demised into 16+ tenant suites, ranging from 750 to 6,000 square feet. The mall has interior common area corridors and public restrooms. As a result of the renovations, the Spring Valley Marketplace Property had an average occupancy of 75.4% from 2022 to 2024.

As of August 29, 2025, the Spring Valley Marketplace Property was 89.8% leased by 49 tenants. The Spring Valley Marketplace Property is anchored by BINGO Wholesale and consists of a mix of junior anchor, in-line and interior mall space. The Spring Valley Marketplace Property shares an access point with and is shadow anchored by a 121,369 square foot Target. Furthermore, the Spring Valley Marketplace is surrounded by other big box stores such as Lowe’s Home Improvement and Costco Wholesale. The Spring Valley Marketplace Property has access to 911 surface parking spaces, resulting in a parking ratio of approximately 4.0 spaces per 1,000 square feet of net rentable area.

At closing, three tenants (Kids Empire Spring Valley, Yonys Barbershop, and CCS Furniture) totaling 7.4% of net rentable area and 8.1% of underwritten base rent were completing the buildouts of their respective spaces and were not in occupancy.

Major Tenants. The three largest tenants at the Spring Valley Marketplace Property by underwritten base rent are BINGO Wholesale, SkyZone and Kids Empire.

BINGO Wholesale (50,411 square feet; 22.2% of NRA, 17.8% of underwritten base rent): Bingo Wholesale is a kosher warehouse store with four locations in the New York metropolitan area. Bingo offers a wider range of Kosher products including groceries, fresh produce, housewares, toys, health and beauty aids at discount prices and does not require membership to shop. Bingo Wholesale commenced its initial lease at the Spring Valley Marketplace Property in July 2020 for a period of twenty years and six months. Bingo Wholesale has four, five-year renewal options available and no termination options.

SkyZone (30,795 square feet; 13.6% of NRA, 15.9% of underwritten base rent): Founded in 2011 and headquartered in Provo, Utah, SkyZone is an active indoor entertainment park operator. SkyZone commenced its initial lease at the Spring Valley Marketplace Property in October 2024 for a period of 10 years and five months. SkyZone has two, five-year renewal options available and no termination options.

Kids Empire Spring Valley (9,700 square feet; 4.3% of NRA, 4.8% of underwritten base rent): Kids Empire Spring Valley (“Kids Empire”) is an indoor playground and private event space offering activities for children such as floor-to-ceiling climbing walls, play structures and a drop-in ball pit. Kids Empire commenced its initial lease at the Spring Valley Marketplace Property in May 2025 for a period of ten years and six months. Kids Empire has two, ten-year renewal options available and no termination options.

As of the origination of the Spring Valley Marketplace Mortgage Loan, Kids Empire has not completed the buildout of its space at the Spring Valley Marketplace Property. The Spring Valley Marketplace Mortgage Loan is structured with a $3,000,000 payment guaranty until such time that Kids Empire is in occupancy and has commenced paying full rent. If Kids Empire is not in occupancy and paying full rent by September 6, 2026, a Cash Management Period (as defined below) will be triggered.

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Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to the sales of the tenants at the Spring Valley Marketplace Property:

Tenant Sales
Tenant Name	Net Rentable Area (SF)	T-12 (2024) Sales(1)	Sales / SF
BINGO Wholesale	50,411	$64,191,367	$1,273
Chic Lingerie Inc	7,703	$2,578,293	$335
The William Carter Co #799	3,912	$967,026	$247
OshKosh B'Gosh #273	3,610	$361,291	$100
Aleeza Paris LLC	3,376	$480,319	$142
Dazzle Pizza Inc.	2,471	$433,493	$175
Jus by Julie	2,449	$2,090,765	$854
(1)	Information obtained from the borrower sponsor.

Appraisal. According to the appraisal, the Spring Valley Marketplace Property had an “as-is” appraised value of $80,000,000 as of August 30, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$80,000,000	6.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated September 3, 2025, there was evidence of a recognized environmental condition at the Spring Valley Marketplace Property with respect to the operation of dry cleaner utilizing Tetrachloroethylene (PCE) on site. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the Spring Valley Marketplace Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1) (2)	Current(3)
78.5%	74.9%	72.7%	89.8%
(1)	Historical Occupancies represent the average physical occupancy in each respective year.
(2)	The increase in occupancy from 2024 is primarily due to new leases commencing in Q4 2024 and 2025 including the second and third largest tenants.
(3)	Current Occupancy is as of August 29, 2025.

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Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to the largest tenants at the Spring Valley Marketplace Property:

Top 10 Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
BINGO Wholesale	NR/NR/NR	50,411	22.2%	$19.15	$965,371	17.8%	1/13/2041
SkyZone (SZ Park 226 LLC)	NR/NR/NR	30,795	13.6	$28.00	862,260	15.9	4/8/2035
Kids Empire Spring Valley	NR/NR/NR	9,700	4.3	$27.00	261,900	4.8	10/29/2035
Chic Lingerie Inc	NR/NR/NR	7,703	3.4	$20.44	157,439	2.9	2/28/2033
Cuff & Co.	NR/NR/NR	7,466	3.3	$23.50	175,432	3.2	6/30/2033
CCS Furniture	NR/NR/NR	6,375	2.8	$24.77	157,940	2.9	12/31/2034
Orange Square Monsey LLC	NR/NR/NR	5,429	2.4	$27.19	147,627	2.7	11/30/2034
I-Hop	NR/NR/NR	5,000	2.2	$45.79	228,972	4.2	2/28/2029
Polka Dot Boutique	NR/NR/NR	4,659	2.1	$28.41	132,366	2.4	7/31/2033
Keter	NR/NR/NR	4,611	2.0	$25.75	118,733	2.2	6/30/2034
Major Tenants		132,149	58.2%	$24.28	$3,208,040	59.1%
Other Tenants(3)		71,788	31.6%	$30.95	$2,222,186	40.9%
Occupied Collateral Total / Wtd. Avg.		203,937	89.8%	$26.63	$5,430,226	100.0%

Vacant Space		23,154	10.2%

Collateral Total		227,091	100.0%

(1)	Based on the underwritten rent roll dated August 29, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Other Tenants UW Base Rent includes rent from tenants with zero square feet of net rentable area at the Spring Valley Marketplace Property.

The following table presents certain information relating to the tenant lease expirations at the Spring Valley Marketplace Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	23,154	10.2%	NAP	NAP	23,154	10.2%	NAP	NAP
2025 & MTM(2)	3	0	0.0	$47,400	0.9%	23,154	10.2%	$47,400	0.9%
2026	4	7,971	3.5	275,221	5.1	31,125	13.7%	$322,621	5.9%
2027	4	9,703	4.3	297,274	5.5	40,828	18.0%	$619,895	11.4%
2028	2	2,714	1.2	95,095	1.8	43,542	19.2%	$714,990	13.2%
2029	3	9,527	4.2	365,188	6.7	53,069	23.4%	$1,080,178	19.9%
2030	1	3,209	1.4	92,548	1.7	56,278	24.8%	$1,172,725	21.6%
2031	1	3,700	1.6	130,240	2.4	59,978	26.4%	$1,302,965	24.0%
2032	1	520	0.2	8,523	0.2	60,498	26.6%	$1,311,488	24.2%
2033	15	38,949	17.2	971,018	17.9	99,447	43.8%	$2,282,507	42.0%
2034	13	28,382	12.5	773,028	14.2	127,829	56.3%	$3,055,535	56.3%
2035	6	46,471	20.5	1,297,288	23.9	174,300	76.8%	$4,352,823	80.2%
2036 & Thereafter	3	52,791	23.2	1,077,403	19.8	227,091	100.0%	$5,430,226	100.0%
Total/Wtd. Avg.	56	227,091	100.0%	$5,430,226	100.0%
(1)	Based on the underwritten rent roll dated August 29, 2025.
(2)	MTM tenants include two kiosk tenants and one parking tenant with 0 SF of leased area at the Spring Valley Marketplace Property who pay $47,400 of UW Base Rent, collectively.

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Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to the operating history and underwritten net cash flow of the Spring Valley Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,812,210	$3,566,543	$4,247,077	$4,430,847	$5,430,226	$23.91	62.3%
Vacant Income	0	0	0	0	641,930	2.83	7.4
Gross Potential Rent	$3,812,210	$3,566,543	$4,247,077	$4,430,847	$6,072,156	$26.74	69.6%
Total Reimbursements	1,530,215	2,388,957	2,050,906	2,306,868	2,642,445	11.64	30.3
Other Income(3)	0	$0	8,500	8,500	8,500	0.04	0.1
Net Rental Income	$5,342,425	$5,955,500	$6,306,484	$6,746,215	$8,723,100	$38.41	100.0%
(Vacancy/Credit Loss/Abatements)	0	$0	$0	$0	(641,930)	(2.83)	(7.4)
Effective Gross Income	$5,342,425	$5,955,500	$6,306,484	$6,746,215	$8,081,170	$35.59	92.6%
Total Expenses	$2,478,861	$2,616,894	$2,648,142	$2,647,973	$2,740,112	$12.07	33.9%
Net Operating Income(4)	$2,863,565	$3,338,605	$3,658,341	$4,098,241	$5,341,058	$23.52	66.1%
Capital Expenditures	0	0	0	0	34,064	0.15	0.4
TI/LC	0	0	0	0	113,546	0.50	1.4
Net Cash Flow	$2,863,565	$3,338,605	$3,658,341	$4,098,241	$5,193,449	$22.87	64.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place based on the August 29, 2025 rent roll and includes contractual rent steps through August 2026.
(3)	Other Income consists of seasonal rental income from a fireworks stand.
(4)	The increase in underwritten net operating income from TTM net operating income is primarily due to new leases commencing in Q4 2024 and 2025, including the second and third largest tenants.

B-18

Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The Market. The Spring Valley Marketplace Property is located in Spring Valley, New York, within Rockland County, approximately 25 miles north of Midtown Manhattan and 3 miles north of the New Jersey border. Primary access is provided by Interstate 287, Route 59, and the Palisades Interstate Parkway. Other major retailers located within one mile of the Spring Valley Marketplace include Costco, Lowe’s, Home Depot, Apple, CVS and Stop & Shop. Additionally, the Palisades Center, the second largest mall in New York, is located approximately five miles away.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Spring Valley Marketplace Property was 15,425, 151,408 and 248,077, respectively. Additionally, for the same radii, the median household income was $104,476, $91,892 and $111,983, respectively.

According to the appraisal, the Spring Valley Marketplace Property is located within the Ramapo retail submarket. As of the third quarter of 2025, the Ramapo retail submarket contained approximately 4.7 million square feet of inventory with an occupancy rate of 95.4% and an average asking rental rate of $28.00 per square foot as of the third quarter of 2025.

The following table presents certain information relating to the appraisal’s market rent conclusions at the Spring Valley Marketplace Property:

Market Rent Summary(1)
Space Type	Gross Leaseable Area (SF)	Market Rent ($/SF/Yr.)	Reimbursements	Escalations	Tenant Improvements (New Tenants)	Average Lease Term
Anchors	50,411	$18.00	NNN	10%-Yr 6	$25.00	120 Months
Jr. Anchors	50,535	$27.00	NNN	10%-Yr 6	$25.00	120 Months
Lg/Pro Space	15,264	$28.00	NNN	2.50%	$10.00	120 Months
Mid In-Line	18,158	$30.00	NNN	2.50%	$10.00	60 Months
Interior Mall	67,573	$27.00	NNN	2.50%	$0.00	60 Months
Small In-Line	25,150	$36.00	NNN	2.50%	$10.00	60 Months
(1)	Source: Appraisal.

B-19

Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

The following table presents certain information relating to comparable anchor tenants for the Spring Valley Marketplace Property:

Comparable Retail Leases(1)
Property Name/Location	Tenant SF	Tenant	Rent PSF	Commencement Date	Lease Term (Yrs.)	Lease Type
Spring Valley Marketplace Spring Valley, NY	30,795(2)	SkyZone (SZ Park 226 LLC)(2)	$28.00(2)	Oct-24(2)	10.5(2)	NNN(2)
New City Center New City, NY	2,400	Confidential	$35.00	Feb-24	10.0	NNN
Dalewood Shopping Center Hartsdale, NY	10,000	Paris Baguette	$33.00	Apr-23	10.0	NNN
Dalewood Shopping Center II Hartsdale, NY	15,000	ULTA Beauty	$22.00	Dec-22	10.0	NNN
Arcadian Shopping Center Ossining, NY	6,000	Anytime Fitness	$29.00	Feb-19	10.0	NNN
Shoppes at South Hills Poughkeepsie, NY	9,208	Cozy Home Furniture	$15.00	Dec-22	10.0	NNN
Mall at 59 Nanuet, NY	3,000	My Gym	$35.50	Apr-21	10.0	NNN
Rockland Plaza Nanuet, NY	2,432	Available	$38.00	Aug-24	5.0	NNN
Pacesetter Park Shopping Center Pomona, NY	1,000	Pomona Nails	$40.00	Jan-22	5.0	NNN
Cortlandt Town Center Cortlandt Manor, NY	12,933	Available	$25.00	Mar-25	10.0	NNN
Cortlandt Crossing Shopping Center Mohegan Lake, NY	2,300	Jersey Mike's	$40.00	Dec-22	10.0	NNN
Hudson Heritage Retail Center Poughkeepsie, NY	2,300	Chipotle Mexican Grill	$48.00	Jan-22	10.0	NNN
Midway Shopping Center Scarsdale, NY	8,096	Available-Dress Barn	$20.00	Oct-24	5.0	NNN
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated August 29, 2025.

The Borrower. The borrower is SVMP DE LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower issued a non-consolidation opinion in connection with the origination of the Spring Valley Marketplace Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Abraham Guttman, Abraham Ekstein and Shrage Posen. Abraham Guttman is a partner at Alexander Property Holdings, a real estate investment and development firm based in New York City that oversees a portfolio exceeding 7 million square feet worth of commercial property across the United States.

Property Management. The Spring Valley Marketplace Property is managed by Ander Properties LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited (i) $149,231 into a real estate tax reserve, (ii) $33,207 into an insurance reserve, (iii) $1,000,000 into a TI/LC reserve, (iv) $1,906,450 into an outstanding TI/LC reserve, (v) $51,350 into a free rent reserve, (vi) $21,262 for an outstanding tenant charges reserve and (vii) $49,000 into an environmental reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $149,231.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $16,604.

B-20

Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $2,839 for replacement reserves (which equates to $0.15 per square foot annually).

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $9,462 for tenant improvements and leasing commissions (which equates to $0.50 per square foot annually).

Lockbox / Cash Management. The Spring Valley Marketplace Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and require all tenants to deposit rents directly into a lockbox account with an eligible institution acceptable to the lender. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Spring Valley Marketplace Property to be deposited into such lockbox account within one business day of receipt. All amounts deposited into the lockbox account are required to be remitted to the borrower’s operating account on a daily basis, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Spring Valley Marketplace Mortgage Loan documents. During the continuance of a Cash Management Period, all amounts deposited into the lockbox account during the immediately preceding interest period will be applied on each payment date in accordance with the Spring Valley Marketplace Mortgage Loan documents, and all excess cash flow funds will be deposited, during the continuance of a Cash Management Period, into a cash collateral reserve.

A “Cash Management Period” means the period commencing upon the occurrence of (i) the stated maturity date, (ii) an event of default under the Spring Valley Mortgage Loan documents, (iii) the debt service coverage ratio falls below 1.15x as of the last day of any calendar quarter, (iv) the net operating income debt yield falls below 8.75% as of the last day of any calendar quarter, (v) commencement of a Trigger Lease Sweep Period (as defined below) or (vi) on September 6, 2026, in the event that Kids Empire (or a replacement tenant) is not in full occupancy of the space leased by Kids Empire and paying full rent in accordance with the terms of the Kids Empire lease (or the replacement tenant’s lease).

A Cash Management Period will end (a) with respect to the matters described in clause (i) above, (A) the Spring Valley Marketplace Mortgage Loan and all other obligations under the Spring Valley Marketplace Mortgage Loan documents have been repaid in full or (B) the stated maturity date has not occurred, (b) with respect to the matters described in clause (ii) above, such event of default is no longer continuing and no other event of default has occurred and is continuing, (c) with respect to the matters described in clause (iii) above, the debt service coverage ratio is at least 1.25x as of the last day of any calendar quarter for two consecutive calendar quarters, (d) with respect to the matters described in clause (iv) above, the net operating income debt yield is at least 9.5% for two consecutive calendar quarters, (e) with respect to the matters described in clause (v) above, such Trigger Lease Sweep Period has ended and (f) with respect to the matters described in clause (vi) above, the lender has received a tenant estoppel certificate, satisfactory to the lender, that Kids Empire has taken possession of the entirety of its leased premises, is in full occupancy and has commenced paying rent pursuant to the terms of its lease.

A “Trigger Lease Sweep Period” commences upon the occurrence of any of the following: (i) the earlier of (a) the date that is twelve months prior to the end of the term of any Trigger Lease (as defined below) or (b) the date by which the applicable Trigger Tenant (as defined below) actually gives notice (whether actual or constructive) of its intention not to renew or extend the applicable Trigger Lease; (ii) the date by which the applicable Trigger Tenant is required to give notice of its exercise of a renewal option thereunder or the date that any Trigger Tenant gives notice of its intention not to renew or extend its Trigger Lease; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any Trigger Tenant discontinues its business in any material portion of its premises (i.e. “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable Trigger Tenant thereunder; or (vi) the occurrence of a Trigger Tenant insolvency proceeding.

A Trigger Lease Sweep Period will end upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, or (y) any of the following: (a) with respect to the matters described in clause (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Trigger

B-21

Annex B	BMO 2025-5C12
No. 2 – Spring Valley Marketplace

Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Trigger Lease (or portion thereof) that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (b) with respect to the matters described in clause (v) above, Trigger Tenant default has been cured, and no other Trigger Tenant default has occurred for a period of six consecutive months following such cure; or (c) with respect to the matters described in clause (vi) above, the applicable Trigger Tenant insolvency proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Trigger Tenant” is BINGO Wholesale or any tenant under a Trigger Lease.

A “Trigger Lease” is the BINGO Wholesale lease and any other lease which (a) covers 15% or more of the net rentable area at the Spring Valley Marketplace Property and/or (b) has a gross annual rent of 15% or more of the total annual rents at the Spring Valley Marketplace Property.

Subordinate or Mezzanine Debt. None

Permitted Future Debt or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

B-22

Annex B	BMO 2025-5C12
No. 3 - Warren Corporate Center

B-23

Annex B	BMO 2025-5C12
No. 3 - Warren Corporate Center

B-24

Annex B	BMO 2025-5C12
No. 3 - Warren Corporate Center

%Mortgage Loan Information		Property Information
Whole Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office - Suburban
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	518,260
Loan Purpose:	Refinance	Location:	Warren, NJ
Borrower:	Warren CC Acquisitions, LLC	Year Built / Renovated:	1996 / 2024-2025
Borrower Sponsor:	David B. Rubenstein	Occupancy:	95.1%
Interest Rate:	7.76500%	Occupancy Date:	8/1/2025
Note Date:	6/20/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.4%
Amortization Type:	Interest Only	UW Revenues:	$18,030,540
Call Protection(2):	YM1(27),DorYM1(28),O(5)	UW Expenses:	$6,620,194
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,410,346
Additional Debt(1):	Yes	UW NCF:	$11,306,694
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF(6):	$160,100,000 / $309
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	5/1/2027

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$193
Taxes:	$138,469	$46,156	N/A	Maturity Date Loan / SF:	$193
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	62.5%
Replacement Reserve:	$0	$8,638	N/A	Maturity Date LTV(6):	62.5%
TI/LC:	$1,425,320	$0	N/A	UW NCF DSCR:	1.44x
Deferred Maintenance	$13,031	$0	N/A	UW NOI Debt Yield:	11.4%
Other Reserves(4):	$12,622,150	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,000,000	100.0%	Loan Payoff(7)	$83,096,796	83.1%
			Reserves	14,198,971	14.2
			Closing Costs	2,075,960	2.1
			Principal Equity Distribution	628,273	0.6
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The Warren Corporate Center Mortgage Loan (as defined below) is part of the Warren Corporate Center Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $100,000,000. The Financial Information in the chart above is based on the Warren Corporate Center Whole Loan. See “—The Loan” below.
(2)	The defeasance lockout period will be at least 27 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Warren Corporate Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Warren Corporate Center Whole Loan to be securitized and (ii) June 20, 2028 (the “Defeasance Lockout Expiration Date”). In addition, voluntary prepayment of the Warren Corporate Center Whole Loan is permitted in whole (but not in part) at any time, together with payment of a prepayment fee equal to the greater of the yield maintenance amount and 1% of the unpaid principal balance, if such voluntary prepayment occurs prior to the monthly payment date in March 2030. The assumed defeasance lockout period of 27 payments is based on the expected BMO 2025-5C12 securitization trust closing date in October 2025. The actual lockout period may be longer.
(3)	Please see “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserve consists of (i) $4,401,644 for a rent replication reserve, (ii) approximately $8,220,506 for a MetLife (as defined below) and Regeneron (as defined below) construction reserve.
(5)	Historical financial information is not available because the Warren Corporate Center Property was renovated in 2025 and subsequently leased up.
(6)	The Appraised Value set forth above is the Prospective As Complete and As Stabilized value of the Warren Corporate Center Property (as defined below) as of May 1, 2027, and assumes rent for the tenant Regeneron has commenced and its space is built out. The appraisal also provided an “As Is” appraised value of the Warren Corporate Center Property of $140,300,000, which results in an Appraised Value/Per SF of $270.71, and a Cut-off Date LTV and Maturity Date LTV of 71.3% each. The appraisal also provided a Hypothetical Go Dark value of the Warren Corporate Center Property of $66,100,000, which would result in an Appraised Value/Per SF of $127.54, and a Cut-off Date LTV and Maturity Date LTV of 151.3% each.
(7)	The Warren Corporate Center Property was previously securitized within the RIAL 2022-FL8 collateralized loan obligation.

B-25

Annex B	BMO 2025-5C12
No. 3 - Warren Corporate Center

The Loan. The third largest mortgage loan (the “Warren Corporate Center Mortgage Loan”) is part of a whole loan (the “Warren Corporate Center Whole Loan”) evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The Warren Corporate Center Whole Loan is secured by the borrower’s fee simple interest in the Warren Corporate Center Property (as defined below), a 518,260 square foot office complex located in Warren, New Jersey. The Warren Corporate Center Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3, A-4 and A-5 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. The Warren Corporate Center Whole Loan was originated on June 20, 2025 by DBR Investments Co. Limited and accrues interest at a fixed rate of 7.76500% per annum. The Warren Corporate Center Whole Loan has a five-year term, accrues interest on an Actual/360 basis and is interest only for the entire term of the loan. The scheduled maturity date of the Warren Corporate Center Whole Loan is July 6, 2030

The relationship between the holders of the Warren Corporate Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Warren Corporate Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V17 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Warren Corporate Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2025-V17(1)	Yes
A-2	$20,000,000	$20,000,000	BMO 2025-5C12	No
A-3	$10,000,000	$10,000,000	BMO 2025-5C12	No
A-4	$5,000,000	$5,000,000	BMO 2025-5C12	No
A-5	$5,000,000	$5,000,000	BMO 2025-5C12	No
Whole Loan	$100,000,000	$100,000,000
(1)	The Benchmark 2025-V17 transaction is expected to close on or about September 29, 2025.

The Property. The Warren Corporate Center Property is a 518,260 SF, three-building, office complex in Warren, New Jersey (the “Warren Corporate Center Property”). The collateral includes 3 office buildings (300 Building, 400 Building, and 500 Building), two parking garages and the right to use an amenity center that sit within a broader 170-acre five-building campus that was originally constructed in 1996. The Warren Corporate Center Property is 95.1% leased as of August 1, 2025 with recently executed long-term leases. The Warren Corporate Center Property is situated off Interstate-78, in an area that is popular for life sciences tenants, with a strong technology and pharmaceutical presence. It is less than a one-hour drive to New York City and less than a two-hour drive to Philadelphia. The three major tenants occupying the Warren Corporate Center Property are publicly traded companies, MetLife, PTC Therapeutics, and Regeneron. The borrower sponsor recently invested approximately $11.9 million into the construction of the 20,000 square foot shared amenity center. The space includes an indoor cafeteria, fitness center, indoor basketball court, and conference space. Surrounding the campus are pedestrian and bicycle connections encircling a pond with outdoor sports areas and dining spots.

Major Tenants. The three largest tenants by underwritten base rent at the Warren Corporate Center Property are MetLife, PTC Therapeutics, and Regeneron.

MetLife (180,859 SF; 34.9% of net rentable area; 35.4% of UW base rent): MetLife, Inc. (Moody’s: A3 / S&P: A- / Fitch: A-) (“MetLife”), is one of the top global providers of insurance, annuities, asset management services, and employee benefit programs. It has approximately 100 million customers across the world. As of June 2025, MetLife reported over $620 billion in assets under management across its multitude of service lines, subsidiaries, and affiliates. MetLife recently executed a 16.5-year lease for the entirety of the 400 Building. MetLife’s Services and Solutions team, which focuses on employee benefit programs, annuities, and insurance, is expected to occupy the 400 Building. MetLife is not yet in occupancy. The term of the lease will commence upon substantial completion by the borrower of certain work set forth in the lease, which is anticipated to occur by July 2026. The lease provides for rent to commence on December 31, 2027. The space was originally leased to PTC Therapeutics, which has agreed to continue paying rent on the MetLife space until December 31, 2027. The failure of the borrower to complete the required work by a date to be agreed upon (pursuant to procedures set forth in the lease) between the borrower and MetLife will result in a daily rent credit of approximately $12,611. The borrower estimates that the costs of that portion of the required work that the borrower is responsible to pay is $4,200,000. The MetLife lease is guaranteed by MetLife, Inc. and does not provide for a specific termination right related to the borrower’s failure to complete the landlord work.

PTC Therapeutics (180,859 SF; 34.9% of net rentable area; 33.3% of UW base rent): PTC Therapeutics (“PTCT”) is a biopharmaceutical company focused on the discovery, development, and commercialization of medicines for patients with rare disorders. PTCT has nearly 1,000 employees nationally. Its portfolio pipeline includes commercial products and candidates in various stages of development, including clinical, pre-clinical and research and development.

B-26

Annex B	BMO 2025-5C12
No. 3 - Warren Corporate Center

PTCT currently leases the 500 Building, after recently surrendering the 400 Building and consolidating its headquarters to the 500 Building. The tenant is operating on a 17-year lease through May 31, 2039, and utilizes the space as its new global headquarters. According to the borrower, the tenant does not currently have lab space at the Warren Corporate Center Property but has stated that it intends to build-out lab space at the Warren Corporate Center Property within the next few years. We cannot assure you that the tenant will build out lab space. The tenant is currently in office Tuesday through Thursday with lesser occupancy on Monday and Friday. PTCT is currently using the first and second floors of its space, but is not yet using, and has not yet built out the third and fourth floors. PTCT has a right of first offer to purchase the 500 Building. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant agreed that such right would not apply to a foreclosure or to the first transfer of the related property by the transferee following a foreclosure or deed-in-lieu of foreclosure but would continue to apply to transfers thereafter.

The PTCT Lease provides for PTCT to continue paying for its space at the 400 Building (which has been relet to MetLife) through December 31, 2027. PTCT is required to continue to pay its contractual rent for the 400 Building until December 31, 2027. PTCT has provided a $10 million letter of credit (“LOC”) to the borrower, which equates to approximately 28 months of rent at its current lease rate. As of July 1, 2027, there will be a 50% reduction bringing the LOC down to $5 million (which equates to approximately 13.5 months of rent based on the lease rate as of July 2027). As of December 31, 2028, there will be a second 50% reduction bringing the LOC down to $2.5 million (which equates to approximately 6.5 months of rent at the December 2028 lease rate). The remaining $2.5 million LOC will remain through the rest of the tenant’s lease term. The LOC is covered by the general pledge of assets set forth in the mortgage; however, the lender does not have a perfected security interest in the LOC.

Regeneron (127,263 SF; 24.6% of net rentable area; 31.3% of UW base rent): Regeneron Pharmaceuticals, Inc. (Moody’s: Baa1 / S&P: BBB+) (“Regeneron”) is an American biotechnology company known for its discovery, development, manufacturing and commercializing of treating various diseases worldwide. Regeneron has developed 12 Food and Drug Administration-approved and authorized medicines. Its product portfolio includes the following brands: EYLEA, Dupixent, Praluent, Libtayo, ARCALYST, and ZALTRAP. Its headquarters is in Tarrytown, New York, and it has over 15,100 employees worldwide.

Regeneron occupies 127,263 square feet of space (24.6% total of net rentable area, and 81.3% of the related building that it leases, located primarily on the second, third and fourth floors) in the 300 Building on a new 11-year lease, and recently took possession of its space on July 28, 2025, with rent commencing on August 1, 2026. This abated rent totals $4,401,644. The tenant recently relocated from its previous office and has been building out its space at the Warren Corporate Center Property, with the full build-out projected to be completed in early 2026. Regeneron is expected to utilize the space for its corporate offices. Regeneron is expected to relocate its global development group from Basking Ridge to this location. Regeneron will have a one-time option to terminate its lease as of the 84th month following the rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033), upon one year’s notice to the landlord and requires a termination fee. Regeneron has a right of first offer to purchase the 300 Building. Pursuant to a subordination, non-disturbance and attornment agreement, the tenant agreed that such right would not apply to a foreclosure but would continue to apply to transfers thereafter.

B-27

Annex B	BMO 2025-5C12
No. 3 - Warren Corporate Center

The following table presents certain information relating to the major tenants at the Warren Corporate Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total U/W Base Rent	Lease Exp. Date
MetLife(3)	A3/A-/A-	180,859	34.9%	$25.45	$4,602,862	35.4%	12/31/2042
PTC Therapeutics(4)	NR/NR/NR	180,859	34.9%	23.88	4,318,913	33.3%	5/31/2039
Regeneron(5)	Baa1/BBB+/NR	126,678	24.4%	32.00	4,053,696	31.2	7/31/2036
Café Space	NR/NR/NR	3,652	0.7%	0.00	0	0.0%	MTM
Regeneron (Storage)	Baa1/BBB+/NR	585	0.1%	16.00	9,360	0.1	7/31/2036
Total Occupied		492,633	95.1%	$26.36	$12,984,830	100.0%
Vacant Space		25,627	4.9%
Total / Wtd. Avg.		518,260	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	MetLife is not yet in occupancy. The term of MetLife’s lease will commence upon substantial completion by the borrower of certain work set forth in the lease, which is anticipated to occur by July 2026. The lease provides for rent to commence on January 1, 2028. The space was originally leased to PTC Therapeutics, which has agreed to continue paying rent on the MetLife space until December 31, 2027. The failure of the borrower to complete the required work by a date to be agreed upon (pursuant to procedures set forth in the lease) between the borrower and MetLife will result in a daily rent credit of approximately $12,611. We cannot assure you that the work will be completed or the tenant will commence paying rent as expected.
(4)	PTCT has a sublease agreement dated July 29, 2024 with PTC Therapeutics US, Inc. in the 500 Building. The sublease agreement was created between the parent company and the commercial/sales subsidiary and was implemented as the commercial/sales entity needed a locked location within the building that was defined as its own. The sublease automatically renews on a yearly basis through December 31st and may be terminated by written notice from either party to the other party at any time on thirty days advance notice and is also terminated as a result of the termination of the direct lease. During the sublease period, the subtenant pays an annual rent in the amount of approximately $4,036 which increases annually at the rate of 3%. PTCT is currently using the first and second floors of its space, but is not yet using, and has not yet built out the third and fourth floors.
(5)	Regeneron took possession of its space as July 28, 2025, but does not have a rent commencement date until August 1, 2026. The tenant recently relocated from its previous office and has been building out its space at the Warren Corporate Center Property, with the full build-out projected to be completed in early 2026. We cannot assure you that the tenant will commence paying rent as expected. Regeneron has a one-time option to terminate its lease as of the 84th month following its rent commencement date (which permitted termination date is currently anticipated to be July 31, 2033), upon one year’s notice to the landlord and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Warren Corporate Center Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net RentableArea Expiring	% of Net Rentable Area Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	% of Total U/W Base Rent	Cumulative % of Net Rentable Area Expiring
MTM & 2025	1	3,652	0.7%	$0	0.0%	0.0%	0.7%
2026	0	0	0.0	0	0.0	0.0	0.7
2027	0	0	0.0	0	0.0	0.0	0.7
2028	0	0	0.0	0	0.0	0.0	0.7
2029	0	0	0.0	0	0.0	0.0	0.7
2030	0	0	0.0	0	0.0	0.0	0.7
2031	0	0	0.0	0	0.0	0.0	0.7
2032	0	0	0.0	0	0.0	0.0	0.7
2033	0	0	0.0	0	0.0	0.0	0.7
2034	0	0	0.0	0	0.0	0.0	0.7
2035 & Thereafter	4	488,981	94.4	12,984,830	100.0	100.0	95.1
Vacant	NAP	25,627	4.9	NAP	NAP	NAP	100.0
Total / Wtd. Avg.	5	518,260	100.0%	$12,984,830	100.0%	100.0%	100.0%
(1)	Based on the underwritten rent roll as of August 1, 2025, inclusive of rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

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Annex B	BMO 2025-5C12
No. 3 - Warren Corporate Center

Appraisal. According to the appraisal, the Warren Corporate Center Property had a “Prospective As Complete and As Stabilized” appraised value of $160,100,000 as of May 1, 2027, which assumes rent for the tenant Regeneron has commenced and its space is built out.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$160,100,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated April 7, 2025, there was no evidence of any recognized environmental conditions at the Warren Corporate Center Property.

The Market. The Warren Corporate Center Property is located in the Route 78 East Submarket in the greater market of Northern New Jersey. This is a historically affluent submarket with an average household income of $142,802, which is 77% higher than the national average household income. The Warren Corporate Center Property is located along I-78, Route 22, and I-95. The submarket has highly rated public schools, prestigious private schools, and good colleges.

Interstate-78 is a primary expressway for the tri-state area which travels through Pennsylvania, New Jersey and New York. It runs past Newark, along the Delaware river, and Jersey City. Top technology and pharmaceutical tenants are located along I-78. 8 of the 10 largest biopharmaceutical companies and 9 of the top 10 research and development companies globally have a presence in New Jersey. The location in the Northeast Corridor provides these companies with infrastructure, convenience, and transportation access. New Jersey also has the highest concentration of scientists and engineers per square mile in the United States.

According to the appraisal, larger transactions were prevalent in the Central and Northern New Jersey market in the fourth quarter of 2024, driving quarterly leasing activity to 1.48 million square feet, 22% above the five-year average and a 34% increase from the previous quarter. This late-year uptick brought full-year 2024 leasing to 4.93 million square feet, 3% below 2023's 5.08 million square feet and 29% below the 2015-2019 average. Despite reduced overall demand due to hybrid work, higher quality office spaces saw strong leasing activity, with Class A properties comprising 88% of the fourth quarter and 84% of 2024 new leases.

According to the appraisal, the Route 78 East submarket, home to 19.0 million square feet of inventory, has seen positive net absorption of approximately 355,000 square feet over the past year, with no new deliveries under construction for over a decade. The submarket is defined by the pharmaceutical industry, home to large corporate users such as Johnson & Johnson, IQVIA, PTC Therapeutics, Mallinckrodt, Daiichi Sankyo, Ashland, Insmed, Celgene and GlaxoSmithKline.

The Warren Corporate Center Property has current in-place average base rent of $26.36 per occupied SF, which is approximately 20% below the appraisal’s concluded submarket rent of $33.00 per square foot on a modified gross basis with tenants reimbursing their pro-rata share of real estate taxes and operating expenses over a base year (plus tenant electricity). Additionally, the submarket vacancy rate for the Route 78 East office market is 15.1% as of the first quarter of 2025.

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No. 3 - Warren Corporate Center

The table below presents certain information relating to office leases comparable to those at the Warren Corporate Center Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Tenant	Total (SF)	Lease Term (Mos)	Rent (PSF)
Warren Corporate Center	MetLife, PTC Therapeutics, Regeneron(2)	518,260(2)	174.0 mos.(2)(3)	$26.55(2)(3)
Somerset Corporate Center II	Stemline Therapeutics	256,000	63.6 mos.	$34.00
Bedminster One	Applegate Farms	163,584	116.4 mos.	$26.50
Bridgewater Crossing	Strides Pharma Inc & Brother International Corporation	297,379	60.2 mos.	$32.06
Somerset Hills Corporate Center	Wealth Enhancement Group	106,879	38.4 mos.	$23.00
The Park 3	HUB International	304,000	123.6 mos.	$34.00
(1)	Source: Third party market report.
(2)	Based on the underwritten rent roll dated August 1, 2025.
(3)	Based on occupied square foot of 488,981 (excluding 3,652 SF leased to Café Space).

The following table presents certain information relating to the underwritten net cash flow of the Warren Corporate Center Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$12,984,830	$25.05	69.4%
Credit Tenant Rent Step	135,190	0.26	0.7
Rent Step	86,812	0.17	0.5
Value of Vacant Space	680,846	1.31	3.6
Gross Potential Income	$13,887,679	$26.80	74.2%
CAM + Other Reimbursements	4,823,707	9.31	25.8
Net Rental Income	$18,711,386	$36.10	100.0%
(Vacancy/Abatements/ Bad Debt)	(680,846)	($1.31)	(3.6)
Effective Gross Income	$18,030,540	$34.79	96.4%
Real Estate Taxes	1,552,787	3.00	8.6
Insurance	77,645	0.15	0.4
Management Fee	540,916	1.04	3.0
General and Administrative	1,319,862	2.55	7.3
Repairs and Maintenance	1,643,448	3.17	9.1
Utilities	1,485,536	2.87	8.2
Total Expenses	$6,620,194	$12.78	36.7%
Net Operating Income	$11,410,346	$22.02	63.3%
Capital Reserve	103,652	0.20	0.6
Net Cash Flow	$11,306,694	$21.82	62.7%
(1)	Historical financial information is not available because the Warren Corporate Center Property was renovated in 2025 and subsequently leased up.
(2)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Warren CC Acquisitions, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Warren Corporate Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is David B. Rubenstein and the non-recourse carveout guarantor is Rubenstein Properties Fund II, L.P., a Delaware limited partnership. Rubenstein Properties Fund II, L.P is a closed-end fund formed in 2012. The fund’s term runs through April 24, 2026, after which time it will enter a liquidation phase. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Property Management. Warren Corporate Center Property is currently managed by Vision Management, LLC, an affiliated property manager.

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No. 3 - Warren Corporate Center

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $13,031 for required repairs, (ii) $138,469 for real estate taxes, (iii) $1,425,320 for outstanding tenant improvements and/or leasing commissions for each of the three tenants at the Warren Corporate Center Property, (iv) $4,401,644 for a rent replication reserve associated with the Regeneron lease and (v) $8,220,506 for the MetLife and Regeneron construction reserve (representing $4,200,000 for MetLife and approximately $4,020,506 for Regeneron).

Tax Escrows – The borrower is required to deposit with the lender on each monthly payment date, an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially, approximately $46,156).

Insurance Escrows – On a monthly basis, unless the Warren Corporate Center Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments. As of the origination date of the Warren Corporate Center Whole Loan, an acceptable blanket policy was in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $8,638 into a replacement reserve.

Lockbox / Cash Management. The Warren Corporate Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Trigger Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be swept to the borrower’s operating account on a daily basis. During the continuance of a Trigger Period, transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the Warren Corporate Center Whole Loan documents, including deposits to the tax and insurance reserves, payments of monthly debt service, deposits to the replacement reserve, payment of monthly operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, with any remaining funds required to be deposited (A) during a Trigger Period due to a Lease Sweep Period (as defined below) (regardless of whether any other Trigger Period exists), to a lease sweep reserve, (B) during a Trigger Period due to a Rebalancing Event (as defined below) regardless of whether any other Trigger Period exists, other than a Lease Sweep Period, to the applicable reserve account with respect to which such Rebalancing Event exists, and (C) provided no Lease Sweep Period or Rebalancing Event exists, to an excess cash flow reserve account to be held as additional collateral for the Warren Corporate Center Mortgage Loan during the continuance of the applicable Trigger Period.

A “Trigger Period” will commence upon (A) (i) July 1, 2028, (ii) the occurrence of an event of default under the Warren Corporate Center Whole Loan documents, (iii) the debt service coverage being less than 1.20x, (iv) if the property manager is an affiliate of borrower or guarantor and is subject to certain bankruptcy or insolvency related events, (v) upon the occurrence of a Rebalancing Event, (vi) upon the commencement of a Lease Sweep Period or (vii) upon the borrower or guarantor being subject to certain bankruptcy or insolvency related events; and (B) will expire upon (i) with regard to any Trigger Period commenced in connection with clause (ii) above, the cure (if applicable) of such event of default, (w) with regard to any Trigger Period commenced in connection with clause (iii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (x) with regard to any Trigger Period commenced in connection with clause (iv) above, if the property manager has been replaced with an unaffiliated qualified manager approved by the lender, (y) with regard to any Trigger Period commenced in connection with clause (v) above, the applicable Rebalancing Event has ended as described in the definition of such term below, and (z) with regard to any Trigger Period commenced in connection with clause (vi) above, the applicable Lease Sweep Period has ended as described in the definition of such term below.

A "Lease Sweep Period" will commence (a) upon the earlier of (i) except with respect to the PTCT lease for the 400 Building, the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or upon the borrower's receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material

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portion thereof); (c) except with respect to the PTCT lease for the 400 Building, if a Sweep Tenant has ceased operating its business at the Warren Corporate Center Property (i.e., "goes dark” at its Sweep Lease space at the Warren Corporate Center Property (or any material portion thereof)); (d) upon a monetary default or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon certain bankruptcy or insolvency events with respect to a Sweep Tenant or its parent or (f) upon a decline in the credit rating of Regeneron or its parent entity below BBB- or MetLife or its parent entity below BBB.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more "qualified leases" as defined in the Warren Corporate Center Whole Loan documents, which must be on market terms and with a lease term that either extends at least 3 years beyond the maturity date of the Warren Corporate Center Whole Loan or has an initial term of at least 10 years (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender's judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith.

“Sweep Lease” means (i) the Regeneron lease, (ii) the MetLife lease, (iii) the PTCT lease, or (iv) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the applicable Sweep Lease space.

“Sweep Tenant” means any tenant under a Sweep Lease.

A “Rebalancing Event” means the determination by the lender that a MetLife and Regeneron construction account rebalancing payment or a rent replication account rebalancing payment (i.e. a determination by the lender that additional funds must be deposited into the applicable reserve account in order to cover the costs intended to be covered in such account) is due and the failure of the borrower to pay the same within ten business days of such determination. The Rebalancing Event will end when the borrower makes the rebalancing payment or sufficient funds have been swept into the applicable reserve account that the reserve funds contained therein are sufficient for the intended purposes of such reserve account.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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No. 4 – Southeast MHC Portfolio

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Annex B	BMO 2025-5C12
No. 4 – Southeast MHC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$36,000,000	Title:	Fee
Cut-off Date Principal Balance:	$36,000,000	Property Type – Subtype:	Manufactured Housing
% of Pool by IPB:	5.6%	Net Rentable Area (Pads):	703
Loan Purpose:	Refinance	Location(2):	Various, Various
Borrowers:	Crumley Farms Park, Inc., Sizemore Park, Inc. and Pine Manor Park, Inc.	Year Built / Renovated(2):	Various / Various
Borrower Sponsor:	Nancy P. McKee	Occupancy:	96.4%
Interest Rate:	6.50000%	Occupancy Date:	7/1/2025
Note Date:	8/25/2025	4th Most Recent NOI (As of):	$1,587,461 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$2,539,376 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,254,452 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,538,181 (6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,677,285
Call Protection:	YM1(53),O(7)	UW Expenses:	$1,011,982
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,665,303
Additional Debt:	No	UW NCF:	$3,630,153
Additional Debt Balance:	NAP	Appraised Value / Per Pad:	$70,200,000 / $99,858
Additional Debt Type:	NAP	Appraisal Date:	7/10/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$51,209
Taxes:	$35,654	$5,942	N/A	Maturity Date Loan / Pad:	$51,209
Insurance:	$34,925	$11,642	N/A	Cut-off Date LTV:	51.3%
Replacement Reserves:	$0	$2,929	N/A	Maturity Date LTV:	51.3%
				UW NCF DSCR:	1.53x
				UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,000,000	100.0%	Loan Payoff	$28,681,503	79.7%
			Sponsor Equity	6,202,485	17.2
			Closing Costs	1,045,432	2.9
			Upfront Reserves	70,580	0.2
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “Portfolio Summary” below.

The Loan. The fourth largest mortgage loan (the “Southeast MHC Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in five manufactured housing communities totaling 703 pads located in Georgia and Alabama (the “Southeast MHC Portfolio Properties”). The Southeast MHC Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $36,000,000. The Southeast MHC Portfolio Mortgage Loan was originated on August 25, 2025 by Citi Real Estate Funding Inc. The Southeast MHC Portfolio Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.50000% per annum on an Actual/360 basis. The scheduled maturity date of the Southeast MHC Portfolio Mortgage Loan is September 6, 2030.

The Properties. The Southeast MHC Portfolio Properties are comprised of five manufactured housing communities totaling 703 pads located in Georgia and Alabama. The Southeast MHC Portfolio Properties were built between 1935 and 2024 and are situated on sites ranging from approximately 7.8-acres to 96.0-acres. The Southeast MHC Portfolio Properties range in size from 34 pads to 250 pads, with monthly rents ranging from $477 to $493 per pad. The borrowers acquired the Southeast MHC Portfolio Properties between 2020 and 2022. Following the acquisition, the borrower sponsor invested approximately

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No. 4 – Southeast MHC Portfolio

$39.3 million into the Southeast MHC Portfolio Properties, which consisted of purchasing additional pads, adding 339 new pads, repairing existing homes, and adding various amenities such as playgrounds, clubhouses, computer stations, and pickleball courts to the Southeast MHC Portfolio Properties. As of July 1, 2025, the Southeast MHC Portfolio Properties were 96.4% leased.

Of the 703 pads, 576 are park owned homes (“POH”). The POH with respect to each of the Southeast MHC Portfolio Properties are owned by an affiliate of the borrower for such property (with respect to each property, the “POH Owner”), with rent for the related pad paid by the occupant of the POH to such borrower and rent for the POH paid separately by the occupant of the POH to the POH Owner.

The following table presents certain information relating to the Southeast MHC Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built/Year Renovated(1)	# of Pads(2)	Occ.(2)	Allocated Cut-off Date Loan Amounts	% of Allocated Cut-off Date Loan Amount	UW NOI(2)	% of UW NOI(2)	UW NOI per Pad(2)	Avg Monthly Rent per Pad(2)	Appraised Value(1)
Pine Hill & Pine Manor	Tifton, GA	1994 / 2023	250	98.8%	$12,175,000	33.8%	$1,240,235	33.8%	$4,961	$477	$24,100,000
Highridge	Phenix City, AL	1993 / 2023	201	93.0%	$11,275,000	31.3%	$1,143,663	31.2%	$5,690	$490	$21,800,000
Crumley Farms	Enigma, GA	1935, 1972-2024 / NAP	118	98.3%	$5,625,000	15.6%	$574,100	15.7%	$4,865	$493	$11,200,000
Boulder Trails	Sylvester, GA	2000 / 2023	100	94.0%	$5,125,000	14.2%	$525,947	14.3%	$5,259	$492	$9,700,000
Sizemore	Opelika, AL	1980 / NAP	34	100.0%	$1,800,000	5.0%	$181,358	4.9%	$5,334	$486	$3,400,000
Total/Wtd. Avg.			703	96.4%	$36,000,000	100.0%	$3,665,303	100.0%	$5,214	$486	$70,200,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated July 1, 2025.

Appraisals. According to the appraisals, the Southeast MHC Portfolio Properties had an aggregate “as-is” appraised value of $70,200,000 as of the appraisals dated July 10, 2025.

Southeast MHC Portfolio Appraisal Valuation Summary(1)
Property	Appraisal Approach	Value	Capitalization Rate
Pine Hill & Pine Manor	Income Capitalization Approach	$24,100,000	5.75%
Highridge	Income Capitalization Approach	$21,800,000	5.75%
Crumley Farms	Income Capitalization Approach	$11,200,000	5.75%
Boulder Trails	Income Capitalization Approach	$9,700,000	5.75%
Sizemore	Income Capitalization Approach	$3,400,000	5.50%
Total / Wtd. Avg.		$70,200,000	5.74%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated July 17, 2025, there were no recognized environmental conditions at the Southeast MHC Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Southeast MHC Portfolio Properties:

Historical and Current Occupancy(1)
	2022	2023	2024	Current(2)
Pine Hill & Pine Manor	97.3%	95.1%	98.3%	98.8%
Highridge	62.7%	93.9%	95.4%	93.0%
Crumley Farms	96.6%	97.5%	96.6%	98.3%
Boulder Trails	96.0%	86.1%	97.0%	94.0%
Sizemore	87.9%	97.0%	94.1%	100.0%
Southeast MHC Portfolio	86.6%	94.0%	96.8%	96.4%
(1)	Historical Occupancy represents average annual occupancy for each property, with the exception of Boulder Trails 2022 occupancy which represents the T-11 months annualized occupancy.
(2)	Current occupancy represents occupancy as of the underwritten rent rolls dated July 1, 2025.

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No. 4 – Southeast MHC Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flow of the Southeast MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 6/30/2025	Underwritten	Per Pad	%(1)
Base Rent	$2,051,286	$3,024,986	$3,548,395	$3,754,802	$3,953,820	$5,624.21	96.1%
Potential Income from Vacant Units	0	0	0	0	159,000	$226.17	3.9%
Gross Potential Rent	$2,051,286	$3,024,986	$3,548,395	$3,754,802	$4,112,820	$5,850.38	100.0%
Other Income(2)	158,688	321,491	664,502	773,431	770,106	$1,095.46	18.7%
Net Rental Income	$2,209,973	$3,346,478	$4,212,897	$4,528,233	$4,882,926	$6,945.84	118.7%
(Vacancy / Credit Loss)	0	($20,830)	($3,245)	($2,510)	($205,641)	($292.52)	(5.0%)
Total Effective Gross Income	$2,209,973	$3,325,648	$4,209,653	$4,525,723	$4,677,285	$6,653.32	113.7%

Real Estate Taxes	44,572	48,493	76,265	76,265	67,870	$96.54	1.5%
Insurance	22,542	43,826	68,507	64,059	92,348	$131.36	2.0%
Management Fees	66,299	99,769	126,290	135,772	140,319	$199.60	3.0%
Payroll & Benefits	198,623	179,551	170,573	157,909	157,909	$224.62	3.4%
Repairs & Maintenance	78,505	127,247	117,520	136,541	136,541	$194.23	2.9%
Utilities	160,760	231,148	346,753	354,000	354,000	$503.56	7.6%
General & Administrative	51,211	56,237	49,293	62,997	62,997	$89.61	1.3%
Total Expenses	$622,512	$786,272	$955,200	$987,542	$1,011,982	$1,439.52	21.6%

Net Operating Income	$1,587,461	$2,539,376	$3,254,452	$3,538,181	$3,665,303	$5,213.80	78.4%
Replacement Reserves	0	0	0	0	35,150	$50.00	0.8%
Net Cash Flow	$1,587,461	$2,539,376	$3,254,452	$3,538,181	$3,630,153	$5,163.80	77.6%
(1)	The % column represents percentage of Gross Potential Rent for all revenue line items and percentage of Total Effective Gross Income for the remainder of the fields.
(2)	Other Income includes late fees, administrative fees, utility reimbursement and application fees.

The Market. The Southeast MHC Portfolio Properties are located across three different metropolitan statistical areas (“MSA”) in Georgia and Alabama: Albany (three properties, 63.8% of underwritten NOI), Columbus (one property, 31.2% of underwritten NOI), and Auburn (one property, 4.9% of underwritten NOI).

The following table presents certain information relating to markets for the Southeast MHC Portfolio Properties:

Market Summary
MSA	# of Properties	# of Pads(1)	% of Total Pads(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Appraised Value(2)	Underwritten NOI(1)	% of Underwritten NOI	Debt Yield (NOI)	LTV
Albany	3	468	66.6%	$22,925,000	63.7%	$45,000,000	$2,340,282	63.8%	10.2%	50.9%
Columbus	1	201	28.6%	$11,275,000	31.3%	$21,800,000	$1,143,663	31.2%	10.1%	51.7%
Auburn	1	34	4.8%	$1,800,000	5.0%	$3,400,000	$181,358	4.9%	10.1%	52.9%
Total / Wtd. Avg.	5	703	100.0%	$36,000,000	100.0%	$70,200,000	$3,665,303	100.0%	10.2%	51.3%
(1)	Based on the underwritten rent roll as of July 1, 2025.
(2)	Source: Appraisals.

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The following table presents certain information relating to the demographics of the Southeast MHC Portfolio Properties:

Demographic Summary(1)
		2025 Population			2025 Average Household Income
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Pine Hill & Pine Manor	Tifton, GA	406	5,229	22,504	$54,088	$65,611	$63,101
Highridge	Phenix City, AL	1,298	4,382	11,654	$92,548	$90,178	$72,139
Crumley Farms	Enigma, GA	1,040	1,679	3,442	$55,708	$55,974	$57,339
Boulder Trails	Sylvester, GA	2,296	6,358	9,099	$59,788	$69,234	$72,250
Sizemore	Opelika, AL	284	5,424	22,378	$79,401	$79,134	$75,986
Wtd. Avg. (based on UW NOI)		1,049	4,580	14,203	$68,413	$72,956	$66,969
(1)	Source: Appraisals.

The Borrowers. The borrowers are Crumley Farms Park, Inc., Sizemore Park, Inc. and Pine Manor Park, Inc., each an Alabama or Georgia corporation and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Southeast MHC Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Nancy P. McKee (“Nancy McKee”), sole owner of NPM Properties, Inc. (“NPM Properties”). NPM Properties is a full-service property management company that operates eight manufactured housing communities in Alabama and Georgia, including the Southeast MHC Portfolio Properties.

Property Management. The Southeast MHC Portfolio Properties are self-managed.

Escrows and Reserves. At origination of the Southeast MHC Portfolio Mortgage Loan, the borrowers deposited approximately (i) $35,654 into a reserve account for real estate taxes, and (ii) $34,925 into a reserve account for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $5,942).

Insurance Escrows – If the liability or casualty policies maintained by the borrowers do not constitute an approved blanket or umbrella policy or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,642).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $2,929 into a replacement reserve.

Lockbox / Cash Management. The Southeast MHC Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox account and, within five days after the first occurrence of a Trigger Period, the borrowers are required to notify all tenants to pay rents and other sums due under their leases directly into the lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox account are required to be transferred on each business day to, or at the direction of, the borrowers, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Southeast MHC Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Southeast MHC Portfolio Mortgage Loan documents are required to be (i) so long as a

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Trigger Period exists, deposited by the lender in an excess cash flow reserve account as additional collateral for the Southeast MHC Portfolio Mortgage Loan and (ii) to the extent no Trigger Period exists, disbursed to the borrowers. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Southeast MHC Portfolio Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Southeast MHC Portfolio Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Southeast MHC Portfolio Mortgage Loan documents and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to at any time (other than the period starting 60 days prior to any securitization and ending 60 days after such securitization) to obtain the release of up to two of the related individual Southeast MHC Portfolio Properties (with the Pine Hill & Pine Manor Property considered to be two individual Southeast MHC Portfolio Properties for purposes of calculating the number of individual Southeast MHC Portfolio Properties being released) upon prepayment of an amount equal to 125% of the allocated loan amount of the applicable individual property, together with, if prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, subject to the satisfaction of certain conditions, including but not limited to (i) following such release, the debt service coverage ratio is at least equal to the greater of 1.53x and the debt service coverage ratio immediately prior to the release, (ii) following such release, the debt yield is at least equal to the greater of 10.08% and the debt yield immediately prior to the release, (iii) following such release, the loan-to-value ratio is not greater than the lesser of 51.28% and the loan-to-value ratio immediately preceding the release, and (iv) compliance with REMIC related conditions.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	4.3%	Net Rentable Area (Rooms):	115
Loan Purpose:	Refinance/Acquisition(1)	Location(4):	Various, Various
Borrowers:	Various(2)	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Travis Shelhorse	Occupancy / ADR / RevPAR:	71.3% / $325.13 / $231.98
Interest Rate:	7.80000%	Occupancy / ADR / RevPAR Date:	6/30/2025
Note Date:	9/8/2025	4th Most Recent NOI (As of):	$4,118,553 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$4,360,039 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,534,367 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,742,718 (TTM 6/30/2025)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	71.3% / $325.13 / $231.98
Amortization Type:	Amortizing Balloon	UW Revenues:	$11,208,075
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$6,764,311
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,443,764
Additional Debt:	Yes	UW NCF:	$3,995,440
Additional Debt Balance:	$6,100,000	Appraised Value / Per Room:	$46,900,000 / $407,826
Additional Debt Type:	Mezzanine	Appraisal Date(5):	Various

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial		Mortgage Loan	Total Debt
Taxes:	$144,830	$26,458	N/A	Cut-off Date Loan / Room:	$239,130	$292,174
Insurance:	$86,230	$43,095	N/A	Maturity Date Loan / Room:	$228,527	$281,570
FF&E Reserves:	$0	$37,260	N/A	Cut-off Date LTV:	58.6%	71.6%
Deferred Maintenance:	$36,250	$0	N/A	Maturity Date LTV:	56.0%	69.0%
Seasonality Reserve:	$300,000	Springing	$300,000	UW NCF DSCR:	1.68x	1.26x
				UW NOI Debt Yield:	16.2%	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	75.5%	Savannah Hotels Purchase Price	$29,050,000	79.8%
Mezzanine Loan	6,100,000	16.8	Loan Payoff	4,969,916	13.7
Sponsor Equity	2,804,228	7.7	Closing Costs	1,817,001	5.0
			Upfront Reserves	567,310	1.6
Total Sources	$36,404,228	100.0%	Total Uses	$36,404,228	100.0%
(1)	The Verdigreen Hotels Portfolio Mortgage Loan (as defined below) facilitated the (i) acquisition of the Kehoe House, Eliza Thompson House, The Gastonian and East Bay Inn properties (collectively, the “Savannah Hotels”) and (ii) refinance of the Marrero’s Guest Mansion and Hotel Mountain Brook properties.
(2)	The borrowers under the Verdigreen Hotels Portfolio Mortgage Loan are VREHVII East Bay, LLC, VREHVII Eliza Thompson, LLC, VREHVII Gastonian, LLC, VREHVII Kehoe House, LLC, VREHII Mountain Brook, LLC and VREHIII Marreros, LLC.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	For a full description of the Verdigreen Hotels Portfolio Properties (as defined below), please refer to “The Properties” below.
(5)	The appraisal dates are May 6, 2025, May 7, 2025 and May 12, 2025.

The Loan. The fifth largest mortgage loan (the “Verdigreen Hotels Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $27,500,000 and is secured by the borrower’s fee interest in a six-property hotel portfolio totaling 115 boutique hotel rooms located in Savannah, Georgia, Key West, Florida, and Tannersville, New York (the “Verdigreen Hotels Portfolio Properties”). The Verdigreen Hotels Portfolio Mortgage Loan was originated by Starwood Mortgage Capital LLC on September 8, 2025. The Verdigreen Hotels Portfolio Mortgage Loan accrues interest at a rate of 7.80000% per annum. The Verdigreen Hotels Portfolio Mortgage Loan has a five-year term, amortizes on a 30-year schedule and accrues interest on an Actual/360 basis. The scheduled maturity date of the Verdigreen Hotels Portfolio Mortgage Loan is October 6, 2030.

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The Verdigreen Hotels Portfolio mezzanine loan (the “Verdigreen Hotels Portfolio Mezzanine Loan”) has an outstanding principal balance as of the Cut-off Date of $6,100,000 and, together with the Verdigreen Hotels Portfolio Mortgage Loan, has an aggregate outstanding principal balance as of the Cut-off Date of $33,600,000 (the “Verdigreen Hotels Portfolio Total Debt”). The Verdigreen Hotels Portfolio Mezzanine Loan is interest-only, is coterminous with the Verdigreen Hotels Portfolio Mortgage Loan and accrues interest at a rate of 13.00000% per annum.

The Properties. The Verdigreen Hotels Portfolio Properties consist of six boutique hotels comprising 115 rooms. The borrower sponsor acquired the four Savannah Hotels for a total of $29.05 million at origination. The Hotel Mountain Brook property was purchased by the sponsor in March 2021 for $3.0 million and the Marrero’s Guest Mansion property was purchased by the borrower sponsor in June 2021 for $5.5 million. The borrower sponsor has a total cost basis in the Verdigreen Hotels Portfolio Properties of approximately $41.85 million.

The following table presents certain information relating to the Verdigreen Hotels Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Rooms(2)	TTM Occupancy % / RevPAR(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value(1)	UW NOI	% of UW NOI
East Bay Inn	Savannah, GA	1852 / 1984	28	73.8% / $189.48	$6,900,000	25.1%	$11,300,000	24.1%	$1,097,681	24.7%
Eliza Thompson House	Savannah, GA	1847 / 1986	25	76.2% / $204.36	5,000,000	18.2	7,700,000	16.4	808,992	18.2
Marrero’s Guest Mansion	Key West, FL	1928 / 2021-2024	12	74.8% / $353.24	4,300,000	15.6	9,500,000	20.3	720,950	16.2
Hotel Mountain Brook	Tannersville, NY	1945 / 2022	20	56.3% / $193.88	4,100,000	14.9	6,100,000	13.0	643,499	14.5
The Gastonian	Savannah, GA	1868 / 1985	17	71.1% / $262.15	3,750,000	13.6	6,200,000	13.2	615,706	13.9
Kehoe House	Savannah, GA	1892 / 1992	13	77.1% / $283.88	3,450,000	12.5	6,100,000	13.0	556,936	12.5
Total/Wtd. Avg.			115	71.3% / $231.98	$27,500,000	100.0%	$46,900,000	100.0%	$4,443,764	100.0%
(1)	Source: Appraisals.
(2)	As provided by the borrowers as of June 30, 2025.
(3)	The Verdigreen Hotels Portfolio Mortgage Loan documents do not permit the release of any of the Verdigreen Hotels Portfolio Properties.

East Bay Inn. The East Bay Inn property is a 28-room full-service hotel which was constructed in 1852 as a warehouse, and was reconstructed into a hotel in 1984. The East Bay Inn property is located across the street from Savannah's famous waterfront. The East Bay Inn property features an on-site bar and restaurant, full-service concierge, an elevator, accessible rooms and free Wi-Fi. The East Bay Inn property’s rooms include a mini-fridge, air conditioning, blackout curtains, flat-screen TV and bathrobes. The restaurant space is leased to Debi’s Restaurant, which has been at the East Bay Inn property since 2019. Debi’s Restaurant operates under a lease that expires in June 2028. Debi’s Restaurant has no renewal or termination options remaining.

Eliza Thompson House. The Eliza Thompson House property is a 25-room full-service hotel which was constructed in 1847 and was converted from a private residence into a hotel in 1986. The Eliza Thompson House property has three stories and 25 guestrooms. The Eliza Thompson House property is located on historic Jones Street and has its own private courtyard. The Eliza Thompson House property features a chef-prepared breakfast, evening desserts, housekeeping and free Wi-Fi. The Eliza Thompson House property’s rooms include a seating area, air conditioning, blackout curtains, flat-screen TV, and bathrobes.

Marrero’s Guest Mansion. The Marrero’s Guest Mansion property is a 12-room limited-service hotel which was built in 1928 and was last renovated between 2021 and 2024. The Marrero’s Guest Mansion property features continental breakfast, saltwater pool, tea and coffee bar, free Wi-Fi and daily housekeeping. The Marrero’s Guest Mansion property’s rooms include a seating area, air conditioning, air purifier, refrigerator and a flat-screen TV. The borrower sponsor purchased the Marrero’s Guest Mansion property in June 2021 for $5.5 million. Since acquisition, the borrower sponsor redesigned and rebranded the Marrero’s Guest Mansion property. The borrower sponsor has spent approximately $1.51 million to renovate the Marrero’s Guest Mansion property equating to a total cost basis of approximately $7.3 million.

Hotel Mountain Brook. The Hotel Mountain Brook property is a 20-room limited-service hotel which was built in 1945 and underwent a major renovation in 2022. The Hotel Mountain Brook property has three stories and 20 guestrooms, with rooms in the main and east lodges as well as private cabins and a three-bedroom suite. The Hotel Mountain Brook property is a

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boutique hotel that features a continental or buffet breakfast, sun terrace, bar, outdoor fireplace, picnic area, offsite canoeing, Wi-Fi and game room. The Hotel Mountain Brook property’s rooms include a seating area, air conditioning, air purifier, flat-screen TV, blackout curtains and refrigerator. The borrower sponsor purchased the Hotel Mountain Brook property in March 2021 for $3.0 million. Since acquisition, the borrower sponsor has spent approximately $1.62 million to renovate the Hotel Mountain Brook property.

The Gastonian. The Gastonian property is a 17-room full-service hotel. The Gastonian property consists of two restored 1868-build residential homes that were opened as a hotel in 1985. The Gastonian property has three stories and 17 guestrooms including a honeymoon suite and a penthouse suite. The Gastonian property features a chef-prepared breakfast, daily housekeeping and free Wi-Fi. The Gastonian property’s rooms include a seating area, air conditioning, fireplace, blackout curtains, flat-screen TV, and bathrobes.

Kehoe House. The Kehoe House property is a 13-room full-service hotel, which was built in 1892 as a private residence and converted to a hotel in 1992. The Kehoe House property is four stories and has 13 guestrooms, divided into 11 King rooms and two Queen rooms. The Kehoe House property features cooked-to-order breakfasts served in the dining room or delivered to the room, homemade dessert service, daily housekeeping, Wi-Fi and free parking. The Kehoe House property’s rooms include a seating area, air conditioning, fireplace, blackout curtains, flat-screen TV and bathrobes.

Appraisals. According to the appraisals, the Verdigreen Hotels Portfolio Properties had an aggregate “as-is” appraised value of $46,900,000 as of May 6, 2025, May 7, 2025 and May 12, 2025.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
East Bay Inn	Income Capitalization Approach	$11,300,000	7.75%
Eliza Thompson House	Income Capitalization Approach	$7,700,000	7.75%
Marrero’s Guest Mansion	Income Capitalization Approach	$9,500,000	7.73%
Hotel Mountain Brook	Income Capitalization Approach	$6,100,000	9.54%
The Gastonian	Income Capitalization Approach	$6,200,000	7.25%
Kehoe House	Income Capitalization Approach	$6,100,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated May 15, 2025 and May 19, 2025, there was no evidence of any recognized or controlled recognized environmental conditions at the Verdigreen Hotels Portfolio Properties.

The Markets. Four of the six Verdigreen Hotels Portfolio Properties are located in Savannah, Georgia. Savannah is home to Gulfstream Aerospace which, as of 2023, employs approximately 11,500 employees, St. Joseph’s Candler and Memorial University Medical Center which employ approximately 8,500 employees combined, and Walmart and Target distribution centers which employ approximately 3,300-4,999 and 1,200 employees, respectively. The Port of Savannah is a major hub and one of the largest ports on the East Coast. In 2023, over 17 million tourists visited Savannah spending over $4.7 billion, reflecting the city's increasing appeal as a travel destination.

The Marrero’s Guest Mansion property is located in Key West, Florida. Key West is supported by employers such as the Monroe County School District, the Lower Keys Medical Center and the United States Navy’s presence at Naval Air Station Key West. As a major cruise ship destination and gateway to the Florida Keys, Key West benefits from steady tourism traffic. Annually, over one million visitors arrive in Key West, contributing more than $1.3 billion to the local economy.

The Hotel Mountain Brook property is located in Tannersville, New York. Tannersville is also known as “The Painted Village in the Sky” and attracts people for its beauty and convenient access to miles of pristine wilderness. Employment in the area is driven by services such as healthcare support, professional and technical services and manufacturing.

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The following table presents certain information relating to the performance of the Savannah Hotels (third-party market research reports are not available for the Marrero’s Guest Mansion and the Hotel Mountain Brook properties):

Savannah Hotels Historical Occupancy, ADR, RevPAR(1)(2)(3)(4)
	Competitive Set(4)			Savannah Hotels(5)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	71.6%	$277.04	$197.66	82.8%	$275.31	$228.24	115.6%	99.4%	115.5%
2023	72.5%	$268.39	$193.84	78.3%	$293.13	$229.10	107.9%	109.2%	118.2%
2024	72.4%	$255.18	$184.64	75.2%	$294.66	$221.04	103.9%	115.5%	119.7%
TTM(6)	72.1%	$249.34	$180.07	74.5%	$300.63	$223.63	103.3%	120.6%	124.2%
(1)	Data provided by a third-party market research report.
(2)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Savannah Hotels properties are attributable to differing reporting methodologies and/or timing differences.
(3)	Calculations are based on a weighted average room count for the Savannah Hotels and exclude the Marrero’s Guest Mansion and Hotel Mountain Brook properties.
(4)	The competitive set includes River Street Inn, The Bluff Savannah Historic, Tapestry Collection by Hilton, The Drayton Hotel Savannah, Curio Collection by Hilton, Planters Inn on Reynolds Square, The Cotton Sail Hotel, Tapestry Collection by Hilton, The Bohemian Hotel Savannah Riverfront, Autograph Collection, Bellwether House, Hamilton Turner Inn, the Kimpton Brice, Andaz Savannah and certain of the Savannah Hotels.
(5)	As provided in the underwriting and based on the borrowers’ operating statements.
(6)	TTM represents the trailing 12-month period ending June 30, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Verdigreen Hotels Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	76.5%	73.1%	71.5%	71.3%	71.3%
ADR	$291.97	$312.40	$320.92	$325.13	$325.13
RevPAR	$223.24	$228.34	$229.40	$231.98	$231.98
Room Revenue	$9,370,645	$9,584,606	$9,629,166	$9,737,384	$9,737,384	$84,673	86.9%
Food and Beverage Revenue	83,590	81,702	87,494	88,505	101,705	884	0.9
Other Departmental Revenue	1,216,839	1,266,714	1,385,217	1,368,986	1,368,986	11,904	12.2
Total Revenue	$10,671,074	$10,933,022	$11,101,877	$11,194,875	$11,208,075	$97,462	100.0%
Room Expense	3,243,778	3,257,053	3,179,047	3,132,387	3,132,387	27,238	27.9
Food and Beverage Expenses	0	0	0	0	0	0	0.0
Other Departmental Expenses	236,557	217,990	221,111	200,499	200,499	1,743	1.8
Departmental Expenses	$3,480,335	$3,475,043	$3,400,158	$3,332,886	$3,332,886	$28,982	29.7%
Gross Operating Income	$7,190,739	$7,457,979	$7,701,719	$7,861,989	$7,875,189	$68,480	70.3%
Operating Expenses	$2,582,121	$2,582,443	$2,628,074	$2,573,996	$2,574,392	$22,386	23.0%
Gross Operating Profit	$4,608,618	$4,875,536	$5,073,645	$5,287,993	$5,300,797	$46,094	47.3%
Total Other Expenses	$490,065	$515,498	$539,277	$545,275	$857,033	$7,452	7.6%
Net Operating Income	$4,118,553	$4,360,039	$4,534,367	$4,742,718	$4,443,764	$38,641	39.6%
FF&E	0	0	0	0	448,323	3,898	4.0
Net Cash Flow	$4,118,553	$4,360,039	$4,534,367	$4,742,718	$3,995,440	$34,743	35.6%
(1)	TTM column reflects the trailing 12 months ending June 30, 2025.
(2)	Per Room values are based on 115 rooms.

The Borrowers. The borrowers are VREHVII East Bay, LLC, VREHVII Eliza Thompson, LLC, VREHVII Gastonian, LLC, VREHVII Kehoe House, LLC, VREHII Mountain Brook, LLC and VREHIII Marreros, LLC, each a Delaware limited liability company and special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Verdigreen Hotels Portfolio Mortgage Loan.

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The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Travis Shelhorse. Mr. Shelhorse is the founder and CEO of Verdigreen Hotels & Residences (“Verdigreen”). Including the Verdigreen Hotels Portfolio Properties, Verdigreen is the owner of 15 independent hospitality assets across five states totaling 204 keys.

Property Management. The Verdigreen Hotels Portfolio Properties are managed by Verdigreen Hotels, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $144,830 for real estate taxes, (ii) $86,230 for insurance premiums, (iii) $36,250 for deferred maintenance and (iv) $300,000 for a seasonality reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to $26,458.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $43,095.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow an amount equal to 1/12th of 4% of annual gross revenues, which currently equates to $37,260.

Seasonality Reserve – At origination, the borrowers deposited $300,000 into a seasonality reserve which funds are available to be used in July, August, September, December and January of each year if and only to the extent there is insufficient cash flow from the Verdigreen Hotels Portfolio Properties to make monthly debt service payments. Upon any disbursement from the Seasonality Reserve account, the borrowers are required to replenish the reserve, up to an amount equal to $300,000 (the “Seasonality Reserve Cap Amount”), in monthly installments of $42,860 (the “Seasonality Reserve Monthly Deposit Amount”) on each monthly payment date occurring in October, November, February, March, April, May and June of each calendar year.

From and after November 6, 2026, provided no Verdigreen Hotels Portfolio Sweep Event Period (as defined below) is then continuing, the lender is required to disburse any funds in the Seasonality Reserve to the borrowers following (i) the lender’s receipt of written request from the borrowers for such disbursement and (ii) the DSCR (as defined below) is equal to or greater than 1.10x for each of the 12 prior consecutive calendar months (the “Seasonality Reserve Suspension Conditions”). In the event that the DSCR ever thereafter falls below 1.10x for any two consecutive months, the borrowers are required to replenish the Seasonality Reserve, up to an aggregate amount equal to the Seasonality Reserve Cap Amount, in installments equal to the Seasonality Reserve Monthly Deposit Amount on each payment date occurring in October, November, February, March, April, May and June of each calendar year until such time as the Seasonality Reserve Suspension Conditions have been satisfied.

Lockbox / Cash Management. The Verdigreen Hotels Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of the first occurrence of a Verdigreen Hotels Portfolio Sweep Event Period or a Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period (as defined below) and for the remainder of the term of the Verdigreen Hotels Portfolio Mortgage Loan upon any subsequent occurrence of a Verdigreen Hotels Portfolio Sweep Event Period or a Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period, the borrowers or property manager, as applicable, must cause all credit card receipts to be deposited into the lockbox account. During the continuance of a Verdigreen Hotels Portfolio Sweep Event Period or a Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Verdigreen Hotels Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Verdigreen Hotels Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Verdigreen Hotels Portfolio Mortgage Loan. To the extent that no Verdigreen Hotels Portfolio Sweep Event Period and no Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period is continuing, all excess funds on deposit in the lockbox account are required to be disbursed to the borrowers.

A “Verdigreen Hotels Portfolio Sweep Event Period” will commence upon the earlier of the following: (i) the occurrence of an event of default under the Verdigreen Hotels Portfolio Mortgage Loan documents or (ii) the date on which the debt

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Annex B	BMO 2025-5C12
No. 5 – Verdigreen Hotels Portfolio

service coverage ratio (“DSCR”) (based on a 30-year amortization schedule) is less than 1.35x based on the trailing 12 months.

A Verdigreen Hotels Portfolio Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) clause (ii), upon the DSCR (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.45x for two consecutive calendar quarters.

A “Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Verdigreen Hotels Portfolio Mezzanine Loan documents, (ii) the commencement of a Verdigreen Hotels Portfolio Sweep Event Period; or (iii) the date on which the DSCR (based on a 30-year amortization schedule) is less than 1.10x based on the trailing 12 months.

A Verdigreen Hotels Portfolio Mezzanine Loan Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (i), upon the termination of the Verdigreen Hotels Portfolio Sweep Event Period; and (c) clause (iii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. The Verdigreen Hotels Portfolio Mezzanine Loan has an outstanding principal balance of $6,100,000 as of the Cut-off Date, accrues interest at a rate of 13.000% per annum and is coterminous with the Verdigreen Hotels Portfolio Mortgage Loan. The Verdigreen Hotels Portfolio Mezzanine Loan is secured by the borrower sponsor’s direct equity interests in the borrowers and is interest-only for the entire term. The Verdigreen Hotels Portfolio Mezzanine Loan was originated by QFP VGP MEZZ, LLC.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex B	BMO 2025-5C12
No. 6 – 180 Water

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Annex B	BMO 2025-5C12
No. 6 – 180 Water

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Annex B	BMO 2025-5C12
No. 6 – 180 Water
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	4.2%	Net Rentable Area (Units):	581
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	180 Water LLC	Year Built / Renovated:	1971 / 2017
Borrower Sponsor:	60 Guilders, LLC	Occupancy:	97.6%
Interest Rate(2):	5.33300%	Occupancy Date:	7/2/2025
Note Date:	7/29/2025	4th Most Recent NOI (As of):	$12,527,357 (12/31/2022)
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of):	$15,528,907 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$17,313,508 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$18,062,021 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.7%
Amortization Type:	Interest Only	UW Revenues:	$36,402,924
Call Protection(3):	L(26),D(30),O(4)	UW Expenses:	$16,332,560
Lockbox / Cash Management(4):	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$20,070,365
Additional Debt(1):	Yes	UW NCF:	$20,070,365
Additional Debt Balance(1):	$121,000,000 / $132,000,000 / $100,000,000	Appraised Value / Per Unit:	$378,000,000 / $650,602
Additional Debt Type(1):	Pari Passu / B-Note / Mezzanine	Appraisal Date:	4/30/2025

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes(6):	$726,573	$908,216	N/A	Cut-off Date Loan / Unit:	$254,733	$481,928
Insurance(6):	$197,336	$101,195	N/A	Maturity Date Loan / Unit:	$254,733	$481,928
Replacement Reserve:	$0	$12,104	N/A	Cut-off Date LTV:	39.2%	74.1%
TI/LC:	$0	$3,178	N/A	Maturity Date LTV:	39.2%	74.1%
Immediate Repairs:	$1,209,250	$0	N/A	UW NCF DSCR:	2.50x	1.12x
Other Reserves(7):	$4,600,000	$0	N/A	UW NOI Debt Yield:	13.6%	7.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$148,000,000	40.2%	Purchase Price & Costs(8)	$346,635,254	94.1%
Subordinate Loan	132,000,000	35.8	Closing Costs	14,974,995	4.1%
Preferred Equity	50,000,000	13.6	Reserves	6,733,159	1.8%
Sponsor Equity	38,343,408	10.4
Total Sources	$368,343,408	100.0%	Total Uses	$368,343,408	100.0%
(1)	The 180 Water Mortgage Loan (as defined below) is part of the 180 Water Whole Loan (as defined below), which is comprised of seven pari passu senior promissory notes and one junior promissory note, with an aggregate original principal balance and Cut-off Date Balance of $280,000,000. The Financial Information in the chart above under the heading "Senior Loan" is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the 180 Water Senior Loan (as defined below) and the Financial Information in the chart above under the heading "Whole Loan" is based on the aggregate outstanding principal balance as of the Cut-off Date of the 180 Water Whole Loan.
(2)	The Interest Rate represents the weighted average interest rate of Notes A-5 and A-6, which constitute the 180 Water Mortgage Loan. The weighted average interest rate for the 180 Water Senior Notes (as defined below) is 5.34703378378378% per annum and the weighted average interest rate for the 180 Water Whole Loan is 6.319575% per annum. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “The Mortgage Pool—The Whole Loans—The 180 Water Pari Passu-AB Whole Loan” in the Preliminary Prospectus.
(3)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on September 6, 2025. Defeasance of the 180 Water Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) July 29, 2028. Any mandatory prepayment of the principal of the 180 Water Whole Loan and any other voluntary prepayments of principal of the 180 Water Whole Loan, when no event of default exists, will be applied first to the 180 Water Senior Notes and then to the 180 Water Junior Note (as defined below). The assumed lockout period of 26 payments is based on the closing date of the BMO 2025-5C12 securitization trust in October 2025. The actual lockout period may be longer.
(4)	The 180 Water Whole Loan is structured with a hard lockbox for commercial tenants, soft lockbox for residential tenants, and springing cash management.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	For the first four payment dates, the monthly deposit to the Tax reserve will be approximately $908,216 and for the first ten payment dates, the deposit to the Insurance reserve will be approximately $101,195. Thereafter, the deposit will be equal to 1/12th of the anticipated annual taxes or insurance premiums, as applicable.
(7)	Other Reserve consists of an Amenity Space Reserve for certain discretionary work at the 180 Water Property (as defined below).

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No. 6 – 180 Water
(8)	The prior mortgage loan matured on November 6, 2024, and thereafter was in maturity default, and a foreclosure action was filed in April 2025. The 180 Water Whole Loan repaid the prior mortgage loan in full and the foreclosure action was terminated. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Loan. The sixth largest loan (the “180 Water Mortgage Loan”) is part of a whole loan with an outstanding balance of $280,000,000 (the “180 Water Whole Loan”) comprised of (i) seven pari passu senior notes with an aggregate outstanding balance of $148,000,000 (collectively the “180 Water Senior Notes”), which collectively evidence the senior portion of the 180 Water Whole Loan (the “180 Water Senior Loan”), and (ii) one junior note with an outstanding balance of $132,000,000 (the “180 Water Junior Note”). Among the 180 Water Senior Notes are the non-controlling Notes A-5 and A-6 with an aggregate initial principal balance of $27,000,000 (the “180 Water Mortgage Loan”), which will be contributed to the BMO 2025-5C12 securitization trust. The 180 Water Whole Loan is evidenced by the borrower’s fee interest in a 581 unit, Class A, multifamily property located in New York, NY (the “180 Water Property”). The 180 Water Mortgage Loan was originated by German American Capital Corporation on July 29, 2025. The 180 Water Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 5.33300% per annum on an Actual/360 basis. The scheduled maturity date of the 180 Water Whole Loan is August 6, 2030.

The relationship between the holders of the 180 Water Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 180 Water Whole Loan will be serviced under the pooling and servicing agreement for the COMM 2025-180W securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 180 Water Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$1,000,000	COMM 2025-180W	Yes
A-2	50,000,000	50,000,000	Benchmark 2025-V17(1)	No
A-3	40,000,000	40,000,000	GACC(2)	No
A-4	20,000,000	20,000,000	GACC(2)	No
A-5	15,000,000	15,000,000	BMO 2025-5C12	No
A-6	12,000,000	12,000,000	BMO 2025-5C12	No
A-7	10,000,000	10,000,000	Benchmark 2025-V17(1)	No
B	132,000,000	132,000,000	COMM 2025-180W	No
Whole Loan	$280,000,000	$280,000,000
(1)	The Benchmark 2025-V17 transaction is expected to close on or about September 29, 2025.
(2)	Expected to be contributed to one or more securitization trust(s).

The Property. The 180 Water Property is a 581-unit, 29-story, Class A multifamily property located in the Financial District of New York City. The 180 Water Property was constructed in 1971 as an office building, and subsequently converted to multifamily in 2017. The 180 Water Property offers studio to 3-bedroom residences along with an array of amenities, including a rooftop pool and terrace, a full Techno-Gym outfitted fitness center and yoga studio which feature panoramic views of Lower Manhattan, 24-hour concierge and valet services, and a residents’ lounge featuring an entertainment kitchen, dining area, and gaming room. Residences offer 10’ ceilings, over-sized picture frame windows which provide abundant natural light, white oak finished flooring and modern kitchens accented with custom paneled appliances and white lacquer cabinetry. Additionally, the 180 Water Property features 13,868 SF of grade-level and basement retail space on Water, John and Pearl Streets.

The 180 Water Property is located in Downtown Manhattan’s Financial District. Once primarily a 9-to-5 district, the Financial District has transformed into a vibrant mixed-use neighborhood. The Financial District includes restaurants, hotels, shopping malls, renovated waterfront parks, and nightlife. The 180 Water Property is located an approximately 5-minute walk away from Fulton Street Center, which provides access to the 2, 3, 4, 5, A, C, J, and Z trains. Additionally, the Dey Street Passageway, an underground passage to the World Trade Center, provides access to the PATH station to New Jersey and the WTC Cortlandt Street station (1, 2, 3, A, C, E, N, R, W). Finally, the major ferry terminal at Wall Street, approximately a 7-minute walk from the 180 Water Property, offers connections to Brooklyn, Staten Island, Hoboken, and Jersey City.

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Annex B	BMO 2025-5C12
No. 6 – 180 Water

The 180 Water Property is currently 97.6% physically occupied as of July 2, 2025 and the tenants are primarily comprised of high income, young professionals. Following loan origination, the borrower sponsor is planning to contribute approximately $6.5 million in cash equity to enhance the 180 Water Property’s offerings by repurposing currently vacant commercial retail space into additional amenity space, alongside improving lighting in residential units during turnover. Approximately $5.6 million of that investment is planned to be spent transforming 9,382 SF of currently vacant retail space into amenities such as a spa, golf simulator, conference center, bowling alley, game room, and movie theater, although the 180 Water Whole Loan documents do not require the borrower sponsor to do so. We cannot assure you that these capital improvements will be completed as expected or at all.

Economic vacancy at the 180 Water Property has declined from 19.3% in 2022 to 7.4% in 2024, and 4.8% as of the trailing three months ended May 31, 2025 (the “May 2025 T-3”). This reduction corresponds with a decrease in rental concessions, which fell from 15.8% of gross potential rent in 2022 to 3.4% in 2024 and 3.3% as of the trailing twelve months ended May 31, 2025 (the “May 2025 T-12”). Net rental income increased from $24.4 million in 2022 to $31.8 million in the May 2025 T-12, representing a 30.2% increase. As of the May 2025 T-3, net rental income reached $32.8 million, a 34.0% increase compared to 2022.

In addition to the 180 Water Property’s 581 multifamily units and amenities, the 180 Water Property has 13,868 SF of retail space. However, 9,382 SF of currently vacant retail space is planned to be converted into amenities for tenants, with the aim of enhancing the 180 Water Property’s amenity offerings. The 4,486 SF of remaining retail space is occupied by three tenants with a weighted average remaining lease term of 3.7 years. The largest tenant, Citibank, is a credit rated entity (Moody’s / Fitch / S&P: A3 / A / BBB+).

The following table presents certain information relating to the commercial tenants at the 180 Water Property.
Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual UW Base Rent	Annual UW Base Rent Per Sq. Ft.	% of Total Annual U/W Commercial Rental Income	Lease Expiration
Citibank	A3/A/BBB+	3,496	77.9%	$934,559	$267.32	79.5%	4/30/2029
Dunkin Donuts	NR/NR/NR	750	16.7%	$202,989	$270.65	17.3%	8/31/2029
AT&T Wireless	Baa2/BBB+/BBB	240	5.3%	$38,337	$159.74	3.3%	10/31/2029
Total / Wtd. Avg.		4,486	100.0%	$1,175,886	$262.12	100.0%

(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Credit Rating may be that of the parent company, regardless of whether it guarantees the lease.

The following table presents certain information relating to the unit mix at the 180 Water Property:

Unit Type Summary(1)
Unit Type	# of Units	Occupancy %(2)	Average SF / Unit	Rent / Unit / Month	Rent / SF / Year
Studio	260	96.9%	461	$3,780	$98.10
1 Bed 1 Bath	174	97.1	628	$4,994	$95.37
1 Bed 2 Bath	45	100.0	888	$6,106	$82.47
2 Bed 1 Bath	26	100.0	740	$6,113	$99.12
2 Bed 2 Bath	27	100.0	1,011	$7,131	$84.63
2 Bed 4 Bath	1	100.0	1,317	$10,695	$97.45
3 Bed 3 Bath	48	97.9	1,258	$9,176	$87.50
Total/Wtd. Avg.	581	97.6%	649	$5,053	$92.99
(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Employee Units treated as vacant for occupancy calculations.

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Annex B	BMO 2025-5C12
No. 6 – 180 Water

The following table presents certain information relating to historical and current occupancy for the 180 Water Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
96.8%	96.7%	96.0%	97.6%
(1)	Historical occupancy presented is as of December 31 of each year.
(2)	Based on the underwritten rent roll dated July 2, 2025.

Appraisal. According to the appraisal, the 180 Water Property had a “As Is” appraised value of $378,000,000 as of April 30, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Value	Capitalization Rate
Income Capitalization Approach	$378,000,000	4.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report, dated May 9, 2025, there was no evidence of any recognized environmental conditions at the 180 Water Property.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 180 Water Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	May 31, 2025 TTM	Underwritten(1)	Per Unit	%
Gross Potential Rent	$30,313,385	$32,071,829	$33,609,586	$34,119,715	$35,501,863	$61,105	105.6%
Vacancy	(958,084)	(1,066,072)	(1,347,645)	(1,172,478)	(1,775,093)(2)	(3,055)	(5.3%	)
Concessions	(4,800,975)	(1,872,203)	(1,153,995)	(1,122,155)	0	0	0.0%
Bad Debt	(105,934)	(11,019)	(1,432)	(36)	0	0	0.0%
Employee Units	0	0	0	0	(110,117)	(190)	(0.3%	)
Net Rental Income	$24,448,392	$29,122,535	$31,106,514	$31,825,046	$33,616,653	$57,860	100.0%
Other Income(3)	3,014,098	2,482,562	2,571,684	2,540,692	2,786,271	4,796	8.3%
Effective Gross Income	$27,462,490	$31,605,097	$33,678,198	$34,365,738	$36,402,924	$62,656	108.3%
Management Fee	1,148,150	1,262,781	1,267,627	1,287,558	1,092,088	1,880	3.0%
Payroll	2,279,427	2,441,771	2,492,085	2,469,960	2,571,274	4,426	7.1%
Utilities	1,194,998	1,124,715	1,113,845	1,189,864	1,149,238	1,978	3.2%
R&M	1,021,901	1,275,061	1,138,631	1,066,447	1,174,812	2,022	3.2%
G&A	260,727	299,641	353,245	306,062	364,469	627	1.0%
Advertising	146,411	189,279	186,111	194,503	315,838	544	0.9%
Real Estate Taxes	7,781,777	8,292,609	8,483,601	8,410,655	8,715,781	15,001	23.9%
Insurance	1,101,742	1,190,333	1,329,545	1,378,668	949,060	1,633	2.6%
Total Expenses	$14,935,133	$16,076,190	$16,364,690	$16,303,717	$16,332,560	$28,111	44.9%

Net Operating Income	$12,527,357	$15,528,907	$17,313,508	$18,062,021	$20,070,365(4)	$34,545	55.1%
Net Cash Flow	$12,527,357	$15,528,907	$17,313,508	$18,062,021	$20,070,365	$34,545	55.1%

(1)	Based on the underwritten rent roll dated July 2, 2025.
(2)	Concessions and Bad Debt are included in Vacancy.
(3)	Includes commercial income.
(4)	The increase from TTM May 31, 2025 Net Operating Income to U/W Net Operating Income is due to economic vacancy decreasing associated with a reduction in concessions, along with an increase in in-place rents.

The Market. According to an industry report, as of the early second quarter of 2025, New York’s apartment market remains strong, characterized by healthy tenant demand and limited new supply. With only 2.8% of the metropolitan area’s approximately 1.6 million market-rate units vacant, the New York City area outperforms the broader U.S. multifamily market. The vacancy rate has held steady at 2.8%, reflecting a minor rise of 10 basis points over the past year, while the national vacancy rate has increased to 8.1%, up by 30 basis points within the same timeframe. New York City saw approximately 26,000 units absorbed in the past year; an 18% jump compared to the long-term average of 22,000 units.

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Annex B	BMO 2025-5C12
No. 6 – 180 Water

Simultaneously, a slowdown in new construction has played a role in maintaining low vacancy levels, with approximately 55,000 units underway as of early 2025, down from a peak of approximately 73,000 at the end of 2023. New York City’s historically slow housing expansion, coupled with strong demand, has kept vacancy rates below 4% for over two decades. This market environment has fostered notable rent growth, with annual increases in New York City reaching 2.2% at the start of the second quarter – compared to the national average of 1.1%.

Asking rents in the Financial District stand at $5,880 per month, which is above the metropolitan area average of $3,340 per month. The vacancy rate in the Financial District was 4.8% as of the early second quarter of 2025. Strong demand in the submarket is evidenced by the vacancy rate and rent growth. Annual rent growth in the submarket, measured at 3.0% at the start of the second quarter of 2025, is above the U.S. average of 1.1%. Improved transit access, the presence of significant employers, and a broadening array of retail amenities have contributed to the attractiveness of the neighborhood. The $4 billion World Trade Center Transportation Hub (connecting 13 subway lines, PATH trains, and ferry services) and the $1.4 billion Fulton Street Station (connecting nine subway lines) provide access to employers located within Manhattan, Brooklyn, and New Jersey.

The following table presents certain information relating to comparable multifamily rentals to the 180 Water Property:

Financial District Housing Rent Comparables(1)
Property	Address	Units	Stories	Built / Renovated	Avg. SF	Rent / SF / Mo	Rent / Unit	Occ %
180 Water(2)	180 Water Street	581	29	1971 / 2017	649	$7.75	$5,053	97.6%
The Crest	63 Wall Street	476	37	1929 / 2004	606	7.75	4,701	92.2%
19 Dutch	19 Dutch Street	483	64	2018 / NAV	681	7.69	5,238	98.1%
Twenty Exchange	20 Exchange Place	767	57	1931 / NAV	629	7.57	4,763	97.4%
200 Water Street	200 Pearl Street	576	31	1973 / 2009	571	7.28	4,905	100.0%
100 John	100 John Street	334	34	2002 / 2010	687	6.79	5,295	94.3%
95 Wall	95 Wall Street	503	22	1969 / 2008	673	6.71	4,515	97.0%
Wtd. Average(3)					636	$7.34	$4,870	96.8%
(1)	Source: Third party market report.
(2)	Based on the underwritten rent roll dated July 2, 2025.
(3)	Excludes the 180 Water Property.

The Borrower. The borrower is 180 Water LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 180 Water Whole Loan.

The Borrower Sponsor. The borrower sponsor is 60 Guilders, LLC (“60 Guilders”), a New York City based real estate management and investment firm founded in 2013 by Kevin Chrisholm. Founder and Chief Executive Officer Chisholm has 30 years of real estate investment and corporate management experience. Since inception in 2013, 60 Guilders has invested approximately $3.2 billion of debt and equity in 27 separate transactions. 60 Guilders investment management team is experienced in asset management, property management, construction management, leasing, marketing, design, accounting, and finance.

The non-recourse carveout guarantors are Ouni Mamrout and Yousef Althkefati. Mr. Mamrout and Mr. Althkefati are co-founders of Sentry Realty and its President and Chief Executive Officer, respectively, and jointly control the borrower.

Property Management. The 180 Water Property is managed by 60G MGMT, LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $726,573 for real estate taxes, (ii) $197,336 for insurance, (iii) $1,209,250 for immediate repairs, and (iv) $4,600,000 for certain discretionary amenity space work.

Real Estate Tax Escrows: On each payment date occurring in each of September 2025, October 2025, November 2025 and December 2025, the borrower is required to deposit an amount equal to 125% multiplied by one-twelfth of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months, initially, $908,215.99 and on each

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Annex B	BMO 2025-5C12
No. 6 – 180 Water

payment date thereafter, the borrower is required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months, initially $748,369.98.

Insurance Escrows: On each payment date occurring in each of September 2025, October 2025, November 2025, December 2025, January 2026, February 2026, March 2026, April 2026, May 2026 and June 2026, the borrower is required to deposit an amount equal to 110% of 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially $101,194.66 and on each payment date thereafter, the borrower will be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, however, if the insurance is carried under an acceptable blanket policy, deposits for insurance premiums will be suspended. As of the origination date, there is not an acceptable blanket policy in effect.

Replacement Reserve: On each payment date, the borrower is required to deposit an amount equal to $12,104.17 for capital expenditures.

Rollover: On each payment date, the borrower is required to deposit an amount equal to $3,177.59 for tenant improvements and leasing commissions that may be incurred following the origination date.

Lockbox / Cash Management. The 180 Water Whole Loan is structured with a hard lockbox for commercial tenants, soft lockbox for residential tenants, and springing cash management. All rents from the 180 Water Property collected by or on behalf of the borrower must be deposited into a clearing account controlled by the lender (the “Lockbox Account”) within two business days. The borrower has agreed to cause all rents from commercial tenants to be deposited directly to the Lockbox Account. Funds deposited into the Lockbox Account will be swept by the clearing bank on a daily basis into borrower’s operating account at the clearing bank, unless a Cash Sweep Period (as defined below) is continuing, in which event such funds are required to be swept on a daily basis into a lender controlled cash management account and applied and disbursed in accordance with the 180 Water Whole Loan documents.

A “Cash Sweep Period” means each period from (i) the occurrence of either (A) an event of default, (B) the commencement of a Low DSCR Period (as defined below), (C) a failure to deliver the financial statements as required under the 180 Water Whole Loan documents, (D) if the property manager is an affiliate of the borrower or the guarantor and is subject to certain bankruptcy or insolvency events or (E) if the borrower or non-recourse carveout guarantors are subject to certain bankruptcy or insolvency events, and (ii) will terminate, in each case provided no other Cash Sweep Period is then continuing; (A) with respect to a Cash Sweep Period triggered by an event of default, if the lender has accepted in writing a cure of such event of default (in its sole and absolute discretion); (B) with respect to a Low DSCR Period, the Low DSCR Period has ended pursuant to the terms of the 180 Water Whole Loan documents, (C) with respect to a failure to deliver financial statements, such failure is cured within the applicable notice and cure period pursuant to the 180 Water Whole Loan documents, (D) with respect to a Cash Sweep Period due to clause (i)(D), if the property manager is replaced with a non-affiliated manager reasonably approved by the lender, and (E) with respect to a Cash Sweep Event triggered due to clause (i)(E), if such Cash Sweep Event is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower, upon either (x) the same being discharged or dismissed within 90 days of such filing or (y) (1) an approved supplemental guarantor is approved by the lender and the lender receives a rating agency confirmation with respect to such person, (2) the borrower delivers to the lender a joinder to each of the guaranty and the environmental indemnity, executed by such approved supplemental guarantor whereby such approved supplemental guarantor will be liable (on joint and several basis with all other guarantors) for any and all “Guaranteed Obligations” then existing or thereafter arising under the guaranty and any and all obligations then existing or thereafter arising under the environmental indemnity and (3) such approved supplemental guarantor, independent of any then existing guarantor(s), satisfies certain guarantor financial covenants.

A “Low DSCR Period” means each period that (I) commences if the debt service coverage ratio of the 180 Water Whole Loan is less than 1.10x as of any calculation date, and (II) ends if the 180 Water Property has achieved a debt service coverage ratio of at least 1.10x for two consecutive calculation dates.

Subordinate and Mezzanine Debt. As of the origination date, a $100,000,000 mezzanine loan secured by equity interests in the borrower was outstanding and in maturity default. An affiliate of the borrower (the “New Mezzanine Holder”) acquired the existing mezzanine loan at a 19.8% discount, paying $80.2 million for the $100.0 million existing mezzanine loan on or prior to the closing of the 180 Water Whole Loan. Accordingly, both the mezzanine borrower and the mezzanine lender are under common control with the borrower. Simultaneously with its acquisition of the mezzanine loan, the New Mezzanine

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No. 6 – 180 Water

Holder entered into an amendment to the mezzanine loan documents with the mezzanine loan borrower to, among other things, extend the term of the mezzanine loan by approximately 15 years, and also entered into a subordination and standstill agreement with the lender under the 180 Water Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

180 Water Holdco JV LLC (the “Holdco”) is a preferred equity joint venture between SVP 180 Water Preferred Investor LLC, an affiliate of Strategic Value Partners (the “Holdco Preferred Equity Holder”) and 180 Water Investors LLC. Holdco indirectly owns 49% of the borrower and directly owns 100% of the New Mezzanine Holder. The Holdco Preferred Equity Holder and the lender entered into a preferred equity recognition agreement at origination of the 180 Water Whole Loan.

The Holdco Preferred Equity Holder made a $50,000,000 preferred equity investment in Holdco (the “Preferred Equity Investment”), on which it is entitled to receive a preferred rate of 16.0% per annum, compounded annually. To the extent there is sufficient cash flow and no preferred equity trigger event is continuing, 6.0% of the 16.0% preferred rate will be paid monthly. From July 2028 until June 2029, the current pay amount will increase to 7.0% and from and after July 2029, the current pay amount will increase to 8.0%. In the event that there is insufficient cash flow, the current pay amount will accrue and will be added to the Preferred Equity Investment. After a preferred equity trigger event, the preferred rate will be 21.0%, compounded annually, and from and after the date that is 90 days following the mandatory redemption date, the preferred return is 25.0%, compounded annually. The “mandatory redemption date” will be August 6, 2030 or such earlier date that the Preferred Equity Investment and other amounts become due under the terms of the preferred equity documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity and Preferred Return Arrangements” in the Preliminary Prospectus.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 7 – Philadelphia Design and Distribution Center

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No. 7 – Philadelphia Design and Distribution Center

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No. 7 – Philadelphia Design and Distribution Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype(2):	Mixed Use – Office/Industrial
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	677,766
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Forty Seven Hundred LP and IMD Forty Seven Hundred LLC	Year Built / Renovated:	1926 / 2006
Borrower Sponsors:	Kalmon Dolgin and Neil Dolgin	Occupancy:	85.3%
Interest Rate:	5.94500%	Occupancy Date:	8/18/2025
Note Date:	September 9, 2025	4th Most Recent NOI (As of):	$3,260,998 (12/31/2022)
Maturity Date:	October 6, 2030	3rd Most Recent NOI (As of)(3):	$3,398,153 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of) (3):	$4,274,957 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,912,420 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	89.1%
Amortization Type:	Interest Only	UW Revenues:	$6,558,035
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$2,520,582
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,037,453
Additional Debt:	No	UW NCF:	$3,563,017
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$45,000,000 / $66
Additional Debt Type:	NAP	Appraisal Date:	7/28/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$37
Taxes:	$213,896	$23,766	N/A	Maturity Date Loan / SF:	$37
Insurance:	$149,571	$29,914	N/A	Cut-off Date LTV:	55.6%
Replacement Reserves:	$300,000	$11,296	N/A	Maturity Date LTV:	55.6%
TI / LC:	$300,000	$28,240	$1,016,649	UW NCF DSCR:	2.36x
RHD Leasing Reserve:	$310,000	Springing	$2,450,000	UW NOI Debt Yield:	16.1%
Unfunded Obligation Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	95.5%	Payoff Existing Debt	$23,887,625	91.3%
Borrower Sponsor Equity	1,173,367	4.5	Upfront Reserves	1,273,467	4.9
			Closing Costs	1,012,275	3.9
Total Sources	$26,173,367	100.0%	Total Uses	$26,173,367	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Philadelphia Design and Distribution Center Property (as defined below) consists of approximately 378,959 square feet of industrial space, 168,096 square feet of office space, and 130,711 square feet of commercial, school and medical office spaces.
(3)	The increase from 3rd Most Recent NOI (2023) to 2nd Most Recent NOI (2024), was primarily driven by an increase to gross potential rent and reimbursement income as a result of new leasing.

The Loan. The seventh largest mortgage loan (the “Philadelphia Design and Distribution Center Mortgage Loan”) is secured by the borrowers’ fee simple interest in a mixed use office/industrial property located in Philadelphia, Pennsylvania (the “Philadelphia Design and Distribution Center Property”). The Philadelphia Design and Distribution Center Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $25,000,000. The Philadelphia Design and Distribution Center Mortgage Loan was originated on September 9, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 5.94500% per annum. The Philadelphia Design and Distribution Center Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Philadelphia Design and Distribution Center Mortgage Loan is October 6, 2030.

The Property. The Philadelphia Design and Distribution Center Property consists of a one-story, 677,776 square foot industrial and office building located in Philadelphia, PA. The improvements were originally constructed in 1926 as a heavy

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No. 7 – Philadelphia Design and Distribution Center

manufacturing facility and were renovated during the 1990’s into its current multi-tenant use. The industrial component makes up approximately 55.9% of the NRA, the office component makes up approximately 24.8% of NRA, and the remaining space is comprised of commercial, school and medical office space. Clear heights range from 15’ to 27’ and there are 14 dock high overhead doors. The Philadelphia Design and Distribution Center Property has 501 surface parking spaces resulting in a parking ratio of 0.74 parking spaces per 1,000 square feet. As of August 18, 2025, the Philadelphia Design and Distribution Center Property was 85.3% occupied by 21 tenants. Over the prior ten years, the Philadelphia Design and Distribution Center Property averaged an occupancy rate of 85.3%. The top five tenants make up approximately 51.7% of the NRA, with no other tenant comprising more than 5.5% of the NRA.

Major Tenants.

Resources for Human Development, Inc. (98,156 square feet; 14.5% NRA; 22.8% of underwritten base rent): Resources for Human Development, Inc. (“RHD”) is a national human services nonprofit that specializes in creating services that support people of all abilities, with a focus on behavioral health and housing, intellectual and development disabilities, and healthcare. Founded in 1970, RHD supports more than 115 human service programs in 12 states and provides services to more than 50,000 children and adults each year. Its community health centers provide care to more than 22,000 patients each year. RHD has been an office tenant at the Philadelphia Design and Distribution Center Property since 1999 and has expanded a total of eight times with the most recent lease extension occurring in October 2016 and the most recent expansion occurring in July 2021. RHD has a lease expiration of September 30, 2026, and has two, five-year renewal options remaining with no termination options.

Southeastern Pennsylvania Transportation Authority (88,509 square feet; 13.1% NRA; 10.2% of underwritten base rent): Southeastern Pennsylvania Transportation Authority (“SEPTA”) began operations in 1964 and is one of the largest transit systems in the United States. It supports five counties in the greater Philadelphia area and connects to transit systems in Delaware and New Jersey. SEPTA services include regional rail, buses, trolleys, subways and a high-speed line. SEPTA has been a warehouse tenant at the Philadelphia Design and Distribution Center Property since 2023 under a lease with an expiration date of July 31, 2030, one, five-year renewal option, and an appropriations-based termination option.

East Philadelphia Furniture Services Inc. (60,000 square feet; 8.9% NRA; 5.7% of underwritten base rent): East Philadelphia Furniture Services Inc. dba McDaniel Furniture Services (“McDaniel Furniture”) provides a comprehensive range of furniture services including white glove furniture delivery, moving services, model homes and staging, and furniture repair. McDaniel Furniture has been a tenant at the Philadelphia Design and Distribution Center Property since 2022 under a lease with an expiration date of November 30, 2027 and has no renewal or termination options. As of September 4, 2025, the tenant has a delinquent balance of approximately $507,506. The tenant has made payments of $188,500 from January 2025 through August 2025, which represents 91.5% of the base rent due. The tenant rent is being underwritten to the average monthly base rent payment made by the tenant from January through August 2025.

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No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Philadelphia Design and Distribution Center Property:

Top Five Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)(2)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
RHD(4)	NR/NR/NR	98,156	14.5%	$11.62	$1,140,882	22.8%	9/30/2026
SEPTA(5)	NR/NR/NR	88,509	13.1	$5.78	511,582	10.2	7/31/2030
McDaniel Furniture(6)	NR/NR/NR	60,000	8.9	$4.71	282,750	5.7	11/30/2027
Wissahickon Charter(7)	NRNR/NR	53,889	8.0	$11.41	614,873	12.3	7/31/2033
New Material Culture	NR/NR/NR	49,584	7.3	$5.65	280,150	5.6	8/31/2026
Top Five Tenants		350,138	51.7%	$8.08	$2,830,237	56.6%

Non Top Five Tenants		227,896	33.6%	$9.51	$2,166,438	43.4%
Occupied Collateral Total		578,034	85.3%	$8.64	$4,996,675	100.0%

Vacant Space		99,732	14.7%

Collateral Total		677,766	100.0%

(1)	Based on the underwritten rent roll dated as of August 18, 2025.
(2)	Net Rentable Area excludes three tenants that are listed on the rent roll as 1 square foot (Taxi Stand, Billboard and Fedex Dropbox), and one vacant roof space, and includes the associated income.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $83,972 through August 2026.
(4)	RHD has two, five-year renewal options remaining.
(5)	SEPTA has one, five-year renewal option remaining and has a termination option related to lack of appropriations.
(6)	As of September 4, 2025, the tenant has a delinquent balance of approximately $507,506. The tenant has made payments of $188,500 from January 2025 through August 2025, which represents 91.5% of the base rent due. Tenant rent is being underwritten based on the average monthly base rent payment made by the tenant from January through August in 2025.
(7)	Wissahickon Charter has two, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at the Philadelphia Design and Distribution Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	99,732	14.7%	NAP	NAP	99,732	14.7%	NAP	NAP
2025 & MTM	1(4)	5,326(4)	0.8	104,900	2.1	105,058	15.5%	$104,900	2.1%
2026	4	157,560	23.2	1,487,875	29.8	262,618	38.7%	$1,592,775	31.9%
2027	2(5)	62,940(5)	9.3	368,171	7.4	325,558	48.0%	$1,960,945	39.2%
2028	4	37,010	5.5	339,971	6.8	362,568	53.5%	$2,300,916	46.0%
2029	4	54,321	8.0	338,113	6.8	416,889	61.5%	$2,639,030	52.8%
2030	2	120,423	17.8	934,762	18.7	537,312	79.3%	$3,573,791	71.5%
2031	2	57,798	8.5	473,450	9.5	595,110	87.8%	$4,047,241	81.0%
2032	0	0	0.0	0	0.0	595,110	87.8%	$4,047,241	81.0%
2033	2	82,656	12.2	949,434	19.0	677,766	100.0%	$4,996,675	100.0%
2034	0	0	0.0	0	0.0	677,766	100.0%	$4,996,675	100.0%
2035 & Beyond	0	0	0.0	0	0.0	677,766	100.0%	$4,996,675	100.0%
Total	21	677,766	100.0%	$4,996,675	100.0%
(1)	Based on the underwritten rent roll dated as of August 18, 2025.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes rent steps totaling $83,972 through August 2026.
(4)	Excludes a Fedex Dropbox square feet and includes the associated income.
(5)	Excludes a Taxi Stand and Billboard square feet and includes the associated income.
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Annex B	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to the historical and current occupancy of the Philadelphia Design and Distribution Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
76.6%	85.0%	85.2%	85.3%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Current Occupancy is as of August 18, 2025.

Appraisal. According to the appraisal, the Philadelphia Design and Distribution Center Property had an “as-is” appraised value of $45,000,000 as of July 28, 2025. The table below shows the appraisal’s “as-is” conclusions. The appraisal also included an “as-stabilized” value of $46,600,000 as of August 1, 2026.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$45,000,000	8.25%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated August 8, 2025, there was no evidence of any recognized environmental conditions at the Philadelphia Design and Distribution Center Property. However, a controlled recognized environmental condition was identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends adherence with requirements of institutional and engineering controls. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Philadelphia Design and Distribution Center Property is located in Northwest Philadelphia within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD Metropolitan Statistical Area (“PA-NJ-DE-MD MSA”), which has a population of 6,306,526 as of 2024. The Philadelphia Design and Distribution Center Property is located on the border of two Philadelphia neighborhoods, Nicetown and East Falls, each of which is a fully developed area within the City of Philadelphia and is located approximately five miles northwest of the Philadelphia central business district. Nicetown is dominated by industrial uses and large uses in the Nicetown neighborhood include the VA Regional office and Salvation Army Kroc Center. East Falls is dominated by residential and institutional uses. Large uses in this neighborhood include the campus of Jefferson University and the former Medical College of Pennsylvania. Two blocks southeast of the Philadelphia Design and Distribution Center Property is the 2.4 million square foot former Budd Company manufacturing facility that was converted into mixed office use and has been proposed as a new life science campus. The Philadelphia Design and Distribution Center Property is located approximately 0.4 miles from US Route 1 and 1.8 miles from Interstate 76, providing access throughout the region. Both Nicetown and East Falls are also served by public bus service provided by SEPTA, as well as its Chestnut Hill West regional rail line, which provides direct service to Center City.

According to the appraisal, the Philadelphia Design and Distribution Center Property is located in the Lower North Philly warehouse submarket of the Philadelphia – PA USA warehouse market. As of the first quarter of 2025, the Lower North Philly warehouse submarket contained approximately 25.4 million square feet of inventory with an overall vacancy rate of 11.2% The weighted average asking rental rate of the Lower North Philly warehouse submarket is $11.84 per square foot, there were no completions and positive absorption of 44,312 square feet during the first quarter of 2025.

According to the appraisal, the Philadelphia Design and Distribution Center Property is located in the Northwest Philadelphia office submarket. As of the first quarter of 2025, the Northwest Philadelphia office submarket contained approximately 6.6 million square feet of office space with an overall vacancy rate of 3.9% compared to an overall vacancy rate of 10.6% within the greater Philadelphia office market. The weighted average asking rental rate of the Northwest Philadelphia office submarket is $23.49 per square foot, there were no completions and negative absorption of 2,226 square feet during the first quarter of 2025.

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No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to comparable industrial leases to the Philadelphia Design and Distribution Center Property:

Comparable Industrial Lease Summary(1)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Months)
Philadelphia Design and Distribution Center 4700 Wissahickon Avenue Philadelphia, PA	1926 / 2006	677,776(2)	SEPTA(2) SIG Property Philadelphia(2)	88,509(2) 21,252(2)	$5.78(2) $5.20(2)	Aug-2023(2) Aug-2024(2)	84(2) 65(2)
11500 Roosevelt Boulevard Philadelphia, PA	1955 / 2000	294,770	All Staffing Warehousing Logistics	34,700	$6.71	Dec-2022	36
9800 Bustleton Avenue Philadelphia, PA	1967	226,669	Angle World	70,000	$5.75	Apr-2022	36
2045 Wheatsheaf Lane Philadelphia, PA	1950	193,977	La Colombe Holdings	56,434	$6.25	Nov-2022	122
14001 Townsend Road Philadelphia, PA	1989	34,000	Aurora Encore, LLC	18,847	$8.66	Mar-2024	60
2111-2141 East Rush Street and Surrounding Parcels Philadelphia, PA	1961	32,096	Classic Distributions Inc	32,096	$4.49	Oct-2024	60
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of August 18, 2025.

The following table presents certain information relating to comparable commercial leases to the Philadelphia Design and Distribution Center Property:

Comparable Commercial Lease Summary(1)
Property Name/Location	Year Built / Renovated	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Months)
Philadelphia Design and Distribution Center 4700 Wissahickon Avenue Philadelphia, PA	1926 / 2006	RHD(2) Merakey IDD Philadelphi(2)	98,156(2) 31,914(2)	$11.62(2) $13.26(2)	Various(2) Jan-2004(2)	Various(2) 324(2)
1617 N. 2nd Street Philadelphia, PA	1952 / 2024	Rose Montessori	21,000	$28.57	Sep-2024	120
1163-65 S. Broad Street Philadelphia, PA	1925 / NAP	Helping Hands Children Services Mgmt. Citizens Acting Together Can Help (CATCH)	5,176 9,590	$18.00 $21.50	Aug-2023 Jun-2023	120 120
1952 E Allegheny Avenue Philadelphia, PA	1920 / NAP	Hispanic Community Counseling Services	6,090	$16.00	Feb-2024	60
444 N. 3rd Street Philadelphia, PA	1939 / NAP	City Year	10,472	$23.50	Jan-2022	126
1219 Bainbridge Street Philadelphia, PA	1920 / NAP	Philadelphia Municipal Authority	16,800	$22.21	Jan-2025	180
155 Cecil B Moore Ave Philadelphia, PA	1925 / NAP	Nayte Venit	2,900	$11.38	Jun-2023	12
2300 W. Allegheny Avenue Philadelphia, PA	1945 / 2024	Early Learning Children’s Academy	15,815	$15.50	Jul-2025	60
2930 Jasper Street Philadelphia, PA	1950 / 2017	Ingage Security Incredible Media Group	2,265 2,100	$13.25 $13,43	Jun-2021 May-2021	24 24
6901 Woodland Avenue Philadelphia, PA	1950 / 2008	Philadelphia Municipal Authority Southwest Academy Charter School	44,137 18,798	$17.00 $14.50	Jul-2020 Mar-2018	12 67
111 N. 49th Street Philadelphia, PA	1860 / 1987	CoreCare BHM Public Health Management	9,451 14,700	$24.15 $20.00	Jul-2019 Feb-2019	72 24
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of August 18, 2025.

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Annex B	BMO 2025-5C12
No. 7 – Philadelphia Design and Distribution Center

The following table presents certain information relating to the appraisal’s conclusion of market rents at the Philadelphia Design and Distribution Center Property:

Conclusion of Market Rents(1)
Category	RENT/SF ($/SF)
Office:	$12.00
Commercial:	$13.00
School:	$15.00
Medical Office:	$15.00
Industrial:	$5.50
(1)	Source: Appraisal.

The following table presents certain information relating to operating history and underwritten net cash flow at the Philadelphia Design and Distribution Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,346,016	$4,654,133	$5,165,979	$4,876,107	$4,912,703	$7.25	68.6%
Contractual Rent Steps	0	0	0	0	83,972	0.12	1.2
Vacant Income	0	0	0	0	613,491	0.91	8.6
Gross Potential Rent	$4,346,016	$4,654,133	$5,165,979	$4,876,107	$5,610,165	$8.27	78.3%
Total Reimbursements	1,029,388	1,298,053	1,618,225	1,561,403	1,551,660	2.29	21.7
Net Rental Income	$5,375,404	$5,952,186	$6,784,204	$6,437,510	$7,161,826	$10.57	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(613,491)	(0.91)	(8.6)
Other Income(3)	9,819	9,979	33,241	9,700	9,700	0.01	0.1
Effective Gross Income	$5,385,223	$5,962,165	$6,817,445	$6,447,210	$6,558,035	$9.68	91.6%
Total Expenses	2,124,225	2,564,012	2,542,488	2,534,790	2,520,582	3.72	38.4
Net Operating Income	$3,260,998	$3,398,153(4)	$4,274,957(4)	$3,912,420	$4,037,453	$5.96	61.6%
Capital Expenditures	0	0	0	0	135,553	0.20	2.1
TI/LC	0	0	0	0	338,883	0.50	5.2
Net Cash Flow	$3,260,998	$3,398,153	$4,274,957	$3,912,420	$3,563,017	$5.26	54.3%
(1)	TTM reflects the trailing 12-month period ending June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is comprised of tenant late charges and miscellaneous.
(4)	The increase from the 2023 Net Operating Income to the 2024 Net Operating Income was primarily driven by an increase to gross potential rent and reimbursement income as a result of new leasing.

The Borrowers. The borrowers for the Philadelphia Design and Distribution Center Mortgage Loan are Forty Seven Hundred LP and IMD Forty Seven Hundred LLC. Forty Seven Hundred LP is a Delaware limited partnership and IMD Forty Seven Hundred LLC is a Delaware limited liability company, each a single purpose entity. The entities own the Philadelphia Design and Distribution Center Property in a tenants-in-common ownership structure with each entity owning 50%. The borrowers entered into an amended and restated tenants in common agreement in which each borrower waived its right to partition. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Philadelphia Design and Distribution Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Philadelphia Design and Distribution Center Mortgage Loan are Kalmon Dolgin and Neil Dolgin. Kalmon Dolgin and Neil Dolgin are Co-Presidents of Kalmon Dolgin Affiliates Inc. (“KDA”). Founded in 1904, KDA is a real estate firm specializing in developing, managing, selling, leasing and marketing commercial and industrial properties. Headquartered in Brooklyn, KDA currently operates a portfolio of over six million square feet of industrial, office, medical and retail space in ten states and also converts industrial buildings into mixed commercial and residential uses.

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No. 7 – Philadelphia Design and Distribution Center

Property Management. The Philadelphia Design and Distribution Center Property is managed by KND Management Co. Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Philadelphia Design and Distribution Center Mortgage Loan, the borrowers deposited approximately (i) $213,896 into a real estate tax reserve account, (ii) $149,571 into an insurance reserve account, (iii) $300,000 into a rollover reserve account, (iv) $300,000 into a replacement reserve account, and (v) $310,000 into a leasing reserve account for RHD.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently equates to approximately $23,766.

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $29,914).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $11,296.

TI/LC Reserve – The borrowers are required to deposit into a TI/LC Reserve, on a monthly basis, an amount equal to approximately $28,240; capped at $1,016,649.

RHD Leasing Reserve – If RHD does not exercise its renewal option by September 30, 2025, ongoing collections into the reserve will begin on the payment date in December 2025, with required monthly deposits of $155,000, capped at $2,450,000 ($25 per square foot for the RHD space) (the “RHD Leasing Reserve Cap”). Proceeds held in the RHD Leasing Reserve shall be made available solely for tenant improvement and leasing commissions associated with renewing RHD or re-leasing the RHD space. Upon the borrowers renewing or re-leasing a portion of RHD’s space and such tenant(s) being in occupancy, paying full rent, and having a firm lease term of not less than five years, the RHD Leasing Reserve Cap shall be reduced proportionately based on square footage of such tenant(s) and any amounts in excess of the then current RHD Leasing Reserve Cap shall be released to the borrowers. Upon the RHD Leasing Reserve Cap being reduced to $1,227,500 or lower, any amounts remaining in the RHD Leasing Reserve shall be made available for general tenant improvement, leasing commission or capital expenditure costs at the Philadelphia Design and Distribution Center Property, not solely for tenant improvement and leasing commission costs associated with the RHD space.

Unfunded Obligation Reserve – Within 60 days’ notice from SIG Property Philadelphia, LLC, that the tenant intends to build out its space in accordance with its lease, the borrowers are required to deposit $63,756 into an account held with the lender or servicer for payment of unfunded obligations.

Lockbox / Cash Management. The Philadelphia Design and Distribution Center Mortgage Loan is structured with a hard lockbox and springing cash management. All funds received by the borrowers or the property manager are required to be deposited into such lockbox account within two business days. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Philadelphia Design and Distribution Center Mortgage Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Philadelphia Design and Distribution Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Philadelphia Design and Distribution Center Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default under the Philadelphia Design and Distribution Center Mortgage Loan documents, and (ii) the debt yield being less than 9.75%; and (b) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the debt yield is equal to or greater than 9.75% for two consecutive calendar quarters.

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No. 7 – Philadelphia Design and Distribution Center

Notwithstanding the above, the borrowers may (i) deliver cash to the lender in such an amount that, if subtracted from the outstanding principal balance of the Philadelphia Design and Distribution Center Mortgage Loan, would result in a debt yield of 9.75%, or (ii) post a letter of credit, acceptable to the lender, in a face amount that, if subtracted from the outstanding principal balance of the Philadelphia Design and Distribution Center Mortgage Loan, would cause the debt yield to be 9.75%. Any cash or letter of credit will be released to the borrowers once the debt yield is equal to or greater than 9.75% for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex B	BMO 2025-5C12
No. 8 – Than Tower

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Annex B	BMO 2025-5C12
No. 8 – Than Tower

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Annex B	BMO 2025-5C12
No. 8 – Than Tower
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,200,000	Title:	Fee
Cut-off Date Principal Balance:	$24,200,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.8%	Net Rentable Area (Units)(2):	105
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	335 Schiller LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsors:	Arul Thangavel and Ananthan Thangavel	Occupancy:	95.2%
Interest Rate:	6.60720%	Occupancy Date:	8/7/2025
Note Date:	8/29/2025	4th Most Recent NOI (As of):	$1,598,520 (12/31/2022)
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$1,643,800 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,690,128 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$1,732,193 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,294,304
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,243,938
Lockbox / Cash Management:	None / NAP	UW NOI(3):	$2,050,366
Additional Debt:	No	UW NCF:	$2,029,366
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$35,300,000 / $336,190
Additional Debt Type:	NAP	Appraisal Date:	8/6/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$230,476
Taxes:	$271,676	$45,279	N/A	Maturity Date Loan / Unit:	$230,476
Insurance:	$65,307	$6,020	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$0	$1,750	N/A	Maturity Date LTV:	68.6%
				UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,200,000	100.0%	Loan Payoff	$23,158,069	95.7%
			Closing Costs(4)	356,241	1.5
			Return of Equity	348,707	1.4
			Reserves	336,983	1.4
Total Sources	$24,200,000	100.0%	Total Uses	$24,200,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The Than Tower Property (as defined below) is comprised of (i) 105 multifamily units and (ii) one, 3,589 square feet retail space that is currently used as storage.
(3)	The increase from Most Recent NOI (As of TTM 7/31/2025) to UW NOI is primarily driven by an increase in occupancy from 90.2% to 95.0%, and the corresponding increase in residential gross potential rent.
(4)	Approximately $121,000 of closing costs was attributed to origination fees.

The Loan. The eighth largest mortgage loan (the “Than Tower Mortgage Loan”) is secured by the borrower’s fee interest in a 105-unit, high-rise multifamily property located in Chicago, Illinois (the “Than Tower Property”). The Than Tower Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $24,200,000. The Than Tower Mortgage Loan was originated on August 29, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 6.60720% per annum. The Than Tower Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Than Tower Mortgage Loan is September 6, 2030.

The Property. The Than Tower Property is a high-rise multifamily development constructed in 2020 and located in Chicago, Illinois. The Than Tower Property consists of a single nine-story multifamily building on an approximately 0.45-acre site, with a 3,589 square foot retail unit which is currently used as storage space. The Than Tower Property contains 15 studio

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No. 8 – Than Tower

units, 72 one-bedroom, one-bathroom units, and 18 two-bedroom, two-bathroom units. The Than Tower Property includes 21 Section 8 housing units. Unit amenities include stainless steel appliances, wood cabinets, walk-in closets, washer/dryer and ceramic tile floors. Community amenities include a clubhouse with an outside terrace, a fitness center, a dog run, a package room and bike storage. The Than Tower Property has eight outdoor parking spaces and 39 garage parking spaces, resulting in a parking ratio of approximately 0.45 parking spaces per unit.

The following table presents certain information relating to the multifamily unit mix at Than Tower Property:

Than Tower Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
Studio	11	10.5%	10	90.9%	490	$2,120
1BR/1BA	59	56.2%	57	96.6%	715	$2,589
2BR/2BA	14	13.3%	14	100.0%	1,134	$3,814
Studio – Restricted to 100% AMI	2	1.9%	2	100.0%	497	$1,932
Studio – Restricted to 60% AMI	2	1.9%	2	100.0%	497	$1,225
1BR/1BA – Restricted to 100%	6	5.7%	5	83.3%	647	$2,066
1BR/1BA – Restricted to 60% AMI	7	6.7%	6	85.7%	698	$1,222
2BR/2BA – Restricted to 60% AMI	2	1.9%	2	100.0%	1,180	$1,465
2BR/2BA – Restricted to 100% AMI	2	1.9%	2	100.0%	1,087	$2,474
Total/Wtd. Avg.	105	100.0%	100	95.2%	750	$2,540
Total/Wtd. Avg. Market Units	84	80.0%	81	96.4%	755	$2,743
(1)	Based on the underwritten rent roll dated August 7, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Than Tower Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 7/31/2025	Underwritten	Per Unit(1)	%(2)
Residential GPR	$2,359,511	$2,529,559	$2,604,291	$2,652,052	$3,168,487	$30,176	91.8%
Gross Potential Rent	$2,359,511	$2,529,559	$2,604,291	$2,652,052	$3,168,487	$30,176	91.8%
Other Income(3)	247,843	289,634	265,132	271,849	284,241	2,707	8.2
Net Rental Income	$2,607,354	$2,819,193	$2,869,423	$2,923,901	$3,452,728	$32,883	100.0%
(Vacancy/Credit Loss)	(0)	(0)	(0)	(0)	(158,424)	(1,509)	(5.0)
Effective Gross Income	$2,607,354	$2,819,193	$2,869,423	$2,923,901	$3,294,304	$31,374	95.4%
Total Expenses	1,008,834	1,175,393	1,179,294	1,191,709	1,243,938	11,847	37.8
Net Operating Income	$1,598,520	$1,643,800	$1,690,128	$1,732,192(4)	$2,050,366(4)	$19,527	62.2%
Replacement Reserve	0	0	0	0	21,000	200	0.6
Net Cash Flow	$1,598,520	$1,643,800	$1,690,128	$1,732,192	$2,029,366	$19,327	61.6%
(1)	Based on total multifamily units (105 units).
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes utility reimbursement and parking income.
(4)	The increase from TTM 7/31/2025 Net Operating Income to Underwritten Net Operating Income is primarily driven by an increase in occupancy from 90.2% to 95.0%, and the corresponding increase in residential gross potential rent.

Appraisal. According to the appraisal, the Than Tower Property had an “as-is” appraised value of $35,300,000 as of August 6, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$35,300,000	5.75%
(1)	Source: Appraisal.

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No. 8 – Than Tower

Environmental. According to a Phase I environmental assessment dated August 15, 2025, there was no evidence of any recognized environmental conditions at the Than Tower Property.

The Market. The Than Tower Property is located within downtown Chicago in the Old Town neighborhood of the larger Gold Coast apartment submarket. The immediate area surrounding Than Tower Property is composed of a wide variety of uses including hotels, retail/commercial buildings, educational institutions, office buildings with ground-level retail establishments, parking garages, multi-family and mixed-use buildings.

The Than Tower Property is located in Chicago, Illinois, within the Gold Coast apartment submarket within the Chicago apartment market. As of the first quarter of 2025, the Chicago apartment market had total inventory of 529,286 units, a vacancy rate of 5.3% and asking rent of $2,000 per unit. As of the first quarter of 2025, the Gold Coast apartment submarket had total inventory of 45,015 units, a vacancy rate of 8.3% and asking rent of $3,195 per unit. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of Than Tower Property is 88,264, 444,502 and 892,669, respectively. The 2024 average household income within the same radii is $158,452, $160,243 and $133,398, respectively.

The following table presents certain information relating to comparable multifamily properties to the Than Tower Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Than Tower Chicago, IL	2020 / NAP	95.2%(2)	105(2)	Studio 1BR/1BA 2BR/2BA	490(2) 715(2) 1,134(2)	$3.95(2) $3.44(2) $3.00(2)	$1,965(2) $2,340(2) $3,404(2)
Arthurs of Old Town Apartments Chicago, IL	2021 / NAP	94.4%	89	Studio 1BR/1BA 2BR/1BA	660 745 840	$3.92 $3.74 $4.60	$2,590 $2,785 $3,862
Arco Old Town Chicago, IL	2020 / NAP	98.6%	69	1BR/1BA 2BR/1BA 2BR/2BA 3BR/2BA	628 830 869 1,284	$4.54 $4.46 $4.82 $4.37	$2,853 $3,699 $4,188 $5,612
The Scott Residences Chicago, IL	2014 / NAP	94.4%	71	Studio 1BR/1BA 2BR/2BA 3BR/2BA	589 846 1,283 1,644	$3.59 $3.74 $3.40 $3.57	$2,117 $3,160 $4,364 $5,862
1435 North Wells Chicago, IL	2019 / NAP	96.0%	50	Studio 1BR/1BA 2BR/2BA	498 643 861	$3.35 $3.17 $3.41	$1,666 $2,039 $2,940
Montauk Chicago, IL	2018 / NAP	95.0%	61	Studio 1BR/1BA 2BR/1BA 2BR/2BA	534 735 981 1,016	$3.92 $3.45 $3.34 $3.28	$2,094 $2,536 $3,280 $3,333
Clybourn 1200 Chicago, IL	2017 / NAP	95.0%	84	Studio 1BR/1BA 2BR/2BA	477 1,000 1,284	$2.79 $1.78 $1.70	$1,330 $1,782 $2,121
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 7, 2025.

The Borrower. The borrower for the Than Tower Mortgage Loan is 335 Schiller LLC, an Illinois limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Than Tower Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Than Tower Mortgage Loan are Ananthan Thangavel and Arul Thangavel. Ananthan Thangavel is the managing director of Lakshmi Capital Management LLC (“Lakshmi Capital”), a full-service real estate firm providing development, management and brokerage services. Lakshmi Capital currently has a portfolio of seven multifamily and commercial assets located in Chicago, Illinois.

Property Management. The Than Tower Property is managed by 335 Schiller Management, LLC, an affiliate of the borrower sponsors.

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No. 8 – Than Tower

Escrows and Reserves. At origination of the Than Tower Mortgage Loan, the borrower deposited (i) approximately $271,676 into a real estate tax reserve account and (ii) approximately $65,307 into an insurance reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve on a monthly basis, 1/12th of the real estate taxes that lender estimates will be payable during the next 12 months, which currently equates to approximately $45,279.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $6,020).

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $1,750.

Lockbox / Cash Management. The Than Tower Mortgage Loan is not structured with a lockbox and has no cash management. The borrower is required to maintain an operating account at all times. Upon the occurrence of a Trigger Period (as defined below), or an event of default, the borrower will be required to deposit all excess cash flow into a lender controlled excess cash flow account. If no Trigger Period is continuing and no event of default is continuing, all funds in the excess cash flow account will be returned to the borrower’s operating account.

A “Trigger Period” means a period (a) commencing upon the debt service coverage ratio being less than 1.10x as of the end of any calendar quarter, and (b) expiring upon the date the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 9 – Quality RV Resort & SS Portfolio

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No. 9 – Quality RV Resort & SS Portfolio

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Annex B	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$23,460,000	Title:	Fee
Cut-off Date Principal Balance:	$23,460,000	Property Type – Subtype:	Various – Various
% of Pool by IPB:	3.7%	Net Rentable Area (Units)(2):	1,061
Loan Purpose:	Refinance	Location:	Houston, TX
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	QRV Holdco, LLC	Occupancy:	78.4%
Interest Rate:	6.81000%	Occupancy Date(3):	Various
Note Date:	8/29/2025	4th Most Recent NOI (As of)(4):	$4,053,163 (12/31/2022)
Maturity Date:	9/1/2030	3rd Most Recent NOI (As of)(4):	$3,057,851 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$2,625,812 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,869,226 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	80.4%
Amortization Type:	Interest Only	UW Revenues:	$6,555,069
Call Protection:	L(25),YM1(29),O(6)	UW Expenses:	$3,937,519
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,617,550
Additional Debt:	No	UW NCF:	$2,573,181
Additional Debt Balance:	NAP	Appraised Value / Per Unit(5):	$39,100,000 / $36,852
Additional Debt Type:	NAP	Appraisal Date(5):	Various

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$22,111
Taxes:	$318,805	$39,851	N/A	Maturity Date Loan / Unit:	$22,111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$3,697	$3,697	$133,107	Maturity Date LTV:	60.0%
				UW NCF DSCR:	1.59x
				UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,460,000	85.8%	Loan Payoff	$26,431,778	96.7%
Sponsor Equity	3,875,863	14.2	Closing Costs	581,584	2.1
			Upfront Reserves	322,502	1.2
Total Sources	$27,335,863	100.0%	Total Uses	$27,335,863	100.0%

(1)	See “The Borrowers” below for more information.
(2)	Net Rentable Area (Units) includes (i) 758 pads and (ii) 303 self-storage units.
(3)	Occupancy Date is June 30, 2025, for the RV Resort Properties (as defined below) and July 1, 2025, for the Westlake Self Storage property.
(4)	The decrease in NOI from 2022 to 2024 is primarily due to decreases in occupancy at the Eastlake RV Resort and Northlake RV Resort properties, which according to the borrower sponsor, is a result of the Houston market and nearby submarkets experiencing an influx of new supply from recently built RV resorts at that time.
(5)	The Appraised Value Per Unit for only the RV Resort Properties is $43,931 per pad. The Appraised Value Per Unit for only the Westlake Self Storage property is $19,142 per unit and $132 per square foot. The appraisal valuation as of dates range from June 16, 2025, through June 19, 2025.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The ninth largest mortgage loan (the “Quality RV Resort & SS Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in a portfolio of four recreational vehicle (“RV”) resort properties and one self-storage property located in Houston, Texas (each, a “Quality RV Resort & SS Portfolio Property”, and collectively, the “Quality RV Resort & SS Portfolio Properties”). The Quality RV Resort & SS Portfolio Mortgage Loan was originated by KeyBank on August 29, 2025. The Quality RV Resort & SS Portfolio Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.81000% per annum on an Actual/360 basis. The scheduled maturity date of the Quality RV Resort & SS Portfolio Mortgage Loan is September 1, 2030.

The Properties. The Quality RV Resort & SS Portfolio Properties are comprised of a portfolio of four RV resort properties totaling 758 RV pads (collectively, the “RV Resort Properties”) and one self-storage property with 303 units totaling 43,945

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No. 9 – Quality RV Resort & SS Portfolio

square feet and 39 rentable parking spaces. The Quality RV Resort & SS Portfolio Properties are located throughout Houston, Texas and were built between 2011 and 2021. The borrower sponsor acquired the Quality RV Resort & SS Portfolio Properties in 2018 for a combined purchase price of approximately $39.9 million ($37,593 per unit). Since acquisition, the borrower sponsor has spent approximately $6.9 million ($6,523 per unit) on capital expenditures, which includes the development of the Lakeview Expansion RV Resort property, for a total cost basis of approximately $46.8 million ($44,116 per unit). The weighted average occupancy for the Quality RV Resort & SS Properties is 78.4% on a unit basis.

The RV Resort Properties are primarily leased monthly but also offer daily and weekly rentals. Each of the RV Resort Properties is connected to municipal water and sewer systems. As of the origination date, the RV Resort Properties have 32 total pads that are occupied by borrower-owned park model manufactured homes (“Park Owned Home”) or borrower-owned travel trailers (“Park Owned Trailer”). Rental income from the Park Owned Homes and Park Owned Trailers is included in underwritten base rent.

The following table presents certain information relating to the Quality RV Resort & SS Portfolio Properties:

Portfolio Summary
Property	Year Built(1)	Pads/ Units(2)	% of Total Pads/Units(2)	Occ. %(2)	% of UW Base Rent(3)	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(1)
Westlake RV Resort	2011	196	18.5%	87.9%	31.0%	$7,440,000	31.7%	$12,400,000
Eastlake RV Resort	2013	241	22.7%	71.7%	23.3%	4,980,000	21.2%	8,300,000
Northlake RV Resort	2012	229	21.6%	71.2%	23.9%	4,560,000	19.4%	7,600,000
Westlake Self Storage	2011	303	28.6%	87.1%	10.8%	3,480,000	14.8%	5,800,000
Lakeview Expansion RV Resort	2021	92	8.7%	65.1%	11.1%	3,000,000	12.8%	5,000,000
Total / Wtd. Avg.		1,061	100.0%	78.4%	100.0%	$23,460,000	100.0%	$39,100,000

(1)	Source: Appraisals.
(2)	Information is based on the underwritten rent rolls, which for the RV Resort Properties, are dated as of the trailing 12-month period ending June 30, 2025, and for the Westlake Self Storage property, is dated as of July 1, 2025.
(3)	% of UW Base Rent is based on the trailing 12-month base rent through June 30, 2025, and includes income from 32 Park Owned Homes and Park Owned Trailers at the RV Resort Properties and 39 parking spaces at the Westlake Self Storage property.

Westlake RV Resort. The Westlake RV Resort property is a 196-pad RV resort built in 2011 on 19.29 acres and located in western Houston, Texas, adjacent to the Westlake Self Storage property. The Westlake RV Resort property was 87.9% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 196 pads, four are occupied by Park Owned Homes and two are occupied by Park Owned Trailers. Residents of the Westlake RV Resort property have access to several common amenities such as on-site management, a gated entrance, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-speed Wi-Fi. The borrower sponsor purchased the Westlake RV Resort property in June 2018 for $12.4 million and has spent $571,452 in capital expenditures.

Eastlake RV Resort. The Eastlake RV Resort property is a 241-pad RV resort built in 2013 on 25.00 acres and located in eastern Houston, Texas. The Eastlake RV Resort property was 71.7% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 241 pads, five are occupied by Park Owned Homes and three are occupied by Park Owned Trailers. Residents of the Eastlake RV Resort property have access to several common amenities such as on-site management, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-speed Wi-Fi. The borrower sponsor purchased the Eastlake RV Resort property in June 2018 for $12.8 million and has spent $611,146 in capital expenditures.

Northlake RV Resort. The Northlake RV Resort property is a 229-pad RV resort built in 2012 on 22.18 acres and located in northern Houston, Texas. The Northlake RV Resort property was 71.2% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 229 pads, six are occupied by Park Owned Homes and 10 are occupied by Park Owned Trailers. Residents of the Northlake RV Resort property have access to several common amenities such as on-site management, a gated entrance, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-

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Annex B	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

speed Wi-Fi. The borrower sponsor purchased the Northlake RV Resort property in June 2018 for $10.5 million and has spent $814,962 in capital expenditures.

Westlake Self Storage. The Westlake Self Storage property is a 303-unit, 43,945-square feet self-storage facility containing five storage buildings and one office building located Houston, Texas, adjacent to the Westlake RV Resort property. The improvements were built in 2011 and are situated on a 3.56-acre site. The self-storage units include 174 climate controlled units, 111 traditional units and 18 “tall bay” units. The Westlake Self Storage property includes 39 rentable RV/boat parking spaces, comprised of 21 uncovered and 18 covered spaces. As of July 1, 2025, the self-storage units were 91.3% occupied on a square foot basis and the parking spaces were 92.3% occupied on a unit basis. The Westlake Self Storage property features coded entry keypads, an automatic electric gate and video surveillance.

Lakeview Expansion RV Resort. The Lakeview Expansion RV Resort property is a 92-pad RV resort built in 2021 on 8.12 acres and located in southwestern Houston, Texas. The Lakeview Expansion RV Resort property was 65.1% occupied over the trailing 12-month period ending June 30, 2025. As of the origination date, of the 92 pads, two are occupied by Park Owned Homes. The Lakeview Expansion RV Resort property is the second phase of the Lakeview RV Resort and residents of the Lakeview Expansion RV Resort property have access to all common amenities of the first phase of Lakeview RV Resort, including on-site management, a gated entrance, a clubhouse, a pool and jacuzzi, a fishing lake, a fitness room, a business center, full hookup concrete pads, laundry facilities, an outdoor kitchen, free air station, regular mosquito treatments, and free high-speed Wi-Fi. The borrower sponsor developed the Lakeview Expansion RV Resort property in 2021 for a total cost of $6.0 million.

The following table presents certain information relating to the historical and current occupancy of the Quality RV Resort & SS Portfolio Properties:

Historical and Current Occupancy
Property	2022(1)	2023(1)	2024(1)	Current(2)
Westlake RV Resort	91.6%	91.8%	87.8%	87.9%
Eastlake RV Resort	81.4%	55.5%	61.4%	71.7%
Northlake RV Resort	91.0%	76.0%	65.2%	71.2%
Westlake Self Storage(3)	91.8%	93.5%	92.2%	87.1%
Lakeview Expansion RV Resort	56.2%	51.4%	54.2%	65.1%
Total/Wtd. Avg.(4)	86.2%	77.1%	75.3%	78.4%

(1)	Historical Occupancy is based on the trailing 12-month period ending December 31 of each respective year.
(2)	Current occupancy is as of the trailing 12-month period ending June 30, 2025, for the RV Resort Properties and as of July 1, 2025, for the Westlake Self Storage property.
(3)	Historical Occupancy for Westlake Self Storage is on a square foot basis, while Current Occupancy is on a unit basis.
(4)	Weighted based on number of pads or units, as applicable.

Appraisal. According to the appraisals, the Quality RV Resort & SS Portfolio Properties had an aggregate “as-is” appraised value of $39,100,000 as of June 16, 2025, and June 19, 2025.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
Westlake RV Resort	Income Capitalization Approach	$12,400,000	7.50%
Eastlake RV Resort	Income Capitalization Approach	$8,300,000	7.50%
Northlake RV Resort	Income Capitalization Approach	$7,600,000	7.50%
Westlake Self Storage	Income Capitalization Approach	$5,800,000	6.00%
Lakeview Expansion RV Resort	Income Capitalization Approach	$5,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental reports dated June 24, 2025, there was no evidence of any recognized environmental conditions at the Quality RV Resort & SS Portfolio Properties.

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Annex B	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flow of the Quality RV Resort & SS Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Unit	%(2)
Base Rent(3)	$6,659,241	$6,005,961	$5,737,564	$5,934,569	$6,025,740	$5,679	90.7%
Other Income(4)	1,074,639	721,481	615,265	620,500	620,500	585	9.3
Net Rental Income	$7,733,880	$6,727,442	$6,352,829	$6,555,069	$6,646,240	$6,264	100.0%
(Vacancy)(5)	0	0	0	0	(91,171)	(86)	1.4
Effective Gross Income	$7,733,880	$6,727,442	$6,352,829	$6,555,069	$6,555,069	$6,178	98.6%

Total Expenses	3,680,717	3,669,591	3,727,017	3,685,843	3,937,519	3,711	60.1
Net Operating Income	$4,053,163	$3,057,851	$2,625,812	$2,869,226	$2,617,550	$2,467	39.9%
Total CapEx/RR	16,650	16,650	18,950	18,950	44,369	42	0.7
Net Cash Flow	$4,036,513	$3,041,201	$2,606,862	$2,850,276	$2,573,181	$2,425	39.3%

(1)	TTM is as of June 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the trailing 12-month period ending June 30, 2025 and includes revenue from (i) the pads and the 32 Park Owned Homes and Park Owned Trailers at the RV Resort Properties and (ii) the self-storage units and the 39 parking spaces at the Westlake Self Storage property.
(4)	Other Income includes laundry income, inventory sales, ice and propane sales, parking space rental, shed rentals, golf cart rentals, miscellaneous fees, vending income, utility reimbursements, application fees, and rental discounts.
(5)	Represents storage vacancy.

The Market. The Quality RV Resort & SS Portfolio Properties are located in Houston, Texas. According to the appraisals, the existing supply within the immediate area of the Westlake RV Resort and Lakeview Expansion RV Resort properties were constructed between 1995 and 2018, ranged in size from 40 to 216 pad sites and had an average vacancy rate of 14.6%. The existing supply within the immediate area of the Eastlake RV Resort and Northlake RV Resort properties were constructed between 1997 and 2008, ranged in size from 112 to 216 pad sites and had an average vacancy rate of 18.7%. No new RV parks or campgrounds are planned or proposed in the immediate market areas of the RV Resort Properties.

According to the appraisal, the Westlake Self Storage property is located in the Houston self-storage market and the Bear Creek/Katy self-storage submarket. As of the first quarter of 2025, the vacancy rate for the Houston market was 14.2% and the vacancy rate for the Bear Creek/Katy submarket was 13.3%. Asking rents for the Bear Creek/Katy submarket range from $29 per unit to $221 per unit for non-climate controlled units and $45 per unit to $235 per unit for climate controlled units, for unit sizes ranging from 5x5 to 10x20. Average underwritten base rent for the Westlake Self Storage property is $160 per storage unit. According to the appraisal, there are no new facilities planned within a three mile radius of the Westlake Self Storage property.

The following table presents certain market demographic information with respect to the Quality RV Resort & SS Portfolio Properties:

Demographic Summary(1)
	2024 Estimated Population			2024 Median Household Income
Property	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	One-Mile Radius	Three-Mile Radius	Five-Mile Radius
Westlake RV Resort	10,852	142,371	328,780	$100,819	$81,955	$84,899
Eastlake RV Resort	6,424	34,457	135,210	55,318	66,806	77,803
Northlake RV Resort	7,220	90,163	234,624	62,972	59,069	63,676
Westlake Self Storage	10852	142,371	328,780	100,819	81,955	84,899
Lakeview Expansion RV Resort	9,211	111,483	371,120	76,190	70,043	63,976
Total	44,559	520,845	1,398,514	$396,118	$359,828	$375,253
(1)	Source: Appraisals.

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Annex B	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

The Borrowers. The borrowers are QRV Westlake, LLC, QRV Eastlake, LLC, QRV Northlake, LLC and QRV Lakeview Expansion, LLC, each a Delaware limited liability company and special purpose entity.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is QRV Holdco, LLC, a joint venture formed between Stonetown Capital Group, LLC and Meritage Group LP for the purpose of acquiring RV resorts throughout Texas. QRV Holdco, LLC has a portfolio of 14 RV resorts totaling 2,577 pads and one self-storage property totaling 303 storage units, including the Quality RV Resort & SS Portfolio Properties.

Property Management. The Quality RV Resort & SS Portfolio Properties are managed by Cairn Communities, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $318,805 for real estate taxes and (ii) $3,697 for replacement reserves.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months, currently approximately $39,851.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of insurance coverages; provided, such monthly deposits will be waived so long as, among other conditions specified in the Quality RV Resort & SS Portfolio Mortgage Loan documents, the borrowers maintain a blanket insurance policy acceptable to the lender. A blanket policy is currently in place.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit $3,697 for replacement reserves.

Lockbox / Cash Management.  The Quality RV Resort & SS Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event (as defined below), the borrowers will establish and maintain a clearing account and will cause all rents received by the borrowers or the property manager to be deposited into the clearing account within one business day of receipt. During the continuance of a Cash Sweep Event, all funds in the clearing account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Quality RV Resort & SS Portfolio Mortgage Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event, all excess cash will be held by the lender as additional collateral for the Quality RV Resort & SS Portfolio Mortgage Loan.

A “Cash Sweep Event” means a period commencing upon the occurrence of: (i) an event of default under the Quality RV Resort & SS Portfolio Mortgage Loan documents and will continue until such event of default is cured, (ii) any bankruptcy action of the borrowers or property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, and within five business days, the borrowers fail to cause the occurrence of a DSCR Trigger Event Suspension Event (as defined below) (a “DSCR Trigger Event”), and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the borrowers replace the property manager with a qualified manager within 60 days of such bankruptcy action or (c) with respect to clause (iii) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

A “DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the borrowers deposit with the lender an amount sufficient to sustain a proforma debt service coverage ratio of 1.20x for the next 12 consecutive calendar months immediately following the occurrence of a DSCR Trigger Event (the “DSCR Deposit Amount”), (ii) the borrowers deposit with the lender a letter of credit in an amount equal to the DSCR Deposit Amount or (iii) the trailing 12-month period debt service coverage ratio is at least 1.25x for two consecutive calendar quarters. A “DSCR Trigger Event Suspension Event” means the occurrence of clause (i) or (ii) within the definition of a DSCR Trigger Event Cure.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. At any time after October 1, 2027, and prior to the Quality RV Resort & SS Portfolio Mortgage Loan maturity date, the borrowers may obtain the release of the Lakeview Expansion RV Resort property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers prepay a portion of the Quality RV Resort & SS

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Annex B	BMO 2025-5C12
No. 9 – Quality RV Resort & SS Portfolio

Portfolio Mortgage Loan equal to 115% of the allocated loan amount of the Lakeview Expansion RV Resort property, and if such property is released prior to March 2, 2030, the payment of a yield maintenance premium pursuant to the Quality RV Resort & SS Portfolio Mortgage Loan documents, (iii) the debt service coverage ratio based on the immediately preceding trailing 12 month period for the remaining Quality RV Resort & SS Portfolio Properties following the release is no less than 1.59x, (iv) the total number of Park Owned Homes and Park Owned Trailers for all remaining properties does not exceed 10% of the cumulative pads on all remaining properties, and (v) the release is permitted under REMIC requirements.

Ground Lease. None.

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Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

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Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

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Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	3.6%	Net Rentable Area (Units)(3):	36
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	321-323-325 West 42nd Street LLC	Year Built / Renovated:	1920 / 1995
Borrower Sponsors:	Amir Shriki and Stephen Guttman	Occupancy:	94.4%
Interest Rate:	5.95500%	Occupancy Date:	7/31/2025
Note Date:	8/28/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of)(5):	$309,580 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$1,203,765 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,279,148 (TTM 7/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$2,670,561
Call Protection:	L(13),YM1(42),O(5)	UW Expenses:	$875,215
Lockbox / Cash Management:	Springing / Springing	UW NOI(5):	$1,795,346
Additional Debt:	No	UW NCF:	$1,781,972
Additional Debt Balance:	NAP	Appraised Value / Per Unit(6):	$33,200,000 / $922,222
Additional Debt Type:	NAP	Appraisal Date:	7/29/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(6):	$638,889
Taxes:	$195,101	$48,775	N/A	Maturity Date Loan / Unit(6):	$638,889
Insurance:	$29,313	$4,886	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$864	N/A	Maturity Date LTV:	69.3%
Deferred Maintenance:	$83,358	$0	N/A	UW NCF DSCR:	1.28x
Rollover Reserve:	$0	$250	N/A	UW NOI Debt Yield:	7.8%
Other Reserves(2):	$147,600	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Loan Payoff	$13,811,080	60.0%
			Return of Equity	7,020,610	30.5
			Closing Costs(7)	1,712,938	7.4
			Reserves	455,372	2.0
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%
(1)	A full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves include upfront reserves equal to (i) $75,600 for a multifamily rent reserve account and (ii) $72,000 for free rent owed to Thriller LLC - Soho Live NYC.
(3)	The 321-325 West 42nd Street Property (as defined below) is comprised of (i) 36 multifamily units and (ii) 6,000 square feet of commercial space leased to three separate tenants.
(4)	Historical financial information is not available for the 4th Most Recent NOI (As of 2022) as the 321-325 West 42nd Street Property was acquired by the borrower sponsors in March 2023.
(5)	The increase from 3rd Most Recent NOI (As of 2023) to 2nd Most Recent NOI (As of 2024) was primarily driven by a significant increase in residential gross potential rent and commercial income due to new ownership. The further increase from Most Recent NOI (As of TTM 7/31/2025) to UW NOI is primarily due to an increase in occupancy and an increase in commercial income.
(6)	Based off the 36 multifamily units only.
(7)	Closing costs included approximately $784,875 of origination fees.

The Loan. The tenth largest mortgage loan (the “321-325 West 42nd Street Mortgage Loan”) is secured by the borrower’s fee simple interest in a 36-unit, multifamily mid rise property located in New York, New York (the “321-325 West 42nd Street Property”). The 321-325 West 42nd Street Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $23,000,000. The 321-325 West 42nd Street Mortgage Loan was originated on August 28, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 5.95500% per annum. The 321-325 West 42nd Street Mortgage Loan has an initial term of 5 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 321-325 West 42nd Street Mortgage Loan is September 6, 2030.

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Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

The Property. The 321-325 West 42nd Street Property is a multifamily mid rise development built in 1920 and renovated in 1995, located in New York, New York. The 321-325 West 42nd Street Property includes three, five-story multifamily buildings, each with ground-floor commercial components on an approximately 0.17-acre site. The 321-325 West 42nd Street Property contains 13 two-bedroom, one-bathroom and 23 three-bedroom, one-bathroom residential units with a kitchen appliance package, hardwood floor living areas and tiled bathrooms. The 321-325 West 42nd Street Property includes 6,000 square feet of commercial space accounting for approximately 32.2% of underwritten base rent.

The following table presents certain information relating to the multifamily unit mix at the 321-325 West 42nd Street Property:

321-325 West 42nd Street Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
2BR/1BA	13	36.1%	11	84.6%	590	$4,209
3BR/1BA	23	63.9	23	100.0	650	$4,243
Total/Wtd. Avg.	36	100.0%	34	94.4%	628	$4,232
(1)	Based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the commercial tenants at the 321-325 West 42nd Street Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Sky Pavilion Szechuan Cuisine LLC	NR/NR/NR	2,000	33.3%	$151.17	$302,345	34.8%	7/31/2033
Thriller LLC – Soho Live NYC	NR/NR/NR	2,000	33.3	$148.32	$296,640	34.1	8/31/2040
Soup Dumpling House Inc	NR/NR/NR	2,000	33.3	$135.06	$270,122	31.1	2/29/2032
Total Tenants		6,000	100.0%	$144.85	$869,107	100.0%
Vacant Space		0	%00.0
Collateral Total		6,000	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2025.

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Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

The following table presents certain information relating to the lease rollover schedule at the 321-325 West 42nd Street Property commercial component:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	2,000	33.3	270,122	31.1		2,000	33.3%	$270,122	31.1%
2033	1	2,000	33.3	302,345	34.8		4,000	66.7%	$572,467	65.9%
2034	0	0	0.0	0	0.0		4,000	66.7%	$572,467	65.9%
2035	0	0	0.0	0	0.0		4,000	66.7%	$572,467	65.9%
2036 & Beyond	1	2,000	33.3	296,640	34.1		6,000	100.0%	$869,107	100.0%
Total	3	6,000	100.0%	$869,107	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flow of the 321-325 West 42nd Street Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM 7/31/2025	Underwritten	Per Unit(1)	%(2)
Residential Gross Potential Rent	$533,721	$1,287,829	$1,488,283	$1,827,600	$50,767	66.4%
Commercial Income	270,363	740,025	671,043	869,107	24,142	31.6
Reimbursements	4,182	10,445	6,805	16,600	461	0.6
Gross Potential Rent	$808,265	$2,038,299	$2,166,131	$2,713,308	$75,370	98.6%
Other Income(3)	663	33,880	5,675	38,652	1,074	1.4
Net Rental Income	$808,928	$2,072,179	$2,171,806	$2,751,960	$76,443	100.0%
(Vacancy/Credit Loss)	(2,133)	(29,133)	(37,690)	(81,399)	(2,261)	(3.0)
Effective Gross Income	$806,794	$2,043,046	$2,134,116	$2,670,561	$74,182	97.0%
Total Expenses	$497,214	$839,280	$854,967	$875,215	$24,312	32.8%
Net Operating Income	$309,580(4)	$1,203,765(4)	$1,279,148(4)	$1,795,346(4)	$49,871	67.2%
TI/LC	0	0	0	3,000	83	0.1
Replacement Reserve	0	0	0	10,374	288	0.4
Net Cash Flow	$309,580	$1,203,765	$1,279,148	$1,781,972	$49,499	66.7%
(1)	Based on total multifamily units (36 units).
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents actual contractual antenna income.
(4)	The increase from 2023 Net Operating Income to 2024 Net Operating Income was primarily driven by a significant increase in residential gross potential rent and commercial income due to new ownership. The further increase from TTM 7/31/2025 Net Operating Income to Underwritten Net Operating Income is primarily due to an increase in occupancy and an increase in commercial income.

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Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

Appraisal. According to the appraisal, the 321-325 West 42nd Street Property had an “as-is” appraised value of $33,200,000 as of July 29, 2025. The table below shows the appraisal’s “as-is” conclusions. The appraisal also concluded to a land value of $27,300,000.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$33,200,000	5.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated August 5, 2025, there was no evidence of any recognized environmental conditions at the 321-325 West 42nd Street Property.

The Market. The 321-325 West 42nd Street Property is located within the Clinton/Hell’s Kitchen neighborhood of Manhattan, New York. The immediate area surrounding 321-325 West 42nd Street Property consists primarily of commercial office buildings, transportation and utility use (Penn Station, Grand Central), and public facilities and institutions such as the Fashion Institute of Technology and the New York Public Library.

The 321-325 West 42nd Street Property is located in New York, New York, within the Midtown West submarket within the New York-White Plains/Kiryas Joel-Poughkeepsie, NY (the “New York”) apartment market. As of the second quarter of 2025, the New York apartment market had total inventory of 1,963,555 units, a vacancy rate of 2.7% and effective rent of $4,540 per unit. As of the second quarter of 2025, the Midtown West submarket had total inventory of 69,765 units, a vacancy rate of 2.1% and effective rent of $5,613 per unit. According to the appraisal, the 2024 total population within a 1-mile radius of the 321-325 West 42nd Street Property was 167,214, and the 2024 median household income within the same radius was $133,935.

The following table presents certain information relating to comparable multifamily properties to the 321-325 West 42nd Street Property:

Multifamily Rent Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
321-325 West 42nd Street New York, NY	1920 / 1995	94.4%(2)	13(2) 23(2)	Two Bedroom Three Bedroom	590(2) 650(2)	$7.13(2) $6.53(2)	$4,209(2) $4,243(2)
1691 Broadway New York, NY	1925 / NAP	NAV	28	Two Bedroom	650	$6.31	$4,100
682 9th Avenue New York, NY	1920 / NAP	NAV	7	Two Bedroom	600	$7.50	$4,500
858 Ninth Avenue New York, NY	1920 / NAP	NAV	8	Two Bedroom	NAV	NAV	$4,200
749 9th Avenue New York, NY	1901 / NAP	NAV	26	Two Bedroom	425	$10.02	$4,259
698 10th Avenue New York, NY	1910 / NAP	NAV	9	Two Bedroom	700	$6.29	$4,400
440 West 45th Street New York, NY	1901 / NAP	NAV	15	Three Bedroom	750	$6.00	$4,500
818 10th Avenue New York, NY	1910 / NAP	NAV	16	Three Bedroom	550	$8.18	$4,500
454 West 57th Street New York, NY	1910 / NAP	NAV	10	Three Bedroom	595	$7.05	$4,195
419 West 44th Street New York, NY	1920 / NAP	NAV	8	Three Bedroom	NAV	NAV	$4,400
434 West 38th Street New York, NY	1910 / NAP	NAV	12	Three Bedroom	NAV	NAV	$4,200

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.

B-86

Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

The Borrower. The borrower for the 321-325 West 42nd Street Mortgage Loan is 321-323-325 West 42nd Street LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 321-325 West 42nd Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the 321-325 West 42nd Street Mortgage Loan are Amir Shriki and Stephen Guttman. Amiri Shriki is the founder and CEO of AYA Acquisitions, a value-add real estate investment firm in Manhattan. The company has executed $4.5 billion in real estate transactions and specializes in identifying, acquiring and transforming underperforming properties.

Property Management. The 321-325 West 42nd Street Property is managed by R.E.M. Residential, Inc. (“R.E.M.”), a third-party management company. Founded in 2000, R.E.M. is a residential management company that manages nearly 300 buildings and 10,000 units across New York City, Westchester and Northern New Jersey.

Escrows and Reserves. At origination of the 321-325 West 42nd Street Mortgage Loan, the borrower deposited approximately (i) $195,101 into a real estate tax reserve account, (ii) $29,313 into an insurance reserve account, (iii) $83,358 into an immediate repairs reserve account, (iv) $72,000 into a free rent reserve account related to the Thriller LLC – Soho Live, NYC tenant, and (v) $75,600 into a multifamily rent reserve.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve on a monthly basis, 1/12th of the real estate taxes that lender estimates will be payable during the next 12 months, which currently equates to approximately $48,775.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $4,886).

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $864.

Rollover Reserves - The borrower is required to deposit into a rollover reserve for TI/LC costs, on a monthly basis, an amount equal to approximately $250.

Lease Sweep Reserves – On each payment date during the continuance of a Lease Sweep Period (as defined below), all excess cash flow (or such portion of excess cash flow that is allocated by the lender into the lease sweep reserve account) will be required to be deposited into the lease sweep reserve account for approved TI/LC expenses associated with Lease Sweep Leases (as defined below).

Multifamily Rent Reserves – The borrower is required to deposit $75,600 into a multifamily rent reserve, which equates to the amount of rent that would be paid for the two currently vacant units for a period of nine months. Pursuant to the 321-325 42nd Street Mortgage Loan documents, this amount will be disbursed in $4,200 increments for each applicable vacant unit on the payment dates from September 2025 through May 2026. On the payment date prior to the final disbursement of the upfront multifamily rent reserve if the Multifamily Rent Release Conditions (as defined below) have not been satisfied with respect to both vacant units, the borrower will deposit $75,600 into the multifamily rent reserve. However, in the event (i) the Multifamily Rent Release Conditions have been satisfied for one unit, the deposit will be equal to $37,800, or (ii) the borrower leases one or both of the units for an amount less than $4,200 per unit, the deposit will be calculated by multiplying nine by the difference between the actual rent and $4,200. The borrower will be obligated to make such deposits until the Multifamily Rent Release Conditions have been satisfied.

The “Multifamily Rent Release Conditions” means the date on which the borrower satisfies either of the following conditions (a) all of the following conditions have been satisfied: (i) the borrower has leased both vacant units to a third party, (ii) the borrower has provided an officer’s certificate that the evidence delivered to the lender is true and accurate, (iii) each tenant is in occupancy and paying full, unabated rent, is not otherwise in default under the lease, and the monthly lease rent is not less than $4,200 or (b) the date the debt service coverage ratio, calculated using the underwritten net cash flow, excluding disbursements from the multifamily rent reserve account, and the actual debt service for the preceding 12 month period, is equal to or greater than 1.25x for two consecutive calendar quarters.

B-87

Annex B	BMO 2025-5C12
No. 10 – 321-325 West 42nd Street

Lockbox / Cash Management. The 321-325 West 42nd Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to open and maintain a lockbox account, for the sole benefit of the lender. During the continuation of a Trigger Period the borrower is required to deposit, or cause to be deposited, all gross income from the 321-325 West 42nd Street Property into the lockbox account. All excess funds on deposit in the account after the application of such funds in accordance with the 321-325 West 42nd Street Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 321-325 West 42nd Street Mortgage Loan. If no Trigger Period is continuing all funds in the excess cash flow account will be returned to the borrower.

A “Trigger Period” means a period (a) commencing upon the earliest to occur of (i) an event of default, (ii) on and after the January 2026 payment date, the debt service coverage ratio being less than 1.15x for two consecutive calendar quarters, and (iii) a Lease Sweep Period, and (b) (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z), with respect to clause (iii) above, the cessation of the Lease Sweep Period.

A “Lease Sweep Period” means with respect to each Lease Sweep Lease, the earlier to occur of (i) twelve months prior to the earliest stated expiration date, (ii) the date by which the tenant is required to give notice of its exercise of a renewal option, (iii) the date the tenant gives notice of its intent not to renew or extend its lease, (iv) the borrower or property manager receives notice the tenant is exercising its right to terminate its lease, (v) the date the lease is surrendered, cancelled or terminated, (vi) the date the tenant discontinues its business, vacates or ceases occupancy its space, gives written notice it intends to do any of the foregoing, or subleases its space to a tenant with a lesser term or lower rent, (vii) a monetary or material non-monetary default under the lease, or (viii) the tenant is party to an insolvency proceeding.

A Lease Sweep Period will end upon the occurrence of (a) with regard to clauses (i), (ii), (iii), and (iv) above, the entirety of the tenant’s space has been leased to one or more tenants and the applicable tenant has accepted possession and is in occupancy of the space, is open for business and paying rent, the tenant is not subject to a bankruptcy action, all construction costs have been paid in full or reserved, all leasing commissions and tenant improvement obligations have been paid in full, (b) with regard to clause (v) above, the termination option is not validly exercised, or is otherwise irrevocably waived, (c) with regard to clause (vi) above, the tenant has re-commenced operations for a period of six consecutive months, (d) with regard to clause (vii) above, the date the default has been cured and no other default exits for a period of six consecutive months, and (e), with regards to clause (viii) above, the insolvency proceeding has terminated or the lease has been affirmed, assumed or assigned in a manner reasonable acceptable to the lender.

A “Lease Sweep Lease” means (i) the Sky Pavilion lease, (ii) the Soup Dumpling lease, or (iii) any renewal or replacement lease with respect to all or a portion of such tenant’s space.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

B-88

Annex B	BMO 2025-5C12
No. 11 – The Life Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,500,000	Title:	Fee
Cut-off Date Principal Balance:	$18,500,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	2.9%	Net Rentable Area (Rooms):	98
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Life 31 LLC	Year Built / Renovated:	1894 / 2017
Borrower Sponsors:	Joshua Roshanzamir and Justin Adelipour	Occupancy / ADR / RevPAR:	82.4% / $227.84 / $187.83
Interest Rate:	7.31900%	Occupancy / ADR / RevPAR Date:	6/30/2025
Note Date:	8/8/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,632,397 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2):	$2,027,929 (TTM 6/30/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	82.4% / $227.84 / $187.83
Amortization Type:	Interest Only	UW Revenues:	$7,925,356
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$5,558,007
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$2,367,349
Additional Debt:	No	UW NCF:	$2,050,334
Additional Debt Balance:	NAP	Appraised Value / Per Room:	$42,500,000 / $433,673
Additional Debt Type:	NAP	Appraisal Date:	5/15/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$188,776
Taxes:	$0	$98,188(3)	N/A	Maturity Date Loan / Room:	$188,776
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.5%
FF&E:	$0	(4)	N/A	Maturity Date LTV:	43.5%
Deferred Maintenance:	$437,500	$0	N/A	UW NCF DSCR:	1.49x
Seasonality(5):	$0	$145,000	N/A	UW NOI Debt Yield:	12.8%
PIP:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	94.2%	Loan Payoff	$18,357,707	93.5%
Borrower’s Equity	1,131,730	5.8	Closing Costs(6)	836,523	4.3
			Upfront Reserves	437,500	2.2

Total Sources	$19,631,730	100.0%	Total Uses	$19,631,730	100.0%
(1)	4th Most Recent NOI and 3rd Most Recent NOI are not available as The Life Hotel Property (as defined below) was not in operation due to the COVID-19 pandemic.
(2)	The increase from Most Recent NOI (TTM 6/30/2025) to UW NOI is primarily attributable to increased revenues stemming from the food and beverage lease.
(3)	The borrower is required to deposit into the tax reserve (i) on each payment date occurring in October, November and December of 2025, an amount equal to approximately $98,188 and (ii) on each payment date thereafter, 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months, initially approximately $49,094.
(4)	Monthly FF&E Reserves are an amount equal to the greatest of (i) 4.0% of the projected gross revenue for The Life Hotel Property for the prior month, (ii) the then-current amount required by the management agreement, and (iii) the then-current amount required by the franchise agreement for approved capital expenditures.
(5)	The borrower is required to deposit into the seasonality reserve (i) on each monthly payment date occurring in October, November, and December of 2025, the amount of $145,000 and (ii) beginning in 2026, on each monthly payment date occurring in April, May, June, July, August, September, October, November and December of each calendar year occurring during the term of The Life Hotel Mortgage Loan (as defined below), initially $50,000 and, beginning in 2027, an amount determined in good faith by the lender.
(6)	Closing Costs include $185,000 upfront fee.

The Loan. The eleventh largest mortgage loan (“The Life Hotel Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,500,000 and is secured by the borrower’s fee interest in a 98-room select service hotel located in New York, New York (“The Life Hotel Property”). The Life Hotel Mortgage Loan was originated on August 8, 2025 by DBR Investments Co. Limited and accrues interest at a fixed rate of 7.31900% per annum. The Life Hotel Mortgage Loan has a five-year term, accrues interest on an Actual/360 basis and is interest only for the entire term of the loan. The scheduled maturity date of The Life Hotel Mortgage Loan is September 6, 2030.

B-89

Annex B	BMO 2025-5C12
No. 11 – The Life Hotel

The Property. The Life Hotel Property is an ten-story, boutique, select service hotel located in the Midtown Manhattan neighborhood of New York, New York. Built in 1894, The Life Hotel Property underwent a full renovation in 2017. The Life Hotel Property consists of 98 rooms and includes a 24-hour fitness center, a lobby café servicing to-go breakfast and coffee, and two food and beverage outlets: Zoi Nomad Mediterranean Cuisine, a ground-level restaurant, and TEN 11 Lounge Nomad, a speakeasy-style bar located on the cellar level. There is no on-site parking, which is consistent with the market. The guestrooms include 75 king rooms, 12 queen rooms and 11 double queen suites. Each room is outfitted with a 60-inch flat-screen smart TV, decorative wall moldings, hardwood flooring, premium bedding with pillowtop mattresses, air conditioning, deep soaking bathtubs with shower combinations, designer bath amenities, hair dryers, work desks with chairs, and in-room safes.

Environmental. According to the Phase I environmental assessment dated May 22, 2025, there was no evidence of any recognized environmental conditions at The Life Hotel Property.

Appraisal. According to the appraisal, The Life Hotel Property had an “as-is” appraised value of $42,500,000 as of May 15, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$42,500,000	7.40%
(1)	Source: Appraisal.

The Market. The Life Hotel Property is situated in the New York City hotel market and the Midtown South hotel submarket. According to the appraisal, the Midtown South hotel submarket totals over 28,000 rooms, approximately 24% of New York City’s room inventory. The Midtown South hotel submarket is typically the lowest RevPAR performer in Manhattan due to its large exposure to lower-rated group and convention business. The Midtown South hotel submarket currently has approximately 1,100 rooms under construction, which is 3.7% of the Midtown South hotel submarket’s total inventory – less than the 5.9% average for the market. The New York City hotel market has performed well over the last several years as tourism and business travels return to and exceed pre-pandemic levels. As of 2024, ADR registered at $235.79, a 7.5% increase over 2023, and RevPAR ended 2024 at $180.29, a 3.7% increase over 2023. Occupancy saw a decline, decreasing by 3.5% from 79.2% in 2023 to 76.5% in 2024.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at The Life Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Life Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023(3)	78.9%	$217.65	$171.83	88.9%	$237.80	$211.43	112.6%	109.3%	123.0%
12/31/2024	74.9%	$240.16	$179.99	82.7%	$217.33	$179.76	110.4%	90.5%	99.9%
6/28/2025(4)	91.0%	$269.82	$245.55	88.1%	$239.11	$210.61	96.8%	88.6%	85.8%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at The Life Hotel Property are attributable to differing reporting methodologies and/or timing differences.
(3)	12/31/2023 reflects data from August 2023 to December 2023, as The Life Hotel Property was not in operation for the full year.
(4)	Represents the running 28 days ending June 28, 2025.

B-90

Annex B	BMO 2025-5C12
No. 11 – The Life Hotel

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Life Hotel Property:

Operating History and Underwritten Net Cash Flow
	2024	TTM (1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	82.90%	82.40%	82.40%
ADR	$217.33	$227.84	$227.84
RevPAR	$180.22	$187.83	$187.83
Room Revenue	$6,446,437	$6,718,574	$6,718,574	$68,557	84.8%
Food and Beverage Revenue	0	0	360,000	3,673	4.5%
Other Income	806,530	906,782	846,782	8,641	10.7%
Total Revenue	$7,252,967	$7,625,356	$7,925,356	$80,871	100.0%
Room Expense	$3,388,037	$3,351,308	$3,351,308	$34,197	42.3%
Departmental Expenses	$3,388,037	$3,351,308	$3,351,308	$34,197	42.3%
Departmental Profit	$3,864,930	$4,274,048	$4,574,048	$46,674	57.7%
Operating Expenses	$1,314,889	$1,268,209	$1,268,209	$12,941	16.0%
Gross Operating Profit	$2,550,041	$3,005,839	$3,305,839	$33,733	41.7%
Management Fees	$217,590	$228,754	$237,761	$2,426	3.0%
Property Taxes	563,770	586,635	564,000	5,755	7.1%
Property Insurance	136,284	162,521	136,730	1,395	1.7%
Total Other Expenses	$917,644	$977,910	$938,491	$9,576	11.8%
Net Operating Income	$1,632,397	$2,027,929	$2,367,349	$24,157	29.9%
FF&E	290,119	305,014	317,014	3,235	4.0%
Net Cash Flow	$1,342,278	$1,722,915	$2,050,334	$20,922	25.9%
(1)	TTM as of June 30, 2025.
(2)	Per Room values are based on 98 rooms.
(3)	% of Total Revenue column represents percent of Total Revenue for all revenue and expense lines.

B-91

Annex B	BMO 2025-5C12
No. 12 – Precise Space
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,220,000	Title:	Fee
Cut-off Date Principal Balance:	$17,220,000	Property Type – Subtype:	Industrial – Warehouse
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	150,000
Loan Purpose:	Acquisition	Location:	Rhome, TX
Borrower:	Precise Leopard, LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Albert Travis Spaulding and Mauricio A. Benavides	Occupancy:	100.0%
Interest Rate:	6.55000%	Occupancy Date:	7/15/2025
Note Date:	7/18/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/1/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$517,798 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(1):	$809,282 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$2,218,496
Call Protection:	L(26),D(31),O(3)	UW Expenses:	$543,708
Lockbox / Cash Management:	Hard / Springing	UW NOI(1):	$1,674,788
Additional Debt:	No	UW NCF:	$1,611,221
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$25,600,000 / $171
Additional Debt Type:	NAP	Appraisal Date:	6/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$115
Taxes:	$129,163	$18,452	N/A	Maturity Date Loan / SF:	$115
Insurance:	$28,096	$9,365	N/A	Cut-off Date LTV:	67.3%
Replacement Reserves:	$82,500	Springing	$82,500	Maturity Date LTV:	67.3%
TI / LC Reserve(2):	$270,504	Springing	$270,504	UW NCF DSCR:	1.41x
Other Reserves(3):	$100,000	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,220,000	66.3%	Purchase Price	$25,000,000	96.3%
Sponsor Equity	8,750,717	33.7	Upfront Reserves	610,263	2.3
			Closing Costs	360,455	1.4
Total Sources	$25,970,717	100.0%	Total Uses	$25,970,717	100.0%
(1)	Historical financial information is not included prior to 2024 as the Precise Space Property (as defined below) was constructed in 2023. Increase in historical NOI to UW NOI is due to the lease-up of the Precise Space Property since construction.
(2)	Following the balance of the TI / LC reserve falling below $125,000, the borrower will be required to make monthly deposits equal to $7,514, subject to a cap of $270,504.
(3)	Other Reserves consist of $100,000 for an on-site water well to be brought into compliance with all current requirements of the Texas Commission on Environmental Quality.

The Loan. The twelfth largest mortgage loan (the “Precise Space Mortgage Loan”) is secured by the borrower’s fee interest in a 150,000 square foot industrial warehouse property located in Rhome, Texas (the “Precise Space Property”). The Precise Space Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.55000% per annum on an Actual/360 basis.

The Property. The Precise Space Property consists of a 150,000 square foot, multi-tenant industrial warehouse business park located in Rhome, Texas. Built in 2023 and situated on 20.98 acres, the improvements consist of four, single-story buildings and the Precise Space Property includes 262 parking spaces (resulting in a parking ratio of 1.75 spaces per 1,000 square feet). The Precise Space Property has 20-foot clear height ceilings and 60 grade-level doors. The Precise Space Property is 100.0% leased to nine tenants, with one of the tenants leasing eight acres of land for parking and yard storage. The borrower acquired the Precise Space Property on the origination date for $25.0 million.

B-92

Annex B	BMO 2025-5C12
No. 12 – Precise Space

Major Tenants. The three largest tenants at the Precise Space Property by net rentable area and underwritten base rent are Commercial Van Interiors (“CVI”), 114 Industrial Park II, LLC and Oncor Electric Delivery Company, LLC (“Oncor”).

Commercial Van Interiors (25,000 square feet; 16.7% NRA; 35.7% underwritten base rent). CVI is a privately owned company specializing in the upfitting of commercial vans and trucks. Founded in 1985, CVI works with individual contractors, regional companies, municipalities and national corporations to create customized interiors that focus on the customer’s organizational, safety and equipment needs. CVI has more than 15 branches and numerous mobile installers across the county. CVI occupies 25,000 square feet on a lease that expires May 31, 2029. CVI has one, two-year renewal option and no termination options. Additionally, CVI leases approximately eight acres of land for parking/yard storage via two leases expiring May 31, 2029, and August 31, 2030, respectively. The parking leases each have one, two-year renewal option and no termination options.

114 Industrial Park II, LLC (25,000 square feet; 16.7% NRA; 12.1% underwritten base rent). 114 Industrial Park II, LLC is the seller of the Precise Space Property. In connection with the sale of the Precise Space Property on the origination date, the borrower and the seller entered into a lease pursuant to which the seller rents 25,000 square feet through June 30, 2026. The lender included the annual rent due under the lease of approximately $232,000 in underwritten base rent. The lease has no renewal options and will automatically terminate early in the event the borrower executes a new lease for the entire premises occupied by the seller during the lease term; however, if only a portion of the premises is re-leased, only the portion of the premises with respect to the new lease will automatically terminate. At loan origination, approximately $294,496 was placed in escrow with a third-party title company and such funds will be used to guarantee the seller’s obligation to pay rent under the lease. The escrowed funds with respect to the portion of the premises then-occupied by the seller will be released to the borrower monthly through the lease term. The borrower has collaterally assigned its rights under the escrow agreement to the lender.

Oncor Electric Delivery Company, LLC (20,000 square feet; 13.3% NRA; 10.6% underwritten base rent). Oncor is an energy delivery company that serves more than 400 communities and 98 counties in Texas. Oncor occupies 20,000 square feet on a lease that expires July 31, 2029. Oncor has two, one-year renewal options and the one-time right to terminate its lease effective as of July 31, 2027, with at least 90 days’ prior notice and payment of a termination fee.

Appraisal. According to the appraisal, the Precise Space Property had an “as-is” appraised value of $25,600,000 as of June 24, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$25,600,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated January 27, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Precise Space Property.

The following table presents certain information relating to the historical and current occupancy at the Precise Space Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
N/A	N/A	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of July 15, 2025.

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Annex B	BMO 2025-5C12
No. 12 – Precise Space

The following table presents certain information relating to the major tenants at the Precise Space Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Commercial Van Interiors(2)	NR/NR/NR	25,000	16.7%	$9.28	$685,303	35.7%	5/31/2029
114 Industrial Park II, LLC	NR/NR/NR	25,000	16.7%	9.28	232,000	12.1%	6/30/2026
Oncor Electric Delivery Company, LLC	NR/NR/NR	20,000	13.3%	10.21	204,200	10.6%	7/31/2029
J2 Collective, LLC dba Power Pickle	NR/NR/NR	15,000	10.0%	10.54	158,100	8.2%	8/31/2034
Plasti-Fab Incorporated	NR/NR/NR	15,000	10.0%	10.00	150,000	7.8%	1/31/2032
Kartin Distributors d/b/a Go Power Sports	NR/NR/NR	15,000	10.0%	10.00	150,000	7.8%	1/31/2028
Eastleigh Holdings, LLC d/b/a D-BAT North Fort Worth	NR/NR/NR	15,000	10.0%	9.28	139,243	7.3%	7/31/2033
Efficiency Fitness, LLC d/b/a CrossFit OYL	NR/NR/NR	10,000	6.7%	11.09	110,900	5.8%	2/28/2034
Satisfied Kustoms, LLC	NR/NR/NR	10,000	6.7%	9.01	90,100	4.7%	10/31/2028
Occupied Collateral Total / Wtd. Avg.(2)		150,000	100.0%	$9.78	$1,919,846	100.0%
Vacant Space		0	0.0%
Collateral Total		150,000	100.0%

(1)	Based on the underwritten rent roll dated as of July 15, 2025.
(2)	Commercial Van Interiors leases 25,000 square feet via a lease expiring May 31, 2029, and leases approximately eight acres of land for parking/yard storage via two leases expiring May 31, 2029, and August 31, 2030, respectively. With respect to Commercial Van Interiors and the Occupied Collateral Total / Wtd. Avg., the UW Base Rent and % of Total UW Base Rent include rent for the two parking leases; however, the Net Rentable Area (SF), % of Total NRA and UW Base Rent PSF exclude rent for the two parking leases.

The following table presents certain information relating to the tenant lease expirations at the Precise Space Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	1	25,000	16.7	232,000	12.1		25,000	16.7%	$232,000	12.1%
2027	0	0	0.0	0	0.0		25,000	16.7%	$232,000	12.1%
2028	2	25,000	16.7	240,100	12.5		50,000	33.3%	$472,100	24.6%
2029	3	45,000	30.0	722,643	37.6		95,000	63.3%	$1,194,743	62.2%
2030	1	0	0.0	166,860	8.7		95,000	63.3%	$1,361,603	70.9%
2031	0	0	0.0	0	0.0		95,000	63.3%	$1,361,603	70.9%
2032	1	15,000	10.0	150,000	7.8		110,000	73.3%	$1,511,603	78.7%
2033	1	15,000	10.0	139,243	7.3		125,000	83.3%	$1,650,846	86.0%
2034	2	25,000	16.7	269,000	14.0		150,000	100.0%	$1,919,846	100.0%
2035	0	0	0.0	0	0.0		150,000	100.0%	$1,919,846	100.0%
2036 & Beyond	0	0	0.0	0	0.0		150,000	100.0%	$1,919,846	100.0%
Total	11	150,000	100.0%	$1,919,846	100.0%
(1)	Based on the underwritten rent roll dated as of July 15, 2025.

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Annex B	BMO 2025-5C12
No. 12 – Precise Space

The following table presents certain information relating to the operating history and underwritten net cash flow at the Precise Space Property:

Operating History and Underwritten Net Cash Flow
	2024	TTM	Underwritten	Per Square Foot	%(1)
Base Rent	$949,458	$1,273,431	$1,919,846	$12.80	77.9%
Gross Potential Rent	$949,458	$1,273,431	$1,919,846	$12.80	77.9%
Total Reimbursements	0	0	545,149	3.63	22.1%
Net Rental Income	$949,458	$1,273,431	$2,464,995	$16.43	100.0%
(Vacancy/Credit Loss)	0	0	(246,500)	(1.64)	(10.0)
Effective Gross Income	$949,458	$1,273,431	$2,218,496	$14.79	90.0%
Total Expenses	$431,660	$464,149	$543,708	$3.62	24.5%
Net Operating Income	$517,798	$809,282	$1,674,788	$11.17	75.5%
TI/LC	0	0	36,067	0.24	1.6%
Capital Expenditures	0	0	27,500	0.18	1.2%
Net Cash Flow	$517,798	$809,282	$1,611,221	$10.74	72.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Precise Space Property is located in Rhome, Wise County, Texas, approximately 25 miles and 50 miles northwest of Fort Worth and Dallas, respectively. The Precise Space Property is located adjacent to US Highway 114, approximately three miles east of US Highway 287 and approximately 10 miles west of Interstate 35. Under development near the Precise Space Property at the intersection of US Highways 114 and 287 is a master-planned community, which is planned to include more than 10,000 single-family homes and resort-style community amenities.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Precise Space Property was 646, 11,250 and 37,744, respectively, and the estimated 2024 median household income within the same radii was $95,217, $103,154 and $120,383, respectively. The city of Rhome, Texas has experienced rapid growth in recent years, with the population within a five-mile radius of the Precise Space Property growing 60.2% from 2020 to 2024 and expected to grow 86.7% over the next five years.

According to the appraisal, the Precise Space Property is located within the Dallas-Fort Worth-Arlington industrial market and the Wise County industrial submarket. As of the second quarter of 2025, the Wise County industrial submarket contained 3,534,441 square feet, a vacancy rate of 12.8% and asking rent of $12.41 per square foot. The appraisal determined market rent of $10.50 per square foot NNN.

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Annex B	BMO 2025-5C12
No. 12 – Precise Space

The following table presents certain information with respect to comparable leases to the Precise Space Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Tenant Name	Lease Area (SF)	Clear Ceiling Height	Lease Date/Term (Yrs.)	Annual Base Rent PSF	Lease Type
138 Leopard Road and 160 Cougar Street Rhome, TX	2023 / NAP	150,000(2)	Commercial Van Interiors(2)	25,000(2)	20'	Mar-2024 / 5.3(2)	$9.28(2)	NNN
9204-9300 US Highway 287 Fort Worth, TX	2000 / NAP	28,650	Rangeline Pipeline Services	28,650	16'	Apr-2025 / 5.0	$11.00	NNN
6225 East Highway 114 Rhome, TX	2014 / NAP	59,550	Industrial Tenant	13,750	22'	Jan-2025 / 5.0	$9.50	NNN
115 FM 407 Rhome, TX	2008 / NAP	15,750	Industrial Tenant	15,750	16'	Nov-2024 / 5.0	$9.00	NNN
15080 FM 156 Justin, TX	2017 / NAP	8,534	Fieldhouse Fitness	8,534	18'	May-2024 / 5.0	$12.00	NNN
620 Henrietta Creek Road Roanoke, TX	2002 / NAP	9,176	Undisclosed	5,721	18'	Apr-2024 / 3.0	$10.75	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 15, 2025. Annual Base Rent PSF for Commercial Van Interiors excludes rent for two parking/yard storage leases covering approximately eight acres of land.

B-96

Annex B	BMO 2025-5C12
No. 13 – Gateway Industrial Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$15,250,000	Title:	Fee
Cut-off Date Principal Balance(1):	$15,250,000	Property Type – Subtype:	Industrial - Warehouse/Distribution
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	1,441,839
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrower:	Innovo-Gateway Parcel A, LLC	Year Built / Renovated(5):	Various / 2020-2023
Borrower Sponsors:	Jay Gudebski and Richard G. Allman III	Occupancy:	78.1%
Interest Rate:	6.74000%	Occupancy Date:	6/1/2025
Note Date:	6/9/2025	4th Most Recent NOI (As of):	$4,586,550 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$5,389,457 (12/31/2023)
Interest-only Period:	61 months	2nd Most Recent NOI (As of):	$5,891,023 (12/31/2024)
Original Term:	61 months	Most Recent NOI (As of)(6):	$6,110,500 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	79.3%
Amortization Type:	Interest Only	UW Revenues:	$12,092,176
Call Protection(2):	L(28),D(26),O(7)	UW Expenses:	$3,804,601
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$8,287,574
Additional Debt:	Yes	UW NCF:	$7,924,853
Additional Debt Balance:	$77,750,000	Appraised Value / Per SF:	$160,300,000 / $111
Additional Debt Type:	Pari Passu	Appraisal Date:	6/1/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$65
Taxes(3):	$0	$432,301	NAP	Maturity Date Loan / SF:	$65
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	58.0%
Replacement Reserves:	$0	$12,015	NAP	Maturity Date LTV:	58.0%
TI/LC:	$1,000,000	$114,146	NAP	UW NCF DSCR:	1.25x
Other Reserves(4):	$14,943,426	$0	NAP	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$93,000,000	97.9%	Loan Payoff:	$75,227,499	79.2%
Sponsor Equity	$1,975,547	2.1	Upfront Reserves:	$15,943,426	16.8
			Closing Costs(7):	$3,804,622	4.0
Total Sources	$94,975,547	100.0%	Total Uses	$94,975,547	100.0%
(1)	The Gateway Industrial Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $93,000,000. The Financial Information presented above is based on the Gateway Industrial Center Whole Loan (as defined below).
(2)	Defeasance of the Gateway Industrial Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Gateway Industrial Center Whole Loan to be securitized and (b) June 9, 2028. The assumed defeasance lockout period of 28 payments is based on the anticipated closing date of the BMO 2025-5C12 securitization in October 2025. The actual lockout period may be longer.
(3)	Monthly real estate taxes deposits are $432,301 from July 2025 through September 2025 and thereafter decrease to 1/12th of the annual real estate tax payments that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $117,900).
(4)	Other Reserves are comprised of an initial unfunded obligations reserve of $12,999,018 and a gap rent reserve of $1,944,408.
(5)	The Gateway Industrial Center Property (as defined below) was built in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022.
(6)	The increase from Most Recent NOI to UW NOI is primarily attributable to the IRS (as defined below) executing a new lease with rent expected to commence in May 2026.
(7)	Closing Costs include an interest rate buydown of $2,557,500.

The Loan. The thirteenth largest mortgage loan (the “Gateway Industrial Center Mortgage Loan”) is part of a whole loan (the “Gateway Industrial Center Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $93,000,000 and secured by a first mortgage lien on the borrower’s fee interest in an industrial warehouse/distribution center located in Detroit, Michigan (the “Gateway Industrial Center Property”). The Gateway Industrial Center Whole Loan was co-originated on June 9, 2025 by Argentic Real Estate Finance 2 LLC (“AREF2”) and Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at an interest rate of 6.74000% per annum on an Actual/360 basis. The Gateway Industrial Center Whole Loan has a 61-month term and is interest only for the entire term. The scheduled maturity date of the Gateway Industrial Center Mortgage Loan is the payment date in July 2030.

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Annex B	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The Gateway Industrial Center Mortgage Loan is evidenced by the non-controlling Notes A-5-1, A-5-2 and A-5-3-1 to be contributed by AREF2, with an aggregate original principal balance of $15,250,000. The Gateway Industrial Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C5 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Gateway Industrial Center Mortgage Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$28,250,000	$28,250,000	WFCM 2025-5C5	Yes
A-2	$10,000,000	$10,000,000	BMARK 2025-V16	No
A-3	$8,250,000	$8,250,000	BMARK 2025-V17	No
A-4	$30,000,000	$30,000,000	WFCM 2025-5C5	No
A-5-1	$8,000,000	$8,000,000	BMO 2025-5C12	No
A-5-2	$5,000,000	$5,000,000	BMO 2025-5C12	No
A-5-3-1	$2,250,000	$2,250,000	BMO 2025-5C12	No
A-5-3-2	$1,250,000	$1,250,000	WFCM 2025-5C5	No
Total	$93,000,000	$93,000,000

The Property. The Gateway Industrial Center Property consists of a 1,441,839 SF industrial warehouse and distribution center located in Detroit, Michigan. The Gateway Industrial Center Property is comprised of three buildings on an approximately 68.9-acre site which were constructed in phases in 1948, 1957, 1968, 1973, 1976, 1996, and 2022 with renovations occurring between 2020 and 2023. The Gateway Industrial Center Property features approximately 6.8% of office finish with 118 dock high doors, 17 drive-in doors, and clear heights ranging from 16 to 60 feet, with a weighted average clear height of 28 feet. The Gateway Industrial Center Property also features 1,239 surface parking spaces, resulting in a parking ratio of 0.86 spaces per 1,000 SF.

The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway providing access to multiple interstates, the greater Detroit metropolitan area, and connectivity to Canada and Chicago. As of June 1, 2025, the Gateway Industrial Center Property was 78.1% leased by five tenants.

Major Tenants.

Detroit Manufacturing Systems, LLC (“DMS”) (727,535 SF, 50.5% of NRA, 48.8% of UW Rent). Founded in 2012, DMS is a privately held contract manufacturer and assembly provider for the automotive, heavy truck, industrial, recreational, and government industries. DMS offers multiple services including build to print, error proofing, protype creation, sub-assembly of components (robotic and mechanical), and full module assembly. DMS has a team of 1,700 trained professionals and produces over 2,300,000 assemblies per year resulting in over $1 billion in annual sales. DMS has been a tenant at the Gateway Industrial Center Property since June 2013 and has expanded its space multiple times and has also invested over $100 million in buildouts and equipment into its respective spaces. DMS currently leases 727,535 SF of space at the Gateway Industrial Center Property under multiple leases with current lease terms through September 2027 in relation to 572,610 SF of space and October 2027 in relation to 154,925 SF of space. DMS has two, five-year renewal options in relation to 484,610 SF of its space and no termination options remaining.

General Services Administration – Internal Revenue Service (“IRS”) (80,556 SF, 5.6% of NRA, 22.8% of UW Rent). Established in 1862, the Internal Revenue Service is a bureau of the Department of the Treasury and is responsible for administering and enforcing federal tax laws in the United States, including processing tax returns, collecting federal taxes, and issuing refunds. The IRS recently executed a lease for 80,556 square feet of space at the Gateway Industrial Center Property and plans to use this space for the Wage & Investment Correspondence Production Services print facility, which processes approximately 200 million mailings per year. The IRS is not yet in occupancy and its space is currently being built out. Rent under the IRS lease is expected to commence in May 2026. The lease is expected to have a lease term through April 2038 (based on the expected rent commencement date) with no renewal options. At origination, $12,999,018 was reserved for unfunded obligations and $1,944,408 for gap rent in relation to the IRS space. The IRS has the option to

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Annex B	BMO 2025-5C12
No. 13 – Gateway Industrial Center

terminate its lease, in whole or in part, at any time on or after the end of the firm term of the lease (which is expected to be April 30, 2034 based on the expected commencement date), by providing no less than 90 days’ prior written notice. We cannot assure you that the IRS will take occupancy and commence paying rent as expected or at all.

Tiberina Detroit, Inc. (“Tiberina”) (200,000 SF, 13.9% of NRA, 20.2% of UW Rent). Tiberina is an Italian automotive supplier which provides body components for automakers. Tiberina offers a variety of products and services including cross car beams, impact beams, suspensions, and skin panels. Tiberina has been a tenant at the Gateway Industrial Center Property since October 2023 and has a current lease term through December 2033 with two, five-year renewal options and no termination options remaining.

Appraisal. According to the appraisal, the Gateway Industrial Center Property had an “as-stabilized” appraised value of $160,300,000 as of June 1, 2026. The Gateway Industrial Center Property had an “as-is” appraised value of $144,200,000 as of May 9, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value(2)	Capitalization Rate
Income Capitalization Approach	$160,300,000	6.25%
(1)	Source: Appraisal.
(2)	Represents the “as-stabilized” appraised value as of June 1, 2026.

Environmental. According to the Phase I environmental site assessment dated June 6, 2025, there was a controlled recognized environmental condition at the Gateway Industrial Center Property relating to impacts to soil, soil vapor, and shallow perched groundwater associated with long-term industrial use. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the Gateway Industrial Center Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
100.0%	79.4%	77.7%	78.1%

(1)	Historical Occupancies represent the average occupancies during each respective year.
(2)	Current Occupancy is as of June 1, 2025.

The following table presents certain information relating to the largest tenants at the Gateway Industrial Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Detroit Manufacturing Systems, LLC	NR/NR/NR	727,535	50.5%	$5.93	$4,311,550	48.8%	Various(3)
Tiberina Detroit, Inc.	NR/NR/NR	200,000	13.9	$8.92	1,784,000	20.2	12/31/2033
Quaker Houghton PA, Inc.	NR/NR/NR	117,700	8.2	$4.51	531,083	6.0	9/30/2028
General Services Administration – IRS(4)	Aa1/AA+/AA+	80,556	5.6	$25.00	2,013,689	22.8	4/30/2038
Parsec, Inc.(5)	NR/NR/NR	1	0.0	NAP	185,979	2.1	11/30/2026
Major Tenants		1,125,792	78.1%	$7.67	$8,826,301	100.0%
Other Tenants		0	0.0	0.00	0	0.0
Occupied Collateral Total / Wtd. Avg.		1,125,792	78.1%	$7.67	$8,826,301	100.0%

Vacant Space		316,047	21.9%

Collateral Total		1,441,839	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	DMS occupies 727,535 SF of space at the property. 572,610 SF of that space expires September 30, 2027 and 154,925 SF of space expires October 31, 2027.
(4)	The IRS has the option to terminate its lease, in whole or in part, at any time after the end of the firm term of the lease (which is expected to be April 30, 2034), by providing no less than 90 days’ prior written notice.
(5)	Parsec, Inc. leases 6.12 acres of land at the Gateway Industrial Center Property which it utilizes for container storage. UW Base Rent PSF excludes rent and net rentable area attributable to this space.
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Annex B	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The following table presents certain information relating to the tenant lease expirations at the Gateway Industrial Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	316,047	21.9%	NAP	NAP	316,047	21.9%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%	316,047	21.9%	$0	0.0%
2026(2)	1	1	0.0	185,979	2.1	316,048	21.9%	$185,979	2.1%
2027	1	727,535	50.5	4,311,550	48.8	1,043,583	72.4%	$4,497,529	51.0%
2028	1	117,700	8.2	531,083	6.0	1,161,283	80.5%	$5,028,612	57.0%
2029	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2030	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2031	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2032	0	0	0.0	0	0.0	1,161,283	80.5%	$5,028,612	57.0%
2033	1	200,000	13.9	1,784,000	20.2	1,361,283	94.4%	$6,812,612	77.2%
2034	0	0	0.0	0	0.0	1,361,283	94.4%	$6,812,612	77.2%
2035	0	0	0.0	0	0.0	1,361,283	94.4%	$6,812,612	77.2%
2036 & Beyond	1	80,556	5.6	2,013,689	22.8	1,441,839	100.0%	$8,826,301	100.0%
Total/Wtd. Avg.	5	1,441,839	100.0%	$8,826,301	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of rent steps through December 1, 2025.
(2)	2026 includes space leased to Parsec, Inc., which leases 6.12 acres of land at the Gateway Industrial Center Property that it utilizes for container storage.

The following table presents certain information relating to the operating history and underwritten net cash flow of the Gateway Industrial Center Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	TTM 4/30/2025	Underwritten	Per SF	%(1)
Rents in Place(2)	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$8,584,904	$5.95	56.3%
Contractual Rent Steps(2)	0	0	0	0	0	241,396	0.17	1.6%
Vacant Income	0	0	0	0	0	3,160,370	2.19	20.7%
Gross Potential Rent	$3,995,707	$4,573,491	$5,706,503	$6,581,856	$6,626,405	$11,986,670	$8.31	78.6%
Total Reimbursements	1,694,757	2,313,365	2,561,445	2,942,059	3,123,473	3,265,875	2.27	21.4%
Other Income	26,945	117,324	26,411	66,303	95,106	0	0.00	0.0%
Net Rental Income	$5,717,410	$7,004,179	$8,294,359	$9,590,218	$9,844,984	$15,252,545	$10.58	100.0%
(Vacancy/Credit Loss/Abatements)	0	0	0	0	0	(3,160,370)	(2.19)	(20.7)%
Effective Gross Income	$5,717,410	$7,004,179	$8,294,359	$9,590,218	$9,844,984	$12,092,176	$8.39	79.3%
Total Expenses	$2,242,391	$2,417,629	$2,904,901	$3,699,195	$3,734,484	$3,804,601	$2.64	31.5%
Net Operating Income(3)	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$8,287,574	$5.75	68.5%
Capital Expenditures	0	0	0	0	0	144,184	0.10	1.2%
TI/LC	0	0	0	0	0	218,538	0.15	1.8%
Net Cash Flow	$3,475,019	$4,586,550	$5,389,457	$5,891,023	$6,110,500	$7,924,853	$5.50	65.5%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on the June 1, 2025 rent roll inclusive of rent steps through December 1, 2025.
(3)	The increase in underwritten net operating income from TTM net operating income is primarily attributable to the IRS executing a new lease with rent expected to commence in May 2026.

B-100

Annex B	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The Market. The Gateway Industrial Center Property is located at 12601 and 12701 Southfield Freeway in Detroit, Michigan. The Gateway Industrial Center Property benefits from its location in Detroit, which is the second-largest regional economy in the Midwest and the center of the U.S. automobile industry. Furthermore, the Gateway Industrial Center Property is located at the intersection of Interstate 96 and the Southfield Expressway which offer access to multiple interstates, major manufacturing and e-commerce facilities, international transportation from the Canadian border, and the greater metropolitan area. The Gateway Industrial Center Property is also located approximately 16.0 miles from the Detroit Metropolitan Airport.

According to a third-party market research report, the Gateway Industrial Center Property is located within the Groesbeck Central industrial submarket of the overall Detroit metropolitan industrial market. As of June 18, 2025, the Detroit industrial market had inventory of 632,953,017, an availability rate of 6.2%, and average asking rent of $8.99 per square foot. As of June 18, 2025, the Groesbeck Central industrial submarket had inventory of 16,037,938, a vacancy rate of 5.1%, and average asking rent of $8.95 per square foot.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Gateway Industrial Center Property was 13,326, 139,781, and 398,992, respectively. The 2024 average household income within the same radii was $59,405, $51,892 and $58,903, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions at the Gateway Industrial Center Property:

Market Rent Summary(1)
Space Type	Gross Leaseable Area (SF)	Market Rent ($/SF/Yr.)	Reimbursements	Escalations	Tenant Improvements (New Tenants)	Average Lease Term
North Building	484,609	$7.25	Net	3.00%	$1.00	60 Months
South Building	476,225	$6.25	Net	3.00%	$1.00	60 Months
New Development (A3 and A5)	200,000	$8.75	Net	3.50%	$1.00	84 Months
New Development (A4 – GSA)	80,554	$11.50	Net	3.50%	$5.00	84 Months
Container Storage Lot	1	$21,420	Net	3.00%	$0.00	60 Months
(1)	Source: Appraisal.

B-101

Annex B	BMO 2025-5C12
No. 13 – Gateway Industrial Center

The following table presents certain information relating to comparable anchor tenants for the Gateway Industrial Center Property:

Comparable Industrial Leases(1)
Property Name/Address	Year Built	NRA (SF)	Dock-High Doors	Drive-In Doors	Clear Heights	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	Rent (PSF)
Gateway Industrial Center	Various(2)	1,441,839	118	17	28.0'	Tiberina Detroit, Inc.(3)	200,000(3)	Oct-23(3)	10(3)	$8.58(3)
Gestamp 52153 Sierra Drive Chesterfield Township, MI	2024	460,000	20	8	30.0'	Gestamp North America	460,000	Dec-24	15	$10.85
Warehouse Facility 18300 Vernier Road Harper Woods, MI	2024	208,204	10	1	36.0'	Home Express Delivery Services	104,353	Dec-24	5	$9.24
Ford Monroe Packaging Center 14741 Laplaisance Road Monroe, MI	2024	1,100,624	100	4	36.0'	Ford Motor Company	1,100,624	Oct-24	10	$8.37
Detroit Commerce Center 14250 Plymouth Road Detroit, MI	2024	793,520	85	6	40.0'	General Motors	793,520	Apr-24	10	$8.75
Crossroads Distribution Center North 6110 Haggerty Road Belleville, MI	2024	630,421	100	5	36.0'	DSV A/S	407,088	Jan-24	10	$8.75
Eastland Commerce Center -Building 1 18000 Vernier Road Harper Woods, MI	2024	297,000	52	2	36.0'	Thai Summit America Corp.	297,000	Oct-23	7	$8.00
Haylard Ridge Business Park 15000 North Ridge Road Plymouth, MI	2023	286,347	61	2	32.0'	Choctaw-Kaul Distribution	286,347	Jul-23	10	$7.65
Allied Commerce Center - Building 3 31774 Enterprise Drive Livonia, MI	1980	183,959	36	2	22.0'	Sll Star Auto Lights, Inc.	43,080	Sep-24	7	$6.75
Industrial Facility 449 Executive Drive Troy, MI	1979	33,001	0	1	22.0'	Polymershapes	33,001	Jun-24	5	$7.70
Kuka Systems 6833 Center Drive Sterling Heights, MI	1998	66,132	0	4	28.0'	KUKA Systems North America LLC	66,132	Apr-24	10	$6.95
Crossroads Distribution Center South Bldg II 41873 Ecorse Road Belleville, MI	1998	550,000	119	2	30.0'	Scholastic Book Fairs	65,484	Oct-23	5	$6.10
Industrial Facility 6400 East 14 Mile Road Warren, MI	2000	1,012,168	69	1	28.0'	Samsung SDI America, Inc.	274,000	Apr-23	5	$6.32
Industrial Facility 6200 Metro Parkway Sterling Heights, MI	1967	388,273	59	12	23.0'	Gannet Publishing	388,273	Feb-23	5	$4.36
(1)	Source: Appraisal, unless otherwise noted.
(2)	The Gateway Industrial Center Property was built in phases in 1948, 1957, 1968, 1973, 1976, 1996 and 2022.
(3)	Based on the underwritten rent roll dated June 1, 2025. Rent (PSF) represents the underwritten base rent excluding contractual rent steps.

B-102

Annex B	BMO 2025-5C12
No. 14 – Supreme High Street Retail
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,000,000	Title:	Fee
Cut-off Date Principal Balance:	$15,000,000	Property Type – Subtype:	Retail – Single Tenant
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	8,370
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	45 Street Holdings, LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsor:	Joseph Niederman	Occupancy:	100.0%
Interest Rate:	6.61700%	Occupancy Date:	10/6/2025
Note Date:	8/4/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,369,017
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$41,071
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,327,946
Additional Debt:	No	UW NCF:	$1,317,902
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$21,600,000 / $2,581
Additional Debt Type:	NAP	Appraisal Date:	6/16/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,792
Taxes:	$57,041	$5,704	N/A	Maturity Date Loan / SF:	$1,792
Insurance:	$10,558	$5,279	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$140	N/A	Maturity Date LTV:	69.4%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.31x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,000,000	100.0%	Loan Payoff	$6,065,376	40.4%
			Return of Equity	7,256,131	48.4
			Closing Costs(2)	1,610,893	10.7
			Reserves	67,599	0.5
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%
(1)	Historical cashflows for the Supreme High Street Retail Property (as defined below) are not available as the sole tenant did not take occupancy until March 1, 2024.
(2)	Closing Costs include $600,000 upfront fee.

B-103

Annex B	BMO 2025-5C12
No. 14 – Supreme High Street Retail

The Loan. The fourteenth largest mortgage loan (the “Supreme High Street Retail Mortgage Loan”) is evidenced by one promissory note with an original principal balance as of the Cut-off Date of $15,000,000. The Supreme High Street Retail Property is secured by a first priority fee mortgage encumbering an 8,370 square foot, single tenant, retail property located in Miami, Florida (the “Supreme High Street Retail Property”). The Supreme High Street Retail Mortgage Loan was originated on August 4, 2025 by DBR Investments Co. Limited (“DBRI”). The Supreme High Street Retail Mortgage Loan accrues interest at a fixed, per annum rate of 6.61700% on an Actual/360 basis. The scheduled maturity date of the Supreme High Street Retail Mortgage Loan is August 6, 2030. The Supreme High Street Retail Mortgage Loan is interest only with a 60 month term.

The Property. The Supreme High Street Retail Property is a 8,370 square foot single tenant, retail, property located within the Wynwood-Design District of Miami, Florida. The Supreme High Street Retail Property was constructed in 2020 and includes 3,465 square feet of ground floor selling space, 3,465 square feet of second floor space, and 1,440 square feet of mezzanine space. As of October 6, 2025, the Supreme High Street Property is 100% leased to Supreme, a popular fashion brand. The construction and buildout align with Supreme’s brand – white walls and polished concrete, and notably a skate bowl which is suspended above the selling space. Additionally, the Supreme High Street Retail Property features an expansive glass frontage and modern facades. The location of the Supreme High Street Retail Property benefits from pedestrian traffic and proximity to other luxury retailers such as Gucci, Dior and Louis Vuitton.

Sole Tenant. The Supreme High Street Retail Property is fully leased to Supreme.

Supreme (8,370 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Founded in 1994 in Manhattan’s SoHo neighborhood, Supreme grew from a local skate shop to an internationally recognized streetwear fashion brand know for limited-edition items, a ‘cult-like’ following, and collaborations with other brands including Nike, The North Face, Louis Vuitton and Burberry. As of September 12, 2025, Supreme has 18 locations, with 6 being in the United States. In 2024, Supreme was sold to EssilorLuxotica, the parent company of Oakley and Ray-Ban and an investment-grade entity, for approximately $1.5 billion. EssilorLuxotica does not guarantee Supreme’s lease.

The following information presents certain information relating to the historical and current occupancy of the Supreme High Street Retail Property:

Historical and Current Occupancy(1)
2021(2)	2022(2)	2023(2)	Current(3)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Historical occupancy is not available as the Supreme High Street Retail Property was not stabilized.
(3)	Current occupancy is based on the underwritten rent roll as of October 6, 2025.

The following table presents a summary relating to the sole tenant at the Supreme High Street Retail Property:

Tenant Summary(1)
Tenant Name	Net Rentable Area (SF)	% of Total NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF
						Lease Expiration	Renewal Options	Term. Option (Y/N)
Supreme	8,370	100.0%	$1,400,000	100.0%	$167.26	2/28/2035	1, 5-year	Y(3)
Total/Wtd. Avg.	8,370	100.0%	$1,400,000	100.0%	$167.26
(1)	Based on the underwritten rent roll as of October 6, 2025.
(2)	Credit Rating may be that of a parent company, even if it does not guarantee the lease.
(3)	The sole tenant has one termination option on the 6th anniversary of the rent commencement date.

Environmental. According to the Phase I environmental assessment dated June 26, 2025, there was no evidence of any recognized environmental conditions at the Supreme High Street Retail Property.

B-104

Annex B	BMO 2025-5C12
No. 14 – Supreme High Street Retail

Appraisal. According to the appraisal, the Supreme High Street Retail Property had an “as-is” appraised value of $21,600,000 as of June 16, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$21,600,000	6.25%
(1)	Source: Appraisal.

The Market. The Supreme High Street Retail Property is located in Miami, Florida. According to the appraisal, the Supreme High Street Miami Property is located in the Miami retail market and the Wynwood-Design District submarket. The Miami retail market consists of approximately 149.3 million square feet of inventory, of which approximately 3.9 million square feet are in the Wynwood-Design District. According to the appraisal, the Wynwood-Design District commands the fourth highest rental rates in the Miami retail market, which registered $69.61 PSF compared to the market average of $48.28 PSF. The occupancy rate at the Wynwood-Design District submarket closed the first quarter of 2025 at 92.7%, below that of the wider market which saw occupancy rates of 97.2%. According to the appraisal, the Wynwood-Design District submarket has approximately 50,000 square feet under construction in the first quarter of 2025.

The appraisal identified four comparable leases to that at the Supreme High Street Retail Property:

Inline Competitive Set Summary(1)
Property Name	Distance from subject	Rentable Area	Tenant	Rent PSF	Leased SF	Lease Structure
Supreme High Street Retail(2) 45 Northeast 41st Street, Miami, FL	NAP	8,370	Supreme	$167.26	8,370	NNN
320 Northwest 26th Street Miami, FL	1.0	4,800	APPARATUS	$100.00	4,800	NNN
3740 Northeast 2nd Avenue Miami, FL	0.3	4,400	Maiden Home	$200.00	4,400	NNN
1 Collins Avenue Miami, FL	4.9	13,992	Philippe by Philippe Chow	$132.00	13,992	NNN
285 Northwest 27 Street Miami, FL	0.9	4,400	Bianca	$100.00	4,400	NNN
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated October 6, 2025.

The following table presents certain information relating to the underwritten net cash flow of the Supreme High Street Retail Property:

Underwritten Net Cash Flow (1)
	Underwritten	Per SF	%(2)
Gross Potential Rent	$1,400,000	$167.26	100.0%
Vacancy	(72,054)	(8.61)	-5.1%
OpEx Recovery	41,070	4.91	2.9%
Effective Gross Income	$1,369,017	$163.56	97.8%

Management Fee	$41,071	4.91	3.0%
Total Expenses	$41,071	$4.91	3.0%

Net Operating Income	$ 1,327,946	$158.66	97.0%
Replacement Reserves	1,674	0.20	0.1%
TI/LC	8,370	1.00	0.6%
Net Cash Flow	$1,317,902	$157.46	96.3%
(1)	Based on the underwritten rent roll as of October 6, 2025.
(2)	% column reflects percent of Gross Potential Rent for revenue items and percent of Effective Gross Income for all other items.
B-105

Annex B	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$13,000,000	Title:	Fee
Cut-off Date Principal Balance:	$13,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	2.0%	Net Rentable Area (SF)(1):	165,432
Loan Purpose:	Refinance	Location:	Various, KY
Borrowers:	Surf & Turf, LLC and Buttermilk Pike Self Storage, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	John P. Huffman	Occupancy(2):	81.9%
Interest Rate:	6.45000%	Occupancy Date:	9/6/2025
Note Date:	9/11/2025	4th Most Recent NOI (As of):	$1,148,290 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$1,204,572 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,211,449 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,224,339 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	81.0%
Amortization Type:	Interest Only	UW Revenues:	$2,048,211
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$813,064
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,235,147
Additional Debt:	No	UW NCF:	$1,218,604
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$24,950,000 / $151
Additional Debt Type:	NAP	Appraisal Date:	6/11/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$79
Taxes:	$87,797	$8,780	N/A	Maturity Date Loan / SF:	$79
Insurance:	$14,471	$2,894	N/A	Cut-off Date LTV:	52.1%
Replacement Reserve:	$0	$1,379	N/A	Maturity Date LTV:	52.1%
Other Reserve(3):	$18,750	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,000,000	100.0%	Loan Payoff	$8,501,469	65.4%
			Return of Equity	3,958,160	30.4
			Closing Costs	419,352	3.2
			Upfront Reserves	121,018	0.9
Total Sources	$13,000,000	100.0%	Total Uses	$13,000,000	100.0%
(1)	Net Rentable Area (SF) represents the storage units only, including 425 climate controlled storage units (approximately 48,276 SF), 312 non-climate controlled storage units (approximately 30,070 SF), 374 drive-up storage units (approximately 63,425 SF) and 184 container storage units (approximately 23,661 SF). In addition to storage units, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties (as defined below) also contain 140 rentable parking units.
(2)	Occupancy represents the occupancy percentage for the storage units only (measured in square feet).
(3)	The borrower sponsor is appealing a judgment rendered by the Kenton Circuit Court that would require the borrower sponsor to remove a flagpole from the Buttermilk Pike Self Storage property due to the height of the flagpole. The case is currently on appeal in the Commonwealth of Kentucky Court of Appeals. At origination, the borrowers were required to deposit into escrow an $18,750 Flagpole Removal Reserve, which amount covers the cost of removal of the flagpole.

The Loan. The fifteenth largest mortgage loan (the “Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interest in two self-storage properties located in Independence, Kentucky and Crescent Springs, Kentucky (the “Beechgrove & Buttermilk Pike Self Storage Portfolio Properties”). The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $13,000,000. The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan was originated on September 11, 2025 by Natixis Real Estate Capital LLC (“NREC”) and accrues interest at a fixed rate of 6.45000% per annum. The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan is October 6, 2030.

B-106

Annex B	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio

The Properties. The Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are comprised of two self-storage properties located in Independence, KY and Crescent Springs, KY.

The following table presents certain information relating to the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	Storage Unit SF(1)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(4)	% of Appraised Value(4)	UW NCF	% of UW NCF
Beechgrove Self Storage	2000 / 2015	92,901	86.4%	$6,800,000	52.3%	$13,050,000	52.3%	$681,593	55.9%
Buttermilk Pike Self Storage	2018 / 2024	72,531	76.1%	6,200,000	47.7	11,900,000	47.7	537,011	44.1
Total/Wtd. Avg.		165,432	81.9%	$13,000,000	100.0%	$24,950,000	100.0%	$1,218,604	100.0%
(1)	Storage Unit SF represents the storage units only, including 425 climate controlled storage units (approximately 48,276 SF), 312 non-climate controlled storage units (approximately 30,070 SF), 374 drive-up storage units (approximately 63,425 SF) and 184 container storage units (approximately 23,661 SF). In addition to storage units, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties also contain 140 rentable parking units.
(2)	Based on the underwritten rent roll dated September 6, 2025. Occupancy represents the occupancy percentage for the storage units only (measured in square feet).
(3)	The Beechgrove & Buttermilk Pike Self Storage Portfolio Mortgage Loan documents do not permit the release of any of the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties.
(4)	Source: Appraisal.

Beechgrove Self Storage. The Beechgrove Self Storage property is a 92,901 square feet self-storage property located in Independence, Kentucky. The Beechgrove Self Storage property features 687 storage units, across climate controlled units, non-climate controlled units, drive-up units and container units, and 135 parking space situated on an approximately 10.1-acre site. The self-storage units range in size from 25 square feet to 400 square feet. According to the rent roll dated September 6, 2025, the Beechgrove Self Storage property was 86.4% occupied measured in square feet. Amenities at the Beechgrove Self Storage property includes a leasing office, individual unit locks, electric gate/keypad entry and surveillance cameras.

The following table presents certain information relating to Beechgrove Self Storage property:

Beechgrove Self Storage Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Occupied SF	Occupancy % (SF)(2)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(3)
Climate Controlled Units	9,951	10.71%	8,153	81.93%	83	10.10%	68	$1.30
Non-Climate Controlled Units	26,220	28.22%	19,939	76.05%	263	32.00%	200	$1.29
Drive-Up Units	43,875	47.23%	41,133	93.75%	272	33.09%	255	$0.97
Container Units	12,855	13.84%	11,178	86.96%	69	8.39%	60	$0.94
Parking Units	NAP	NAP	NAP	NAP	135	16.42%	129	$0.30
(1)	Based on the borrowers’ rent roll dated September 6, 2025.
(2)	Occupancy represents the occupancy percentage measured in square feet.
(3)	Avg. Actual Rent Per SF is calculated using actual rent.

Buttermilk Pike Self Storage. The Buttermilk Pike Self Storage property is a 72,531 square feet self-storage property located in Crescent Springs, Kentucky. The Buttermilk Pike Self Storage property features 608 storage units, across climate controlled units, non-climate controlled units, drive-up units and container units, and 5 parking spaces situated on an approximately 4.5-acre site. The self-storage units range in size from 25 square feet to 400 square feet. According to the rent roll dated September 6, 2025, the Buttermilk Pike Self Storage property was 76.1% occupied measured in square feet. Amenities at the Buttermilk Pike Self Storage property includes a leasing office, individual unit locks, electric gate/keypad entry and surveillance cameras.

B-107

Annex B	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio

The following table presents certain information relating to the Buttermilk Pike Self Storage property:

Buttermilk Pike Self Storage Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Occupied SF	Occupancy % (SF)(2)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(3)
Climate Controlled Units	38,325	52.84%	24,878	64.91%	342	55.79%	222	$1.22
Non-Climate Controlled Units	3,850	5.31%	3,457	89.80%	49	7.99%	44	$1.31
Drive-Up Units	19,550	26.95%	18,975	97.06%	102	16.64%	99	$1.05
Container Units	10,806	14.90%	7,893	73.04%	115	18.76%	84	$1.38
Parking Units	NAP	NAP	NAP	NAP	5	0.82%	4	$0.42
(1)	Based on the borrowers’ rent roll dated September 6, 2025.
(2)	Occupancy represents the occupancy percentage measured in square feet.
(3)	Avg. Actual Rent Per SF is calculated using actual rent.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Beechgrove & Buttermilk Pike Self Storage Portfolio:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	4/30/2025 TTM	UW	UW Per SF(1)
In-Place Rent	$1,825,958	$1,866,026	$1,858,107	$1,854,441	$1,976,544	$11.95
Vacancy Lease-Up	0	0	0	0	453,120	2.74
Gross Potential Rent(2)	$1,825,958	$1,866,026	$1,858,107	$1,854,441	$2,429,664	$14.69

Other Income	93,892	85,403	80,060	80,506	80,506	0.49
Net Rental Income	$1,919,850	$1,951,429	$1,938,167	$1,934,947	$2,510,170	$15.17

In-Place Vacancy	0	0	0	0	(453,120)	(2.74)
Concession	(4,374)	(8,173)	(3,066)	(6,127)	(5,848)	(0.04)
Credit Loss	(19,597)	(2,281)	(2,630)	(2,690)	(2,991)	(0.02)
Effective Gross Income	$1,895,879	$1,940,976	$1,932,471	$1,926,130	$2,048,211	$12.38

Real Estate Taxes	73,474	84,470	84,283	100,286	103,422	0.63
Insurance	25,902	22,640	34,575	27,351	33,078	0.20
Other Operating Expenses	648,212	629,293	602,164	574,154	676,564	4.09
Total Operating Expenses	$747,589	$736,403	$721,022	$701,792	$813,064	$4.91

Net Operating Income	$1,148,290	$1,204,572	$1,211,449	$1,224,339	$1,235,147	$7.47
Replacement Reserves	0	0	0	0	16,543	0.10
Net Cash Flow	$1,148,290	$1,204,572	$1,211,449	$1,224,339	$1,218,604	$7.37
(1)	UW Per SF is based on Storage Unit SF only.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated September 6, 2025.

Appraisal. According to the appraisals, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties have an aggregate “as-is” appraised value of $24,950,000 as of June 11, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property Name	Appraisal Approach	Appraised Value	Capitalization Rate
Beechgrove Self Storage	Income Capitalization Approach	$13,050,000	6.25%
Buttermilk Pike Self Storage	Income Capitalization Approach	$11,900,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated June 6, 2025, there was no evidence of any recognized environmental conditions or controlled recognized environmental conditions at the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties.

B-108

Annex B	BMO 2025-5C12
No. 15 – Beechgrove & Buttermilk Pike Self Storage Portfolio

The Market. The Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are self-storage properties located in the cities of Independence and Crescent Spring, Kentucky. Both Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are located in the Cincinnati, Ohio metropolitan statistical area and have access to various thoroughfares and highways such as Interstate 275, Interstate 71 and US Highway 25. Additionally, the Beechgrove & Buttermilk Pike Self Storage Portfolio Properties benefit from access to various public transportation services. According to the appraisals, the areas are proximate to residential developments. Within a 1-mile radius of the Beechgrove Self Storage property, there are nine multifamily properties, with industrial and multifamily making up the majority of land use development in the immediate area. Within a 1-mile radius of the Buttermilk Pike Self Storage property are 19 multifamily properties, with industrial and multifamily making up the largest land use by square footage in the immediate area.

The Beechgrove & Buttermilk Pike Self Storage Portfolio Properties are proximate to numerous retail, restaurant, and service centers. The Beechgrove Self Storage property is located within a neighborhood supported by retailers such as Costco Wholesale, Walmart Supercenter, Sam’s Club, Target, Kohl’s, Home Depot, Five Below, AT&T and Verizon. The Buttermilk Pike Self Storage property is located within a neighborhood supported by major retailers such as The Home Depot, Walmart, Trader Joe’s, Sam’s Club, Best Buy, Target, Dillard’s, Kroger and Kohl’s.

According to a third party data report, the population growth within one, three, and five miles of the Beechgrove Self Storage property is anticipated to increase 1.44%, 1.64%, and 1.82%, respectively, from 2025 to 2030 and the population growth within one, three, and five miles of the Buttermilk Pike Self Storage property is anticipated to increase 1.07%, 3.50%, and 4.03%, respectively, from 2025 to 2030.

The following table presents information regarding certain sales comparable self-storage properties to the Beechgrove and Buttermilk Pike Self Storage Portfolio Properties:

Beechgrove & Buttermilk Pike Self Storage Portfolio Properties Sales Comparables(1)
Property Name/Location	Year Built / Renovated	Occupancy(2)	Square Feet(2)	Sales Price	Per SF
Beechgrove Self Storage	2000 / 2015	86.4%	92,901
Buttermilk Pike Self Storage	2018 / 2024	76.1%	72,531
Stronghold Storage 3700 Holly Ave, Erianger, KY	1985 / NA	85.0%	46,000	$3,600,000	$78
All Purpose Storage 4059 State Rt 37 E, Delaware, OH	1991 / 2022	74.0%	35,815	$3,750,000	$105
Cube Smart Self Storage 8145 Connector Drive, Florence, KY	1986 / 2022	36.0%	62,873	$9,566,594	$152
ExtraSpace Self-Storage 3005 Chester Ave, Cleveland, OH	1923 / 2021	76.0%	74,217	$10,800,000	$146
Confidential Confidential, Fairborn, OH	1975 / 1995	82.0%	61,790	$5,450,000	$88
ExtraSpace Storage 273 Ruccio Way, Lexington, KY	2001 / 2021	87.0%	94,912	$15,250,000	$161
Go Store It 2217 Goldsmith Lane, Louisville, KY	2020 / NA	70.0%	32,514	$5,848,254	$180
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 6, 2025. Occupancy represents the occupancy percentage for the storage units only (measured in square feet).

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ANNEX C

MORTGAGE POOL INFORMATION

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Annex C	BMO 2025-5C12
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Multifamily	High Rise	3	$62,200,000	9.7%	1.81x	10.7%	54.5%	54.5%
	Mid Rise	6	59,860,000	9.4	1.32x	8.4%	66.7%	66.7%
	Garden	4	29,863,500	4.7	1.54x	11.0%	61.6%	61.6%
	Low Rise	5	29,200,000	4.6	1.32x	8.9%	62.3%	62.3%
	Subtotal / Weighted Average:	18	$181,123,500	28.4%	1.52x	9.7%	61.0%	61.0%
Office	CBD	1	$63,750,000	9.99%	1.67x	11.7%	59.6%	59.6%
	Suburban	2	45,160,000	7.1	1.46x	11.7%	62.5%	62.5%
	Urban	1	6,500,000	1.0	1.73x	12.9%	59.9%	59.9%
	Subtotal / Weighted Average:	4	$115,410,000	18.1%	1.59x	11.8%	60.7%	60.7%
Retail	Anchored	2	$67,975,000	10.7%	1.44x	9.6%	67.3%	67.3%
	Single Tenant	1	15,000,000	2.4	1.31x	8.9%	69.4%	69.4%
	Subtotal / Weighted Average:	3	$82,975,000	13.0%	1.41x	9.5%	67.7%	67.7%
Manufactured Housing	Manufactured Housing	14	$53,937,500	8.5%	1.48x	10.1%	52.6%	52.6%
	RV Park	4	19,980,000	3.1	1.59x	11.2%	60.0%	60.0%
	Multifamily/Manufactured Housing	1	590,000	0.1	1.42x	10.1%	53.8%	53.8%
	Subtotal / Weighted Average:	19	$74,507,500	11.7%	1.51x	10.4%	54.6%	54.6%
Industrial	Warehouse/Distribution	73	$33,616,174	5.3%	1.52x	10.2%	50.6%	50.6%
	Warehouse	1	17,220,000	2.7	1.41x	9.7%	67.3%	67.3%
	Warehouse/Manufacturing/Flex	1	3,700,000	0.6	1.77x	12.2%	38.1%	38.1%
	Cold Storage	1	233,912	0.04	1.96x	11.3%	43.8%	43.8%
	Manufacturing	1	141,997	0.02	1.96x	11.3%	43.8%	43.8%
	Storage Yard	1	30,776	0.005	1.96x	11.3%	43.8%	43.8%
	Subtotal / Weighted Average:	78	$54,942,859	8.6%	1.51x	10.2%	54.9%	54.9%
Mixed Use	Office/Industrial	1	$25,000,000	3.9%	2.36x	16.1%	55.6%	55.6%
	Lab/Office	1	10,000,000	1.6	3.29x	16.5%	34.0%	34.0%
	Multifamily/Retail	1	7,750,000	1.2	1.43x	8.7%	63.0%	63.0%
	Multifamily/Office	1	3,300,000	0.5	1.44x	9.3%	68.8%	68.8%
	Subtotal / Weighted Average:	4	$46,050,000	7.2%	2.34x	14.5%	53.1%	53.1%
Hospitality	Full Service	4	$19,100,000	3.0%	1.68x	16.2%	58.6%	56.0%
	Select Service	1	18,500,000	2.9	1.49x	12.8%	43.5%	43.5%
	Limited Service	2	8,400,000	1.3	1.68x	16.2%	58.6%	56.0%
	Subtotal / Weighted Average:	7	$46,000,000	7.2%	1.60x	14.8%	52.5%	51.0%
Self Storage	Self Storage	7	$35,905,000	5.6%	1.55x	10.3%	47.9%	47.9%
Other	Leased Fee	28	$1,298,141	0.2%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:		168	$638,212,000	100.0%	1.58x	10.9%	58.6%	58.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(5)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
C-1

Annex C	BMO 2025-5C12
Collateral Characteristics

WA 0.9%
OR N/A
MT N/A
ID 0.0%
WY N/A
ND 0.0%
SD 0.0%
MN 0.0%
NE 0.0%
IA 0.0%
WI 1.7%
MI 2.4%
NV 0.0%
UT 0.0%
CO 0.8%
CA 1.6%
KS 0.0%
MO 0.0%
IL 3.8%
IN 0.0%
OH 2.3%
PA 3.9%
NY 39.1%
VT N/A
ME N/A
NH N/A
MA 1.6%
RI N/A
CT 1.3%
NJ 9.6%
DE N/A
MD 0.0%
WV N/A
VA 1.0%
KY 2.1%
NC 1.3%
TN N/A
SC 1.5%
AZ 1.9%
NM N/A
OK 0.0%
AR 0.0%
TX 9.0%
LA 0.0%
MS N/A
AL 2.1%
GA 6.6%
FL 4.8%
AK N/A
HI 0.3%
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

C-2

Annex C	BMO 2025-5C12
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)(4)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
New York	15	$249,616,214	39.1%	1.59x	10.5%	60.5%	60.4%
New Jersey	3	61,500,000	9.6	1.44x	10.8%	59.2%	59.2%
Texas	10	57,268,953	9.0	1.47x	10.4%	59.1%	59.1%
Georgia	8	42,045,297	6.6	1.60x	12.9%	54.6%	53.4%
Florida	12	30,806,112	4.8	1.45x	10.7%	63.0%	62.6%
Pennsylvania	1	25,000,000	3.9	2.36x	16.1%	55.6%	55.6%
Illinois	5	24,314,274	3.8	1.25x	8.5%	68.5%	68.5%
Michigan	2	15,483,912	2.4	1.26x	8.9%	57.8%	57.8%
Ohio	8	14,876,433	2.3	1.64x	12.2%	65.8%	65.8%
Alabama	4	13,464,317	2.1	1.54x	10.2%	51.1%	51.1%
Kentucky	4	13,147,113	2.1	1.44x	9.5%	52.0%	52.0%
Arizona	2	12,172,278	1.9	1.39x	10.3%	54.5%	54.5%
Wisconsin	1	10,750,000	1.7	1.32x	9.0%	67.2%	67.2%
California	2	10,200,000	1.6	1.74x	12.6%	52.0%	52.0%
Massachusetts	1	10,000,000	1.6	3.29x	16.5%	34.0%	34.0%
South Carolina	9	9,525,097	1.5	1.45x	9.8%	56.1%	56.1%
Connecticut	4	8,588,037	1.3	1.57x	10.6%	61.9%	61.9%
North Carolina	8	7,999,852	1.3	1.42x	10.1%	53.8%	53.8%
Virginia	1	6,500,000	1.0	2.21x	13.5%	39.3%	39.3%
Washington	3	5,985,000	0.9	1.22x	8.7%	52.3%	52.3%
Colorado	7	5,378,832	0.8	1.43x	9.7%	47.7%	47.7%
Hawaii	35	1,708,869	0.3	1.96x	11.3%	43.8%	43.8%
Nevada	1	243,153	0.0	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	236,395	0.0	1.96x	11.3%	43.8%	43.8%
Indiana	2	221,907	0.0	1.96x	11.3%	43.8%	43.8%
Utah	2	177,724	0.0	1.96x	11.3%	43.8%	43.8%
Iowa	2	159,242	0.0	1.96x	11.3%	43.8%	43.8%
Missouri	2	151,816	0.0	1.96x	11.3%	43.8%	43.8%
Maryland	1	148,268	0.0	1.96x	11.3%	43.8%	43.8%
Nebraska	2	147,278	0.0	1.96x	11.3%	43.8%	43.8%
South Dakota	1	134,902	0.0	1.96x	11.3%	43.8%	43.8%
Louisiana	2	110,025	0.0	1.96x	11.3%	43.8%	43.8%
Arkansas	1	45,132	0.0	1.96x	11.3%	43.8%	43.8%
Idaho	1	39,852	0.0	1.96x	11.3%	43.8%	43.8%
North Dakota	1	26,609	0.0	1.96x	11.3%	43.8%	43.8%
Kansas	1	20,875	0.0	1.96x	11.3%	43.8%	43.8%
Minnesota	1	18,234	0.0	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:	168	$638,212,000	100.0%	1.58x	10.9%	58.6%	58.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(5)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

C-3

Annex C	BMO 2025-5C12
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$2,500,000	-	$4,999,999	8	$28,018,000	4.4%	6.61709%	58	1.39x	9.5%	52.1%	52.1%
$5,000,000	-	$9,999,999	15	109,389,000	17.1	6.44062%	58	1.54x	10.4%	59.1%	59.1%
$10,000,000	-	$19,999,999	12	154,895,000	24.3	6.62399%	59	1.51x	10.4%	56.0%	56.0%
$20,000,000	-	$29,999,999	6	150,160,000	23.5	6.41807%	59	1.80x	12.4%	58.1%	57.6%
$30,000,000	-	$39,999,999	1	36,000,000	5.6	6.50000%	59	1.53x	10.2%	51.3%	51.3%
$40,000,000	-	$63,750,000	3	159,750,000	25.0	6.81798%	59	1.54x	10.9%	64.0%	64.0%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
4.93554%	-	5.99999%	8	$113,446,000	17.8%	5.65543%	59	2.11x	12.5%	51.7%	51.7%
6.00000%	-	6.49999%	7	107,100,000	16.8	6.30151%	59	1.42x	9.2%	65.9%	65.9%
6.50000%	-	6.99999%	23	303,893,500	47.6	6.66701%	59	1.48x	10.3%	59.2%	59.2%
7.00000%	-	7.49999%	4	43,772,500	6.9	7.21568%	58	1.46x	11.8%	51.1%	51.1%
7.50000%	-	7.80000%	3	70,000,000	11.0	7.77821%	58	1.53x	13.2%	60.5%	59.5%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	44	$622,962,000	97.6%	6.58159%	59	1.59x	11.0%	58.6%	58.5%
61	1	15,250,000	2.4	6.74000%	57	1.25x	8.9%	58.0%	58.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
55	-	60	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
C-4

Annex C	BMO 2025-5C12
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	44	$610,712,000	95.7%	6.53068%	59	1.58x	10.7%	58.6%	58.6%
360	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	44	$610,712,000	95.7%	6.53068%	59	1.58x	10.7%	58.6%	58.6%
360	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	44	$610,712,000	95.7%	6.53068%	59	1.58x	10.7%	58.6%	58.6%
Amortizing Balloon	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.22x	-	1.49x	29	$361,845,000	56.7%	6.68085%	58	1.37x	9.6%	62.3%	62.3%
1.50x	-	1.99x	12	207,867,000	32.6	6.75809%	59	1.64x	12.0%	56.7%	56.4%
2.00x	-	3.29x	4	68,500,000	10.7	5.55688%	59	2.54x	14.9%	44.4%	44.4%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

C-5

Annex C	BMO 2025-5C12
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
33.6%	-	49.9%	11	$101,996,000	16.0%	6.12346%	58	2.01x	12.5%	41.5%	41.5%
50.0%	-	59.9%	13	228,097,500	35.7	6.75240%	59	1.64x	12.0%	56.4%	56.1%
60.0%	-	64.9%	10	130,847,500	20.5	6.97184%	58	1.44x	10.4%	61.7%	61.7%
65.0%	-	69.9%	8	107,095,000	16.8	6.35535%	59	1.33x	8.7%	68.3%	68.3%
70.0%	-	71.1%	3	70,176,000	11.0	6.34426%	59	1.46x	9.6%	70.1%	70.1%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
33.6%	-	49.9%	11	$101,996,000	16.0%	6.12346%	58	2.01x	12.5%	41.5%	41.5%
50.0%	-	59.9%	13	228,097,500	35.7	6.75240%	59	1.64x	12.0%	56.4%	56.1%
60.0%	-	64.9%	10	130,847,500	20.5	6.97184%	58	1.44x	10.4%	61.7%	61.7%
65.0%	-	69.9%	8	107,095,000	16.8	6.35535%	59	1.33x	8.7%	68.3%	68.3%
70.0%	-	71.1%	3	70,176,000	11.0	6.34426%	59	1.46x	9.6%	70.1%	70.1%
Total / Weighted Average:			45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	31	$440,218,500	69.0%	6.50573%	59	1.64x	11.3%	58.8%	58.6%
Yield Maintenance	13	157,993,500	24.8	6.50864%	58	1.48x	9.9%	57.1%	57.1%
Defeasance or Yield Maintenance	1	40,000,000	6.3	7.76500%	57	1.44x	11.4%	62.5%	62.5%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)(3)	UW NOI Debt Yield(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	40	$566,714,500	88.8%	6.52222%	59	1.60x	10.8%	58.2%	58.2%
Acquisition	4	43,997,500	6.9	6.63962%	59	1.38x	9.6%	63.2%	63.2%
Refinance/Acquisition	1	27,500,000	4.3	7.80000%	60	1.68x	16.2%	58.6%	56.0%
Total / Weighted Average:	45	$638,212,000	100.0%	6.58537%	59	1.58x	10.9%	58.6%	58.5%
(1)	In the case of Loan Nos. 3, 6, 13, 18, 22, 24, 28 and 40, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 5, 6, 22 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 25, the Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,000,000 holdback reserve. The Cut-off Date LTV, Maturity Date/ARD LTV, UW NCF DSCR and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 70.9%, 70.9%, 1.22x and 7.9%, respectively.
(4)	In the case of Loan No. 3, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “prospective as complete and as stabilized” assumption. In the case of Loan Nos. 13 and 17, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as stabilized” assumption. In the case of Loan No. 22, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is with escrow reserve” assumption. In the case of Loan No. 24, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as portfolio” assumption. In the case of Loan No. 28, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on a “hypothetical market value encumbered by HFC” assumption. In the case of Loan No. 32, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value based on an “as is - assuming Pisenti executes the extension” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
C-6

Annex C	BMO 2025-5C12
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	GACC	Warren Corporate Center	Warren, NJ	Office	$40,000,000	6.3%	RIAL 2022-FL8
7	BMO	Philadelphia Design and Distribution Center	Philadelphia, PA	Mixed Use	$25,000,000	3.9%	WFCM 2015-C31
9.01	KeyBank	Westlake RV Resort	Houston, TX	Manufactured Housing	$7,440,000	1.2%	CSAIL 2015-C2
9.02	KeyBank	Eastlake RV Resort	Houston, TX	Manufactured Housing	$4,980,000	0.8%	JPMBB 2015-C32
9.03	KeyBank	Northlake RV Resort	Houston, TX	Manufactured Housing	$4,560,000	0.7%	CSAIL 2015-C2
9.04	KeyBank	Westlake Self Storage	Houston, TX	Self Storage	$3,480,000	0.5%	CSAIL 2015-C2
13	AREF2	Gateway Industrial Center	Detroit, MI	Industrial	$15,250,000	2.4%	BSPRT 2018-FL4
16	AREF2	Augusta Ranch Marketplace	Mesa, AZ	Retail	$11,975,000	1.9%	WFCM 2015-LC20
24	BMO	ILPT 2025 Portfolio	Various, Various	Various	$9,571,000	1.5%	ILPT 2022-LPF2
32	GACC	Waterfront Office	Petaluma, CA	Office	$6,500,000	1.0%	COMM 2015-CR25
37	KeyBank	Mini U Storage - Richmond	Richmond, TX	Self Storage	$5,017,000	0.8%	WFCM 2015-C30
39	KeyBank	Mini U Storage - Highlands Ranch	Highlands Ranch, CO	Self Storage	$4,620,000	0.7%	CGCMT 2015-P1
41	AREF2	Kimberly & Shannon Apartments	Seattle, WA	Multifamily	$3,300,000	0.5%	WFCM 2015-C30
43	KeyBank	Mini U Storage - Houston Katy	Houston, TX	Self Storage	$3,288,000	0.5%	WFCM 2015-C30
44	AREF2	Kenneth Apartments	Seattle, WA	Multifamily	$2,685,000	0.4%	WFCM 2015-C30
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

C-7

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ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Contacts
Role	Party and Contact Information
Depositor	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp.
	Attention: Paul Vanderslice, Michael Birajiclian and David Schell		Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com
151 West 42nd Street | New York, NY 10036 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	askmidlandls.com
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	Argentic Services Company LP
	Andrew Hundertmark		ahundertmark@argenticservices.com
500 North Central Expressway, Suite 261 | Plano, TX 75074 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	11/17/25	BMO 2025-5C12 MORTGAGE TRUST
Determination Date:	11/11/25
Record Date:	10/09/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C12

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX E-1A

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of BMO, AREF2, GCMC, KeyBank, NREC, SMC and UBS AG New York Branch (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charges) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
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Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.
(5)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
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(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.
(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule E-1A-1 to this Annex E-1A.
(9)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.
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(10)	Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(11)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.
(13)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(14)	Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.
E-1A-4

(15)	Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer for the related Other Securitization Trust).
(16)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original

E-1A-5

principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)	Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future),
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in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

(19)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.
(22)	Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Issuing Entity.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified
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under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(25)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.
(27)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).
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(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33), in each case of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the condemnation proceeds or the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.
(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such
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coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-1B; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1 to this Annex E-1A, or future permitted mezzanine debt as set forth on Schedule E-1A-2 to this Annex E-1A or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule E-1A-3 to this Annex E-1A or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the
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Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
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(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;
(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;
(j)	Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
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(36)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule E-1A-4 to this Annex E-1A, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the
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related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.
(45)	Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex E-1A, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex E-1A, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex E-1A, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

E-1A-15

SCHEDULE E-1A-1 to ANNEX E-1A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	BMO Mortgage Loans	AREF2 Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	NREC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans
5	N/A	N/A	N/A	N/A	N/A	Verdigreen Hotels Portfolio	N/A

E-1A-16

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	BMO Mortgage Loans	AREF2 Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	NREC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans
22	Vertex HQ	N/A	N/A	N/A	N/A	N/A	N/A

E-1A-17

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

Loan No.	BMO Mortgage Loans	AREF2 Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	NREC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans
	N/A	N/A	N/A	N/A	N/A	N/A	N/A

E-1A-18

SCHEDULE E-1A-4 to ANNEX E-1A

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Loan No.	BMO Mortgage Loans	AREF2 Mortgage Loans	GCMC Mortgage Loans	KeyBank Mortgage Loans	NREC Mortgage Loans	SMC Mortgage Loans	UBS AG New York Branch Mortgage Loans
20	—	—	FG Communities MHC Portfolio	—	—	—	—
31	—	—	—	Mini U Storage - Fairfax Station	—	—	—
33	—	—	—	River View MHC	—	—	—
37	—	—	—	Mini U Storage – Richmond	—	—	—
39	—	—	—	Mini U Storage - Highlands Ranch	—	—	—
41	—	Kimberly & Shannon Apartments	—	—	—	—	—
43	—	—	—	Mini U Storage - Houston Katy	—	—	—
44	—	Kenneth Apartments	—	—	—	—	—

E-1A-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(BANK OF MONTREAL)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	ILPT 2025 Portfolio (Loan No. 24)	With respect to the 3800 Midlink Drive Mortgaged Property, the 9860 West Buckeye Road Mortgaged Property, the 13400 East 39th Avenue and 3800 Wheeling Street Mortgaged Property, the 7409 Magi Road Mortgaged Property, the 2311 South Park Road Mortgaged Property, the 985 Kershaw Street Mortgaged Property, the 2580 Technology Drive Mortgaged Property, the 2100 NW 82nd Avenue Mortgaged Property, the 91-027 Kaomi Loop Mortgaged Property, the 2482 Century Drive Mortgaged Property and the 435 SE 70th Street Mortgaged Property, a related tenant has a right of first refusal (“ROFR”), right of first offer (“ROFO”) or similar right to purchase such Mortgaged Property or a portion thereof. With respect to certain of such Mortgaged Properties, the ROFR, ROFO or similar right may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.
(7) Permitted Liens; Title Insurance	ILPT 2025 Portfolio (Loan No. 24)	See exception to Representation and Warranty No. 5, above.
(17) Insurance	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	ILPT 2025 Portfolio (Loan No. 24)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is 7.5% of the allocated loan amount of the applicable individual Mortgaged Property.
(25) Local Law Compliance	Philadelphia Design and Distribution Center (Loan No. 7)	The Mortgaged Property is the subject of certain fire code violations.
(25) Local Law Compliance	321-325 West 42nd Street (Loan No. 10)	The Mortgaged Property is the subject of certain building and fire code violations.
(27) Recourse Obligations	Vertex HQ (Loan No. 22)

With respect to clause (a)(i), loss recourse is available for fraud or material and willful misrepresentations.

With respect to clause (a)(ii), loss recourse is available for misapplication or conversion of rents, insurance proceeds or condemnation awards.

E-1B-1

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

With respect to clause (a)(iii), loss recourse is available for willful misconduct resulting in physical damage or waste.

Full recourse is only for bankruptcy events and does not cover transfers in violation of the Mortgage Loan documents.

Additionally, full recourse is capped at the greater of 10% of the outstanding principal loan amount or $100,000,000.

(27) Recourse Obligations	ILPT 2025 Portfolio (Loan No. 24)	The Mortgage Loan documents provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, as applicable, at the related Mortgaged Property.
(31) Due on Sale or Encumbrance	Vertex HQ (Loan No. 22)	The Mortgage Loan documents have a permitted assumption concept which allows the Mortgage Loan to be assumed by a new borrower subject to certain conditions or any controlling interest in the Mortgagor to be transferred subject to certain conditions.
(32) Single-Purpose Entity	ILPT 2025 Portfolio (Loan No. 24)	The Mortgagor ILPT Joplin LLC previously owned a vacant parcel in Obetz, Ohio.

E-1B-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(ARGENTIC REAL ESTATE FINANCE 2 LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(25) Local Law Compliance	Spring Valley Marketplace (Loan No. 2)	As of the origination date, the zoning report provided for the Mortgaged Property did not include information regarding open zoning code violations. Pursuant to the Mortgage Loan documents, within 90 days of Mortgagor’s receipt of notice of any violations, including zoning code violations, the Mortgagor is required to deliver evidence reasonably satisfactory to the Mortgagee that all such violations have been removed and remediated, provided, however, that so long as the Mortgagor is diligently pursuing the remedy of the violations and provides evidence to the Mortgagee of the same, the Mortgagee may extend such timeframe in its commercially reasonable discretion. In addition, a zoning verification letter has not yet been obtained for the Mortgaged Property. Accordingly, such letter could reveal additional zoning non-conformities or violations that were not set forth in the zoning report.
(25) Local Law Compliance	Gateway Industrial Center (Loan No. 13)	Certain fire and/or building code violations are open at the Mortgaged Property. Pursuant to the Mortgage Loan documents, in the event the final zoning report discloses any open or outstanding code violations, the Mortgagor is required to (i) promptly remediate any open or outstanding code violations and (ii) if the cost to remediate any such code violation exceeds $25,000 and if required by Mortgagee, in its sole discretion, the Mortgagor will be required to deposit 110% of the estimated cost to remediate and clear any such code violation. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from such violations.
(25) Local Law Compliance	Augusta Ranch Marketplace (Loan No. 16)	Certain fire and/or building code violations are open at the Mortgaged Property. Pursuant to the Mortgage Loan documents, to the extent the Mortgagor receives a notice from an applicable governmental authority requiring the Mortgagor to correct an existing code violation, the Mortgagor is required to provide written evidence to the Mortgagee of the remedying of such existing code violation within the earlier to occur of 60 days or the time period required by the applicable governmental authority. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from such violations.
(25) Local Law Compliance	Playa Blanca Apartments (Loan No. 30)	The use of the Mortgaged Property as a multifamily residential apartment building is legal non-conforming under the current zoning code. The zoning code permits any lawful non-conforming use to continue and any non-conforming structure to be rebuilt, provided that, among other requirements, the destruction or damage to the property is no more than 49% of the total replacement value of the property. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantors for any losses to the Mortgagee resulting from the inability to restore the Mortgaged Property to the same size, area, characteristics, use and density that existed as of
E-1B-3

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
the origination date, without violating any zoning or other ordinances and without the necessity of obtaining any variances or special permits. The Mortgage Loan documents require, and the Mortgagor obtained, law and ordinance insurance.
(25) Local Law Compliance	Kimberly & Shannon Apartments (Loan No. 41)	Certain building code and fire code/life safety violations are open at the Kimberly Apartments Mortgaged Property. Pursuant to the Mortgage Loan documents, within 90 days of Mortgagor’s receipt of notice of any violation or noncompliance dated and/or in effect as of the origination date, Mortgagor is required to deliver evidence reasonably satisfactory to the Mortgagee that all such violations have been removed or remedied, provided, however, that so long as the Mortgagor is diligently pursuing the remedy of the violations and provides evidence to the Mortgagee of the same, the Mortgagee may extend such timeframe in its sole and absolute discretion. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from such violations.
(26) Licenses and Permits	Spring Valley Marketplace (Loan No. 2)	A zoning verification letter has not yet been obtained for the Mortgaged Property. Accordingly, such letter could reveal additional zoning non-conformities or violations that were not set forth in the zoning report.

E-1B-4

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(GREYSTONE COMMERCIAL MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	FG Communities MHC Portfolio (Loan No. 20)	Two of the 47 mobile home pads at the Carolina Pines Mortgaged Property are located in a flood zone. Mortgagor is not required to maintain rent loss and/or business interruption insurance with respect to these pads and there are no improvements or personal property that would require building or personal property insurance. The Mortgagor and the guarantor have guaranteed the payment of any losses with respect to such pads for the payment of any amounts that would have been payable to Mortgagor under a loss of rents and/or business interruption policy.
(26) Local Law Compliance	FG Communities MHC Portfolio (Loan No. 20)

The Pineview Mortgaged Property is legal non-conforming as to use, as mobile home parks are not permitted uses under the current zoning code. An existing non-conforming use that is discontinued or a nonconforming structure is damaged or demolished as a result of a natural disaster, fire, vehicular accident, or similar involuntary incident, may be restored, reconstructed, or replaced with the exact same footprint and square footage as existed prior to the loss in the same location as occupied prior to the loss upon the owner obtaining zoning permits within 180 days of the loss.

The Carolina Pines Mortgaged Property is legal non-conforming as to use, as manufactured home parks are not permitted under the current zoning code. A non-conforming manufactured home may be removed and replaced if the replacement manufactured home meets or exceeds the standards of the National Manufactured Home Construction and Safety Standards Act of 1974, meets the wind zone requirements of the North Carolina Building Code and conforms to the zoning ordinance.

The Zion Meadows Mortgaged Property and the Quaker Meadows Mortgaged Property are each legal non-conforming as to use, as manufactured home parks are only permitted under the current zoning code with issuance of a conditional use permit and no conditional use permits have been obtained. A non-conforming singlewide manufactured home on an individual lot can be replaced with a Class A or Class B manufactured home, a modular home, or a stick-built home. Any replacement manufactured home must have masonry underpinning. A non-conforming doublewide manufactured home on an individual lot can be replaced with a doublewide manufactured home.

The Hildebran Highlands Mortgaged Property is legal non-conforming as to use, as a mobile home park is not permitted under the current zoning code. A non-conforming manufactured home may be replaced in conformity with the provisions of the current zoning code.

E-1B-5

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(KEYBANK NATIONAL ASSOCIATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	Parkwyn Townhomes (Loan No. 28)

In connection with the related ground lease, in the event the special member of the Mortgagor (the “Special Member”) proposes to transfer the leasehold estate and/or the improvements of the Mortgaged Property to an unaffiliated third party, the Mortgagor has granted the Pecos Housing Finance Corporation, a Texas public facility corporation (“PHFC”), a right of first refusal to acquire the leasehold estate and/or the improvements of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Special Member (“Third-Party Offer”). To exercise such right, PHFC is required to deliver written notice to the Special Member of its intent to exercise the right of first refusal and purchase the leasehold estate and/or the improvements for the purchase price equal to the amount of the Third-Party Offer. If PHFC declines to exercise such right of first refusal and the improvements are permitted to be transferred pursuant to a Third-Party Offer, PHFC must cause the ground lease to be terminated and the fee interest to be transferred to the Mortgagor prior to effecting such transfer of the improvements. PHFC has agreed that (i) its rights, title and interests in and to the Mortgaged Property are subject to the lien of the Mortgage Loan, (ii) any right to require a termination of the ground lease will not apply to an acquisition of the Mortgaged Property by the Mortgagee or its designee in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies and (iii) its right of first refusal will terminate in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies. In addition, in order to comply with the applicable regulations, PHFC has a purchase option to acquire the leasehold estate which is subject to the terms and requirements set forth in the loan documents.

In connection with a prospective property tax exemption, the Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to PHFC, (ii) entered into a ground lease with PHFC, pursuant to which PHFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property, which generally requires that at least 90% of the residential units at the Mortgaged Property be restricted for rent to tenants (“Qualifying Tenants”) whose household income does not exceed 140% of the area median gross income (“AMI”), subject to certain rent restrictions. Additionally, at least 50% of the residential units at the Mortgaged Property (the “Affordable Units”) must be restricted for rent to individuals and households whose aggregate adjusted gross incomes does not exceed 80% of the AMI, subject to certain rent restrictions. Notwithstanding the foregoing, the related property tax exemption has not yet been granted pending the final approval of the applicable governmental authority. A recently enacted Texas law limits the

E-1B-6

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
duration of the tax exemption (if granted) to the next two tax years unless additional requirements are met.
(7) Permitted Liens; Title Insurance	Parkwyn Townhomes (Loan No. 28)	In connection with a prospective property tax exemption, Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to the PHFC, (ii) entered into a ground lease with the PHFC, pursuant to which the PHFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property, which generally requires a portion of the units at the Mortgaged Property be reserved as Affordable Units (as described therein). Notwithstanding the foregoing, the related property tax exemptions have not yet been granted pending the final approval of the applicable governmental authority.
(15) Escrow Deposits	Precise Space (Loan No. 12)	In connection with the sale of the related Mortgaged Property to the related Mortgagor, the seller agreed to enter into a master lease pursuant to which it will rent approximately 25,000 square feet of the related Mortgaged Property (the “Precise Space Lease”) until June 30, 2026. At the origination of the related Mortgage Loan approximately $294,496 was placed in escrow with a third-party title company and all rents payable under such Precise Space Lease will be satisfied first from such escrowed funds and such funds will be released to the related Mortgagor on a monthly basis. The related Mortgagor has collaterally assigned its rights under the escrow agreement to the related Mortgagee.
(17) Insurance	Quality RV Resort & SS Portfolio (Loan No. 9)	In the event that upon renewal of the coverage for windstorm, windstorm related perils, “named storms” and/or hail, there are no insurance carriers that meet the ratings requirements outlined in the Mortgage Loan documents, the related Mortgagors will be allowed to obtain such insurance coverage from the Texas Windstorm Insurance Association on terms and conditions that are reasonably satisfactory to Mortgagee.
(17) Insurance	Parkwyn Townhomes (Loan No. 28)	The Mortgagor is permitted under the Mortgage Loan Documents to maintain a portion of the coverage required hereunder with insurance companies which do not meet the insurance requirements set forth in the Mortgage Loan documents (“Otherwise Rated Insurers”). In the event that S&P is rating any securitization in which any portion of the Loan is allocated, the Mortgagor will be required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor will be required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(18) Access; Utilities; Separate Tax Parcels	Precise Space (Loan No. 12)	The tax lot for the related Mortgaged Property includes a small portion of non-collateral. The related Mortgagee is escrowing for the full taxes on the non-collateral parcel. Pursuant to the related Mortgage Loan documents, within 90 days of the origination of the related Mortgage
E-1B-7

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Loan, the related Mortgagor is required to deliver written evidence, acceptable to Mortgagee in its discretion, that the related Mortgaged Property is assessed for real estate tax purposes as one or more wholly independent tax parcels. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained in connection with this issue.
(25) Local Law Compliance	Parkwyn Townhomes (Loan No. 28)	The related Mortgaged Property is legal non-conforming as to use due to the fact that the zoning code was changed following the construction of the related Mortgaged Property and the related zoning code now requires a special use permit with respect to multifamily housing in the related zoning district. A non-conforming building or structure that is damaged by fire or other causes may be reconstructed to its previous use if the value of the damage does not exceed 50% of the structure’s value according to the most current value shown on the appraisal roll of the county appraisal district. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained as a result of the inability of the related Mortgagor to complete a restoration of the related Mortgaged Property in accordance with all applicable legal requirements after a casualty or condemnation.
(25) Local Law Compliance	Mini U Storage – Richmond (Loan No. 37)	The related zoning report states that a certificate of occupancy is required by the fire marshal’s office. However, the fire marshal has not submitted a written letter stating this and the county zoning letter states that no certificates of occupancy are required. Given the county’s affirmative statement that no certificate of occupancy is required and the fire department violations letter says there are no open violations, it is suspected the report may be in error. Pursuant to the related Mortgage Loan documents, within 45 of the origination of the related Mortgage Loan, the related Mortgagor is required to deliver a final zoning report that confirms that the related Mortgagor has a certificate of occupancy on file with the fire marshal’s office.
(25) Local Law Compliance	116 St. Marks (Loan No. 38)	The related Mortgaged Property has two open fire code violations with the New York City Fire Department and two open building code violations with the New York Department of Buildings (the “St. Marks Violations”). Pursuant to the related Mortgage Loan documents, the Mortgagor is required to clear the St. Marks Violations within 6 months of the origination of the related Mortgage Loan.
(26) Licenses and Permits	Precise Space (Loan No. 12)	The related Mortgagor intends to operate a sewage, water and wastewater treatment facility at the related Mortgaged Property. Pursuant to the related Mortgage Loan documents, within 90 days of the origination of the related Mortgage Loan, the related Mortgagor is required to deliver written evidence, acceptable to Mortgagee in its discretion, that the related Mortgagor has received all required permits, licenses, and approvals from the applicable governmental authority to operate and maintain the treatment facility. The related
E-1B-8

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Mortgage Loan documents include a non-recourse carveout for any losses sustained in connection with the related Mortgagor’s failure to operate the treatment facility in accordance with applicable legal requirements.
(27) Recourse Obligations	Quality RV Resort & SS Portfolio (Loan No. 9)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) intentional material physical waste of the Property, but only to the extent that net cash flow available to related borrowers from the operation of the Mortgaged Properties is sufficient to prevent such waste.
(27) Recourse Obligations	Parkwyn Townhomes (Loan No. 28)	The related Mortgagor and the related guarantor will not be liable for losses and damages for physical waste to the extent such physical waste is due to (x) the failure of the Mortgaged Property to generate sufficient net cash flow or (y) the failure of Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where Mortgagee has unrestricted access to sufficient funds that are on deposit in certain identified reserve accounts.
(27) Recourse Obligations

Precise Space
(Loan No. 12)

Mini U Storage - Fairfax Station
(Loan No. 31)

River View MHC
(Loan No. 33)

Mini U Storage – Richmond
(Loan No. 37)

116 St. Marks
(Loan No. 38)

Mini U Storage - Highlands Ranch
(Loan No. 39)

Mini U Storage - Houston Katy
(Loan No. 43)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the
E-1B-9

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.
(32) Single-Purpose Entity	Quality RV Resort & SS Portfolio (Loan No. 9)	The related Mortgagors were not required to provide a non-consolidation opinion at the origination of the related Mortgage Loan.

E-1B-10

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(NATIXIS REAL ESTATE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(25) Local Law Compliance	Beechgrove & Buttermilk Pike Self Storage Portfolio (Loan No. 15)	The Buttermilk Pike Self Storage Mortgaged Property is non-conforming with respect to structure as portions of the pavement and storage units encroach into the required landscape buffer by five feet and encroach beyond the property line. In particular, there are 42 container storage units and one parking unit (3.0% of total rent) that are encroaching on an adjacent land parcel not owned by the Mortgagor but owned by Southern Railroad Company. Pursuant to the Mortgage Loan documents, the Mortgagor is required to remove such encroachments upon notice from Southern Railroad Company, and failure to timely complete such removal will be an event of default under the Mortgage Loan documents. In addition, the Mortgage Loan is recourse for any losses related to potential forced removal of any storage units, whether permanent or portable.

E-1B-11

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(STARWOOD MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	Verdigreen Hotels Portfolio (Loan No. 5)	Historic Savannah Foundation, Inc. has a right of first refusal to purchase the East Bay Inn Mortgaged Property and such right of first refusal was waived in connection with Mortgagor’s acquisition of the East Bay Inn Mortgaged Property.
(7) Permitted Liens; Title Insurance	Verdigreen Hotels Portfolio (Loan No. 5)	Historic Savannah Foundation, Inc. has a right of first refusal to purchase the East Bay Inn Mortgaged Property and such right of first refusal was waived in connection with Mortgagor’s acquisition of the East Bay Inn Mortgaged Property.
(17) Insurance	Verdigreen Hotels Portfolio (Loan No. 5)

The roofs at the Kehoe House Mortgaged Property, the Eliza Thompson House Mortgaged Property, The Gastonian Mortgaged Property and the East Bay Inn Mortgaged Property are insured at actual cash value rather than at replacement cost.

With respect to the Hotel Mountain Brook Mortgaged Property, the lender has agreed to accept Cherry Valley Cooperative (which has an A-: III rating by A.M. Best) as an approved insurer for umbrella liability coverage, provided such insurer maintains its current A.M. Best rating for the remainder of the policy term of such coverage. Upon renewal of the policy, the Mortgagor is required to replace Cherry Valley Cooperative with an insurer satisfying the ratings requirements of the Mortgage Loan documents.

(17) Insurance	Ramar Mobile Home Park (Loan No. 45)

The Mortgage Loan documents permit the Mortgagor to reserve an amount that is equal to 125% of the total insurable value of a wood shed and laundry building at the Mortgaged Property in lieu of maintaining property insurance on such improvements.

The Mortgaged Property is located within approximately 25 miles of the Atlantic coast and the Mortgage Loan documents permit a deductible for the wind and named windstorm insurance policy in an amount that is higher than the Mortgagee’s customary permitted deductible.

(25) Local Law Compliance	Verdigreen Hotels Portfolio (Loan No. 5)	The Marrero's Guest Mansion Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	219 and 221 South 4th Street (Loan No. 23)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	Ramar Mobile Home Park (Loan No. 45)	The Mortgaged Property is legal non-conforming as to use.
E-1B-12

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(UBS AG NEW YORK BRANCH)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Century Business Center (Loan No. 40)	Provided that the sole tenant at the Mortgaged Property, SpaceX, is not in default under its lease, such tenant has a right of first refusal in the event of a proposed transfer of the Mortgaged Property or any portion thereof. The right of first refusal has been subordinated to the Mortgage Loan and is not applicable to the lender’s exercise of its right of foreclosure under the mortgage or a conveyance by the borrower to the lender or its nominee by deed-in-lieu of foreclosure, or to the first transfer of title by the lender or its nominee subsequent to any such foreclosure or deed in lieu of foreclosure.
(17) Insurance	Century Business Center (Loan No. 40)	The Mortgage Loan documents provide that, except with respect to the commercial general liability insurance, umbrella liability insurance and business income or rental loss insurance, the borrower may rely on the insurance of the sole tenant, SpaceX, provided that (i) the SpaceX lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the SpaceX lease, (iii) SpaceX remains fully liable for the obligations and liabilities under its lease, (iv) SpaceX maintains coverage for the Mortgaged Property that satisfies the requirements of the related loan agreement (except with respect to SpaceX’s $250,000 property deductible, which is acceptable to the lender) and (v) the borrower has provided evidence satisfactory to the lender that SpaceX maintains in full force and effect the insurance described in clause (iv) above.

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ANNEX E-2A

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each of CREFI and GACC (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the Certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes,

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Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-Off Date.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any
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advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard
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Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).
(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder
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(except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

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An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or
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current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the
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improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a
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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property,
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including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth in Annex E-2B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-2A-1, or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is
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sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so
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assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2A.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage
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Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-2A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.
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(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-2A-3.
(44)	Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage

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Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2A-15

SCHEDULE E-2A-1 to ANNEX E-2A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
6	—	180 Water

E-2A-16

SCHEDULE E-2A-2 to ANNEX E-2A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-17

SCHEDULE E-2A-3 to ANNEX E-2A

CROSSED MORTGAGE LOANS

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
	N/A	N/A

E-2A-18

ANNEX E-2B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(CITI REAL ESTATE FUNDING INC.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(26) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents
(29) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.

E-2B-1

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(GERMAN AMERICAN CAPITAL CORPORATION)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Warren Corporate Center (Loan No. 3)	PTC Therapeutics (“PTCT”) and Regeneron Pharmaceuticals, Inc, each a tenant of the Mortgaged Property that leases space in a single building at the Mortgaged Property, each has a right of first refusal (“ROFR”) to purchase its respective building and related land. Pursuant to a subordination, non-disturbance and attornment agreement signed by each such tenant (each, an “SNDA”), its ROFR is not exercisable in connection with any exercise of remedies pursuant to the Mortgage, including (i) a purchase of the Mortgaged Property at a foreclosure sale or (ii) solely in the case of the PTCT SNDA, to the first transfer of the Mortgaged Property by the transferee of the Mortgaged Property following a foreclosure or deed-in-lieu of foreclosure. However, the ROFR would continue to apply to transfers thereafter.
(24) Local Law Compliance	The Life Hotel (Loan No. 11)	The Mortgaged Property’s temporary certificate of occupancy expired on May 10, 2021 and was not renewed. There is no current certificate of occupancy in place at the Mortgaged Property. The Mortgagor was required to deposit $437,500 at loan origination into the required repairs reserve for the purpose of performing the repairs and other work at the Mortgaged Property as is necessary to obtain either (x) a temporary certificate of occupancy (with no conditions to the future issuance of a permanent certificate of occupancy other than those that are administrative or ministerial in nature as reasonably determined by the lender) or (y) a permanent certificate of occupancy for the Mortgaged Property (such repairs and other work hereinafter referred to as “Required Repairs”) and will complete each of the required repairs on or before the monthly payment date occurring in December 2025, which such date will be extended for so long as the lender has reasonably determined that the Mortgagor has been and is then continuing to diligently pursue completion of the same. The Mortgagor is required to obtain a new temporary certificate of occupancy or permanent certificate of occupancy and the Mortgage Loan is full recourse to the Mortgagor and guarantors as set forth in the related loan agreement until a new temporary certificate of occupancy or permanent certificate of occupancy has been obtained by the Mortgagor. A portion of the debt in an amount equal to $2,775,000.00 will be fully recourse to the Mortgagor until such time as the lender has reasonably determined that the “Co Condition” (as defined in the related loan agreement) has been satisfied; provided, that, notwithstanding anything to the contrary contained in any Mortgage Loan document, no portion of the sums applied or deemed applied (by the terms of the Mortgage Loan documents, under applicable legal requirements or otherwise), from time to time, in reduction of the debt from any source will be deemed to have been applied to reduce the Mortgagor’s recourse liability under the loan agreement until such time as the entire outstanding amount of the
E-2B-2

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
debt has been indefeasibly reduced (by cash payment actually received by the lender) to the last $2,775,000.00 of the debt. The Mortgagor’s obligation as described herein will, for all purposes of the Mortgage Loan documents, hereinafter be referred to as the “Recourse Obligation”. For the avoidance of doubt, but without in any way limiting the Mortgagor’s recourse liabilities above, the Recourse Obligation will terminate following the date that the lender has reasonably determined that the Co Condition has been satisfied and such recourse obligation will not thereafter be reinstated due to the subsequent loss of a certificate of occupancy or the Mortgagor otherwise no longer satisfying the Co Condition.
(26) Recourse Obligations	All GACC loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(27) Mortgage Releases	All GACC Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(29) Acts of Terrorism Exclusion	All GACC Loans	All exceptions to Representation 16 are also exceptions to this representation 29.
(31) Single-Purpose Entity	Warren Corporate Center (Loan No. 3)	The Mortgagor, Warren CC Acquisitions, LLC, previously owned other buildings and land within the office complex where the Mortgaged Properties are located.

E-2B-3

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Important Notice Regarding The Offered Certificates	12
Important Notice About Information Presented In This Prospectus	12
Summary of Terms	20
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	176
Transaction Parties	277
Credit Risk Retention	364
Description of the Certificates	380
The Mortgage Loan Purchase Agreements	413
The Pooling and Servicing Agreement	423
Use of Proceeds	529
Yield, Prepayment and Maturity Considerations	529
Material Federal Income Tax Consequences	540
Certain State, Local and Other Tax Considerations	551
ERISA Considerations	551
Legal Investment	559
Certain Legal Aspects of the Mortgage Loans	560
Ratings	580
Plan of Distribution (Underwriter Conflicts of Interest)	582
Incorporation of Certain Information by Reference	584
Where You Can Find More Information	584
Financial Information	585
Legal Matters	585
Index of Certain Defined Terms	586

Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Mortgage Loan Representations and Warranties (BMO, AREF2, GCMC, KeyBank, NREC, SMC and UBS AG New York Branch)	E-1A-1
Annex E-1B – Exceptions to Mortgage Loan Representations and Warranties (BMO, AREF2, GCMC, KeyBank, NREC, SMC and UBS AG New York Branch)	E-1B-1
Annex E-2A – Mortgage Loan Representations and Warranties (CREFI and GACC)	E-2A-1
Annex E-2B – Exceptions to Mortgage Loan Representations and Warranties (CREFI and GACC)	E-2B-1

$566,413,000
(Approximate)

BMO 2025-5C12 Mortgage Trust
(as Issuing Entity)

BMO Commercial
Mortgage Securities LLC
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2025-5C12

Class A-1	$1,076,000
Class A-2	$0 - $200,000,000
Class A-3	$245,672,000 - $445,672,000
Class X-A	$446,748,000
Class X-B	$119,665,000
Class A-S	$62,226,000
Class B	$32,708,000
Class C	$24,731,000

PROSPECTUS

BMO Capital Markets

Citigroup

Deutsche Bank Securities

KeyBanc Capital Markets

UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities

Bancroft Capital, LLC

Drexel Hamilton

Mischler Financial

Natixis

Co-Managers

September     , 2025

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.